      As filed with the Securities and Exchange Commission on April 7, 2006


                                                  Registration Number 333-127355
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                      ATLAS AMERICA PUBLIC #15-2005 PROGRAM
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                      ------------------------------------

                                      1311
            (Primary Standard Industrial Classification Code Number)
                      ------------------------------------

                                 NOT APPLICABLE
                      (IRS Employer Identification Number)
                      ------------------------------------

                                 311 ROUSER ROAD
                        MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
                   (Address, including zip code, and telephone
    number, including area code, of registrant's principal executive offices)
                      ------------------------------------

    JACK L. HOLLANDER, SENIOR VICE PRESIDENT - DIRECT PARTICIPATION PROGRAMS
                              ATLAS RESOURCES, LLC
               311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                      ------------------------------------

                                 With a Copy to:
                          WALLACE W. KUNZMAN, JR., ESQ.
                            KUNZMAN & BOLLINGER, INC.
                                5100 N. BROOKLINE
                                    SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73112
                      ------------------------------------

   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
        (Approximate Date of Commencement of Proposed Sale to the Public)

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
                      ------------------------------------



                         CALCULATION OF REGISTRATION FEE

--------------------------------------- ----------------- ------------------ ---------------- ------------------ -------------

Title of Each                                 Unit             Dollar            Proposed     Proposed Maximum    Amount of
Class of Securities                         Amounts         Amounts to be    Maximum Offering     Aggregate      Registration
to be Registered                        to be Registered     Registered       Price per Unit   Offering Price        Fee

--------------------------------------- ----------------- ------------------ ---------------- ------------------ -------------

Investor General Partner Units (1)              19,400        $194,000,000       $10,000         $194,000,000    $22,833.80
Converted Limited Partner Units (2)             19,400               - 0 -         - 0 -                - 0 -         - 0 -
Limited Partner Units (2)                          600          $6,000,000       $10,000           $6,000,000       $706.20
-------------------------                        -----          ----------       -------           ----------       -------
TOTAL                                           20,000        $200,000,000                       $200,000,000    $23,540.00
=====                                           ======        ============                       ============    ==========


---------------------------------------

(1) "Investor General Partner Units" means the investor general partner interests offered to participants in the program.
(2) "Limited Partner Units" means up to 600 initial limited partner interests offered to participants in the program and up to 19,400 limited partner units into which the investor general partner units automatically will be converted by the managing general partner with no additional price paid by the investor.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                            ATLAS AMERICA PUBLIC #15-2005 PROGRAM
                                                    CROSS REFERENCE SHEET

                        Item of Form S-1                                                   Caption in Prospectus
                        ----------------                                                   ---------------------
Item 1.   Forepart of the Registration Statement and Outside Front
          Cover Page of Prospectus.................................   Front Page of Registration Statement and Outside Front
                                                                      Cover Page of Prospectus

Item 2.   Inside Front and Outside Back Cover Pages of Prospectus..   Inside Front and Outside Back Cover Pages of Prospectus

Item 3.   Summary Information, Risk Factors and Ratio Of Earnings
          to Fixed Charges.........................................   Summary of the Offering; Risk Factors

Item 4.   Use of Proceeds..........................................   Capitalization and Source of Funds and Use of Proceeds

Item 5.   Determination of Offering Price..........................   Terms of the Offering

Item 6.   Dilution.................................................   The managing general partner's officers, directors,
                                                                      promoters and affiliated persons have not acquired any
                                                                      units during the past five years. Also, no units will
                                                                      be issued in this offering to the managing general
                                                                      partner except units subscribed for by the managing
                                                                      general partner, which it does not anticipate.
                                                                      Discounted units, if any, are described in "Plan of
                                                                      Distribution."

Item 7.   Selling Security Holders.................................   The program does not have any selling security holders.

Item 8.   Plan of Distribution.....................................   Plan of Distribution

Item 9.   Description of Securities to be Registered...............   Summary of the Offering; Terms of the Offering;
                                                                      Summary of Partnership Agreement

Item 10.  Interests of Named Experts and Counsel...................   Legal Opinions; Experts

Item 11.  Information with respect to the Registrant
          (a)   Description of Business............................   Proposed Activities; Management
          (b)   Description of Property............................   Proposed Activities
          (c)   Legal Proceedings..................................   Litigation

          (d)   Market Price of and Dividends on the Registrant's
                Common Equity and Related Stockholder Matters......   The partnerships composing the program have no markets
                                                                      in which their units are being traded and they have
                                                                      not yet conducted activities or paid any dividends.

          (e)   Financial Statements...............................   Financial Information Concerning the Managing General
                                                                      Partner and Atlas America Public #15-2006(B) L.P.

          (f)   Selected Financial Data............................   All of the partnerships composing the program have been
                                                                      formed, but only Atlas America Public #15-2005(A) L.P.,
                                                                      which terminated its offering of units on December 31,
                                                                      2005, has conducted any activities.  Thus, the program
                                                                      does not have this information for the partnerships to
                                                                      be offered in 2006.


                        Item of Form S-1                                                   Caption in Prospectus
                        ----------------                                                   ---------------------
          (g)   Supplementary Financial Information................   All of the partnerships composing the program have
                                                                      been formed, but only Atlas America Public #15-2005(A)
                                                                      L.P., which terminated its offering of uni ts on
                                                                      December 31, 2005, has conducted any activities. Thus,
                                                                      the program does not have this information for the
                                                                      partnerships to be offered in 2006.

          (h)   Management's Discussion and Analysis of Financial
                Condition and Results of Operations................   Management's Discussion and Analysis of Financial
                                                                      Condition, Results of Operations, Liquidity and Capital
                                                                      Resources

          (i)   Changes in and Disagreements with Accountants on
                Accounting and Financial Disclosure................   There have been no changes in and disagreements with
                                                                      accountants on accounting and financial disclosure.

          (j)   Quantitative and Qualitative Disclosures about
                Market Risk........................................   The partnerships have no market for their units and none
                                                                      will be created.

          (k)   Directors and Executive Officers...................   Management

          (l)   Executive Compensation.............................   Management

          (m)   Security Ownership of Certain Beneficial Owners
                and Management.....................................   Management

          (n)   Certain Relationships and Related Transactions.....   Compensation; Management; Conflicts of Interest

Item 12.  Disclosure of Commission Position on Indemnification
          for Securities Act Liabilities...........................   Fiduciary Responsibilities of the Managing General Partner

------------------

             PROSPECTUS DATED APRIL 7, 2006 (SUBJECT TO COMPLETION)

                      ATLAS AMERICA PUBLIC #15-2005 PROGRAM

  Up to 14,265.5 Investor General Partner Units and 14,265.5 converted Limited
   Partner Units and up to 507.1 Limited Partner Units, which are collectively referred to as the "Units," at $10,000 per Unit

             $2 Million (200 Units) Minimum Aggregate Subscriptions $147,726,000 (14,772.6 Units) Maximum Aggregate Subscriptions

Atlas America Public #15-2005 Program is a series of up to three limited partnerships which will drill primarily natural gas development wells. The first partnership in the program, Atlas America Public #15-2005(A) L.P., completed its offering on December 31, 2005 and received offering proceeds of $52,245,720 for the sale of 5,227.40 units. This prospectus relates to the offering of securities of the program's remaining two limited partnerships, Atlas America Public #15-2006(B) L.P. and Atlas America Public #15-2006(C) L.P. The last limited partnership in the program, Atlas America Public #15-2006(D) L.P., will not be offered. See "Terms of the Offering - Subscription to a Partnership," beginning on page 36, for a detailed description of the offering of these limited partnerships. All of the limited partnerships will be managed by Atlas Resources, LLC of Pittsburgh, Pennsylvania.

If you invest in a partnership, you will not have any interest in any of the other partnerships unless you also make a separate investment in the other partnerships.

The units will be offered on a "best efforts" "minimum-maximum" basis. This means the broker/dealers must sell at least 200 units and receive subscription proceeds of at least $2 million in order for a partnership to close, and they must use only their best efforts to sell the remaining units in the partnership.

Subscription proceeds for each partnership will be held in an interest bearing escrow account until $2 million has been received. The offering of Atlas America Public #15-2006(B) L.P. and Atlas America Public #15-2006(C) L.P. will not extend beyond December 31, 2006. If the minimum subscription proceeds are not received by a partnership's offering termination date, then your subscription will be promptly returned to you from the escrow account with interest and without deduction for any fees.

The Offering: In addition to the information in the table below for not less than 95% of the units (14,033.97 units), up to 5% of the units (738.63 units), in the aggregate, may be sold at $8,950 per unit to the managing general partner, its officers, directors and affiliates, and investors who buy units through the officers and directors of the managing general partner; or at $9,300 per unit to registered investment advisors and their clients, and selling agents and their registered representatives and principals. These discounted prices reflect certain fees, sales commissions and reimbursements which will not be paid for these sales. (See "Plan of Distribution.") To the extent that units are sold at discounted prices, a partnership's subscription proceeds will be reduced.

                                                   Total            Total
                                    Per Unit      Minimum        Maximum (2)
                                    --------      -------        -----------
Public Price                         $10,000     $2,000,000     $147,726,000

Dealer-manager fee, sales             $1,050       $210,000     $ 15,511,230
 commissions, accountable
 reimbursements for permissible
 non-cash compensation, and
 bona fide due diligence
 reimbursements (1)

Proceeds to partnership              $10,000     $2,000,000     $147,726,000
-------
(1) These fees, sales commissions and reimbursements will be paid by the managing general partner as a part of its capital contribution and not from subscription proceeds.

(2) The first partnership in the program, Atlas America Public #15-2005(A) L.P., completed its offering on December 31, 2005 and received offering proceeds of $52,245,720, which includes 40.40 units sold at the discounted prices described above. Thus, the total remaining maximum subscriptions from the original $200 million, based on the number of units previously sold, are $147,726,000, which is 14,772.6 units at $10,000 per unit and assumes no units are sold at the discounted prices described above.

o A partnership's drilling operations involve the possibility of a substantial or partial loss of your investment because of wells which are productive, but do not produce enough revenue to return the investment made and dry holes.

o A partnership's revenues are directly related to the ability to market the natural gas and natural gas and oil prices, which are volatile and uncertain. If natural gas and oil prices decrease, then your investment return will decrease.

o Unlimited joint and several liability for partnership obligations if you choose to invest as an investor general partner until you are converted to a limited partner.

o Lack of liquidity or a market for the units, which makes it extremely difficult for you to sell your units.

o  Lack of conflict of interest resolution procedures.

o  Total reliance on the managing general partner and its affiliates.

o Authorization of substantial fees to the managing general partner and its affiliates.

o You and the managing general partner will share in costs disproportionately to your sharing of revenues.

o Possible allocation of taxable income to you in excess of your cash distributions from your partnership.

o  No guaranty of cash distributions every month.

THESE SECURITIES ARE SPECULATIVE AND ARE SUBJECT TO CERTAIN RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. (SEE "RISK FACTORS," PAGE 8.)

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    ANTHEM SECURITIES, INC. - DEALER-MANAGER

                                                           TABLE OF CONTENTS

SUMMARY OF THE OFFERING...................................1                  Managing General Partner's Subordination is Not
    Business of the Partnerships and the Managing General                       a Guarantee of the Return of Any of Your
     Partner..............................................1                     Investment....................................15
    Risk Factors..........................................1                  Borrowings by the Managing General Partner Could
    Terms of the Offering.................................3                     Reduce Funds Available for Its Subordination
    Description of Units..................................3                     Obligation....................................15
        Investor General Partner Units....................4                  Compensation and Fees to the Managing General
        Limited Partner Units.............................4                     Partner Regardless of Success of a
    Use of Proceeds.......................................5                     Partnership's Activities Will Reduce
    Five Year-50% Subordination, Participation in Costs                         Cash Distributions............................16
     and Revenues, and Distributions..................... 5                  The Intended Monthly Distributions to Investors
    Compensation..........................................7                     May be Reduced or Delayed.....................16
                                                                             There Are Conflicts of Interest Between the
RISK FACTORS..............................................8                     Managing General Partner and the Investors....16
    Risks Related To The Partnerships' Oil and Gas                           The Presentment Obligation May Not Be Funded
     Operations...........................................8                     and the Presentment Price May Not Reflect
        No Guarantee of Return of Investment or Rate of                         Full Value....................................17
           Return on Investment Because of Speculative                       The Managing General Partner May Not Devote
           Nature of Drilling Natural Gas and Oil Wells...8                     the Necessary Time to the Partnerships
        Because Some Wells May Not Return Their Drilling                        Because Its Management Obligations Are Not
           and Completion Costs, It May Take Many Years                         Exclusive.....................................18
           to Return Your Investment in Cash, If Ever.....8                  Prepaying Subscription Proceeds to the Managing
        Nonproductive Wells May be Drilled Even Though                          General Partner May Expose the Subscription
           the Partnerships' Operations are Primarily                           Proceeds to Claims of the Managing General
           Limited to Development Drilling................8                     Partner's Creditors...........................18
        Partnership Distributions May be Reduced if There                    Lack of Independent Underwriter May Reduce Due
           is a Decrease in the Price of Natural                                Diligence Investigation of the Partnerships
           Gas and Oil....................................8                     and the Managing General Partner..............18
        Adverse Events in Marketing a Partnership's                          A Lengthy Offering Period May Result in Delays
           Natural Gas Could Reduce Partnership                                 in the Investment of Your Subscription and
           Distributions..................................9                     Any Cash Distributions From the Partnership
        Possible Leasehold Defects.......................10                     to You........................................18
        Transfer of the Leases Will Not Be Made Until                        Your Interests May Be Diluted....................18
           Well is Completed.............................10              Tax Risks............................................19
        Participation with Third-Parties in Drilling                         Your Deduction for Intangible Drilling Costs May
           Wells May Require the Partnerships to Pay                            Be Limited for Purposes of the Alternative
           Additional Costs..............................11                     Minimum Tax...................................19
    Risks Related to an Investment In a Partnership......11                  Limited Partners Need Passive Income to Use
        If You Choose to Invest as a General Partner,                           Their Deduction for Intangible Drilling
           Then You Have Greater Risk Than a Limited                            Costs.........................................19
           Partner.......................................11                  You May Owe Taxes in Excess of Your Cash
        The Managing General Partner May Not Meet Its                           Distributions from Your Partnership...........20
           Capital Contributions, Indemnification and                        Investment Interest Deductions of Investor
           Purchase Obligations If Its Liquid Net Worth                         General Partners May Be Limited...............20
           Is Not Sufficient.............................12                  Your Tax Benefits from an Investment in a
        An Investment in a Partnership Must be for the                          Partnership Are Not Contractually
           Long-Term Because the Units Are Illiquid and                         Protected.....................................20
           Not Readily Transferable......................12                  An IRS Audit of Your Partnership May Result in
        Spreading the Risks of Drilling Among a Number                          an IRS Audit of Your Personal Federal Income
           of Wells Will be Reduced if Less than the                            Tax Returns...................................20
           Maximum Subscription Proceeds are Received                        Each Partnership's Deductions May be Challenged
           and Fewer Wells are Drilled...................13                     by the IRS....................................20
        Increases in the Costs of the Wells May                              Changes in the Law May Reduce Your Tax Benefits
           Adversely Affect Your Return..................13                     From an Investment in a Partnership...........21
        The Partnerships Do Not Own Any Prospects, the                       It May Be Many Years Before You Receive Any
           Managing General Partner Has Complete                                Marginal Well Production Credits, If Ever.....21
           Discretion to Select Which Prospects Are
           Acquired By a Partnership, and The Possible               ADDITIONAL INFORMATION...................................21
           Lack of Information for a Majority of the
           Prospects Decreases Your Ability to Evaluate              FORWARD LOOKING STATEMENTS AND
           the Feasibility of a Partnership..............14          ASSOCIATED RISKS.........................................22
        Drilling Prospects in One Area May Increase
           Risk..........................................14          INVESTMENT OBJECTIVES....................................22
        Lack of Production Information Increases Your
           Risk and Decreases Your Ability to Evaluate               ACTIONS TO BE TAKEN BY MANAGING GENERAL PARTNER TO
           the Feasibility of a Partnership's                            REDUCE RISKS OF ADDITIONAL PAYMENTS BY INVESTOR
           Drilling Program..............................15              GENERAL PARTNERS.....................................24
        The Partnerships in This Program and Other
           Partnerships Sponsored by the Managing                    CAPITALIZATION AND SOURCE OF FUNDS
           General Partner May Compete With Each Other               AND USE OF PROCEEDS......................................26
           for Prospects, Equipment, Contractors, and
           Personnel.....................................15


    Source of Funds......................................26              Interests of Parties.................................71
    Use of Proceeds......................................27              Primary Areas........................................71
                                                                             Clinton/Medina Geological Formation in
COMPENSATION.............................................29                     Western Pennsylvania and Mississippian/Upper
    Natural Gas and Oil Revenues.........................30                     Devonian Sandstone Reservoirs in Fayette
    Lease Costs..........................................30                     County, Pennsylvania..........................71
    Drilling Contracts...................................31                    Mississippian Carbonate and Devonian Shale
    Per Well Charges.....................................32                     Reservoirs in Anderson, Campbell, Morgan,
    Gathering Fees.......................................33                     Roane and Scott Counties, Tennessee...........72
    Dealer-Manager Fees..................................35              Secondary Areas......................................72
    Interest and Other Compensation......................35              Title to Properties..................................72
    Estimate of Administrative Costs and Direct Costs                    Drilling and Completion Activities; Operation of
        to be Borne by the Partnerships..................35                  Producing Wells..................................73
                                                                         Sale of Natural Gas and Oil Production...............74
TERMS OF THE OFFERING....................................36                  Policy of Treating All Wells Equally in a
    Subscription to a Partnership........................36                     Geographic Area...............................74
    Partnership Closings and Escrow......................37                  Gathering of Natural Gas.........................74
    Acceptance of Subscriptions..........................38                  Natural Gas Contracts............................75
    Suitability Standards................................39              Marketing of Natural Gas Production from Wells in
        In General.......................................39                  Other Areas of the United States.................77
        General Suitability Requirements for Purchasers                  Crude Oil............................................77
           of Limited Partner Units......................39              Insurance............................................78
        Special Suitability Requirements for Purchasers                  Use of Consultants and Subcontractors................78
           of Limited Partner Units......................40
        General Suitability Requirements for Purchasers              COMPETITION, MARKETS AND REGULATION......................78
           of Investor General Partner Units.............41              Natural Gas Regulation...............................78
        Special Suitability Requirements for Purchasers                  Crude Oil Regulation.................................78
           of Investor General Partner Units.............41              Competition and Markets..............................79
        Fiduciary Accounts...............................43              State Regulations....................................81
                                                                         Environmental Regulation.............................81
PRIOR ACTIVITIES.........................................43              Proposed Regulation..................................82

MANAGEMENT...............................................54          PARTICIPATION IN COSTS AND REVENUES......................82
    Managing General Partner and Operator................54              In General...........................................82
    Officers, Directors and Other Key Personnel..........55              Costs................................................82
    Atlas America, Inc., a Delaware Company..............58              Revenues.............................................84
    Organizational Diagrams and Security Ownership of                    Subordination of Portion of Managing General
        Beneficial Owners................................59                  Partner's Net Revenue Share......................85
    Remuneration.........................................61              Table of Participation in Costs and Revenues.........86
    Code of Business Conduct and Ethics..................61              Allocation and Adjustment Among Investors............87
    Transactions with Management and Affiliates..........62              Distributions........................................88
                                                                         Liquidation..........................................88
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION, RESULTS OF OPERATIONS, LIQUIDITY AND                  CONFLICTS OF INTEREST....................................89
    CAPITAL RESOURCES....................................62              In General...........................................89
                                                                         Conflicts Regarding Transactions with the Managing
PROPOSED ACTIVITIES......................................63                  General Partner and its Affiliates...............89
    Overview of Drilling Activities......................63              Conflict Regarding the Drilling and Operating
    Primary Areas of Operations..........................65              Agreement............................................90
        Mississippian/Upper Devonian Sandstone                           Conflicts Regarding Sharing of Costs and Revenues....90
           Reservoirs, Fayette County, Pennsylvania......66              Conflicts Regarding Tax Matters Partner..............91
        Clinton/Medina Geological Formation in Western                   Conflicts Regarding Other Activities of the Managing
           Pennsylvania .................................66                  General Partner, the Operator and Their
        Mississippian Carbonate and Devonian Shale                           Affiliates.......................................91
           Reservoirs in Anderson, Campbell, Morgan,                     Conflicts Involving the Acquisition of Leases........91
           Roane and Scott Counties, Tennessee...........67              Conflicts Between Investors and the Managing
    Secondary Areas of Operations........................67                  General Partner as an Investor...................96
        Upper Devonian Sandstone Reservoirs,                             Lack of Independent Underwriter and Due Diligence
           Armstrong County, Pennsylvania................67                  Investigation....................................96
        Upper Devonian Sandstone Reservoirs in                           Conflicts Concerning Legal Counsel...................96
           McKean County, Pennsylvania...................68              Conflicts Regarding Presentment Feature..............97
        Clinton/Medina Geological Formation in                           Conflicts Regarding Managing General Partner
           Western New York..............................68                  Withdrawing or Assigning an Interest.............97
        Clinton/Medina Geological Formation in                           Conflicts Regarding Order of Pipeline Construction
           Southern Ohio.................................69                  and Gathering Fees...............................97
    Acquisition of Leases................................69              Procedures to Reduce Conflicts of Interest...........98
        Deep Drilling Rights Retained by Managing                        Policy Regarding Roll-Ups............................99
           General Partner...............................70


FIDUCIARY RESPONSIBILITY OF THE                                      SUMMARY OF DRILLING AND OPERATING
MANAGING GENERAL PARTNER................................100          AGREEMENT...............................................129
    In General..........................................100
    Limitations on Managing General Partner Liability as             REPORTS TO INVESTORS....................................130
        Fiduciary.......................................101
                                                                     PRESENTMENT FEATURE.....................................132
FEDERAL INCOME TAX CONSEQUENCES.........................102
    Introduction........................................102          TRANSFERABILITY OF UNITS................................133
    Disclosures and Limitation on Use of Tax                             Restrictions on Transfer Imposed by the Securities
        Opinion Letter..................................102                  Laws, the Tax Laws and the Partnership
    Special Counsel's Assumptions.......................103                  Agreement.......................................133
    Managing General Partner's Representations..........103              Conditions to Becoming a Substitute Partner.........134
    Special Counsel's Opinions..........................104
    Discussion of Federal Income Tax Consequences.......108          PLAN OF DISTRIBUTION....................................134
    Introduction........................................108              Commissions.........................................134
    Partnership Classification..........................108              Indemnification.....................................137
    Limitations on Passive Activity Losses and Credits..108
    Publicly Traded Partnership Rules...................109          SALES MATERIAL..........................................138
    Conversion from Investor General Partner to
        Limited Partner.................................109          LEGAL OPINIONS..........................................139
    Taxable Year and Method of Accounting...............110
    Business Expenses...................................110          EXPERTS.................................................139
    Intangible Drilling Costs...........................110
    Drilling Contracts..................................111          LITIGATION..............................................139
    Depletion Allowance.................................113
    Depreciation and Cost Recovery Deductions...........114
    Marginal Well Production Credits....................114          FINANCIAL INFORMATION CONCERNING THE MANAGING GENERAL
    Lease Acquisition Costs and Abandonment.............115              PARTNER AND ATLAS AMERICA PUBLIC #15-2006(B) L.P....139
    Tax Basis of Units..................................115
    "At Risk" Limitation on Losses......................116
    Distributions From a Partnership....................116          INDEX TO FINANCIAL STATEMENTS...........................140
    Sale of the Properties..............................116
    Disposition of Units................................117
    Alternative Minimum Tax.............................118          Exhibits
    Limitations on Deduction of Investment Interest.....120          Appendix A      Information Regarding Currently Proposed
    Allocations.........................................121                          Prospects for Atlas America Public
    Partnership Borrowings..............................121                          #15-2006(B) L.P.
    Partnership Organization and Offering Costs.........121
    Tax Elections.......................................122          Exhibit (A)      Form of Amended and Restated Certificate
    Tax Returns and IRS Audits..........................123                           and Agreement of Limited Partnership for
        Tax Returns.....................................123                           Atlas America Public #15-2006(B) L.P. [Form
    Profit Motive, IRS Anti-Abuse Rule and Judicial                                   of Amended and Restated Certificate and
        Doctrines Limitations on Deductions.............123                           Agreement of Limited Partnership for Atlas
    Federal Interest and Tax Penalties..................124                           America Public #15-2006(C) L.P.]
    State and Local Taxes...............................125
    Severance and Ad Valorem (Real Estate) Taxes........126
    Social Security Benefits and Self-Employment Tax....126          Exhibit (I-A)    Form of Managing General Partner
    Farmouts............................................126                           Signature Page
    Foreign Partners....................................126
    Estate and Gift Taxation............................127          Exhibit (I-B)    Form of Subscription Agreement
    Changes in the Law..................................127

                                                                     Exhibit (II)     Form of Drilling and Operating Agreement
SUMMARY OF PARTNERSHIP AGREEMENT........................127                           for Atlas America Public #15-2006(B) L.P.
    Liability of Limited Partners.......................127                           [Atlas America Public #15-2006(C) L.P.]
    Amendments..........................................127
    Notice..............................................128
    Voting Rights.......................................128
    Access to Records...................................129          Exhibit (B)      Special Suitability Requirements and
    Withdrawal of Managing General Partner..............129                           Disclosures to Investors
    Return of Subscription Proceeds if Funds Are Not
        Invested in Twelve Months.......................129




                                      iii

                             SUMMARY OF THE OFFERING

This is a summary and does not include all of the information which may be important to you. You should read the entire prospectus and the attached exhibits and appendix before you decide to invest. Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or participant in a partnership.

BUSINESS OF THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER
Atlas America Public #15-2005 Program, which is sometimes referred to in this prospectus as the "program," consists of up to three Delaware limited partnerships. The first partnership in the program, Atlas America Public #15-2005(A) L.P., completed its offering on December 31, 2005 and received offering proceeds of $52,245,720 for the sale of 5,227.40 units. This prospectus relates to the offering of the remaining unsold 14,772.60 units by the program's remaining two limited partnerships, Atlas America Public #15-2006(B) L.P. and Atlas America Public #15-2006(C) L.P. The last limited partnership in the program, Atlas America Public #15-2006(D) L.P., will not be offered. These remaining two limited partnerships are sometimes referred to in this prospectus in the singular as a "partnership" or in the plural as the "partnerships." Units of Atlas America Public #15-2006(B) L.P. and Atlas America Public #15-2006(C) L.P. will be offered and sold in a series in 2006, although the managing general partner has the sole discretion to sell up to and including all of the remaining units in Atlas America Public #15-2006(B) L.P. and not offer and sell any units in Atlas America Public #15-2006(C) L.P. See "Terms of the Offering" for a discussion of the terms and conditions involved in making an investment in a partnership.

Each partnership in the program will be a separate business entity from the other partnerships. A limited partnership agreement will govern the rights and obligations of the partners of each partnership. A form of the limited partnership agreement is attached to this prospectus as Exhibit (A). For a summary of the material provisions of the limited partnership agreement which are not covered elsewhere in this prospectus see "Summary of Partnership Agreement." You will be a partner only in the partnership in which you invest. You will have no interest in the business, assets or tax benefits of the other partnerships unless you also invest in the other partnerships. Thus, your investment return will depend solely on the operations and success or lack of success of the partnership in which you invest.

The offering proceeds of each partnership will be used to drill primarily natural gas development wells in the Appalachian Basin located primarily in western Pennsylvania, eastern and southern Ohio and north central Tennessee as described in "Proposed Activities." A development well means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive. Currently, the partnerships do not hold any interests in any properties or prospects on which the wells will be drilled.

The managing general partner of each partnership is Atlas Resources, LLC, a Pennsylvania limited liability company, which was originally formed as a corporation in 1979 and then changed to a limited liability company in March, 2006. The managing general partner is sometimes referred to in this prospectus as "Atlas Resources." As set forth in "Prior Activities," the managing general partner has sponsored and serves as managing general partner of 36 private drilling partnerships and 15 public drilling partnerships. Atlas Resources also will serve as each partnership's general drilling contractor and operator and it will supervise the drilling, completing and operating of the wells to be drilled.

The address and telephone number of the partnerships and the managing general partner are 311 Rouser Road, Moon Township, Pennsylvania 15108, (412) 262-2830.

RISK FACTORS
This offering involves numerous risks, including risks related to each partnership's oil and gas operations, risks related to a partnership investment, and tax risks. You should carefully consider a number of significant risk factors inherent in and affecting the business of a partnership and this offering, including the following.

     o The drilling operations of the partnership in which you invest involve the possibility of a substantial or partial loss of your investment because of wells which are productive, but do not produce enough revenue to return the investment made and from time to time dry holes.

     o Each partnership's revenues are directly related to its ability to market the natural gas and natural gas and oil prices, which are volatile and uncertain. If natural gas and oil prices decrease then your investment return will decrease.

     o Unlimited joint and several liability for partnership obligations if you choose to invest as an investor general partner until you are converted to a limited partner.

     o Lack of liquidity or a market for the units, necessitates a long-term commitment and makes it extremely difficult for you to sell your units.

     o    Total reliance on the managing general partner and its affiliates.

     o Authorization of substantial fees to the managing general partner and its affiliates.

     o Possible allocation of taxable income to investors in excess of their cash distributions from a partnership.

     o Each partnership must receive minimum subscriptions of $2 million to close, and the subscription proceeds of all partnerships, in the aggregate, including Atlas America Public #15-2005(A) L.P. which closed with subscription proceeds of $52,245,720, may not exceed $200 million. There are no other requirements regarding the size of a partnership, and the subscription proceeds of one partnership may be substantially more or less than the subscription proceeds of the other partnerships. If only the minimum subscriptions are received by a partnership, its ability to spread the risks of drilling will be greatly reduced as described in "Compensation - Drilling Contracts."

     o Certain conflicts of interest between the managing general partner and you and the other investors and lack of procedures to resolve the conflicts.

     o You and the other investors and the managing general partner will share in costs disproportionately to the sharing of revenues.

     o Currently, the partnerships do not hold any interests in any properties or prospects on which the wells will be drilled. Although the managing general partner has absolute discretion in determining which properties or prospects will be drilled by a partnership, the managing general partner intends that Atlas America Public #15-2006(B) L.P. will drill the prospects described in "Appendix A - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P." These prospects represent a portion of the wells to be drilled if the nonbinding targeted maximum subscription proceeds described in "Terms of the Offering - Subscription to a Partnership" are received, although the managing general partner has the sole discretion to sell up to and including all of the remaining units in Atlas America Public #15-2006(B) L.P. and not offer and sell any units in Atlas America Public #15-2006(C) L.P. If there are adverse events with respect to any of the currently proposed prospects, the managing general partner will substitute the partnership's prospects. The managing general partner also anticipates that it will designate a portion of the prospects in Atlas America Public #15-2006(C) L.P., if units in that partnership are offered, by a supplement or an amendment to the registration statement of which this prospectus is a part.

     o In each partnership the managing general partner may subordinate a portion of its share of that partnership's net production revenues. This subordination is not a guaranty by the managing general partner, and if the wells in that partnership produce small volumes of natural gas and oil and/or natural gas and oil prices decrease, then even with subordination your cash flow from the partnership may not return your entire investment.

     o In each partnership monthly cash distributions to its investors may be deferred if revenues are used for partnership operations or reserves.

TERMS OF THE OFFERING
The offering period for the first partnership will begin on the date of this prospectus. Each partnership will offer a minimum of 200 units, which is $2 million, and the partnerships, in the aggregate, will offer a maximum of 14,772.6 units which is $147,726,000, which is the remaining portion of the unsold units from the original $200 million registration. The maximum subscription proceeds for each partnership will be the lesser of:

     o    the amount of $147,726,000; or

     o $147,726,000 less the amount of subscriptions sold in the preceding partnership.

The targeted subscription proceeds and closing date for each partnership, which are not binding on the managing general partner, are set forth in a table in "Terms of the Offering - Subscription to a Partnership." The managing general partner, however, has the discretion to accept subscriptions for any amount up to and including the entire amount in Atlas America Public #15-2006(B) L.P. and not offer and sell any units in Atlas America Public #15-2006(C) L.P.

Units are offered at a subscription price of $10,000 per unit, provided that up to 5% of the units in each partnership may be sold to certain investors at discounted prices as described in "Plan of Distribution." All subscriptions must be paid 100% in cash at the time of subscribing. Your minimum subscription in a partnership is one unit ($10,000). Larger fractional subscriptions will be accepted in $1,000 increments, beginning, for example, with $11,000, $12,000, etc.

You will have the election to purchase units as either an investor general partner or a limited partner as described in "- Description of Units," below. Under the partnership agreement no investor, including investor general partners, may participate in the management of a partnership's business. The managing general partner will have exclusive management authority for the partnerships.

Subscription proceeds for each partnership will be held in a separate interest bearing escrow account at National City Bank of Pennsylvania until receipt of the minimum subscription proceeds. Each partnership has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. In addition, a partnership may not break escrow as described in "Terms of the Offering - Partnership Closings and Escrow," unless the partnership is in receipt of the minimum subscription proceeds after the discounts described in "Plan of Distribution" and excluding any subscriptions by the managing general partner or its affiliates. However, on receipt of the minimum subscription proceeds, the managing general partner on behalf of a partnership may break escrow, transfer the escrowed funds to a partnership account, and begin its activities, including drilling. After breaking escrow, additional subscription proceeds may be paid directly to a partnership account for that partnership and will continue to earn interest until the offering of units in that partnership terminates. (See "Terms of the Offering.")

DESCRIPTION OF UNITS
In the partnership being offered at the time you subscribe, you may buy either:

     o    investor general partner units; or

     o    limited partner units.

The partnerships will not issue certificates for their units, but your ownership of your unit(s) will be recorded on the partnership's books and records. Also, the type of unit you buy will not affect the allocation of your partnership's costs, revenues, and cash distributions among you and its other investors. There are, however, material differences in the federal income tax effects and liability associated with each type of unit.

INVESTOR GENERAL PARTNER UNITS.

     o TAX EFFECT. If you invest in a partnership as an investor general partner, then your share of the partnership's deduction for intangible drilling costs will not be subject to the passive activity limitations on losses. For example, if you pay $10,000 for a unit, then generally you may deduct not less than 90% of your subscription, $9,000, in the year in which you invest, which includes your deduction for intangible drilling costs for all of the wells to be drilled by the partnership. (See "Federal Income Tax Consequences - Limitations on Passive Activity Losses and Credits.")

          o Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared to lease costs which must be recove3red through the depletion allowance and costs for equipment in the well which must be recovered through depreciation deductions.

     o LIABILITY. If you invest in a partnership as an investor general partner, then you will have unlimited liability regarding the partnership's activities. This means that if:

          o    the insurance proceeds from any source;

          o the managing general partner's indemnification of you and the other investor general partners; and

          o    the partnership's assets;

               were not sufficient to satisfy a partnership liability for which you and the other investor general partners were also liable solely because of your status as general partners of the partnership, then the managing general partner would require you and the other investor general partners to make additional capital contributions to the partnership to satisfy the liability. In addition, you and the other investor general partners will have joint and several liability, which means generally that a person with a claim against the partnership may sue all or any one or more of the partnership's general partners, including you, for the entire amount of the liability. (See "Actions To Be Taken By Managing General Partner To Reduce Risks of Additional Payments by Investor General Partners" and "Proposed Activities - Insurance.")

     Although past performance is no guarantee of future results, the investor general partners in the managing general partner's prior partnerships have not had to make any additional capital contributions to their partnerships because of their status as investor general partners.

     Your investor general partner units in a partnership will be automatically converted by the managing general partner to limited partner units after all of the partnership wells have been drilled and completed. The conversion will not create any tax liability to you or the other investors.

     Once your units are converted, you will have the lesser liability of a limited partner under Delaware law for partnership obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription amount during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities, but were not discovered until after the conversion.

LIMITED PARTNER UNITS.

     o TAX EFFECT. If you invest in a partnership as a limited partner, then your use of your share of the partnership's deduction for intangible drilling costs will be limited to offsetting your net passive income from "passive" trade or business activities. Passive trade or business activities generally include the partnership and other limited partner investments, but passive income does not include salaries, dividends or interest. This means that you will not be able to deduct your share of the partnership's intangible drilling costs in the year in which you invest unless you have net passive income from investments other than the partnership. However, any portion of your share of the partnership's deduction for intangible drilling costs which you cannot use in the year in which you invest, because you do not have sufficient net passive income in that year, may be carried forward by you and used to offset your net passive income from the partnership or your other passive activities, if any, in subsequent tax years. (See "Federal Income Tax Consequences - Limitations on Passive Activity Losses and Credits.")

     o LIABILITY. If you invest in a partnership as a limited partner, then you will have limited liability for the partnership's liabilities and obligations. This means that you will not be liable for any partnership liabilities or obligations beyond the amount of your initial investment in the partnership and your share of the partnership's undistributed net profits, subject to certain exceptions set forth in "Summary of Partnership Agreement - Liability of Limited Partners."

USE OF PROCEEDS
Each partnership must receive minimum subscription proceeds of $2 million to close, and the subscription proceeds of Atlas America Public #15-2006(B) L.P. and Atlas America Public #15-2006(C) L.P., in the aggregate, may not exceed $147,726,000. The subscription proceeds of one partnership may be substantially more or less than the subscription proceeds of the other partnerships and the managing general partner has the discretion to accept subscriptions for up to and including the entire amount in Atlas America Public #15-2006(B) L.P. and not offer and sell any units in Atlas America Public #15-2006(C) L.P. In each partnership, regardless of whether the partnership receives the minimum or the maximum subscriptions from you and the other investors:


     o 90% of the subscription proceeds will be used to pay 100% of the intangible drilling costs, as defined above in "- Description of Units," of drilling and completing the partnership's wells; and

     o 10% of the subscription proceeds will be used to pay a portion of the equipment costs of drilling and completing the partnership's wells.

The managing general partner will contribute all of the leases to each partnership covering the acreage on which that partnership's wells will be drilled and pay all of the equipment costs of drilling and completing the partnership's wells that exceed 10% of the partnership's subscription proceeds. Thus, the managing general partner will pay the majority of each partnership's equipment costs. The managing general partner also will be charged with 100% of the organization and offering costs for each partnership. A portion of these contributions to each partnership will be in the form of payments to itself, its affiliates and third-parties and the remainder will be in the form of services related to organizing this offering. The managing general partner will receive a credit towards its required capital contribution to each partnership for these payments and services as discussed in "Participation in Costs and Revenues." (See "Capitalization and Source of Funds and Use of Proceeds" and "Federal Income Tax Consequences - Intangible Drilling Costs.")

FIVE YEAR-50% SUBORDINATION, PARTICIPATION IN COSTS AND REVENUES, AND DISTRIBUTIONS
Each partnership will be a separate business entity from the other partnerships, and you will be a partner only in the partnership in which you invest. You will have no interest in the business, assets or tax benefits of the other partnerships unless you also invest in the other partnerships. Thus, your investment return will depend solely on the operations and success or lack of success of the particular partnership in which you invest. Each partnership is structured to provide you and its other investors with cash distributions equal to a minimum of 10% of capital, based on $10,000 per unit regardless of the actual subscription price for your units, in each of the first five 12-month periods beginning with the partnership's first cash distribution from operations. To help achieve this investment feature of a 10% return of capital in each of the first five 12-month periods, the managing general partner will subordinate up to 50% of its share of partnership net production revenues, which will be up to between 16% and 20% of total partnership net production revenues, depending on the amount of the managing general partner's capital contribution to that partnership, during this subordination period. (See "Participation in Costs and Revenues - Subordination of Portion of the Managing General Partner's Net Revenue Share.")

Each partnership's 60-month subordination period will begin with the partnership's first cash distribution from operations to you and its other investors. Subordination distributions will be determined by debiting or crediting current period partnership revenues to the managing general partner as may be necessary to provide the distributions to you and the other investors. At any time during the subordination period, but not after, the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return of capital described above. The specific formula is set forth in Section 5.01(b)(4)(a) of the partnership agreement.

The following table sets forth the partnership costs and revenues charged and credited between the managing general partner and you and the other investors for each partnership after deducting from the partnership's gross revenues the landowner royalties and any other lease burdens.


                                                                                     MANAGING
                                                                                      GENERAL
                                                                                      PARTNER             INVESTORS
                                                                                      -------             ---------
PARTNERSHIP COSTS
Organization and offering costs................................................        100%                   0%
Lease costs....................................................................        100%                   0%
Intangible drilling costs (1)..................................................          0%                 100%
Equipment costs................................................................         (2)                  (2)
Operating costs, administrative costs, direct costs, and all other costs.......         (3)                  (3)

PARTNERSHIP REVENUES
Interest income................................................................         (4)                  (4)
Equipment proceeds.............................................................         (2)                  (2)
All other revenues including production revenues...............................      (5)(6)               (5)(6)

(1) Ninety percent of the subscription proceeds of you and the other investors in the partnership in which you subscribe will be used to pay 100% of the intangible drilling costs incurred by that partnership in drilling and completing its wells.
(2) Ten percent of the subscription proceeds of you and the other investors in the partnership in which you subscribe will be used to pay a portion of the equipment costs incurred by that partnership in drilling and completing its wells. All equipment costs in excess of 10% of the partnership's subscription proceeds will be paid by the managing general partner. Thus, the managing general partner will pay a majority of each partnership's equipment costs. Equipment proceeds, if any, will be credited in the same percentage in which the equipment costs were charged. Thus, the managing general partner will receive a majority of any equipment proceeds.
(3) These costs will be charged to the parties in the same ratio as the related production revenues are being credited. These costs also include the plugging and abandonment costs of the wells after their economic reserves have been produced and depleted as described in "Participation in Costs and Revenues."
(4) Interest earned on your subscription proceeds before the final closing of the partnership to which you subscribed will be credited to your account and paid not later than the partnership's first cash distribution from operations. After each closing of a partnership, and until the subscription proceeds from the closing are invested in the partnership's natural gas and oil operations, any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as natural gas and oil production revenues are credited.
(5) The managing general partner and the investors in a partnership will share in all of that partnership's other revenues in the same percentage as their respective capital contributions bears to the total partnership capital contributions, except that the managing general partner will receive an additional 7% of the partnership revenues. However, the managing general partner's total revenue share may not exceed 40% of partnership revenues.
(6) The actual allocation of partnership revenues between the managing general partner and the investors will vary from the allocation described in (5) above if a portion of the managing general partner's partnership net production revenues is subordinated as described above.

The managing general partner will review each partnership's accounts at least monthly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The partnership in which you invest will distribute funds to you and its other investors that the managing general partner does not believe are necessary for the partnership to retain. (See "Participation in Costs and Revenues.")

COMPENSATION
The items of compensation paid to the managing general partner and its affiliates from each partnership are as follows:

     o The managing general partner will receive a share of each partnership's revenues. The managing general partner's revenue share will be in the same percentage as its capital contribution bears to that partnership's total capital contributions plus an additional 7% of partnership revenues, but not to exceed a total of 40% of partnership revenues, regardless of the amount of the managing general partner's capital contribution, subject to the managing general partner's subordination obligation.

     o The managing general partner will receive a credit to its capital account equal to the cost of the leases or the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

     o Each partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete the partnership wells at cost plus a nonaccountable, fixed payment reimbursement of $15,000 from the investors to the managing general partner for its general and administrative overhead plus 15%.

     o When a partnership's wells begin producing the managing general partner, as operator of the wells, will receive:

          o reimbursement at actual cost for all direct expenses incurred on behalf of the partnership; and

          o well supervision fees for operating and maintaining the wells during producing operations at a competitive rate.

     o The managing general partner will receive gathering fees at competitive rates.

     o Subject to certain exceptions described in "Plan of Distribution," Anthem Securities, Inc., the dealer-manager and an affiliate of the managing general partner, which is sometimes referred to in this prospectus as "Anthem Securities," will receive on each unit sold to an investor a 2.5% dealer-manager fee, a 7% sales commission, a .5% accountable reimbursement for permissible non-cash compensation, and up to a .5% reimbursement of the selling agents' bona fide due diligence expenses.

     o The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of a partnership. If the managing general partner provides equipment, supplies, and other services to a partnership, then it may do so at competitive industry rates.

     o The managing general partner and its affiliates will receive a nonaccountable, fixed payment reimbursement for their administrative costs, which has been determined by the managing general partner to be $75 per well per month. The managing general partner may not increase this fee during the term of the partnership.


(See "Compensation.")

                                  RISK FACTORS

An investment in a partnership involves a high degree of risk and is suitable only if you have substantial financial means and no need of liquidity in your investment.

RISKS RELATED TO THE PARTNERSHIPS' OIL AND GAS OPERATIONS
NO GUARANTEE OF RETURN OF INVESTMENT OR RATE OF RETURN ON INVESTMENT BECAUSE OF SPECULATIVE NATURE OF DRILLING NATURAL GAS AND OIL WELLS. Natural gas and oil exploration is an inherently speculative activity. Before the drilling of a well the managing general partner cannot predict with absolute certainty:

     o    the volume of natural gas and oil recoverable from the well; or

     o    the time it will take to recover the natural gas and oil.

You may not recover all of your investment in a partnership, or if you do recover your investment in a partnership you may not receive a rate of return on your investment which is competitive with other types of investment. You will be able to recover your investment only through distributions of the partnership's net proceeds from the sale of its natural gas and oil from productive wells. The quantity of natural gas and oil in a well, which is referred to as its reserves, decreases over time as the natural gas and oil is produced until the well is no longer economical to operate. All of these distributions to you will be considered a return of capital until you have received 100% of your investment. This means that you are not receiving a return on your investment in a partnership, excluding tax benefits, until your total cash distributions from the partnership exceed 100% of your investment. (See "Prior Activities.")


BECAUSE SOME WELLS MAY NOT RETURN THEIR DRILLING AND COMPLETION COSTS, IT MAY TAKE MANY YEARS TO RETURN YOUR INVESTMENT IN CASH, IF EVER. Even if a well is completed in a partnership and produces natural gas and oil in commercial quantities, it may not produce enough natural gas and oil to pay for the costs of drilling and completing the well, even if tax benefits are considered. For example, the managing general partner has formed 51 partnerships since 1985, however, 36 of the 51 partnerships have not yet returned to the investor 100% of his capital contributions without taking tax savings into account. Thus, it may take many years to return your investment in cash, if ever. The partnerships' primary drilling areas are located in the most active drilling areas in the Appalachian Basin. As a result, many of the leases which will be drilled by a partnership are in areas that have already been partially depleted or drained by earlier offset drilling. This may reduce a partnership's ability to find economically recoverable quantities of natural gas in those areas. (See "Prior Activities.")


NONPRODUCTIVE WELLS MAY BE DRILLED EVEN THOUGH THE PARTNERSHIPS' OPERATIONS ARE PRIMARILY LIMITED TO DEVELOPMENT DRILLING. Each partnership may drill some development wells which are nonproductive, which is referred to as a "dry hole," and must be plugged and abandoned. If one or more of a partnership's wells are nonproductive, then the partnership's productive wells may not produce enough revenues to offset the loss of investment in the nonproductive wells. (See "Prior Activities.")

PARTNERSHIP DISTRIBUTIONS MAY BE REDUCED IF THERE IS A DECREASE IN THE PRICE OF NATURAL GAS AND OIL. The prices at which a partnership's natural gas and oil will be sold are uncertain and, as discussed in "- Adverse Events in Marketing a Partnership's Natural Gas Could Reduce Partnership Distributions," the partnerships are not guaranteed a specific natural gas price for the sale of their natural gas production. Changes in natural gas and oil prices will have a significant impact on a partnership's cash flow and the value of its reserves. Historically, natural gas and oil prices have been volatile and it is likely that they will continue to be volatile in the future. Prices for natural gas and oil will depend on supply and demand factors largely beyond the control of the partnerships and prices may fluctuate widely in response to relatively minor changes in the supply of and demand for natural gas or oil, market uncertainty and a variety of additional factors that are beyond a partnership's control, as described in "Competition, Markets and Regulations -- Competition and Markets." These factors make it extremely difficult to predict natural gas and oil price movements with any certainty.

If natural gas and oil prices decrease in the future, then your partnership distributions will decrease accordingly. Also, natural gas and oil prices may decrease during the first years of production from your partnership's wells which is when the wells typically achieve their greatest level of production. This would have a greater adverse effect on your partnership distributions than price decreases in later years when the wells have a lower level of production. Also, your return level will decrease during the term of the partnership, even if there are rising natural gas prices, because of declining production volumes from the wells. (See "Appendix A - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P." for a discussion of flush production and "Proposed Activities - Sale of Natural Gas and Oil Production.")

ADVERSE EVENTS IN MARKETING A PARTNERSHIP'S NATURAL GAS COULD REDUCE PARTNERSHIP DISTRIBUTIONS. In addition to the risk of decreased natural gas and oil prices described above, there are risks associated with marketing natural gas which could reduce a partnership's distributions to you and its other investors. These risks are set forth below.

     o Competition from other natural gas producers and marketers in the Appalachian Basin as well as competition from alternative energy sources may make it more difficult to market each partnership's natural gas.

     o The majority of each partnership's natural gas production and that of the managing general partner will be sold to a limited number of different natural gas purchasers as described in "Proposed Activities
          - Sale of Natural Gas and Oil Production." As set forth in "Appendix A
          - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P.," the managing general partner has identified three primary areas where it intends to drill each partnership's wells. Generally, the managing general partner anticipates that initially each partnership's natural gas production in each of the three primary areas will be sold to a different purchaser. Thus, each partnership will depend on a limited number of natural gas purchasers. If a partnership loses a natural gas purchaser in a given area, the partnership may be unable to locate a new natural gas purchaser in the area which will buy its natural gas on as favorable terms as the initial purchaser.

          Although one of the natural gas purchasers has a 10-year agreement, which began on April 1, 1999, to buy all of the managing general partner's and its affiliates' natural gas production, there are various exceptions to its obligation to buy the natural gas. The most significant exception for each partnership includes natural gas produced from the Fayette County, Pennsylvania area, which is where the managing general partner anticipates that the majority of each partnership's prospects will be situated. The majority of the natural gas produced from the Fayette County area, by each partnership initially will be sold to one purchaser under a natural gas contract described in "Proposed Activities - Sale of Natural Gas and Oil Production," which ends March 31, 2007. Of the remaining two primary areas, there will be a different natural gas purchaser in each area and natural gas produced from only one of those areas will be sold under the 10-year agreement referred to above. Also, all of these natural gas purchase contracts provide that the price paid by the natural gas purchaser may be adjusted upward or downward in accordance with the spot market price and market conditions as described in "Proposed Activities - Sale of Natural Gas and Oil Production." Thus, neither of the partnerships will be guaranteed a specific natural gas price, other than through hedging or forward sales transactions through the natural gas purchasers (which is not considered hedging for accounting purposes), and the price a partnership receives for the sale of its natural gas may decrease in the future because of market conditions. Although hedging and forward sales transactions provide the partnerships some protection against falling natural gas prices, those arrangements also could reduce the potential benefits of price increases if, at the time the natural gas is to be delivered, the spot market natural gas price is higher than the price paid under the hedging arrangements or forward sales transactions.


     o There is a credit risk associated with a natural gas purchaser's ability to pay. Each partnership may not be paid, or may experience delays in receiving payment, for natural gas that has already been delivered. In accordance with industry practice, a partnership typically will deliver natural gas to a purchaser for a period of up to 60 to 90 days before it receives payment. Thus, it is possible that the partnership may not be paid for natural gas that already has been delivered if the natural gas purchaser fails to pay for any reason, including bankruptcy. This ongoing credit risk also may delay or interrupt the sale of the partnership's natural gas or its negotiation of different terms and arrangements for selling its natural gas to other purchasers. Finally, this credit risk may reduce the price benefit derived by the partnerships from the managing general partner's natural gas hedging as described in "Proposed Activities - Sale of Natural Gas and Oil Production - Natural Gas Contracts," since the majority of the managing general partner's natural gas hedges are implemented through the natural gas purchasers.

     o Partnership revenues will decrease the farther the natural gas is transported because of increased transportation costs.

     o Production from wells drilled in certain areas, such as the wells in Crawford County, Pennsylvania and to a lesser extent, Fayette County, Pennsylvania and Anderson, Campbell, Morgan, Scott and Roane Counties, Tennessee, may be delayed until construction of the necessary gathering lines and production facilities is completed. (See "Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas.")

     o The managing general partner anticipates that it will use the gathering system owned by Atlas Pipeline Partners for the majority of the natural gas as described in "Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas." Atlas Pipeline Partners GP, LLC, a wholly-owned subsidiary of Atlas Pipeline Holdings, L.P., an affiliate of Atlas America, Inc., which is sometimes referred to in this prospectus as "Atlas America" and is the indirect parent company of the managing general partner, controls and manages the gathering system for Atlas Pipeline Partners. (See "Management - Organizational Diagram and Securities Ownership of Beneficial Owners.") Atlas Pipeline Holdings, L.P., as a public company, may be more susceptible to a change of control from Atlas America's affiliates to independent third-parties. Also, if Atlas Pipeline Partners GP, LLC were removed as general partner of Atlas Pipeline Partners without cause and without its consent, this could increase the amount of gathering fees required to be paid by the partnerships for natural gas transported through Atlas Pipeline Partners' gathering system since Atlas Pipeline Partners GP, LLC would no longer receive revenues from Atlas Pipeline Partners, but Atlas America and its affiliates would be obligated to pay the difference between the amount in the master natural gas gathering agreement and the amount paid by the partnership other than with respect to new wells drilled after the removal. Thus, the managing general partner and its affiliates may have an incentive to increase the gathering fees. Any increase in the gathering fees that your partnership pays would reduce your cash distributions from the partnership.

POSSIBLE LEASEHOLD DEFECTS. There may be defects in a partnership's title to its leases. Although the managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, it will not obtain a division order title opinion after the well is completed. A partnership may experience losses from title defects which arose during drilling that would have been disclosed by a division order title opinion, such as liens that may arise during drilling or transfers made after drilling begins. Also, the managing general partner may use its own judgment in waiving title requirements and will not be liable for any failure of title of leases transferred to the partnership. (See "Proposed Activities - Title to Properties.")

TRANSFER OF THE LEASES WILL NOT BE MADE UNTIL WELL IS COMPLETED. Because the leases will not be transferred from the managing general partner to a partnership until after the wells are drilled and completed, the transfer could be set aside by a creditor of the managing general partner, or the trustee in the event of the voluntary or involuntary bankruptcy of the managing general partner, if it were determined that the managing general partner received less than a reasonably equivalent value for the leases. In this event, the leases and the wells would revert to the creditors or trustee, and the partnership would either recover nothing or only the amount paid for the leases and the cost of drilling the wells. Assigning the leases to a partnership after the wells are drilled and completed, however, will not affect the availability of the tax deductions for intangible drilling costs since the partnership will have an economic interest in the wells under the drilling and operating agreement before the wells are drilled. (See "Proposed Activities - Title to Properties.")

PARTICIPATION WITH THIRD-PARTIES IN DRILLING WELLS MAY REQUIRE THE PARTNERSHIPS TO PAY ADDITIONAL COSTS. Third-parties will participate with each partnership in drilling some of the wells. Financial risks exist when the cost of drilling, equipping, completing, and operating wells is shared by more than one person. If a partnership pays its share of the costs, but another interest owner does not pay its share of the costs, then the partnership would have to pay the costs of the defaulting party. In this event, the partnership would receive the defaulting party's revenues from the well, if any, under penalty arrangements set forth in the operating agreement, which may, or may not, cover all of the additional costs paid by the partnership.

If the managing general partner is not the actual operator of the well, then there is a risk that the managing general partner cannot supervise the third-party operator closely enough. For example, decisions related to the following would be made by the third-party operator and may not be in the best interests of the partnerships and you and the other investors:

     o    how the well is operated;

     o    expenditures related to the well; and

     o    possibly the marketing of the natural gas and oil production.

Further, the third-party operator may have financial difficulties and fail to pay for materials or services on the wells it drills or operates, which would cause the partnership to incur extra costs in discharging materialmen's and workmen's liens. The managing general partner may not be the operator of the well if the partnership owns less than a 50% working interest in the well, or if the managing general partner acquired the working interest in the well from a third-party which required that the third-party be named operator as one of the terms of the acquisition.

RISKS RELATED TO AN INVESTMENT IN A PARTNERSHIP
IF YOU CHOOSE TO INVEST AS A GENERAL PARTNER, THEN YOU HAVE GREATER RISK THAN A LIMITED PARTNER. If you invest in a partnership as an investor general partner for the tax benefits instead of as a limited partner, then under Delaware law you will have unlimited liability for your partnership's activities until you are converted to limited partner status, subject to certain exceptions described in "Actions To Be Taken by Managing General Partner To Reduce Risks of Additional Payments By Investor General Partners - Conversion of Investor General Partner Units to Limited Partner Units." This could result in you being required to make payments, in addition to your original investment, in amounts that are impossible to predict because of their uncertain nature. Under the terms of the partnership agreement, if you are an investor general partner you agree to pay only your proportionate share of your partnership's obligations and liabilities. This agreement, however, does not eliminate your liability to third-parties if another investor general partner does not pay his proportionate share of your partnership's obligations and liabilities.

Also, each partnership will own less than 100% of the working interest in some of its wells. If a court holds you and the other third-party working interest owners of the well liable for the development and operation of a well and the third-party working interest owners do not pay their proportionate share of the costs and liabilities associated with the well, then the partnership and you and the other investor general partners also would be liable for those costs and liabilities.

As an investor general partner you may become subject to the following:

     o    contract liability, which is not covered by insurance;

     o liability for pollution, abuses of the environment, and other environmental damages such as the release of toxic gas, spills or uncontrollable flows of natural gas, oil or fluids, against which the managing general partner cannot insure because coverage is not available or against which it may elect not to insure because of high premium costs or other reasons; and

     o liability for drilling hazards which result in property damage, personal injury, or death to third-parties in amounts greater than the insurance coverage. The drilling hazards include, but are not limited to well blowouts, fires, and explosions.

If your partnership's insurance proceeds and assets, the managing general partner's indemnification of you and the other investor general partners, and the liability coverage provided by major subcontractors were not sufficient to satisfy the liability, then the managing general partner would call for additional funds from you and the other investor general partners to satisfy the liability. (See "Actions To Be Taken By Managing General Partner To Reduce Risks of Additional Payments by Investor General Partners.")

THE MANAGING GENERAL PARTNER MAY NOT MEET ITS CAPITAL CONTRIBUTIONS, INDEMNIFICATION AND PURCHASE OBLIGATIONS IF ITS LIQUID NET WORTH IS NOT SUFFICIENT. The managing general partner has made commitments to you and the other investors in each partnership regarding the following:

     o the payment of organization and offering costs and the majority of equipment costs;

     o indemnification of the investor general partners for liabilities in excess of their pro rata share of partnership assets and insurance proceeds; and

     o purchasing units presented by an investor, although this may be suspended if the managing general partner determines, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on reasonable terms.

A significant financial reversal for the managing general partner could adversely affect its ability to honor these obligations.

The managing general partner's net worth is based primarily on the estimated value of its producing natural gas properties and is not available in cash without borrowings or a sale of the properties. Also, if natural gas prices decrease, then the estimated value of the properties and the managing general partner's net worth will be reduced. Further, price decreases will reduce the managing general partner's revenues, and may make some reserves uneconomic to produce. This would reduce the managing general partner's reserves and cash flow, and could cause the lenders of the managing general partner and its affiliates to reduce the borrowing base for the managing general partner and its affiliates. Also, because the majority of the managing general partner's proved reserves are currently natural gas reserves, the managing general partner's net worth is more susceptible to movements in natural gas prices than in oil prices.

The managing general partner's net worth may not be sufficient, either currently or in the future, to meet its financial commitments under the partnership agreement. These risks are increased because the managing general partner has made similar financial commitments in most of its other partnerships and will make this same commitment in future partnerships. See "Financial Information Concerning the Managing General Partner and Atlas America Public #15-2006(B) L.P."

AN INVESTMENT IN A PARTNERSHIP MUST BE FOR THE LONG-TERM BECAUSE THE UNITS ARE ILLIQUID AND NOT READILY TRANSFERABLE. If you invest in a partnership, then you must assume the risks of an illiquid investment. The transferability of the units is limited by the securities laws, the tax laws, and the partnership agreement. The units generally cannot be liquidated since there is not a readily available market for the sale of the units. Further, the partnerships do not intend to list the units on any exchange.

Also, a sale of your units could create adverse tax and economic consequences for you. The sale or exchange of all or part of your units held for more than 12 months generally will result in a recognition of long-term capital gain or loss. However, previous deductions for depreciation, depletion and IDCs may be recaptured as ordinary income rather than capital gain regardless of how long you have owned the units. If the units are held for 12 months or less, then the gain or loss generally will be short-term gain or loss. Your pro rata share of a partnership's liabilities, if any, as of the date of the sale or exchange must be included in the amount realized by you. Thus, the gain recognized by you may result in a tax liability greater than the cash proceeds, if any, received by you from the disposition. (See "Federal Income Tax Consequences - Disposition of Units" and "Presentment Feature.")

SPREADING THE RISKS OF DRILLING AMONG A NUMBER OF WELLS WILL BE REDUCED IF LESS THAN THE MAXIMUM SUBSCRIPTION PROCEEDS ARE RECEIVED AND FEWER WELLS ARE DRILLED. Each partnership must receive minimum subscription proceeds of $2 million to close, and the subscription proceeds of both of the partnerships, in the aggregate, may not exceed $147,726,000, which is 20,000 units, less the units sold in Atlas America Public #15-2005(A) L.P. assuming all of the remaining unsold units are sold at $10,000 per unit. There are no other requirements regarding the size of a partnership other than the nonbinding targeted maximum amounts described in "Terms of the Offering - Subscription to a Partnership." In this regard, the targeted maximum subscription proceeds in Atlas America Public #15-2006(B) L.P. are $125 million, and the targeted maximum subscription proceeds in Atlas America Public #15-2006(C) L.P. are $22,726,000. Thus, the managing general partner intends that the subscription proceeds of Atlas America Public #15-2006(C) L.P. will be substantially less than the targeted subscription proceeds of $125 million for Atlas America Public #15-2006(B) L.P. A partnership with a smaller amount of subscription proceeds will drill fewer wells which decreases the partnership's ability to spread the risks of drilling. For example, the managing general partner anticipates that a partnership will drill approximately eight net wells if the minimum subscriptions of $2 million are received, which is compared with approximately 588.5 net wells if subscription proceeds of $147,726,000 are received by a partnership. A gross well is a well in which a partnership owns a working interest. This is compared with a net well which is the sum of the fractional working interests owned in the gross wells. For example, a 50% working interest owned in three wells is three gross wells, but 1.5 net wells.

On the other hand, to the extent more than the minimum subscriptions are received by a partnership and the number of wells drilled increases, the partnership's overall investment return may decrease if the managing general partner is unable to find enough suitable wells to be drilled. See "Proposed Activities - Acquisition of Leases.") Also, in a large partnership greater demands will be placed on the managing general partner's management capabilities. In this regard, the managing general partner has the discretion to accept subscriptions for any amount, up to and including the entire $147,726,000 in Atlas America Public #15-2006(B) L.P. and it may not offer and sell any units in Atlas America Public #15-2006(C) L.P.

Also, the cost of drilling and completing a well is often uncertain and there may be cost overruns in drilling and completing the wells because the wells will not be drilled and completed on a turnkey basis for a fixed price, which would shift the risk of loss to the managing general partner as drilling contractor. The majority of the equipment costs of each partnership's wells will be paid by the managing general partner. However, all of the intangible drilling costs of a partnership's wells will be charged to you and the other investors in that partnership. If a partnership incurs a cost overrun for the intangible drilling costs of a well or wells, then the managing general partner anticipates that it would use the partnership's subscription proceeds, if available, to pay the cost overrun or advance the necessary funds to the partnership. Using subscription proceeds to pay cost overruns will result in a partnership drilling fewer wells.

INCREASES IN THE COSTS OF THE WELLS MAY ADVERSELY AFFECT YOUR RETURN. The increase in natural gas and oil prices over the last several years has increased the demand for drilling rigs and other related equipment, and the costs of drilling and completing natural gas and oil wells also have increased. Additionally, the managing general partner and its affiliates have experienced an increase in the cost of tubular steel used in drilling the wells as a result of rising steel prices. Because each partnership's wells will be drilled on a cost plus basis as described in "Compensation - Drilling Contracts," these increased costs will increase the cost to drill and complete each partnership's wells. Also, the reduced availability of drilling rigs and other related equipment may make it more difficult to drill a partnership's wells in a timely manner or to comply with the prepaid intangible drilling costs rules discussed in "Federal Income Tax Consequences - Drilling Contracts."

THE PARTNERSHIPS DO NOT OWN ANY PROSPECTS, THE MANAGING GENERAL PARTNER HAS COMPLETE DISCRETION TO SELECT WHICH PROSPECTS ARE ACQUIRED BY A PARTNERSHIP, AND THE POSSIBLE LACK OF INFORMATION FOR A MAJORITY OF THE PROSPECTS DECREASES YOUR ABILITY TO EVALUATE THE FEASIBILITY OF A PARTNERSHIP. The partnerships do not currently hold any interests in any prospects on which the wells will be drilled, and the managing general partner has absolute discretion in determining which prospects will be acquired to be drilled. The managing general partner has identified in "Proposed Activities" the general areas where each partnership will drill wells and the managing general partner intends that Atlas America Public #15-2006(B) L.P. will drill the prospects described in "Appendix A - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P." These prospects represent the wells currently proposed to be drilled only if a portion of the targeted nonbinding amount of subscription proceeds is received by Atlas America Public #15-2006(B) L.P. as described in "Terms of the Offering - Subscription to a Partnership."

If there are adverse events with respect to any of the currently proposed prospects, the managing general partner will substitute the partnership's prospects. The managing general partner also anticipates that it will designate a portion of the prospects in Atlas America Public #15-2006(C) L.P., if units are offered in that partnership, by a supplement or an amendment to the registration statement of which this prospectus is a part. With respect to the identified prospects for a partnership, the managing general partner has the right on behalf of the partnership to:

     o    substitute prospects;

     o    take a lesser working interest in the prospects;

     o    drill in other areas; or

     o    do any combination of the foregoing.

Thus, you do not have any geological or production information to evaluate any additional and/or substituted prospects and wells. Also, if the subscription proceeds received by a partnership are insufficient to drill all of the identified prospects, then the managing general partner will choose those prospects which it believes are most suitable for the partnership. You must rely entirely on the managing general partner to select the prospects and wells for a partnership.

In addition, the partnerships do not have the right of first refusal in the selection of prospects from the inventory of the managing general partner and its affiliates, and they may sell their prospects to other partnerships, companies, joint ventures, or other persons at any time.

DRILLING PROSPECTS IN ONE AREA MAY INCREASE RISK. If multiple wells are drilled in one area at approximately the same time, then there is a greater risk that two or more of the wells will be marginal or nonproductive since the managing general partner will not be using the drilling results of one or more of those wells to decide whether or not to continue drilling prospects in that area or to substitute other prospects in other areas. This is compared with the situation in which the managing general partner drills one well, and then assesses the drilling results before it decides to drill a second well in the same area or to substitute a different prospect in another area.

This risk is further increased with respect to wells for which the drilling and completing costs are prepaid in one year, and the drilling of the wells must begin within the first 90 days of the immediately following year under the tax laws associated with deducting the intangible drilling costs of the prepaid wells in the year in which the prepayment is made, rather than the year in which the wells are drilled. For example, potential bad weather conditions during the first 90 days of the following year could delay beginning the drilling of one or more prepaid wells beyond the 90 day time limit under the tax laws. This would have a greater adverse effect on a partnership's deduction for prepaid intangible drilling costs if the managing general partner is required to begin drilling many wells at the same time, rather than only a few wells. Also, "frost laws" prohibit drilling rigs and other heavy equipment from using certain roads during the winter, which may delay beginning the drilling of the wells within the 90 day time limit under the tax laws. In addition, there could be shortages of drilling rigs, equipment, supplies and personnel during this time period. (See "Federal Income Tax Consequences - Drilling Contracts" regarding prepaid wells and the 90 day time constraint.)

LACK OF PRODUCTION INFORMATION INCREASES YOUR RISK AND DECREASES YOUR ABILITY TO EVALUATE THE FEASIBILITY OF A PARTNERSHIP'S DRILLING PROGRAM. Production information from surrounding wells in the area is an important indicator in evaluating the economic potential of a well proposed to be drilled. However, the data set forth in "Appendix A - Information Concerning Currently Proposed Wells for Atlas America Public #15-2006(B) L.P." for the proposed wells in Pennsylvania may not show all of the surrounding wells drilled and/or production from those wells because there was a third-party operator and the Pennsylvania Department of Environmental Resources keeps production data confidential for the first five years from the time a well starts producing. If the managing general partner is the operator and no production data is shown, it is because of the following:

     o    the wells are not yet completed;

     o    the wells are not on-line to sell production; or

     o    the wells have been producing for only a short period of time.

This lack of production information from surrounding wells for the majority of the wells to be drilled by a partnership as shown in "Appendix A -- Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P.," results in greater uncertainty to you and the other investors.

THE PARTNERSHIPS IN THIS PROGRAM AND OTHER PARTNERSHIPS SPONSORED BY THE MANAGING GENERAL PARTNER MAY COMPETE WITH EACH OTHER FOR PROSPECTS, EQUIPMENT, CONTRACTORS, AND PERSONNEL. One or more partnerships in this program or other partnerships sponsored by the managing general partner may have unexpended capital funds at the same time. Thus, these partnerships may compete for suitable prospects and the availability of equipment, contractors, and the managing general partner's personnel. For example, a partnership previously organized by the managing general partner may still be acquiring prospects to drill when the partnerships in this program are attempting to acquire prospects. This may make it more difficult to complete the prospect acquisition and drilling activities for the partnerships in this program and may make each partnership less profitable.

MANAGING GENERAL PARTNER'S SUBORDINATION IS NOT A GUARANTEE OF THE RETURN OF ANY OF YOUR INVESTMENT. If your cash distributions from the partnership in which you invest are less than a 10% return of capital for each of the first five 12-month periods beginning with the partnership's first cash distribution from operations, then the managing general partner has agreed to subordinate a portion of its share of the partnership's net production revenues. However, if the wells produce only small natural gas and oil volumes, and/or natural gas and oil prices decrease, then even with subordination you may not receive the 10% return of capital for each of the first five years as described above, or a return of your capital during the term of the partnership. Also, at any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from the partnership exceed the 10% return of capital described above. (See "Participation in Costs and Revenues - Subordination of Portion of the Managing General Partner's Net Revenue Share.")


BORROWINGS BY THE MANAGING GENERAL PARTNER COULD REDUCE FUNDS AVAILABLE FOR ITS SUBORDINATION OBLIGATION. With respect to each partnership, the managing general partner has or will pledge either its partnership interest and/or an undivided interest in the partnership's assets equal to or less than its revenue interest, which will range from 32% to 40%, depending on the amount of its capital contribution, to secure borrowings for its and its affiliates' general purposes. (See "Participation in Costs and Revenues" and "Conflicts of Interest - Conflicts Regarding Managing General Partner Withdrawing or Assigning an Interest.") Under agreements previously entered into as described in "Management's Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources," the managing general partner's lenders have required a first lien on the managing general partner's interest in the natural gas and oil properties and other assets of each partnership, and the lenders will have priority over the managing general partner's subordination obligation under the partnership agreement for each partnership. Thus, if there was a default to the lenders under this pledge arrangement, or if there was a default by an affiliate of the managing general partner under a loan secured by this pledge arrangement, the amount of each partnership's net production revenues available to the managing general partner for its subordination obligation to you and the other investors would be reduced or eliminated. Also, under certain circumstances, if the managing general partner made a subordination distribution to you and the other investors after a default to its lenders, then the lenders may be able to recoup that subordination distribution from you and the other investors.


COMPENSATION AND FEES TO THE MANAGING GENERAL PARTNER REGARDLESS OF SUCCESS OF A PARTNERSHIP'S ACTIVITIES WILL REDUCE CASH DISTRIBUTIONS. The managing general partner and its affiliates will profit from their services in drilling, completing, and operating each partnership's wells, and will receive the other fees and reimbursement of direct costs described in "Compensation," regardless of the success of the partnership's wells. These fees and direct costs will reduce the amount of cash distributions to you and the other investors. The amount of the fees is subject to the complete discretion of the managing general partner, other than the fees must not exceed competitive fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses and they must comply with any other restrictions set forth in "Compensation." With respect to direct costs, the managing general partner has sole discretion on behalf of each partnership to select the provider of the services or goods and the provider's compensation as discussed in "Compensation."

THE INTENDED MONTHLY DISTRIBUTIONS TO INVESTORS MAY BE REDUCED OR DELAYED. Cash distributions to you and the other investors may not be paid each month. Distributions may be reduced or deferred, in the discretion of the managing general partner, to the extent a partnership's revenues are used for any of the following:


     o compensation and fees to the managing general partner as described above in "- Compensation and Fees to the Managing General Partner Regardless of Success of a Partnership's Activities Will Reduce Cash Distributions";

     o    repayment of borrowings;

     o    cost overruns;

     o    remedial work to improve a well's producing capability;

     o direct costs and general and administrative expenses of the partnership;

     o reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or

     o indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership's activities. (See "Participation in Costs and Revenues - Distributions.")

THERE ARE CONFLICTS OF INTEREST BETWEEN THE MANAGING GENERAL PARTNER AND THE INVESTORS. There are conflicts of interest between you and the managing general partner and its affiliates. These conflicts of interest, which are not otherwise discussed in this "Risk Factors" section, include the following:

     o the managing general partner has determined the compensation and reimbursement that it and its affiliates will receive in connection with the partnerships without any unaffiliated third-party dealing at arms' length on behalf of the investors;

     o the managing general partner must monitor and enforce, on behalf of the partnerships, its own compliance with the drilling and operating agreement and the partnership agreement and the compliance of it and its affiliate, Atlas Pipeline Partners, with the gas gathering agreement;

     o because the managing general partner will receive a percentage of revenues greater than the percentage of costs that it pays, there may be a conflict of interest concerning which wells will be drilled based on the wells' risk and profit potential;

     o the allocation of all intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner may create a conflict of interest concerning whether to complete a well;

     o if the managing general partner, as tax matters partner, represents a partnership before the IRS, potential conflicts include whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, to the amount of your deduction for intangible drilling costs, or the credit to the managing general partner's capital account for contributing the leases to the partnership;

     o which wells will be drilled by the managing general partner's and its affiliates' other affiliated partnerships or third-party programs in which they serve as driller/operator and which wells will be drilled by the partnerships in this program, and the terms on which the partnerships' leases will be acquired;

     o the terms on which the managing general partner or affiliated limited partnerships may purchase producing wells from each partnership;

     o the possible purchase of units by the managing general partner, its officers, directors, and affiliates for a reduced price, which would dilute the voting rights of you and the other investors on certain matters;

     o the representation of the managing general partner and each partnership by the same legal counsel;

     o the right of Atlas Pipeline Partners to determine the order of priority for constructing gathering lines;

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

     o the benefits to Atlas Pipeline Partners of the partnerships drilling wells that will connect to the gathering system owned by Atlas Pipeline Partners; and

     o the obligation of the managing general partner's affiliates, which does not include the partnerships for this purpose, to pay Atlas Pipeline Partners the difference between the gathering fees to be paid by each partnership and the greater of $.35 per mcf or 16% of the gross sales price for the gas as described in "Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas."

Other than certain guidelines set forth in "Conflicts of Interest," the managing general partner has no established procedures to resolve a conflict of interest.

THE PRESENTMENT OBLIGATION MAY NOT BE FUNDED AND THE PRESENTMENT PRICE MAY NOT REFLECT FULL VALUE. Subject to certain conditions, beginning with the fifth calendar year after the offering of units in your partnership closes you may present your units to the managing general partner for purchase. However, the managing general partner may determine, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on reasonable terms. In either event the managing general partner may suspend the presentment feature. This risk is increased because the managing general partner has and will incur similar presentment obligations in other partnerships.

Further, the presentment price may not reflect the full value of a partnership's property or your units because of the difficulty in accurately estimating natural gas and oil reserves. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact way, and the accuracy of the reserve estimate is a function of the quality of the available data and of engineering and geological interpretation and judgment. Also, the reserves and future net revenues are based on various assumptions as to natural gas and oil prices, taxes, development expenses, capital expenses, operating expenses and availability of funds. Any significant variance in these assumptions could materially affect the estimated quantity of the reserves. As a result, the managing general partner's estimates are inherently imprecise and may not correspond to realizable value. The presentment price paid for your units and any revenues received by you before the presentment may be less than the purchase price of your units. However, because the presentment price is a contractual price it is not reduced by discounts such as minority interests and lack of marketability that generally are used to value partnership interests for tax and other purposes.
(See "Presentment Feature.")

Finally, see "- An Investment in a Partnership Must be for the Long-Term Because the Units Are Illiquid and Not Readily Transferable," above, concerning the tax effects on you of presenting your units for purchase.

THE MANAGING GENERAL PARTNER MAY NOT DEVOTE THE NECESSARY TIME TO THE PARTNERSHIPS BECAUSE ITS MANAGEMENT OBLIGATIONS ARE NOT EXCLUSIVE. The partnerships do not have any employees and must rely on the managing general partner and its affiliates, which may not devote the necessary time to the partnerships. Also, the managing general partner depends on its parent company, Atlas America, for management and administrative functions and financing for capital expenditures as discussed in "Management - Transactions with Management and Affiliates." The managing general partner and its affiliates will be engaged in other oil and gas activities, including other partnerships and unrelated business ventures for their own account or for the account of others, during the term of each partnership. Thus, the competition for time and services of the managing general partner and its affiliates could result in insufficient attention to the management and operation of the partnerships.

PREPAYING SUBSCRIPTION PROCEEDS TO THE MANAGING GENERAL PARTNER MAY EXPOSE THE SUBSCRIPTION PROCEEDS TO CLAIMS OF THE MANAGING GENERAL PARTNER'S CREDITORS. Under the drilling and operating agreement, each partnership will be required to immediately pay the managing general partner the investors' share of the entire estimated price for drilling and completing the partnership's wells. Thus, these funds could be subject to claims of the managing general partner's creditors. (See "Financial Information Concerning the Managing General Partner and Atlas America Public #15-2006(B) L.P.")

LACK OF INDEPENDENT UNDERWRITER MAY REDUCE DUE DILIGENCE INVESTIGATION OF THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER. There has not been an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the partnerships and the managing general partner that would be provided by independent underwriters. Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager and will receive reimbursement of bona fide due diligence expenses for certain due diligence investigations conducted by the selling agents which it will reallow to the selling agents. However, Anthem Securities' due diligence examination concerning the partnerships cannot be considered to be independent or as comprehensive as an investigation that would be conducted by an independent broker/dealer. (See "Conflicts of Interest.")

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

A LENGTHY OFFERING PERIOD MAY RESULT IN DELAYS IN THE INVESTMENT OF YOUR SUBSCRIPTION AND ANY CASH DISTRIBUTIONS FROM THE PARTNERSHIP TO YOU. Because the offering period for a particular partnership can extend for many months, it is likely that there will be a delay in the investment of your subscription proceeds. This may create a delay in the partnership's cash distributions to you which will be paid only after a portion of the partnership's wells have been drilled, completed and placed on-line for the delivery and sale of natural gas and/or oil, and payment has been received from the purchaser of the natural gas and/or oil. Also, distributions of a partnership's net production revenues will be made only after payment of the managing general partner's fees and expenses and only if there is sufficient cash available in the managing general partner's discretion. See "Terms of the Offering" for a discussion of the procedures involved in the offering of the units and the formation of a partnership.

YOUR INTERESTS MAY BE DILUTED. The equity interests of you and the other investors in a partnership may be diluted. You and the other investors will share in a partnership's production revenues from all of its wells in proportion to your respective number of units, based on $10,000 per unit, regardless of:

     o    when you subscribe;

     o    which wells are drilled with your subscription proceeds; or

     o the actual subscription price you paid for your units as described below.

Because the drilling results of the wells drilled with the subscription proceeds in your closing may be better than the drilling results of wells drilled with subscription proceeds from your partnership's other closings, the value of your units could be diluted when compared to what their value would have been if the other units had not been sold and the other wells had not been drilled.

Also, some investors, including the managing general partner and its officers and directors as described in "Plan of Distribution," may buy up to 5% of the units in each partnership at discounted prices because the dealer-manager fee, the sales commission, the reimbursement for bona fide due diligence expenses and/or the accountable reimbursement for permissible non-cash compensation, will not be paid for these sales. These discounted prices will reduce the net amount of the subscription proceeds available to a partnership to drill wells. (See "- Spreading the Risks of Drilling Among a Number of Wells Will be Reduced if Less than the Maximum Subscription Proceeds are Received and Fewer Wells are Drilled.") In addition, all of the investors in each partnership will share in the partnership's production revenues with the managing general partner, based on each investor's number of units purchased, rather than the purchase price paid by the investor for his units. Thus, investors who pay discounted prices for their units will receive higher returns on their investments in a partnership as compared to investors who pay the entire $10,000 per unit.

TAX RISKS
YOUR DEDUCTION FOR INTANGIBLE DRILLING COSTS MAY BE LIMITED FOR PURPOSES OF THE ALTERNATIVE MINIMUM TAX. You will be allocated a share of your partnership's deduction for intangible drilling costs in the year in which you invest in an amount equal to 90% of the subscription price you pay for your units. Under current tax law, however, your alternative minimum taxable income in the year in which you invest cannot be reduced by more than 40% by your deduction for intangible drilling costs. (See "Federal Income Tax Consequences - Alternative Minimum Tax.")

LIMITED PARTNERS NEED PASSIVE INCOME TO USE THEIR DEDUCTION FOR INTANGIBLE DRILLING COSTS. If you invest in a partnership as a limited partner (except as discussed below), your share of the partnership's deduction for intangible drilling costs in the year in which you invest will be a passive loss which cannot be used to offset "active" income, such as salary and bonuses, or portfolio income, such as dividends and interest income. Thus, you may not have enough passive income from the partnership or net passive income from your other passive activities, if any, in the year in which you invest, to offset a portion or all of your passive deduction for intangible drilling costs in the year in which you invest. However, any unused passive loss from intangible drilling costs may be carried forward by you to offset your passive income in subsequent taxable years. Also, except as described below, the passive activity limitations on your share of the partnership's deduction for intangible drilling costs in the year in which you invest do not apply to you if you invest in the partnership as a limited partner and you are a C corporation which:

     o    is not a personal service corporation or a closely held corporation;

     o is a personal service corporation in which employee-owners hold 10% (by value) or less of the stock, but is not a closely held corporation; or

     o is a closely held corporation (i.e., five or fewer individuals own more than 50% (by value) of the stock), but is not a personal service corporation in which employee-owners own more than 10% (by value) of the stock, in which case you may use your passive losses to offset your net active income (calculated without regard to your passive activity income and losses or portfolio income and losses).

(See "Federal Income Tax Consequences - Limitations on Passive Activity Losses and Credits.")

YOU MAY OWE TAXES IN EXCESS OF YOUR CASH DISTRIBUTIONS FROM YOUR PARTNERSHIP. You may become subject to income tax liability for partnership income in excess of the cash and any marginal well production credits you receive from the partnership in which you invest. For example:

     o if the partnership borrows money, your share of partnership revenues used to pay principal on the loan will be included in your income from the partnership and will not be deductible;

     o income from sales of natural gas and oil may be included in your income from the partnership in one tax year, although payment is not actually received by the partnership and, thus, cannot be distributed to you, until the next tax year;

     o if there is a deficit in your capital account, the partnership may allocate income or gain to you even though you do not receive a corresponding distribution of partnership revenues;

     o the partnership's revenues may be expended by the managing general partner for nondeductible costs or retained in the partnership to establish a reserve for future estimated costs, including a reserve for the estimated costs of eventually plugging and abandoning the wells, which will increase your share of the partnership's income without a corresponding cash distribution to you; and

     o the taxable disposition of the partnership's property or your units may result in income tax liability to you in excess of the cash you receive from the transaction.

INVESTMENT INTEREST DEDUCTIONS OF INVESTOR GENERAL PARTNERS MAY BE LIMITED. If you invest in a partnership as an investor general partner, your share of the partnership's deduction for intangible drilling costs will reduce your investment income and may reduce the amount of your deductible investment interest expense, if any.

YOUR TAX BENEFITS FROM AN INVESTMENT IN A PARTNERSHIP ARE NOT CONTRACTUALLY PROTECTED. An investment in a partnership does not give you any contractual protection against the possibility that part or all of the intended tax benefits of your investment will be disallowed by the IRS. No one provides any insurance, tax indemnity or similar agreement for the tax treatment of your investment in a partnership. You have no right to rescind your investment in the partnership or to receive a refund of any of your investment in the partnership if a portion or all of the intended tax consequences of your investment in the partnership are ultimately disallowed by the IRS or the courts. Also, none of the fees paid by the partnerships to the managing general partner, its affiliates or independent third-parties (including special counsel which issued the tax opinion letter) are refundable or contingent on whether the intended tax consequences of your investment in a partnership are ultimately sustained if challenged by the IRS.

AN IRS AUDIT OF YOUR PARTNERSHIP MAY RESULT IN AN IRS AUDIT OF YOUR PERSONAL FEDERAL INCOME TAX RETURNS. The IRS may audit each partnership's federal information income tax returns, particularly since each partnership's investors will receive a deduction equal to not less than 90% of their investment amount in the year in which they invest, which includes their respective deductions for intangible drilling costs. If the partnership in which you invest is audited, the IRS also may audit your personal federal income tax returns, including prior years' returns and items which are unrelated to the partnership. (See "Federal Income Tax Consequences - Penalties and Interest.")

EACH PARTNERSHIP'S DEDUCTIONS MAY BE CHALLENGED BY THE IRS. If the IRS audits a partnership, it may challenge the amount of the partnership's deductions and the taxable year in which the deductions were claimed, including the deductions for intangible drilling costs and depreciation. Any adjustments made by the IRS to the federal information income tax returns of the partnership in which you invest could lead to adjustments on your personal federal income tax returns and could reduce the amount of your deductions from the partnership in the year in which you invest in the partnership and subsequent tax years. The IRS also could seek to recharacterize a portion of the partnership's intangible drilling costs for drilling and completing its wells as some other type of expense, such as lease costs or equipment costs, which would reduce or defer your share of the partnership's deductions for those costs. (See "Federal Income Tax Consequences
- Business Expenses," "- Depreciation and Cost Recovery Deductions," and "- Drilling Contracts.")

In addition, depending primarily on when its subscription proceeds are received, it is possible that each partnership may prepay in the year in which its units are sold either none, some, or all of its intangible drilling costs for wells the drilling of which will not begin until the next taxable year. In that event, you will not receive a deduction in the year in which you invest in a partnership for your share of the partnership's prepaid intangible drilling costs for those wells unless the drilling of the prepaid wells begins on or before the 90th day following the close of the partnership's taxable year in which the prepayment was made. Under the drilling and operating agreement, the drilling of all of each partnership's prepaid wells, if any, will be required to begin within that 90 day time period. However, the drilling of any partnership well may be delayed due to circumstances beyond the control of the managing general partner, acting as general drilling contractor, without liability to the managing general partner. If for any reason the drilling of a prepaid partnership well does not begin within the required 90 day time period, your deduction for prepaid intangible drilling costs for that well must be claimed for the tax year in which the well is actually drilled, instead of the tax year in which you invested in the partnership and the intangible drilling costs were prepaid. Also, there is a greater risk that the IRS will attempt to defer your share of the partnership's deduction for intangible drilling costs from the year in which you invest in the partnership to the subsequent year in which the well is actually drilled if third-parties are participating with the partnership in drilling those prepaid wells, because under their agreements with the managing general partner or its affiliates the third-party working interest owners will not be required to prepay their share of the costs of drilling and completing the wells. (See "Federal Income Tax Consequences - Drilling Contracts.")

CHANGES IN THE LAW MAY REDUCE YOUR TAX BENEFITS FROM AN INVESTMENT IN A PARTNERSHIP. Your tax benefits from an investment in a partnership may be affected by changes in the tax laws. For example, the top four federal income tax brackets for individuals were reduced in 2003, including reducing the top bracket to 35% from 38.6%, until December 31, 2010. The lower federal income tax rates will reduce to some degree the amount of taxes you save by virtue of your share of the partnership's deductions for intangible drilling costs, depletion, and depreciation, and its marginal well production credits, if any. However, the federal income tax rates described above could be changed again, even before January 1, 2011, and other changes in the tax laws could be made which would affect your tax benefits from an investment in a partnership.

IT MAY BE MANY YEARS BEFORE YOU RECEIVE ANY MARGINAL WELL PRODUCTION CREDITS, IF EVER. Beginning in 2005, there is a federal tax credit for the sale of qualified marginal natural gas and oil production. Although the managing general partner anticipates that each partnership's natural gas and oil production will be qualified production for purposes of this tax credit, any natural gas and oil production sold by Atlas America Public #15-2006(B) L.P. or Atlas America Public #15-2006(C) L.P. in 2006 may be sold at prices above the applicable reference prices for 2005 at which the marginal well production credit is reduced to zero. In addition, depending primarily on market prices for natural gas and oil, which are volatile, you may not receive any marginal well production credits from any partnership in which you invest for many years, if ever. (See "Federal Income Tax Consequences - Marginal Well Production Credits.")

                             ADDITIONAL INFORMATION


The program and the partnerships composing the program, other than Atlas America Public #15-2005(A) L.P. which closed its offering on December 31, 2005, currently are not required to file reports with the SEC. However, a registration statement on Form S-1 has been filed on behalf of the program with the SEC. Certain portions of the registration statement have been deleted from this prospectus under SEC rules and regulations. You are urged to refer to the registration statement, as amended, and its exhibits for further information concerning the provisions of certain documents referred to in this prospectus.

You may read and copy any materials filed as a part of the registration statement, including the tax opinion included as Exhibit 8, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains an internet world wide web site that contains registration statements, reports, proxy statements, and other information about issuers who file electronically with the SEC, including the program. The address of that site is http://www.sec.gov. Also, you may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, a copy of the tax opinion may be obtained by you or your advisors from the managing general partner at no cost. The delivery of this prospectus does not imply that its information is correct as of any time after its date.


                 FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

Statements, other than statements of historical facts, included in this prospectus and its exhibits address activities, events or developments that the managing general partner and the partnerships anticipate will or may occur in the future. For example, the words "believes," "anticipates," "will" and "expects" are intended to identify forward-looking statements. These forward-looking statements include such things as:

     o    investment objectives;

     o references to future success in a partnership's drilling and marketing activities;

     o    business strategy;

     o    estimated future capital expenditures;

     o    competitive strengths and goals; and

     o    other similar matters.

These statements are based on certain assumptions and analyses made by the partnerships and the managing general partner in light of their experience and their perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond the control of the partnerships and the managing general partner, including, but not limited to:

     o    general economic, market, or business conditions;

     o    changes in laws or regulations;

     o the risk that the wells are productive, but do not produce enough revenue to return the investment made;

     o    the risk that the wells are dry holes; and

     o uncertainties concerning the price of natural gas and oil, which may decrease.

Thus, all of the forward-looking statements made in this prospectus and its exhibits are qualified by these cautionary statements. There can be no assurance that actual results will conform with the managing general partner's and the partnerships' expectations.

                              INVESTMENT OBJECTIVES

Each partnership's principal investment objectives are to invest its subscription proceeds in natural gas development wells which will:

     o Provide monthly cash distributions to you from the partnership in which you invest until the wells are depleted, with a minimum annual return of capital of 10% during the first five years beginning with your partnership's first revenue distribution based on $10,000 per unit for all units sold. These distributions of a 10% return of capital during the first five years are not guaranteed, but are subject to the managing general partner's subordination obligation. The managing general partner anticipates that investors in a partnership will begin to receive monthly cash distributions approximately eight months after the offering period for the partnership ends and it may take up to 12 months before all of the wells in that partnership have been drilled and completed and are on-line for the sale of their natural gas or oil production. However, if all or the majority of the remaining units are sold in Atlas America Public #15-2006(B) L.P., then it may take longer for both cash distributions to begin and all of the wells to be drilled, completed and online to sell production in that partnership. This will also delay conversion of the investor general partner units to limited partner units. Also, see "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share" for a discussion of the subordination feature. The partnerships currently do not hold any interests in any prospects on which the wells will be drilled.

     o Obtain tax deductions from the partnership in which you invest, in the year that you invest, from intangible drilling costs to offset a portion of your taxable income from sources other than the partnership, subject to the passive activity limitations on losses if you invest as a limited partner. For example, if you pay $10,000 for a unit your investment will produce an income tax deduction for intangible drilling costs of $9,000 per unit, 90%, in the year you invest against:

          o ordinary income, or capital gain in some situations, if you invest as an investor general partner in a partnership; or

          o passive net income from your other passive activity investments, if any, and passive income from the partnership in the year you invest, if any, if you invest as a limited partner in a partnership.

          In 2003, the top four tax brackets for individual taxpayers were reduced from 38.6% to 35%, 35% to 33%, 30% to 28%, and 27% to 25%.
          These changes are scheduled to expire December 31, 2010. If you are in either the 35% or 33% tax bracket, you will save approximately $3,150 or $2,970, respectively, per $10,000 unit, in federal income taxes in the year that you invest. Most states also allow this type of a deduction against the state income tax. If the partnership in which you invest begins selling natural gas and oil production from its wells in the year in which you invest, however, then you may be allocated a share of partnership income in that year which will be offset by a portion of your intangible drilling cost deduction and your share of the other partnership deductions discussed below.

     o Offset a portion of any gross production income generated by your partnership with tax deductions from percentage depletion, which is anticipated by the managing general partner to be 15% in 2006 and 2007. The percentage depletion rate may fluctuate from year to year depending on the price of oil, but under current tax law it will not be less than the statutory rate of 15% nor more than 25%.

     o Obtain tax deductions of the remaining 10% of your investment over a seven-year cost recovery period, beginning in the year the wells are drilled, completed and placed in service for production of natural gas or oil in the partnership in which you invest. For example, if you pay $10,000 for a unit, you will receive additional income tax deductions over the cost recovery period totaling $1,000 per unit for depreciation of your partnership's equipment costs for its productive wells.

     o If you are self-employed and invest in a partnership as an investor general partner, then you may use your share of the partnership's deduction for intangible drilling costs to offset a portion of your net earnings from self-employment in the year you invest. Also, if wells in the partnership are drilled and completed and placed in service in the year you invest, you will begin receiving the depreciation deductions discussed above which, to the extent they exceed your share of your partnership's income, if any, in the year in which you invest, also will reduce your net earnings from self-employment in the year you invest, and in your subsequent tax years during the seven-year cost recovery period.

Attainment of these investment objectives by a partnership will depend on many factors, including the ability of the managing general partner to select suitable wells that will be productive and produce enough revenue to return the investment made. The success of each partnership depends largely on future economic conditions, especially the future price of natural gas which is volatile and may decrease. Also, the extent to which each partnership attains the foregoing investment objectives will be different, because each partnership is a separate business entity which:

     o    generally will drill different wells;

     o will likely receive a different amount of subscription proceeds, as intended by the managing general partner, which generally will be the primary factor in determining the number of wells that can be drilled by each partnership; and

     o may drill wells situated in different geographical areas, where the wells will be drilled to different formations, reservoirs or depths, which will affect the cost of the wells and, thus, will also affect the number of wells that can be drilled by each partnership.

There can be no guarantee that the foregoing objectives will be attained.

                     ACTIONS TO BE TAKEN BY MANAGING GENERAL
                      PARTNER TO REDUCE RISKS OF ADDITIONAL
                      PAYMENTS BY INVESTOR GENERAL PARTNERS

You may choose to invest in a partnership as an investor general partner so that you can receive an immediate tax deduction against any type of income. To help reduce the risk that you and other investor general partners could be required to make additional payments to the partnership, the managing general partner will take the actions set forth below.

     o INSURANCE. The managing general partner will obtain and maintain insurance coverage in amounts and for purposes which would be carried by a reasonable, prudent general contractor and operator in accordance with industry standards. Each partnership will be included as an insured under these general, umbrella, and excess liability policies. In addition, the managing general partner requires all of its subcontractors to certify that they have acceptable insurance coverage for worker's compensation and general, auto, and excess liability coverage. Major subcontractors are required to carry general and auto liability insurance with a minimum of $1 million combined single limit for bodily injury and property damage in any one occurrence or accident. In the event of a loss caused by a major subcontractor, the managing general partner or partnership may attempt to draw on the insurance policy of the particular subcontractor before the insurance of the managing general partner or that of the partnership, but currently would be unable to do so since none of its major subcontractors have insurance which would allow this. Also, even if a major subcontractor's insurance was initially available, the managing general partner or a partnership may choose to draw on its own insurance coverage before that of the major subcontractor so that its insurance carrier will control the payment of claims.

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

          The managing general partner's current insurance coverage satisfies the following specifications:

          o worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws where the wells will be drilled;

          o commercial general liability covering bodily injury and property damage third party liability, including products/completed operations, blow out, cratering, and explosion with limits of $1 million per occurrence/$2 million general aggregate; and $1 million products/completed operations aggregate;

          o underground resources and equipment property damages liability to others with a limit of $1 million;

          o    automobile liability with a $1 million combined single limit;

          o    employer's liability with a $500,000 policy limit;

          o pollution liability resulting from a "pollution incident," which is defined as the discharge, dispersal, seepage, migration, release or escape of one or more pollutants directly from a well site, with a limit of $1 million for bodily injury and property damage and a limit of $100,000 for clean-up for third-parties; however, coverage does not apply to pollution damage to the well site itself or the property of the insured;

          o    commercial umbrella liability composed of:

               o primary umbrella limit of $25 million over general liability, automobile liability, and employer's liability and a $10 million sublimit for pollution liability; and

               o excess liability providing excess limits of $24 million over the $25 million provided in the commercial umbrella, but excluding pollution liability.

          Because the managing general partner is driller and operator of wells for other partnerships, the insurance available to each partnership could be substantially less if insurance claims are made in the other partnerships.

          This insurance has deductibles, which would first have to be paid by a partnership, of:

          o    $2,500 per occurrence for bodily injury and property damage; and

          o    $10,000 per pollution incident for pollution damage.

          The insurance also has terms, including exclusions, which are standard for the natural gas and oil industry. On request the managing general partner will provide you or your representative a copy of its insurance policies. The managing general partner will use its best efforts to maintain insurance coverage that meets its current coverage, but it may be unsuccessful if the coverage becomes unavailable or too expensive.

          If you are an investor general partner and there is going to be a material adverse change in your partnership's insurance coverage, which the managing general partner does not anticipate, then the managing general partner will notify you at least 30 days before the effective date of the change. You will then have the right to convert your units into limited partner units before the change in insurance coverage by giving written notice to the managing general partner.

     o CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED PARTNER UNITS. Your investor general partner units will be automatically converted by the managing general partner to limited partner units after all of the wells in your partnership have been drilled and completed. In each partnership, the managing general partner anticipates that all of the wells will be drilled and completed no more than 12 months after a partnership closes, and the conversion will then follow. However, if all or the majority of the remaining units are sold in Atlas America Public #15-2006(B) L.P., then it may take longer for both cash distributions to begin and all of the wells to be drilled, completed and online to sell production in that partnership. This will also delay conversion of the investor general partner units to limited partner units.

          Once your units are converted, which is a nontaxable event, you will have the lesser liability of a limited partner in your partnership under Delaware law for obligations and liabilities arising after the conversion. However, you will continue to have the responsibilities of a general partner for partnership liabilities and obligations incurred before the effective date of the conversion. For example, you might become liable for partnership liabilities in excess of your subscription amount during the time the partnership is engaged in drilling activities and for environmental claims that arose during drilling activities, but were not discovered until after conversion.

     o NONRECOURSE DEBT. The partnerships do not anticipate that they will borrow funds. However, if borrowings are required, then the partnerships will be permitted to borrow funds only from the managing general partner or its affiliates and without recourse against non-partnership assets. Thus, if there is a default under this loan arrangement you cannot be required to contribute funds to the partnership. Any borrowings by a partnership will be repaid from that partnership's revenues.

          The amount that may be borrowed at any one time by a partnership may not exceed an amount equal to 5% of the investors' subscription proceeds in the partnership. However, because you do not bear the risk of repaying these borrowings with non-partnership assets, the borrowings will not increase the extent to which you are allowed to deduct your individual share of partnership losses. (See "Federal Income Tax Consequences - Tax Basis of Units" and "- `At Risk' Limitation on Losses.")

     o INDEMNIFICATION. The managing general partner will indemnify you from any liability incurred in connection with your partnership that is in excess of your interest in the partnership's:

          o    undistributed net assets; and

          o    insurance proceeds, if any, from all potential sources.

          The managing general partner's indemnification obligation, however, will not eliminate your potential liability if the managing general partner's assets are insufficient to satisfy its indemnification obligation. There can be no assurance that the managing general partner's assets, including its liquid assets, will be sufficient to satisfy its indemnification obligation.

             CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS

SOURCE OF FUNDS
Each partnership must receive minimum subscription proceeds of $2 million to close, and the subscription proceeds of both partnerships, in the aggregate, may not exceed $147,726,000, which is the remaining portion of the unsold units from the original $200 million registration. There are no other requirements regarding the size of a partnership, and the subscription proceeds of one partnership may be substantially more or less than the subscription proceeds of the other partnerships. See the targeted maximum subscription amounts for each partnership set forth in "Terms of the Offering - Subscription to a Partnership." Also, the managing general partner has the discretion to accept subscriptions for any amount up to and including the entire amount in Atlas America Public #15-2006(B) L.P. and not offer and sell any units in the other partnership. (See "Terms of the Offering - Subscription to a Partnership.")

On completion of the offering of units in a partnership, the partnership's source of funds will be as follows assuming each unit is sold for $10,000:

     o the subscription proceeds of you and the other investors, which will be:

          o    $2 million if 200 units are sold; and

          o    $147,726,000 if 14,772.6 units are sold; and


     o the managing general partner's capital contribution, which must be at least 25% of all capital contributions and includes its credit for organization and offering costs and contributing the leases, which will be:

          o    not less than $666,667 if 200 units are sold; and

          o    not less than $49,242,000 if 14,772.6 units are sold.

Thus, the total amount available to a partnership will be not less than $2,666,667 if 200 units are sold ranging to not less than $196,968,000 if 14,772.6 units are sold.

The managing general partner has made the largest single capital contribution in each of its prior partnerships and no individual investor has contributed more, although the total investor contributions in each partnership have exceeded the managing general partner's contribution. The managing general partner also expects to make the largest single capital contribution in each of the partnerships.

USE OF PROCEEDS
The subscription proceeds received from you and the other investors will be used by the partnership in which you invest as follows:

     o 90% of the subscription proceeds will be used to pay 100% of the intangible drilling costs of drilling and completing the partnership's wells; and

     o 10% of the subscription proceeds will be used to pay a portion of the equipment costs of drilling and completing the partnership's wells.

The managing general partner will contribute all of the leases to each partnership covering the acreage on which the partnership's wells will be drilled, and pay all of the equipment costs of drilling and completing the partnership's wells that exceed 10% of the partnership's subscription proceeds. Thus, the managing general partner will pay the majority of each partnership's equipment costs. The managing general partner also will be charged with 100% of the organization and offering costs for each partnership. A portion of these contributions to each partnership will be in the form of payments to itself, its affiliates and third-parties and the remainder will be in the form of services related to organizing this offering. The managing general partner will receive a credit towards its required capital contribution to each partnership for these payments and services as discussed in "Participation in Costs and Revenues."

The following tables present information concerning each partnership's use of the proceeds provided by both you and the other investors and the managing general partner. The tables are based in part on the managing general partner's estimate of its capital contribution to a partnership based on the applicable number of units sold as shown in the table. The managing general partner's estimated capital contribution shown in the tables includes its credit for organization and offering costs and contributing the leases, and exceeds in each case its required capital contribution of not less than 25% of all capital contributions for a partnership. Anthem Securities, an affiliate of the managing general partner, will be the dealer-manager of the offering and it will receive the dealer-manager fee, the sales commissions, the .5% reimbursement for permissible non-cash compensation, and the up to .5% reimbursement for bona fide due diligence expenses. A portion of these payments and reimbursements, including all of the up to .5% reimbursement for bona fide due diligence expenses, will be reallowed by the dealer-manager to the broker/dealers, which are referred to as selling agents, as discussed in "Plan of Distribution." Subject to the above, the organizational costs will be paid to the managing general partner, its affiliates and various third-parties, and the intangible drilling costs and tangible costs will be paid to the managing general partner as general drilling contractor and operator under the drilling and operating agreement.


The tables are presented based on:

     o the sale of 200 units ($2 million), which is the minimum number of units for each partnership; and

     o the sale of 14,772.6 units, which are all of the remaining unsold units from the original 20,000 units ($200 million) registered.

Substantially all of the proceeds available to each partnership will be expended for the following purposes and in the following manner:

                                INVESTOR CAPITAL


                                                                               200                   14,772.6
                                                                              UNITS                    UNITS
NATURE OF PAYMENT                                                              SOLD      % (1)          SOLD        % (1)
-----------------                                                              ----      -----          ----        -----

ORGANIZATION AND OFFERING EXPENSES
Dealer-manager fee, sales commissions, .5% accountable reimbursement for permissible non-cash compensation, and up to .5% reimbursement for
bona fide due diligence expenses.......................................        - 0 -       - 0 -           - 0 -    - 0 -
Organization costs.....................................................        - 0 -       - 0 -           - 0 -    - 0 -

AMOUNT AVAILABLE FOR INVESTMENT:

Intangible drilling costs (2)..........................................   $1,800,000         90%    $132,953,400      90%
Equipment costs (2)....................................................     $200,000         10%     $14,772,600      10%
Leases.................................................................        - 0 -      - 0 -            - 0 -    - 0 -
                                                                          ----------    -------     ------------    -----

TOTAL INVESTOR CAPITAL.................................................   $2,000,000        100%    $147,726,000     100%
                                                                          ==========        ====    ============     ====


----------
(1) The percentage is based on total investor subscription proceeds, and excludes the managing general partner's estimate of its capital contribution in the "- Managing General Partner Capital" table below.
(2) Ninety percent of the subscription proceeds provided by you and the other investors to each partnership will be used to pay 100% of the partnership's intangible drilling costs. Ten percent of the subscription proceeds provided by you and the other investors to each partnership will be used to pay a portion of the partnership's equipment costs. (See "Participation in Costs and Revenues.") The managing general partner will pay all of the remaining equipment costs of each partnership, and its share of each partnership's equipment costs as set forth in the "- Managing General Partner Capital" and the "- Total Partnership Capital" tables below is based on the managing general partner's estimate of the average cost of drilling and completing wells in each partnership's primary areas as discussed in "Compensation - Drilling Contracts."

                        MANAGING GENERAL PARTNER CAPITAL


                                                                               200                   14,772.6
                                                                              UNITS                    UNITS
NATURE OF PAYMENT                                                              SOLD      % (1)          SOLD        % (1)
-----------------                                                              ----      -----          ----        -----
ORGANIZATION AND OFFERING EXPENSES
Dealer-manager fee, sales commissions, .5% accountable reimbursement for permissible non-cash compensation, and up to .5% reimbursement for
bona fide due diligence expenses (2)...................................     $210,000      23.11%    $15,511,230    24.19%
Organization costs (2).................................................      $90,000       9.91%     $6,647,670    10.36%

AMOUNT AVAILABLE FOR INVESTMENT:
Intangible drilling costs..............................................        - 0 -       - 0 -          - 0 -     - 0 -
Equipment costs (3)....................................................     $541,250      59.57%    $37,019,539    57.73%
Leases (4).............................................................      $67,288       7.41%     $4,949,874     7.72%
                                                                             -------       -----     ----------    -----

TOTAL MANAGING GENERAL PARTNER CAPITAL.................................     $908,538        100%    $64,128,313      100%
                                                                            ========        ====    ===========      ====


----------
(1) The percentage is based on the managing general partner's estimate of its capital contribution, and excludes the total investors' subscription proceeds set forth in the "- Investor Capital" table above.
(2) As discussed in "Participation in Costs and Revenues," if these fees, sales commissions, reimbursements and organization costs exceed 15% of the investors' subscription proceeds in a partnership, then the excess will be charged to the managing general partner, but will not be included as part of its capital contribution.
(3) The managing general partner's share of equipment costs is described in "Compensation - Drilling Contracts." However, these costs will vary depending on the actual equipment costs of drilling and completing the wells. Also, see footnote (2) to the "- Investor Capital" table above.
(4) Instead of contributing cash for the leases, the managing general partner will assign to each partnership the leases covering the acreage on which the partnership's wells will be drilled. Generally, as described in "Compensation - Lease Costs," the managing general partner's lease cost is approximately $8,411 per prospect. For purposes of this table, the managing general partner's lease costs have been quantified using this amount based on its estimate of the number of net wells that will be drilled with the subscription proceeds available as set forth in the table. The actual number of net wells drilled by the partnerships is likely to vary from the managing general partner's estimate, based primarily on where the wells are drilled and the actual costs of the wells. Also, the managing general partner's lease costs on a prospect may be significantly higher than the above-referenced amount, and its credit for the leases contributed will equal its cost, unless it has a reason to believe that cost is materially more than fair market value of the property, in which case its credit for its lease contribution must not exceed fair market value.

                            TOTAL PARTNERSHIP CAPITAL


                                                                               200                   14,772.6
                                                                              UNITS                    UNITS
NATURE OF PAYMENT                                                              SOLD      % (1)          SOLD        % (1)
-----------------                                                              ----      -----          ----        -----
ORGANIZATION AND OFFERING EXPENSES
Dealer-manager fee, sales commissions, .5% accountable reimbursement for permissible non-cash compensation, and up to .5% reimbursement for
bona fide due diligence expenses (2)...................................       $210,000     7.22%      $15,511,230    7.32%
Organization costs (2).................................................        $90,000     3.09%       $6,647,670    3.14%

AMOUNT AVAILABLE FOR INVESTMENT:
Intangible drilling costs (3)..........................................     $1,800,000    61.89%     $132,953,400   62.76%
Equipment costs (3)....................................................       $741,250    25.49%      $51,792,139   24.45%
Leases (4).............................................................        $67,288     2.31%       $4,949,874    2.33%
                                                                            ----------    -----     ------------    ----
TOTAL PARTNERSHIP CAPITAL..............................................     $2,908,538      100%    $211,854,313     100%
                                                                            ==========    =====     ============    ====


----------
(1) The percentage is based on total investor subscription proceeds in the "- Investor Capital Table" above, and the managing general partner's estimate of its capital contributions in the "- Managing General Partner Capital" table above.
(2) As discussed in "Participation in Costs and Revenues," if these fees, sales commissions, reimbursements and organization costs exceed 15% of the investors' subscription proceeds in a partnership, then the excess will be charged to the managing general partner, but will not be included as part of its capital contribution.
(3) The managing general partner's share of equipment costs is described in "Compensation - Drilling Contracts" and "Participation in Costs and Revenues." The equipment costs will vary depending on the actual equipment costs of drilling and completing the wells, but 90% of the subscription proceeds provided by you and the other investors will be used to pay intangible drilling costs and 10% will be used to pay equipment costs. (Also, see footnote (2) to the "- Investor Capital" table, above.)
(4) Instead of contributing cash for the leases, the managing general partner will assign to each partnership the leases covering the acreage on which that partnership's wells will be drilled as set forth in footnote (4) to the "- Managing General Partner Capital" table above.

                                  COMPENSATION

The items of compensation to be paid to the managing general partner and its affiliates from each partnership are set forth below. Most of these items of compensation depend on how many wells a partnership drills and how much of the working interest in each of the wells is owned by the partnership. In this regard, the managing general partner estimates that approximately eight gross and net wells will be drilled if the minimum required subscription proceeds of $2 million are received by a partnership, and approximately 617 gross wells, which will be approximately 588.5 net wells, will be drilled, in the aggregate, if subscription proceeds of $147,726,000 are received by a partnership or the partnerships.

A gross well is a well in which a partnership owns a working interest. This is compared with a net well which is the sum of the fractional working interests owned in the gross wells. For example, a 50% working interest owned in three wells is three gross wells, but 1.5 net wells. However, the managing general partner's estimate set forth above of the number of wells to be drilled is subject to risks which can cause actual results to vary. (See "Risk Factors - Risks Related to an Investment in a Partnership - The Partnerships Do Not Own Any Prospects, the Managing General Partner Has Complete Discretion to Select Which Prospects are Acquired By a Partnership, and The Possible Lack of Information for a Majority of the Prospects Decreases Your Ability to Evaluate the Feasibility of a Partnership.")

NATURAL GAS AND OIL REVENUES
Subject to the managing general partner's subordination obligation, the investors and the managing general partner will share in each partnership's revenues in the same percentages as their respective capital contributions bear to the total partnership capital contributions for that partnership except that the managing general partner will receive an additional 7% of that partnership's revenues. However, the managing general partner's total revenue share may not exceed 40% of that partnership's revenues regardless of the amount of its capital contribution.

For example, if the managing general partner contributes the minimum of 25% of the total partnership capital contributions and the investors contribute 75% of the total partnership capital contributions, then the managing general partner will receive 32% of the partnership revenues and the investors will receive 68% of the partnership revenues. On the other hand, if the managing general partner contributes 35% of the total partnership capital contributions and the investors contribute 65% of the total partnership capital contributions, then the managing general partner will receive 40% of the partnership revenues, not 42%, because its revenue share cannot exceed 40% of partnership revenues, and the investors will receive 60% of partnership revenues.

As noted above, the managing general partner's revenue share from each partnership is subject to its subordination obligation as described in "Participation in Costs and Revenues - Subordination of Portion of the Managing General Partner's Net Revenue Share" and the accompanying tables. For example, if the managing general partner's revenue share is 35% of the partnership revenues, then up to 17.5% of the managing general partner's partnership net revenues could be used for its subordination obligation.

LEASE COSTS
Under the partnership agreement the managing general partner will contribute to each partnership all the undeveloped leases necessary to cover each of the partnership's prospects. The managing general partner will receive a credit to its capital account equal to:

     o    the cost of the leases; or

     o the fair market value of the leases if the managing general partner has reason to believe that cost is materially more than the fair market value.

The cost of the leases will include a portion of the managing general partner's reasonable, necessary, and actual expenses for services allocated to a partnership's leases by it using industry guidelines.

In the primary areas of interest, the managing general partner's lease cost is approximately $8,411 per prospect assuming a partnership acquires 100% of the working interest in the prospect. From time to time, however, the managing general partner's lease costs on a prospect may be significantly higher than this amount. The managing general partner's credit for lease costs will be proportionally reduced to the extent a partnership acquires less than 100% of the working interest in the prospect. In this regard, a working interest generally means an interest in the lease under which the owner of the working interest must pay some portion of the cost of development, operation, or maintenance of the well. Assuming all the leases are situated in these areas, the managing general partner estimates that its credit for lease costs will be:

     o $67,288 if $2 million is received, which is eight net wells times $8,411 per prospect; and

     o $4,949,874 if $147,726,000 is received, which is 588.5 net wells times $8,411 per prospect.

Drilling a partnership's wells also may provide the managing general partner with offset prospects to be drilled by allowing it to determine at the partnership's expense the value of adjacent acreage in which the partnership would not have any interest.

DRILLING CONTRACTS
Each partnership will enter into the drilling and operating agreement with the managing general partner to drill and complete each partnership's wells at cost plus a nonaccountable fixed payment reimbursement to the managing general partner for the investors' share of its general and administrative overhead of $15,000 per well plus 15% of the cost and the nonaccountable fee of $15,000 described above. The managing general partner has determined that this is a competitive rate based on:

     o information it has concerning drilling rates of third-party drilling companies in the Appalachian Basin;

     o the estimated costs of non-affiliated persons to drill and equip wells in the Appalachian Basin as reported for 2003 by an independent industry association which surveyed other non-affiliated operators in the area; and

     o information it has concerning increases in drilling costs in the area since 2003.

If this rate subsequently exceeds competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, then the rate will be adjusted to the competitive rate. However, the 15% premium and the investors' share of the managing general partner's nonaccountable fixed payment reimbursement of its general and administrative overhead in the amount of $15,000 per well may not be increased by the managing general partner during the term of the partnership.


The managing general partner expects to subcontract some of the actual drilling and completion of each partnership's wells to third-parties selected by it. However, the managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of drilling contractor services, and may not profit by drilling in contravention of its fiduciary obligations to the partnership.

Cost, when used with respect to services, generally means the reasonable, necessary, and actual expense incurred in providing the services, determined in accordance with generally accepted accounting principles. The cost of the well includes all ordinary costs of drilling, testing and completing the well. This includes the cost of the following for a natural gas well, which will be the classification of the majority of the wells:

     o multiple completions, which means, in general, treating separately all potentially productive geological formations in an attempt to enhance the natural gas production from the well;

     o    installing gathering lines for the natural gas of up to 2,500 feet;
          and

     o    the necessary facilities for the production of natural gas.

The amount paid to the managing general partner for drilling and completing a partnership well will be proportionately reduced to the extent the partnership acquires less than 100% of the working interest in the prospect. In addition, the amount of compensation that the managing general partner could earn as a result of these arrangements depends on many other factors as well, including the following:

     o    where the wells are drilled and their depths;

     o    the method used to complete the well; and

     o    the number of wells drilled.

Assuming the maximum subscription proceeds of $147,726,000 are received, the managing general partner anticipates that the partnerships' weighted average cost of drilling and completing approximately 588.5 net wells, excluding lease costs, will be approximately $313,926 per net well, which includes the nonaccountable, fixed payment reimbursement of $15,000 per well to the managing general partner for the investors' share of its general and administrative overhead and the 15% premium paid to the managing general partner. This estimate also was based on the managing general partner's estimate of:

     o the number of wells that will be drilled in each area by the partnerships;

     o the percentage of working interest that the partnerships will acquire in the prospects in each area; and

     o the estimated drilling and completion costs of the wells to be drilled by the partnerships, which are different for wells in each area based primarily on different depths and completion methods.

Thus, the managing general partner's estimated weighted average cost of drilling and completing one net well as set forth above, in all likelihood, will vary from the actual average cost of the wells in each of the primary areas and for the partnerships separately and as a whole.

Based on the assumptions and the estimated weighted average cost for one net well as set forth above, the managing general partner expects that its 15% profit will be approximately $32,803 per net well (the managing general partner anticipates that the partnerships will acquire less than 100% of the working interest in some of their respective prospects) with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors. The actual compensation received by the managing general partner as a result of each partnership's drilling operations will vary from these estimates, but the managing general partner's profit will not in any event exceed 15% of the costs of drilling and completing the wells.

Subject to the foregoing, the managing general partner estimates that its nonaccountable, fixed payment reimbursement for general and administrative overhead of $15,000 and profit of 15% (approximately $32,803) for one net well, which totals $47,803, will be:

     o $382,424 if $2 million is received, which is eight net wells times $47,803; and

     o    $28,132,066 if $147,726,000 is received, which is 588.5 net wells times $47,803.

The managing general partner's estimated weighted average cost of $313,926 for one net well as discussed above consists of:

     o    intangible drilling costs of approximately $225,919 (72%); and

     o    equipment costs of approximately $88,007 (28%).

In this regard, the managing general partner further anticipates that a partnership's cost of drilling and completing any given well in the partnerships' primary areas as described in "Proposed Activities," excluding lease costs, may range from as low as approximately $178,000 to as high as $423,000 or more, depending on the area.

PER WELL CHARGES
Under the drilling and operating agreement the managing general partner, as operator of the wells, will receive the following from each partnership when the wells begin producing:

     o reimbursement at actual cost for all direct expenses incurred on behalf of the partnership; and

     o well supervision fees for operating and maintaining the wells during producing operations at a competitive rate.

Currently the competitive rate for well supervision fees is $285 per well per month in the primary and secondary areas. The well supervision fees will be proportionately reduced to the extent the partnership acquires less than 100% of the working interest in the well, and may be adjusted for inflation annually beginning with the second calendar year after a partnership closes. If in the future the foregoing rate exceeds competitive rates available from other non-affiliated persons in the area engaged in the business of providing comparable services or equipment, then the rate will be adjusted to the competitive rate. The managing general partner may not benefit by interpositioning itself between the partnership and the actual provider of operator services. In no event will any consideration received for operator services be duplicative of any consideration or reimbursement received under the partnership agreement.

The well supervision fee covers all normal and regularly recurring operating expenses for the production, delivery, and sale of natural gas and oil, such as:

     o    well tending, routine maintenance, and adjustment;

     o reading meters, recording production, pumping, maintaining appropriate books and records; and

     o    preparing reports to the partnership and to government agencies.

The well supervision fees do not include costs and expenses related to:

     o    the purchase of equipment, materials, or third-party services;

     o    brine disposal; and

     o    rebuilding of access roads.

These costs will be charged at the invoice cost of the materials purchased or the third-party services performed.

The managing general partner estimates that it will receive well supervision fees for a partnership's first 12 months of operation after all of the wells have been placed in production of:

     o $27,360 if $2 million is received, which is eight net wells at $285 per well per month; and

     o $2,012,670 if $147,726,000 is received, which is 588.5 net wells at $285 per well per month.

GATHERING FEES
Under the partnership agreement the managing general partner will be responsible for gathering and transporting the natural gas produced by the partnerships to interstate pipeline systems, local distribution companies, and/or end-users in the area (the "gathering services"). The managing general partner anticipates that it will use the gathering system owned by Atlas Pipeline Partners for the majority of the natural gas as described in "Proposed Activities - Sale of Natural Gas and Oil Production - Gathering of Natural Gas." The managing general partner's affiliate, Atlas America, Inc., which is sometimes referred to in this prospectus as "Atlas America," or another affiliate controls and manages the gathering system for Atlas Pipeline Partners. (See "Management - Organizational Diagram and Securities Ownership of Beneficial Owners.") Also, Atlas America and the managing general partner's affiliates, Resource Energy, Inc., sometimes referred to in this prospectus as "Resource Energy," and Viking Resources Corporation, sometimes referred to in this prospectus as "Viking Resources," (the "Atlas Entities"), which do not include the partnerships, have an agreement with Atlas Pipeline Partners which provides that generally all of the gas produced by their affiliated partnerships, which includes each partnership composing the program, will be gathered and transported through the gathering system owned by Atlas Pipeline Partners and that the Atlas Entities must pay the greater of $.35 per mcf or 16% of the gross sales price for each mcf transported by these affiliated partnerships through Atlas Pipeline Partners' gathering system. Gross sales price means the price that is actually received, adjusted to take into account proceeds received or payments made pursuant to hedging arrangements. Subject to the agreement with Atlas Pipeline Partners described above, in providing the gathering services the managing general partner may use gathering systems owned by Atlas Pipeline Partners, independent third-parties and/or affiliates of Atlas America other than Atlas Pipeline Partners.

Each partnership will pay a gathering fee directly to the managing general partner at competitive rates for the gathering services. The gathering fee paid by the partnership to the managing general partner may be increased from time-to-time by the managing general partner, in its sole discretion, but may not increase beyond competitive rates as determined by the managing general partner. Currently, the managing general partner has determined that the competitive fee in each of its primary and secondary areas where it drills its wells is an amount equal to 10% of the gross sales price received by each partnership for its natural gas. Gross sales price means the price that is actually received, adjusted to take into account proceeds received or payments made pursuant to hedging arrangements. The payment of a competitive fee to the managing general partner for its gathering services shall be subject to the following conditions:

     o If the gathering system owned by Atlas Pipeline Partners is used by a partnership, then the managing general partner will apply the gathering fee it receives from the partnership towards the payments owed by the Atlas Entities under their agreement with Atlas Pipeline Partners.

     o If a third-party gathering system is used by a partnership, the managing general partner will pay a portion or all of the gathering fee it receives from the partnership to the third-party gathering the natural gas. The managing general partner may retain the excess of any gathering fees it receives from the partnership over the payments it makes to third-party gas gatherers. If the third-party's gathering system charges more than an amount equal to 10% of the gross sales price, then the managing general partner's gathering fee charged to a partnership will be the actual transportation and compression fees charged by the third-party gathering system with respect to the partnership's natural gas in the area.

     o If both a third-party gathering system and the Atlas Pipeline Partners gathering system (or a gas gathering system owned by an affiliate of Atlas America other than Atlas Pipeline Partners) are used by a partnership, then the managing general partner will receive an amount equal to 10% of the gross sales price plus the amount charged by the third-party gathering system. For purposes of illustration, but not limitation, certain wells drilled by a partnership in the Upper Devonian Sandstone Reservoirs in the McKean County, Pennsylvania secondary area will deliver natural gas produced in this area into a gathering system, a segment of which will be provided by Atlas Pipeline Partners and a segment of which will be provided by a third-party. The third-party will receive gathering fees of $.35 per mcf for transportation and compression, which may be increased from time-to-time, and the managing general partner will receive a gathering fee equal to 10% of the gross sales price.

Finally, in connection with the Knox project in the Mississippian and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee area, as discussed in "Proposed Activities--Primary Areas of Operations--Mississippian Carbonate and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee," a partnership will deliver natural gas into a gathering system provided by Knox Energy, which is referred to as the Coalfield Pipeline. The Coalfield Pipeline will receive gathering fees of $.55 per mcf plus fees for compression, which may be increased from time-to-time. If the Coalfield Pipeline does not have sufficient capacity to compress and transport the natural gas produced from a partnership's wells as determined by Atlas America, then Atlas America or an affiliate other than Atlas Pipeline Partners may construct an additional gathering system and/or enhancements to the Coalfield Pipeline. On completion of the construction, Atlas America will transfer its ownership in the additional gathering system and/or enhancements to the owners of the Coalfield Pipeline, which will then pay Atlas America an amount equal to $.12 per mcf of natural gas transported through the newly constructed and/or enhanced gathering system. If the events described above occur, Coalfield Pipeline will pay this amount to Atlas America from the gathering and compression fees it charges to a partnership.

The actual amount of gathering fees to be paid by a partnership to the managing general partner cannot be quantified, because the volume of natural gas that will be produced and transported from the partnership's wells cannot be predicted.

DEALER-MANAGER FEES
Subject to certain exceptions described in "Plan of Distribution," Anthem Securities, the dealer-manager and an affiliate of the managing general partner, will receive on each unit sold to an investor:

     o    a 2.5% dealer-manager fee;

     o    a 7% sales commission;

     o    a .5% reimbursement for accountable permissible non-cash compensation;
          and

     o an up to .5% reimbursement of the selling agents' bona fide due diligence expenses.

Assuming the above amounts are paid for all units sold, the dealer-manager will receive:

     o    $210,000 if $2 million is received by a partnership; and

     o    $15,511,230 if $147,726,000 is received by the partnerships.

        All of the reimbursement of the selling agents' bona fide due diligence expenses, and generally all of the sales commissions, will be reallowed to the selling agents. A portion of the 2.5% dealer-manager fee will be reallowed to the wholesalers who are associated with the managing general partner and registered through Anthem Securities for subscriptions obtained through their efforts. The dealer-manager will retain any of the compensation which is not reallowed. See "Management" for the ownership of Anthem Securities.

INTEREST AND OTHER COMPENSATION
The managing general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of a partnership. If the managing general partner provides equipment, supplies, and other services to a partnership, then it may do so at competitive industry rates. The managing general partner will determine competitive industry rates for equipment, supplies and other services by conducting a survey of the interest and/or fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. If possible, the managing general partner will contact at least two unaffiliated third-parties, however, the managing general partner will have sole discretion in determining the amount to be charged a partnership.

ESTIMATE OF ADMINISTRATIVE COSTS AND DIRECT COSTS TO BE BORNE BY THE
PARTNERSHIPS
The managing general partner and its affiliates will receive from each partnership a nonaccountable, fixed payment reimbursement for their administrative costs, which has been determined by the managing general partner to be $75 per well per month. This payment per well is subject to the following:

     o    it will not be increased in amount during the term of the partnership;

     o it will be proportionately reduced to the extent the partnership acquires less than 100% of the working interest in the well;

     o it will be the entire payment to reimburse the managing general partner for the partnership's administrative costs; and

     o    it will not be received for plugged or abandoned wells.

The managing general partner estimates that the nonaccountable, fixed payment reimbursement for administrative costs allocable to a partnership's first 12 months of operation after all of its wells have been placed into production will not exceed approximately:

     o $7,200 if $2 million is received, which is eight net wells at $75 per well per month; and

     o $529,650 if $147,726,000 is received, which is 588.5 net wells at $75 per well per month.

Direct costs will be determined by the managing general partner, in its sole discretion, including the provider of the services or goods and the amount of the provider's compensation. Direct costs will be billed directly to and paid by each partnership to the extent practicable. The anticipated direct costs set forth below for a partnership's first 12 months of operation after all of its wells have been placed into production may vary from the estimates shown for numerous reasons which cannot accurately be predicted. These reasons include:

     o    the number of investors;

     o    the number of wells drilled;

     o    the partnership's degree of success in its activities;

     o    the extent of any production problems;

     o    inflation; and

     o    various other factors involving the administration of the partnership.


                                                                                    Minimum               Maximum
                                                                                 Subscriptions         Subscriptions
                                                                                 of $2 million      of $147,726,000 (1)
                                                                                 -------------      -------------------
     DIRECT COSTS
          External Legal......................................................       $6,000             $ 18,000
             Accounting  Fees for  Audit and Tax Preparation..................       29,300               80,000
             Independent Engineering Reports..................................        1,500               30,000
                                                                                    -------             --------
             TOTAL ...........................................................      $36,800             $128,000
                                                                                    =======             ========

---------
(1) This assumes three partnerships are formed as described below in "Terms of the Offering - Subscription to a Partnership" and the targeted nonbinding subscriptions of each partnership are received.


                              TERMS OF THE OFFERING

SUBSCRIPTION TO A PARTNERSHIP

Atlas America Public #15-2005 Program is a series of up to three limited partnerships which have been formed under the Delaware Revised Uniform Limited Partnership Act to offer for sale units in an aggregate amount of $200 million. The first partnership in the program, Atlas America Public #15-2005(A) L.P., completed its offering on December 31, 2005 and received offering proceeds of $52,245,720, which included units sold on a discounted basis as described in "Plan of Distribution." Thus, the total maximum subscriptions remaining from the original $200 million, based on the number of units previously sold, are $147,726,000, which is 14,772.6 units at $10,000 per unit assuming no units are sold at the discounted prices described in "Plan of Distribution."

The targeted subscriptions for each partnership are set forth below. These targeted amounts are not mandatory, and the managing general partner may determine the final subscription amount for each partnership in its sole discretion. The maximum subscription of any partnership offered in 2006, however, must be the lesser of:

     o    $147,726,000; or

     o $147,726,000 less the total subscription proceeds received by any prior partnership offered in 2006.

Also set forth below are the targeted ending dates for the remaining partnerships, which are not binding except that the units in each partnership may not be offered beyond that partnership's offering termination date as set forth below. The managing general partner may close the offering of units in a partnership at any time before that partnership's offering termination date once the partnership is in receipt of the minimum required subscriptions, and the managing general partner may withdraw the offering of units in any partnership at any time.


                                    REQUIRED            TARGETED             TARGETED         OFFERING
PARTNERSHIP                         MINIMUM             SUBSCRIPTION         ENDING           TERMINATION
NAME                                SUBSCRIPTION        PROCEEDS             DATE (1)         DATE (1)
----                                ------------        --------             --------         --------
Atlas America Public #15-2006(B)    $2 million          $125 million         07/31/06         12/31/06
Atlas America Public #15-2006(C)    $2 million          $22.726 million      12/31/06         12/31/06


     o The units in the above partnerships will be offered and sold only during 2006.

----------
(1) The partnerships will be offered in a series. Thus, units in Atlas America Public #15-2006(C) L.P. will not be offered until the offering of units in Atlas America Public #15-2006(B) L.P. has terminated. Units in Atlas America Public #15-2006(D) L.P. will not be offered.

Units are offered at a subscription price of $10,000 per unit, subject to certain exceptions which are described in "Plan of Distribution," and must be paid 100% in cash at the time of subscribing. The subscription price of the units has been arbitrarily determined by the managing general partner because the partnerships do not have any prior operations, assets, earnings, liabilities or present value. Your minimum subscription is one unit ($10,000). Larger fractional subscriptions will be accepted in $1,000 increments, beginning with $11,000, $12,000, etc.

You will have the election to purchase units in a partnership as either an investor general partner or a limited partner. However, the managing general partner will have exclusive management authority for each partnership. Each partnership will be a separate business entity from the other partnerships. Thus, as an investor, you will be a partner only in the partnership in which you invest. You will have no interest in the business, distributions, assets or tax benefits of the other partnerships unless you also invest in the other partnerships. Your investment return will depend solely on the operations and success or lack of success of the particular partnership in which you invest.

PARTNERSHIP CLOSINGS AND ESCROW
You and the other investors should make your checks for units payable to "Atlas America Public #15-2006(B) L.P., Escrow Agent, National City Bank of PA" or "Atlas America Public #15-2006(C) L.P., Escrow Agent, National City Bank of PA," depending on which partnership is then being offered at the time you subscribe for units, and give your check to your broker/dealer for submission to the dealer-manager and escrow agent. Subscription proceeds for each partnership will be held in a separate interest bearing escrow account at National City Bank of Pennsylvania until receipt of the minimum subscription proceeds. A partnership may not break escrow unless the partnership is in receipt of subscription proceeds of $2 million after the discounts described in "Plan of Distribution" and excluding any subscriptions by the managing general partner or its affiliates. However, on receipt of the minimum subscription proceeds and written instructions to the escrow agent from the managing general partner and the dealer-manager, the managing general partner on behalf of a partnership may break escrow and transfer the escrowed funds to a partnership account, enter into the drilling and operating agreement with itself or an affiliate as operator, and begin drilling operations.

If the minimum subscription proceeds are not received by the offering termination date of a partnership, then the sums deposited in the escrow account will be promptly returned to you and the other subscribers in that partnership with interest and without deduction for any fees. In this regard, the latest offering termination date for each of the partnerships is December 31, 2006. Although the managing general partner and its affiliates may buy up to 5% of the units in each partnership, currently they do not anticipate purchasing any units. If they do buy units, then those units will not be applied towards the minimum subscription proceeds required for a partnership to break escrow and begin operations. Also, any purchases of units by the managing general partner and its affiliates must be made for investment purposes only, and not with a view toward redistribution.

You will receive interest on your subscription proceeds from the time they are deposited in the escrow account, or the partnership account if you subscribe after the minimum subscription proceeds have been received and escrow has been broken, until the final closing of the partnership to which you subscribed. The interest will be paid to you not later than your partnership's first cash distribution from operations.

During each partnership's escrow period its subscription proceeds will be invested only in institutional investments comprised of or secured by securities of the United States government. After the funds are transferred to a partnership account and before their use in partnership operations, they may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills. If the managing general partner determines that a partnership may be deemed to be an investment company under the Investment Company Act of 1940, then the investment activity will cease. Subscription proceeds will not be commingled with the funds of the managing general partner or its affiliates, nor will subscription proceeds be subject to their creditors' claims before they are paid to the managing general partner under the drilling and operating agreement.

ACCEPTANCE OF SUBSCRIPTIONS
Your execution of the subscription agreement constitutes your offer to buy units in the partnership then being offered and to hold the offer open until either:

     o your subscription is accepted or rejected by the managing general partner; or

     o    you withdraw your offer.

To rescind or withdraw your subscription agreement, you must give written notice to the managing general partner before your subscription agreement is accepted by the managing general partner.

Also, the managing general partner will:

     o not complete a sale of units to you until at least five business days after the date you receive a final prospectus; and

     o    send you a confirmation of purchase.

Subject to the foregoing, your subscription agreement will be accepted or rejected by the partnership within 30 days of its receipt. The managing general partner's acceptance of your subscription is discretionary, and the managing general partner may reject your subscription for any reason without incurring any liability to you for this decision. If your subscription is rejected, then all of your funds will be promptly returned to you together with any interest earned on your subscription proceeds.

When you will be admitted to a partnership depends on whether your subscription is accepted before or after breaking escrow. If your subscription is accepted:

     o before breaking escrow, then you will be admitted to the partnership to which you subscribed not later than 15 days after the release from escrow of the investors' funds to that partnership; or

     o after breaking escrow, then you will be admitted to the partnership to which you subscribed not later than the last day of the calendar month in which your subscription was accepted by that partnership.

Your execution of the subscription agreement and the managing general partner's acceptance also constitutes your:

     o execution of the partnership agreement and agreement to be bound by its terms as a partner; and

     o grant of a special power of attorney to the managing general partner to file amended certificates of limited partnership and governmental reports, and perform certain other actions on behalf of you and the other investors.

SUITABILITY STANDARDS

IN GENERAL. It is the obligation of persons selling the units to make every reasonable effort to assure that the units are suitable for you based on your investment objectives and financial situation, regardless of your income or net worth. However, you should invest in a partnership only if you are willing to assume the risk of a speculative, illiquid, and long-term investment. Also, subscriptions to a partnership will not be accepted from IRAs, Keogh plans and qualified retirement plans because the partnership's income would be characterized as unrelated business taxable income, which is subject to federal income tax.

The decision to accept or reject your subscription will be made by the managing general partner, in its sole discretion, and is final. The managing general partner will not accept your subscription until it has reviewed your apparent qualifications, and the suitability determination must be maintained by the managing general partner during the partnership's term and for at least six years thereafter.

GENERAL SUITABILITY REQUIREMENTS FOR PURCHASERS OF LIMITED PARTNER UNITS. If you are a resident of any of the following states or jurisdictions:

o    ALABAMA,                     o    KANSAS,             o    OKLAHOMA,

o    ALASKA,                      o    KENTUCKY,           o    OREGON,

o    ARIZONA,                     o    LOUISIANA,          o    PENNSYLVANIA,

o    ARKANSAS,                    o    MAINE,              o    RHODE ISLAND,

o    COLORADO,                    o    MARYLAND,           o    SOUTH CAROLINA,

o    CONNECTICUT,                 o    MASSACHUSETTS,      o    SOUTH DAKOTA,

o    DELAWARE,                    o    MINNESOTA,          o    TENNESSEE,

o    DISTRICT OF COLUMBIA,        o    MISSISSIPPI,        o    TEXAS,

o    FLORIDA,                     o    MISSOURI,           o    UTAH,

o    GEORGIA,                     o    MONTANA,            o    VERMONT,

o    HAWAII,                      o    NEBRASKA,           o    VIRGINIA,

o    IDAHO,                       o    NEVADA,             o    WASHINGTON,

o    ILLINOIS,                    o    NEW MEXICO,         o    WEST VIRGINIA,

o    INDIANA,                     o    NEW YORK,           o    WISCONSIN, OR

o    IOWA,                        o    NORTH DAKOTA,       o    WYOMING,

then limited partner units may be sold to you if you meet either of the following requirements:

     o a minimum net worth of $225,000, exclusive of home, home furnishings, and automobiles; or

     o a minimum net worth of $60,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in
          Section 63 of the Internal Revenue Code of at least $60,000, without regard to an investment in the partnership.

In addition, if you are a resident of PENNSYLVANIA, then you must not make an investment in a partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles. Finally, if you are a resident of KANSAS, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should limit their investment in the program and substantially similar programs to no more than 10% of their net worth, excluding home, furnishings and automobiles.

However, if you are a resident of the states set forth below, then different suitability requirements apply to you.

SPECIAL SUITABILITY REQUIREMENTS FOR PURCHASERS OF LIMITED PARTNER UNITS.

     o If you are a resident of CALIFORNIA or NEW JERSEY and you subscribe for limited partner units, then you must meet any one of the following special suitability requirements:

          o a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, and expect to have gross income in the current tax year of $65,000 or more; or

          o a net worth of not less than $500,000, exclusive of home, home furnishings, and automobiles; or

          o    a net worth of not less than $1 million; or

          o expected gross income in the current tax year of not less than $200,000.

     o If you are a resident of MICHIGAN or NORTH CAROLINA and you subscribe for limited partner units, then you must meet either of the following special suitability requirements:

          o a net worth of not less than $225,000, exclusive of home, home furnishings, and automobiles; or

          o a net worth of not less than $60,000, exclusive of home, home furnishings, and automobiles, and estimated current tax year taxable income as defined in Section 63 of the Internal Revenue Code of $60,000 or more without regard to an investment in the partnership.

          Additionally, if you are a resident of MICHIGAN, then you must not make an investment in a partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

     o If you are a resident of NEW HAMPSHIRE and you subscribe for limited partner units, then you must meet either of the following special suitability requirements:

          o a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles; or

          o a net worth of not less than $125,000, exclusive of home, home furnishings, and automobiles and $50,000 of taxable income.

     o If you are a resident of OHIO and you subscribe for limited partner units, then you must meet, without regard to your investment in a partnership, either of the following special suitability requirements:

          o a net worth of not less than $330,000, exclusive of home, home furnishings, and automobiles; or

          o a net worth of not less than $85,000, exclusive of home, home furnishings, and automobiles, and an annual gross income during the current tax year of at least $85,000.

          Additionally, if you are a resident of OHIO you must not make an investment in a partnership which would, after including your previous investments in prior Atlas Resources programs, if any, and any other similar natural gas and oil drilling programs, exceed 10% of your net worth, exclusive of home, home furnishings and automobiles.

GENERAL SUITABILITY REQUIREMENTS FOR PURCHASERS OF INVESTOR GENERAL PARTNER UNITS. If you are a resident of any of the following states or jurisdictions:

o    ALASKA,                      o    IDAHO,              o    NORTH DAKOTA,

o    COLORADO,                    o    ILLINOIS,           o    RHODE ISLAND,

o    CONNECTICUT,                 o    LOUISIANA,          o    SOUTH CAROLINA,

o    DELAWARE,                    o    MARYLAND,           o    UTAH,

o    DISTRICT OF COLUMBIA,        o    MONTANA,            o    VIRGINIA,

o    FLORIDA,                     o    NEBRASKA,           o    WEST VIRGINIA,

o    GEORGIA,                     o    NEVADA,             o    WISCONSIN, OR

o    HAWAII,                      o    NEW YORK,           o    WYOMING,

then investor general partner units may be sold to you if you meet either of the following requirements:

     o a minimum net worth of $225,000, exclusive of home, home furnishings, and automobiles; or

     o a minimum net worth of $60,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in
          Section 63 of the Internal Revenue Code of at least $60,000, without regard to an investment in the partnership.

However, if you are a resident of the states set forth below, then different suitability requirements apply to you if you purchase investor general partner units.

SPECIAL SUITABILITY REQUIREMENTS FOR PURCHASERS OF INVESTOR GENERAL PARTNER
UNITS.

     o    If you are a resident of any of the following states:

          o ALABAMA,              o MASSACHUSETTS,         o PENNSYLVANIA,

          o ARKANSAS,             o MINNESOTA,             o TENNESSEE,

          o INDIANA,              o NORTH CAROLINA,        o TEXAS, OR

          o MAINE,                o OKLAHOMA,              o WASHINGTON

          and you subscribe for investor general partner units, then you must meet any one of the following special suitability requirements:

          o an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings, and automobiles, and A COMBINED GROSS INCOME OF $100,000 OR MORE FOR THE CURRENT YEAR AND FOR THE TWO PREVIOUS YEARS; or

          o an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings, and automobiles; or

          o an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

          o    a combined "gross income" as defined in Internal Revenue Code
               Section 61 in excess of $200,000 in the current year and the two previous years.

          o In addition, if you are a resident of PENNSYLVANIA, then you must not make an investment in a partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings, and automobiles.

     o    If you are a resident of any of the following states:

          o    ARIZONA,         o    MICHIGAN,           o    OREGON,

          o    IOWA,            o    MISSISSIPPI,        o    SOUTH DAKOTA, OR

          o    KANSAS,          o    MISSOURI,           o    VERMONT

          o    KENTUCKY,        o    NEW MEXICO,

          and you subscribe for investor general partner units, then you must meet any one of the following special suitability requirements:

          o an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings, and automobiles, and A COMBINED "TAXABLE INCOME" OF $60,000 OR MORE FOR THE PREVIOUS YEAR AND EXPECT TO HAVE A COMBINED "TAXABLE INCOME" OF $60,000 OR MORE FOR THE CURRENT YEAR AND FOR THE SUCCEEDING YEAR; or

          o an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings, and automobiles; or

          o an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or

          o    a combined "gross income" as defined in Internal Revenue Code
               Section 61 in excess of $200,000 in the current year and the two previous years.

          o In addition, if you are a resident of IOWA OR MICHIGAN, then you must not make an investment in a partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings, and automobiles.

          o Finally, if you are a resident of Kansas, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should limit their investment in the program and substantially similar programs to no more than 10% of their net worth, excluding home, furnishings and automobiles.

     o If you are a resident of CALIFORNIA or NEW JERSEY and you subscribe for investor general partner units, then you must meet any one of the following special suitability requirements:

          o a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, and expect to have gross income in the current tax year of $120,000 or more; or

          o a net worth of not less than $500,000, exclusive of home, home furnishings, and automobiles; or

          o    a net worth of not less than $1 million; or

          o expected gross income in the current tax year of not less than $200,000.

     o If you are a resident of NEW HAMPSHIRE and you subscribe for investor general partner units, then you must meet either of the following special suitability requirements:

          o a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles; or

          o a net worth of not less than $125,000, exclusive of home, home furnishings, and automobiles, and $50,000 of taxable income.

     o If you are a resident of OHIO and you subscribe for investor general partner units, then you must meet, without regard to your investment in a partnership, either of the following special suitability requirements:

          o a net worth of not less than $750,000, exclusive of home, home furnishings, and automobiles; or

          o a net worth of not less than $330,000, exclusive of home, home furnishings, and automobiles, and an annual gross income of at least $150,000 for the current year and the two previous years.

          Additionally, if you are a resident of OHIO you must not make an investment in a partnership which would, after including your previous investments in prior Atlas Resources programs, if any, and any other similar natural gas and oil drilling programs, exceed 10% of your net worth, exclusive of home, home furnishings and automobiles.

FIDUCIARY ACCOUNTS. If there is a sale of a unit to a fiduciary account, then all the suitability standards set forth above must be met by the beneficiary, the fiduciary account, or the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Generally, you are required to execute your own subscription agreement, and the managing general partner will not accept any subscription agreement that has been executed by someone other than you. The only exception is if you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions in this prospectus.

                                PRIOR ACTIVITIES

The following tables reflect certain historical data with respect to 36 private drilling partnerships which raised a total of $289,319,355, and 15 public drilling partnerships which raised a total of $342,038,088, that the managing general partner has sponsored. The tables also reflect certain historical data with respect to 1999 Viking Resources LP, a private drilling program which raised $4,555,210, and is the only drilling program sponsored by Viking Resources after it was acquired by Resource America, Inc. in August 1999. Information concerning this program and other programs sponsored by Viking Resources before it was acquired by Resource America will be provided to you on written request to the managing general partner. The tables also do not include information concerning wells acquired by Atlas Resources through merger or other form of acquisition and this information also will be available on written request.

Although past performance is no guarantee of future results, the investor general partners in the managing general partner's prior partnerships have not had to make additional capital contributions to their partnerships because of their status as investor general partners.

IT SHOULD NOT BE ASSUMED THAT YOU AND THE OTHER INVESTORS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR DRILLING PARTNERSHIPS FOR SEVERAL REASONS, INCLUDING, BUT NOT LIMITED TO, DIFFERENCES IN:

o    PARTNERSHIP TERMS;

o    PROPERTY LOCATIONS;

o    PARTNERSHIP SIZE; AND

o    ECONOMIC CONSIDERATIONS.

THE RESULTS OF THE PRIOR DRILLING PARTNERSHIPS SHOULD BE VIEWED ONLY AS A MEASURE OF THE LEVEL OF ACTIVITY AND EXPERIENCE OF THE MANAGING GENERAL PARTNER WITH RESPECT TO DRILLING PARTNERSHIPS.

Table 1 sets forth certain sales information of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

                                     TABLE 1
                           EXPERIENCE IN RAISING FUNDS
                             AS OF JANUARY 15, 2006

                                                              Managing                                            Years
                                    Number                    General                    Date       Date of       Wells    Previous
                                      of          Investor    Partner         Total   Operations     First         In       Assess-
      Partnership                 Investors       Capital     Capital        Capital     Began    Distributions Production   ments
      -----------                 ---------       -------     -------        -------     -----    ------------- ----------   -----
1.    Atlas L.P. #1 - 1985            19          $600,000    $114,800       $714,800   12/31/85     07/02/86      20.05      -0-
2.    A.E. Partners 1986              24           631,250     120,400        751,650   12/31/86     04/02/87      19.05      -0-
3.    A.E. Partners 1987              17           721,000     158,269        879,269   12/31/87     04/02/88      18.05      -0-
4.    A.E. Partners 1988              21           617,050     135,450        752,500   12/31/88     04/02/89      17.05      -0-
5.    A.E. Partners 1989              21           550,000     120,731        670,731   12/31/89     04/02/90      16.05      -0-
6.    A.E. Partners 1990              27           887,500     244,622      1,132,122   12/31/90     04/02/91      15.05      -0-
7.    A.E. Nineties-10                60         2,200,000     484,380      2,684,380   12/31/90     03/31/91      14.83      -0-
8.    A.E. Nineties-11                25           750,000     268,003      1,018,003   09/30/91     01/31/92      14.00      -0-
9.    A.E. Partners 1991              26           868,750     318,063      1,186,813   12/31/91     04/02/92      13.83      -0-
10.   A.E. Nineties-12                87         2,212,500     791,833      3,004,333   12/31/91     04/30/92      13.75      -0-
11.   A.E. Nineties-JV 92            155         4,004,813   1,414,917      5,419,730   10/28/92     04/05/93      13.08      -0-
12.   A.E. Partners 1992              21           600,000     176,100        776,100   12/14/92     07/02/93      12.58      -0-
13.   A.E. Nineties-Public #1        221         2,988,960     528,934      3,517,894   12/31/92     07/15/93      12.33      -0-
14.   A.E. Nineties-1993 Ltd.        125         3,753,937   1,264,183      5,018,120   10/08/93     02/10/94      12.00      -0-
15.   A.E. Partners 1993              21           700,000     219,600        919,600   12/31/93     07/02/94      11.75      -0-
16.   A.E. Nineties-Public #2        269         3,323,920     587,340      3,911,260   12/31/93     06/15/94      11.50      -0-
17.   A.E. Nineties-14               263         9,940,045   3,584,027     13,524,072   08/11/94     01/10/95      11.00      -0-
18.   A.E. Partners 1994              23           892,500     231,500      1,124,000   12/31/94     07/02/95      10.75      -0-
19.   A.E. Nineties-Public #3        391         5,800,990     928,546      6,729,536   12/31/94     06/05/95      10.75      -0-
20.   A.E. Nineties-15               244        10,954,715   3,435,936     14,390,651   09/12/95     02/07/96       9.92      -0-
21.   A.E. Partners 1995              23           600,000     244,725        844,725   12/31/95     10/02/96       9.50      -0-
22.   A.E. Nineties-Public #4        324         6,991,350   1,287,752      8,279,102   12/31/95     07/08/96       9.75      -0-
23.   A.E. Nineties-16               274        10,955,465   1,643,320     12,598,785   07/31/96     01/12/97       9.08      -0-
24.   A.E. Partners 1996              21           800,000     367,416      1,167,416   12/31/96     07/02/97       8.75      -0-
25.   A.E. Nineties-Public #5        378         7,992,240   1,654,740      9,646,980   12/31/96     06/08/97       8.75      -0-
26.   A.E. Nineties-17               217         8,813,488   2,113,947     10,927,435   08/29/97     12/12/97       8.17      -0-
27.   A.E. Nineties-Public #6        393         9,901,025   1,950,345     11,851,370   12/31/97     06/08/98       7.75      -0-
28.   A.E. Partners 1997              13           506,250     231,050        737,300   12/31/97     07/02/98       7.58      -0-
29.   A.E. Nineties-18               225        11,391,673   3,448,751     14,840,424   07/31/98     01/07/99       6.83      -0-
30.   A.E. Nineties-Public #7        366        11,988,350   3,812,150     15,800,500   12/31/98     07/10/99       6.50      -0-
31.   A.E. Partners 1998              26         1,740,000     756,360      2,496,360   12/31/98     07/02/99       6.50      -0-
32.   A.E. Nineties-19               288        15,720,450   4,776,598     20,497,048   09/30/99     01/14/00       6.00      -0-
33.   A.E. Nineties-Public #8        380        11,088,975   3,148,181     14,237,156   12/31/99     06/09/00       5.50      -0-
34.   A.E. Partners 1999              8            450,000     196,500        646,500   12/31/99     10/02/00       5.50      -0-
35.   1999 Viking Resources LP       131         4,555,210   1,678,038      6,233,248   12/31/99     06/01/00       5.50      -0-
36.   Atlas America-Series 20        361        18,809,150   6,297,945     25,107,095   09/30/00     01/30/01       5.25      -0-
37.   Atlas America - Public #9      530        14,905,465   6,256,271     21,161,736   12/31/00     07/13/01       4.85      -0-
38.   Atlas America - Series 21-A    282        12,510,713   4,535,799     17,046,512   05/15/01     11/16/01       4.60      -0-
39.   Atlas America - Series 21-B    360        17,411,825   6,442,761     23,854,586   09/19/01     03/02/02       4.00      -0-
40.   Atlas America - Public #10     818        21,281,170   7,227,432     28,508,602   12/31/01     06/20/02       3.75      -0-
41.   Atlas America - Series 22      258        10,156,375   3,481,591     13,637,966   05/31/02     11/12/02       3.25      -0-
42.   Atlas America - Series 23      246         9,644,550   3,214,850     12,859,400   09/30/02     02/18/03       3.00      -0-
43.   Atlas America - Public
        #11-2002                    1017        31,178,145  13,295,226     44,473,371   12/31/02    7/15/2003       2.75      -0-
44.   Atlas America - Series
        24-2003(A)                   325        14,363,955   4,949,143     19,313,098   05/31/03     12/05/03       2.25      -0-
45.   Atlas America - Series
        24-2003(B)                   422        20,542,850   7,300,020     27,842,870   08/29/03     02/05/04       2.00      -0-
46.   Atlas America - Public
        #12-2003                    1102        40,170,308   13,708,076    53,878,384   12/31/03      6/15/04       1.75      -0-
47.   Atlas America Series
        25-2004(A)                   635        27,601,053   10,266,771    37,867,824   05/31/04      11/5/04       1.50      -0-
48.   Atlas America Series
        25-2004(B)                   634        31,531,035   16,006,953    47,537,988   08/31/04       2/5/05       1.08      -0-
49.   Atlas America Public
        #14-2004                    1494        52,506,570   25,971,721    78,478,291   11/15/04      7/15/05         .6      -0-
50.   Atlas America Public
        #14-2005(A)                 2192        69,674,900   30,912,583   100,587,483   06/17/05          (1)        (1)      -0-
51.   Atlas America Series
        26-2005                      579        34,886,465   15,903,570    50,790,035   09/16/05          (2)        (2)      -0-
52.   Atlas America Public
        #15-2005(A)                 1625        52,245,720   21,412,609    73,658,329   12/31/05          (3)        (3)      -0-

-------------------
(1) This program closed June 17, 2005, and its first distribution is expected February 15, 2006
(2) This program closed September 16, 2005, and its first distribution is expected early summer 2006. (3) This program closed December 31, 2005, and its first distribution is expected fall 2006.

Table 2 reflects the drilling activity of previous development drilling partnerships sponsored by the managing general partner and its affiliates. All the wells were development wells. YOU SHOULD NOT ASSUME THAT THE PAST PERFORMANCE OF PRIOR PARTNERSHIPS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIPS.

                                     TABLE 2
                       WELL STATISTICS - DEVELOPMENT WELLS
                             AS OF JANUARY 15, 2006

                                                 GROSS WELLS (1)                          NET WELLS (2)
                                           --------------------------         ------------------------------
     Partnership                           Oil        Gas     Dry (3)         Oil       Gas          Dry (3)
     -----------                           ---        ---     -------         ---       ---          -------
1.   Atlas L.P. #1 - 1985                   0           6        1             0         2.83         0.50
2.   A.E. Partners 1986                     0           8        0             0         3.50         0.00
3.   A.E. Partners 1987                     0           9        0             0         4.10         0.00
4.   A.E. Partners 1988                     0           9        0             0         3.80         0.00
5.   A.E. Partners 1989                     0          10        0             0         3.30         0.00
6.   A.E. Partners 1990                     0          12        0             0         5.00         0.00
7.   A.E. Nineties-10                       0          12        0             0        11.50         0.00
8.   A.E. Nineties-11                       0          14        0             0         4.30         0.00
9.   A.E. Partners 1991                     0          12        0             0         4.95         0.00
10.  A.E. Nineties-12                       0          14        0             0        12.50         0.00
11.  A.E. Nineties-JV 92                    0          52        0             0        24.44         0.00
12.  A.E. Partners 1992                     0           7        0             0         3.50         0.00
13.  A.E. Nineties-Public #1                0          14        0             0        14.00         0.00
14.  A.E. Nineties-1993 Ltd.                0          20        1             0        19.40         1.00
15.  A.E. Partners 1993                     0           8        0             0         4.00         0.00
16.  A.E. Nineties-Public #2                0          16        0             0        15.31         0.00
17.  A.E. Nineties-14                       0          53        2             0        53.00         2.00
18.  A.E. Partners 1994                     0          12        0             0         5.00         0.00
19.  A.E. Nineties-Public #3                0          26        1             0        25.50         1.00
20.  A.E. Nineties-15                       0          61        1             0        55.50         1.00
21.  A.E. Partners 1995                     0           6        0             0         3.00         0.00
22.  A.E. Nineties-Public #4                0          32        0             0        30.50         0.00
23.  A.E. Nineties-16                       0          51        6             0        40.50         4.50
24.  A.E. Partners 1996                     0          13        0             0         4.84         0.00
25.  A.E. Nineties-Public #5                0          36        0             0        35.91         0.00
26.  A.E. Nineties-17                       0          47        5             0        42.00         3.50
27.  A.E. Nineties-Public #6                0          55        0             0        44.45         0.00
28.  A.E. Partners 1997                     0           6        0             0         2.81         0.00
29.  A.E. Nineties-18                       0          63        0             0        58.00         0.00
30.  A.E. Nineties-Public #7                0          64        0             0        57.50         0.00
31.  A.E. Partners 1998                     0          19        0             0         9.50         0.00
32.  A.E. Nineties-19                       0          82        4             0        75.75         4.00
33.  A.E. Nineties-Public #8                0          58        0             0        54.66         0.00
34.  A.E. Partners 1999                     0           5        0             0         2.50         0.00
35.  1999 Viking Resources LP               0          23        2             0        23.00         2.00
36.  Atlas America - Series 20              0         106        1             0       100.25         1.00
37.  Atlas America - Public #9              0          83        2             0        78.75         2.00
38.  Atlas America - Series 21-A            0          68        0                      62.50         0.00
39.  Atlas America - Series 21-B            0          89        2             0        84.05         1.00
40.  Atlas America - Public #10             0         107        3             0       103.15         3.00
41.  Atlas America - Series 22              0          51        1             0        49.55         1.00
42.  Atlas America - Series 23              0          47        1             0        47.00         1.00
43.  Atlas America - Public #11-2002        0         167        0             0       160.50         0.00
44.  Atlas America - Series 24-2003(A)      0          76        0             0        69.50         0.00
45.  Atlas America - Series 24-2003(B)      0         121        1             0       113.00         1.00
46.  Atlas America-Public #12-2003          0         226        1             0       214.25         1.00
47.  Atlas America Series 25-2004(A)        0         137        4             0       130.80         4.00
48.  Atlas America Series 25-2004(B)        0         171        4             0       153.40         4.00
49.  Atlas America Public #14-2004          0         262        5             0       245.50         5.00
50.  Atlas America Public #14-2005(A)       0         332        4             0       313.69         4.00
51.  Atlas America Series 26-2005           0         110        1             0       105.31         1.00
52.  Atlas America Public #15-2005(A)       0          46        0             0        45.50         0.00
                                           --        ----       --            --      -------        -----
                                            0        3134       53             0      2837.05        48.50
                                           --        ----       --            --      -------        -----

-------------------
(1) A "gross well" is one in which a leasehold interest is owned.
(2) A "net well" equals the actual leasehold interest owned in one gross well divided by one hundred. For example, a 50% leasehold interest in a well is one gross well, but a .50 net well.
(3) For purposes of this Table only, a "Dry Hole" means a well which is plugged and abandoned with or without a completion attempt because the operator has determined that it will not be productive of gas and/or oil in commercial quantities.

TABLE 3 PROVIDES INFORMATION CONCERNING THE OPERATING RESULTS OF PREVIOUS DEVELOPMENT DRILLING PARTNERSHIPS SPONSORED BY THE MANAGING GENERAL PARTNER AND ITS AFFILIATES. YOU SHOULD NOT ASSUME THAT THE PAST PERFORMANCE OF PRIOR PARTNERSHIPS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIPS.

                                     TABLE 3
                 INVESTOR OPERATING RESULTS - INCLUDING EXPENSES
                             AS OF JANUARY 15, 2006

                                                                          TOTAL COSTS                      Cash
                                                Investor    -------------------------------------      Distributions         Cash
        Partnership                             Capital     Operating(5)     Admin.        Direct         (1)(3)           Return(3)
        -----------                             -------     ------------     ------        ------         ------           ---------
1.  Atlas L.P. #1 - 1985                         $600,000     $238,679       $48,707       $15,898       $1,676,058          279%
2.  A.E. Partners 1986                            631,250      190,420        79,670        15,007          820,088          130%
3.  A.E. Partners 1987                            721,000      191,751        66,889        15,269          815,722          113%
4.  A.E. Partners 1988                            617,050      162,234        64,642        13,713          748,420          121%
5.  A.E. Partners 1989                            550,000      158,927        69,512        14,268          931,509          169%
6.  A.E. Partners 1990                            887,500      240,431       100,850        21,227        1,374,722          155%
7.  A.E. Nineties - 10                          2,200,000      505,871       109,264        52,540        2,091,032           95%
8.  A.E. Nineties - 11                            750,000      191,540       109,897        67,650        1,151,064          153%
9.  A.E. Partners 1991                            868,750      218,637       130,454        33,412        1,473,881          170%
10. A.E. Nineties - 12                          2,212,500      499,891       106,630       133,491        2,241,802          101%
11. A.E. Nineties - JV 92                       4,004,813      868,581       176,699       226,777        4,706,827(2)       118%
12. A.E. Partners 1992                            600,000      124,106        64,763        18,104          974,914          162%
13. A.E. Nineties - Public  #1                  2,988,960      554,030       112,405       125,612        2,535,411           85%
14. A.E. Nineties - 1993 Ltd.                   3,753,937      604,169       118,991        61,990        2,312,577           62%
15. A.E. Partners 1993                            700,000      164,193        48,188        18,027        1,144,538          164%
16. A.E. Nineties - Public  #2                  3,323,920      542,420        98,782        88,979        2,464,756           74%
17. A.E. Nineties - 14                          9,940,045    1,676,693       319,318        82,689        6,487,864          102%
18. A.E. Partners 1994                            892,500      174,653        60,899        25,231        1,262,640          141%
19. A.E. Nineties - Public  #3                  5,800,990      905,030       170,582       103,031        4,288,459           74%
20. A.E. Nineties - 15                         10,954,715    1,725,878       324,967       116,077        8,409,308           77%
21. A.E. Partners 1995                            600,000      100,388        24,033        13,231          412,672           69%
22. A.E. Nineties - Public  #4                  6,991,350    1,056,301       193,634       116,625        3,710,556           53%
23. A.E. Nineties - 16                         10,955,465    1,490,313       249,962       101,673        6,249,671           57%
24. A.E. Partners 1996                            800,000      142,054        31,760        53,330          567,247           71%
25. A.E. Nineties - Public  #5                  7,992,240    1,029,377       187,383       128,712        4,356,215           55%
26. A.E. Nineties - 17                          8,813,488    1,153,752       192,688       162,396        5,871,730           67%
27. A.E. Nineties - Public  #6                  9,901,025    1,326,724       220,407       164,819        6,463,765           65%
28. A.E. Partners 1997                            506,250       83,479        18,558        35,573          466,474           92%
29. A.E. Nineties - 18                         11,391,673    1,497,129       238,580       267,919        6,731,752           59%
30. A.E. Nineties - Public  #7                 11,988,350    1,346,146       208,256        89,311        5,154,937           43%
31. A.E. Partners 1998                          1,740,000      258,824        33,050        72,732        1,307,985           75%
32. A.E. Nineties - 19                         15,720,450    1,737,689       265,202        53,385        7,580,753           48%
33. A.E. Nineties - Public  #8                 11,088,975    1,165,543       179,402       113,224        5,543,707           50%
34. A.E. Partners 1999                            450,000       54,021         5,803        20,572          393,406           87%
35. 1999 Viking Resources LP                    4,555,210    1,425,577             0       196,472        7,033,749          154%
36. Atlas America - Series 20                  18,809,150    2,976,591       297,089       243,582       14,769,719           79%
37. Atlas America - Public  #9                 14,905,465    1,950,263       217,060       101,908        9,008,852           60%
38. Atlas America - Series 21-A                12,510,713    1,248,745       152,450        14,821        6,635,523           53%
39. Atlas America - Series 21-B                17,411,825    1,556,342       180,856        15,083        7,935,984           46%
40. Atlas America - Public #10                 21,281,170    1,860,715       218,025        89,743       10,728,516           50%
41. Atlas America - Series 22                  10,156,375      805,536        94,036        12,723        5,550,838           55%
42. Atlas America - Series 23                   9,644,550      734,768        85,272        12,724        4,401,964           46%
43. Atlas America - Public #11-2002            31,178,145    2,053,791       229,672        77,680       12,530,250           40%
44. Atlas America - Series 24-2003(A)          14,363,955      731,686        88,309         9,040        5,074,640           35%
45. Atlas America - Series 24-2003(B)          20,542,850    1,105,899       117,399         7,756        8,604,038           42%
46. Atlas America - Public #12-2003 (4)        40,170,308    1,469,800       170,581        61,121       10,751,648           27%
47. Atlas America Series 25-2004(A) (4)        27,601,053      723,539        66,188        43,693        6,770,564           25%
48. Atlas America Series 25-2004(B) (4)        31,531,035      536,133        57,279        47,448        3,764,443           12%
49. Atlas America Public #14-2004 (4)          52,506,570      591,747        52,650        40,533        3,459,371            7%
50. Atlas America Public #14-2005(A)(4)        69,674,900            0             0             0                0            0%
51. Atlas America Series 26-2005 (4)           34,886,465            0             0             0                0            0%
52. Atlas America Public #15-2005(A)(4)        52,245,720            0             0             0                0            0%

                                                                                                    Present Value of
                                                                     Estimated Future             Estimated Future Net
                                         Latest Quarterly           Net Cash Flows from          Cash Flows from Proved
                                         Cash Distribution         Proved Reserves as of       Reserves Discounted at 10%
      Partnership                       As of Date of Table        January 1, 2006(7)(8)       as of January 1, 2006(7)(9)
      -----------                       -------------------        ---------------------       ---------------------------
1.  Atlas L.P. #1 - 1985                       $15,169                         (6)                            (6)
2.  A.E. Partners 1986                          12,165                         (6)                            (6)
3.  A.E. Partners 1987                          11,791                         (6)                            (6)
4.  A.E. Partners 1988                           9,273                         (6)                            (6)
5.  A.E. Partners 1989                          10,698                         (6)                            (6)
6.  A.E. Partners 1990                          21,947                         (6)                            (6)
7.  A.E. Nineties - 10                          34,303                  $2,786,335                     $1,338,459
8.  A.E. Nineties - 11                          13,503                   1,216,578                        550,127
9.  A.E. Partners 1991                          19,888                         (6)                            (6)
10. A.E. Nineties - 12                          31,308                   2,323,292                      1,087,659
11. A.E. Nineties - JV 92                       61,730                   2,271,517                      2,271,517
12. A.E. Partners 1992                          12,934                         (6)                            (6)
13. A.E. Nineties - Public  #1                  39,905                   3,159,562                      1,474,933
14. A.E. Nineties - 1993 Ltd.                   19,963                   1,344,478                        710,020
15. A.E. Partners 1993                          14,353                         (6)                            (6)
16. A.E. Nineties - Public  #2                  25,667                   1,947,940                        926,225
17. A.E. Nineties - 14                          94,106                   8,282,295                      4,122,517
18. A.E. Partners 1994                          27,111                         (6)                            (6)
19. A.E. Nineties - Public  #3                  80,061                   6,576,342                      2,957,611
20. A.E. Nineties - 15                         160,559                  14,614,389                      6,587,541
21. A.E. Partners 1995                           6,243                         (6)                            (6)
22. A.E. Nineties - Public  #4                  87,233                   6,936,030                      3,187,313
23. A.E. Nineties - 16                         167,466                  14,968,351                      6,464,413
24. A.E. Partners 1996                          19,341                         (6)                            (6)
25. A.E. Nineties - Public  #5                 102,731                   8,082,368                      3,784,776
26. A.E. Nineties - 17                         176,531                  15,285,565                      6,704,964
27. A.E. Nineties - Public  #6                 181,669                  15,277,189                      6,955,093
28. A.E. Partners 1997                          22,850                         (6)                            (6)
29. A.E. Nineties - 18                         206,961                  15,555,530                      7,214,431
30. A.E. Nineties - Public  #7                 151,606                  10,902,072                      5,216,299
31. A.E. Partners 1998                          38,680                         (6)                            (6)
32. A.E. Nineties - 19                         242,171                  18,262,903                      8,531,658
33. A.E. Nineties - Public  #8                 157,426                  11,229,630                      5,491,322
34. A.E. Partners 1999                           9,946                         (6)                            (6)
35. 1999 Viking Resources LP                   177,916                  10,938,303                      4,868,453
36. Atlas America - Series 20                  513,984                  32,188,897                     15,135,852
37. Atlas America - Public  #9                 425,658                  23,408,497                     10,948,104
38. Atlas America - Series 21-A                368,332                  21,577,560                     10,082,423
39. Atlas America - Series 21-B                461,289                  27,352,982                     12,644,429
40. Atlas America - Public #10                 627,400                  35,891,965                     16,628,127
41. Atlas America - Series 22                  370,353                  19,796,477                      9,053,570
42. Atlas America - Series 23                  294,939                  14,063,560                      6,906,104
43. Atlas America - Public #11-2002            888,794                  45,868,431                     22,353,045
44. Atlas America - Series 24-2003(A)          630,124                  26,989,322                     12,330,024
45. Atlas America - Series 24-2003(B)        1,024,774                  36,780,376                     17,910,462
46. Atlas America - Public #12-2003 (4)      1,604,530                  44,426,619                     24,311,567
47. Atlas America Series 25-2004(A) (4)      1,940,821                  47,244,326                     25,810,186
48. Atlas America Series 25-2004(B) (4)      1,442,398                  42,121,836                     23,328,766
49. Atlas America Public #14-2004 (4)        2,165,362                  71,009,319                     39,354,877
50. Atlas America Public #14-2005(A)(4)              0                 114,641,497                     62,932,887
51. Atlas America Series 26-2005 (4)                 0                  39,721,982                     21,181,210
52. Atlas America Public #15-2005(A)(4)              0                   3,240,412                      1,858,667

---------------
(1) All cash distributions were from the sale of gas, except that the following partnerships also include revenue from the sale of properties: A.E. Nineties-16($4,776), A.E. Nineties-19($1,607), Atlas America Series
    # 20($6,213), A.E. Nineties-Public # 1($2,453), A.E. Nineties-Public
    # 2($3,292), A.E. Nineties-Public # 3($2,491), A.E. Nineties-Public
    # 5($8,639), A.E. Nineties-Public #7($2,296) and Atlas America Public
    # 11($2,789).
(2) A portion of the cash distributions was used to drill three reinvestment wells at a cost of $307,434 in accordance with the terms of the offering.
(3) This column reflects total cash distributions beginning with the first production from the program as a percentage of the total amount invested in the program and includes the return of the investors' capital.
(4) As of the date of this table there is not twelve months of production and/or not all of the wells are drilled or on-line to sell production.
(5) Operating costs consist of gathering fees, water hauling fees, meter reading fees, repairs and maintenance, insurance and severance tax.
(6) Current reserve information is not available for these partnerships. The most current reserve report is dated 1/1/05. Also, reserve information for Public #15-2005(A), which closed at 12/31/05, is incomplete since not all of its wells were drilled at 1/1/06.
(7) The information presented in this column has been prepared in conformity with SEC guidelines by making the standardized estimates of future net cash flow from proved reserves using natural gas and oil prices in effect as of the date of the estimates, which was a weighted average price of $10.08 per mcf for the natural gas, and which are held constant throughout the life of the properties. The information presented for future net cash flows based on estimated proved reserves has been prepared by the managing general partner's petroleum engineers and reviewed by an independent petroleum consultant, Wright & Company, Inc., as noted below with respect to the managing general partner's prior public partnerships: Atlas-Energy for the Nineties-Public #1 Ltd., Atlas-Energy for the Nineties-Public #2 Ltd., Atlas-Energy for the Nineties-Public #3 Ltd., Atlas-Energy for the Nineties-Public #4 Ltd., Atlas-Energy for the Nineties-Public #5 Ltd., Atlas-Energy for the Nineties-Public #6 Ltd., Atlas-Energy for the Nineties-Public #7 Ltd., Atlas-Energy for the Nineties-Public #8 Ltd., Atlas America Public #9 Ltd., Atlas America Public #10 Ltd., Atlas America Public #11-2002 Ltd., Atlas America Public #12-2003 Limited Partnership, Atlas America Series 25-2004(A) L.P., Atlas America Series 25-2004(B) L.P., Atlas America Public #14-2004 L.P., Atlas America Public #14-2005(A) L.P., Atlas America Series 26-2005 L.P., and Atlas America Public #15-2005(A) L.P. The other partnerships have not been reviewed by Wright & Company, Inc. You should understand that reserve estimates are imprecise and may change. There are inherent uncertainties in interpreting the engineering data and the projection of future rates of production. Also, prices received from the sale of natural gas and oil may be different from those estimated in preparing the reports, and the amounts and timing of future operating and development costs may also differ from those used in preparing the reports. The cash flow information based on estimated proved reserves shown for a partnership does not include this information for the managing general partner.
(8) This column represents a partnership's estimate of future net cash flows from its proved reserves using natural gas sales prices in effect as of the dates of the estimates which are held constant throughout the life of the partnership's properties. As natural gas prices change, these estimates will change. The information in this column has not been discounted.
(9) This column represents a partnership's estimate of future net cash flows from its proved reserves using natural gas sales prices in effect as of the dates of the estimates which are held constant throughout the life of the partnership's properties. As natural gas prices change, these estimates will change. The present value of estimated future net cash flows is calculated by discounting estimated future net cash flows by 10% annually in accordance with SEC guidelines. You should not construe the estimated PV-10 values as representative of the fair market value of a partnership's properties.

Table 3A provides information concerning the operating results of previous development drilling partnerships sponsored by the managing general partner and its affiliates.

                                    TABLE 3A
                            MANAGING GENERAL PARTNER
                     OPERATING RESULTS - INCLUDING EXPENSES
                             AS OF JANUARY 15, 2006

                                                                                                                         Latest
                                                                                                                       Quarterly
                                                                                                                          Cash
                                             Managing                 Total Costs                                     Distribution
                                             General     -----------------------------------        Cash                  As of
                                             Partner     Operating                              Distributions  Cash      Date of
     Partnership                             Capital        (3)          Admin.       Direct         (1)      Return      Table
     -----------                             -------        ---          ------       ------         ---      ------      -----
1.   Atlas L.P. #1 - 1985                     $114,800     $45,463       $9,277        $3,028      $319,249     278%     $2,889
2.   A.E. Partners 1986                        120,400      36,270       15,175         2,858       156,207     130%      2,317
3.   A.E. Partners 1987                        158,269      55,287       19,286         4,403       235,195     149%      3,400
4.   A.E. Partners 1988                        135,450      52,248       20,818         4,416       241,059     178%      2,987
5.   A.E. Partners 1989                        120,731      34,887       15,259         3,132       279,971     232%      2,348
6.   A.E. Partners 1990                        244,622      80,144            0             0       415,973     170%      8,295
7.   A.E. Nineties - 10                        484,380     168,624            0             0       747,206     154%     12,821
8.   A.E. Nineties - 11                        268,003      82,089       47,099        23,935       493,548     184%      5,787
9.   A.E. Partners 1991                        318,063      72,879            0             0       526,745     166%      7,658
10.  A.E. Nineties - 12                        791,833     214,239       45,699        31,703       960,772     121%     13,418
11.  A.E. Nineties - JV 92                   1,414,917     427,809       87,031        30,156     2,011,986     142%     30,404
12.  A.E. Partners 1992                        176,100      41,369            0             0       974,915     554%      4,766
13.  A.E. Nineties - Public  #1                528,934     174,957       35,496        27,860       799,906     151%     12,602
14.  A.E. Nineties - 1993 Ltd.               1,264,183     258,930       50,996        22,985       852,996      67%     12,541
15.  A.E. Partners 1993                        219,600      54,731            0             0       397,424     181%      5,434
16.  A.E. Nineties - Public  #2                587,340     171,290       31,194        28,099       737,730     126%      8,105
17.  A.E. Nineties - 14                      3,584,027     825,834      157,276        33,548     2,824,032      79%     48,351
18.  A.E. Partners 1994                        231,500      58,218            0             0       444,502     192%      9,681
19.  A.E. Nineties - Public  #3                928,546     301,677       56,861        34,344     1,413,384     152%     26,687
20.  A.E. Nineties - 15                      3,435,936     739,662      139,272        49,747     3,343,858      97%     68,811
21.  A.E. Partners 1995                        244,725      33,463            0             0       149,078      61%      2,491
22.  A.E. Nineties - Public  #4              1,287,752     352,100       64,545        38,875     1,191,205      93%     29,078
23.  A.E. Nineties - 16                      1,643,320     408,175       68,461        23,041     1,625,019      99%     45,866
24.  A.E. Partners 1996                        367,416      47,351            0             0       225,266      61%      7,182
25.  A.E. Nineties - Public  #5              1,654,740     343,126       62,461        42,904     1,377,660      83%     34,244
26.  A.E. Nineties - 17                      2,113,947     415,979       69,473        29,206     2,099,393      99%     63,647
27.  A.E. Nineties - Public  #6              1,950,345     442,241       73,469        54,940     2,130,283     109%     60,556
28.  A.E. Partners 1997                        231,050      27,826            0             0       165,306      72%      8,087
29.  A.E. Nineties - 18                      3,448,751     688,461      109,712        10,333     2,889,738      84%     95,172
30.  A.E. Nineties - Public  #7              3,812,150     604,790       93,564        40,125     2,039,590      54%     12,488
31.  A.E. Partners 1998                        756,360      86,275            0             0       458,017      61%     14,402
32.  A.E. Nineties - 19                      4,776,598     799,083      121,954        24,550     3,345,782      70%     39,568
33.  A.E. Nineties - Public  #8              3,148,181     476,067       73,277        46,246     2,200,218      70%     64,301
34.  A.E. Partners 1999                        196,500      18,007            0             0       139,880      71%      3,772
35.  1999 Viking Resources LP                1,678,038     475,192            0        65,491     2,344,583     140%     44,479
36.  Atlas America - Series 20               6,297,945   1,100,931      109,882        90,092     5,467,992      87%    190,104
37.  Atlas America - Public  #9              6,256,271     796,586       88,658        41,624     3,680,872      59%    173,860
38.  Atlas America - Series 21-A             4,535,799     638,535       77,954         7,578     3,393,016      75%    188,343
39.  Atlas America - Series 21-B             6,442,761     801,752       93,168         7,770     4,081,962      63%    231,361
40.  Atlas America - Public #10              7,227,432     875,635      102,600        42,232     5,048,137      70%    294,650
41.  Atlas America - Series 22               3,481,591     388,382       44,252         6,134     2,676,290      77%    178,563
42.  Atlas America - Series 23               3,214,850     345,781       40,128         5,988     2,071,555      64%    138,798
43.  Atlas America - Public #11-2002        13,295,226   1,058,013      118,316        40,017     6,511,487      49%    467,199
44.  Atlas America - Series 24-2003(A)       4,949,143     354,385       42,772         4,379     2,469,797      50%
45.  Atlas America - Series 24-2003(B)       7,300,020     550,134       58,401         3,858     4,280,860      59%    504,303
46.  Atlas America - Public #12-2003        13,708,076     705,747       81,907        29,348     5,494,972      40%    866,077
47.  Atlas America Series 25-2004(A)(2)     10,266,771     389,598       35,640        23,527     3,645,688      36%  1,045,058
48.  Atlas America Series 25-2004(B)(2)     16,006,953     288,687       30,842        25,549     2,027,008      13%    776,676
49.  Atlas America Public #14-2004(2)       25,971,721     318,633       28,350        21,825     1,862,738       7%  1,165,964
50.  Atlas America Public #14-2005(A)(2)    30,912,583           0            0             0             0       0%          0
51.  Atlas America Series 26-2005(2)        15,903,570           0            0             0             0       0%          0
52.  Atlas America Public #15-2005(A)(2)    21,412,609           0            0             0             0       0%          0

-------------------
(1) All cash distributions were from the sale of gas, except that the following partnerships also include revenue from the sale of properties: A.E. for the nineties-1993 LTD ($2,352), A.E. Nineties-14 ($5,964), A.E. Nineties-15
    ($4,776), A.E. Nineties-19 ($2,473), Atlas America Series # 20 ($11,538),
    A.E. Nineties-Public # 1 ($25), A.E. Nineties-Public # 2 ($33), A.E. Nineties-Public # 3 ($25), A.E. Nineties-Public # 5 ($1,406), A.E. Nineties-Public # 7 ($2,206), Atlas America Public # 9 ($4,446) and Atlas America Public # 11 ($5,696).
(2) As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.
(3) Operating costs consist of gathering fees, water hauling fees, meter reading fees, repairs and maintenance, insurance and severance tax.

Table 4 sets forth the managing general partner's estimate of the federal tax savings to investors in the managing general partner's prior development drilling partnerships, based on the maximum marginal tax rate in each year, the share of tax deductions as a percentage of their subscriptions, and the aggregate cash distributions. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING YOUR SPECIFIC TAX SITUATION AND SHOULD NOT ASSUME THAT THE PAST PERFORMANCE OF PRIOR PARTNERSHIPS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIPS.

                                     TABLE 4
         SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS
                             AS OF JANUARY 15, 2006

                                                                                             Estimated Federal Tax Savings From(1):
                                                           1st Year         Eff      ----------------------------------------------
                                            Investor         Tax            Tax      1st Year I.D.C.  Depletion
     Partnership                            Capital        Deduct.(2)       Rate        Deduct.(3)   Allowance(3)   Depreciation(3)
     -----------                            -------        ----------       ----        ----------   ------------   ---------------
1.   Atlas L.P. #1 - 1985                    $600,000           99%         50.0%         $298,337      $130,072             N/A
2.   A.E. Partners 1986                       631,250           99%         50.0%          312,889        73,859             N/A
3.   A.E. Partners 1987                       721,000           99%         38.5%          356,895        56,642             N/A
4.   A.E. Partners 1988                       617,050           99%         33.0%          244,351        51,149             N/A
5.   A.E. Partners 1989                       550,000           99%         33.0%          179,685        70,671             N/A
6.   A.E. Partners 1990                       887,500           99%         33.0%          275,125       100,982             N/A
7.   A.E. Nineties - 10                     2,200,000          100%         33.0%          726,000       166,291             N/A
8.   A.E. Nineties - 11                       750,000          100%         31.0%          232,500       102,214             N/A
9.   A.E. Partners 1991                       868,750          100%         31.0%          269,313       114,141             N/A
10.  A.E. Nineties - 12                     2,212,500          100%         31.0%          685,875       207,767             N/A
11.  A.E. Nineties - JV 92                  4,004,813         92.5%         31.0%        1,322,905       363,663             N/A
12.  A.E. Partners 1992                       600,000          100%         31.0%          186,000        81,117             N/A
13.  A.E. Nineties - Public  #1             2,988,960         80.5%         36.0%          877,511       228,434         254,729
14.  A.E. Nineties - 1993 Ltd.              3,753,937         92.5%         39.6%        1,378,377       212,712             N/A
15.  A.E. Partners 1993                       700,000          100%         39.6%          273,216        88,666             N/A
16.  A.E. Nineties - Public  #2             3,323,920         78.7%         39.6%        1,036,343       204,449         279,039
17.  A.E. Nineties - 14                     9,940,045           95%         39.6%        3,739,445       535,509             N/A
18.  A.E. Partners 1994                       892,500          100%         39.6%          353,430        87,072             N/A
19.  A.E. Nineties - Public  #3             5,800,990         76.2%         39.6%        1,752,761       352,648         521,115
20.  A.E. Nineties - 15                    10,954,715         90.0%         39.6%        3,904,261       643,574             N/A
21.  A.E. Partners 1995                       600,000          100%         39.6%          237,600        27,516             N/A
22.  A.E. Nineties - Public  #4             6,991,350         80.0%         39.6%        2,214,860       310,127         537,551
23.  A.E. Nineties - 16                    10,955,465         86.8%         39.6%        3,361,289       452,686         871,686
24.  A.E. Partners 1996                       800,000          100%         39.6%          316,800        45,025             N/A
25.  A.E. Nineties - Public  #5             7,992,240         84.9%         39.6%        2,530,954       325,897         602,746
26.  A.E. Nineties - 17                     8,813,488         85.2%         39.6%        2,966,366       427,550         444,472
27.  A.E. Nineties - Public  #6             9,901,025         80.0%         39.6%        3,166,406       475,644         698,432
28.  A.E. Partners 1997                       506,250          100%         39.6%          200,475        31,018             N/A
29.  A.E. Nineties - 18                    11,391,673         90.0%         39.6%        4,030,884       342,940         415,445
30.  A.E. Nineties - Public  #7            11,988,350         85.0%         39.6%        4,043,670       330,100         570,825
31.  A.E. Partners 1998                     1,740,000        100.0%         39.6%          689,040        90,420             N/A
32.  A.E. Nineties - 19                    15,720,450         90.0%         39.6%        5,602,767       489,863         475,420
33.  A.E. Nineties - Public  #8            11,088,975         85.0%         39.6%        3,734,654       369,876         489,241
34.  A.E. Partners 1999                       450,000        100.0%         39.6%          178,200        23,868             N/A
35.  1999 Viking Resources LP               4,555,210         92.0%         39.6%        1,678,038       463,551             N/A
36.  Atlas America - Series 20             18,809,150         90.0%         39.6%        6,712,802       848,014         486,823
37.  Atlas America - Public  #9            14,905,465         90.0%         39.6%        5,349,744       536,148             N/A
38.  Atlas America - Series 21-A           12,510,713         91.0%         39.1%        4,468,617       347,713         243,320
39.  Atlas America - Series 21-B           17,411,825         91.0%         39.1%        6,197,907       410,178         306,749
40.  Atlas America - Public #10            21,281,170         91.0%         39.1%        7,550,729       516,534         503,408
41.  Atlas America - Series 22             10,156,375         91.0%         38.6%        3,564,312       236,356         232,347
42.  Atlas America - Series 23              9,644,550         91.0%         38.6%        3,404,803       183,542         203,094
43.  Atlas America - Public #11-2002       31,178,145         91.0%         38.6%       11,003,503       538,019         549,825
44.  Atlas America - Series 24-2003(A)     14,363,955         91.0%         35.0%        4,578,250       119,231         262,405
45.  Atlas America - Series 24-2003(B)     20,542,850         91.0%         35.0%        6,514,764       236,045         453,544
46.  Atlas America - Public #12-2003       40,170,308         91.0%         35.0%       12,879,332       237,861         729,413
47.  Atlas America Series 25-2004(A)(8)    27,601,053         91.0%         35.0%        8,694,332        29,802         735,421
48.  Atlas America Series 25-2004(B)(8)    31,531,035         91.0%         35.0%        9,932,276         6,319         892,121
49.  Atlas America Public #14-2004(8)      52,506,570         91.0%         35.0%       16,543,643             0         145,202
50.  Atlas America Public #14-2005(A)(8)   69,674,900         91.0%         35.0%                0             0            0
51.  Atlas America Series 26-2005 (8)      34,886,465         91.0%         35.0%                0             0            0
52.  Atlas America Public #15-2005(A)(8)   52,245,720         91.0%         35.0%                0             0            0

                                                                                Cash                               Cumulative
                                                                             Distribution          Total         Percent of Cash
                                   -------------------                          As of            Cash Dist.       Dist. And Tax
                                          Section 29                           Date of            And Tax          Savings to
        Partnership                      Tax Credit(4)         Total          Table(5)(6)       Savings(5)(6)     Date(5)(6)(7)
        -----------                      -------------         -----          -----------       -------------     -------------
1.   Atlas L.P. #1 - 1985                    $55,915           $484,324       $1,676,058          $2,160,382           360%
2.   A.E. Partners 1986                       13,507            400,254          820,088           1,220,342           193%
3.   A.E. Partners 1987                          N/A            413,537          815,722           1,229,259           170%
4.   A.E. Partners 1988                          N/A            295,500          748,420           1,043,920           169%
5.   A.E. Partners 1989                          N/A            250,356          931,509           1,181,865           215%
6.   A.E. Partners 1990                      281,660            657,767        1,374,722           2,032,489           229%
7.   A.E. Nineties - 10                      521,602          1,413,893        2,091,032           3,504,925           159%
8.   A.E. Nineties - 11                      329,800            664,514        1,151,064           1,815,578           242%
9.   A.E. Partners 1991                      315,893            699,348        1,473,881           2,173,228           250%
10.  A.E. Nineties - 12                      617,285          1,510,926        2,241,802           3,752,728           170%
11.  A.E. Nineties - JV 92                 1,002,109          2,688,676        4,706,827           7,395,504           185%
12.  A.E. Partners 1992                      224,631            491,748          974,914           1,466,662           244%
13.  A.E. Nineties - Public  #1                  N/A          1,360,674        2,535,411           3,896,085           130%
14.  A.E. Nineties - 1993 Ltd.                   N/A          1,591,089        2,312,577           3,903,666           104%
15.  A.E. Partners 1993                          N/A            361,882        1,144,538           1,506,420           215%
16.  A.E. Nineties - Public  #2                  N/A          1,519,831        2,464,756           3,984,587           120%
17.  A.E. Nineties - 14                          N/A          4,274,954        6,487,864          10,762,818           109%
18.  A.E. Partners 1994                          N/A            440,502        1,262,640           1,703,141           191%
19.  A.E. Nineties - Public  #3                  N/A          2,626,524        4,288,459           6,914,984           119%
20.  A.E. Nineties - 15                          N/A          4,547,835        8,409,308          12,957,143           111%
21.  A.E. Partners 1995                          N/A            265,116          412,672             677,788           113%
22.  A.E. Nineties - Public  #4                  N/A          3,062,538        3,710,556           6,773,094            97%
23.  A.E. Nineties - 16                          N/A          4,685,661        6,249,671          10,935,332           100%
24.  A.E. Partners 1996                          N/A            361,825          567,247             929,072           116%
25.  A.E. Nineties - Public  #5                  N/A          3,459,597        4,356,215           7,815,811            98%
26.  A.E. Nineties - 17                          N/A          3,838,388        5,871,730           9,710,118            91%
27.  A.E. Nineties - Public  #6                  N/A          4,340,482        6,463,765          10,804,247           109%
28.  A.E. Partners 1997                          N/A            231,493          466,474             697,966           138%
29.  A.E. Nineties - 18                          N/A          4,789,269        6,731,752          11,521,021           101%
30.  A.E. Nineties - Public  #7                  N/A          4,944,595        5,154,937          10,099,532            84%
31.  A.E. Partners 1998                          N/A            779,460        1,307,985           2,087,445           120%
32.  A.E. Nineties - 19                          N/A          6,568,051        7,580,753          14,148,803            90%
33.  A.E. Nineties - Public  #8                  N/A          4,593,771        5,543,707          10,137,478            91%
34.  A.E. Partners 1999                          N/A            202,068          393,406             595,473           132%
35.  1999 Viking Resources LP                    N/A          2,141,589        7,033,749           9,175,337           201%
36.  Atlas America - Series 20                   N/A          8,047,639       14,769,719          22,817,358           121%
37.  Atlas America - Public  #9                  N/A          5,885,892        9,008,852          14,894,744            99%
38.  Atlas America - Series 21-A                 N/A          5,059,650        6,635,523          11,695,173            93%
39.  Atlas America - Series 21-B                 N/A          6,914,834        7,935,984          14,850,818            85%
40.  Atlas America - Public #10                  N/A          8,570,671       10,728,516          19,299,187            91%
41.  Atlas America - Series 22                   N/A          4,033,015        5,550,838           9,583,854            94%
42.  Atlas America - Series 23                   N/A          3,791,440        4,401,964           8,193,403            85%
43.  Atlas America - Public #11-2002             N/A         12,091,347       12,530,250          24,621,597            79%
44.  Atlas America - Series 24-2003(A)           N/A          4,959,886        5,074,640          10,034,526            70%
45.  Atlas America - Series 24-2003(B)           N/A          7,204,353        8,604,038          15,808,391            77%
46.  Atlas America - Public #12-2003             N/A         13,846,606       10,751,648          24,598,254            61%
47.  Atlas America Series 25-2004(A)(8)          N/A          9,459,555                           16,230,119            59%
48.  Atlas America Series 25-2004(B)(8)          N/A         10,830,716        3,764,443          14,595,159            46%
49.  Atlas America Public #14-2004(8)            N/A         16,688,845        3,459,371          20,148,215            38%
50.  Atlas America Public #14-2005(A)(8)         N/A                  0                0                   0             0%
51.  Atlas America Series 26-2005 (8)            N/A                  0                0                   0             0%
52.  Atlas America Public #15-2005(A)(8)         N/A                  0                0                   0             0%

-------------------
(1) These columns reflect the savings in taxes which would have been paid by an investor, assuming full use of deductions available to the investor.
(2) Atlas Resources anticipates that approximately 90% of an investor general partner's subscription to a partnership will be deductible in the year in which he invests.
(3) The I.D.C. Deductions, Depletion Allowance and MACRS depreciation deductions have been reduced to credit equivalents.
(4) The Section 29 tax credit is not available with respect to wells drilled after December 31, 1992. N/A means not applicable.
(5) These distributions were all from production revenues, except that the following partnerships also include revenue from the sale of properties:
    A.E. Nineties-16 ($4,776), A.E. Nineties-19 ($1,607), Atlas America Series
    # 20 ($6,213), A.E. Nineties-Public # 1 ($2,453), A.E. Nineties-Public # 2 ($3,292), A.E. Nineties-Public # 3 ($2,491), A.E. Nineties-Public # 5 ($8,639), A.E. Nineties-Public # 7 ($2,296) and Atlas America Public # 11 ($2,789).
(6) This column reflects total cash distributions beginning with the first production from the program and includes the return of investor's capital.
(7) These percentages are calculated by dividing the entry for each partnership in the "Total Cash Dist. And Tax Savings" column by that partnership 's entry in the "Investor Capital" column.
(8) As of the date of this table there is not twelve months of production and/or not all wells are drilled or on-line to sell production.

Table 5 sets forth payments made to the managing general partners and its affiliates from its previous partnerships.

                                     TABLE 5
       SUMMARY OF PAYMENTS TO THE MANAGING GENERAL PARTNER AND AFFILIATES
                           FROM PRIOR PARTNERSHIPS (1)
                             AS OF JANUARY 15, 2006

                                                                                                              Cumulative
                                                                          Leasehold                        Reimbursement
                                                      Cumulative       Drilling and        Cumulative     of General and
                                         Investor      Gathering         Completion        Operator's     Administrative
    Partnership                           Capital       Fees (1)          Costs (2)           Charges           Overhead
    -----------                           -------       --------          ---------           -------           --------
1.  Atlas L.P. #1 - 1985                 $600,000              0           $600,000          $284,141            $57,984
2.  A.E. Partners 1986                    631,250              0            631,250           226,690             94,846
3.  A.E. Partners 1987                    721,000              0            721,000           247,038             86,176
4.  A.E. Partners 1988                    617,050              0            617,050           214,482             85,460
5.  A.E. Partners 1989                    550,000              0            550,000           193,814             84,770
6.  A.E. Partners 1990                    887,500              0            887,500           320,575            100,850
7.  A.E. Nineties-10                    2,200,000              0          2,200,000           674,495            109,264
8.  A.E. Nineties-11                      750,000              0            761,802(3)        273,629            156,996
9.  A.E. Partners 1991                    868,750              0            867,500           291,516            130,454
10. A.E. Nineties-12                    2,212,500              0          2,272,017(3)        714,129            152,329
11. A.E. Nineties-JV 92                 4,004,813              0          4,157,700         1,296,390            263,730
12. A.E. Partners 1992                    600,000              0            600,000           165,475             64,763
13. A.E. Nineties-Public #1             2,988,960              0          3,026,348(3)        728,987            147,901
14. A.E. Nineties-1993 Ltd.             3,753,937              0          3,480,656(3)        863,099            169,988
15. A.E. Partners 1993                    700,000              0            689,940           218,924             48,188
16. A.E. Nineties-Public #2             3,323,920              0          3,324,668(3)        713,710            129,976
17. A.E. Nineties-14                    9,940,045              0          9,512,015(3)      2,502,526            476,594
18. A.E. Partners 1994                    892,500              0            892,500           232,871             60,899
19. A.E. Nineties-Public #3             5,800,990              0          5,800,990         1,206,707            227,442
20. A.E. Nineties-15                   10,954,715              0          9,859,244(3)      2,465,540            464,239
21. A.E. Partners 1995                    600,000              0            600,000           133,851             24,033
22. A.E. Nineties-Public #4             6,991,350              0          6,991,350         1,408,401            258,179
23. A.E. Nineties-16                   10,955,465              0         10,955,465         1,898,488            318,423
24. A.E. Partners 1996                    800,000              0            800,000           189,405             31,760
25. A.E. Nineties-Public #5             7,992,240              0          7,992,240         1,372,502            249,844
26. A.E. Nineties-17                    8,813,488              0          8,813,488         1,569,731            262,161
27. A.E. Nineties-Public #6             9,901,025              0          9,901,025         1,768,965            293,876
28. A.E. Partners 1997                    506,250              0            506,250           111,305             18,558
29. A.E. Nineties-18                   11,391,673              0         11,391,673         2,185,590            348,292
30. A.E. Nineties-Public #7            11,988,350              0         11,988,350         1,950,936            301,821
31. A.E. Partners 1998                  1,740,000              0          1,740,000           345,099             33,050
32. A.E. Nineties-19                   15,720,450              0         15,720,450         2,536,772            387,156
33. A.E. Nineties-Public #8            11,088,975              0         11,088,975         1,641,609            252,678
34. A.E. Partners 1999                    450,000              0            450,000            72,028              5,803
35. 1999 Viking Resources LP            4,555,210              0          4,555,210         1,900,770                  0
36. Atlas America-Series 20            18,809,150              0         18,809,150         4,077,522            406,971
37. Atlas America-Public #9            14,905,465        894,856         14,905,465         1,851,993            305,719
38. Atlas America-Series 21-A          12,510,713        608,355         12,510,713         1,278,925            230,404
39. Atlas America-Series 21-B          17,411,825        784,992         17,411,825         1,573,101            274,025
40. Atlas America-Public #10           21,281,170      1,088,911         21,281,170         1,647,439            320,625
41. Atlas America-Series 22            10,156,375        486,872         10,156,375           707,046            138,289
42. Atlas America-Series 23             9,644,550        458,067          9,644,550           622,481            125,400
43. Atlas America-Public #11-2002      31,178,145      1,141,524         31,178,145         1,970,281            347,988
44. Atlas America - Series 24-2003(A)  14,363,955        367,644         14,363,955           718,428            131,081
45. Atlas America - Series 24-2003(B)  20,542,850        614,543         20,542,850         1,041,489            175,800
46. Atlas America - Public 12-2003     40,170,308        904,934         40,170,308         1,270,613            252,488
47. Atlas America Series 25-2004(A)    27,601,053        514,275         27,601,053           598,861            101,828
48. Atlas America Series 25-2004(B)    31,531,035        243,843         31,531,035           670,209             88,121
49. Atlas America Public #14-2004      52,506,570        258,204         52,506,570           652,176             81,000
50. Atlas America Public #14-2005(A)   69,674,900              0         69,674,900                 0                  0
51. Atlas America Series 26-2005       34,886,465              0         34,886,465                 0                  0
52. Atlas America Public #15-2005(A)   52,245,720              0         52,245,720                 0                  0

-------------------
(1) The amount of gathering fees paid to the managing general partner and its affiliates from 2001 to the date of this table are shown for those partnerships which began operations on or after December 31, 2000. The books and records of the earlier partnerships do not separately allocate all of the gathering fees paid by them. Additional information concerning the gathering fees paid by those partnerships will be provided to you on written request to the managing general partner.
(2) Excluding the managing general partner's capital contributions.
(3) Includes additional drilling costs paid with production revenues.

                                   MANAGEMENT

MANAGING GENERAL PARTNER AND OPERATOR

The partnerships will have no officers, directors or employees. Instead, Atlas Resources, LLC, a Pennsylvania limited liability company, which was originally formed as a corporation in 1979 and then changed to a limited liability company on March 28, 2006, will serve as the managing general partner of each partnership. However, see "- Transactions with Management and Affiliates" regarding the managing general partner's dependence on its parent company, Atlas America, for management and administrative functions and financing for capital expenditures. The managing general partner and its affiliates operate more than 5,100 natural gas and oil wells located in Ohio, Pennsylvania, New York and Tennessee.

In addition, Atlas America recently announced that it intends to transfer to a newly-formed wholly-owned limited liability company or limited partnership subsidiary of Atlas America substantially all of its natural gas and oil exploration and production assets, and make a registered initial public offering of a minority interest, estimated to be 20%, in the newly-formed subsidiary. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any such securities. Rather than transferring those energy assets directly to its newly-formed subsidiary, which Atlas America anticipates will be a Pennsylvania limited liability company named "Atlas Energy, LLC," Atlas America intends to make Atlas Energy, LLC the indirect owner of the energy assets by changing the Atlas America subsidiaries that currently own those assets, including the managing general partner, into limited liability company subsidiaries of Atlas Energy, LLC, and liquidating certain inactive subsidiaries of Atlas America. Atlas America anticipates that all of these transactions will be completed sometime during 2006 and before or upon the closing of the intended public offering of interests in Atlas Energy, LLC discussed above. The anticipated effect of Atlas America's intended transactions in connection with Atlas Energy, LLC can be seen by comparing the "--Current Organizational Diagram" with the "--Pro Forma Organizational Diagram (Subject to Change)" in "--Organizational Diagrams and Security Ownership of Beneficial Owners," below.

Since 1985 the managing general partner has sponsored 15 public and 36 private partnerships to conduct natural gas drilling and development activities in Pennsylvania, Ohio, New York and Tennessee. In these partnerships the managing general partner and its affiliates acted as the operator and the general drilling contractor and were responsible for drilling, completing, and operating the wells. Atlas Resources has a 97% completion rate for wells drilled by its development partnerships.

In September 1998, Atlas Energy Group, Inc., the former parent company of the managing general partner, merged into Atlas America, Inc., a Delaware holding company, which was a subsidiary of Resource America, Inc., a publicly-traded company, which is sometimes referred to in this prospectus as Resource America. In May 2004 Resource America conducted a public offering of a portion of its common stock (the "shares") in Atlas America. Two million six hundred forty-five thousand shares were registered and sold at a price of at $15.50 per share resulting in gross proceeds of $41 million. Further, in May 2004, in connection with the Atlas America offering, the following officers and key employees of the managing general partner and Atlas America set forth in "- Officers, Directors and Other Key Personnel," below, resigned their positions with Resource America and all of its subsidiaries which are not also subsidiaries of Atlas America:
Mr. Freddie M. Kotek, Mr. Frank P. Carolas, Mr. Jeffrey C. Simmons, Ms. Nancy J. McGurk, Mr. Michael L. Staines, and Ms. Marci Bleichmar.

After the public offering, Resource America continued to own approximately 80.2% of Atlas America's common stock until it distributed all of its remaining 10.7 million shares of common stock in Atlas America to its common stockholders on June 30, 2005. The distribution was in the form of a spin-off by means of a tax free dividend of approximately 0.6 shares of Atlas America to Resource America common stockholders for each share of Resource America common stock owned. As a result of the spin-off, Resource America is no longer in a position to determine the outcome of corporate actions requiring the approval of Atlas America's stockholders, such as:

     o    the election and removal of directors;

     o    mergers or other business combinations involving Atlas America;

     o    future issuances of Atlas America's common stock or other securities;
          and

     o    amendments to Atlas America's certificate of incorporation and bylaws.

These actions will be passed on by Atlas America's stockholders existing at the record dates for such matters. Resource America's rights following the distribution are defined by agreements between Resource America and Atlas America.

Atlas America is headquartered at 311 Rouser Road, Moon Township, Pennsylvania 15108, near the Pittsburgh International Airport, which is also the managing general partner's primary office.

OFFICERS, DIRECTORS AND OTHER KEY PERSONNEL
The officers and directors of the managing general partner will serve until their successors are elected. The officers, directors, and key personnel of the managing general partner are as follows:



        NAME                         AGE                     POSITION OR OFFICE
        ----                         ---                     ------------------
Freddie M. Kotek                     50       Chairman of the Board of Directors, Chief Executive Officer and President
Frank P. Carolas                     46       Executive Vice President - Land and Geology and a Director
Jeffrey C. Simmons                   47       Executive Vice President - Operations and a Director
Jack L. Hollander                    49       Senior Vice President - Direct Participation Programs
Nancy J. McGurk                      50       Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Michael L. Staines                   56       Senior Vice President, Secretary and a Director
Michael G. Hartzell                  50       Vice President - Land Administration
Donald R. Laughlin                   58       Vice President - Drilling and Production
Marci F. Bleichmar                   35       Vice President of Marketing
Sherwood S. Lutz                     54       Senior Geologist/Manager of Geology
Michael W. Brecko                    48       Director of Energy Sales
Karen A. Black                       45       Vice President - Partnership Administration
Justin T. Atkinson                   33       Director of Due Diligence
Winifred C. Loncar                   65       Director of Investor Services

With respect to the biographical information set forth below:

     o the approximate amount of an individual's professional time devoted to the business and affairs of the managing general partner and Atlas America have been aggregated because there is no reasonable method for them to distinguish their activities between the two companies; and

     o for those individuals who also hold senior positions with other affiliates of the managing general partner, if it is stated that they devote approximately 100% of their professional time to the managing general partner and Atlas America, it is because either the other affiliates are not currently active in drilling new wells, such as Viking Resources or Resource Energy, and the individuals are not required to devote a material amount of their professional time to the affiliates, or there is no reasonable method to distinguish their activities between the managing general partner and Atlas America as compared with the other affiliates of the managing general partner, such as Viking Resources or Resource Energy.

FREDDIE M. KOTEK. President and Chief Executive Officer since January 2002 and Chairman of the Board of Directors since September 2001. Mr. Kotek has been Executive Vice President of Atlas America since February 2004, and served as a director from September 2001 until February 2004 and served as Chief Financial Officer from February 2004 until March 2005. Mr. Kotek was a Senior Vice President of Resource America and President of Resource Leasing, Inc. (a wholly-owned subsidiary of Resource America) from 1995 until May 2004 when he resigned from Resource America and all of its subsidiaries which are not subsidiaries of Atlas America. Mr. Kotek was President of Resource Properties from September 2000 to October 2001 and its Executive Vice President from 1993 to August 1999. Mr. Kotek received a Bachelor of Arts degree from Rutgers College in 1977 with high honors in Economics. He also received a Master in Business Administration degree from the Harvard Graduate School of Business Administration in 1981. Mr. Kotek will devote approximately 95% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates.

FRANK P. CAROLAS. Executive Vice President - Land and Geology and a Director since January 2001. Mr. Carolas has been an Executive Vice President of Atlas America since January 2001 and served as a Director of Atlas America from January 2002 until February 2004. Mr. Carolas was a Vice President of Resource America from April 2001 until May 2004 when he resigned from Resource America. Mr. Carolas served as Vice President of Land and Geology for the managing general partner from July 1999 until December 2000 and for Atlas America from 1998 until December 2000. Before that Mr. Carolas served as Vice President of Atlas Energy Group, Inc. from 1997 until 1998, which was the former parent company of the managing general partner. Mr. Carolas is a certified petroleum geologist and has been with the managing general partner and its affiliates since 1981. He received a Bachelor of Science degree in Geology from Pennsylvania State University in 1981 and is an active member of the American Association of Petroleum Geologists. Mr. Carolas devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

JEFFREY C. SIMMONS. Executive Vice President - Operations and a Director since January, 2001. Mr. Simmons has been an Executive Vice President of Atlas America since January 2001 and was a Director of Atlas America from January 2002 until February 2004. Mr. Simmons was a Vice President of Resource America from April 2001 until May 2004 when he resigned from Resource America. Mr. Simmons served as Vice President of Operations for the managing general partner from July 1999 until December 2000 and for Atlas America from 1998 until December 2000. Mr. Simmons joined Resource America in 1986 as a senior petroleum engineer and has served in various executive positions with its energy subsidiaries since then. Before Mr. Simmons' career with Resource America, he had worked with Core Laboratories, Inc., of Dallas, Texas, and PNC Bank of Pittsburgh. Mr. Simmons received his Bachelor of Science degree with honors in Petroleum Engineering from Marietta College in 1981 and his Masters degree in Business Administration from Ashland University in 1992. Mr. Simmons devotes approximately 90% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates, primarily Viking Resources and Resource Energy.

JACK L. HOLLANDER. Senior Vice President - Direct Participation Programs since January 2002 and before that he served as Vice President - Direct Participation Programs from January 2001 until December 2001. Mr. Hollander also serves as Senior Vice President - Direct Participation Programs of Atlas America since January 2002. Mr. Hollander practiced law with Rattet, Hollander & Pasternak, concentrating in tax matters and real estate transactions, from 1990 to January 2001, and served as in-house counsel for Integrated Resources, Inc. (a diversified financial services company) from 1982 to 1990. Mr. Hollander earned a Bachelor of Science degree from the University of Rhode Island in 1978, his law degree from Brooklyn Law School in 1981, and a Master of Law degree in Taxation from New York University School of Law Graduate Division in 1982. Mr. Hollander is a member of the New York State bar and the Chairman of the Investment Program Association, which is an industry association, as of March 2005. Mr. Hollander devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

NANCY J. MCGURK. Senior Vice President since January 2002, Chief Financial Officer and Chief Accounting Officer since January 2001. Ms. McGurk also serves as Senior Vice President since January 2002 and Chief Accounting Officer of Atlas America since January 2001. Ms. McGurk served as Chief Financial Officer for Atlas America from January 2001 until February 2004. Ms. McGurk was a Vice President of Resource America from 1992 until May 2004 and its Treasurer and Chief Accounting Officer from 1989 until May 2004 when she resigned from Resource America. Also, since 1995 Ms. McGurk has served as Vice President - Finance of Resource Energy, Inc. Ms. McGurk received a Bachelor of Science degree in Accounting from Ohio State University in 1978, and has been a Certified Public Accountant since 1982. Ms. McGurk will devote approximately 80% of her professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of her professional time to the business and affairs of the managing general partner's affiliates.

MICHAEL L. STAINES. Senior Vice President, Secretary, and a Director since 1998. Mr. Staines has been an Executive Vice President and Secretary of Atlas America since 1998. Mr. Staines was a Senior Vice President of Resource America from 1989 until May 2004 when he resigned from Resource America. Mr. Staines was a director of Resource America from 1989 to February 2000 and Secretary from 1989 to October 1998. Mr. Staines has been President of Atlas Pipeline Partners GP since January 2001 and its Chief Operating Officer and a member of its Managing Board since its formation in November 1999. Mr. Staines is a member of the Ohio Oil and Gas Association and the Independent Oil and Gas Association of New York. Mr. Staines received a Bachelor of Science degree from Cornell University in 1971 and a Master of Business degree from Drexel University in 1977. Mr. Staines will devote approximately 5% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of the managing general partner's affiliates, including Atlas Pipeline Partners GP.

MICHAEL G. HARTZELL. Vice President - Land Administration since September 2001. Mr. Hartzell has been Vice President - Land Administration of Atlas America since January 2002, and before that served as Senior Land Coordinator from January 1999 to January 2002. Mr. Hartzell has been with the managing general partner and its affiliates since 1980 when he began his career as a land department representative. Mr. Hartzell manages all Land Department functions. Mr. Hartzell serves on the Environmental Committee of the Independent Oil and Gas Association of Pennsylvania and is a past Chairman of the Committee. Mr. Hartzell received his Bachelor of Science degree in Business Management from the University of Phoenix in 2004. Mr. Hartzell devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

DONALD R. LAUGHLIN. Vice President - Drilling and Production since September 2001. Mr. Laughlin also serves as Vice President - Drilling and Production for Atlas America since January 2002, and before that served as Senior Drilling Engineer since May 2001 when he joined Atlas America. Mr. Laughlin has over thirty years of experience as a petroleum engineer in the Appalachian Basin, having been employed by Columbia Gas Transmission Corporation from October 1995 to May 2001 as a senior gas storage engineer and team leader, Cabot Oil & Gas Corporation from 1989 to 1995 as Manager of Drilling Operations and Technical Services, Doran & Associates, Inc. from 1977 until 1989 as Vice President--Operations, and Columbia Gas from 1970 to 1977 as Drilling Engineer and Gas Storage Engineer. Mr. Laughlin received his Petroleum Engineering degree from the University of Pittsburgh in 1970. He is a member of the Society of Petroleum Engineers. Mr. Laughlin devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

MARCI F. BLEICHMAR. Vice President of Marketing since February 2001. Ms. Bleichmar also serves as Vice President of Marketing for Atlas America since February 2001 and was with Resource America from February 2001 until May 2004 when she resigned from Resource America. From March 2000 until February 2001, Ms. Bleichmar served as Director of Marketing for Jacob Asset Management (a mutual fund manager), and from March 1998 until March 2000, she was an account executive at Bloomberg Financial Services LP. From November 1994 until 1998, Ms. Bleichmar was an Associate on the Derivatives Trading Desk of JP Morgan. Ms. Bleichmar received a Bachelor of Arts degree from the University of Wisconsin in 1992. Ms. Bleichmar devotes approximately 100% of her professional time to the business and affairs of the managing general partner and Atlas America.

SHERWOOD S. LUTZ. Senior Geologist/Manager of Geology. In 1996 Mr. Lutz joined Viking Resources, which was purchased by Resource America in 1999 as senior geologist. Since 1999 Mr. Lutz has been a senior geologist for the managing general partner and Atlas America. Mr. Lutz received his Bachelor of Science degree in Geological Sciences from the Pennsylvania State University in 1973. Mr. Lutz is a certified petroleum geologist with the American Association of Petroleum Geologists as well as a licensed professional geologist in Pennsylvania. Mr. Lutz devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

MICHAEL W. BRECKO. Director of Energy Sales since November 2002. Mr. Brecko has over 19 years of natural gas marketing experience in the oil and natural gas industry. Mr. Brecko is a 1980 graduate from The Pennsylvania State University with a Bachelor of Science degree in Civil Engineering. His career in natural gas marketing began when he joined Equitable Gas Company, a local distribution company, as a marketing representative in the commercial/ industrial marketing division from May 1986 to August 1992. He subsequently joined O&R Energy, a subsidiary of Orange and Rockland Utilities, as regional marketing manager from August 1992 to November 1993. Beginning in December 1993 through July 2001, Mr. Brecko worked for Cabot Oil & Gas Corporation, a mid-sized Appalachian oil and natural gas producer, as an account executive and he was promoted in August 1998 to natural gas trader. In November 2001, he joined Sprague Energy Corporation, a multi-energy sourced company, as a regional account manager before joining Atlas America in 2002. Mr. Brecko devotes approximately 100% of his professional time to the business and affairs of the managing general partner and Atlas America.

KAREN A. BLACK. Vice President - Partnership Administration since February 2003. Ms. Black is also Vice President and Financial and Operations Principal of Anthem Securities since October 2002. Ms. Black joined the managing general partner and Atlas America in July 2000 and served as manager of production, revenue and partnership accounting from July 2000 through October 2001, after which she served as manager and financial analyst until her appointment as Vice President - Partnership Administration. Before joining the managing general partner in 2000, Ms. Black was associated with Texas Keystone, Inc. as controller from April 1997 through June 2000. Ms. Black was employed as a tax accountant for Sobol Bosco & Associates, Inc. from May 1996 through March 1997. Ms. Black received a Bachelor of Arts degree from the University of Pittsburgh, Johnstown in 1982. Ms. Black devotes approximately 50% of her professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of her professional time to the business and affairs of Anthem Securities.

JUSTIN T. ATKINSON. Director of Due Diligence since February 2003. Mr. Atkinson also serves as President of Anthem Securities since February 2004 and as Chief Compliance Officer since October 2002. Before that Mr. Atkinson served as assistant compliance officer of Anthem Securities from December 2001 until October 2002 and Vice President from October 2002 until February 2004. Before his employment with the managing general partner, Mr. Atkinson was a manager of investor and broker/dealer relations with Viking Resources Corporation from 1996 until November 2001. Mr. Atkinson earned a Bachelor of Arts degree in Business Management in 1995 from Walsh University in North Canton, Ohio. Mr. Atkinson devotes approximately 25% of his professional time to the business and affairs of the managing general partner and Atlas America, and the remainder of his professional time to the business and affairs of Anthem Securities.

WINIFRED C. LONCAR, Director of Investor Services since February 2003. Ms. Loncar previously held the position of manager of investor services from the inception of the investor service department in 1990 to February 2003. Before that she was executive secretary to the managing general partner. Ms. Loncar received a Bachelor of Science degree in Business from Point Park University in 1998. Ms. Loncar devotes approximately 100% of her professional time to the business and affairs of the managing general partner and Atlas America.

ATLAS AMERICA, INC., A DELAWARE COMPANY
As of April 2005, the officers and directors for Atlas America include the following:


               NAME                AGE                                        POSITION
               ----                ---                                        --------
Edward E. Cohen                    67                 Chairman, Chief Executive Officer and President
Frank P. Carolas                   46                 Executive Vice President
Freddie M. Kotek                   50                 Executive Vice President
Jeffrey C. Simmons                 47                 Executive Vice President
Michael L. Staines                 56                 Executive Vice President and Secretary
Matthew A. Jones                   44                 Chief Financial Officer
Nancy J. McGurk                    50                 Senior Vice President and Chief Accounting Officer
Jonathan Z. Cohen                  35                 Vice Chairman
Carlton M. Arrendell               44                 Director
William R. Bagnell                 43                 Director
Donald W. Delson                   54                 Director
Nicholas DiNubile                  53                 Director
Dennis A. Holtz                    65                 Director

See "- Officers, Directors and Other Key Personnel," above, for biographical information on certain of these individuals who are also officers of the managing general partner. Biographical information on the other officers and directors will be provided by the managing general partner on request.

The managing general partner and its affiliates under Atlas America employ more than 205 persons.

ORGANIZATIONAL DIAGRAMS AND SECURITY OWNERSHIP OF BENEFICIAL OWNERS
Atlas America owns 100% of the common stock of AIC, Inc., which owns 100% of the common stock of the managing general partner. The directors of AIC, Inc. are Jonathan Z. Cohen, Michael L. Staines, and Jeffrey C. Simmons. The biographies of Messrs. Staines and Simmons are set forth above.

                         CURRENT ORGANIZATIONAL DIAGRAM

                               [GRAPHIC OMITTED]
----------

(1) See "- Managing General Partner and Operator," above, for a discussion of Atlas America's stock offering in 2004.

(2) Viking Resources, Resource Energy, and Atlas Noble Corporation are also engaged in the oil and gas business. Atlas America manages their assets and employees including sharing common employees. Also, many of the officers and directors of the managing general partner serve as officers and directors of those entities.

(3) On January 12, 2006, Atlas Pipeline Holdings, L.P., a wholly-owned subsidiary of Atlas America, filed a registration statement with the SEC for an initial public offering of 3,600,000 common units, representing an approximate 17.1% limited partner interest in it. On the successful completion of the offering, Atlas Pipeline Holdings, L.P. will own Atlas Pipeline Partners GP, LLC, which owns a 2.0% general partner interest, all the incentive distribution rights and an approximate 12.8% limited partner interest in Atlas Pipeline Partners, L.P. Atlas America will continue to own Atlas Pipeline Holdings GP, LLC, which gives Atlas America indirect general partner control over Atlas Pipeline Partners.

(4) See "-Managing General Partner and Operator," above, and "--Pro Forma Organizational Diagram (Subject to Change), below, regarding Atlas America's recent announcement that it intends to form a new subsidiary to own its natural gas and oil exploration and production assets, and conduct a public offering of a minority interest, estimated to be 20%, in the new subsidiary. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any such securities.

              PRO FORMA ORGANIZATIONAL DIAGRAM (SUBJECT TO CHANGE)

The following pro forma organizational diagram is subject to change, because it reflects certain transactions that Atlas America anticipates will happen in the near future, but which have not yet happened as of the date of this prospectus. The anticipated transactions set forth in the following diagram include, for example, Atlas America's formation of new wholly-owned subsidiaries Atlas Energy, LLC and Atlas Energy Manager LLC, changing many of its corporate subsidiaries to limited liability subsidiaries of Atlas Energy LLC, and liquidating certain inactive corporate subsidiaries. The changes in the following organizational diagram from the "- Current Organizational Diagram" set forth above, relate to Atlas America's recent announcement that it intends to transfer to a newly-formed subsidiary of Atlas America substantially all of its natural gas and oil exploration and production assets. Atlas America anticipates that all of these transactions will be completed before or upon the closing of Atlas Energy, LLC's public offering as described in "- Managing General Partner and Operator," above. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any such securities.

                               [GRAPHIC OMITTED]

(1) See "- Managing General Partner and Operator," above, for a discussion of Atlas America's stock offering in 2004.

(2) All of these companies would be engaged in the oil and gas exploration and production business. Atlas America would continue to manage their assets and employees including sharing common employees. Also, many of the officers and directors of the managing general partner would serve as officers and directors of those entities.

(3) On January 12, 2006, Atlas Pipeline Holdings, L.P., a wholly-owned subsidiary of Atlas America, filed a registration statement with the SEC for an initial public offering of 3,600,000 common units, representing an approximate 17.1% limited partner interest in it. On the successful completion of the offering, Atlas Pipeline Holdings, L.P. will own Atlas Pipeline Partners GP, LLC, which owns a 2.0% general partner interest, all the incentive distribution rights and an approximate 12.8% limited partner interest in Atlas Pipeline Partners, L.P. Atlas America will continue to own Atlas Pipeline Holdings GP, LLC, which gives Atlas America indirect general partner control over Atlas Pipeline Partners.

REMUNERATION
No officer or director of the managing general partner will receive any direct remuneration or other compensation from the partnerships. These persons will receive compensation solely from affiliated companies of the managing general partner.

CODE OF BUSINESS CONDUCT AND ETHICS

Because the partnerships do not directly employ any persons, the managing general partner has determined that the partnerships will rely on a Code of Business Conduct and Ethics adopted by Atlas America, Inc. that applies to the principal executive officer, principal financial officer and principal accounting officer of the managing general partner, as well as to persons performing services for the managing general partner generally. You may obtain a copy of this code of ethics by a request to the managing general partner at Atlas Resources, LLC, 311 Rouser Road, Moon Township, Pennsylvania 15108.

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES
The managing general partner depends on its parent company, Atlas America, for management and administrative functions and financing for capital expenditures. The managing general partner pays a management fee to Atlas America for management and administrative services, which amounted to $45.7 million, $21.6 million, and $13.1 million for the years ended September 30, 2005, 2004, and 2003, respectively. (See "Financial Information Concerning the Managing General Partner and Atlas America Public #15-2006(B) L.P.," including the indebtedness owed by the managing general partner to Atlas America.)

The managing general partner and its officers, directors and affiliates have in the past invested, and may in the future invest, in partnerships sponsored by the managing general partner. They may also subscribe for units in each partnership as described in "Plan of Distribution."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,
             RESULTS OF OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

Atlas America Public #15-2006(B) L.P. and Atlas America Public #15-2006(C) L.P. have been formed as limited partnerships under the Delaware Revised Uniform Limited Partnership Act. The partnerships, however, have not included any historical information in this prospectus since they:

     o    have no net worth;

     o    do not own any properties on which wells will be drilled;

     o    have no third-party investors; and

     o    have not conducted any operations.

(See "Capitalization and Source of Funds and Use of Proceeds," "Proposed Activities," "Competition, Markets and Regulation," and "Financial Information Concerning the Managing General Partner and Atlas America Public #15-2006(B) L.P.")

Each partnership will depend on the proceeds of this offering and the managing general partner's capital contributions to carry out its proposed activities. Each partnership intends to use its subscription proceeds to pay the intangible drilling costs, the investors' share of equipment costs, and the investors' share of any cost overruns of drilling and completing the partnership's wells.

The managing general partner believes that each partnership's liquidity requirements will be satisfied from the following:

     o    subscription proceeds of this offering;

     o    the managing general partner's capital contributions;

     o    cash flow from future operations; and

     o    partnership borrowings, if necessary.

The managing general partner also anticipates that no additional funds will be required for operating costs before a partnership begins receiving production revenues from its wells.

Substantially all of the subscription proceeds of you and the other investors in a partnership will be committed or expended after the offering of the partnership closes. If a partnership requires additional funds for cost overruns or additional development or remedial work after a well begins producing, then these funds may be provided by:

     o subscription proceeds, if available, drilling fewer wells, or acquiring a lesser working interest in one or more wells;

     o    borrowings from the managing general partner or its affiliates; or

     o    retaining partnership revenues.

There will be no borrowings from third-parties. The amount that may be borrowed by a partnership from the managing general partner and its affiliates may not at any time exceed 5% of the partnership's subscription proceeds from you and the other investors and must be without recourse to you and the other investors. The partnership's repayment of any borrowings would be from partnership production revenues and would reduce or delay your cash distributions.

If the managing general partner loans money to a partnership, which it is not required to do, then:

     o the interest charged to the partnership must not exceed the managing general partner's interest cost or the interest that would be charged to the partnership without reference to the managing general partner's financial abilities or guarantees by unrelated lenders, on comparable loans for the same purpose; and

     o the managing general partner may not receive points or other financing charges or fees, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the managing general partner.

As of the date of this prospectus, Atlas America (the "borrower") has a $75 million revolving credit facility with a group of banks with Wachovia Bank, N.A. as the agent and issuing bank. The managing general partner and various energy subsidiaries of Atlas America are guarantors of the credit agreement. As of September 30, 2005, this facility had a borrowing base of $75 million. Borrowings under the facility are collateralized by substantially all of the assets of Atlas America, the managing general partner and the other guarantors. This includes the managing general partner's interests in its partnerships, but does not include any investor's interest in a partnership. A breach of the credit agreement by the borrower is a default under the loan. The credit facility's term ends in March 2007. At September 30, 2005, the borrower had an outstanding balance of approximately $8 million and also had a $1.5 million letter of credit issued under the facility.

The managing general partner depends on its parent company, Atlas America, for management and administrative functions and financing for capital expenditures. The managing general partner pays a management fee to Atlas America for management and administrative services, as described in "Management - Transactions with Management and Affiliates." See the footnotes to the managing general partner's audited financial statements and the footnotes to the managing general partner's unaudited financial statements for more details concerning the credit facility and inter-company borrowings in "Financial Information Concerning the Managing General Partner and Atlas America Public #15-2006(B) L.P."

                               PROPOSED ACTIVITIES

OVERVIEW OF DRILLING ACTIVITIES
The managing general partner anticipates that the subscription proceeds of each partnership will be used to drill primarily natural gas development wells, which means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive. Stratigraphic means a layer of rock which has characteristics that differentiate it from the rocks above and below it. Stratigraphic horizon generally means that part of a formation or layer of rock with sufficient porosity and permeability to form a petroleum reservoir. Currently, the partnerships do not hold any interests in any properties or prospects on which the wells will be drilled.

Although the majority of the wells to be drilled by each partnership will be classified as natural gas wells, which may produce a small amount of oil, some of the wells, such as wells drilled in McKean County, Pennsylvania, if any, may be classified as oil or combination oil and natural gas wells.

Each partnership will be a separate business entity from the other partnerships, and you will be a partner only in the partnership in which you invest. You will have no interest in the business, assets or tax benefits of the other partnerships unless you also invest in the other partnerships. Thus, your investment return will depend solely on the operations and success or lack of success of the particular partnership in which you invest.

Each partnership generally will drill different wells, but they may own working interests and participate in drilling and completing one or more of the same wells. The number of wells to be drilled by a partnership cannot be determined precisely before the funding of the partnership and is determined primarily by:

     o the amount of subscription proceeds raised by the partnership (for example, the targeted maximum subscription proceeds for Atlas America Public #15-2006(B) L.P. are $125 million, as contrasted with the targeted maximum subscription proceeds of only $22.726 million for Atlas America Public #15-2006(C) L.P.;

     o    the geographical areas in which wells are drilled by the partnership;

     o the partnership's percentage of working interest owned in the wells, which could range from 25% to 100%; and

     o the cost of the partnership's wells, including any cost overruns for intangible drilling costs and equipment costs of the wells which are charged to you and the other investors under the partnership agreement.

For the estimated number of wells to be drilled at the minimum subscription proceeds of $2 million and the maximum subscription proceeds of $147,726,000 for a partnership, see "Risk Factors - Risks Related to an Investment in a Partnership - Spreading the Risks of Drilling Among a Number of Wells Will be Reduced if Less than the Maximum Subscription Proceeds are Received and Fewer Wells are Drilled."

Before the managing general partner selects a prospect on which a well will be drilled by a partnership, it will review all available geologic and production data for wells located in the vicinity of the proposed well including, but not limited to:

     o    various well logs;

     o    completion reports;

     o    plugging reports; and

     o    production reports.

For example, production information from surrounding wells in the area is an important indicator in evaluating the economic potential of a proposed well to be drilled. It has been the managing general partner's experience that natural gas production from wells drilled to the formations or the reservoirs in the areas of operations discussed below in "- Primary Areas of Operations," is reasonably consistent with nearby wells, although from time to time there can be great differences in the natural gas volumes and performance of wells located on contiguous prospects. However, production information is only one factor and the managing general partner may propose a well to be drilled by a partnership because geologic trends in the immediate area, such as sand thickness, porosities and water saturations, lead the managing general partner to believe that the proposed well locations will be productive.

PRIMARY AREAS OF OPERATIONS
The managing general partner will not decide on all of the specific wells to be drilled by a partnership until the offering of units in that partnership has ended. However, the managing general partner intends that Atlas America Public #15-2006(B) L.P. will drill the prospects described in "Appendix A - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P." These prospects represent the wells to be drilled if a portion of the nonbinding targeted subscription proceeds for that partnership, as described in "Terms of the Offering - Subscription to a Partnership," are received. If there are adverse events with respect to any of the currently proposed prospects, the managing general partner will substitute the partnership's prospects as discussed below in "- Interests of Parties." Also, the managing general partner has the sole discretion to sell up to and including all of the remaining units in Atlas America Public #15-2006(B) L.P., and it may and not offer and sell any units in Atlas America Public #15-2006(C) L.P. In that event, the number of prospects identified in "Appendix A - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P." as a percentage of the total number of prospects to be drilled by Atlas America Public #15-2006(B) L.P. would be reduced. The managing general partner also anticipates that it will designate a portion of the prospects in the partnership designated Atlas America Public #15-2006(C) L.P., if units in that partnership are offered, by a supplement or an amendment to the registration statement of which this prospectus is a part.

Because not all of the prospects for each partnership will be specified, you will not be able to evaluate some, or even the majority, of the specific prospects that will be drilled by your partnership. However, by waiting as long as possible before selecting all of the specific prospects to be drilled by a partnership, the managing general partner may acquire additional information to help it select better prospects for the partnership, and it may be able to include prospects which were not available when this prospectus was written or even when the offering of units in the partnership is closed.

The following discussion includes a general description of the areas where the managing general partner anticipates partnership wells may be drilled. With respect to each area listed below, the geological aspects are continually being evaluated by the managing general partner. Thus, each area discussed may ultimately include other counties which are not set forth below. For purposes of this prospectus, however, the counties listed are generally descriptive of the specific drilling area being discussed. With the exception of the north central Tennessee area, the primary areas are situated in western Pennsylvania as discussed below. The three primary areas for the partnerships' drilling activities are:

     o the Mississippian/Upper Devonian Sandstone reservoirs in Fayette, Greene and Westmoreland Counties, Pennsylvania;

     o the Clinton/Medina geological formation which includes western Pennsylvania, primarily Crawford and Mercer Counties, Pennsylvania and also includes an area in eastern Ohio primarily in Stark, Mahoning, Trumbull and Portage Counties; and

     o the Mississippian (carbonates) and Devonian Shale reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee.

All of the primary areas described above have the following similarities:

     o geological features such as structure and faulting are not generally factors used in finding commercial production from a well drilled to this formation or these reservoirs and the governing factors appear to be sand or oolite (carbonate sand) quality in terms of net pay zone thickness, porosity, and the effectiveness of fracture stimulation;

     o a well drilled to this formation or these reservoirs usually requires hydraulic fracturing of the formation to stimulate productive capacity;

     o generally, natural gas from a well drilled to this formation or these reservoirs is produced at rates which decline rapidly during the first few years of operations, and although the well can produce for many years, a proportionately larger amount of production can be expected within the first several years; and

     o it has been the managing general partner's experience that natural gas production from wells drilled to this formation or these reservoirs is reasonably consistent with nearby wells, although from time to time there can be great differences in the natural gas volumes and performance of wells on contiguous prospects.

The managing general partner anticipates that the majority of the subscription proceeds of each partnership will be expended in the primary areas, although some of the subscription proceeds of each partnership may be expended in the secondary areas or in areas which are not currently known. Among the primary areas, the managing general partner anticipates that each partnership will drill more prospects in the Fayette County area than in the other areas.

MISSISSIPPIAN/UPPER DEVONIAN SANDSTONE RESERVOIRS, FAYETTE COUNTY, PENNSYLVANIA. The Mississippian/Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. These reservoirs have porosities ranging from 5% to 20% with attendant permeabilities. Porosity is the percentage of void space between sand grains that is available for occupancy by either liquids or gases; and permeability is the property of porous rock that allows fluids or gas to flow through it. See the geologic evaluation prepared by United Energy Development Consultants, Inc., an independent geological and engineering firm, for a discussion of the development of the Mississippian/Upper Devonian Sandstone reservoirs in Fayette, Greene and Westmoreland Counties, Pennsylvania.

The wells in the Mississippian/Upper Devonian Sandstone reservoirs will be:

     o situated on approximately 20 acres, subject to adjustment to take into account lease boundaries;

     o drilled at least 1,000 feet from a producing well, although a partnership may drill a new well or re-enter an existing well which is closer than 1,000 feet to a plugged and abandoned well;

     o    drilled from approximately 1,900 to 5,500 feet in depth;

     o classified as natural gas wells which may produce a small amount of oil; and

     o primarily connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to UGI Energy Services as described below in "- Sale of Natural Gas and Oil Production" until March 31, 2007.

CLINTON/MEDINA GEOLOGICAL FORMATION IN WESTERN PENNSYLVANIA. The Clinton/Medina geological formation is a blanket sandstone found throughout most of the northwestern edge of the Appalachian Basin. The Clinton/Medina geological formation in Pennsylvania and Ohio is the same geological formation, although in Pennsylvania it is often referred to as the Medina/Whirlpool geological formation. For purposes of this prospectus, the term Clinton/Medina geological formation is used for both Ohio and Pennsylvania. The Clinton/Medina is described in petroleum industry terms as a "tight" sandstone with porosity ranging from 6% to 12% and with very low natural permeability. Based on the managing general partner's experience, it anticipates that all of the natural gas wells drilled to the Clinton/Medina will be completed and fraced in two different zones of the Clinton/Medina geological feature. See the geologic evaluation and the model decline curve prepared by United Energy Development Consultants, Inc. in "Appendix A - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P." for a discussion of the development of the Clinton/Medina Geological Formation in western Pennsylvania and eastern Ohio.

The wells in the Clinton/Medina geological formation in western Pennsylvania and eastern Ohio will be:

     o primarily situated in Crawford, Mercer, Lawrence, Warren, and Venango Counties, Pennsylvania, and Stark, Mahoning, Trumbull and Portage Counties, Ohio;

     o situated on approximately 50 acres, subject to adjustment to take into account lease boundaries;

     o drilled at least 1,650 feet from each other in Pennsylvania, which is greater than the 660 feet minimum distance allowed by state law or local practice to protect against drainage from adjacent wells, and drilled at least 1,000 feet from each other in Ohio;

     o    drilled from approximately 5,100 to 6,300 feet in depth;

     o classified as natural gas wells which may produce a small amount of oil, although the wells in eastern Ohio may be classified as oil wells; and

     o primarily connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to Amerada Hess Corporation as described below in "- Sale of Natural Gas and Oil Production".

Also, see "- Secondary Areas of Operations" below, for a discussion of the Clinton/Medina geological formation in western New York and southern Ohio.

MISSISSIPPIAN CARBONATE AND DEVONIAN SHALE RESERVOIRS IN ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, Tennessee. The Mississippian carbonate reservoirs are discontinuous lens shaped accumulations found in the southern Appalachian states of West Virginia, Virginia, Kentucky and Tennessee. These reservoirs have porosities ranging from 6% to 20% with attendant permeabilities. The Devonian shale is found throughout the Appalachian Basin. When the shale is highly fractured it becomes a reservoir. See the geologic evaluation prepared by United Energy Development Consultants, Inc. in "Appendix A - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P." for a discussion of the development of the Mississippian carbonate and Devonian Shale reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee.

The wells in the Mississippian carbonate and Devonian Shale reservoirs will be:

     o    situated on 40 acres;

     o drilled 1,320 feet from each other unless topography dictates otherwise, however, in all cases no less than 700 feet;

     o    drilled from approximately 2,000 to 4,600 feet in depth;

     o classified as natural gas wells which may produce a small amount of oil; and

     o primarily connected to the gathering system owned by Knox Energy LLC, which is referred to as the Coalfield Pipeline, and have their natural gas production primarily marketed to Duke Energy as described below in "- Sale of Natural Gas and Oil Production."

The prospects in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee were acquired from Knox Energy LLC as described below in "- Interests of Parties" and Knox Energy may participate in the drilling of the wells with the partnership.

SECONDARY AREAS OF OPERATIONS
The managing general partner also has reserved the right to use a portion of the subscription proceeds of each partnership to drill development wells in other areas of the Appalachian Basin or elsewhere in the United States. The secondary areas anticipated by the managing general partner, which are situated in the Appalachian Basin, are discussed below.

UPPER DEVONIAN SANDSTONE RESERVOIRS, ARMSTRONG COUNTY, PENNSYLVANIA. The Upper Devonian Sandstone reservoirs are discontinuous lens-shaped accumulations found throughout most of the Appalachian Basin. These reservoirs have porosities ranging from greater than 5% to 20% with attendant permeabilities. The prospects in Armstrong and Indiana Counties, Pennsylvania will be acquired from U.S. Energy Exploration Corporation as described below and U.S. Energy will participate in the drilling of the wells with the partnerships.

The wells in the Upper Devonian Sandstone reservoirs will be:

     o situated on approximately 15 acres, subject to adjustment to take into account lease boundaries;

     o drilled at least 1,000 feet from each other, although under Pennsylvania law in certain circumstances a variance can be obtained, and some of the wells the managing general partner has drilled to date in this general area have been drilled less than 1,000 feet apart, but even in those cases the wells were approximately 980 feet or more from each other;

     o    drilled from approximately 1,800 to 4,400 feet in depth;

     o classified as natural gas wells which may produce a small amount of oil; and

     o connected to a gathering system owned by U.S. Energy and have their natural gas production marketed by U.S. Energy as described below in "- Sale of Natural Gas and Oil Production."

The managing general partner anticipates the leases in Armstrong and Indiana Counties, Pennsylvania will have a net revenue interest to a partnership of 84.375%. U.S. Energy, the originator of the leases, however, will retain a 25% working interest in the wells and participate with the partnership in the costs of drilling, completing, and operating the wells to the extent of its retained working interest.

UPPER DEVONIAN SANDSTONE RESERVOIRS IN MCKEAN COUNTY, PENNSYLVANIA. See "- Upper Devonian Sandstone Reservoirs, Armstrong County, Pennsylvania," above, for a description of these reservoirs. Wells located in McKean County and drilled to the Upper Devonian Sandstone reservoirs will be:

     o situated on approximately 5 acres subject to adjustments to take into account lease boundaries;

     o    drilled from approximately 2,000 to 2,500 feet in depth;

     o    classified as combination wells producing both natural gas and oil;

     o    drilled on leases with a net revenue interest of approximately 87.5%;
          and

     o connected to the gathering systems owned by Atlas Pipeline Partners and M&M Royalty, LTD. and have their natural gas production primarily marketed to M&M Royalty, LTD. as described below in "- Sale of Natural Gas and Oil Production."

CLINTON/MEDINA GEOLOGICAL FORMATION IN WESTERN NEW YORK. Wells located in western New York and drilled to the Clinton/Medina geological formation will be:

     o    primarily situated in Chautauqua County;

     o situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

     o    drilled from approximately 3,800 to 4,000 feet in depth;

     o drilled on leases with a net revenue interest of approximately 84.375% to 87.5%;

     o classified as natural gas wells which may produce a small amount of oil; and

     o connected to the gathering system owned by Atlas Pipeline Partners and have their natural gas production primarily marketed to Amerada Hess Corporation, commercial end users in the area, and/or Great Lakes Energy Partners, L.L.C. as described below in "- Sale of Natural Gas and Oil Production."

CLINTON/MEDINA GEOLOGICAL FORMATION IN SOUTHERN OHIO. Wells located in southern Ohio and drilled to the Clinton/Medina geological formation will be:

     o    primarily situated in Noble, Washington, Guernsey, and Muskingum
          Counties;

     o situated on approximately 40 acres, subject to adjustment to take into account lease boundaries;

     o    drilled at least 1,000 feet from each other;

     o    drilled from approximately 4,900 to 6,500 feet in depth;

     o drilled on leases with a net revenue interest of approximately 82.5% to 87.5%;

     o    classified as either natural gas wells or oil wells; and

     o primarily connected to the gathering system owned by Atlas Pipeline Partners (if classified as natural gas wells) and have their natural gas production marketed to Amerada Hess Corporation, although a portion of the natural gas production may be gathered and marketed by Triad Energy Corporation of West Virginia, Inc. as described below in "- Sale of Natural Gas and Oil Production."

Additionally, the managing general partner anticipates that the leases in southern Ohio will have been originally acquired from a coal company and are subject to a provision that the well must be abandoned if it hinders the development of the coal. Thus, the managing general partner will not drill a well on any lease subject to this provision unless it covers lands that were previously mined. Although this does not totally eliminate the risk because the leases may cover other coal deposits that might be mined during the life of a well, the managing general partner believes that drilling wells on these previously mined leases would be in the best interests of the partnerships.

ACQUISITION OF LEASES
The managing general partner will have the right, in its sole discretion, to select the prospects which each partnership will drill. The managing general partner intends that Atlas America Public #15-2006(B) L.P. will drill the prospects described in "Appendix A - Information Regarding Currently Proposed Prospects for Atlas America Public #15-2006(B) L.P." The managing general partner also anticipates that it will designate a portion of the prospects in Atlas America Public #15-2006(C) L.P., if units in that partnership are offered, by means of a supplement or an amendment to the registration statement of which this supplement is a part.

The leases covering each prospect on which one well will be drilled will be acquired by a partnership from the managing general partner or its affiliates and credited to the managing general partner as a part of its required capital contribution to the partnership. Neither the managing general partner nor its affiliates will receive any royalty or overriding royalty interest on any well.

The managing general partner anticipates that it will select the prospects for each partnership, including any additional and/or substituted prospects, from the following:

     o    leases in its and its affiliates' existing leasehold inventory;

     o    leases that are subsequently acquired by it or its affiliates; or

     o leases owned by independent third-parties that may participate with the partnership in drilling wells.

The majority of the prospects acquired by a partnership will be in areas where the managing general partner or its affiliates have previously conducted drilling operations. The managing general partner believes that its and its affiliates' leasehold inventory and leases acquired from third-parties will be sufficient to provide all the development prospects to be drilled by Atlas America Public #15-2006(B) L.P. if it receives its targeted maximum subscription proceeds of $125 million. With respect to the partnerships designated Atlas America Public #15-2006(C) L.P., if units in that partnership are offered, the managing general partner and its affiliates are continually engaged in acquiring additional leasehold acreage in Pennsylvania, Ohio, and other areas of the United States. Thus, the managing general partner believes that it will have a sufficient number of development prospects for that partnership if it receives its targeted maximum subscription proceeds of $22.726 million. As of December 31, 2005, the managing general partner's and its affiliates' undeveloped leasehold acreage was as follows:

                                                  UNDEVELOPED LEASE ACREAGE
                                                  -------------------------
                                                 GROSS               NET (1)
                                                 -----               -------

  Kentucky................................       9,060                4,530
  Montana.................................       2,650                2,650
  New York................................      37,072               37,072
  Ohio....................................      38,022               34,555
  Pennsylvania............................     172,394              172,394
  West Virginia...........................      10,806                5,403
  Wyoming.................................          80                   80
                                               -------              -------
                          Total...........     270,084              256,684
                                               =======              =======
----------
(1) The net acreage as to which leases expire in fiscal 2006 and 2007 are as follows: New York: 2006 - 276 acres and 2007 - 10 acres; Ohio: 2006 - none and 2007 - 1,741 acres; Pennsylvania: 2006 - 14,079 acres and 2007 - 14,562 acres.

Most, if not all, of the prospects to be selected for the partnerships are expected by the managing general partner to be single well proved undeveloped prospects which are classified as developmental. Thus, only one well will be drilled on each of those prospects and the number of prospects the managing general partner will assign to each partnership will be the same as the number of wells which the partnership has the funds to drill. This also means that the partnership, in all likelihood, will not farmout any acreage associated with those prospects. However, the need for a farmout might arise, for example, if during drilling or subsequently the managing general partner determines there might be a productive horizon situated above (i.e. uphole) the target horizon, but the partnership does not have the funds to complete the well in the horizon or the completion of the horizon would be inconsistent with the partnership's objectives. In this event, the managing general partner might decide to farmout the activity for the partnership. Generally, a farmout is an agreement in which the owner of the lease or existing well agrees to assign its interest in certain acreage under the lease or the existing well to an assignee subject to the assignee drilling one or more wells or completing or recompleting the existing well in one or more horizons. The owner would retain some interest in the assigned acreage or well. See "Conflicts of Interest - Conflicts Involving the Acquisition of Leases" for the procedure for a farmout, and "Federal Income Tax Consequences - Farmouts."

DEEP DRILLING RIGHTS RETAINED BY MANAGING GENERAL PARTNER. The lease assignments to each partnership generally will be limited to a depth of from the surface to the deepest depth penetrated at the cessation of drilling operations. The managing general partner will retain the deeper drilling rights, including ownership of any coal bed methane production that might be obtained from the deeper formations. Conversely, as between a partnership and the managing general partner, the partnership will own any coal bed methane production that might be obtained from the shallower formations that are not included in the deeper drilling rights retained by the managing general partner.

The amount of the credit the managing general partner receives for the leases it contributes to a partnership will not include any value allocable to the deeper drilling rights retained by it. If the managing general partner undertakes any activities with respect to the deeper formations in the future, then the partnerships would not share in the profits from these activities, nor would they pay any of the associated costs.

INTERESTS OF PARTIES
Generally, production and revenues from a well drilled by a partnership will be net of the applicable landowner's royalty interest, which is typically 1/8th (12.5%) of gross production, and any interest in favor of third-parties such as an overriding royalty interest. Landowner's royalty interest generally means an interest that is created in favor of the landowner when an oil and gas lease is obtained; and overriding royalty interest generally means an interest that is created in favor of someone other than the landowner. In either case, the owner of the interest receives a specific percentage of the natural gas and oil production free and clear of all costs of development, operation, or maintenance of the well. This is compared with a working interest, which generally means an interest in the lease under which the owner of the interest must pay some portion of the cost of development, operation, or maintenance of the well. Also, the leases will be subject to terms that are customary in the industry such as free gas to the landowner-lessor for home heating requirements, etc.

The managing general partner anticipates that each partnership generally will have a net revenue interest in its leases in its primary drilling areas as set forth in the chart below. Net revenue interest generally means the percentage of revenues the owner of an interest in a well is entitled to receive under the lease. The following chart expresses the percentage of production revenues that the managing general partner, the landowner, other third-parties, and you and the other investors in a partnership will share in from the wells in two of the three primary drilling areas. The third primary drilling area in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee is discussed following the chart. The chart assumes that the partnership owns 100% of the working interest in the well. If a partnership acquires a lesser percentage working interest in a well, which may be the case in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee, then the partnership's net revenue interest in that well will decrease proportionately.

The actual number, identity and percentage of working interests or other interests in prospects to be acquired by the partnerships will depend on, among other things:

     o    the amount of subscription proceeds received in a partnership;

     o    the latest geological and production data;

     o    potential title or spacing problems;

     o availability and price of drilling services, tubular goods and services;

     o    approvals by federal and state departments or agencies;

     o    agreements with other working interest owners in the prospects;

     o    farmins and farmouts; and

     o    continuing review of other prospects that may be available.

PRIMARY AREAS.
CLINTON/MEDINA GEOLOGICAL FORMATION IN WESTERN PENNSYLVANIA AND
MISSISSIPPIAN/UPPER DEVONIAN SANDSTONE RESERVOIRS IN
FAYETTE COUNTY, PENNSYLVANIA.

                                                PARTNERSHIP                      THIRD PARTY                87.5% PARTNERSHIP
ENTITY                                            INTEREST                     ROYALTY INTEREST          NET REVENUE INTEREST (2)
------                                         --------------                ------------------          ------------------------
Managing General Partner.................32% partnership interest (1)                                              28.0%
Investors................................68% partnership interest (1)                                              59.5%
Third Party..........................................................   12.5% Landowner Royalty Interest           12.5%
                                                                                                                 -------
                                                                                                                  100.0%

----------
(1) These percentages are for illustration purposes only, and assume that the partnership has a 100% working interest and the managing general partner contributes its minimum required capital contribution of 25% to each partnership and the capital contributions from you and the other investors are 75%. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner's total revenue share may not exceed 40% of partnership revenues regardless of the amount of its capital contributions.
(2) It is anticipated that the majority of the wells in the Clinton/Medina Geological formation in Western Pennsylvania will have a net revenue interest of 85.9375% which, using the assumption in footnote (1), would provide investors as a group 58.44% of that partnerships' revenues from those wells. It is further possible that the wells could have a net revenue interest to a partnership as low as 84.375% which would reduce the investors' interest to 57.375% assuming that the managing general partner's capital contribution is 25% of that partnership's total capital contributions, which means that the investors as a group receive 68% of that partnership's revenues.

MISSISSIPPIAN CARBONATE AND DEVONIAN SHALE RESERVOIRS IN ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE. Generally, the leases in north central Tennessee will have a net revenue interest to a partnership ranging from 84.375% to 81.375%, assuming that a partnership has a 100% working interest. Whether the amount of the partnership's net revenue interest in some of the prospects will be as low as 81.375% depends primarily on whether the landowner royalty interest is 12.5% or 15.5%, which in turn depends on whether the natural gas produced from those prospects, if any, is sold at a price above or below $3.00 per mcf, and on whether Knox Energy LLC and its affiliates, the originators of the leases, participate as a working interest owner in the leases covering those prospects. Knox Energy and its affiliates may retain up to a 50% working interest in the wells and participate with the partnership in the costs of drilling, completing, and operating the wells to the extent of its retained working interest. If Knox Energy does not retain a working interest in a well, then its overriding royalty interest will be 3.125%. However, if Knox Energy retains a 50% working interest in a well, then its overriding royalty interest of 3.125% will be reduced to 1.5625%. To the extent that Knox Energy participates in a well as a working interest owner for less than a 50% working interest, the overriding royalty interest to Knox Energy will be prorated between an overriding royalty interest of 3.125% and 1.5625%. The investors' net revenue interest in the above example would range from 57.375% to 55.335% if presented on a 100% working interest basis and the investors were receiving 68% of the partnership revenues.

Pursuant to the acquisition terms between the managing general partner and its affiliates and Knox Energy and its affiliates, no well drilled by the managing general partner and its affiliates in this area may produce coalbed methane gas, and the managing general partner or its affiliates must drill 300 commitment wells during the initial three year term of the agreement with Knox Energy or it is a breach of the agreement.

SECONDARY AREAS. Although the managing general partner anticipates that each partnership will have a net revenue interest ranging from 81% to 87.5% in its leases in the secondary areas described above, assuming 100% of the working interest, there is no minimum net revenue interest that a partnership is required to own before drilling a well in other areas of the United States. The leases in these other areas may be subject to interests in favor of third-parties that are not currently known such as overriding royalty interests, net profits interests, carried interests, production payments, reversionary interests pursuant to farmouts or non-consent elections under joint operating agreements, or other retained or carried interests.

TITLE TO PROPERTIES
Title to all leases acquired by a partnership ultimately will be held in the name of the partnership. However, to facilitate the acquisition of the leases title to the leases may initially be held in the name of the managing general partner, the operator, their affiliates, or any nominee designated by the managing general partner. Title to each partnership's leases will be transferred to the partnership and filed for record from time to time after the wells are drilled and completed.

The managing general partner will take the steps it deems necessary to assure that each partnership has acceptable title for its purposes. However, it is not the practice in the natural gas and oil industry to warrant title or obtain title insurance on leases and the managing general partner will provide neither for the leases it assigns to a partnership. The managing general partner will obtain a favorable formal title opinion for the leases before each well is drilled, but will not obtain a division order title opinion after the well is completed. The managing general partner may use its own judgment in waiving title requirements and will not be liable for any failure of title of leases transferred to a partnership. Also, there is no assurance that the partnerships will not experience losses from title defects excluded from or not disclosed by the formal title opinion or that would have been disclosed by a division order title opinion. Although past performance is no guarantee of future results, the previous partnerships sponsored by the managing general partner and its affiliates have participated in drilling more than 3,100 wells in the Appalachian Basin since 1985, and none of the wells have been lost because of title failure. (See "Prior Activities.")

DRILLING AND COMPLETION ACTIVITIES; OPERATION OF PRODUCING WELLS
On receipt of the minimum subscription proceeds for a partnership, the managing general partner on behalf of the partnership may break escrow, transfer the escrowed funds to a partnership account, enter into the drilling and operating agreement, which is attached to the partnership agreement as Exhibit II, with itself or an affiliate of the managing general partner as operator, and begin drilling the partnership's wells.

Under the drilling and operating agreement, the responsibility for drilling and either completing or plugging partnership wells will be on the managing general partner or an affiliate of the managing general partner as the operator and the general drilling contractor. Under the drilling and operating agreement, each partnership is required to prepay the investors' share of the drilling and completion costs of its wells to the managing general partner as the operator. If one or more of a partnership's wells will be drilled in the calendar year after the year in which the advance payment is made, the required advance payment allows the partnership to secure tax benefits of prepaid intangible drilling costs based on a substantial business purpose for the advance payment under the drilling and operating agreement. The managing general partner as operator and general drilling contractor will begin drilling the wells no later than March 31, 2007 for the partnerships designated Atlas America Public #15-2006(___) L.P. (See "Federal Income Tax Consequences - Drilling Contracts.")

During drilling operations the managing general partner's duties as operator and general drilling contractor will include:

     o making the necessary arrangements for drilling and completing partnership wells and related facilities for which it has responsibility under the drilling and operating agreement;

     o managing and conducting all field operations in connection with drilling, testing, and equipping the wells; and

     o making the technical decisions required in drilling and completing the wells.

All partnership wells will be drilled to a sufficient depth to test thoroughly the objective geological formation unless the managing general partner determines in its sole discretion that the well shall be completed in a formation uphole from the objective geological formation.

Under the drilling and operating agreement the managing general partner, as operator and general drilling contractor, will complete each well if there is a reasonable probability of obtaining commercial quantities of natural gas or oil. However, based on its past experience, the managing general partner anticipates that most of the development wells drilled in the primary and secondary areas will have to be completed before the managing general partner can determine the well's productivity. If the managing general partner, as operator and general drilling contractor, determines that a well should not be completed, then the well will be plugged and abandoned.

During producing operations the managing general partner's duties, as operator, will include:

     o managing and conducting all field operations in connection with operating and producing the wells;

     o    making the technical decisions required in operating the wells; and

     o maintaining the wells, equipment, and facilities in good working order during their useful life.

The managing general partner, as operator, will be reimbursed for its direct expenses and will receive well supervision fees at competitive rates for operating and maintaining the wells during producing operations as discussed in "Compensation." As discussed in "Summary of Drilling and Operating Agreement," the drilling and operating agreement contains a number of other material provisions which you are urged to review.

Certain wells may be drilled with third-parties owning a portion of the working interest in the wells. Any other working interest owner in a well will have a separate agreement with the managing general partner for drilling and operating the well with differing terms and conditions from those contained in a partnership's drilling and operating agreement. (See "Federal Income Tax Consequences - Drilling Contracts.")

SALE OF NATURAL GAS AND OIL PRODUCTION
POLICY OF TREATING ALL WELLS EQUALLY IN A GEOGRAPHIC AREA. The managing general partner is responsible for selling each partnership's natural gas and oil production, and its policy is to treat all wells in a given geographic area equally. This reduces certain potential conflicts of interest among the owners of the various wells, including the partnerships, concerning to whom and at what price the natural gas and oil will be sold. For example, the managing general partner calculates a weighted average selling price for all of the natural gas sold in the geographic area and this is the price which will be paid to each partnership in the geographic area for its natural gas. For natural gas sold in western Pennsylvania for its previous four fiscal years the managing general partner received an average selling price after deducting all expenses, including transportation expenses and after the effects of hedging, of approximately:

     o    $3.34 per mcf, "mcf" means 1,000 cubic feet of natural gas, in 2002;

     o    $4.78 per mcf in 2003;

     o    $5.64 per mcf in 2004; and

     o    $6.72 per mcf in 2005.

If all the natural gas produced cannot be sold because of limited gathering line or pipeline capacity, or limited demand for the natural gas, which increases pipeline pressure, then the production that is sold will be from those wells which have the greatest well pressure and are able to feed into the pipeline, regardless of which partnerships own the wells. The proceeds from these natural gas sales will be credited only to the partnerships whose wells produced the natural gas sold.

GATHERING OF NATURAL GAS. Under the partnership agreement the managing general partner will be responsible for gathering and transporting the natural gas produced by the partnerships to interstate pipeline systems, local distribution companies, and/or end-users in the area. For the majority of each partnership's natural gas production, including natural gas in the primary areas, as discussed below, the managing general partner anticipates that it will use the gathering system owned by Atlas Pipeline Partners, L.P. (and Atlas Pipeline Operating Partnership) which is a master limited partnership formed by a subsidiary of Atlas America as managing general partner using Atlas America personnel who act as its officers and employees. (See "Management - Organizational Diagrams and Security Ownership of Beneficial Owners.") Atlas Pipeline Partners acquired the natural gas gathering system and related facilities of Atlas America, Resource Energy, and Viking Resources in February 2000. The gathering system consists of more than 1,400 miles of intrastate pipelines located in western Pennsylvania, eastern Ohio, and western New York.

If a partnership's natural gas is not transported through the Atlas Pipeline Partners gathering system, it is because there is a third-party operator or the gathering system has not been extended to the wells. In these cases, which includes the McKean County area and the north central Tennessee area, as described in "Compensation - Gathering Fees," the natural gas will be transported through a third-party gathering system, and the partnership will pay the managing general partner a competitive gathering fee, all or a portion of which will be paid by it to the third-party. Also, in the north central Tennessee area, the managing general partner and its affiliates may construct a gathering system in the future for which it will receive gathering fees as described in "Compensation - Gathering Fees."

As a part of the sale of the gathering system to Atlas Pipeline Partners in February 2000, Atlas America and its affiliates, Resource Energy and Viking Resources (the "Atlas entities"), made certain commitments which were intended to maximize the use and expansion of the gathering system. These commitments were made pursuant to a master natural gas gathering agreement and an omnibus agreement which were entered into at the time of sale in February 2000. Both the master natural gas gathering agreement and the omnibus agreement set forth continuing obligations of the Atlas entities that have no specified term, except that they will terminate with respect to future wells drilled by the Atlas entities if the general partner of Atlas Pipeline Partners, L.P., Atlas Pipeline Partners GP, LLC (which is owned by Atlas Pipeline Holdings, L.P., a limited partnership that is conducting a public offering as described in "Management - Organizational Diagrams and Security Ownership of Beneficial Owners") is removed without cause and without its consent. However, under the master natural gas gathering agreement the Atlas entities, including the partnerships in this case have committed the natural gas production from the wells they drill before removal of Atlas Pipeline Partners GP, LLC without cause and without its consent, for the life of the wells. Thus, the termination of the master natural gas gathering agreement under the circumstance described above will only terminate the obligation of the Atlas entities, including the partnerships, to transport their natural gas through Atlas Pipeline Partners gathering system with respect to wells drilled on or after the termination of the agreement. Some of these commitments still affect the partnerships. For example, under the master natural gas gathering agreement the Atlas entities are required to pay a gathering fee to Atlas Pipeline Partners equal to the greater of $0.35 per mcf or 16% of the gross sales price for each mcf transported through Atlas Pipeline Partners' gathering system. If a partnership pays a lesser amount, which is anticipated by the managing general partner as described in "Compensation - Gathering Fees," then the Atlas entities must pay the difference to Atlas Pipeline Partners. If Atlas Pipeline Partners determines that the continued operation of any part of the gathering system is not economically justified, then it may elect to discontinue the operation of that portion of the gathering system. If Atlas Pipeline Partners makes this determination, then it must give the parties to the agreement the right to purchase that part of the gathering system for $10.

Under the omnibus agreement, Atlas America is required to commit to Atlas Pipeline Partners' gathering system all wells it drills and operates, including those of the partnerships, that are within 2,500 feet of the Atlas Pipeline Partners gathering system. In addition, the Atlas entities, including the partnerships, must construct at their own cost, up to 2,500 feet of flowline as necessary to connect their wells to Atlas Pipeline Partners' gathering system. Also, Atlas Pipeline Partners must, at its own cost, extend its gathering system to connect to any flowlines constructed by the Atlas entities, including the partnerships, that are within 1,000 feet of its gathering system. With respect to wells to be drilled by Atlas America and its affiliates, including the partnerships, that will be more than 3,500 feet from Atlas Pipeline Partners' gathering system, Atlas Pipeline Partners has various options, in its discretion, to connect those wells to its gathering system at its own cost. Also, Atlas America and its affiliates may not divest their ownership of Atlas Pipeline Partners GP, LLC without also divesting their ownership of the entities serving as managing general partner in all of their affiliated investment partnerships, including the partnerships, to the same acquirer, except that Atlas America is permitted to transfer its ownership interest in Atlas Pipeline Partners GP, LLC to a wholly- or majority-owned direct or indirect subsidiary as long as Atlas America continues to control that subsidiary. See "Management - Organizational Diagram and Securities Ownership of Beneficial Owners" regarding the public offering in Atlas Pipeline Holdings, L.P., which owns Atlas Pipeline Partners GP, LLC. Further, Atlas Pipeline Partners GP, LLC has pledged its equity interests in Atlas Pipeline Partners as security for the revolving credit facility of Atlas America discussed in "Management's Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources."

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NATURAL GAS CONTRACTS. As set forth in "- Primary Areas of Operations," each partnership has three primary areas where it will drill its wells, and the managing general partner anticipates that there will be a different natural gas purchaser in each area. Initially, the majority of each partnership's natural gas production will be sold to UGI Energy Services, Inc., since the managing general partner anticipates that more prospects will be drilled in the Fayette County area, which is one of the primary drilling areas, than in the other areas, and the majority of the natural gas produced from the Fayette County area will be sold to UGI Energy Services until March 31, 2007 with a portion sold to Colonial Energy. The natural gas produced from north central Tennessee, which is one of the three primary areas, will be sold to Duke Energy. The managing general partner anticipates that the remainder of the natural gas produced by the partnership from wells drilled in the other primary area (Clinton/Medina in Western Pennsylvania) and the secondary areas other than Armstrong County and McKean County will be sold to Amerada Hess Corporation ("Amerada Hess") as discussed below. Amerada Hess is a large, licensed natural gas supplier in the Ohio Valley and along the east coast of the United States.

The managing general partner and its affiliates previously entered into a 10-year agreement with First Energy Solutions Corporation, which is the marketing affiliate of First Energy Corporation, a large regional electric utility. This agreement was sold by First Energy Solutions Corporation to Amerada Hess effective April 1, 2005. Subject to the exceptions set forth below, Amerada Hess has the right to buy all of the natural gas produced and delivered by the managing general partner and its affiliates, which includes each partnership and the managing general partner's other partnerships, at certain delivery points with the facilities of East Ohio Gas Company, National Fuel Gas Distribution, Columbia of Ohio, and Peoples Natural Gas Company, which are local distribution companies; and National Fuel Gas Supply, Columbia Gas Transmission Corporation and Tennessee Gas Pipeline Company, which are interstate pipelines. This contract, which ends April 1, 2009, is important to the managing general partner and its affiliates because as of December 31, 2005 the managing general partner and its affiliates, including its prior affiliated partnerships, were selling approximately 37% of their natural gas production under the agreement with Amerada Hess and implementing 63% of their forward sales transactions through Amerada Hess as discussed below. However, as set forth above, each partnership will sell a much smaller percentage of its natural gas to Amerada Hess because of certain exceptions to the agreement, including natural gas sold through interconnects established after the agreement which includes the majority of the natural gas produced from wells in the Fayette County area, and natural gas produced from well(s) subject to an agreement under which a third-party was to arrange for the gathering and sale of the natural gas such as natural gas produced from wells in north central Tennessee, one of the primary drilling areas, or in Armstrong County, Pennsylvania and McKean County, Pennsylvania, which are both secondary areas.

The pricing and delivery arrangements with all of the natural gas purchasers, including UGI Energy Services, Amerada Hess Corporation, Colonial Energy, Duke Energy and the other third-parties are tied to the settlement of the New York Mercantile Exchange Commission ("NYMEX") monthly futures contracts price, which is reported daily in the Wall Street Journal and with an additional premium paid because of the location of the natural gas (the Appalachian Basin) in relation to the natural gas market which is referred to as the basis. The premium over quoted prices on the NYMEX received by the managing general partner and its affiliates has ranged between $0.51 to $1.07 per Mcf during the past three fiscal years. These figures are based on the overall weighted average that the managing general partner and its affiliates used in their annual reserve reports for the past three fiscal years. Generally, the purchase agreements may be suspended for force majeure, which generally means an Act of God. See "- Policy of Treating All Wells Equally in a Geographic Area" for the weighted average natural gas prices since 2001. As of July 15, 2005, the agreements with UGI Energy Services and Amerada Hess are effective through March 31, 2007. Also, UGI Corporation has provided a $7 million guaranty of the payment obligations of UGI Energy Services, Inc. until March 31, 2007, subject to termination by UGI Corporation on 45 days prior written notice.

Pricing for natural gas and oil has been volatile and uncertain for many years. To limit the managing general partner's and its partnerships' exposure to decreases in natural gas prices the managing general partner uses forward sales transactions through its natural gas producers and hedges through contracts such as regulated NYMEX futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. The forward sales transactions require firm delivery of natural gas and, therefore, are considered normal sales of natural gas, rather than hedges, for accounting purposes. The futures contracts employed by the managing general partner are commitments to purchase or sell natural gas at future dates and generally cover one-month periods for up to 24 months in the future. To assure that the financial instruments will be used solely for hedging price risks and not for speculative purposes, the managing general partner has established a committee to assure that all financial trading is done in compliance with the managing general partner's hedging policies and procedures. The managing general partner does not intend to contract for positions that it cannot offset with actual production.


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

UGI Energy Services, Amerada Hess Corporation, Colonial Energy and other third-party marketers also use NYMEX based financial instruments to hedge their pricing exposure, and they make price hedging opportunities available to the managing general partner. As of April 2, 2006, the majority of the managing general partner's natural gas was subject to forward sales transactions through March 31, 2007. The forward sales transactions are similar to NYMEX based futures contracts, swaps and options, but also require firm physical delivery of the natural gas. Because of this, the managing general partner limits these arrangements to much smaller quantities of natural gas than those projected to be available at any delivery point. The price paid by UGI Energy Services, Amerada Hess Corporation, Colonial Energy and any other third-party marketers for certain volumes of natural gas sold under these hedge agreements may be significantly different from the underlying monthly spot market value.

The portion of natural gas that is subject to forward sales transactions and the form of the transaction (e.g. fixed pricing, floor and/or costless collar pricing) changes from time to time. As of April 2, 2006, the managing general partner's overall forward sales transactions through the natural gas purchasers for the future months ending March 31, 2007 were approximately as follows:

     o    72% was sold with a fixed price; and

     o    28% was not sold and was subject to market based pricing.

Approximately 52% of these transactions were implemented through Amerada Hess Corporation and approximately 48% were implemented through UGI Energy Services.

In addition, on October 27, 2005, the managing general partner and its affiliates implemented financial hedges through its banking counter-party, Wachovia Bank, and as of April 2, 2006, the managing general partner and its affiliates have hedged approximately 63% of their production using fixed-for-floating financial swaps for the period April 1, 2007 though December 31, 2008, and approximately 21% for the period July 1, 2006 through December 31, 2009.

It is difficult to project what portion of these forward sales transactions through the natural gas purchasers and hedges will be allocated to each partnership by the managing general partner because of uncertainty about the quantity, timing, and delivery locations of natural gas that may be produced by a partnership. Although hedging and the forward sales transactions provide the partnerships some protection against falling prices, these activities also could reduce the potential benefits of price increases.

MARKETING OF NATURAL GAS PRODUCTION FROM WELLS IN OTHER AREAS OF THE UNITED STATES. The managing general partner expects that natural gas produced from wells drilled in areas of the Appalachian Basin other than described above, will be primarily tied to the spot market price and supplied to:

     o    gas marketers;

     o    local distribution companies;

     o    industrial or other end-users; and/or

     o    companies generating electricity.

CRUDE OIL. Crude oil produced from the wells will flow directly into storage tanks where it will be picked up by the oil company, a common carrier, or pipeline companies acting for the oil company which is purchasing the crude oil. Unlike natural gas, crude oil does not present any transportation problem. The managing general partner anticipates selling any oil produced by the wells to regional oil refining companies at the prevailing spot market price for Appalachian crude oil in spot sales. The managing general partner received an average selling price for oil for its previous four fiscal years of approximately $18.92 per barrel in 2002; $29.06 per barrel in 2003; $34.41 per barrel in 2004; and $50.00 per barrel in 2005. During the term of the partnerships it is anticipated that the price of oil will be uncertain and volatile.


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INSURANCE

Since 1972 the managing general partner and its affiliates, including its partnerships, have been involved in the drilling of more than 5,300 wells, most of which were developmental wells, in Ohio, Pennsylvania, and other areas of the Appalachian Basin. They have made only one material insurance claim. In February 2004, one of the wells in another investment partnership incurred an uncontrolled flow of natural gas and oil with a fire during drilling. These problems with the well were subsequently controlled, but they resulted in the loss of a subcontractor's drilling rig and third-party claims. As of April 19, 2005, the managing general partner's insurance carrier had paid approximately $1.6 million to third-parties for property damage claims and additional claims have been submitted which have not yet been paid. The managing general partner's insurance company is exploring all avenues for subrogation. In addition, in February 2006, there was a well fire during the drilling of a well in Fayette County, Pennsylvania which resulted in a claim against the managing general partner's insurance carrier. See "Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners - Insurance" for a discussion of the insurance coverage for a partnership's benefit.

USE OF CONSULTANTS AND SUBCONTRACTORS

The partnership agreement authorizes the managing general partner to use the services of independent outside consultants and subcontractors on behalf of the partnerships. The services will normally be paid on a per diem or other cash fee basis and will be charged to the partnership on whose behalf the costs were incurred as either a direct cost or as a direct expense under the drilling and operating agreement. These charges will be in addition to the nonaccountable, fixed payment reimbursement paid to the managing general partner for administrative costs and well supervision fees paid to the managing general partner as operator as discussed in "Compensation."

                       COMPETITION, MARKETS AND REGULATION

NATURAL GAS REGULATION
Governmental agencies regulate the production and transportation of natural gas. Generally, the regulatory agency in the state where a producing natural gas well is located supervises production activities and the transportation of natural gas sold into intrastate markets, and the Federal Energy Regulatory Commission ("FERC") regulates the interstate transportation of natural gas.

Natural gas prices have not been regulated since 1993, and the price of natural gas is subject to the supply and demand for natural gas along with factors such as the natural gas' BTU content and where the wells are located. Since 1985 FERC has sought to promote greater competition in natural gas markets in the United States. Traditionally, natural gas was sold by producers to interstate pipeline companies which served as wholesalers that resold the natural gas to local distribution companies for resale to end-users. FERC changed this market structure by requiring interstate pipeline companies to transport natural gas for third-parties. In 1992 FERC issued Order 636 and a series of related orders which required pipeline companies to, among other things, separate their sales services from their transportation services and provide an open access transportation service that is comparable in quality for all natural gas producers or suppliers. The premise behind FERC Order 636 was that the interstate pipeline companies had an unfair advantage over other natural gas producers or suppliers because they could bundle their sales and transportation services together. FERC Order 636 is designed to ensure that no natural gas seller has a competitive advantage over another natural gas seller because it also provides transportation services.

In 2000 FERC issued Order 637 and subsequent orders to enhance competition by removing price ceilings on short-term capacity release transactions. It also enacted other regulatory policies that are intended to enhance competition in the natural gas market and increase the flexibility of interstate natural gas transportation. FERC has further required pipeline companies to develop electronic bulletin boards to provide standardized access to information concerning capacity and prices.

CRUDE OIL REGULATION
Oil prices are not regulated, and the price is subject to the supply and demand for oil, along with qualitative factors such as the gravity of the crude oil and sulfur content differentials.

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COMPETITION AND MARKETS
There are many companies engaged in natural gas and oil drilling operations in the Appalachian Basin, where all or most of the wells in each partnership will be located. According to the Energy Information Administration, the independent statistical and analytical agency within the Department of Energy, in 2004 there were 23 quadrillion BTU of natural gas consumed in the United States which represented approximately 23% of the total energy used. The Appalachian Basin accounted for approximately 5.7% of the total domestic natural gas production in the United States in 2004 and represented approximately 12.5% of the total number of wells drilled in the United States during 2004. Also, according to the Natural Gas Annual 2004 Report, which is published by the Energy Information Administration Office of Oil and Gas, as of December 31, 2004, the Appalachian Basin's economically recoverable natural gas reserves represented approximately 8% of total domestic natural gas reserves.

The natural gas and oil industry is highly competitive in all phases, including acquiring suitable leases to drill and marketing natural gas and oil production from the wells. Product availability and price are the principal means of competing in selling natural gas and oil. Many of the partnerships' competitors will have financial resources and staffs larger than those available to the partnerships. This may enable them to identify and acquire desirable leases and market their natural gas and oil production more effectively than the managing general partner and the partnerships. While it is impossible to accurately determine the partnerships' industry position, the managing general partner does not consider that the partnerships' intended operations will be a significant factor in the industry.

The natural gas and oil industry has from time to time experienced periods of rapid cost increases. The increase in natural gas and oil prices over the last several years currently has increased the demand for drilling rigs and other related equipment, and the costs of drilling and completing natural gas and oil wells also have increased. Additionally, the managing general partner and its affiliates have experienced an increase in the cost of tubular steel used in drilling the wells as a result of rising steel prices. Because each partnership's wells will be drilled on a cost plus basis as described in "Compensation - Drilling Contracts," these increased costs will increase the partnerships' costs to drill and complete their wells. Also, the reduced availability of drilling rigs and other related equipment may make it more difficult to drill each partnership's wells in a timely manner or to comply with the prepaid intangible drilling costs rules discussed in "Federal Income Tax Consequences - Drilling Contracts." Further, over the term of each partnership there may be fluctuating or increasing costs in doing business which directly affect the managing general partner's ability to operate the partnership's wells at acceptable price levels.

The natural gas and oil produced by your partnership's wells must be marketed for you to receive revenues. During the fiscal years ending 2005, 2004, and 2003, the managing general partner did not experience any problems in selling natural gas and oil, although the prices varied significantly during those periods. As set forth above, natural gas and oil prices are not regulated, but instead are subject to factors which are generally beyond the partnerships' and the managing general partner's control such as the supply and demand for the natural gas and oil. For example, reduced natural gas demand and/or excess natural gas supplies will result in lower prices. Other factors affecting the price and/or marketing of natural gas and oil production, which are also beyond the control of the managing general partner and the partnerships and cannot be accurately predicted, are the following:

     o the proximity, availability, and capacity of pipelines and other transportation facilities;

     o    competition from other energy sources such as coal and nuclear energy;

     o competition from alternative fuels when large consumers of natural gas are able to convert to alternative fuel use systems;

     o local, state, and federal regulations regarding production and transportation;

     o the general level of market demand for natural gas and oil on a regional, national and worldwide basis;

      o fluctuating seasonal supply and demand for natural gas and oil because of various factors such as home heating requirements in the winter months, although seasonal anomalies such as mild winters or hot summers sometimes lessen this fluctuation, and certain natural gas users with natural gas storage facilities purchase a portion of the natural gas they anticipate they will need for the winter during the summer, which also can lessen seasonal demand fluctuations;


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     o    political instability and/or war or terrorist acts in natural gas and oil producing countries;

     o    the amount of domestic production of natural gas and oil; and

     o the amount of foreign imports of natural gas and oil, including liquid natural gas from Canada and other countries (which the managing general partner believes becomes economic when natural gas prices are at or above $3.50 per mcf), and the actions of the members of the Organization of Petroleum Exporting Countries ("OPEC"), which include production quotas for petroleum products from time to time with the intent of increasing, maintaining, or decreasing price levels.

For example, the North American Free Trade Agreement ("NAFTA") eliminated trade and investment barriers in the United States, Canada, and Mexico. From time to time since then there have been increased imports of Canadian natural gas into the United States. Without a corresponding increase in demand in the United States, the imported natural gas would have an adverse effect on both the price and volume of natural gas sales from the partnerships' wells.

The managing general partner is unable to predict what effect the various factors set forth above will have on the future price of the natural gas and oil sold from the partnerships' wells. According to the Annual Energy Outlook 2006 with Projections to 2030 published by the Energy Information Administration
(EIA), total natural gas consumption is projected to increase from 22.34 trillion cubic feet in 2003 to 26.86 trillion cubic feet by 2030. Over that same period, total natural gas supplies are projected to grow by 4.08 trillion cubic feet, with domestic natural gas production expected to account for 45% of the total growth in gas supply, and net imports projected to account for the remainder. Notwithstanding, wellhead natural gas prices are projected to decline in the early years of the forecast as a result of the following responses to the current high prices:

     o    an increase in drilling levels;

     o    the coming online of new production; and

     o    the increase in liquid natural gas ("LNG") imports.

After 2011, however, natural gas prices are projected to increase in response to the higher exploration and development costs associated with smaller and deeper natural gas deposits in the remaining domestic natural gas resource base. Also, the managing general partner believes there have been several developments which may increase the demand for natural gas, but may or may not be offset by an increase in the supply of natural gas, which the managing general partner is unable to predict. For example, the Clean Air Act Amendments of 1990 contain incentives for the future development of "clean alternative fuel," which includes natural gas and liquefied petroleum gas for "clean-fuel vehicles." Also, the accelerating deregulation of electricity transmission has caused a convergence between the natural gas and electric industries. In 2004, according to information from the Energy Information Administration, the breakout of energy sources for the generation of electricity in the United States was as follows:

     o    natural gas fired power plants were used to produce approximately 18%;

     o    coal-fired power plants were used to produce approximately 50%;

     o    nuclear power plants were used to produce approximately 20%; and

     o    large scale hydroelectric projects were used to produce approximately
          7%.

In recent years, the electric industry has increased its use of natural gas because of increased competition and the enforcement of stringent environmental regulations. For example, the Environmental Protection Agency has sought to enforce environmental regulations which increase the cost of operating coal-fired power plants. According to the Energy Information Administration, the demand for natural gas by producers of electricity is expected to increase through the decade. Also, the last nuclear power plant to come online in the United States was in June 1996, although the existing nuclear power plants have increased their capacity and the recent energy act includes tax credits for constructing new nuclear power plants. Unless the price of natural gas increases to a point where it becomes uneconomic as an energy source as compared to alternate energy sources, the managing general partner believes that natural gas is the preferred fuel for many producers of electricity since many electricity producers have begun moving away from dirtier-burning fuels, such as coal and oil because of environmental compliance requirements. In this regard, some of the new natural gas fired power plants which are coming into service are not designed to allow for switching to other fuels.


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

STATE REGULATIONS
Natural gas and oil operations are regulated in Pennsylvania by the Department of Environmental Resources. Pennsylvania and the other states where each partnership's wells may be situated impose a comprehensive statutory and regulatory scheme for natural gas and oil operations, including supervising the production activities and the transportation of natural gas sold in intrastate markets, which creates additional financial and operational burdens. Among other things, these regulations involve:

     o new well permit and well registration requirements, procedures, and fees;

     o    landowner notification requirements;

     o    certain bonding or other security measures;

     o    minimum well spacing requirements;

     o    restrictions on well locations and underground gas storage;

     o certain well site restoration, groundwater protection, and safety measures;

     o    discharge permits for drilling operations;

     o    various reporting requirements; and

     o    well plugging standards and procedures.

These state regulatory agencies also have broad regulatory and enforcement powers including those associated with pollution and environmental control laws, which are discussed below.

ENVIRONMENTAL REGULATION
Each partnership's drilling and producing operations are subject to various federal, state, and local laws covering the discharge of materials into the environment, or otherwise relating to the protection of the environment. The Environmental Protection Agency and state and local agencies will require the partnerships to obtain permits and take other measures with respect to:

     o    the discharge of pollutants into navigable waters;

     o    disposal of wastewater; and

     o    air pollutant emissions.

If these requirements or permits are violated there can be substantial civil and criminal penalties which will increase if there was willful negligence or misconduct. In addition, the partnerships may be subject to fines, penalties and unlimited liability for cleanup costs under various federal laws such as the Federal Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Oil Pollution Act of 1990, the Toxic Substance Control Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 for oil and/or hazardous substance contamination or other pollution caused by the drilling activities or the well and its production.

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

Also, a partnership's liability can extend to pollution costs that occurred on the leases before they were acquired by the partnership. Although the managing general partner will not transfer any lease to a partnership if it has actual knowledge that there is an existing potential environmental liability on the lease, there will not be an independent environmental audit of the leases before they are transferred to a partnership. Thus, there is a risk that the leases will have potential environmental liability even before drilling begins.

A partnership's required compliance with these environmental laws and regulations may cause delays or increase the cost of the partnership's drilling and producing activities. Because these laws and regulations are frequently changed, the managing general partner is unable to predict the ultimate costs of complying with present and future environmental laws and regulations. Also, the managing general partner is unable to obtain insurance to protect against many environmental claims.

PROPOSED REGULATION
From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that if enacted would significantly and adversely affect the natural gas and oil industry and the partnerships. The proposals involve, among other things:

      o limiting the disposal of waste water from wells or the emission of greenhouse gases, which could substantially increase a partnership's operating costs and make the partnership's wells uneconomical to produce;

     o changes in the federal income tax benefits for drilling natural gas and oil wells as discussed in "Federal Income Tax Consequences"; and

     o tax credits and other incentives for the creation or expansion of alternative energy sources to natural gas and oil.

Also, Congress could re-enact price controls or additional taxes on natural gas in the future. However, it is impossible to accurately predict what proposals, if any, will be enacted and their subsequent effect on a partnership's activities.

                       PARTICIPATION IN COSTS AND REVENUES

IN GENERAL
The partnership agreement provides for the sharing of partnership costs and revenues among the managing general partner and you and the other investors. A tabular summary of the following discussion appears below. Each partnership will be a separate business entity from the other partnerships, and you will be a partner only in the partnership in which you invest. You will have no interest in the business, assets, or tax benefits of the other partnerships unless you also invest in the other partnerships. Thus, your investment return will depend solely on the operations and success or lack of success of the particular partnership in which you invest.

COSTS
1. ORGANIZATION AND OFFERING COSTS. Organization and offering costs will be charged 100% to the managing general partner. However, the managing general partner will not receive any credit towards its required capital contribution or its revenue share for any organization and offering costs charged to it in excess of 15% of a partnership's subscription proceeds.

     o Organization and offering costs generally means all costs of organizing and selling the offering and includes the dealer-manager fee, sales commissions, the up to .5% reimbursement for bona fide due diligence expenses, and the .5% accountable reimbursement for permissible non-cash compensation.

     The managing general partner will pay a portion of a partnership's organization and offering costs to itself, its affiliates and independent third-parties and it will contribute the remainder to the partnership in the form of services related to organizing this offering. The managing general partner will receive a credit for these payments and services towards its required capital contribution in each partnership. The managing general partner's credit for its contribution of services for organization costs will be determined based on generally accepted accounting principles. The definition of organization and offering costs is set forth in the partnership agreement.


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


2. LEASE COSTS. Each partnership's leases will be contributed to it by the managing general partner. The managing general partner will be credited with a capital contribution for each lease valued at:

     o    its cost; or

     o fair market value if the managing general partner has reason to believe that cost is materially more than fair market value.

3. INTANGIBLE DRILLING COSTS. Ninety percent of the subscription proceeds of you and the other investors in a partnership will be used to pay 100% of the intangible drilling costs incurred by that partnership in drilling and completing its wells.

     o Intangible drilling costs generally means those costs of drilling and completing a well that are currently deductible, as compared with lease costs, which must be recovered through the depletion allowance, and equipment costs, which must be recovered through depreciation deductions.

Although subscription proceeds of a partnership may be used to pay the costs of drilling different wells depending on when the subscriptions are received, 90% of the subscription proceeds of you and the other investors will be used to pay intangible drilling costs regardless of when you subscribe. Also, even if the IRS successfully challenged the managing general partner's characterization of a portion of these costs as deductible intangible drilling costs, and instead recharacterized the costs as some other item that may not be currently deductible, such as equipment costs and/or lease acquisition costs, this recharacterization by the IRS would have no effect on the allocation and payment of the costs by you and the other investors under the partnership agreement.

The allocation of each partnership's costs of drilling and completing its wells between intangible drilling costs, as defined in the partnership agreement, and equipment costs, as defined as "tangible costs" in the partnership agreement, is made by the managing general partner, in its sole discretion, when the wells are drilled.

4. EQUIPMENT COSTS. Ten percent of the subscription proceeds of you and the other investors in a partnership will be used to pay a portion of the equipment costs of that partnership. All equipment costs of that partnership's wells that exceed 10% of the subscription proceeds of you and the other investors in the partnership will be charged to the managing general partner.

     o Equipment costs generally means the costs of drilling and completing a well that are not currently deductible and are not lease costs.

5. OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating costs, direct costs, administrative costs, and all other partnership costs of your partnership not specifically charged will be charged between the managing general partner and you and the other investors in the partnership in the same ratio as the related production revenues are being credited.

     o These costs generally include all costs of partnership administration and producing and maintaining the partnership's wells.

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
     Each well in a partnership will have a different productive life and as a well becomes uneconomic to produce, it will be plugged and abandoned. The costs of plugging and abandoning a well (other than those incurred in connection with the drilling of a nonproductive well) are shared between the managing general partner and you and the other investors in the same percentage as the related production revenues are being shared. For example, if the investors are receiving 68% of the partnership revenues and the managing general partner is receiving 32% of the partnership revenues, then the cost of plugging and abandoning the wells will be shared in the same percentages. Typically, the managing general partner will apply the salvage value of the equipment towards this obligation. The salvage value of the equipment will be shared between you and the other investors and the managing general partner based on the total amount of the actual equipment costs paid by each, and the managing general partner will in each partnership have paid a majority of the partnership's total equipment costs, as compared to the total amount of the partnership's equipment costs paid by you and the other investors. See "Compensation - Drilling Contracts," for a discussion of the partnerships' equipment costs estimated by the managing general partner for an average well in the primary drilling areas.

     To cover any shortfall for you and the other investors between your share of the salvage value of the equipment received by your partnership for a well and your share of the plugging and abandoning costs of the well, the managing general partner has the right beginning one year after each partnership well begins producing to retain up to $200 of partnership revenues per month to cover future plugging and abandonment costs of the well. This $200 also includes the managing general partner's share of revenues, and that portion will be used exclusively for the managing general partner's share of the plugging and abandonment costs of the well. To the extent any portion of the reserve ultimately is not required for the plugging and abandonment costs of the well, then it will be returned to the general operating revenues of the partnership.

6. THE MANAGING GENERAL PARTNER'S REQUIRED CAPITAL CONTRIBUTION. The managing general partner's aggregate capital contributions to each partnership must not be less than 25% of all capital contributions to that partnership. This includes such items as the managing general partner's:

     o credit for the cost of the leases contributed to the partnership, or the fair market value of the leases if the managing general partner has a reason to believe that cost is materially more than fair market value;

     o credit for organization and offering costs, including the costs of services contributed as organization costs; and

     o share of partnership equipment costs paid by it to itself as operator under the drilling and operating agreement, which includes a nonaccountable administrative overhead reimbursement and profit on those costs.

The managing general partner's capital contributions must be paid or made at the time the costs are required to be paid by the partnership, but in any event not later than the end of the year immediately following the year in which the partnership had its final closing.

REVENUES
Each partnership's production revenues from all of its wells will be commingled. Thus, regardless of when you subscribe to a partnership you will share in the production revenues from all of the wells in that partnership on the same basis as the other investors in the partnership in proportion to your number of units.

1. PROCEEDS FROM THE SALE OF LEASES. If a partnership well is sold, a portion of the sales proceeds will be allocated to the partners in the same proportion as their share of the adjusted tax basis of the property. In addition, proceeds will be allocated to the managing general partner to the extent of the pre-contribution appreciation in value of the property, if any. Any excess will be credited as provided in 4, below.

2. INTEREST PROCEEDS. Interest income earned on your subscription proceeds before your partnership's final closing will be credited to your account and paid not later than the partnership's first cash distributions from operations. After your partnership's final closing and until the subscription proceeds are invested in your partnership's operations, any interest income from temporary investments will be allocated pro rata to you and the other investors providing the subscription proceeds. All other interest income, including interest earned on the deposit of production revenues, will be credited as provided in 4, below.

3. EQUIPMENT PROCEEDS. Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

4. PRODUCTION REVENUES. Subject to the managing general partner's subordination obligation as described below, the managing general partner and the investors in a partnership will share in all of that partnership's other revenues, including production revenues, in the same percentage as their respective capital contribution bears to the total partnership capital contributions, except that the managing general partner will receive an additional 7% of that partnership's revenues. However, the managing general partner's total revenue share may not exceed 40% of that partnership's revenues regardless of the amount of its capital contributions. For example, if the managing general partner contributes the minimum of 25% of the total partnership capital contributions and the investors contribute 75% of the total partnership capital contributions, then the managing general partner will receive 32% of the partnership revenues and the investors will receive 68% of the partnership revenues. On the other hand, if the managing general partner contributes 35% of the total partnership capital contributions and the investors contribute 65% of the total partnership capital contributions, then the managing general partner will receive 40% of the partnership revenues, not 42%, because its revenue share cannot exceed 40% of partnership revenues, and the investors will receive 60% of partnership revenues.

SUBORDINATION OF PORTION OF MANAGING GENERAL PARTNER'S NET REVENUE SHARE
Each partnership is structured to provide you and the other investors with cash distributions equal to a minimum of 10% of capital, based on $10,000 per unit, regardless of the actual subscription price for your units, in each of the first five 12-month periods beginning with that partnership's first cash distributions from operations. To help achieve this investment feature, the managing general partner will subordinate up to 50% of its share, as managing general partner, of partnership net production revenues, which will be up to between 16% and 20% of the total partnership net production revenues, depending on the amount of its capital contributions, during this subordination period.

     o Partnership net production revenues means gross revenues after deduction of the related operating costs, direct costs, administrative costs, and all other costs not specifically allocated.

Each partnership's 60-month subordination period will begin with that partnership's first cash distribution from operations to you and the other investors. Subordination distributions will be determined by debiting or crediting current period partnership revenues to the managing general partner as may be necessary to provide the distributions to you and the other investors. At any time during the subordination period the managing general partner is entitled to an additional share of partnership revenues to recoup previous subordination distributions to the extent your cash distributions from that partnership exceed the 10% return of capital described above. The specific formula is set forth in Section 5.01(b)(4)(a) of the partnership agreement.

The managing general partner anticipates that you will benefit from the subordination if the price of natural gas and oil received by the partnership and/or the results of the partnership's drilling activities, such as the volume of natural gas and oil produced from the partnership's wells, are unable to provide the required return of capital. However, if the wells produce small natural gas and oil volumes or natural gas and oil prices decrease, then even with subordination your cash flow may be very small and you may not receive the 10% return of capital for each of the first five years beginning with the partnership's first cash distribution from operations.

As of January 15, 2006, the managing general partner was not subordinating any of its net revenues in 13 limited partnerships that currently have the subordination feature in effect. Since 1993 the managing general partner has had a subordination feature in 31 of its partnerships and from time to time it has subordinated its partnership net revenues in 16 of these partnerships. The managing general partner is entitled to recoup these subordination distributions during the subordination period to the extent cash distributions to the investors in these previous partnerships would exceed the specified return to the investors.

EXAMPLE OF NET REVENUE SHARING DURING A SUBORDINATION PERIOD.

                                                                                                      NET REVENUES TO MANAGING
                                                                               MAXIMUM AMOUNT OF        GENERAL PARTNER AND
                                                                               MANAGING GENERAL     INVESTORS IF MAXIMUM AMOUNT
                                    PERCENTAGE OF        PERCENTAGE OF        PARTNER'S SHARE OF        OF MANAGING GENERAL
                                     PARTNERSHIP        PARTNERSHIP NET         PARTNERSHIP NET          PARTNER'S SHARE OF
                                       CAPITAL          REVENUES WITHOUT    REVENUES AVAILABLE FOR  PARTNERSHIP NET REVENUES IS
ENTITY                            CONTRIBUTIONS (1)    SUBORDINATION (1)       SUBORDINATION (2)        SUBORDINATED (1)(2)
------                            -----------------    -----------------       -----------------        -------------------
Managing General Partner.........       25%                   32%                    16%                        16%
Investors........................      .75%                   68%                                               84%

----------
(1) These percentages are for illustration purposes only and assume the managing general partner's minimum required capital contribution of 25% to each partnership and capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner's total revenue share may not exceed 40% of partnership revenues regardless of the amount of its capital contribution.

(2) Each partnership is structured to provide you and the other investors with cash distributions equal to a minimum of 10% of capital, based on $10,000 per unit, regardless of the actual subscription price for your units, in each of the first five 12-month periods beginning with the partnership's first cash distributions from operations. To help achieve this investment feature of a 10% return of capital for each of the first five 12-month periods, the managing general partner will subordinate up to 50% of its share of partnership net production revenues, which will be up to between 16% and 20% of the total partnership net production revenues, depending on the amount of its capital contributions, during this subordination period.

EXAMPLE OF NET REVENUE SHARING AFTER THE END OF A SUBORDINATION PERIOD.

                                                                               MAXIMUM AMOUNT OF      NET REVENUES TO MANAGING
                                                                               MANAGING GENERAL          GENERAL PARTNER AND
                                    PERCENTAGE OF        PERCENTAGE OF        PARTNER'S SHARE OF       INVESTORS WHEN NONE OF
                                     PARTNERSHIP        PARTNERSHIP NET         PARTNERSHIP NET      MANAGING GENERAL PARTNER'S
                                       CAPITAL          REVENUES WITHOUT    REVENUES AVAILABLE FOR    SHARE OF PARTNERSHIP NET
ENTITY                            CONTRIBUTIONS (1)    SUBORDINATION (1)         SUBORDINATION      REVENUES IS SUBORDINATED (1)
------                            -----------------    -----------------         -------------               -------------------
Managing General Partner.........        25%                  32%                     0%                         32%
Investors........................        75%                  68%                                                68%

----------

(1) These percentages are for illustration purposes only and assume the managing general partner's minimum required capital contribution of 25% to each partnership and capital contributions of 75% from you and the other investors. The actual percentages are likely to be different because they will be based on the actual capital contributions of the managing general partner and you and the other investors. However, the managing general partner's total revenue share may not exceed 40% of partnership revenues regardless of the amount of its capital contribution.

TABLE OF PARTICIPATION IN COSTS AND REVENUES
The following table sets forth the partnership costs and revenues charged and credited between the managing general partner and you and the other investors in each partnership after deducting from the partnership's gross revenues, the landowner royalties, and any other lease burdens.


                                                                                     MANAGING
                                                                                     GENERAL
                                                                                     PARTNER             INVESTORS
                                                                                     -------             ---------
PARTNERSHIP COSTS
Organization and offering costs................................................           100%                   0%
Lease costs....................................................................           100%                   0%
Intangible drilling costs (1)..................................................             0%                 100%
Equipment costs................................................................            (2)                  (2)
Operating costs, administrative costs, direct costs, and all other costs.......            (3)                  (3)

PARTNERSHIP REVENUES
Interest income................................................................            (4)                  (4)
Equipment proceeds.............................................................            (2)                  (2)
All other revenues including production revenues...............................         (5)(6)               (5)(6)

PARTICIPATION IN DEDUCTIONS AND CREDITS
Intangible drilling costs......................................................             0%                 100%
Depreciation...................................................................            (2)                  (2)
Percentage depletion allowance.................................................      (5)(6)(7)            (5)(6)(7)
Marginal well production credits..............................................       (5)(6)(7)            (5)(6)(7)

----------
(1) Ninety percent of the subscription proceeds of you and the other investors in a partnership will be used to pay 100% of the intangible drilling costs incurred by that partnership in drilling and completing its wells.

(2) Ten percent of the subscription proceeds of you and the other investors in a partnership will be used to pay a portion of the equipment costs incurred by that partnership in drilling and completing its wells. All equipment costs in excess of 10% of that partnership's subscription proceeds will be paid by the managing general partner. Thus, the managing general partner will pay the majority of each partnership's equipment costs. Equipment proceeds, if any, will be credited in the same percentage in which the equipment costs were charged. Thus, the managing general partner will receive the majority of any equipment proceeds.

(3) These costs, which also include plugging and abandonment costs of the wells after the wells have been drilled and produced, will be charged to the parties in the same ratio as the related production revenues are being credited.
(4) Interest earned on your subscription proceeds before a partnership's final closing will be credited to your account and paid not later than the partnership's first cash distributions from operations. After the partnership's final closing and until proceeds from the offering are invested in the partnership's operations any interest income from temporary investments will be allocated pro rata to the investors providing the subscription proceeds. All other interest income in the partnership, including interest earned on the deposit of operating revenues, will be credited as production revenues are credited.

(5) In each partnership the managing general partner and the investors will share in all of the partnership's other revenues in the same percentage that their respective capital contributions bear to the total partnership capital contributions, except that the managing general partner will receive an additional 7% of the partnership revenues. However, the managing general partner's total revenue share in a partnership may not exceed 40% of partnership revenues.

(6) If a portion of the managing general partner's partnership net production revenues is subordinated, then the actual allocation of partnership revenues between the managing general partner and the investors will vary from the allocation described in (5) above.

(7) The percentage depletion allowances and any marginal well production credits will be in the same percentages as the production revenues.

ALLOCATION AND ADJUSTMENT AMONG INVESTORS
The investors' share as a group of each partnership's revenues, gains, income, costs, marginal well production credits, expenses, losses, and other charges and liabilities generally will be charged and credited among you and the other investors in that partnership in accordance with the ratio that your respective number of units bears to the number of units held by all investors as a group in that partnership, based on $10,000 per unit regardless of the actual subscription price set forth on the subscription agreement for an investor's units. These allocations will take into account any investor general partner's status as a defaulting investor general partner. Certain investors, however, will pay a discounted subscription price for their units as described in "Plan of Distribution." Thus, intangible drilling costs and the investors' share of the equipment costs of drilling and completing the partnership's wells will be charged among you and the other investors in a partnership as set forth above, except that these allocations (i.e., intangible drilling costs and equipment costs) will be based on the respective subscription price you and the other investors paid for your units as set forth on your subscription agreements, rather than $10,000 per unit for all units.

DISTRIBUTIONS
The managing general partner will review each partnership's accounts at least monthly to determine whether cash distributions are appropriate and the amount to be distributed, if any, taking into account its subordination obligation discussed above in "- Subordination of Portion of Managing General Partner's Net Revenue Share." Your partnership will distribute funds to you and the other investors that the managing general partner, in its sole discretion, does not believe are necessary for the partnership to retain. Distributions may be reduced or deferred to the extent partnership revenues are used for any of the following:

     o    repayment of borrowings;

     o    cost overruns;

     o    remedial work to improve a well's producing capability;

     o compensation and fees to the managing general partner as described in "Risk Factors - Risks Related to an Investment In a Partnership - Compensation and Fees to the Managing General Partner Regardless of Success of a Partnership's Activities Will Reduce Cash Distributions";

     o direct costs and general and administrative expenses of the partnership;

     o reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or

     o indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership's activities.

Also, funds will not be advanced or borrowed for distributions if the distribution amount would exceed the partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. Any cash distributions from a partnership to the managing general partner will be made only in conjunction with distributions to you and the other investors in that partnership and only out of funds properly allocated to the managing general partner's account.

LIQUIDATION
Each partnership will continue for 50 years unless it is terminated earlier by a final terminating event as described below, or an event which causes the dissolution of a limited partnership under the Delaware Revised Uniform Limited Partnership Act. However, if a partnership terminates on an event which causes a dissolution under state law and it is not a final terminating event, then a successor limited partnership will automatically be formed. Thus, only on a final terminating event will a partnership be liquidated. A final terminating event is any of the following:

     o the election to terminate the partnership by the managing general partner or the affirmative vote of investors whose units equal a majority of the total units;

     o the termination of the partnership under Section 708(b)(1)(A) of the Internal Revenue Code because no part of its business is being carried on; or

     o    the partnership ceases to be a going concern.

On the partnership's liquidation you will receive your interest in the partnership to which you subscribed. Generally, your interest in the partnership means an undivided interest in the partnership's assets, after payments to the partnership's creditors, in the ratio that your positive capital account bears to the positive capital accounts of all of the partners in the partnership (including the managing general partner) until all of the capital accounts have been reduced to zero. Thereafter, your interest in the remaining partnership assets will equal your interest in the related partnership revenues.

Any in-kind property distributions to you from the partnership in which you invest must be made to a liquidating trust or similar entity, unless you affirmatively consent to receive an in-kind property distribution after being told the risks associated with the direct ownership of the property or unless there are alternative arrangements in place which assure that you will not be responsible for the operation or disposition of the partnership's properties. If the managing general partner has not received your written consent to a proposed in-kind property distribution within 30 days after it is mailed, then it will be presumed that you have not consented. The managing general partner may then sell the asset at the best price reasonably obtainable from an independent third-party, or to itself or its affiliates at fair market value as determined by an independent expert selected by the managing general partner. Also, if the partnership is liquidated the managing general partner will be repaid any debts owed to it by the partnership before there are any payments to you and the other investors in that partnership.

                              CONFLICTS OF INTEREST

IN GENERAL
Conflicts of interest are inherent in natural gas and oil partnerships involving non-industry investors because the transactions are entered into without arms' length negotiation. Your interests and those of the managing general partner and its affiliates may be inconsistent in some respects or in certain instances, and the managing general partner's actions may not be the most advantageous to you. Further, the managing general partner depends on its parent company, Atlas America, for management and administrative functions and financing for capital expenditures. Neither the partnership agreement nor any other agreement requires Atlas America to pursue a future business strategy that favors the partnerships. Atlas America's directors and officers have a fiduciary duty to make decisions in the best interests of the stockholders of Atlas America. Because the managing general partner is allowed to take into account the interests of parties other than the partnerships, such as Atlas America, in resolving partnership conflicts of interest, this has the effect of limiting its fiduciary duty to the partnerships.

The following discussion describes certain possible conflicts of interest that may arise for the managing general partner and its affiliates in the course of each partnership. For some of the conflicts of interest, but not all, there are certain limitations on the managing general partner that are designed to reduce, but which will not eliminate, the conflicts. Other than these limitations the managing general partner has no procedures to resolve a conflict of interest and under the terms of the partnership agreement the managing general partner may resolve the conflict of interest in its sole discretion and best interest.

The following discussion is materially complete; however, other transactions or dealings may arise in the future that could result in conflicts of interest for the managing general partner and its affiliates.

CONFLICTS REGARDING TRANSACTIONS WITH THE MANAGING GENERAL PARTNER AND ITS AFFILIATES
Although the managing general partner believes that the compensation and reimbursement that it and its affiliates will receive in connection with each partnership are reasonable, the compensation has been determined solely by the managing general partner and did not result from negotiations with any unaffiliated third-party dealing at arms' length. The managing general partner and its affiliates will receive compensation and reimbursement from each partnership for their services in drilling, completing, and operating that partnership's wells under the drilling and operating agreement and will receive the other fees described in "Compensation" regardless of the success of that partnership's wells. The managing general partner and its affiliates providing the services or equipment can be expected to profit from the transactions, and it is usually in the managing general partner's best interest to enter into contracts with itself and its affiliates rather than unaffiliated third-parties even if the contract terms, skill, and experience, offered by the unaffiliated third-parties are comparable.

The partnership agreement provides that when the managing general partner or any affiliate provides services or equipment to a partnership their fees must be competitive with the fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. Also, before the managing general partner or any affiliate may receive competitive fees for providing services or equipment to a partnership they must be engaged, independently of the partnership and as an ordinary and ongoing business, in rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry in addition to the partnerships in which the managing general partner or an affiliate has an interest. If the managing general partner or the affiliate is not engaged in such a business, then the compensation must be the lesser of its cost or the competitive rate that could be obtained in the area.

Any services not otherwise described in this prospectus or the partnership agreement for which the managing general partner or an affiliate is to be compensated by a partnership must be:

     o set forth in a written contract that describes the services to be rendered and the compensation to be paid; and

     o cancelable without penalty on 60 days written notice by investors whose units equal a majority of the total units.

The compensation, if any, will be reported to you in your partnership's annual and semiannual reports, and a copy of the contract will be provided to you on request.

There is also a conflict of interest concerning the purchase price if the managing general partner or an affiliate purchases a property from a partnership, which they may do in certain limited circumstances as described in "- Conflicts Involving the Acquisition of Leases - (6) Limitations on Sale of Undeveloped and Developed Leases to the Managing General Partner," below.

CONFLICT REGARDING THE DRILLING AND OPERATING AGREEMENT
The managing general partner anticipates that all of the wells drilled by each partnership will be drilled and operated under the drilling and operating agreement. This creates a continuing conflict of interest because the managing general partner must monitor and enforce, on behalf of each partnership, its own compliance with the drilling and operating agreement and the partnership agreement, and that of its affiliate, Atlas Pipeline Partners, with the gas gathering agreement.

CONFLICTS REGARDING SHARING OF COSTS AND REVENUES
The managing general partner will receive a percentage of partnership revenues greater than the percentage of partnership costs that it pays. This sharing arrangement may create a conflict of interest between the managing general partner and you and the other investors in a partnership concerning the determination of which wells will be drilled by the partnership based on the risk and profit potential associated with the wells.

In addition, the allocation of all of the intangible drilling costs to you and the other investors and the majority of the equipment costs to the managing general partner creates a conflict of interest between the managing general partner and you and the other investors concerning whether to complete a well. For example, the completion of a marginally productive well might prove beneficial to you and the other investors, but not to the managing general partner. When a completion decision is made you and the other investors will have already paid the majority of your costs so you will want to pay your share of the additional costs to complete the well (i.e., 10% of the completion costs of the well) if there is a reasonable opportunity to recoup your share of the completion costs plus any portion of the costs paid by you before the completion attempt. You will want to plug the well, however, if it appears likely that you will not recoup all of your share of the additional costs to complete the well.

On the other hand, the managing general partner will have paid only a portion of its costs before this time, and it will want to pay its additional equipment costs to complete the well only if it is reasonably certain of recouping its share of the completion costs and making a profit. However, based on its past experience the managing general partner anticipates that most of the wells in the primary areas will have to be completed before it can determine the well's productivity, which would eliminate this potential conflict of interest. In any event, the managing general partner will not cause any well to be plugged and abandoned without a completion attempt unless it makes the decision in accordance with generally accepted oil and gas field practices in the geographic area of the well location.

CONFLICTS REGARDING TAX MATTERS PARTNER
The managing general partner will serve as each partnership's tax matters partner and represent the partnership before the IRS. The managing general partner will have broad authority to act on behalf of you and the other investors in the partnership in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. For example, potential conflicts include:

     o whether or not to expend partnership funds to contest a proposed adjustment by the IRS, if any, to:

          o the amount of a partnership's deduction for intangible drilling costs, which is allocated 100% to you and the other investors in the partnership; or

          o the amount of the managing general partner's depreciation deductions, or the credit to its capital account for contributing the leases to a partnership which would decrease the managing general partner's liquidation interest in the partnership; or

     o the amount of the managing general partner's reimbursement from a partnership for expenses incurred by it in its role as the tax matters partner as a reasonable, ordinary and necessary business deduction.

CONFLICTS REGARDING OTHER ACTIVITIES OF THE MANAGING GENERAL PARTNER, THE OPERATOR AND THEIR AFFILIATES
The managing general partner will be required to devote to each partnership the time and attention that it considers necessary for the proper management of the partnership's activities. However, the managing general partner has sponsored and continues to manage other natural gas and oil drilling partnerships, which may be concurrent, and will engage in unrelated business activities, either for its own account or on behalf of other partnerships, joint ventures, corporations, or other entities in which it has an interest. This creates a continuing conflict of interest in allocating management time, services, and other activities among the partnerships in this program and its other activities. The managing general partner will determine the allocation of its management time, services, and other functions on an as-needed basis consistent with its fiduciary duties among the partnerships in this program and its other activities. However, the managing general partner depends on its parent company, Atlas America, for management and administrative functions and financing for capital expenditures as described in "Management - Transactions with Management and Affiliates. Thus, the competition for time and services of the managing general partner and its affiliates could result in insufficient attention to the management and operation of the partnerships.

Subject to its fiduciary duties, the managing general partner will not be restricted from participating in other businesses or activities, even if these other businesses or activities compete with a partnership's activities and operate in the same areas as the partnership. However, the managing general partner and its affiliates may pursue business opportunities that are consistent with the partnership's investment objectives for their own account only after they have determined that the opportunity either:

     o    cannot be pursued by the partnership because of insufficient funds; or

     o it is not appropriate for the partnership under the existing circumstances.

CONFLICTS INVOLVING THE ACQUISITION OF LEASES
The managing general partner will select, in its sole discretion, the wells to be drilled by each partnership. Conflicts of interest may arise concerning which wells will be drilled by each partnership in this program and which wells will be drilled by the managing general partner's and its affiliates' other affiliated partnerships or third-party programs in which they serve as driller/operator. It may be in the managing general partner's or its affiliates' advantage to have a partnership in this program bear the costs and risks of drilling a particular well rather than another affiliate. These potential conflicts of interest will be increased if the managing general partner organizes and allocates wells to more than one partnership at a time. To lessen this conflict of interest the managing general partner generally takes a similar interest in other partnerships when it serves as managing general partner and/or driller/operator. Also, as discussed in "Proposed Activities," the managing general partner has a drilling commitment with Knox Energy for the drilling of 300 wells, which creates a conflict of interest in deciding whether each partnership will drill wells in the areas that will help the managing general partner satisfy this drilling commitment.


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When the managing general partner must provide prospects to two or more partnerships at the same time it will attempt to treat each partnership fairly on a basis consistent with:

     o    the funds available to the partnerships; and

     o    the time limitations on the investment of funds for the partnerships.

Generally, the managing general partner follows a policy of developing prospects in the order of what it believes is the "best available prospect." However, the managing general partner will continually change its assessment of available prospects based on the acquisition of new leases and information derived from wells already drilled. The determination of the "best available prospect" is based on the managing general partner's assessment of the economic potential of a prospect and its suitability for a particular partnership, including the following factors:

     o    estimated reserves;

     o    the targeted geological formations;

     o    natural gas and oil markets;

     o geological and natural gas and oil market diversification within the partnerships;

     o    the prospect's net revenue interest;

     o    estimated drilling costs; and

     o limitations imposed by the prospectus and/or the partnership agreement.

The partnership agreement gives the managing general partner the authority to cause each partnership in this program to acquire undivided interests in natural gas and oil properties, and to participate with other parties, including other drilling programs previously or subsequently conducted by the managing general partner or its affiliates, in the conduct of its drilling operations on those properties. If conflicts between the interest of a partnership in this program and other drilling partnerships do arise, then the managing general partner may be unable to resolve those conflicts to the maximum advantage of the partnership in this program because the managing general partner must deal fairly with the investors in all of its drilling partnerships.

In addition, subject to the restrictions set forth below, the managing general partner decides which prospects and what interest in the prospects to transfer to a partnership. This will result in a subsequent partnership sponsored by the managing general partner benefiting from knowledge gained through a prior partnership's drilling experience in an area and acquiring a prospect adjacent to the prior partnership's prospect.

No procedures, other than the guidelines set forth below and in "- Procedures to Reduce Conflicts of Interest," have been established by the managing general partner to resolve any conflicts that may arise. The partnership agreement provides that the managing general partner and its affiliates will abide by the guidelines set forth below. However, with respect to (2), (3), (4), (5), (7) and
(9) there is an exception in the partnership agreement for another program in which the interest of the managing general partner is substantially similar to or less than its interest in the partnerships.

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(1)  TRANSFERS AT COST. All leases will be acquired by each partnership from the managing general partner and credited towards its required capital contribution to the partnership at the cost of the lease, unless the managing general partner has a reason to believe that cost is materially more than the fair market value of the property. If the managing general partner believes cost is materially more than fair market value, then the managing general partner's credit for the contribution must be at a price not in excess of the fair market value.

          o A determination of fair market value must be supported by an appraisal from an independent expert and maintained in the partnership's records for at least six years.

(2) EQUAL PROPORTIONATE INTEREST. When the managing general partner sells or transfers an oil and gas interest to a partnership, it must, at the same time, sell or transfer to the partnership an equal proportionate interest in all of its other property in the same prospect.

          o The term "prospect" generally means an area which is believed to contain commercially productive quantities of natural gas or oil.

     However, a prospect will be limited to the drilling or spacing unit on which one well will be drilled if the following two conditions are met:

          o the well is being drilled to a geological feature which contains proved reserves as defined below; and

          o    the drilling or spacing unit protects against drainage.

     The managing general partner believes that for a prospect located in the primary drilling areas as described in "Proposed Activities - Primary Areas of Operations," a prospect will consist of the drilling and spacing unit because it will meet the test in the preceding sentence.

          o Proved reserves, generally, are the estimated quantities of natural gas and oil which have been demonstrated to be recoverable in future years with reasonable certainty under existing economic and operating conditions. Proved reserves include proved undeveloped reserves which generally are reserves expected to be recovered from existing wells where a relatively major expenditure is required for recompletion or from new wells on undrilled acreage. Reserves on undrilled acreage will be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

     In the primary areas the managing general partner anticipates that the drilling of these wells by each partnership may provide the managing general partner with offset sites by allowing it to determine, at the partnership's expense, the value of adjacent acreage in which the partnership would not have any interest. The managing general partner owns acreage throughout the primary areas where each partnership's wells will be situated. To lessen this conflict of interest, for five years the managing general partner may not drill any well:

          o in the Clinton/Medina geologic formation within 1,650 feet of an existing partnership well in Pennsylvania or within 1,000 feet of an existing partnership well in Ohio; or

          o in the Mississippian/Upper Devonian Sandstone reservoirs in Fayette, Greene and Westmoreland Counties, Pennsylvania within at least 1,000 feet from a producing well, although a partnership may drill a new well or re-enter an existing well which is closer than 1,000 feet to a plugged and abandoned well.

     If a partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment. There are no similar prohibitions for the other primary area.


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(3)  SUBSEQUENTLY ENLARGING PROSPECT. In areas where the prospect is not limited to the drilling or spacing unit and the area constituting a partnership's prospect is subsequently enlarged based on geological information, which is later acquired, then there is the following special provision:

          o if the prospect is enlarged to cover any area where the managing general partner owns a separate property interest and the partnership activities were material in establishing the existence of proved undeveloped reserves which are attributable to the separate property interest, then the separate property interest or a portion thereof must be sold to the partnership in accordance with (1), (2) and (4).

(4) TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS AFFILIATES' ENTIRE INTEREST. If the managing general partner sells or transfers to a partnership less than all of its ownership in any prospect, then it must comply with the following conditions:

          o    the retained interest must be a proportionate working interest;

          o the managing general partner's obligations and the partnership's obligations must be substantially the same after the sale of the interest by the managing general partner or its affiliates; and

          o the managing general partner's revenue interest must not exceed the amount proportionate to its retained working interest.

     For example, if the managing general partner transfers 50% of its working interest in a prospect to a partnership and retains a 50% working interest, then the partnership will not pay any of the costs associated with the managing general partner's retained working interest as a part of the transfer. This limitation does not prevent the managing general partner and its affiliates from subsequently dealing with their retained working interest as they may choose with unaffiliated parties or affiliated partnerships. For example, the managing general partner may sell its retained working interest to a third-party for a profit.

(5) LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS AFFILIATES ON LEASES ACQUIRED BY A PARTNERSHIP. For a five year period after the final closing of a partnership, if the managing general partner proposes to acquire an interest from an unaffiliated person in a prospect in which the partnership owns an interest or in a prospect in which the partnership's interest has been terminated without compensation within one year before the proposed acquisition, then the following conditions apply:

     o if the managing general partner does not currently own property in the prospect separately from the partnership, then the managing general partner may not buy an interest in the prospect; and

     o if the managing general partner currently owns a proportionate interest in the prospect separately from the partnership, then the interest to be acquired must be divided in the same proportion between the managing general partner and the partnership as the other property in the prospect. However, if the partnership does not have the cash or financing to buy the additional interest, then the managing general partner is also prohibited from buying the additional interest.

(6) LIMITATIONS ON SALE OF UNDEVELOPED AND DEVELOPED LEASES TO THE MANAGING GENERAL PARTNER. The managing general partner and its affiliates, other than an affiliated partnership as set forth in (7) below, may not purchase undeveloped leases or receive a farmout from a partnership other than at the higher of cost or fair market value. Farmouts to the managing general partner and its affiliates also must be made as set forth in (9) below.

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     The managing general partner and its affiliates, other than an affiliated income program, may not purchase any producing natural gas or oil property from a partnership unless:

     o    the sale is in connection with the liquidation of the partnership; or

     o the managing general partner's well supervision fees under the drilling and operating agreement for the well have exceeded the net revenues of the well, determined without regard to the managing general partner's well supervision fees for the well, for a period of at least three consecutive months.

     In both cases, the sale must be at fair market value supported by an appraisal of an independent expert selected by the managing general partner. The appraisal of the property must be maintained in the partnership's records for at least six years.

(7) TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. The transfer of an undeveloped lease from a partnership to an affiliated drilling limited partnership must be made at fair market value if the undeveloped lease has been held for more than two years. Otherwise, the transfer may be made at cost if the managing general partner deems it to be in the best interest of the partnership.

     An affiliated income program may purchase a producing natural gas and oil property from a partnership at any time at:

          o fair market value as supported by an appraisal from an independent expert if the property has been held by the partnership for more than six months or there have been significant expenditures made in connection with the property; or

          o cost as adjusted for intervening operations if the managing general partner deems it to be in the best interest of the partnership.

     However, these prohibitions do not apply to joint ventures or farmouts among affiliated partnerships, provided that:

          o the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

          o the compensation arrangement or any other interest or right of either the managing general partner or its affiliates is the same in each affiliated partnership or if different, the aggregate compensation of the managing general partner or the affiliate is reduced to reflect the lower compensation arrangement.

(8) LEASES WILL BE ACQUIRED ONLY FOR STATED PURPOSE OF THE PARTNERSHIP. Each partnership must acquire only leases that are reasonably expected to meet the stated purposes of the partnership. Also, no leases may be acquired for the purpose of a subsequent sale, farmout or other disposition unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the partnership's best interest.

(9) FARMOUT. The managing general partner will not assign to a partnership the working interest in a prospect for the purpose of a subsequent farmout, sale or other disposition. The managing general partner will not enter into a farmout to avoid paying its share of the costs related to drilling an undeveloped lease. However, the managing general partner's decision with respect to making a farmout and the terms of a farmout from a partnership involve conflicts of interest since the managing general partner may benefit from cost savings and reduction of risk.

     The partnership may farmout an undeveloped lease or well activity to the managing general partner, its affiliates or an unaffiliated third-party only if the managing general partner, exercising the standard of a prudent operator, determines that:

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          o    the partnership lacks the funds to complete the oil and gas operations on the lease or well and cannot obtain suitable financing;

          o drilling on the lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the partnership;

          o the leases or well activity have been downgraded by events occurring after assignment to the partnership so that development of the leases or well activity would not be desirable; or

          o    the best interests of the partnership would be served.

     If the partnership farmouts a lease or well activity, the managing general partner must retain on behalf of the partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices. However, if the farmout is made to the managing general partner or its affiliates there is a conflict of interest since the managing general partner will represent both the partnership and itself or an affiliate. Although the conflict of interest may be resolved to the managing general partner's benefit, the managing general partner must still retain on behalf of the partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices.

CONFLICTS BETWEEN INVESTORS AND THE MANAGING GENERAL PARTNER AS AN INVESTOR
The managing general partner, its officers, directors, and affiliates may subscribe for units in each partnership and the price of their units will be reduced by 10.5% as described in "Plan of Distribution." Even though they pay a reduced price for their units, these investors generally will:

     o share in the partnership's costs, revenues, and distributions on the same basis as the other investors as described in "Participation in Costs and Revenues"; and

     o    have the same voting rights, except as discussed below.

Any subscription for units by the managing general partner, its officers, directors, or affiliates in the partnership in which you invest will dilute the voting rights of you and the other investors and there may be a conflict with respect to certain matters. The managing general partner and its officers, directors and affiliates, however, are prohibited from voting with respect to certain matters as described in "Summary of Partnership Agreement - Voting Rights."

LACK OF INDEPENDENT UNDERWRITER AND DUE DILIGENCE INVESTIGATION
The terms of this offering, the partnership agreement, and the drilling and operating agreement were determined by the managing general partner without arms' length negotiations. You and the other investors have not been separately represented by legal counsel, who might have negotiated more favorable terms for you and the other investors in this offering and the agreements.

Also, there was not an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the partnerships and the managing general partner that would be provided by independent underwriters. Although Anthem Securities, which is affiliated with the managing general partner, serves as dealer-manager and will receive reimbursement of bona fide due diligence expenses for certain due diligence investigations conducted by the selling agents which will be reallowed to the selling agents, its due diligence examination concerning this offering cannot be considered to be independent.

CONFLICTS CONCERNING LEGAL COUNSEL
The managing general partner anticipates that its legal counsel will also serve as legal counsel to each partnership and that this dual representation will continue in the future. If a future dispute arises between the managing general partner and you and the other investors in a partnership, then the managing general partner will cause you and the other investors to retain separate counsel. Also, if counsel advises the managing general partner that counsel reasonably believes its representation of a partnership will be adversely affected by its responsibilities to the managing general partner, then the managing general partner will cause you and the other investors in a partnership to retain separate counsel.

CONFLICTS REGARDING PRESENTMENT FEATURE
You and the other investors in a partnership have the right to present your units in the partnership to the managing general partner for purchase beginning with the fifth calendar year after the end of the calendar year in which your partnership closes. This creates the following conflicts of interest between you and the managing general partner.

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          o    The managing general partner may suspend the presentment feature if it does not have the necessary cash flow or it cannot borrow funds for this purpose on terms which it deems reasonable. Both of these determinations are subjective and will be made in the managing general partner's sole discretion.

          o The managing general partner will also determine the purchase price based on a reserve report that it prepares and is reviewed by an independent expert that it chooses. The formula for arriving at the purchase price has many subjective determinations that are within the discretion of the managing general partner.

CONFLICTS REGARDING MANAGING GENERAL PARTNER WITHDRAWING OR ASSIGNING AN
INTEREST

A conflict of interest is created with you and the other investors by the managing general partner's right to do any of the following:

      o   mortgage its managing general partner interest in each partnership;

      o withdraw an interest in each partnership's wells equal to or less than its revenue interest to be used as collateral for a loan to the managing general partner; or

      o assign, subject to the managing general partner's subordination obligation, its managing general partner interest in each partnership to its affiliates which also may mortgage the interests as collateral for their loans, if any.

The amount of partnership net production revenues available to the managing general partner or an affiliated assignee, if the managing general partner assigned all, or a portion, of its managing general partner interest in a partnership to an affiliate, for their respective subordination obligations to you and the other investors could be reduced or eliminated if there was a default under a loan to the managing general partner or the affiliated assignee. Also, under certain circumstances, if the managing general partner or an affiliated assignee, if all or a portion, of the managing general partner's managing general partner interest in a partnership was assigned to an affiliate as discussed above, made a subordination distribution to you and the other investors after a default to its lenders, then the lenders may be able to recoup that subordination distribution from you and the other investors.

CONFLICTS REGARDING ORDER OF PIPELINE CONSTRUCTION AND GATHERING FEES
There are conflicts between you and the managing general partner and its affiliates, because the managing general partner must monitor and enforce on behalf of the partnerships the compliance of its affiliate, Atlas Pipeline Partners, with the gas gathering agreement. Also, the managing general partner may choose well locations for the partnerships that are situated near Atlas Pipeline Partners' gathering system which would benefit its parent company, Atlas America, by providing more gathering fees to Atlas Pipeline Partners, even if there are other well locations available in the same area or other areas which offer the partnerships a greater potential return. (See "Management - Organizational Diagrams and Security Ownership of Beneficial Owners.") However, the managing general partner believes this conflict of interest is substantially reduced because the managing general partner expects to make the largest single capital contribution in each partnership as explained in "Capitalization and Source of Funds and Use of Proceeds." Thus, the managing general partner believes that it is in the best interest of Atlas America for the managing general partner to choose prospects for a partnership to drill which have the greatest potential reserves even if they are not connected to Atlas Pipeline Partners' gathering system. In addition, Atlas America or an affiliate will operate the Atlas Pipeline Partners gathering system. Thus, the expansion of the Atlas Pipeline Partners gathering system will be within the control of the managing general partner's affiliate, which will attempt to expand the Atlas Pipeline Partners gathering system to those areas with the greatest number of wells with the greatest potential reserves. However, Atlas Pipeline Holdings, L.P., a newly-formed wholly-owned subsidiary of Atlas America, filed a registered initial public offering of a minority interest in its units on January 12, 2006. On the successful completion of the offering, Atlas America will still own an estimated 80% interest in Atlas Pipeline Holdings, L.P., which owns Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners. However, Atlas Pipeline Holdings, L.P., as a public company, may be more susceptible to a change of control. (See "Risk Factors - Risks Related to the Partnerships' Oil and Gas Operations - Adverse Events in Marketing a Partnership's Natural Gas Could Reduce Partnership Distributions.")


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Currently, the managing general partner's affiliates are obligated through their agreement with Atlas Pipeline Partners to pay the difference between the amount each partnership pays for gathering fees to the managing general partner as set forth in "Compensation - Gathering Fees," and the greater of $.35 per mcf or 16% of the gross sales price for the natural gas. If Atlas Pipeline Partners GP, LLC were removed as general partner of Atlas Pipeline Partners without cause and without its consent, this could increase the amount of gathering fees required to be paid by the partnerships for natural gas transported through Atlas
Pipeline Partners' gathering system since Atlas Pipeline Partners GP, LLC would no longer receive revenues from Atlas Pipeline Partners, but Atlas America and its affiliates still would be obligated to pay the difference between the amount in the master natural gas gathering agreement and the amount paid by the partnership other than with respect to new wells drilled after the removal.
Thus, the managing general partner and its affiliates may have an incentive to increase the gathering fees. Any increase in the gathering fees that your partnership pays would reduce your cash distributions from the partnership. However, the gathering fees paid to the managing general partner may not exceed competitive rates.

PROCEDURES TO REDUCE CONFLICTS OF INTEREST
In addition to the procedures set forth in "- Conflicts Involving the Acquisition of Leases," the managing general partner and its affiliates will comply with the following procedures in the partnership agreement to reduce some of the conflicts of interest with you and the other investors. The managing general partner does not have any other conflict of interest resolution procedures. Thus, conflicts of interest between the managing general partner and you and the other investors may not necessarily be resolved in your best interests. However, the managing general partner believes that its significant capital contribution to each partnership will reduce the conflicts of interest.

(1) FAIR AND REASONABLE. The managing general partner may not sell, transfer, or convey any property to, or purchase any property from, a partnership except pursuant to transactions that are fair and reasonable; nor take any action with respect to the assets or property of a partnership which does not primarily benefit the partnership.

(2) NO COMPENSATING BALANCES. The managing general partner may not use a partnership's funds as a compensating balance for its own benefit. Thus, a partnership's funds may not be used to satisfy any deposit requirements imposed by a bank or other financial institution on the managing general partner for its own corporate purposes.

(3) FUTURE PRODUCTION. The managing general partner may not commit the future production of a partnership well exclusively for its own benefit.

(4) DISCLOSURE. Any agreement or arrangement that binds a partnership must be fully disclosed in this prospectus.

(5) NO LOANS FROM A PARTNERSHIP. A partnership may not loan money to the managing general partner.

(6) NO REBATES. The managing general partner may not participate in any business arrangements which would circumvent these guidelines including receiving rebates or give-ups.

(7) SALE OF ASSETS. The sale of all or substantially all of the assets of a partnership may only be made with the consent of investors whose units equal a majority of the total units.

(8) PARTICIPATION IN OTHER PARTNERSHIPS. If a partnership participates in other partnerships or joint ventures, then the terms of the arrangements must not circumvent any of the requirements contained in the partnership agreement, including the following:

     o there may be no duplication or increase in organization and offering expenses, the managing general partner's compensation, partnership expenses, or other fees and costs;

     o there may be no substantive change in the fiduciary and contractual relationship between the managing general partner and you and the other investors; and

     o    there may be no diminishment in your voting rights.

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(9)  INVESTMENTS. A partnership's funds may not be invested in the securities of another person except in the following instances:

     o investments in working interests made in the ordinary course of the partnership's business;

     o temporary investments in income producing short-term highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills;

     o    multi-tier arrangements meeting the requirements of (8) above;

     o investments involving less than 5% of the total subscription proceeds of the partnership that are a necessary and incidental part of a property acquisition transaction; and

     o investments in entities established solely to limit the partnership's liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses are prohibited.

(10) SAFEKEEPING OF FUNDS. The managing general partner may not employ, or permit another to employ, the funds or assets of a partnership in any manner except for the exclusive benefit of the partnership. The managing general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of each partnership whether or not in its possession or control.

(11) ADVANCE PAYMENTS. Advance payments by each partnership to the managing general partner and its affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid intangible drilling costs and for a business purpose.

POLICY REGARDING ROLL-UPS
It is possible at some indeterminate time in the future that each partnership may become involved in a roll-up. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of a partnership with or into another partnership, corporation or other entity, and the issuance of securities by the roll-up entity to you and the other investors. A roll-up will also include any change in the rights, preferences, and privileges of you and the other investors in the partnership. These changes could include the following:

     o    increasing the compensation of the managing general partner;

     o    amending your voting rights;

     o    listing the units on a national securities exchange or on NASDAQ;

     o    changing the partnership's fundamental investment objectives; or

     o    materially altering the partnership's duration.

If a roll-up should occur in the future the partnership agreement provides various policies which include the following:

     o an independent expert must appraise all partnership assets as discussed in ss4.03(d)(16)(a) of the partnership agreement, and you must receive a summary of the appraisal in connection with a proposed roll-up;

     o if you vote "no" on the roll-up proposal, then you will be offered a choice of:

          o    accepting the securities of the roll-up entity; or

          o    one of the following:

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               o   remaining a partner in the partnership and preserving your units in the partnership on the same terms and conditions as existed previously; or

               o receiving cash in an amount equal to your pro-rata share of the appraised value of the partnership's net assets; and

     o    the partnership will not participate in a proposed roll-up:

          o unless approved by investors whose units equal 66% of the total units;

          o which would result in the diminishment of your voting rights under the roll-up entity's chartering agreement;

          o which includes provisions which would operate to materially impede or frustrate the accumulation of shares by you of the securities of the roll-up entity;

          o in which your right of access to the records of the roll-up entity would be less than those provided by the partnership agreement; or

          o in which any of the transaction costs would be borne by the partnership if the proposed roll-up is not approved by investors whose units equal 66% of the total units.

            FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

IN GENERAL
The managing general partner will manage your partnership and its assets. In conducting your partnership's affairs the managing general partner is accountable to you as a fiduciary, which under Delaware law generally means that the managing general partner must exercise due care and deal fairly with you and the other investors. Neither the partnership agreement nor any other agreement between the managing general partner and each partnership may contractually limit any fiduciary duty owed to you and the other investors by the managing general partner under applicable law except as set forth in Sections 4.01, 4.02, 4.03, 4.04, 4.05, and 4.06 of the partnership agreement. In this regard, the partnership agreement does permit the managing general partner and its affiliates to:

     o have business interests or activities that may conflict with the partnerships if they determine that the business opportunity either:

          o cannot be pursued by the partnership because of insufficient funds; or

          o it is not appropriate for the partnership under the existing circumstances;

     o devote only so much of their time as is necessary to manage the affairs of each partnership;

     o conduct business with the partnerships in a capacity other than as managing general partner or sponsor as described in ss.ss.4.01, 4.02, 4.03, 4.04, 4.05 and 4.06 of the partnership agreement;

     o    manage multiple programs simultaneously; and

     o be indemnified and held harmless as described below in "- Limitations on Managing General Partner Liability as Fiduciary."

Other than as set forth above, the partnership agreement does not excuse the managing general partner from liability or provide it with any defense for breach of its fiduciary duty. See "Conflicts of Interest - In General" regarding the managing general partner's dependence on its parent company, Atlas America, for management and administrative functions and financing for capital expenditures. The fiduciary duty owed by the managing general partner to the partnership is analogous to the fiduciary duty owed by directors to a corporation and its stockholders, which is commonly referred to as the "business judgment rule." This rule provides that directors are not liable for mistakes made in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, the managing general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment as described below in "- Limitations on Managing General Partner Liability as Fiduciary."


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If the managing general partner breaches its fiduciary responsibilities, then you are entitled to an accounting and the recovery of any economic loss caused by the breach. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a "derivative" action) on a partnership's behalf to recover damages from a third-party when the managing general partner refuses to institute the action or where an effort to cause the managing general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a "class action") to recover damages from the managing general partner for violations of its fiduciary duties to the limited partners. This is a rapidly expanding and changing area of the law, and if you have questions concerning the managing general partner's duties you are urged to consult your own counsel.

LIMITATIONS ON MANAGING GENERAL PARTNER LIABILITY AS FIDUCIARY
Under the terms of the partnership agreement the managing general partner, the operator, and their affiliates have limited their liability to each partnership and to you and the other investors for any loss suffered by your partnership or you and the other investors in the partnership which arises out of any action or inaction on their part if:

     o they determined in good faith that the course of conduct was in the best interest of the partnership;

     o they were acting on behalf of, or performing services for, the partnership; and

     o    their course of conduct did not constitute negligence or misconduct.

In addition, the partnership agreement provides for indemnification of the managing general partner, the operator, and their affiliates by each partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with that partnership provided that they meet the standards set forth above. However, there is a more restrictive standard for indemnification for losses arising from or out of an alleged violation of federal or state securities laws. Also, to the extent that any indemnification provision in the partnership agreement purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, you should be aware that, in the SEC's opinion, this indemnification is contrary to public policy and therefore unenforceable.

Payments arising from the indemnification or agreement to hold harmless are recoverable only out of the partnership's tangible net assets, which include its revenues and any insurance proceeds from the types of insurance for which the managing general partner, the operator and their affiliates may be indemnified under the partnership agreement. Still, use of partnership funds or assets for indemnification of the managing general partner, the operator, or an affiliate would reduce amounts available for partnership operations or for distribution to you and the other investors.

A partnership may not pay the cost of the portion of any insurance that insures the managing general partner, the operator, or an affiliate against any liability for which they cannot be indemnified. However, a partnership's funds can be advanced to them for legal expenses and other costs incurred in any legal action for which indemnification is being sought if the partnership has adequate funds available and certain conditions in the partnership agreement are met.

The effect of the foregoing provisions and the business judgment rule may be to limit your recourse against the managing general partner.

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                         FEDERAL INCOME TAX CONSEQUENCES

INTRODUCTION

The managing general partner has obtained a tax opinion letter from Kunzman & Bollinger, Inc., special counsel for this offering, with respect to the material federal income tax consequences of an investment in a partnership by a "typical investor" as that term is defined in "- Managing General Partner's Representations," below. Accordingly, the managing general partner will rely on special counsel's tax opinion letter, and no advance ruling on any tax consequence of an investment in a partnership will be requested from the IRS. You are urged to read the entire tax opinion letter, which has been filed as
Exhibit 8 to the registration statement of which this prospectus is a part. (See "Additional Information," for information on how to obtain a copy of special counsel's tax opinion letter.)

Although special counsel's tax opinions express what it believes a court would probably conclude if presented with the applicable federal tax issues, special counsel's tax opinions are only predictions, and are not guarantees, of the outcome of the particular tax issues being addressed. The IRS could challenge special counsel's tax opinions, and the challenge could be sustained in the courts if litigated and cause adverse tax consequences to you and your partnership's other investors. Special counsel's tax opinions are based in part on representations and statements made by the managing general partner in the tax opinion letter and in this prospectus, including forward looking statements relating to the partnership and its proposed activities. (See "Forward Looking Statements and Associated Risks.")

DISCLOSURES AND LIMITATION ON YOUR USE OF TAX OPINION LETTER The following disclosures are made in special counsel's tax opinion letter.

      o The tax opinion letter was written to support the promotion or marketing of units in the partnerships to potential investors, and special counsel has helped the managing general partner organize and document the offering of units in the partnerships.

     o The tax opinion letter is not confidential. There are no limitations on the disclosure by any potential investor in a partnership to any other person of the tax treatment or tax structure of the partnerships or the contents of the tax opinion letter.

     o Investors in a partnership have no contractual protection against the possibility that a portion or all of their intended tax benefits from an investment in the partnership ultimately are not sustained if challenged by the IRS. (See "Risk Factors - Tax Risks - Your Tax Benefits from an Investment in a Partnership Are Not Contractually Protected.")


     o Each potential investor in a partnership is urged to seek advice based on his particular circumstances from an independent tax advisor with respect to the federal tax consequences to him of an investment in a partnership.

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SPECIAL COUNSEL'S ASSUMPTIONS

Set forth below is a synopsis of the principal assumptions made by special counsel in giving its opinions.

     o You will not borrow money to buy units in a partnership from any other investor in the same partnership.

     o You will be personally liable to repay any money you borrow to buy units in a partnership.

     o You will not protect yourself through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements from losing the money you invest in a partnership.

MANAGING GENERAL PARTNER'S REPRESENTATIONS

In giving its opinions, special counsel relied in part on representations from the managing general partner set forth in the tax opinion letter, including the principal representations summarized below.

     o A "typical investor" in each partnership will be a natural person who purchases units in this offering and is a U.S. citizen.


     o The investor general partner units in each partnership will be converted to limited partner units after all of the wells in that partnership have been drilled and completed. In this regard, the managing general partner anticipates that all of the productive wells in each partnership will be drilled and completed no more than 12 months after that partnership's final closing, and the conversion will then follow; however, if the partnership is larger as discussed in "Investment Objectives" it may take longer..

     o Each partnership will elect to currently deduct all of the intangible drilling costs of all of its wells.

     o The managing general partner anticipates that all of each partnership's subscription proceeds will be expended in 2006, and you will include your share of your partnership's deduction for intangible drilling costs on your individual federal income tax return for 2006, subject to your right to elect to capitalize and amortize over a 60-month period a portion or all of your share of your partnership's deduction for intangible drilling costs.

     o Each partnership may have its final closing as late in the year as December 31, 2006. Thus, depending primarily on when its subscription proceeds are received, each partnership may prepay in 2006 most, if not all, of its intangible drilling costs for wells the drilling of which will not begin until 2007.

     o    Each partnership will have a calendar year taxable year.

     o The managing general partner anticipates that most, if not all, of each partnership's natural gas and oil production will be marginal production which will qualify for potentially higher rates of percentage depletion and potentially available marginal well production credits.

     o The principal purpose of each partnership is to locate, produce and market natural gas and oil on a profitable basis to its investors, apart from tax benefits, as discussed in this prospectus.

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      o   Each partnership's total abandonment losses under ss.165 of the Code, which could include, for example, abandonment losses incurred by a partnership for wells drilled which are nonproductive (i.e. a "dry hole"), and abandonment losses incurred by a partnership for productive wells which have been operated until their commercial natural gas and oil reserves have been depleted, will be less than $2 million, in the aggregate, in any taxable year of each partnership and less than $4 million, in the aggregate, during each partnership's first six taxable years.

Additional details, assumptions of special counsel, representations of the managing general partner, and other matters affecting special counsel's opinions are contained in special counsel's tax opinion letter. You are urged to obtain a copy of the tax opinion letter from the managing general partner or the SEC, as set forth in "Additional Information," and read the entire tax opinion letter to assist your understanding of the federal tax benefits and risks of an investment in a partnership.

SPECIAL COUNSEL'S OPINIONS
Taxpayers bear the burden of proof to support claimed deductions and tax credits, and special counsel's opinions are not binding on the IRS or the courts. Special counsel's tax opinions with respect to an investment in a partnership by a typical investor, who is sometimes referred to in special counsel's opinions as a "Participant," "Investor General Partner" or "Limited Partner," are set forth below.

     (1) PARTNERSHIP CLASSIFICATION. Each Partnership will be classified as a partnership for federal income tax purposes, and not as a corporation.

          (See "- Partnership Classification" in "Discussion of Federal Income Tax Consequences," below.)

     (2) LIMITATIONS ON PASSIVE ACTIVITY LOSSES AND CREDITS. The passive activity limitations on losses and credits under ss.469 of the Code will apply to:

          o    the initial Limited Partners in a Partnership; and

          o will not apply to the Investor General Partners in a Partnership until after their Investor General Partner Units are converted to Limited Partner Units.

          For a discussion of the passive activity limitations on losses and credits and the types of entities whose investments in a Partnership also will be subject to the passive activity limitations on losses and credits, see "- Limitations on Passive Activity Losses and Credits" in "Discussion of Federal Income Tax Consequences," below.

     (3) NOT A PUBLICLY TRADED PARTNERSHIP. No Partnership will be treated as a publicly traded partnership under the Code.

          (See "- Publicly Traded Partnership Rules" in "Discussion of Federal Income Tax Consequences," below.)

     (4) BUSINESS EXPENSES. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as Lease acquisition costs, Tangible Costs, Organization and Offering Costs and other items which are required to be capitalized, are currently deductible.

          o POTENTIAL LIMITATIONS ON DEDUCTIONS. A Participant's ability in any taxable year to use his share of these Partnership deductions on his individual federal income tax returns may be reduced, eliminated or deferred by the following limitations:

               o the Participant's personal tax situation, such as the amount of his regular taxable income, alternative minimum taxable income, losses, itemized deductions, personal exemptions, etc., which are not related to his investment in a Partnership;

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               o    the amount of the Participant's adjusted basis in his Units in the Partnership in which he invests at the end of the Partnership's taxable year;

               o the amount of the Participant's "at risk" amount in the Partnership in which he invests at the end of the Partnership's taxable year; and

               o the passive activity limitations on losses and credits in the case of Limited Partners (including Investor General Partners after their Units are converted to Limited Partner Units) who are natural persons, or which are entities that also are subject to the passive activity limitations on losses and credits.

          See "- Limitations on Passive Activity Losses and Credits," "- Business Expenses," "- Tax Basis of Units," "- `At Risk' Limitation on Losses," and "- Alternative Minimum Tax" in "Discussion of Federal Income Tax Consequences," below.

     (5) INTANGIBLE DRILLING COSTS. Although each Partnership will elect to deduct currently all of its Intangible Drilling Costs, each Participant in a Partnership may still elect to capitalize and deduct all or part of his share of his Partnership's Intangible Drilling Costs (other than drilling and completion costs of a re-entry well that are not related to deepening the well, if any) ratably over a 60-month period as discussed in "- Alternative Minimum Tax," in "Discussion of Federal Income Tax Consequences," below. Subject to the foregoing, Intangible Drilling Costs paid by a Partnership under the terms of bona fide drilling contracts for the Partnership's wells will be deductible by Participants who elect to currently deduct their share of their Partnership's Intangible Drilling Costs in the taxable year in which the payments are made and the drilling services are rendered.

          (See "- Intangible Drilling Costs" in "Discussion of Federal Income Tax Consequences," below.)

          A Participant's ability in any taxable year to use his share of these Partnership deductions on his personal federal income tax returns may be reduced, eliminated or deferred by the "Potential Limitations on Deductions" set forth in opinion (4) above.

     (6) PREPAID INTANGIBLE DRILLING COSTS. Subject to each Participant's election to capitalize and amortize a portion or all of the Participant's share of his Partnership's Intangible Drilling Costs as set forth in opinion (5) above, any prepayments of Intangible Drilling Costs by a Partnership in 2006 for wells the drilling of which will begin after December 31, 2006, but on or before March 31, 2007, will be deductible by the Participants in 2006.

          (See "- Drilling Contracts" in "Discussion of Federal Income Tax Consequences," below.)

          A Participant's ability in any taxable year to use his share of these Partnership deductions on his personal federal income tax returns may be reduced, eliminated or deferred by the "Potential Limitations on Deductions" set forth in opinion (4) above.

     (7) DEPLETION ALLOWANCE. The greater of the cost depletion allowance or the percentage depletion allowance will be avalable to qualified Participants as a current deduction against their share of their Partnership's gross income from the sale of natural gas and oil production in each taxable year, subject to the following restrictions:

          o a Participant's cost depletion allowance cannot exceed his adjusted tax basis in the natural gas or oil property to which it relates; and


          o    a Participant's percentage depletion allowance:

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               o    may not exceed 100% of his taxable income from each natural gas and oil property before the deduction for depletion; and

               o is limited to 65% of his taxable income for the year computed without regard to percentage depletion, net operating loss carry-backs and capital loss carry-backs and, in the case of a Participant that is a trust, any distributions to its beneficiaries.

          See "- Depletion Allowance" in "Discussion of Federal Income Tax Consequences," below.

     (8) MACRS. Each Partnership's reasonable Tangible Costs for equipment placed in its productive wells which cannot be deducted immediately will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System ("MACRS") over a seven year "cost recovery period" on a well-by-well basis, beginning in the taxable year each well is drilled, completed and made capable of production, i.e. placed in service.

          (See "- Depreciation and Cost Recovery Deductions" in "Discussion of Federal Income Tax Consequences," below.)


          A Participant's ability in any taxable year to use his share of these Partnership deductions on his personal federal income tax returns may be reduced, eliminated or deferred by the "Potential Limitations on Deductions" set forth in opinion (4), above.

     (9) TAX BASIS OF UNITS. Each Participant's initial adjusted tax basis in his Units in the Partnership in which he invests will be the amount of money that he paid for his Units.


          (See "- Tax Basis of Units" in "Discussion of Federal Income Tax Consequences," below.)


     (10) AT RISK LIMITATION ON LOSSES. Each Participant's initial "at risk" amount in the Partnership in which he invests will be the amount of money that he paid for his Units.


          (See "- 'At Risk' Limitation on Losses" in "Discussion of Federal Income Tax Consequences," below.)

     (11) ALLOCATIONS. The allocations of income, gain, loss, deduction, and credit, or items thereof, and distributions set forth in the Partnership Agreement for each Partnership, including the allocations of basis and amount realized with respect to a Partnership's natural gas and oil properties, will govern each Participant's allocable share of those items to the extent the allocations do not cause or increase a deficit balance in his Capital Account in the Partnership in which he invests.

          (See "- Allocations" in "Discussion of Federal Income Tax Consequences," below.)

     (12) SUBSCRIPTION. No gain or loss will be recognized by the Participants on payment of their subscriptions to the Partnership in which they invest.

     (13) PROFIT MOTIVE, IRS ANTI-ABUSE RULE AND POTENTIALLY RELEVANT JUDICIAL DOCTRINES. The Partnerships will possess the requisite profit motive under ss.183 of the Code. Also, the IRS anti-abuse rule in Treas. Reg. ss.1.701-2 and potentially relevant judicial doctrines will not have a material adverse effect on the tax consequences of an investment in a Partnership by a Participant as described in our opinions.

          (See "- Profit Motive, IRS Anti-Abuse Rule and Judicial Doctrines Limitations on Deductions" in "Discussion of Federal Income Tax Consequences," below.)

     (14) REPORTABLE TRANSACTIONS. The Partnerships are not, and should not be in the future, reportable transactions under ss.6707A(c) of the Code.



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          (See "- Federal Interest and Tax Penalties" in "Discussion of Federal
          Income Tax Consequences," below.)

     (15) OVERALL CONCLUSION. Special counsel's overall conclusion is that the federal tax treatment of a typical Participant's investment in a Partnership as set forth in its opinions above is the proper federal tax treatment and will be upheld on the merits if challenged by the IRS and litigated. Special counsel's evaluation of the federal income tax laws and the expected activities of the Partnerships as represented to it by the Managing General Partner in the tax opinion letter and as described in the Prospectus causes it to believe that the deduction by a typical Participant of all, or substantially all, of his allocable share of his Partnership's Intangible Drilling Costs in 2006 (even if the drilling of most or all of his Partnership's wells begins after December 31, 2006, but on or before March 31,
          2007), as set forth in opinions (5) and (6) above, is the principal tax benefit offered by each Partnership to potential Participants and also is the proper federal tax treatment, subject to each Participant's election to capitalize and amortize a portion or all of his share of his Partnership's deduction for Intangible Drilling Costs as discussed in "- Alternative Minimum Tax" in "Discussion of Federal Income Tax Consequences," below.

          A Participant's ability in any taxable year to use his share of these Partnership deductions on his personal federal income tax returns may be reduced, eliminated or deferred by the "Potential Limitations on Deductions" set forth in opinion (4), above.


          The discussion in this prospectus under the caption "FEDERAL INCOME TAX CONSEQUENCES," insofar as it contains statements of federal income tax law, is correct in all material respects.

                  DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

INTRODUCTION

Special counsel's tax opinions are limited to those set forth above. The following is a discussion of all material federal income tax issues or consequences, and any significant federal tax issues, related to the purchase, ownership and disposition of a partnership's units which will apply to typical investors in each partnership. Except as otherwise noted below, however, different tax consequences from those discussed below may apply to foreign persons, corporations, partnerships, trusts and other prospective investors which are not treated as typical investors for federal income tax purposes. Also, the proper treatment of the tax attributes of a partnership by a typical investor on his individual federal income tax returns may vary from that of another typical investor. This is because the practical utility of the tax aspects of any investment depends largely on each investor's particular income tax position in the year in which items of income, gain, loss, deduction, or credit, if any, are properly taken into account in computing his federal income tax liability. In addition, the IRS may challenge the deductions, and credits, if any, claimed by a partnership or you and the other investors in a partnership, or the taxable year in which the deductions, and credits, if any, are claimed, and it is possible that the challenge would be upheld if litigated. Accordingly, you are urged to seek advice based on your particular circumstances from an independent tax advisor in evaluating the potential tax consequences to you of an investment in a partnership.


PARTNERSHIP CLASSIFICATION
For federal income tax purposes a partnership is not a taxable entity. Thus, the partners, rather than the partnership, receive and report any deductions and tax credits, if any, as well as the income, from a partnership's operations. Each partnership has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act which describes each partnership as a "partnership." Thus, each partnership automatically will be classified as a partnership for federal tax purposes since the managing general partner has represented that neither partnership will elect to be taxed as a corporation.

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The managing general partner anticipates that all of the subscription proceeds of each partnership will be expended 2006, and the related income, if any, and deductions, including the deduction for intangible drilling costs, will be reflected on their investors' federal income tax returns for 2006.

LIMITATIONS ON PASSIVE ACTIVITY LOSSES AND CREDITS
Under the passive activity rules of the Code, all income of a taxpayer who is subject to the rules is categorized as:

     o income from passive activities, such as limited partners' interests in a business;

     o    active income, such as salary, bonuses, etc.; or

     o portfolio income, such as gain, interest, dividends and royalties unless earned in the ordinary course of a trade or business.

Losses generated by passive activities can offset only passive income and cannot be applied against active income or portfolio income. Similar rules apply with respect to tax credits. (See "- Marginal Well Production Credits," below.) Suspended passive losses and passive credits which an investor cannot use in his current tax year may be carried forward indefinitely, but not back, and used to offset future years' passive activity income, or offset passive activity regular federal income tax liability (in the case of passive activity credits).


Passive activities include any trade or business in which the taxpayer does not materially participate on a regular, continuous, and substantial basis. Under the partnership agreement, limited partners will not have material participation in the partnership in which they invest. Thus, if you are an individual and you invest in a partnership as a limited partner, your investment in the partnership will be subject to the passive activity limitations. The passive activity rules also apply to certain other types of investors which invest in a partnership as limited partners, including, for example, trusts, partnerships, some types of limited liability companies which elect to be treated as corporations for federal tax purposes, and some types of corporations, as described in more detail in "Risk Factors - Tax Risks - Limited Partners Need Passive Income to Use Their Deduction for Intangible Drilling Costs."

Investor general partners also do not materially participate in the partnership in which they invest. However, because each partnership will own only "working interests," as defined by the Code, in its wells, and investor general partners will not have limited liability under Delaware law until they are converted to limited partners, their deductions and any credits from their partnership will not be treated as passive deductions or credits under the Code before the conversion, unless they invest in a partnership through an entity which limits their liability. For example, if an individual invests in a partnership indirectly as an investor general partner by using an entity which limits his personal liability under state law to purchase his units, such as a limited partnership in which he is not a general partner, a limited liability company or an S corporation, he will be subject to the passive activity limitations on deductions and credits the same as if he had invested in the partnership as a limited partner. (See "- Conversion from Investor General Partner to Limited Partner" and "- Marginal Well Production Credits," below.)


Contractual limitations on the liability of investor general partners under the partnership agreement, such as insurance, limited indemnification by the managing general partner, etc., as compared with limitations on liability under state law as discussed above, will not cause investor general partners to be subject to the passive activity limitations on losses and credits. Investor general partners, however, may be subject to an additional limitation on their deduction of investment interest expense as a result of their non-passive deduction of intangible drilling costs. (See "- Limitations on Deduction of Investment Interest," below.)

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PUBLICLY TRADED PARTNERSHIP RULES
Net losses and most net credits of a partner from a publicly traded partnership are suspended and carried forward to be netted against income or regular federal income tax liability, respectively, from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net passive income from a publicly traded partnership. A publicly traded partnership is a partnership in which interests in the partnership are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. However, in special counsel's opinion neither of the partnerships will be treated as a publicly traded partnership under the Code. This opinion is based primarily on the substantial restrictions in the partnership agreement on the ability of you and the other investors to transfer your units in your partnership. (See "Transferability of Units - Restrictions on Transfer Imposed by the Securities Laws, the Tax Laws and the Partnership Agreement.") Also, the managing general partner has represented that the partnerships' units will be not traded on an established securities market.

CONVERSION FROM INVESTOR GENERAL PARTNER TO LIMITED PARTNER
If you invest in a partnership as an investor general partner, then your share of the partnership's deduction for intangible drilling costs in 2006 will not be subject to the passive activity limitations on losses and credits. This is because the investor general partner units in each partnership will not be converted to limited partner units until after all of the wells in that partnership have been drilled and completed. In this regard, the managing general partner anticipates that all of each partnership's productive wells will be drilled and completed no later than 12 months after the partnership's final closing and the conversion will then follow. However, if all or the majority of the remaining units are sold in Atlas America Public #15-2006(B) L.P., then it may take longer for both cash distributions to begin and all of the wells to be drilled, completed and online to sell production in that partnership. This will also delay conversion of the investor general partner units to limited partner units. (See "Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners," and "- Drilling Contracts," below.) After the investor general partner units have been converted to limited partner units, each former investor general partner will have limited liability as a limited partner under the Delaware Revised Uniform Limited Partnership Act with respect to his interest in his partnership's activities after the date of the conversion.

Concurrently, the former investor general partner will become subject to the passive activity limitations on losses and credits as a limited partner. However, the former investor general partner previously will have received a non-passive loss as an investor general partner in 2006 as a result of his partnership's deduction for intangible drilling costs. Therefore, the Code requires that his net income from the partnership's wells after his conversion to a limited partner must continue to be characterized as non-passive income which cannot be offset with passive losses. For a discussion of the effect of this rule on an investor general partner's tax credits, if any, from his partnership, see "- Marginal Well Production Credits," below. The conversion of the investor general partner units into limited partner units should not have any other adverse tax consequences on an investor general partner unless his share, if any, of any partnership liabilities is reduced as a result of the conversion. This is because a reduction in a partner's share of liabilities is treated as a constructive distribution of cash to the partner, which reduces the partner's basis in his partnership units and is taxable to the partner to the extent it exceeds his basis in his units. (See "- Tax Basis of Units," below.)

TAXABLE YEAR AND METHOD OF ACCOUNTING
Each partnership will adopt a calendar year taxable year and will use the accrual method of accounting for federal income tax purposes.

BUSINESS EXPENSES
Ordinary, reasonable and necessary business expenses, including reasonable compensation for personal services actually rendered, are deductible in the year incurred. In this regard, the managing general partner has represented that the amounts payable by each partnership to it and its affiliates, including the amounts payable to it or its affiliates as general drilling contractor, are reasonable and competitive amounts that ordinarily would be paid for similar services in similar transactions in the proposed areas of the partnerships' operations. (See "Compensation" and "- Drilling Contracts," below.) The fees paid to the managing general partner and its affiliates by the partnerships will not be currently deductible, however, to the extent it is determined by the IRS or the courts that they are:


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     o    in excess of reasonable compensation;


     o properly characterized as organization or syndication fees or other capital costs, such as lease acquisition costs or equipment costs; or


     o    not "ordinary and necessary" business expenses.

In the event of an IRS audit, payments to the managing general partner and its affiliates by a partnership will be scrutinized by the IRS to a greater extent than payments to an unrelated party.

Your ability in any taxable year to use your share of these partnership deductions on your personal federal income tax returns may be reduced, eliminated or deferred by the "Potential Limitations on Deductions" set forth in special counsel's opinion (4) in "Special Counsel's Opinions," above.

Although the partnerships will engage in the production of natural gas and oil from wells drilled in the United States, the partnerships will not qualify for the "U.S. production activities deduction." This is because the deduction cannot exceed 50% of the IRS Form W-2 wages paid by a taxpayer for a tax year, and the partnerships will not pay any Form W-2 wages since they will not have any employees. Instead, the partnerships will rely on the managing general partner and its affiliates to manage them and their respective businesses. (See "Management.")

INTANGIBLE DRILLING COSTS
You may elect to deduct your share of your partnership's intangible drilling costs, which include items which do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well and preparing it for the production of natural gas or oil, in the taxable year in which your partnership's wells are drilled and completed. For a discussion of the deduction of intangible drilling costs that are prepaid by your partnership in 2006 for wells the drilling of which will not begin until 2007, if any, see "- Drilling Contracts," below.


Your share of your partnership's gain (if a partnership well is sold at a gain), or your gain (if your units are sold at a gain), will be treated as ordinary income, rather than capital gain, to the extent of the previous deductions for intangible drilling costs you have claimed, but not for the deductions for operating expenses related to a re-entry well, if any. (See "- Sale of the Properties" and "- Disposition of Units," below.) Also, productive-well intangible drilling costs may subject you to an alternative minimum tax in excess of regular tax unless you elect to deduct all or part of these costs ratably over a 60 month period. (See "- Alternative Minimum Tax," below.)

Under the partnership agreement, 90% of the subscription proceeds received by each partnership from its investors will be used to pay 100% of the partnership's intangible drilling costs of drilling and completing its wells. (See "Application of Proceeds" and "Participation in Costs and Revenues.") The IRS could challenge the characterization of a portion of these costs as currently deductible intangible drilling costs and recharacterize the costs as some other item which may not be currently deductible. However, this would have no effect on the allocation and payment of the intangible drilling costs by you and the other investors under the partnership agreement.


If a partnership re-enters an existing well as described in "Proposed Activities
- Primary Areas of Operations - Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania," the costs of deepening the well and completing it to deeper reservoirs, if any, other than equipment costs and lease costs, will be treated under the Code as intangible drilling costs. The intangible drilling costs of drilling and completing a re-entry well which are not related to deepening the well, if any, however, will be treated as operating expenses which should be expensed in the taxable year they are incurred for federal income tax purposes. Any intangible drilling costs of a re-entry well which are treated as operating expenses for federal income tax purposes, however, will not be characterized as operating costs, instead of intangible drilling costs, for purposes of allocating the payment of the costs between the managing general partner and the investors under the partnership agreement, and cannot be amortized as intangible drilling costs over a 60-month period as described in "- Alternative Minimum Tax," below. (See "Participation in Costs and Revenues.")


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Your ability in any taxable year to use your share of these partnership deductions on your personal federal income tax returns may be reduced, eliminated or deferred by the "Potential Limitations on Deductions" set forth in special counsel's opinion (4) in "Special Counsel's Opinions," above.

You are urged to seek advice based on your particular circumstances from an independent tax advisor concerning the tax benefits to you of your share of the partnership's deduction for intangible drilling costs in the partnership in which you invest.

DRILLING CONTRACTS
Each partnership will enter into the drilling and operating agreement with the managing general partner or its affiliates, acting as a third-party general drilling contractor, to drill and complete each partnership well at cost plus a nonaccountable, fixed payment reimbursement of $15,000 from the investors to the managing general partner for their share of the managing general partner's general and administrative overhead plus 15%. The managing general partner anticipates that, on average over all of the wells drilled and completed by each partnership, assuming a 100% working interest in each well, its profit of 15% will be approximately $32,803 per well with respect to the intangible drilling costs and the portion of equipment costs paid by you and the other investors in your partnership as described in "Compensation - Drilling Contracts." However, the actual cost of drilling and completing the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations. Therefore, the managing general partner's 15% profit per well also could be more or less than the dollar amount estimated by the managing general partner as set forth above. The managing general partner believes the prices under the drilling and operating agreement are competitive in the proposed areas of operation. Nevertheless, the amount of the profit realized by the managing general partner under the drilling and operating agreement could be challenged by the IRS as being unreasonable and disallowed as a deductible intangible drilling cost.

Depending primarily on when their respective subscription proceeds are received, the managing general partner anticipates that each partnership may prepay in 2006 most, if not all, of its intangible drilling costs for wells the drilling of which will begin in 2007. In Keller v. Commissioner, 79 T.C. 7 (1982), aff'd 725 F.2d 1173 (8th Cir. 1984), the Tax Court applied a two-part test for the current deductibility of prepaid intangible drilling and development costs. The test is:


     o    the expenditure must be a payment rather than a refundable deposit;
          and

     o the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction.


Each partnership will attempt to comply with the guidelines set forth in Keller with respect to any prepaid intangible drilling costs. The drilling and operating agreement will require each partnership to prepay in 2006 all of the partnership's share of the estimated intangible drilling costs, and all of the investors' share of your partnership's share of the estimated equipment costs, for drilling and completing specified wells for that partnership, the drilling of which may begin in 2007. These prepayments of intangible drilling costs should not result in a loss of a current deduction for the intangible drilling costs in 2006 if:


     o    the guidelines set forth in Keller are complied with;

     o    there is a legitimate business purpose for the required prepayment;


     o    the drilling of the prepaid wells begins on or before March 31, 2007;


     o the contract is not merely a sham to control the timing of the deduction; and

     o    there is an enforceable contract of economic substance.



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In this regard, the drilling and operating agreement will require each partnership to prepay the managing general partner's estimate of the intangible drilling costs and the investor's share of the equipment costs to drill and complete the wells specified in the drilling and operating agreement in order to enable the operator to:


     o    begin site preparation for the wells;

     o    obtain suitable subcontractors at the then current prices; and

     o    insure the availability of equipment and materials.

Under the drilling and operating agreement excess prepaid intangible drilling costs, if any, will not be refundable to a partnership, but instead will be applied only to intangible drilling cost overruns, if any, on the other specified wells being drilled or completed by the partnership or to intangible drilling costs to be incurred by the partnership in drilling and completing substitute wells. Under Keller, a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.

The likelihood that prepayments of intangible drilling costs will be challenged by the IRS on the grounds that there is no business purpose for the prepayments is increased if prepayments are not required with respect to 100% of the working interest in the well. In this regard, the managing general partner anticipates that less than 100% of the working interest will be acquired by each partnership in one or more of its wells, and prepayments of intangible drilling costs will not be required of the other owners of working interests in those wells. In the view of special counsel, however, a legitimate business purpose for the required prepayments of intangible drilling costs by the partnerships may exist under the guidelines set forth in Keller, even though prepayments are not required by the drilling contractor with respect to a portion of the working interest in the wells.


In addition, a current deduction for prepaid intangible drilling costs is available only if the drilling of the wells begins before the close of the 90th day after the close of the taxable year in which the prepayment was made. Therefore, under the drilling and operating agreement, the managing general partner, serving as operator and general drilling contractor, must begin drilling each partnership's prepaid wells, if any, no later than March 31, 2007. However, the drilling of any partnership well may be delayed due to circumstances beyond the control of the managing general partner and the drilling subcontractors. These circumstances include, for example:


     o    the unavailability of drilling rigs;

     o    decisions of third-party operators to delay drilling the wells;

     o    poor weather conditions;

     o inability to obtain drilling permits or access right to the drilling site; or

     o    title problems;


and the managing general partner will have no liability to any partnership or its investors if these types of events (i.e., "force majeure") delay beginning the drilling of any prepaid wells past the 90 day limit imposed by the Code (i.e., March 31, 2007).

If the drilling of a prepaid partnership well does not begin within the 90 day time constraint imposed by the Code (i.e., March 31, 2007), deductions claimed by you and the other investors in that partnership for prepaid intangible drilling costs for the well in 2006, would not be lost, but those deductions would be disallowed and deferred to 2007 when the well is actually drilled.


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Your ability in any taxable year to use your share of these partnership deductions on your personal federal income tax returns may be reduced, eliminated or deferred by the "Potential Limitations on Deductions" set forth in special counsel's opinion (4) in "Special Counsel's Opinions," above.

DEPLETION ALLOWANCE
Proceeds from the sale of each partnership's natural gas and oil production will constitute ordinary income. A portion of that income will not be taxable under the depletion allowance which permits the deduction from gross income for federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. Your share of the partnership's gain (if a partnership well is sold at a gain), or your gain (if you sell your units at a gain), will be treated as ordinary income rather than capital gain to the extent of your previous deductions for depletion which reduced your adjusted basis in the property or your units. (See "- Sale of the Properties" and "- Disposition of Units," below.)

Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of natural gas or oil expected to be recoverable from the property and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.


Percentage depletion is available to taxpayers other than "integrated oil companies," which term does not include the partnerships. Your percentage depletion allowance is based on your share of your partnership's gross production income from its natural gas and oil properties. The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1%, up to a maximum increase of 10%, for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel without adjustment for inflation. The term "marginal production" includes natural gas and oil produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil, which is equivalent to 90 mcf of natural gas, per producing well on the property in the calendar year. In this regard, the managing general partner has represented that most, if not all, of the natural gas and oil production from each partnership's wells will be marginal production under this definition in the Code. Therefore, most, if not all, of each partnership's gross income from the sale of its natural gas and oil production will qualify for these potentially higher rates of percentage depletion. The rate of percentage depletion for marginal production in 2006 is 15%, and also is anticipated by the managing general partner to be 15% in 2007. This rate may fluctuate from year to year depending on the price of oil, but will not be less than the statutory rate of 15% nor more than 25%.


Also, percentage depletion:


     o may not exceed 100% of the taxable income from each natural gas and oil property before the deduction for depletion, (this limitation was suspended in 2005 with respect to marginal properties, which the managing general partner has represented will include most, if not all, of each partnership's wells, but as of the date of this prospectus this limitation had not been suspended for 2006 and it may never be suspended for 2006 or subsequent taxable years); and


     o is limited to 65% of the taxpayer's taxable income for the year computed without regard to percentage depletion, net operating loss carry-backs and capital loss carry-backs and, in the case of an investor that is a trust, any distributions to its beneficiaries. Any disallowed percentage depletion deductions under the preceding limitations may be carried forward to the next taxable year.

The availability in any taxable year of your percentage depletion allowance must be computed separately by you and not by your partnership or for investors in your partnership as a whole. You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the availability of percentage depletion to you.

DEPRECIATION AND COST RECOVERY DEDUCTIONS
Ten percent of each partnership's subscription proceeds will be used to pay equipment costs (i.e. "Tangible Costs"), and the managing general partner will pay all of the partnership's remaining equipment costs of drilling and completing its wells. The related depreciation deductions, i.e., cost recovery deductions under the modified accelerated cost recovery system ("MACRS"), will be allocated under the partnership agreement between the managing general partner and the investors in each partnership in proportion to the actual amount of the partnership's equipment costs paid by each.

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A partnership's reasonable Tangible Costs for equipment placed in its wells which cannot be deducted immediately will be recovered through depreciation deductions over a seven year cost recovery period, using the 200% declining balance method with a switch to straight-line to maximize the deduction, beginning in the taxable year each well is "placed in service" by the partnership. In this regard, the managing general partner anticipates that each partnership will have all of its wells drilled, completed and placed in service for the production of natural gas or oil approximately eight to 12 months after that partnership's final closing. However, if all or the majority of the remaining units are sold in Atlas America Public #15-2006(B) L.P., then it may take longer for both cash distributions to begin and all of the wells to be drilled, completed and online to sell production in that partnership. This will also delay conversion of the investor general partner units to limited partner units. In the case of a short partnership tax year, the MACRS deduction will be prorated on a 12-month basis. No distinction is made between new and used property and salvage value is disregarded. All property assigned to the 7-year class is treated as placed in service, or disposed of, in the middle of the year, unless more than 40% of the total cost of all equipment in a partnership's wells placed in service during the year is placed in service during the last three months of the year. If that happens, the depreciation for the full year will be multiplied by a fraction based on the quarter the equipment is placed in service: 87.5% for the first quarter, 62.5% for the second, 37.5% for the third, and 12.5% for the fourth. All of these cost recovery deductions claimed by a partnership and you and the other investors in that partnership are subject to recapture as ordinary income rather than capital gain on the sale or other taxable disposition of the property by the partnership or your units by you. (See "- Sale of the Properties" and "- Disposition of Units," below.) Depreciation for alternative minimum tax purposes is computed using the 150% declining balance method switching to straight-line, for most personal property. This will result in adjustments in computing the alternative minimum taxable income of you and the other investors in a partnership in taxable years in which the partnership claims depreciation deductions. (See "- Alternative Minimum Tax," below.)


Your ability in any taxable year to use your share of these partnership deductions on your personal federal income tax returns may be reduced, eliminated or deferred by the "Potential Limitations on Deductions" set forth in special counsel's opinion (4) in "Special Counsel's Opinions," above.

MARGINAL WELL PRODUCTION CREDITS
There is a marginal well production credit of 50(cent) per mcf of qualified natural gas production and $3 per barrel of qualified oil production for purposes of the regular federal income tax beginning with qualifying production in 2005. A tax credit, unlike a tax deduction, reduces tax liability on a dollar-for-dollar basis. This credit, however, cannot be used under current law to reduce alternative minimum taxes. (See "- Alternative Minimum Tax," below.) Also, the credit will be reduced proportionately if the reference prices for the previous calendar year are between $1.67 and $2.00 per mcf for natural gas and $15 and $18 per barrel for oil. In this regard, neither of the partnership's natural gas and oil production in 2006, if any, will qualify for this credit in 2006, because the reference prices for natural gas and oil in 2005 will be substantially above the $2.00 per mcf of natural gas and $18.00 per barrel of oil prices where the credit phases out completely.

Based on the prices for natural gas and oil in recent years compared with the prices at which the credit phases out completely, it may appear unlikely that either partnership's natural gas and oil production will ever qualify for this credit. (See "Proposed Activities - Sale of Natural Gas Production - Policy of Treating All Wells Equally in a Geographic Area.") However, prices for natural gas and oil are volatile and could decrease in the future. (See "Risk Factors - Risks Related To The Partnerships' Oil and Gas Operations - Partnership Distributions May be Reduced if There is a Decrease in the Price of Natural Gas and Oil.") Thus, it is possible that the partnerships' production of natural gas or oil in one or more taxable years after 2005 could qualify for the marginal well production credit, depending primarily on the applicable reference prices for natural gas and oil in the future. However, depending primarily on market prices for natural gas and oil, which are volatile, each partnership's production of natural gas and oil may not qualify for marginal well production credits for many years, if ever.


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To the extent that your share of your partnership's marginal well production credits, if any, exceeds your regular federal income tax owed on your share of the partnership's taxable income, the excess credits, if any, can be used by you to offset any other regular federal income taxes owed by you, on a dollar-for-dollar basis, subject to the passive activity limitations if you invest in a partnership as a limited partner. (See "- Limitations on Passive Activity Losses and Credits," above.) Also, if you invest in a partnership as an investor general partner, your share of your partnership's marginal well production credits, if any, will be an active credit which may offset your regular federal income tax liability on any type of income. However, after you are converted to a limited partner in the partnership in which you invest, your share of the partnership's marginal well production credits, if any, will be active credits only to the extent of your regular federal income tax liability which is allocable to your share of any net income of the partnership from the sale of its natural gas and oil production, which will still be treated as non-passive income even after you have been converted to a limited partner. (See "- Conversion from Investor General Partner to Limited Partner," above.) Any credits in excess of that amount which are allocable to you as a converted investor general partner, as well as all of the marginal well production credits allocable to those investors who originally invest in the partnership as limited partners, will be passive credits which under current law can reduce only your regular income tax liability attributable to net passive income from the partnership in which you invest or your other passive activities, if any, except publicly traded partnership passive activities.

LEASE ACQUISITION COSTS AND ABANDONMENT
Lease acquisition costs, together with the related cost depletion deduction, and any amortization deductions for geological and geophysical expenses incurred by the managing general partner after August 8, 2005, with respect to a partnership's prospects and any abandonment loss for lease acquisition costs, are allocated under the partnership agreement 100% to the managing general partner, which will contribute the leases to each partnership as a part of its capital contribution.


TAX BASIS OF UNITS
Your share of your partnership's losses is allowable only to the extent of the adjusted basis of your units at the end of your partnership's taxable year. The adjusted basis of your units will be adjusted, but not below zero, for any gain or loss to you from a sale or other taxable disposition by the partnership of a natural gas or oil property, and will be increased by your:

     o    cash subscription payment;

     o    share of partnership income; and

     o    share, if any, of partnership debt.

The adjusted basis of your units will be reduced by your:

     o    share of partnership losses;

     o share of partnership expenditures that are not deductible in computing its taxable income and are not properly chargeable to capital account;

     o    depletion deductions, but not below zero;

     o    cash distributions from the partnership; and

     o    any reduction in your share of your partnership's debt, if any.


The reduction in your share of partnership liabilities, if any, is considered a cash distribution to you. Should cash distributions to you from your partnership exceed the tax basis of your units, taxable gain would result to you to the extent of the excess.

"AT RISK" LIMITATION ON LOSSES
You may use your share of your partnership's losses to offset income from other sources, but only to the extent of the amount you have "at risk" in your partnership at the end of a taxable year. This "at risk" limitation on your share of your partnership's losses, however, does not apply to you if you are a corporation which is neither an S corporation nor a corporation in which at any time during the last half of the taxable year five or fewer individuals owned more than 50% (in value) of the stock. Your initial "at risk" amount is equal to the amount of money you paid for your units. However, any amounts borrowed by you to buy your units will not be considered "at risk" if the amounts are borrowed from another investor in your partnership or anyone related to another investor in your partnership. In this regard, the managing general partner has represented that it and its affiliates will not make or arrange financing for you or any other potential investors to use to purchase units in the partnerships. Also, the amount you have "at risk" in your partnership will not include the amount of any loss that you are protected against through:


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     o    nonrecourse loans;

     o    guarantees;

     o    stop loss agreements; or

     o    other similar arrangements.

DISTRIBUTIONS FROM A PARTNERSHIP
A cash distribution from your partnership to you in excess of the adjusted basis of your units immediately before the distribution is treated as gain to you from the sale or exchange of your units to the extent of the excess. Different rules apply, however, to payments by a partnership to a deceased investor's successor in interest and to payments for an investor's share of his partnership's unrealized receivables and inventory items as those terms are defined in ss.751 of the Code. No loss can be recognized by you on these types of distributions, unless the distribution is made to liquidate your units in your partnership and then only to the extent of the excess, if any, of your adjusted basis in your units over the sum of the amount of money distributed to you plus your share of the basis of any unrealized receivables and inventory items of your partnership. (See "- Disposition of Units," below, for a discussion of unrealized receivables and inventory items under ss.751 of the Code.) Other distributions of cash, disproportionate distributions of property, if any, and liquidating distributions of your partnership may result in taxable gain or loss to you.

SALE OF THE PROPERTIES
The maximum tax rate on a noncorporate taxpayer's adjusted net capital gain on the sale of most capital assets held more than a year is 15%, or 5% to the extent the gain would have been taxed at a 10% or 15% rate if it had been ordinary income, respectively, for most capital assets. In addition, for 2008 only, the 5% tax rate on adjusted net capital gain was reduced to 0%. The former maximum tax rates of 18% and 8%, respectively, on qualified five-year gain have been eliminated. These capital gain rates also apply for purposes of the alternative minimum tax. (See "- Alternative Minimum Tax," below.) However, the former tax rates on adjusted net capital gain of 20% and 10%, respectively, are scheduled to be reinstated on January 1, 2009.


"Adjusted net capital gain" means net capital gain determined without taking qualified dividend income into account:

     o    reduced (but not below zero) by:

          o any amount of qualified dividend income taken into acc3ount as investment income;

          o net capital gain that is taxed a maximum rate of 28% (such as gain on the sale of most collectibles and gain on the sale of qualified small business stock); and

          o net capital gain that is taxed at a maximum rate of 25% (gain attributable to real estate depreciation); and

     o    increased by the amount of qualified dividend income.

"Net capital gain" means the excess of net long-term gain (the excess of long-term gains over long-term losses) over net short-term loss (the excess of short-term gains over short-term losses). The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000, which is reduced to $1,500 for married persons filing separate returns, or the excess of capital losses over capital gains.

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Gains from sales of the partnerships' natural gas and oil properties held for more than 12 months will be treated as long-term capital gains, while a net loss will be an ordinary deduction. However, if a natural gas or oil property owned by your partnership is sold, gain will be treated as ordinary income to the extent of the lesser of:


          o the amounts which were deducted as intangible drilling costs rather than added to the basis of the property, plus deductions for depletion which reduced the adjusted basis of the property; or

          o    the excess of:

               o the amount realized, in the case of a sale, exchange or involuntary conversion; or

               o    the fair market value of the interest, in all other cases;

               minus the property's adjusted basis.


In addition, all equipment depreciation deductions, and any losses on previous sales of a partnership's assets which have not yet been used for the purpose of treating a portion or all of gains on previous sales of the partnership's properties for the partnership's five most recent taxable years as ordinary income will be treated as ordinary income to the extent of any gain on the sale or other taxable disposition of the property. (See "- Depreciation and Cost Recovery Deductions," above.) Other gains and losses on sales of natural gas and oil properties held by a partnership for less than 12 months, if any, will result in ordinary gains or losses.

DISPOSITION OF UNITS
The sale or exchange, including a purchase by the managing general partner, of all or some of your units, if held by you as a capital asset for more than 12 months, will result in your recognition of long-term capital gain or loss, except for your share of the partnership's "ss.751 assets" (i.e. inventory items and unrealized receivables). "Unrealized receivables" includes any right to payment for goods delivered, or to be delivered, to the extent the proceeds would be treated as amounts received from the sale or exchange of non-capital assets, services rendered or to be rendered, to the extent not previously includable in income under your partnership's accounting methods, and your previous deduction for depreciation, depletion and intangible drilling costs. "Inventory items" includes property properly includable in inventory and property held primarily for sale to customers in the ordinary course of business and any other property that would produce ordinary income if sold, including accounts receivable for goods and services. These tax items are sometimes referred to in this discussion as "ss.751 assets." All of these tax items may be recaptured as ordinary income rather than capital gain regardless of how long you have owned your units. (See "- Sale of the Properties," above.)

If your units are held for 12 months or less, your gain or loss will be short-term gain or loss. Also, your pro rata share of your partnership's liabilities, if any, as of the date of the sale or exchange, must be included in the amount realized by you. Therefore, the gain recognized by you may result in a tax liability to you greater than the cash proceeds, if any, received by you from the disposition of your units. In addition to gain from a passive activity, a portion of any gain recognized by a limited partner on the sale or other taxable disposition of his units will be characterized as portfolio income under the passive activity loss rules to the extent the gain is attributable to portfolio income, e.g. interest income on investments of working capital. (See "- Limitations on Passive Activity Losses and Credits," above.)


A gift of your units may result in federal and/or state income tax and gift tax liability to you. Also, interests in different partnerships do not qualify for tax-free like-kind exchanges. Other types of dispositions of your units may or may not result in recognition of taxable gain. However, no gain should be recognized by an investor general partner on the conversion of his investor general partner units to limited partner units so long as there is no change in his share of his partnership's liabilities or ss.751 assets as a result of the conversion. In addition, if you sell or exchange all or some of your units you are required by the Code to notify your partnership within 30 days or by January 15 of the following year, if earlier. The partnership will then report to the IRS any information required by the IRS to be reported regarding the transfer of the units, including your share of your partnership's ss.751 assets which are subject to recapture as ordinary income as discussed above.

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If you die, or sell or exchange all of your units, the taxable year of your partnership will close with respect to you, but not the remaining investors, on the date of death, sale or exchange, and there will be a proration of partnership items for the partnership's taxable year. If you sell less than all of your units, the partnership's taxable year will not terminate with respect to you, but your proportionate share of the partnership's items of income, gain, loss, deduction and credit will be determined by taking into account your varying interests in the partnership during the taxable year.

You are urged to seek advice based on your particular circumstances from an independent tax advisor before any sale or other disposition of your units, including any purchase of your units by the managing general partner.

ALTERNATIVE MINIMUM TAX
With limited exceptions, you must pay an alternative minimum tax if it exceeds your regular federal income tax for the year. Alternative minimum taxable income is taxable income, plus or minus various adjustments, plus tax preference items. The principal adjustments and preference items which may apply to typical investors in a partnership are summarized below.

The tax rate for noncorporate taxpayers is 26% for the first $175,000, $87,500 for married individuals filing separately, of a taxpayer's alternative minimum taxable income in excess of the exemption amount; and additional alternative minimum taxable income is taxed at 28%. However, the regular tax rates on capital gains also will apply for purposes of the alternative minimum tax. (See "- Sale of the Properties," above.) Subject to the phase-out provisions summarized below, and as of the date of this prospectus, the exemption amounts for 2006 have been reduced from the exemption amounts for 2005 as follows:
$45,000 for married individuals filing jointly and surviving spouses ($58,000 in 2005), $33,750 for single persons other than surviving spouses ($40,250 in
2005), and $22,500 for married individuals filing separately ($29,000 in 2005). The exemption amount for estates and trusts is $22,500 in 2005 and subsequent years.

The exemption amounts in 2006 set forth above are reduced by 25% of alternative minimum taxable income in excess of:

     o $150,000, in the case of married individuals filing a joint return and surviving spouses, and the $45,000 amount phases out completely at $330,000 (the $58,000 exemption amount in 2005 completely phased out when alternative minimum taxable income was $382,000 or more);

     o $112,500, in the case of unmarried individuals other than surviving spouses, the $33,750 amount phases out completely at $247,500 (the $40,250 exemption amount in 2005 completely phased out when alternative minimum taxable income was $273,500 or more); and

     o $75,000, in the case of married individuals filing a separate return the $22,500 amount phases out completely at $165,000 (the $29,000 exemption amount in 2005 completely phased out when alternative minimum taxable income was $191,000 or more). In addition, in 2006 the alternative minimum taxable income of married individuals filing separately is increased by the lesser of $22,500 ($29,000 in 2005) or 25% of the excess of the person's alternative minimum taxable income (determined without regard to this provision) over $165,000 ($191,000 in 2005).

As of the date of this prospectus, the higher exemption amounts for 2005 had not been extended to 2006. Thus, you are urged to seek advice from an independent tax advisor to determine whether the exemption amounts for 2006 alternative minimum tax purposes have been increased after the date of this prospectus.


Some of the principal adjustments to taxable income that are used to determine alternative minimum taxable income include those summarized below:

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     o    Depreciation deductions of the costs of the equipment placed in service in the wells may not exceed deductions computed using the 150% declining balance method. These adjustments are discussed in greater detail below. (See "- Depreciation and Cost Recovery Deductions," above.)

     o    Miscellaneous itemized deductions are not allowed.

     o Medical expenses are deductible only to the extent they exceed 10% of adjusted gross income.

     o State and local property taxes and income taxes, which are itemized and deducted for regular tax purposes, are not deductible. (In 2005 you could elect, instead, to itemize state and local sales taxes for regular federal income tax purposes, but as of the date of this prospectus this election had not been extended to 2006, thus, you are urged to seek advice from an independent tax advisor to determine whether this election was subsequently extended to 2006).

     o    Interest deductions are restricted.

     o    The standard deduction and personal exemptions are not allowed.

     o    Only some types of operating losses are deductible.

     o    Passive activity losses are computed differently.

     o Earlier recognition of income from incentive stock options may be required.

The principal tax preference items that must be added to taxable income for alternative minimum tax purposes include:

     o    excess intangible drilling costs, as discussed below; and

     o tax-exempt interest earned on specified private activity bonds, less any deductions that would have been allowable if the interest were included in gross income for regular income tax purposes.

For taxpayers other than "integrated oil companies" as that term is defined in "- Intangible Drilling Costs," above, which does not include the partnerships, the 1992 National Energy Bill repealed:

     o    the preference for excess intangible drilling costs; and

     o    the excess percentage depletion preference for natural gas and oil.

The repeal of the excess intangible drilling costs preference, however, under current law may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling costs preference had not been repealed. Under the prior rules, the amount of intangible drilling costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from natural gas and oil properties. Net natural gas and oil income is determined for this purpose without subtracting excess intangible drilling costs. Excess intangible drilling costs is the regular intangible drilling costs deduction minus the amount that would have been deducted under 120-month straight-line amortization, or, at the taxpayer's election, under the cost depletion method. There is no preference item for costs of nonproductive wells.

Also, you may elect under ss.59(e) of the Code to capitalize all or part of your share of your partnership's intangible drilling costs and deduct the costs ratably over a 60-month period beginning with the month in which the costs were paid or incurred by the partnership. This election also applies for regular tax purposes and can be revoked only with the IRS' consent. Making this election, therefore, will include the following principal consequences to you:

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     o    your regular federal income tax deduction for intangible drilling costs in 2006 will be reduced because you must spread the deduction for the amount of intangible drilling costs which you elect to capitalize over the 60-month amortization period; and


     o the capitalized intangible drilling costs will not be treated as a preference that is included in your alternative minimum taxable income.


Other than intangible drilling costs as discussed above, and passive activity losses and credits in the case of limited partners, the principal tax item that may have an impact on your alternative minimum taxable income as a result of investing in a partnership is depreciation of the partnership's equipment expenses. (See "- Limitations on Passive Activity Losses and Credits," above.) As noted in "- Depreciation and Cost Recovery Deductions," above, each partnership's cost recovery deductions for regular income tax purposes will be computed differently than for alternative minimum tax purposes. Consequently, in the early years of the cost recovery period of your partnership's equipment, but not in the later years, your depreciation deductions from the partnership will be smaller for alternative minimum tax purposes than your depreciation deductions for regular income tax purposes on the same equipment. This could cause you to incur, or may increase, your alternative minimum tax liability in those taxable years. Conversely, this adjustment may decrease your alternative minimum taxable income in the later years of the cost recovery period. Also, under current law, your share of your partnership's marginal well production credits, if any, may not be used to reduce your alternative minimum tax liability, if any. Also, the rules relating to the alternative minimum tax for corporations are different from those for individuals which have been summarized above.


All prospective investors contemplating purchasing units in a partnership are urged to seek advice based on their particular circumstances from an independent tax advisor as to the likelihood of them incurring or increasing any alternative minimum tax liability as a result of an investment in a partnership.

LIMITATIONS ON DEDUCTION OF INVESTMENT INTEREST

Investment interest expense is deductible by a noncorporate taxpayer only to the extent of net investment income each year, with an indefinite carry forward of disallowed amounts. An investor general partner's share of any interest expense incurred by the partnership in which he invests before his investor general partner units are converted to limited partner units will be subject to the investment interest limitation. In addition, an investor general partner's share of the partnership's loss in 2006 as a result of the deduction for intangible drilling costs will reduce his net investment income and may reduce or eliminate the deductibility of his investment interest expenses, if any, in that taxable year, with the disallowed portion to be carried forward to the next taxable year. These rules, however, do not apply to a partnership's income or expenses taken into account in computing income or loss from a passive activity in the case of limited partners. (See "- Limitations on Passive Activity Losses and Credits," above.)


ALLOCATIONS
The partnership agreement allocates to you your share of your partnership's income, gains, losses, deductions, and credits, if any, including the deductions for intangible drilling costs and depreciation. Your capital account in the partnership in which you invest will be adjusted to reflect your share of these allocations, and your capital account, as adjusted, will be given effect in distributions made to you on liquidation of the partnership or your units. Your capital account in the partnership in which you invest will be:

     o increased by the amount of money you contribute to the partnership and allocations of partnership income and gain to you; and

     o decreased by the value of property or cash distributed to you by the partnership and allocations of partnership losses and deductions to you.

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Also, any marginal well production credits of a partnership will be allocated among the managing general partner and you and the other investors in the partnership in which you invest in accordance with each partner's respective interest in the partnership's production revenues from the sale of its natural gas and oil production. (See "Participation in Costs and Revenues" and "- Marginal Well Production Credits," above.)

It also should be noted that your share of items of income, gain, loss, deduction, and credit, if any, in the partnership in which you invest must be taken into account by you whether or not you receive any cash distributions from the partnership. For example, your share of partnership revenues applied by your partnership to the repayment of loans, if any, or the reserve for plugging wells, will be included in your gross income in a manner analogous to an actual distribution of the revenues (and income) to you. Thus, you may have tax liability on taxable income from your partnership for a particular year in excess of any cash distributions from the partnership to you with respect to that year. To the extent a partnership has cash available for distribution, however, it is the managing general partner's policy that partnership cash distributions to you and the other investors in that partnership will not be less than the managing general partner's estimate of the investors' income tax liability with respect to that partnership's income.

If any allocation under the partnership agreement is not recognized for federal income tax purposes, your share of the items subject to the allocation will be determined in accordance with your interest in the partnership in which you invest by considering all of the relevant facts and circumstances. To the extent deductions or credits allocated by the partnership agreement exceed deductions or credits which would be allowed under a reallocation of those tax items by the IRS, you may incur a greater tax burden.

PARTNERSHIP BORROWINGS
Under the partnership agreement, only the managing general partner and its affiliates may make loans to the partnerships. The use of partnership revenues taxable to you to repay borrowings by your partnership could create income tax liability for you in excess of your cash distributions from the partnership, since repayments of principal are not deductible for federal income tax purposes. In addition, interest on the loans will not be deductible unless the loans are bona fide loans that will not be treated by the IRS as capital contributions to the partnership by the managing general partner or its affiliates in light of all of the surrounding facts and circumstances.

PARTNERSHIP ORGANIZATION AND OFFERING COSTS
Expenses connected with the offer and sale of units in a partnership, such as the dealer-manager fee, sales commissions, and other selling expenses, professional fees, and printing costs, which are charged under the partnership agreement 100% to the managing general partner as organization and offering costs, are not deductible. Although expenses incident to the creation of a partnership may be amortized over a period of not less than 180 months, these expenses also will be paid by the managing general partner as part of each partnership's organization costs. Thus, any related deductions, which the managing general partner does not anticipate will be material in amount as compared to the total amount of subscription proceeds of each partnership, will be allocated to the managing general partner.


TAX ELECTIONS
Each partnership may elect to adjust the basis of its property on the transfer of a unit in the partnership by sale or exchange or on the death of an investor, and on the distribution of property (other than money) by the partnership to an investor (the ss.754 election). If the ss.754 election is made, transferees of the units are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for these purposes, on distributions to the investors, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for the assets. Any election, once made, may not be revoked without the consent of the IRS.

In this regard, due to the complexities and added expense of the tax accounting required to implement a ss.754 election to adjust the basis of a partnership's property when units are sold, taking into account the limitations on the sale of the partnership's units, the managing general partner anticipates that the partnerships will not make the ss.754 election, although they reserve the right to do so. Even if the partnerships do not make the ss.754 election, however, the basis adjustment described above is mandatory under the Code with respect to the transferee partner only, if at the time a unit is transferred by sale or exchange, or on the death of an investor, the partnership's adjusted basis in its property exceeds the fair market value of the property by more than $250,000 immediately after the transfer of the unit. Similarly, a basis adjustment is mandatory under the Code if a partnership distributes property in-kind to a partner and the sum of the partner's loss on the distribution and the basis increase to the distributed property is more than $250,000. In this regard, a partnership will not distribute its assets in-kind to its investors, except to a liquidating trust or similar entity for the benefit of its investors, unless at the time of the distribution its investors have been offered the election of receiving in-kind property distributions, and you or any other investor in that partnership accepts the offer after being advised of the risks associated with direct ownership; or there are alternative arrangements in place which assure that you and the other investors in that partnership will not, at any time, be responsible for the operation or disposition of the partnership's properties.


If the basis of a partnership's assets must be adjusted as discussed above, the primary effect on the partnership, other than the federal income tax consequences discussed above, would be an increase in its administrative and accounting expenses to make the required basis adjustments to its properties and separately account for those adjustments after they are made. In this regard, the partnerships will not make in-kind property distributions to their respective investors except in the limited circumstances described above, and the units have no readily available market and are subject to substantial restrictions on their transfer. (See "Transferability of Units - Restrictions on Transfer Imposed by the Securities Laws, the Tax Laws and the Partnership Agreement.") These factors will tend to reduce the likelihood that a partnership will be required to make mandatory basis adjustments to its properties. In addition to the ss.754 election, each partnership may make various elections under the Code for federal tax reporting purposes which could result in the deductions of intangible drilling costs and depreciation, and the depletion allowance, being treated differently for tax purposes than for accounting purposes.

Also, under the Code "start-up expenditures" may be capitalized and amortized over a 180-month period. The term "start-up expenditure" for this purpose includes any amount:

     o    paid or incurred in connection with:

          o    investigating the creation of an active trade or business;

          o    creating an active trade or business, or

          o any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of that activity becoming an active trade or business; and

     o which would be allowed as a deduction if paid or incurred in connection with the expansion of an existing business.

If it is ultimately determined by the IRS or the courts that any of a partnership's expenses constituted start-up expenditures, that partnership's deductions for those expenses, including your share of those deductions if you are an investor in that partnership, would be amortized over the 180-month period.

TAX RETURNS AND IRS AUDITS
The tax treatment of most partnership items is determined at the partnership, rather than the partner level. Accordingly, the investors are required to treat partnership items of the partnership in which they invest on their individual federal income tax returns in a manner which is consistent with the treatment of the partnership items on the partnership's federal information income tax returns, unless they disclose to the IRS that their tax treatment of partnership items on their personal federal income tax returns is different from their partnership's tax treatment of those partnership items. In most cases, the IRS must conduct an administrative determination as to partnership items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an IRS administrative determination with respect to partnership items before filing suit for any credit or refund. Also, the period for assessing tax against you and the other investors because of a partnership item may be extended by agreement between the IRS and the managing general partner, which will serve as each partnership's representative ("Tax Matters Partner") in all administrative tax proceedings and tax litigation conducted at the partnership level.

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The Tax Matters Partner may enter into a settlement on behalf of, and binding on, any investor owning less than a 1% profits interest in a partnership if there are more than 100 partners in the partnership, unless that investor timely files a statement with the Secretary of the Treasury providing that the Tax Matters Partner does not have authority to enter into a settlement agreement on behalf of that investor. Based on its past experience, the managing general partner anticipates that there will be more than 100 investors in each partnership in which units are offered for sale. However, by executing the Subscription Agreement you also are executing the partnership agreement if your Subscription Agreement is accepted by the managing general partner. Under the partnership agreement, you and the other investors in that partnership agree that you will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the Tax Matters Partner does not have binding settlement authority. In addition, a partnership with at least 100 partners may elect to be governed under simplified tax reporting and audit rules as an "electing large partnership." However, most limitations affecting the calculation of the taxable income and tax credits of an electing large partnership are applied at the partnership level and not the partner level. Thus, the managing general partner does not anticipate that the partnerships will make this election, although they reserve the right to do so.

All expenses of any tax proceedings involving a partnership and the managing general partner acting as Tax Matters Partner, which might be substantial, will be paid for by the partnership and not by the managing general partner from its own funds. The managing general partner, however, is not obligated to contest any adjustments made by the IRS to a partnership's federal information income tax returns, even if the adjustment also would affect the individual federal income tax returns of its investors. The managing general partner will notify you and the other investors in your partnership of any IRS audits or other tax proceedings involving your partnership, and will provide you and the other investors any other information regarding the proceedings as may be required by the partnership agreement or law.

TAX RETURNS. Your individual income tax returns are your responsibility. Each partnership will provide its investors with the tax information applicable to their investment in the partnership necessary to prepare their tax returns.

PROFIT MOTIVE, IRS ANTI-ABUSE RULE AND JUDICIAL DOCTRINES LIMITATIONS ON DEDUCTIONS
Your ability to deduct your share of your partnership's deductions could be limited or lost if the partnership lacks the appropriate profit motive. The Code creates a presumption that an activity is engaged in for profit if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attributable to the activity. Thus, if your partnership fails to show a profit in at least three out of five consecutive years this presumption will not be available and the possibility that the IRS could successfully challenge the partnership deductions claimed by you would be substantially increased. The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear under the Treasury Regulations to be sufficient grounds for the denial of losses. Also, if a principal purpose of a partnership is to reduce substantially the partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized under Treasury Regulation ss.1.701-2 to remedy the abuse. Finally, under potentially relevant judicial doctrines including the step transaction, business purpose, economic substance, substance over form, and sham transaction doctrines, tax deductions and tax credits from a transaction, including each partnership's deduction for intangible drilling costs in 2006, will be disallowed if your partnership is found by the IRS or the courts, to have no economic substance apart from the tax benefits.

With respect to these issues, special counsel has given its opinions that the partnerships will possess the requisite profit motive, and the IRS anti-abuse rule in Treas. Reg. ss.1.701-2 and the potentially relevant judicial doctrines listed above will not have a material adverse effect on the tax consequences of an investment in a partnership by a typical investor as described in special counsel's opinions. These opinions are based in part on the results of the previous partnerships sponsored by the managing general partner as set forth in "Prior Activities" and the managing general partner's representations. These representations include that each partnership will be operated as described in this prospectus (see "Management" and "Proposed Activities") and the principal purpose of each partnership is to locate, produce and market natural gas and oil on a profitable basis to its investors, apart from tax benefits, as described in this prospectus. These representations are supported by the information concerning the partnerships' proposed drilling areas in "Proposed Activities," and the geological evaluations and other information for the specific prospects proposed to be drilled by Atlas America Public #15-2006(B) L.P. included in Appendix A to this prospectus, which represent a portion of the prospects to be drilled if that partnership's targeted maximum subscription proceeds of $125 million are received (which is not binding on the partnership) as described in "Terms of the Offering - Subscription to a Partnership." Also, the managing general partner has represented that Appendix A in this prospectus will be supplemented or amended to cover a portion of the specific prospects proposed to be drilled by Atlas America Public #15-2006(C) L.P. if units in that partnership are offered to prospective investors.


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FEDERAL INTEREST AND TAX PENALTIES
Taxpayers must pay tax and interest on underpayments of federal income taxes and the Code contains various penalties, including penalties for negligence and substantial valuation misstatements with respect to their individual federal income tax returns. In addition, there is a penalty equal to 20% of the amount of a substantial understatement of federal income tax liability. An understatement occurs if the correct income tax, as finally determined by the IRS or the courts, exceeds the income tax liability actually shown on the taxpayer's federal income tax return. An understatement on a non-corporate taxpayer's federal income tax return is substantial if it exceeds the greater of 10% of the correct tax, or $5,000. A non-corporate taxpayer may avoid this penalty if the understatement was not attributable to a "tax shelter," and there is or was substantial authority for the taxpayer's tax treatment of the item that caused the understatement, or if the relevant facts were adequately disclosed on the taxpayer's individual federal income tax return or a statement attached to the return and the taxpayer had a "reasonable basis" for the tax treatment of that item. In the case of an understatement that is attributable to a "tax shelter," however, which may include each of the partnerships for this purpose, the penalty may be avoided by a non-corporate taxpayer only if there was reasonable cause for the underpayment and the taxpayer acted in good faith, or there is or was substantial authority for the taxpayer's treatment of the item that caused the understatement, and the taxpayer reasonably believed that his or her treatment of the item on his individual federal income tax return was more likely than not the proper treatment.

For purposes of this penalty, the term "tax shelter" includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. Because the IRS has not explained what a "significant" purpose of avoiding or evading federal income taxes means, special counsel cannot give an opinion as to whether the partnerships are "tax shelters" as defined by the Code for purposes of this penalty.

In addition, there is a 20% penalty for reportable transaction understatements of federal income taxes on a taxpayer's individual federal income tax return for any tax year. However, if the disclosure rules for reportable transactions under the Code and the Regulations are not met by the taxpayer, this penalty is increased from 20% to 30%, and a "reasonable cause" exception to the penalty which is set forth in ss.6664(d) of the Code will not be available to the taxpayer. Under Treasury Regulation ss.1.6011-4, a taxpayer who participates in a reportable transaction in any taxable year must attach to his individual federal income tax return IRS Form 8886 "Reportable Transaction Disclosure Statement," and file it with the IRS as directed in the Regulation, in order to comply with the disclosure rules.

A tax item is subject to the reportable transaction rules if the tax item is attributable to:


     o any listed transaction, which is a transaction that is the same as, or substantially similar to, a transaction that the IRS has publicly pronounced to be a tax avoidance transaction; or

     o any of four additional types of reportable transactions, if a significant purpose of the transaction is federal income tax avoidance or evasion.


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A "loss transaction" is one type of reportable transaction, but only if a
"significant" purpose of the transaction is federal income tax avoidance or evasion. As set forth above, special counsel cannot give an opinion with respect to whether or not each partnership has a "significant" purpose of avoiding or evading federal income taxes, because the IRS has not explained what that phrase means for purposes of this penalty. Under the Treasury Regulations, there is a loss transaction if a partnership or any of its noncorporate partners claims a loss under ss.165 of the Code of at least $2 million, in the aggregate, in any taxable year of the partnership, or at least $4 million, in the aggregate, over the partnership's first six years. In this regard, however, special counsel has given its opinion that the partnerships are not, and should not be in the future, reportable transactions under the Code, based in part on the managing general partner's representation that each partnership's total abandonment losses under ss.165 of the Code, such as losses for the abandonment by a partnership of:

o        wells drilled which are nonproductive (i.e. a "dry hole"); and


     o productive wells which have been operated until their commercial natural gas and oil reserves have been depleted;


will be less than $2 million, in the aggregate, in any taxable year of each partnership and less than $4 million, in the aggregate, during each partnership's first six taxable years.

STATE AND LOCAL TAXES
Each partnership will operate in states and localities which may impose a tax on it, or on you and the partnership's other investors, based on the partnership's assets or its income. Each partnership also may be subject to state income tax withholding requirements on its income whether or not the revenues that created the income are distributed to its investors. Deductions and credits, including federal marginal well production credits, if any, which may be available to you for federal income tax purposes, may not be available to you for state or local income tax purposes. If you reside in a state or locality that imposes income taxes on its residents, you likely will be required under those income tax laws to include your share of your partnership's net income or net loss in determining your reportable income for state or local tax purposes in the jurisdiction in which you reside. To the extent that you pay tax to another state because of partnership operations within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Also, due to a partnership's operations in a state or local jurisdiction, state or local estate or inheritance taxes may be payable on the death of an investor in addition to taxes imposed by his own domicile.

Each partnership's units may be sold in all 50 states and the District of Columbia and it is not practical for special counsel to evaluate the many different state and local tax laws that may affect one or more of a partnership's investors with respect to their investment in the partnership. You are urged to seek advice based on your particular circumstances from an independent tax advisor to determine the effect state and local taxes, including gift and death taxes as well as income taxes, may have on you in connection with an investment in a partnership.

SEVERANCE AND AD VALOREM (REAL ESTATE) TAXES
Each partnership may incur various ad valorem or severance taxes imposed by state or local taxing authorities on its natural gas and oil wells and/or natural gas and oil production from the wells. These taxes will reduce the amount of each partnership's cash available for distribution to you and its other investors.


SOCIAL SECURITY BENEFITS AND SELF-EMPLOYMENT TAX
A limited partner's share of income or loss from a partnership is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by limited partners and if any limited partners are currently receiving Social Security benefits, their shares of partnership taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings."

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An investor general partner's share of income or loss from a partnership will constitute "net earnings from self-employment" for these purposes. The ceiling for social security tax of 12.4% in 2006 is $94,200. There is no ceiling for medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.


FARMOUTS
Under a farmout by a partnership, if a property interest, other than an interest in the drilling unit assigned to the partnership well in question, is earned by the farmee (anyone other than the partnership) from the farmor (the partnership) as a result of the farmee drilling or completing the well, then the farmee must recognize income equal to the fair market value of the outside interest earned, and the farmor must recognize gain or loss on a deemed sale equal to the difference between the fair market value of the outside interest and the farmor's tax basis in the outside interest. Neither the farmor nor the farmee would have received any cash to pay the tax. The managing general partner has represented that it will attempt to eliminate or reduce any gain to a partnership from a farmout, if any. However, if the IRS claims that a farmout by a partnership results in taxable income to the partnership and its position is ultimately sustained, you and the other investors in that partnership would be required to include your share of the resulting taxable income on your individual income tax returns, even though the partnership and you and the other investors in that partnership received no cash from the farmout.

FOREIGN PARTNERS
Each partnership will be required to withhold and pay income tax to the IRS at the highest rate under the Code applicable to partnership income allocable to its foreign investors, even if no cash distributions are made to them. In the event of overwithholding, a foreign investor must seek a refund on his individual United States federal income tax return. For withholding purposes, a foreign investor means an investor who is not a United States person and includes a nonresident alien individual, a foreign corporation, a foreign partnership, and a foreign trust or estate, unless the investor has certified to his partnership the investor's status as a U.S. person on Form W-9 or any other form permitted by the IRS for that purpose.

Foreign investors are urged to seek advice based on their particular circumstances from an independent tax advisor regarding the applicability of these rules and the other tax consequences of an investment in a partnership to them.

ESTATE AND GIFT TAXATION

There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion amount is $12,000 per donee in 2006, which will be adjusted in subsequent years for inflation. Under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Tax Act"), the maximum estate and gift tax rate of 46% in 2006 will be reduced to 45% from 2007 through 2009. Estates of $2.0 million or less in 2006, which increases to estates of $3.5 million or less in 2009, are not subject to federal estate tax to the extent those exemption amounts (i.e., unified credit amounts) were not previously used by the decedent to reduce gift taxes on any lifetime gifts in excess of the applicable annual exclusion amount for gifts. Under the 2001 Tax Act, the federal estate tax will be repealed in 2010, and the maximum gift tax rate in 2010 will be 35%. In 2011, however, the federal estate and gift taxes are scheduled to be reinstated under the rules in effect before the 2001 Tax Act was enacted.


CHANGES IN THE LAW
Your tax benefits from an investment in a partnership may be affected by changes in the tax laws. For example, in 2003 the top four federal income tax brackets for individuals were reduced through December 31, 2010, including reducing the top bracket to 35% from 38.6%. The lower federal income tax rates will reduce to some degree the amount of taxes you can save by virtue of your share of your partnership's deductions for intangible drilling costs, depletion and depreciation, and marginal well production credits, if any. On the other hand, the lower federal income tax rates also will reduce the amount of federal income tax liability incurred by you on your share of your partnership's net income. However, the federal income tax brackets discussed above could be changed again, even before 2011, and other changes in the tax laws could be made which would affect your tax benefits from an investment in a partnership.

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You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the impact of recent federal tax legislation on an investment in a partnership and the status of federal and state legislative, regulatory or administrative tax developments and tax proposals and their potential effect on the tax consequences to you of an investment in a partnership.

                        SUMMARY OF PARTNERSHIP AGREEMENT

The rights and obligations of the managing general partner and you and the other investors are governed by the form of partnership agreement, a copy of which attached as Exhibit (A) to this prospectus. You are urged to thoroughly review the partnership agreement before you decide to invest in a partnership. The following is a summary of the material provisions in the partnership agreement that are not covered elsewhere in this prospectus. Thus, this prospectus summarizes all of the material provisions of the partnership agreement.

LIABILITY OF LIMITED PARTNERS
Each partnership will be governed by the Delaware Revised Uniform Limited Partnership Act. If you invest as a limited partner, then generally you will not be liable to third-parties for the obligations of your partnership unless you:

     o    also invest as an investor general partner;

     o take part in the control of the partnership's business in addition to the exercise of your rights and powers as a limited partner; or

     o fail to make a required capital contribution to the extent of the required capital contribution.

In addition, you may be required to return any distribution you receive if you knew at the time the distribution was made that it was improper because it rendered the partnership insolvent.

AMENDMENTS
Amendments to the partnership agreement of a partnership may be proposed in writing by:

     o the managing general partner and adopted with the consent of investors whose units equal a majority of the total units in the partnership; or

     o investors whose units equal 10% or more of the total units in the partnership and adopted by an affirmative vote of investors whose units equal a majority of the total units in the partnership.

The partnership agreement of each partnership may also be amended by the managing general partner without the consent of the investors for certain limited purposes. However, an amendment that materially and adversely affects the investors can only be made with the consent of the affected investors.

NOTICE
The following provisions apply regarding notices:

     o when the managing general partner gives you and other investors notice it begins to run from the date of mailing the notice and is binding even if it is not received;

     o the notice periods are frequently quite short, a minimum of 22 calendar days, and apply to matters that may seriously affect your rights; and

     o if you fail to respond in the specified time to the managing general partner's second request for approval of or concurrence in a proposed action, then you will conclusively be deemed to have approved the action unless the partnership agreement expressly requires your affirmative approval.

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VOTING RIGHTS
Other than as set forth below, you generally will not be entitled to vote on any partnership matters at any partnership meeting. However, at any time investors whose units equal 10% or more of the total units in a partnership may call a meeting to vote, or vote without a meeting, on the matters set forth below without the concurrence of the managing general partner. On the matters being voted on you are entitled to one vote per unit or if you own a fractional unit that fraction of one vote equal to the fractional interest in the unit. Investors whose units equal a majority of the total units in a partnership may vote to:

     o    dissolve the partnership;

     o remove the managing general partner and elect a new managing general partner;

     o elect a new managing general partner if the managing general partner elects to withdraw from the partnership;

     o    remove the operator and elect a new operator;

     o approve or disapprove the sale of all or substantially all of the partnership assets;

     o cancel any contract for services with the managing general partner, the operator, or their affiliates without penalty on 60 days notice; and

     o amend the partnership agreement; provided however, any amendment may not:

          o without the approval of you or the managing general partner increase the duties or liabilities of you or the managing general partner or increase or decrease the profits or losses or required capital contribution of you or the managing general partner; or

          o without the unanimous approval of all investors in the partnership affect the classification of partnership income and loss for federal income tax purposes.

The managing general partner, its officers, directors, and affiliates may also subscribe for units in each partnership on a discounted basis, and they may vote on all matters other than:

     o the issues set forth above concerning removing the managing general partner and operator; and

     o any transaction between the managing general partner or its affiliates and the partnership.

Any units owned by the managing general partner and its affiliates will not be included in determining the requisite number of units necessary to approve any partnership matter on which the managing general partner and its affiliates may not vote or consent.

ACCESS TO RECORDS
You will have access to all records of your partnership at any reasonable time on adequate notice. However, logs, well reports, and other drilling and operating data may be kept confidential for reasonable periods of time. Your ability to obtain the list of investors is subject to additional requirements set forth in the partnership agreement.

WITHDRAWAL OF MANAGING GENERAL PARTNER
After 10 years the managing general partner may voluntarily withdraw as managing general partner of a partnership for any reason by giving 120 days' written notice to you and the other investors in the partnership. Although the withdrawing managing general partner is not required to provide a substitute managing general partner, a new managing general partner may be substituted by the affirmative vote of investors whose units equal a majority of the total units in the partnership. If the investors, however, choose not to continue the partnership and do not select a substitute managing general partner, then the partnership would terminate and dissolve which could result in adverse tax and other consequences to you.


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Also, the managing general partner may assign its general partner interest in each partnership to its affiliates, and it may withdraw a property interest in the form of a working interest in the partnership's wells equal to or less than its revenue interest if the withdrawal is:

     o    to satisfy the bona fide request of its creditors; or

     o approved by investors in the partnership whose units equal a majority of the total units.

(See "Management - Managing General Partner and Operator" and "Conflicts of Interest - Conflicts Regarding the Managing General Partner Withdrawing or Assigning an Interest."


RETURN OF SUBSCRIPTION PROCEEDS IF FUNDS ARE NOT INVESTED IN TWELVE MONTHS Although the managing general partner anticipates that each partnership will spend all of its subscription proceeds soon after the offering of the partnership closes, each partnership will have 12 months in which to use or commit funds to drilling activities. If within the 12-month period the partnership has not used or committed for use all the subscription proceeds, then the managing general partner will distribute the remaining subscription proceeds to you and the other investors in the partnership in accordance with your subscription proceeds as a return of capital.

                   SUMMARY OF DRILLING AND OPERATING AGREEMENT

The managing general partner will serve as the operator under the drilling and operating agreement, Exhibit (II) to the partnership agreement. The operator may be replaced at any time on 60 days' advance written notice by the managing general partner acting on behalf of a partnership on the affirmative vote of investors whose units equal a majority of the total units in the partnership. You are urged to thoroughly review the drilling and operating agreement before you decide whether to invest in a partnership. The following is a summary of the material provisions in the drilling and operating agreement that are not covered elsewhere in this prospectus. Thus, this prospectus summarizes all of the material provisions of the drilling and operating agreement.

The drilling and operating agreement includes a number of material provisions, including, without limitation, those set forth below.

     o    The operator's right to resign after five years.

     o The operator's right beginning one year after a partnership well begins producing to retain $200 per month to cover future plugging and abandonment costs of the well.

     o The grant of a first lien and security interest in the wells and related production to secure payment of amounts due to the operator by a partnership.

     o    The prescribed insurance coverage to be maintained by the operator.

     o Limitations on the operator's authority to incur extraordinary costs with respect to producing wells in excess of $5,000 per well.

     o Restrictions on the partnership's ability to transfer its interest in fewer than all wells unless the transfer is of an equal undivided interest in all wells.

     o The limitation of the operator's liability to a partnership except for the operator's:

          o    violations of law;

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          o    negligence or misconduct by it, its employees, agents or
               subcontractors; or

          o    breach of the drilling and operating agreement.

     o The excuse for nonperformance by the operator due to force majeure which generally means acts of God, catastrophes and other causes which preclude the operator's performance and are beyond its control.

                              REPORTS TO INVESTORS

Under the partnership agreement for each partnership you and certain state securities commissions will be provided the reports and information set forth below for your partnership, which your partnership will pay as a direct cost.

     o Beginning with the calendar year in which your partnership closes, you will be provided an annual report within 120 days after the close of the calendar year, and beginning with the following calendar year, a report within 75 days after the end of the first six months of its calendar year, containing at least the following information.

          o Audited financial statements of the partnership prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation for information furnished for income tax purposes. Independent certified public accountants will audit the financial statements to be included in the annual report, but semiannual reports will not be audited.


          o A summary of the total fees and compensation paid by the partnership to the managing general partner, the operator, and their affiliates, including the percentage that the annual nonaccountable, fixed payment reimbursement for administrative costs bears to annual partnership revenues. In this regard, the independent certified public accountant will provide written attestation annually, which will be included in the annual report, that the method used to make allocations was consistent with the method described in ss.4.04(a)(2)(c) of the partnership agreement and that the total amount of costs allocated did not materially exceed the amounts actually incurred by the managing general partner.


               If the managing general partner subsequently decides to allocate expenses in a manner different from that described in ss.4.04(a)(2)(c) of the partnership agreement, then the change must be reported to you and the other investors with an explanation of the reason for the change and the basis used for determining the reasonableness of the new allocation method.

          o A description of each prospect owned by the partnership, including the cost, location, number of acres, and the interest.

          o A list of the wells drilled or abandoned by the partnership indicating:

               o    whether each of the wells has or has not been completed; and

               o    a statement of the cost of each well completed or abandoned.

          o    A description of all farmouts, farmins, and joint ventures.

          o    A schedule reflecting:

               o    the total partnership costs;

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               o    the costs paid by the managing general partner and the costs paid by the investors;

               o    the total partnership revenues; and

               o the revenues received or credited to the managing general partner and the revenues received or credited to you and the other investors.

     o On request the managing general partner will provide you the information specified by Form 10-Q (if that report is required to be filed with the SEC) within 45 days after the close of each quarterly fiscal period. Also, this information is available at the SEC website www.sec.gov.

     o By March 15 of each year you will receive the information that is required for you to file your federal and state income tax returns.

     o Beginning with the second calendar year after your partnership closes, and every year thereafter, you will receive a computation of the partnership's total natural gas and oil proved reserves and its dollar value. The reserve computations will be based on engineering reports prepared by the managing general partner and reviewed by an independent expert.

                               PRESENTMENT FEATURE


Beginning with the fifth calendar year after your partnership closes, you and the other investors in your partnership may present your units to the managing general partner to purchase your units. However, you are not required to offer your units to the managing general partner, and you may receive a greater return if you retain your units. The managing general partner will not purchase less than one unit unless the fractional unit represents your entire interest.


The managing general partner has no obligation or intention to establish a reserve to satisfy the presentment obligation and it may immediately suspend the presentment obligation by notice to you if it determines, in its sole discretion, that it:

     o    does not have the necessary cash flow; or

     o    cannot borrow funds for this purpose on terms it deems reasonable.

If fewer than all units presented at any time are to be purchased by the managing general partner, then the units to be purchased will be selected by lot.

The managing general partner's obligation to purchase the units presented may be discharged for its benefit by a third-party or an affiliate. If you sell your unit it will be transferred to the party who pays for it, and you will be required to deliver an executed assignment of your unit along with any other documents that the managing general partner requests. Your presentment is subject to the following conditions:

     o the managing general partner will not purchase more than 5% of the units in a partnership in any calendar year;

     o the presentment must be within 120 days of the partnership reserve report discussed below;

     o in accordance with Treas. Reg. ss.1.7704-1(f) the purchase may not be made by the managing general partner until at least 60 calendar days after you notify the partnership in writing of your intent to present your unit; and

     o the purchase will not be considered effective until the presentment price has been paid to you in cash.

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The amount attributable to a partnership's natural gas and oil reserves will be determined based on the last reserve report prepared by the managing general partner and reviewed by an independent expert. Beginning with the second calendar year after your partnership closes and every year thereafter, the managing general partner will estimate the present worth of future net revenues attributable to your partnership's interest in proved reserves. In making this estimate, the managing general partner will use:

     o    a 10% discount rate;

     o    a constant oil price; and

     o base natural gas prices on the existing natural gas contracts at the time of the presentment.

Your presentment price will be based on your share of your partnership's net assets and liabilities as described below, based on the ratio that your number of units bears to the total number of units in your partnership. The presentment price will include the sum of the following partnership items:

     o an amount based on 70% of the present worth of future net revenues from the proved reserves determined as described above;

     o    cash on hand;

     o prepaid expenses and accounts receivable, less a reasonable amount for doubtful accounts; and

     o the estimated market value of all assets not separately specified above, determined in accordance with standard industry valuation procedures.

There will be deducted from the foregoing sum the following items:

     o an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

     o any distributions made to you between the date of the request and the actual payment. However, if any cash distributed, after the presentment request, was derived from the sale of oil, natural gas, or a producing property, for purposes of determining the reduction of the presentment price the distributions will be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the partnership's proved reserves.

The amount may be further adjusted by the managing general partner for estimated changes from the date of the reserve report to the date of payment of the presentment price to you because of the following:

     o the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of leases, and similar matters occurring before the presentment request; and

     o any of the following occurring before payment of the presentment price to you;

          o    changes in well performance;

          o increases or decreases in the market price of oil, natural gas, or other minerals;

          o revision of regulations relating to the importing of hydrocarbons; and

          o changes in income, ad valorem, and other tax laws such as material variations in the provisions for depletion; and

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          o    similar matters.


As of January 13, 2006, approximately 200 units have been presented to the managing general partner for purchase in its previous 51 limited partnerships.


                            TRANSFERABILITY OF UNITS

RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES LAWS, THE TAX LAWS AND THE PARTNERSHIP AGREEMENT
Your ability to sell or otherwise transfer your units in your partnership is restricted by the securities laws, the tax laws, and the partnership agreement as described below. Also, the transfer may create negative tax consequences to you as described in "Federal Income Tax Consequences - Disposition of Units."

First, under the tax laws you will not be able to sell, assign, exchange, or transfer your unit if it would, in the opinion of counsel for the partnership, result in the following:

          o    the termination of your partnership for tax purposes; or

          o your partnership being treated as a "publicly traded" partnership for tax purposes.

Second, under the partnership agreement transfers are subject to the following limitations:

          o except as provided by operation of law, the partnership will recognize the transfer of only one or more whole units unless you own less than a whole unit, in which case your entire fractional interest must be transferred;

          o the costs and expenses associated with the transfer must be paid by the person transferring the unit;

          o the form of transfer must be in a form satisfactory to the managing general partner; and

          o the terms of the transfer must not contravene those of the partnership agreement.


Your transfer of a unit will not relieve you of your responsibility for any obligations related to the units under the partnership agreement, grant rights under the partnership agreement as among your transferees to more than one party unanimously designated by the transferees to the managing general partner, nor require an accounting by the managing general partner. Any transfer when the assignee of the unit does not become a substituted partner as described below in "- Conditions to Becoming a Substitute Partner," will be effective as of midnight of the last day of the calendar month in which it is made or, at the managing general partner's election, 7:00 A.M. of the following day. Also, you will not be able to sell, assign, pledge, hypothecate, or transfer your unit if the managing general partner requires, in its sole discretion, that you must provide an opinion of counsel acceptable to the managing general partner that the registration and qualification under any applicable federal or state securities laws are not required.


CONDITIONS TO BECOMING A SUBSTITUTE PARTNER
An assignee of a unit will not be entitled to any of the rights granted to a partner under the partnership agreement, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled, unless the assignee becomes a substituted partner in accordance with the provisions set forth below. The conditions to become a substitute partner are as follows:

          o    the assignor gives the assignee the right;

          o the assignee pays all costs and expenses incurred in connection with the substitution; and

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


          o the assignee executes and delivers, in a form acceptable to the managing general partner, the instruments necessary to establish that a legal transfer has taken place and to confirm his agreement to be bound by all terms and provisions of the partnership agreement.


A substitute partner is entitled to all of the rights of full ownership of the assigned units, including the right to vote. Each partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners.

                              PLAN OF DISTRIBUTION

COMMISSIONS
The units in each partnership will be offered on a "best efforts" basis by Anthem Securities, which is an affiliate of the managing general partner, acting as dealer-manager and by other selected registered broker/dealers which are members of the NASD acting as selling agents. Anthem Securities was formed for the purpose of serving as dealer-manager of partnerships sponsored by the managing general partner and became an NASD member firm in April, 1997.


The dealer-manager will manage and oversee the offering of the units as described above. Best efforts generally means that the dealer-manager and selling agents will not guarantee that a certain number of units will be sold. Units may also be sold by the officers and directors of the managing general partner in those states where they are licensed or exempt from licensing. Messrs. Kotek, Hollander and Atkinson and Ms. Bleichmar and Ms. Black, who are associated with Anthem Securities, will not make any offers or sales under the SEC safe harbor from broker/dealer registration provided by SEC Rule 3a4-1 under the Securities Exchange Act of 1934 (the "Act"), although they may do so as associated persons of Anthem Securities. Also, all offers and sales of units by the managing general partner's remaining officers and directors will be made under the SEC safe harbor from broker/dealer registration provided by Rule 3a4-1. In this regard, none of the remaining officers and directors of the managing general partner:


          o is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

          o is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

          o is at the time of his participation an associated person of a broker or dealer.

Also, each of the remaining officers and directors:

          o performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the managing general partner otherwise than in connection with transactions in securities;

          o was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

          o will not participate in selling an offering of securities for any issuer more than once every 12 months, with the understanding that for securities issued pursuant to Rule 415 under Securities Act of 1933, the 12 month period begins with the last sale of any security included within one Rule 415 registration.

Subject to the exceptions described below, the dealer-manager will receive on each unit sold:

          o    a 2.5% dealer-manager fee;

          o    a 7% sales commission;

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

          o an up to .5% reimbursement of the selling agent's bona fide due diligence expenses; and

          o a .5% accountable reimbursement for permissible non-cash compensation. Under Rule 2810 of the NASD Conduct Rules, non-cash compensation means any form of compensation received in connection with the sale of the units that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging. Permissible non-cash compensation includes the following:

               o an accountable reimbursement for training and education meetings for associated persons of the selling agents;

               o gifts that do not exceed $100 per year and are not preconditioned on achievement of a sales target;

               o an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and

               o contributions to a non-cash compensation arrangement between a selling agent and its associated persons, provided that neither the managing general partner nor the dealer-manager directly or indirectly participates in the selling agent's organization of a permissible non-cash compensation arrangement.

All of the reimbursement of the selling agents' bona fide due diligence expenses and generally all of the 7% sales commission will be reallowed to the selling agents. With respect to the up to .5% reimbursement of a selling agent's bona fide due diligence expenses, any bill presented by a selling agent to the dealer-manager for reimbursement of costs associated with its due diligence activities must be for actual costs, including overhead, incurred by the selling agent and may not include a profit margin. It is the responsibility of the managing general partner and the dealer-manager to ensure compliance with the above guideline. Although the dealer-manager is not required to obtain an itemized expense statement before paying out due diligence expenses, any bill for due diligence submitted by the selling agent to the dealer-manager must be based on the selling agent's actual expenses incurred in conducting due diligence. If the dealer-manager receives a non-itemized bill for due diligence that it has reason to question, then it has the obligation to ensure compliance by requesting an itemized statement to support the bill submitted by the selling agent. If the due diligence bill cannot be justified, any excess over actual due diligence expenses that is paid is considered by the NASD to be undisclosed underwriting compensation and is required to be included within the 10% compensation guideline under NASD Conduct Rule 2810, and reflected on the books and records of the selling agent. However, if the selling agent provides the dealer-manager an itemized bill for actual due diligence expenses which is in excess of .5%, then the excess over .5% will not be included within the 10% compensation guideline, but instead will be included within the 4.5% organization and offering cost guideline under NASD Conduct Rule 2810.

The dealer-manager or managing general partner may make certain non-cash compensation arrangements with the selling agents and their registered representatives, which will be included in the accountable reimbursement for permissible non-cash compensation. The dealer-manager is responsible for ensuring that all permissible non-cash compensation arrangements comply with Rule 2810 of the NASD Conduct Rules. For example, payments or reimbursements by the dealer-manager or the managing general partner may be made in connection with meetings held by the dealer-manager or the managing general partner for the purpose of training or education of registered representatives of a selling agent only if the following conditions are met:

     o the registered representative obtains his selling agent's prior approval to attend the meeting and attendance by the registered representative is not conditioned by his selling agent on the achievement of a sales target;

     o the location of the training and education meeting is appropriate to the purpose of the meeting as defined in NASD Conduct Rule 2810;

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     o    the payment or reimbursement is not applied to the expenses of guests of the registered representative;

     o the payment or reimbursement by the dealer-manager or the managing general partner is not conditioned by the dealer-manager or the managing general partner on the achievement of a sales target; and

     o    the recordkeeping requirements are met.

The dealer-manager will retain any of the accountable reimbursement for permissible non-cash compensation not reallowed to the selling agents.


The managing general partner is also using the services of wholesalers who are employed by it or its affiliates and are registered through Anthem Securities. The wholesalers include four Regional Marketing Directors, Mr. Bruce Bundy, Mr. Robert Gourlay, Ms. Vicki Burbridge and Mr. Jim O'Mara. A portion of the 2.5% dealer-manager fee will be reallowed to the affiliated wholesalers for subscriptions obtained through their efforts, which includes expense reimbursements to them and a salary to Mr. O'Mara in connection with the offering. The dealer-manager will retain the remainder of the dealer-manager fee not reallowed to the wholesalers, which may be used for such items as legal fees associated with underwriting and salaries of dual employees of the dealer-manager and the managing general partner which are required to be included in underwriting compensation under NASD Conduct Rule 2810 as determined jointly by the managing general partner and the dealer-manager.


The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules and all compensation, including non-cash compensation, to broker/dealers and wholesalers, regardless of the source, will be limited to 10% of the gross proceeds of the offering plus the .5% reimbursement for bona fide due diligence expenses on each subscription. Also, the offering will be made in compliance with Rule 2810(b)(2)(C) of the NASD Conduct Rules and the broker/dealers and wholesalers will not execute a transaction for the purchase of units in a discretionary account without the prior written approval of the transaction by the customer. Finally, the offering will be conducted in compliance with SEC Rule 15c2-4.

Subject to the following, you and the other investors will pay $10,000 per unit and generally will share costs, revenues, and distributions in the partnership in which you invest in proportion to your respective number of units. However, the subscription price for certain investors will be reduced as set forth below:

     o the subscription price for the managing general partner, its officers, directors, and affiliates, and investors who buy units through the officers and directors of the managing general partner, will be reduced by an amount equal to the 2.5% dealer-manager fee, the 7% sales commission, the .5% reimbursement for bona fide due diligence expenses, and the .5% accountable reimbursement for permissible non-cash compensation, which will not be paid with respect to these sales; and

     o the subscription price for registered investment advisors and their clients, and selling agents and their registered representatives and principals, will be reduced by an amount equal to the 7% sales commission, which will not be paid with respect to these sales.

No more than 5% of the total units in each partnership may be sold with the discounts described above. These investors who pay a reduced price for their units generally will share in a partnership's costs, revenues, and distributions on the same basis as the other investors who pay $10,000 per unit as discussed in "Participation in Costs and Revenues - Allocation and Adjustments Among Investors." Although the managing general partner and its affiliates may buy up to 5% of the units, they do not currently anticipate buying any units. If they do buy units, then those units will not be applied towards the minimum subscription proceeds required for a partnership to begin operations.


To help assure an orderly market for the units, the managing general partner, the dealer-manager and the selling agents may use such methods as they deem appropriate to allocate units among interested investors if they anticipate that demand for units will exceed the available supply, provided that no changes to compensation may be made. These methods may include, but will not be limited to:

     o    allocations of units to selling agents;

     o priority acceptance of subscriptions from previous investors in partnerships sponsored by the managing general partner;

     o priority treatment for investors whose subscriptions were declined by earlier partnerships sponsored by the managing general partner because the number of units available was not sufficient to accommodate their subscriptions; or

     o    any other methods as may be approved by the managing general partner.


After the minimum subscriptions are received in a partnership and the checks have cleared the banking system, the dealer-manager fee and the sales commissions will be paid to the dealer-manager and selling agents approximately every two weeks until the offering closes.

INDEMNIFICATION

The dealer-manager is an underwriter as that term is defined in the 1933 Act and the sales commissions and dealer-manager fees will be deemed underwriting compensation. The managing general partner and the dealer-manager have agreed to indemnify each other, and it is anticipated that the dealer-manager and each selling agent will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

                                 SALES MATERIAL


In addition to the prospectus, the managing general partner intends to use the following sales material with the offering of the units:


     o    a flyer entitled "Atlas America Public #15-2005 Program";

     o    an article entitled "Tax Rewards with Oil and Gas Partnerships";

     o a brochure of tax scenarios entitled "How an Investment in Atlas America Public #15-2005 Program Can Help Achieve an Investor's Tax Objectives";

     o a booklet entitled "Outline of Tax Consequences of Oil and Gas Drilling Programs";

     o    a brochure entitled "Investment Insights - Tax Time";

     o    a brochure entitled "Frequently Asked Questions";

     o    a brochure entitled "The Drilling Process"; and

     o    possibly other supplementary materials.

The managing general partner has not authorized the use of other sales material and the offering of units is made only by means of this prospectus. The sales material is subject to the following considerations:

     o    it must be preceded or accompanied by this prospectus;

     o    it is not complete;


     o it does not contain any information which is inconsistent with this prospectus; and

     o it should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted to the state administrators before they are used and their use must either be preceded by or accompanied by a prospectus. Also, all advertisements of, and oral or written invitations to, "seminars" or other group meetings at which the units are to be described, offered, or sold will clearly indicate the following:

     o    that the purpose of the meeting is to offer the units for sale;

     o    the minimum purchase price of the units;

     o    the suitability standards to be employed; and

     o    the name of the person selling the units.

Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any other prospective investor to attend the meeting. All written or prepared audiovisual presentations, including scripts prepared in advance for oral presentations to be made at the meetings, must be submitted to the state administrators within a prescribed review period. These provisions, however, will not apply to meetings consisting only of the registered representatives of the selling agents.

You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.

                                 LEGAL OPINIONS


Kunzman & Bollinger, Inc., has issued its opinion to the managing general partner regarding the validity and due issuance of the units, including assessibility, and its opinion on the material and any significant federal tax consequences to individual typical investors in the partnerships. However, the factual statements in this prospectus are those of the partnerships or the managing general partner, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.


                                     EXPERTS


The financial statements included in this prospectus for the managing general partner as of and for the years ended September 30, 2005 and 2004 and the balance sheet for Atlas America Public #15-2006(B) L.P. have been audited by Grant Thornton LLP, as of the dates indicated in its reports which appear elsewhere in this prospectus. These financial statements have been included in this prospectus in reliance on the reports of Grant Thornton LLP on the authority of that firm as an expert in accounting and auditing.

The information concerning the estimated future net cash flows from proved reserves presented under "Prior Activities - Table 3 Investor Operating Results-Including Expenses" was reviewed by Wright & Company, Inc., Brentwood, Tennessee, independent petroleum consultants, which is not affiliated with the managing general partner or its affiliates, and included in this prospectus in reliance on Wright & Company, Inc. as an expert in petroleum consulting.

The geologic evaluations of United Energy Development Consultants, Inc., which is not affiliated with the managing general partner and its affiliates, appearing in this prospectus have been included in this prospectus on the authority of United Energy Development Consultants, Inc. as an expert with respect to the matters covered by the evaluations and in the giving of the evaluations.


                                   LITIGATION

The managing general partner knows of no litigation pending or threatened to which the managing general partner or the partnerships are subject or may be a party, which it believes would have a material adverse effect on the partnerships or their business, and no such proceedings are known to be contemplated by governmental authorities or other parties.

                  FINANCIAL INFORMATION CONCERNING THE MANAGING
            GENERAL PARTNER AND ATLAS AMERICA PUBLIC #15-2006(B) L.P.

Financial information concerning the managing general partner and the second partnership in the program, Atlas America Public #15-2006(B) L.P., is reflected in the following financial statements. With respect to the managing general partner's financial information, the managing general partner was changed from a corporation to a limited liability company in March, 2006, in connection with Atlas America's recent announcement that it intends to transfer to a newly-formed wholly-owned limited liability company or limited partnership subsidiary of Atlas America substantially all of its natural gas and oil exploration and production assets. (See "Management - Managing General Partner and Operator.")


The securities offered by this prospectus are not securities of, nor are you acquiring an interest in the managing general partner, its affiliates, or any other entity other than the partnership in which you purchase units.

                          INDEX TO FINANCIAL STATEMENTS

ATLAS AMERICA PUBLIC #15-2006(B) L.P. FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm dated February 3, 2006 (except for Note 9, as to which
     the date is April 7, 2006).......................................................................................      F-1
Balance Sheet as of February 3, 2006..................................................................................      F-2
Notes to Financial Statement dated February 3, 2006 (except for Note 9, as to which the date is April 7, 2006)........      F-3

ATLAS RESOURCES, INC. AND SUBSIDIARY AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm dated January 6, 2006 (except for Note 10, as to which
     the date is April 7, 2006).......................................................................................      F-9
Atlas Resources, Inc. and Subsidiary Consolidated Balance Sheets for the years ended September 30, 2005 and 2004......     F-10
Atlas Resources, Inc. and Subsidiary Consolidated Statements of Income for the years ended September 30, 2005
     and 2004.........................................................................................................     F-11
Atlas Resources, Inc. and Subsidiary Consolidated Statements of Changes in Stockholder's Equity for the years
     ended September 30, 2005 and 2004................................................................................     F-12
Atlas Resources, Inc. and Subsidiary Consolidated Statements of Cash Flows for the years ended September 30,
     2005 and 2004....................................................................................................     F-13
Atlas Resources, Inc. and Subsidiary Notes to Consolidated Financial Statements dated January 6, 2006 (except for
     Note 10, as to which the date is April 7, 2006)..................................................................     F-14


ATLAS RESOURCES, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) AS OF DECEMBER 31, 2005
     (EXCEPT FOR NOTE 7, AS TO WHICH THE DATE IS APRIL 7, 2006)
Atlas Resources, Inc. and Subsidiary Consolidated Balance Sheets (Unaudited) as of December 31, 2005
     and September 30, 2005...........................................................................................     F-29
Atlas Resources, Inc. and Subsidiary Consolidated Statements of Income for the three months ended December 31, 2005
     and 2004 (Unaudited).............................................................................................     F-31
Atlas Resources, Inc. and Subsidiary Consolidated Statements of Changes in Stockholder's Equity for the three
     months ended December 31, 2005 (Unaudited).......................................................................     F-32
Atlas Resources, Inc. and Subsidiary Consolidated Statements of Comprehensive Income for the three months ended
     December 31, 2005 and 2004 (Unaudited)...........................................................................     F-32
Atlas Resources, Inc. and Subsidiary Consolidated Statements of Cash Flows for the three months ended December 31,
     2005 and 2004 (Unaudited)........................................................................................     F-33
Atlas Resources, Inc. and Subsidiary Notes to Consolidated Financial Statements dated as of December 31, 2005 (except
     for Note 7, as to which the date is April 7, 2006) (Unaudited)...................................................     F-34

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Partners
ATLAS AMERICA PUBLIC #15-2006 (B) L.P.
(A DELAWARE LIMITED PARTNERSHIP)

We have audited the accompanying balance sheet of Atlas America Public #15-2006
(B) L.P. (A Delaware Limited Partnership) as of February 3, 2006. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Atlas America Public #15-2006
(B) L.P. as of February 3, 2006, in conformity with accounting principles generally accepted in the United States of America.


/s/ GRANT THORNTON LLP


Cleveland, Ohio
February 3, 2006 (except for Note 9, as to which the date is April 7, 2006)

                     Atlas America Public #15-2006 (B) L.P.
                        (A Delaware Limited Partnership)
                                  BALANCE SHEET
                                February 3, 2006







                                     ASSETS



Cash                                                                $        100
                                                                    ============







                                PARTNERS' CAPITAL



Partners' capital                                                   $        100
                                                                    ============





                The accompanying notes to financial statement are
                       an integral part of this statement.

                     Atlas America Public #15-2006 (B) L.P.
                        (A Delaware Limited Partnership)
                          NOTES TO FINANCIAL STATEMENT
                                FEBRUARY 3, 2006

1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

         Atlas America Public #15-2006 (B) L.P. (the "Partnership") is a Delaware limited partnership in which Atlas Resources, Inc. ("Atlas Resources") of Pittsburgh, Pennsylvania (a second-tier wholly-owned subsidiary of Atlas America, Inc., a publicly traded company), will be Managing General Partner and Operator, and subscribers to units will be either Limited Partners or Investor General Partners depending upon their individual elections.

         The Partnership will be funded to drill development wells which are proposed to be located primarily in the Appalachian Basin located in western Pennsylvania, eastern and southern Ohio, western New York and north central Tennessee.

         Subscriptions at a cost of $10,000 per unit, subject to discounts for certain investors, generally will be sold using wholesalers and through broker-dealers including Anthem Securities, Inc., an affiliated company, which will receive on each unit sold to an investor, a 2.5% dealer-manager fee, a 7% sales commission, a .5% accountable reimbursement for permissible non-cash compensation, and up to a .5% reimbursement of the selling agents' bona fide due diligence expenses. Commencement of Partnership operations is subject to the receipt of minimum Partnership subscriptions of $2,000,000 (up to a maximum of $147,726,000) by December 31, 2006.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING

         The Partnership prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.

                     Atlas America Public #15-2006 (B) L.P.
                        (A Delaware Limited Partnership)
                          NOTES TO FINANCIAL STATEMENT
                                FEBRUARY 3, 2006

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         OIL AND GAS PROPERTIES

         The Partnership will use the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties and to drill and equip wells will be capitalized. Depreciation and depletion will be computed on a field-by field basis by the unit-of-production method based on periodic estimates of oil and gas reserves. Undeveloped leaseholds and proved properties will be assessed periodically or whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Proved properties will be assessed based on estimates of future cash flows.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.       FEDERAL INCOME TAXES

         The Partnership will not be treated as a taxable entity for federal income tax purposes. Any item of income, gain, loss, deduction or credit would flow through to the partners as though each partner has incurred such item directly. As a result, each partner must take into account his or her pro-rata share under the partnership agreement of all items of Partnership income and deductions in computing his or her federal income tax liability.

                     Atlas America Public #15-2006 (B) L.P.
                        (A Delaware Limited Partnership)
                          NOTES TO FINANCIAL STATEMENT
                                FEBRUARY 3, 2006

4.       PARTICIPATION IN REVENUES AND COSTS

         The Managing General Partner and the investor partners will participate in revenues and costs in the following manner:

                                                                                            MANAGING
                                                                                             GENERAL          INVESTOR
                                                                                             PARTNER          PARTNERS
                                                                                            ---------         --------
             PARTNERSHIP COSTS
             Organization and offering costs                                                   100%               0%
             Lease costs                                                                       100%               0%
             Intangible drilling costs (1)                                                       0%             100%
             Equipment costs                                                                    (2)              (2)
             Operating costs, administrative costs, direct costs,
                 and all other costs                                                            (3)              (3)

             PARTNERSHIP REVENUES
             Interest income                                                                    (4)              (4)
             Equipment proceeds                                                                 (2)              (2)
             All other revenues including production revenues                               (5) (6)          (5) (6)


(1) An amount equal to 90% of the subscription proceeds of investor partners in the partnership will be used to pay 100% of the intangible drilling costs incurred by the partnership in drilling and completing its wells.

(2) An amount equal to 10% of the subscription proceeds of investor partners in the partnership will be used to pay a portion of the equipment costs incurred by the partnership in drilling and completing its wells. All equipment costs in excess of that amount will be charged to the Managing General Partner. Equipment proceeds, if any, will be credited in the same percentage in which the equipment costs were charged.

(3) These costs will be charged to the parties in the same ratio as the related production revenues are being credited. These costs also include plugging and abandonment costs of the wells after the wells have been drilled and produced.

                     Atlas America Public #15-2006 (B) L.P.
                        (A Delaware Limited Partnership)
                    NOTES TO FINANCIAL STATEMENT (CONTINUED)
                                FEBRUARY 3, 2006

4.       PARTICIPATION IN REVENUES AND COSTS (CONTINUED)

(4) Interest earned on subscription proceeds before the final closing of the partnership will be credited to investor partners' accounts and paid not later than the partnerships first cash distribution from operations. After the final closing of the partnership and until the subscription proceeds are invested in the partnership's natural gas and oil operations any interest income from temporary investments will be allocated pro rata to the investor partners providing the subscription proceeds. All other interest income, including interest earned on the deposit of operating revenues, will be credited as natural gas and oil production revenues are credited.

(5) The managing general partner and the investor partners in the partnership will share in all of the partnership's other revenues in the same percentage as their respective capital contributions bear to the total partnership capital contributions except that the managing general partner will receive an additional 7% of the partnership revenues. However, the managing general partner's total revenue share may not exceed 40% of partnership revenues.

         The partnership will enter into a drilling and operating agreement with Atlas Resources to drill and complete all of the partnership wells at cost plus an unaccountable, fixed payment reimbursement of $15,000 per well for the investor partners' share of Atlas Resources' general and administrative overhead cost, plus 15%, which will be proportionately reduced if the partnership's working interest in a well is less than 100%.

(6) The actual allocation of partnership revenues between the managing general partner and the investor partners will vary from the allocation described in (5) above if a portion of the managing general partner's partnership net production revenues is subordinated as described in note 7.

5.       TRANSACTIONS WITH ATLAS RESOURCES AND ITS AFFILIATES

         The Partnership intends to enter into the following significant transactions with Atlas Resources and its affiliates as provider under the Partnership agreement:

         The partnership will enter into a drilling and operating agreement with Atlas Resources to drill and complete all of the Partnership wells at cost plus an unaccountable, fixed payment reimbursement to Atlas Resources of the investor partners' share of general and administrative overhead cost of $15,000 per well, plus 15%, which will be proportionately reduced if the Partnership's working interest in a well is less than 100%. The cost of the wells will include all ordinary and actual costs of drilling, testing and completing the wells.

                     Atlas America Public #15-2006 (B) L.P.
                        (A Delaware Limited Partnership)
                    NOTES TO FINANCIAL STATEMENT (CONTINUED)
                                FEBRUARY 3, 2006

5.       TRANSACTIONS WITH ATLAS RESOURCES AND ITS AFFILIATES (CONTINUED)

         Atlas Resources will receive an unaccountable, fixed payment reimbursement for its administrative costs at $75 per well per month, which will be proportionately reduced if the partnership's working interest in a well is less than 100%.

         Atlas Resources will receive well supervision fees for operating and maintaining the wells during production operations at a competitive rate (currently the competitive rate is $285 per well per month in the primary and secondary drilling areas). The well supervision fees will be proportionately reduced if the partnership's working interest in a well is less than 100%.

         Atlas Resources will charge the partnership a fee for gathering and transportation at a competitive rate (currently in the range of $.20 to $.70 per MCF in the primary and secondary drilling areas).

         Atlas Resources will contribute all the undeveloped leases necessary to cover each of the partnership's prospects and will receive a credit for its capital account in the partnership equal to the cost of the leases (approximately $8,411 per prospect which will be proportionately reduced if the Partnership's working interest in the prospect is less than 100%). As Managing General Partner, Atlas Resources will perform all administrative and management functions for the partnership including billing and collecting revenues and paying expenses. Atlas Resources will be reimbursed for all direct costs expended on behalf of the partnership.

6.       PURCHASE COMMITMENT

         Subject to certain conditions, investor partners may present their interests after five years from the partnership's first cash distribution from operations for purchase by the Managing General Partner. The Managing General Partner is not obligated to purchase more than 5% of the units in any calendar year. In the event that the Managing General Partner is unable to obtain the necessary funds, the Managing General Partner may suspend its purchase obligation.

7. SUBORDINATION OF PORTION OF MANAGING GENERAL PARTNER'S NET PRODUCER REVENUE SHARE

         The Managing General Partner will subordinate up to 50% of its share of production revenues of the Partnership, net of related operating costs, direct costs, administrative costs, and all other costs not specifically allocated, to the receipt by the investor partners of cash distributions from the Partnership equal to at least 10% per unit, based on $10,000 per unit regardless of the actual price paid, determined on a cumulative basis, in each of the first five 12-month periods beginning with the Partnership's first cash distribution from operations.

                     Atlas America Public #15-2006 (B) L.P.
                        (A Delaware Limited Partnership)
                    NOTES TO FINANCIAL STATEMENT (CONTINUED)
                                FEBRUARY 3, 2006

8.       INDEMNIFICATION

         In order to limit the potential liability of the investor general partners for partnership liabilities and obligations, Atlas Resources has agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of undistributed Partnership net assets and insurance proceeds.

9.       SUBSEQUENT EVENTS

         Atlas America, Inc. recently announced that it intends to form either a wholly-owned limited liability company or limited partnership subsidiary and transfer to that entity substantially all of its natural gas and oil exploration and production assets. In connection with that contemplated transaction, in March 2006 Atlas Resources, Inc. was merged into a newly-formed limited liability company, Atlas Resources, LLC, which is anticipated to become an indirect subsidiary of Atlas America's newly-formed subsidiary. Atlas Resources, LLC, however, will continue to serve as the Partnership's managing general partner, and does not expect that any of these transactions will have a material effect on the Partnership's financial position or results of operations. Atlas America, Inc. further intends to make a registered initial public offering of an estimated 20% minority interest in its newly-formed subsidiary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors
ATLAS RESOURCES, INC.

We have audited the accompanying consolidated balance sheets of ATLAS RESOURCES, INC. (a Pennsylvania corporation) and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ATLAS RESOURCES, INC. and subsidiaries as of September 30, 2005 and 2004, and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

Cleveland, Ohio
January 6, 2006 (except for Note 10, as to which the date is April 7, 2006)

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 2005 AND 2004


                                                                                                  2005                    2004
                                                                                           --------------------     ----------------
                                                                                               (In thousands, except share data)
 ASSETS
 Current assets:
     Cash and cash equivalents..........................................................   $       2,856            $        242
     Accounts receivable ...............................................................           9,735                   7,080
     Prepaid expenses...................................................................           2,172                   1,488
                                                                                           --------------------     ----------------
        Total current assets............................................................          14,763                   8,810

 Property and equipment:
     Oil and gas properties and equipment (successful efforts)..........................         184,009                 120,506
     Buildings and land.................................................................           3,000                   2,947
     Other..............................................................................             389                     368
                                                                                           --------------------     ----------------
                                                                                                 187,398                 123,821

 Less - accumulated depreciation, depletion, and amortization...........................         (32,719)                (23,654)
                                                                                           --------------------     ----------------
      Net property and equipment........................................................         154,679                 100,167

 Goodwill (net of accumulated amortization of $2,320)...................................          20,868                  20,868
 Intangible assets (net of accumulated amortization of $3,385 and $2,909)...............           3,028                   3,444
                                                                                           --------------------     ----------------
                                                                                           $     193,338            $    133,289
                                                                                           ====================     ================

 LIABILITIES AND STOCKHOLDER'S EQUITY
 Current liabilities:
     Current portion of long-term debt..................................................   $          59            $         56
     Accounts payable...................................................................           7,054                   5,304
     Liabilities associated with drilling contracts.....................................          60,971                  29,375
     Accrued liabilities................................................................           4,928                   3,174
     Advances and note from parent......................................................          72,603                  66,725
                                                                                           --------------------     ----------------
        Total current liabilities.......................................................         145,615                 104,634

 Asset retirement obligation............................................................           5,415                   1,910
 Long-term debt.........................................................................              22                      82

 Stockholder's equity:
    Common stock, stated at $10 per share;
        500 authorized shares; 200 shares issued and outstanding........................               2                       2
    Additional paid-in capital..........................................................          30,505                  16,505
    Retained earnings...................................................................          11,779                  10,156
                                                                                           --------------------     ----------------
        Total stockholder's equity......................................................          42,286                  26,663
                                                                                           --------------------     ----------------
                                                                                           $     193,338            $    133,289
                                                                                           ====================     ================


           See accompanying notes to consolidated financial statements

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED SEPTEMBER 30, 2005 AND 2004



                                                                                              2005                  2004
                                                                                        ------------------    -----------------
                                                                                                    (In thousands)
     REVENUES
     Well drilling.................................................................     $      134,623        $        86,880
     Gas and oil production........................................................             34,042                 23,098
     Well services.................................................................              5,991                  4,137
     Transportation................................................................              2,275                  2,476
     Other income..................................................................                  -                     44
                                                                                        ------------------    -----------------
                                                                                               176,931                116,635

     COSTS AND EXPENSES
     Well drilling.................................................................            116,816                 75,548
     Gas and oil production and exploration........................................              4,224                  2,580
     Well services.................................................................              2,287                  1,648
     Non-direct....................................................................             38,886                 24,831
     Depreciation, depletion and amortization......................................             10,409                  8,197
     Interest......................................................................              2,206                  2,625
                                                                                        ------------------    -----------------
                                                                                              174,828                115,429
                                                                                        ------------------    -----------------

     Income from operations before income taxes....................................              2,103                  1,206
     Provision for income taxes....................................................                480                    217
                                                                                        ------------------    -----------------

     Net income....................................................................     $        1,623        $           989
                                                                                        ==================    =================



           See accompanying notes to consolidated financial statements

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                     YEARS ENDED SEPTEMBER 30, 2005 AND 2004
                        (In thousands, except share data)


                                                                                  ACCUMULATED
                                                               ADDITIONAL            OTHER                                 TOTAL
                                       COMMON STOCK             PAID-IN          COMPREHENSIVE         RETAINED        STOCKHOLDER'S
                                  SHARES         AMOUNT         CAPITAL          INCOME (LOSS)         EARNINGS           EQUITY
                                 -------------------------    -------------    -------------------    ------------    --------------
Balance, September 30, 2003..         200      $       2      $     16,505         $           -      $    9,167      $     25,674

Net income...................           -              -                 -                     -             989               989
                                 ----------    -----------    ------------- -- -------------------    ------------    --------------

Balance, September 30, 2004..         200              2            16,505                     -          10,156            26,663
                                 ----------    -----------    -------------    -------------------    ------------    --------------

Contributed capital..........           -              -            14,000                     -               -            14,000

Net income...................           -              -                 -                     -           1,623             1,623
                                 ----------    -----------    ------------- -- -------------------    ------------    --------------

Balance, September 30, 2005           200      $       2      $     30,505     $               -      $   11,779      $     42,286
                                 ==========    ===========    =============    ===================    ============    ==============




           See accompanying notes to consolidated financial statements

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED SEPTEMBER 30, 2005 AND 2004



                                                                                                        2005              2004
                                                                                                  ----------------  ----------------
                                                                                                           (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................................................      $       1,623     $           989
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation, depletion and amortization................................................             10,409               8,197
    Management fees, cost allocations and inter company interest allocated from affiliates..             49,465              32,809
    Gain on sale of assets..................................................................                (22)                (11)
    Change in operating assets and liabilities..............................................             31,691               4,016
                                                                                                  ----------------  ----------------

Net cash provided by operating activities...................................................             93,166              46,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures........................................................................            (60,216)            (33,051)
Proceeds from sale of assets................................................................                 24                  33
                                                                                                  ----------------  ----------------

Net cash used in investing activities.......................................................            (60,192)            (33,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on borrowings............................................................                (57)                (56)
Net payments to affiliates..................................................................            (30,303)            (17,386)
                                                                                                  ----------------  ----------------

Net cash used in financing activities.......................................................            (30,360)            (17,442)
                                                                                                  ----------------  ----------------

Increase (decrease) in cash and cash equivalents............................................              2,614              (4,460)
Cash and cash equivalents at beginning of year..............................................                242               4,702
                                                                                                  ----------------  ----------------
Cash and cash equivalents at end of year....................................................      $       2,856     $           242
                                                                                                  ================  ================



           See accompanying notes to consolidated financial statements

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE 1 - NATURE OF OPERATIONS

         Atlas Resources, Inc. (the "Company"), a Pennsylvania corporation, and its subsidiary, ARD Investments, are engaged in the exploration for development and production of natural gas and oil primarily in the Appalachian Basin Area. In addition, the Company performs contract drilling and well operation services.

         The Company is a second-tier wholly-owned subsidiary of Atlas America, Inc. ("Atlas"), a publicly traded company trading under the symbol ATLS on the NASDAQ System. The Company's operations are dependent upon the resources and services provided by Atlas. The Company finances a substantial portion of its drilling activities through drilling partnerships it sponsors and typically acts as the managing general partner of and has a material interest in these partnerships.

SPIN-OFF OF ATLAS FROM RESOURCE AMERICA, INC.

         On June 30, 2005, Resource America, Inc. ("RAI") the Company's former indirect Parent, distributed its remaining 10.7 million shares of Atlas to its stockholders in the form of a tax-free dividend. Although the distribution itself is tax-free to RAI stockholders, as a result of the deconsolidation there may be some tax liability arising from prior unrelated corporate transactions among Atlas and some of its subsidiaries. Atlas (and the Company) no longer consolidates with RAI as of June 30, 2005. The Company does not anticipate that there will be a direct material impact on its financial position or results of operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. The Company also owns individual interests in the assets, and is separately liable for its share of the liabilities of energy partnerships, whose activities include only exploration and production activities. In accordance with established practice in the oil and gas industry, the Company includes in its consolidated financial statements its pro-rata share of assets, liabilities, income and costs and expenses of the energy partnerships in which it has an interest. All material intercompany transactions have been eliminated.

USE OF ESTIMATES

         Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and costs and expenses during the reporting period. Actual results could differ from these estimates.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

         Certain reclassifications have been made to the fiscal 2004 consolidated financial statements to conform to the fiscal 2005 presentation.

COMPREHENSIVE INCOME

         Comprehensive income includes net income and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. There are no elements of comprehensive income, other than net income, to report.

RECEIVABLES

         In evaluating its allowance for possible losses, the Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customers' current creditworthiness, as determined by the Company's review of its customers' credit information. The Company extends credit on an unsecured basis to many of its energy customers. At September 30, 2005 and 2004, the Company's credit evaluation indicated that it has no need for an allowance for possible losses.

PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost. Depreciation, depletion and amortization is based on cost less estimated salvage value primarily using the unit-of-production or straight line method over the assets' estimated useful lives. Maintenance and repairs are expensed as incurred. Major renewals and improvements that extend the useful lives of property are capitalized.

        The estimated service lives of property and equipment are as follows:

  Pipelines, processing and compression facilities......         15-35 years
  Rights-of-way - Mid-Continent.........................            40 years
  Rights-of-way - Appalachia............................            20 years
  Land, building and improvements.......................         10-40 years
  Furniture and equipment...............................           3-7 years
  Other.................................................          3-10 years

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT (CONTINUED)

      Property and equipment consists of the following at the dates indicated:

                                                                                                        AT SEPTEMBER 30,
                                                                                             ---------------------------------------
                                                                                                   2005                  2004
                                                                                             ------------------    -----------------
                                                                                                         (In thousands)
  Mineral interest in properties:
       Proved properties.............................................................        $          2,009      $          1,701
       Unproved properties...........................................................                     465                   463
  Wells and related equipment........................................................                 179,818               117,242
  Support equipment..................................................................                   1,717                 1,100
  Other..............................................................................                   3,389                 3,315
                                                                                             ------------------    -----------------
                                                                                                      187,398               123,821
  Accumulated depreciation, depletion, amortization and
  valuation allowances:..............................................................
       Oil and gas properties........................................................                 (31,320)              (22,623)
       Other.........................................................................                  (1,399)               (1,031)
                                                                                             ------------------    -----------------
                                                                                                      (32,719)              (23,654)
                                                                                             ------------------    -----------------
                                                                                             $        154,679      $        100,167
                                                                                             ==================    =================


OIL AND GAS PROPERTIES

         The Company follows the successful efforts method of accounting for oil and gas producing activities. Exploratory drilling costs are capitalized pending determination of whether a well is successful. Exploratory wells subsequently determined to be dry holes are charged to expense. Costs resulting in exploratory discoveries and all development costs, whether successful or not, are capitalized. Geological and geophysical costs, delay rentals and unsuccessful exploratory wells are expensed. Oil is converted to gas equivalent basis ("mcfe") at the rate one-barrel equals 6 mcf. Depletion is provided on the units-of-production method. Unproved properties are reviewed for impairment annually, or whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment charge would be recognized if conditions indicated that the Company would not explore the acreage prior to expiration of applicable leases or if the carrying value of the property exceeded its fair value.

         The Company's long-lived assets are reviewed for impairment annually for events or changes in circumstances that indicate that the carrying amount of an asset may not be recoverable. Long-lived assets are reviewed for potential impairment at the lowest levels for which there are identifiable cash flows that are largely independent of other groups of assets. The review is done by determining if the historical cost of proved properties less the applicable accumulated depreciation, depletion and amortization and reserve for abandonment is less than the estimated expected undiscounted future cash flows. The expected future cash flows are estimated based on the Company's plans to continue to produce and develop proved reserves. The expected future cash flows from the sale of the production of reserves is calculated using estimated future prices based upon market related information available to the Company, which includes

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OIL AND GAS PROPERTIES (CONTINUED)

published futures prices. The estimated future level of production is based on assumptions surrounding future levels of prices and costs, field decline rates, market demand and supply, and the economic and regulatory climates. If the carrying value exceeds such cash flows, an impairment loss is recognized for the difference between the estimated fair market value (as determined by discounted future cash flows), and the carrying value of the assets.

         Upon the sale or retirement of a complete unit of a proved property, its cost is eliminated from the property accounts, and the resultant gain or loss is reclassified to accumulated depletion. Upon the sale of an entire interest in an unproved property that has been assessed for impairment individually, a gain or loss is recognized in the statement of operations. If a partial interest in an unproved property is sold, any funds received reduce the cost in the interest retained.

ASSET RETIREMENT OBLIGATION

         If a reasonable estimate of the fair values of asset retirement obligations can be made, such obligations are recorded when assets are acquired. Changes to the estimated fair values of the assets are recorded in the period in which they occur. Asset retirement obligations primarily relate to the abandonment of oil and gas producing facilities and include costs to dismantle and relocate or dispose of production equipment, gathering systems, wells and related structures. Estimates, which are based on historical experience in plugging and abandoning wells, include estimated remaining lives of the wells based on reserve estimates, external estimates as to the cost to plug and abandon the wells in the future and federal and state regulatory requirements. The Company does not provide for a market risk premium associated with asset retirement obligations because a reliable estimate cannot be determined.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company uses the following methods and assumptions in estimating the fair value of each class of financial instruments for which it is practicable to estimate fair value.

         For cash and cash equivalents, receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments.

         For long-term debt, the carrying value approximates fair value because interest rates approximate current market rates.

CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of periodic temporary investments of cash. The Company places its temporary cash investments in high-quality short-term money market instruments and deposits with high-quality financial institutions and brokerage firms. At September 30, 2005, the Company had $2,925,900 in deposits at various banks, of which $2,825,900 is over the insurance limit of the Federal Deposit Insurance Corporation. No losses have been experienced on such investments.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ENVIRONMENTAL MATTERS

         The Company is subject to various federal, state and local laws and regulations relating to the protection of the environment. The Company has established procedures for the ongoing evaluation of its operations to identify potential environmental exposures and to comply with regulatory policies and procedures.

         The Company accounts for environmental contingencies in accordance with SFAS No. 5 "Accounting for Contingencies." Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or clean-ups are probable, and the costs can be reasonably estimated. The Company maintains insurance that may cover in whole or in part certain environmental expenditures. For the two years ended September 30, 2005 and 2004, the Company had no environmental matters requiring specific disclosure or the recording of a liability.

REVENUE RECOGNITION

         The Company conducts certain energy activities through, and a portion of its revenues is attributable to, sponsored energy limited partnerships. These energy partnerships raise capital from investors to drill gas and oil wells. The income from the Company's general partner interest is recorded when the gas and oil are sold by a partnership.

         The Company contracts with the energy partnerships to drill partnership wells. The contracts require that the energy partnerships must pay the Company the full contract price upon execution. The income from a drilling contract is recognized as the services are performed using the percentage of completion method. The contracts are typically completed in less than 60 days. The Company classifies the difference between the contract payments it has received and the revenue earned as a current liability, included in liabilities associated with drilling contracts.

         The Company recognizes transportation revenues at the time the natural gas is delivered to the purchaser.

         The Company recognizes well services revenues at the time the services are performed.

         The Company is entitled to receive well operating and management fees according to the respective partnership agreements. The Company recognizes well operating and management fees as income when earned and includes them in well services revenues.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SUPPLEMENTAL CASH FLOW INFORMATION

         The Company considers temporary investments with maturity at the date of acquisition of 90 days or less to be cash equivalents.


                                                                                                YEARS ENDED
                                                                                               SEPTEMBER 30,
                                                                                    -------------------------------------
                                                                                          2005                2004
                                                                                    -----------------    ----------------
                                                                                               (In thousands)
     CASH PAID DURING THE YEARS FOR:
     Interest.....................................................................  $         628        $            3
     Income taxes paid (refunded) ................................................  $           1        $         (223)


INCOME TAXES

         The Company is included in the consolidated federal income tax return of its Parent. Income taxes are reported by the Company in amounts consistent with what the Company's estimated taxes would have been had it filed a return on a separate company basis utilizing its calculated effective rate of 23% and 18% for fiscal years 2005 and 2004 respectively. The Company's effective tax rate is lower than the federal statutory rate due to the benefit of percentage depletion. Deferred tax assets and liabilities, which have been transferred to the Parent since it files the consolidated tax return, are included in Advances and note from Parent. These deferred taxes reflect the tax effect of temporary differences between the tax bases of the Company's assets and liabilities and the amounts reported in the financial statements. Separate company state tax returns are filed in those states in which the Company is registered to do business.

RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

         In May 2005, the Financial Accounting Standards Board, ("FASB") issued Statement No.154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact of SFAS 154 will depend on the nature and extent of any voluntary accounting changes and correction of errors after the effective date, but management does not currently expect SFAS 154 to have a material impact on the Company's financial position or results of operations.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS (CONTINUED)

         In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations ("FIN 47"), which will result in
(a) more consistent recognition of liabilities relating to asset retirement obligations, (b) more information about expected future cash outflows associated with those obligations, and (c) more information about investments in long-lived assets because additional asset retirement cost will be recognized as part of the carrying amounts of the assets. FIN 47 clarifies that the term conditional asset retirement obligation as used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted, but not required. Early adoption of this interpretation is encouraged. Management does not believe the interpretation will have a significant impact on the Company's financial position or results of operations.

         In December 2004, the FASB issued FASB Staff Position No. FSP 109-1 ("FSP 109-1"), Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 ("AJCA"). The AJCA introduces a special 9% tax deduction on qualified production activities. FSP 109-1 concludes that this deduction should be accounted for as a special tax deduction in accordance with SFAS No. 109. As such, the special deduction has no effect on deferred tax assets and liabilities existing at the enactment date. Rather, the impact of this deduction will be reported in the same period in which the deduction is claimed in the Company's tax return. FSP 109-1 is not expected to have a material impact on the Company's financial position or results of operations.

NOTE 3 -- OTHER ASSETS, INTANGIBLE ASSETS AND GOODWILL

INTANGIBLE ASSETS

         Intangible assets consist of partnership management and operating contracts acquired through acquisitions and recorded at fair value on their acquisition dates. The Company amortizes contracts acquired on a declining balance method, over their respective estimated lives, ranging from five to thirteen years. Amortization expense for the years ended September 30, 2005 and 2004 was approximately $478,000. The estimated amortization expense for each of the next five fiscal years is approximately $478,000.

GOODWILL

         The Company applies the provisions of SFAS No. 142 ("SFAS 142") Goodwill and Other Intangible Assets, which requires that goodwill no longer be amortized, but instead evaluated for impairment at least annually. The evaluation of impairment under SFAS 142 requires the use of projections, estimates and assumptions as to the future performance of the Company's operations, including anticipated future revenues, expected future operating costs and the discount factor used. Actual results could differ from projections, resulting in revisions to the Company's assumptions and, if required, recognition of an impairment loss. The Company evaluated goodwill and determined that there was no impairment at September 30, 2005. The Company will continue to evaluate its goodwill at least annually and will reflect the impairment of goodwill, if any, within the consolidated statements of income in the period in which such impairment is indicated.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 4 - ASSET RETIREMENT OBLIGATION

         Effective October 1, 2002, the Company adopted the SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS 143") which requires the Company to recognize an estimated liability for the plugging and abandonment of its oil and gas wells and associated pipelines and equipment. Under SFAS 143, the Company must currently recognize a liability for future asset retirement obligations if a reasonable estimate of the fair value of that liability can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long lived asset. SFAS 143 requires the Company to consider estimated salvage value in the calculation of depreciation, depletion and amortization. Consistent with industry practice, historically the Company had determined the cost of plugging and abandonment on its oil and gas properties would be offset by salvage values received. The adoption of SFAS 143 resulted in (i) an increase of total liabilities because retirement obligations are required to be recognized, (ii) an increase in the recognized cost of assets because the retirement costs are added to the carrying amount of the long-lived assets and (iii) a decrease in depletion expense, because the estimated salvage values are now considered in the depletion calculation.

         The Company determines the estimated liability based upon its historical experience in plugging and abandoning wells. The estimate includes consideration of the remaining lives of the wells based on reserve estimates, external estimates as to the cost to plug and abandon the wells in the future and federal and state regulatory requirements. The liability is discounted using an assumed credit-adjusted risk-free interest rate. Revisions to the liability could occur due to changes in estimates of plugging and abandonment costs or remaining lives of the wells, or if federal or state regulators enact new plugging and abandonment requirements. The increase in asset retirement obligations in fiscal 2005 was due to an upward revision in the estimated cost of plugging and abandoning wells.

         The Company has no assets legally restricted for purposes of settling asset retirement obligations. The Company has determined that there are no material retirement obligations associated with tangible long-lived assets.

         A reconciliation of the Company's liability for well plugging and abandonment costs for the years ended September 30, 2005 and 2004 is as follows (in thousands):

                                                                                         2005                  2004
                                                                                    ----------------     -----------------
  Asset retirement obligation, beginning of year .................................  $       1,910        $            701
  Liabilities incurred............................................................            770                   1,212
  Liabilities settled.............................................................             (8)                    (40)
  Revision in estimates...........................................................          2,593                     (60)
  Accretion expense...............................................................            150                      97
                                                                                    ----------------     -----------------
  Asset retirement obligation, end of year........................................  $       5,415        $          1,910
                                                                                    ================     =================

         The above accretion expense is included in depreciation, depletion and amortization in the Company's consolidated statements of income.

NOTE 5 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The Company conducts certain energy activities through, and a substantial portion of its revenues is attributable to, energy-limited partnerships ("Partnerships"). The Company serves as general partner of the Partnerships and assumes customary rights and obligations for the Partnerships. As the general partner, the Company is liable for Partnership liabilities and can be liable to limited partners if it breaches its responsibilities with respect to the operations of the Partnerships. The Company is entitled to receive management fees, reimbursement for administrative costs incurred, and to share in the Partnerships' revenues, costs and expenses according to the respective Partnership agreements.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 5 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (CONTINUED)

         Advances and note from Parent represents amounts owed for advances and transactions in the normal course of business. Both the note and the advances are subordinated to any third party debt. During fiscal 2005 the note due to Parent was reclassified to contributed capital. Interest expense related to the note was $1.6 million and $2.1 million for the years ended September 30, 2005 and 2004. The advances have no repayment terms, therefore, the Company has classified the amounts due the Parent as a current liability on its Consolidated Balance Sheets.

         The Company is dependent on its Parent for management and administrative functions and financing for its capital expenditures. The Company paid management fees to its Parent of $47.3 million and $23.7 million for the years ended September 30, 2005 and 2004, respectively.

NOTE 6 - DEBT

         During the fiscal year ended September 30, 2003, the Company entered into two loans through General Motors Acceptance Corporation to finance the purchase of ten trucks used in its well drilling and oil and gas production activities. One loan had a principal balance at September 30, 2005 and 2004 of $41,000 and $69,300, respectively, and bears interest at an annual rate of 1.9%. The second loan had a principal balance at September 30, 2005 and 2004 of $40,000 and $69,000, respectively, and bears interest at an annual rate of 2.9%. The current portion of the long-term debt for the periods ended September 30, 2005 and 2004 were $59,000 and $56,000, respectively. Both loans had an original term of 48 months.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         The Company is the managing general partner of various energy partnerships, and has agreed to indemnify each investor partner from any liability that exceeds such partner's share of partnership assets. Subject to certain conditions, investor partners in certain energy partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company is not obligated to purchase more than 5% to 10% of the units in any calendar year. Based on past experience, the Company believes that any liability incurred would not be material.

         The Company may be required to subordinate a part of its net partnership revenues to the receipt by investor partners of cash distributions from the energy partnerships equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreements.

         The Parent may draw from its revolving credit facility on behalf of the Company. In March 2004, the Company's parent entered into a credit facility led by Wachovia Bank, which has a current borrowing base of $75.0 million. The facility permits draws based on the remaining proved developed non-producing and proved undeveloped natural gas and oil reserves attributable to the Parent's wells and the projected fees and revenues from operation of the wells and the administration of the energy partnerships. Up to $50.0 million of the facility may be in the form of standby letters of credit. The facility is secured by the Parent's assets, including those of the Company.

      The revolving credit facility has a term ending in March 2007, when all outstanding borrowings must be repaid. Borrowings bear interest at one of two rates (elected at the borrower's option) which increase as the amount outstanding under the facility increases: (i) Wachovia prime rate plus between 25 to 75 basis points, or (ii) LIBOR plus between 175 and 225 basis points. At September 30, 2005 and 2004, the parent had $9.5 million and $26.7 million, respectively, outstanding under this facility, including $1.5 million and $1.7 million at September 30, 2005 and 2004 under letters of credit. The interest rates ranged from 5.52% to 7.0% at September 30, 2005.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2005


NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         The Company is a party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company's financial position or results of operations.

NOTE 8 - MAJOR CUSTOMERS

         The Company's natural gas is sold under contract to various purchasers. For the year ended September 30, 2005, gas sales to Amerada Hess Corporation (formerly First Energy Solutions Corporation) and UGI Energy Services accounted for 52% and 30%, respectively, of total revenues. For the year ended September 30, 2004, First Energy Solutions Corporation accounted for 10% of total revenues. No other customer accounted for 10% or more of total revenues for the years ended September 30, 2005 and 2004.

NOTE 9 - SUPPLEMENTAL OIL AND GAS INFORMATION

         Results of operations from oil and gas producing activities:

                                                                                                  YEARS ENDED SEPTEMBER 30,
                                                                                              ------------------------------------
                                                                                                   2005                2004
                                                                                              ---------------    -----------------
                                                                                                         (In thousands)
Revenues............................................................................          $     34,042       $       23,098
Production costs....................................................................                (3,320)              (2,107)
Exploration expenses................................................................                  (904)                (473)
Depreciation, depletion and amortization............................................                (9,562)              (7,445)
Income taxes........................................................................                (8,013)              (4,256)
                                                                                              ---------------    -----------------
Results of operations from oil and gas producing activities.........................          $     12,243       $        8,817
                                                                                              ===============    =================

      Capitalized Costs Related to Oil and Gas Producing Activities. The components of capitalized costs related to the Company's oil and gas-producing activities are as follows:

                                                                                                          AT SEPTEMBER 30,
                                                                                                ------------------------------------
                                                                                                      2005                2004
                                                                                                ----------------    ----------------
                                                                                                           (In thousands)
Proved properties..........................................................................     $      2,009        $         1,701
Unproved properties........................................................................              465                    463
Wells and related equipment and facilities.................................................          179,818                117,242
Support equipment and facilities...........................................................            1,717                  1,100
                                                                                                ----------------    ----------------
                                                                                                $    184,009        $       120,506

Accumulated depreciation, depletion, amortization and valuation allowances.................          (31,320)               (22,623)
                                                                                                ----------------    ----------------

Net capitalized costs..........................................................                 $    152,688        $        97,883
                                                                                                ================    ================

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 9 - SUPPLEMENTAL OIL AND GAS INFORMATION (CONTINUED)

         Costs Incurred in Oil and Gas Producing Activities. The costs incurred by the Company in its oil and gas activities during the periods indicated are as follows:

                                                 YEARS ENDED SEPTEMBER 30,
                                            ------------------------------------
                                                  2005                2004
                                            ----------------    ----------------
                                                      (In thousands)
Property acquisition costs:
Unproved properties...................      $           -       $           438
Exploration costs.....................      $         904       $           473
Development costs.....................      $      59,524       $        32,766

         The development costs above for the years ended September 30, 2005 and 2004 were substantially all incurred for the development of proved undeveloped properties.

         Oil and Gas Reserve Information (Unaudited) The estimates of the Company's proved and unproved gas reserves are based upon evaluations made by management and verified by Wright & Company, Inc., an independent petroleum engineering firm, as of September 30, 2005 and 2004. All reserves are located within the United States. Reserves are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provisions for price and cost escalation except by contractual arrangements.

         Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

         o Reservoirs are considered proved if economic feasibility is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 9 - SUPPLEMENTAL OIL AND GAS INFORMATION (CONTINUED)

         o Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.
         o Estimates of proved reserves do not include the following: (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reservoirs";
                  (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (c) crude oil, natural gas and natural gas liquids, that may occur in undrilled prospects; and (d) crude oil and natural gas, and natural gas liquids, that may be recovered from oil shale's, coal, gilsonite and other such sources.

         Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operation methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

         There are numerous uncertainties inherent in estimating quantities of proven reserves and in projecting future net revenues and the timing of development expenditures. The reserve data presented represents estimates only and should not be construed as being exact. In addition, the standardized measure of discounted future net cash flows may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves, due to anticipated future changes in oil and gas prices and in production and development costs and other factors for effects have not been proved.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 9 - SUPPLEMENTAL OIL AND GAS INFORMATION (CONTINUED)

         The Company's reconciliation of changes in proved reserve quantities is as follows (unaudited):

                                                                                               GAS                    OIL
                                                                                              (MCF)                  (BBLS)
                                                                                        -------------------    -------------------
Balance at September 30, 2003                                                                  83,830,378                 62,415
     Current additions..........................................................               26,806,939                235,902
     Transfers to limited partnerships..........................................               (7,808,942)               (15,217)
     Revisions..................................................................               (6,493,890)                (7,135)
     Production.................................................................               (3,872,923)               (15,898)
                                                                                        -------------------    -------------------
Balance at September 30, 2004                                                                  92,461,562                260,067
     Current additions..........................................................               31,509,029                173,068
     Transfers to limited partnerships..........................................               (5,397,575)              (147,153)
     Revisions..................................................................               (4,739,866)               (41,575)
     Production.................................................................               (4,548,987)               (22,972)
                                                                                        -------------------    -------------------
Balance at September 30, 2005                                                                 109,284,163                221,435

Proved developed reserves at:
     September 30, 2005.........................................................               56,043,521                 78,558
     September 30, 2004.........................................................               46,580,498                111,168



         The following schedule presents the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves. The estimated future production is priced at fiscal year-end prices, adjusted only for fixed and determinable increases in natural gas and oil prices provided by contractual agreements. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the proved reserves based on fiscal year-end cost levels. The future net cash flows are reduced to present value amounts by applying a 10% discount factor. The standardized measure of future cash flows was prepared using the prevailing economic conditions existing at September 30, 2005 and 2004 and such conditions continually change.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 9 - SUPPLEMENTAL OIL AND GAS INFORMATION (CONTINUED)

         Accordingly, such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations (unaudited).

                                                                                               YEARS ENDED SEPTEMBER 30,
                                                                                      ------------------------------------------
                                                                                             2005                   2004
                                                                                      -------------------     ------------------
                                                                                                   (In thousands)
  Future cash inflows ..........................................................      $      1,616,657        $       652,811
  Future production costs.......................................................      $       (141,456)       $       (79,989)
  Future development costs......................................................      $       (116,287)       $       (91,195)
  Future income tax expense.....................................................      $       (383,239)       $      (122,962)
                                                                                      -------------------     ------------------

  Future net cash flows.........................................................               975,675                358,665

       Less 10% annual discount for estimated timing of cash flows..............              (575,713)              (222,143)
                                                                                      -------------------     ------------------

       Standardized measure of discounted future net cash flows.................      $        399,962        $       136,522
                                                                                      ===================     ==================

         The future cash flows estimated to be spent to develop proved undeveloped properties in the years ended September 30, 2005, 2006 and 2007 are $45.0 million, $46.0 million and $26.0 million, respectively.

         The following table summarizes the changes in the standardized measure of discounted future net cash flows from estimated production of proved oil and gas reserves after income taxes (unaudited):

                                                                                              YEARS ENDED SEPTEMBER 30,
                                                                                        --------------------------------------
                                                                                              2005                 2004
                                                                                        -----------------    -----------------
Balance, beginning of year.........................................................     $     136,522        $      77,734
Increase (decrease) in discounted future net cash flows:
     Sales and transfers of oil and gas, net of related costs......................           (31,505)             (20,991)
     Net changes in prices and production costs....................................           265,150               59,345
     Revisions of previous quantity estimates......................................           (22,272)             (10,197)
     Purchases of reserves in place................................................               458                  270
     Estimated settlement of asset retirement obligations..........................              (201)              (1,209)
     Estimated proceeds on disposal of well equipment..............................                72                  190
     Development costs incurred....................................................             4,289                4,838
     Changes in future development costs...........................................            (1,577)              (1,033)
     Transfers to limited partnerships.............................................           (25,295)              (9,835)
     Extensions, discoveries, and improved recovery less related costs.............           153,630               54,979
     Accretion of discount.........................................................            17,942                9,697
     Net changes in future income taxes............................................          (104,412)             (23,737)
     Other.........................................................................             7,161               (3,529)
                                                                                        -----------------    -----------------
 Balance, end of year..............................................................     $     399,962        $     136,522
                                                                                        =================    =================

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                               SEPTEMBER 30, 2005

NOTE 10 - SUBSEQUENT EVENTS

         Atlas recently announced that it intends to form either a wholly-owned limited liability company or limited partnership subsidiary and transfer to that entity substantially all of its natural gas and oil exploration and production assets. In connection with that contemplated transaction, in March 2006 the Company was merged into a newly-formed limited liability company, Atlas Resources, LLC, which is anticipated to become an indirect subsidiary of Atlas' newly-formed subsidiary. Atlas Resources, LLC, however, will continue to serve as managing general partner of its various energy partnerships, and does not expect that any of these transactions will have a material effect on the Partnerships' financial position or results of operations. Atlas further intends to make a registered initial public offering of an estimated 20% minority interest in its newly-formed subsidiary.

                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                      ATLAS RESOURCES, INC. AND SUBSIDIARY

                               DECEMBER 31, 2005
           (except for Note 7, as to which the date is April 7, 2006)

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)


                                                                                          DECEMBER 31,           SEPTEMBER 30,
                                                                                       --------------------    ------------------
                                                                                              2005                   2005
                                                                                       --------------------    ------------------
                                                                                           (UNAUDITED)             (AUDITED)
ASSETS
Current assets:
     Cash and cash equivalents.................................................        $         19,539        $         2,856
     Accounts receivable ......................................................                  11,508                  9,735
     Prepaid expenses..........................................................                   2,102                  2,172
     Other current assets......................................................                     473                      -
                                                                                       --------------------    ------------------
       Total current assets....................................................                  33,622                 14,763

Property and equipment:
    Oil and gas properties and equipment (successful efforts)..................                 202,133                184,009
    Buildings and land.........................................................                   3,000                  3,000
    Other......................................................................                     396                    389
                                                                                       --------------------    ------------------
                                                                                                205,529                187,398
Less - accumulated depreciation, depletion, and amortization...................                 (36,751)               (32,719)
                                                                                       --------------------    ------------------
     Net property and equipment................................................                 168,778                154,679

Goodwill (net of accumulated amortization of $2,320)...........................                  20,868                 20,868
Intangible assets (net of accumulated amortization of $3,505 and $3,385).......                   2,901                  3,028
                                                                                       --------------------    ------------------
                                                                                       $        226,169        $       193,338
                                                                                       ====================    ==================

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
    Current portion of long-term debt..........................................        $             88                     59
    Accounts payable...........................................................                  16,374        $         7,054
    Liabilities associated with drilling contracts.............................                  70,514                 60,971
    Accrued liabilities........................................................                   5,140                  4,928
    Accrued hedge liabilities..................................................                      46                      -
    Advances and note from parent..............................................                  82,502                 72,603
                                                                                       --------------------    ------------------
       Total current liabilities...............................................                 174,664                145,615

Asset retirement obligation....................................................                   6,195                  5,415
Long-term debt.................................................................                      68                     22
Other long-term liability......................................................                   2,069                      -

Stockholder's equity:
   Common stock, stated at $10 per share;
       500 authorized shares; 200 shares issued and outstanding................                       2                      2
   Additional paid-in capital..................................................                  30,505                 30,505
   Accumulated other comprehensive loss........................................                  (1,084)                     -
   Retained earnings...........................................................                  13,750                 11,779
                                                                                       --------------------    ------------------
       Total stockholder's equity..............................................                  43,173                 42,286
                                                                                       --------------------    ------------------
                                                                                       $        226,169        $       193,338
                                                                                       ====================    ==================


           See accompanying notes to consolidated financial statements

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)


                                                                                              2005                  2004
                                                                                        ------------------    -----------------
                                                                                                    (In thousands)
     REVENUES
     Well drilling.................................................................     $       42,145        $        30,559
     Gas and oil production........................................................             13,332                  7,051
     Well services.................................................................              1,629                  1,234
     Drilling management fees......................................................              1,576                      -
     Transportation................................................................                579                    590
     Other income..................................................................                  -                     48
                                                                                        ------------------    -----------------
                                                                                                59,261                 39,482

     COSTS AND EXPENSES
     Well drilling.................................................................             36,648                 26,573
     Gas and oil production and exploration........................................                993                    572
     Well services.................................................................                498                    527
     Non-direct....................................................................             13,765                  7,942
     Depreciation, depletion and amortization......................................              4,207                  2,323
     Interest......................................................................                164                    863
                                                                                        ------------------    -----------------
                                                                                                56,275                 38,800
                                                                                        ------------------    -----------------

     Income from operations before income taxes....................................              2,986                    682
     Provision for income taxes....................................................              1,015                    123
                                                                                        ------------------    -----------------

     Net income....................................................................     $        1,971        $           559
                                                                                        ==================    =================





           See accompanying notes to consolidated financial statements

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                      THREE MONTHS ENDED DECEMBER 31, 2005
                                 (UNAUDITED)
                       (In thousands, except share data)


                                                                              ACCUMULATED
                                                           ADDITIONAL            OTHER                                   TOTAL
                                    COMMON STOCK             PAID-IN         COMPREHENSIVE         RETAINED          STOCKHOLDER'S
                                SHARES        AMOUNT         CAPITAL         INCOME (LOSS)         EARNINGS             EQUITY
                               ------------------------   --------------  --------------------   --------------   ------------------
Balance, October 1, 2005....        200     $     2       $     30,505    $ -                       $ 11,779         $     42,286

Other comprehensive loss....          -              -             -              (1,084)                  -               (1,084)

Net Income..................          -              -             -                   -               1,971                1,971

                               ---------    -----------   --------------  --------------------   --------------   ------------------
Balance December 31, 2005...        200     $     2       $     30,505    $       (1,084)           $ 13,750         $     43,173
                               =========    ===========   ==============  ====================   ==============   ==================



                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)
                                 (in thousands)


                                                                                                     2005                2004
                                                                                               -----------------    ---------------
Net income.............................................................................        $       1,971        $        559

Unrealized holding losses arising during the period, net of tax of $558 and $0.........               (1,084)                  -
                                                                                               -----------------    ---------------

Comprehensive income...................................................................        $         887        $        559
                                                                                               =================    ===============



           See accompanying notes to consolidated financial statements

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)


                                                                                                         2005              2004
                                                                                                    --------------    --------------
                                                                                                             (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income....................................................................................      $       1,971     $         559
      Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation, depletion and amortization................................................              4,207             2,323
      Management fees, cost allocations and intercompany interest allocated from affiliates...             13,765             9,450
      Gain on sale of assets..................................................................                 (1)               (8)
      Change in operating assets and liabilities..............................................             17,380            24,705
                                                                                                    --------------    --------------

Net cash provided by operating activities.....................................................             37,322            37,029

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures..........................................................................            (16,821)          (10,500)
Proceeds from sale of assets..................................................................                  2                 8
                                                                                                    --------------    --------------

Net cash used in investing activities.........................................................            (16,819)          (10,492)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (payments) on borrowings.........................................................                 75               (14)
Net payments to affiliates....................................................................             (3,895)          (22,107)
                                                                                                    --------------    --------------

Net cash used in financing activities.........................................................             (3,820)          (22,121)
                                                                                                    --------------    --------------

Increase in cash and cash equivalents.........................................................             16,683             4,416
Cash and cash equivalents at beginning of year................................................              2,856               242
                                                                                                    --------------    --------------
Cash and cash equivalents at end of year......................................................      $      19,539     $       4,658
                                                                                                    ==============    ==============




           See accompanying notes to consolidated financial statements

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE 1 - MANAGEMENTS OPINION REGARDING INTERIM FINANCIAL STATEMENTS

         The consolidated financial statements of Atlas Resources, Inc. and its wholly-owned subsidiary (the "Company") as of December 31, 2005 are unaudited. Atlas Resources, Inc. is a wholly-owned subsidiary of Atlas America, Inc. (the "Parent" or "Atlas"). These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information and certain rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements.

         The consolidated financial statements and the information and tables contained in the notes to the consolidated financial statements as of December 31, 2005 and for the three months ended December 31, 2005 and 2004 are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in these statements pursuant to the rules and regulations of the Securities and Exchange Commission. However, in the opinion of management, these interim financial statements include all the necessary adjustments to fairly present the results of the interim periods presented. The results of operations for the three months ended December 31, 2005 may not necessarily be indicative of the results of operations for the full fiscal year ending September 30, 2006. Certain reclassifications have been made to the consolidated financial statements as of September 30, 2005 and for the three months ended December 31, 2004 to conform to the presentation as of and for the three months ended December 31, 2005.

SPIN-OFF OF ATLAS FROM RESOURCE AMERICA, INC.

         On June 30, 2005, Resource America, Inc. ("RAI") the Company's former indirect Parent, distributed its remaining 10.7 million shares of Atlas to its stockholders in the form of a tax-free dividend. Although the distribution itself is tax-free to RAI stockholders, as a result of the deconsolidation there may be some tax liability arising from prior unrelated corporate transactions among Atlas and some of its subsidiaries. The Company does not anticipate that there will be a direct material impact on its financial position or results of operations. Atlas (and the Company) no longer consolidates with RAI as of June 30, 2005.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

COMPREHENSIVE INCOME

         Comprehensive income (loss) includes net income (loss) and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. These changes other than net income (loss), are referred to as "other comprehensive income (loss)" and for the Company only include changes in the fair value, net of taxes, of unrealized hedging gains and losses. For the three months ended December 31, 2005, the Company had no realized gains or losses due to changes in the fair value of hedges.

RECEIVABLES

         In evaluating its allowance for possible losses, the Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customers' current creditworthiness, as determined by the Company's review of its customers' credit information. The Company extends credit on an unsecured basis to many of its energy customers. At December 31, 2005 and 2004, the Company's credit evaluation indicated that it has no need for an allowance for possible losses.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

         Because there are timing differences between the delivery of natural gas, natural gas liquids ("NGL's") and oil and the Company's receipt of a delivery statement, the Company has unbilled revenues. These revenues are accrued based upon volumetric data from the Company's records and the Company's estimates of the related transportation and compression fees, which are, in turn, based upon applicable product prices. The Company had unbilled trade receivables at December 31, 2005 and September 30, 2005 of $9.9 million and $8.6 million respectively, which are included in Accounts Receivable, on its Consolidated Balance Sheets.

SUPPLEMENTAL CASH FLOW INFORMATION

         The Company considers temporary investments with maturity at the date of acquisition of 90 days or less to be cash equivalents.

                                                                                                PERIOD ENDED
                                                                                                DECEMBER 31,
                                                                                    -------------------------------------
                                                                                          2005                2004
                                                                                    -----------------    ----------------
                                                                                               (In thousands)
     CASH PAID DURING THE PERIOD FOR:
     Interest.....................................................................  $          87        $        854
     Income taxes paid............................................................  $          50        $          -


RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

         In May 2005, the Financial Accounting Standards Board, ("FASB") issued Statement No.154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact of SFAS 154 will depend on the nature and extent of any voluntary accounting changes and correction of errors after the effective date, but management does not currently expect SFAS 154 to have a material impact on the Company's financial position or results of operations.

         In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations ("FIN 47"), which will result in
(a) more consistent recognition of liabilities relating to asset retirement obligations, (b) more information about expected future cash outflows associated with those obligations, and (c) more information about investments in long-lived assets because additional asset retirement cost will be recognized as part of the carrying amounts of the assets. FIN 47 clarifies that the term conditional asset retirement obligation as used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists.

         FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted, but is not required. Early adoption of this interpretation is encouraged. Management does not believe the interpretation will have a significant impact on the Company's financial position or results of operations.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         In December 2004, the FASB issued FASB Staff Position No. FSP 109-1 ("FSP 109-1"), Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 ("AJCA"). The AJCA introduces a special 9% tax deduction on qualified production activities. FSP 109-1 concludes that this deduction should be accounted for as a special tax deduction in accordance with SFAS No. 109. As such, the special deduction has no effect on deferred tax assets and liabilities existing at the enactment date. Rather, the impact of this deduction will be reported in the same period in which the deduction is claimed in the Company's tax return. FSP 109-1 is not expected to have a material impact on the Company's financial position or results of operations.

NOTE 3 - ASSET RETIREMENT OBLIGATION

         The Company accounts for its estimated plugging and abandonment of its oil and gas properties in accordance with SFAS 143, "Accounting for Asset Retirement Obligations".

         A reconciliation of the Company's liability for well plugging and abandonment costs for the three months ended December 31, 2005 and 2004 is as follows (in thousands):


                                                                                         2005                  2004
                                                                                    ----------------     -----------------
  Asset retirement obligation, beginning of period................................  $      5,415           $     1,910
  Liabilities incurred............................................................           725
                                                                                                                   650
  Liabilities settled.............................................................             -
                                                                                                                    (4)
  Revision in estimates...........................................................             -
                                                                                                                     -
  Accretion expense...............................................................            55
                                                                                                                    38
                                                                                    ----------------     -----------------
  Asset retirement obligation, end of period......................................  $      6,195           $     2,594
                                                                                    ================     =================

         The above accretion expense is included in depreciation, depletion and amortization in the Company's consolidated statements of income.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

         The Company is the managing general partner of various energy partnerships, and has agreed to indemnify each investor partner from any liability that exceeds such partner's share of partnership assets. Subject to certain conditions, investor partners in certain energy partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company is not obligated to purchase more than 5% to 10% of the units in any calendar year. Based on past experience, the Company believes that any liability incurred would not be material.

         The Company may be required to subordinate a part of its net partnership revenues to the receipt by investor partners of cash distributions from the energy partnerships equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreements.

         The Parent may draw from its revolving credit facility on behalf of the Company. In March 2004, the Company's parent entered into a credit facility led by Wachovia Bank, which has a current borrowing base of $75.0 million. The facility permits draws based on the remaining proved developed non-producing and proved undeveloped natural gas and oil reserves attributable to the Parent's wells and the projected fees and revenues from operation of the wells and the administration of the energy partnerships. Up to $50.0 million of the facility may be in the form of standby letters of credit. The facility is secured by the Parent's assets, including those of the Company. The revolving credit facility has a term ending in March 2007, when all outstanding borrowings must be repaid, and bears interest at one of two rates (elected at the borrower's option) which increases as the amount outstanding under the facility increases. At December 31, 2005, the Parent had no outstanding balance under this facility.

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE 4 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         The Company is a party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company's financial position or results of operations.

NOTE 5 - DERIVATIVE INSTRUMENTS

         The Company from time to time enters into natural gas futures and option contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange ("NYMEX") futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by the delivery of natural gas.

         The Company formally documents all relationships between hedging instruments and the items being hedged, including the Company's risk management objectives and strategy for undertaking the hedging transactions. This includes matching the natural gas futures and options contracts to the forecasted transactions. The Company assesses, both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in fair value of hedged items. Historically these contracts have qualified and been designated as cash flow hedges and recorded at their fair values. Gains or losses on future contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. Such gains and losses are charged or credited to Accumulated Other Comprehensive Income (Loss) and recognized as a component of sales revenue in the month the hedged gas is sold. If it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in gas reference prices under a hedging instrument and actual gas prices, the Company will discontinue hedge accounting for the derivative and subsequent changes in fair value for the derivative will be recognized immediately into earnings.

         At December 31, 2005, the Company had 60 open natural gas futures contracts related to natural gas sales covering 2,619,000 dekatherms ("Dth") (net to the Company) of natural gas, maturing through December 31, 2009 at a combined average settlement price of $9.24 per Dth. The Company has not recognized any income or loss on settled contracts covering natural gas production for the three months ended December 31, 2005 and 2004, respectively. The Company recognized no gains or losses during the three months ended December 31, 2005 for hedge ineffectiveness or as a result of the discontinuance of cash flow hedges.

         Derivatives are recorded on the balance sheet as assets or liabilities at fair value. For derivatives qualifying as hedges, the effective portion of changes in fair value are recognized in stockholders' equity as Accumulated Other Comprehensive Income (Loss) and reclassified to earnings as such transactions are settled. For non-qualifying derivatives and for the ineffective portion of qualifying derivatives, changes in fair value are recognized in earnings as they occur. At December 31, 2005, the Company reflected net hedging liabilities on its balance sheet of $1.6 million. At September 30, 2005, the Company had no hedging assets or liabilities. Ineffective hedge gains and losses are recorded within the consolidated statements of income while the hedge contract is open and may increase or decrease until settlement of the contract.

         NATURAL GAS FIXED - PRICE SWAPS

                      Production                                               Average                 Fair Value
                        Period                        Volumes                Fixed Price            Liability  (2)
                  Ended December 31,                (MMBTU) (1)              (per MMBTU)             (in thousands)
           ----------------------------------    -------------------    ----------------------   -----------------------
                         2006                            600,300        $       11.48            $             426
                         2007                            951,600                 8.77                       (1,143)
                         2008                          1,067,200                 8.40                         (925)
                                                                                                 -----------------------

                                                                        Total liability          $          (1,642)
                                                                                                 =======================

                      ATLAS RESOURCES, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE 5 - DERIVATIVE INSTRUMENTS (CONTINUED)

         (1) MMBTU represents million British Thermal Units.

         (2) Fair value based on forward NYMEX natural gas and light crude prices, as applicable.

The following table sets forth the book and estimated fair values of derivative instruments at the dates indicated (in thousands):

                                                       DECEMBER 31, 2005                         SEPTEMBER 30, 2005
                                             --------------------------------------     -------------------------------------
                                                BOOK VALUE           FAIR VALUE           BOOK VALUE           FAIR VALUE
                                             -----------------    -----------------     ----------------    -----------------
Assets
Derivative instruments...............        $         473        $           473       $           -       $             -
                                             -----------------    -----------------     ----------------    -----------------
                                             $         473        $           473       $           -       $             -
                                             =================    =================     ================    =================
Liabilities
Derivative instruments...............        $      (2,115)       $        (2,115)      $           -       $             -
                                             -----------------    -----------------     ----------------    -----------------
                                             $      (1,642)       $        (1,642)      $           -       $             -
                                             =================    =================     ================    =================

NOTE 6 - INCOME TAXES

         The Company is included in the consolidated federal income tax return of its Parent. Income taxes are presented as if the Company had filed a return on a separate company basis utilizing its calculated effective rate of 34% and 23% for fiscal years 2006 and 2005 respectively. The Company's effective tax rate is lower than the federal statutory rate due to the benefit of percentage depletion. Deferred taxes, which are included in Advances and note from Parent, reflect the tax effect of temporary differences between the tax basis of the Company's assets and liabilities and the amounts reported in the financial statements. Separate company state tax returns are filed in those states in which the Company is registered to do business.

NOTE 7 - SUBSEQUENT EVENTS

         Atlas recently announced that it intends to form either a wholly-owned limited liability company or limited partnership subsidiary and transfer to that entity substantially all of its natural gas and oil exploration and production assets. In connection with that contemplated transaction, in March 2006 the Company was merged into a newly-formed limited liability company, Atlas Resources, LLC, which is anticipated to become an indirect subsidiary of Atlas' newly-formed subsidiary. Atlas Resources, LLC, however, will continue to serve as managing general partner of its various energy partnerships, and does not expect that any of these transactions will have a material effect on the Partnerships' financial position or results of operations. Atlas further intends to make a registered initial public offering of an anticipated 20% minority interest in its newly-formed subsidiary.

                                   APPENDIX A

                              INFORMATION REGARDING
                          CURRENTLY PROPOSED PROSPECTS
                                       FOR

                      ATLAS AMERICA PUBLIC #15-2006(B) L.P.

               INFORMATION REGARDING CURRENTLY PROPOSED PROSPECTS


The partnerships do not currently hold any interests in any prospects on which the wells will be drilled, and the managing general partner has absolute discretion in determining which prospects will be acquired to be drilled. However, set forth below is information relating to certain proposed prospects and the wells which will be drilled on the prospects by Atlas America Public #15-2006(B) L.P., which is the second partnership in the program and must be closed by December 31, 2006. It is referred to in this section as the "2006(B) Partnership." One well will be drilled on each development prospect, and for purposes of this discussion the well and prospect are referred to together as the "well." The managing general partner does not anticipate that the wells will be selected in the order in which they are set forth below. Also, the wells currently proposed to be drilled by the 2006(B) Partnership when its subscription proceeds are released from escrow, and from time to time thereafter, are subject to the managing general partner's right to:


     o    withdraw the wells and to substitute other wells;

     o    take a lesser working interest in the wells;

     o    add other wells; or

     o    any combination of the foregoing.


The specified wells represent the necessary wells if approximately $34 million is raised and the 2006(B) Partnership takes the working interest in the wells which is set forth below in the "Lease Information" for each well. The managing general partner has not proposed any other wells if:


     o    a greater amount of subscription proceeds is raised;

     o    a lesser working interest in the wells is acquired; or

     o    the wells are substituted for any of the reasons set forth below.


The managing general partner has not authorized any person to make any representations to you concerning the possible inclusion of any other wells which will be drilled by the 2006(B) Partnership or the other remaining partnership, and you should rely only on the information in this prospectus. The currently proposed wells will be assigned to the 2006(B) Partnership unless there are circumstances which, in the managing general partner's opinion, lessen the relative suitability of the wells. These considerations include:

     o the amount of the subscription proceeds received by the 2006(B) Partnership;


     o    the latest geological and production data available;

     o    potential title or spacing problems;

     o availability and price of drilling services, tubular goods and services;

     o    approvals by federal and state departments or agencies;

     o    agreements with other working interest owners in the wells;

     o    farmins; and

     o    continuing review of other properties which may be available.

Any substituted and/or additional wells will meet the same general criteria that the managing general partner used in selecting the currently proposed wells, and generally will be located in areas where the managing general partner or its affiliates have previously conducted drilling operations. You, however, will not have the opportunity to evaluate for yourself the relevant production and geological information for the substituted and/or additional wells.


The information regarding the currently proposed wells is intended to help you evaluate the economic potential and risks of drilling the proposed wells. This includes production information for wells in the same general area as the proposed well, which the managing general partner believes is an important indicator in evaluating the economic potential of any well to be drilled. However, a well drilled by the 2006(B) Partnership may not experience production comparable to the production experienced by wells in the surrounding area since the geological conditions in these areas can change in a short distance. Also, the managing general partner has not been able to obtain production information for previously drilled wells in the immediate areas where a portion of the currently proposed wells in Pennsylvania are situated because the information is not available to the managing general partner as discussed in "Risk Factors - Risks Related to an Investment In a Partnership - Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of a Partnership's Drilling Program." The managing general partner has proposed these wells to be drilled, even though there is no production data for other wells in the immediate area available to the managing general partner, because geologic trends in the immediate area, such as sand thickness, porosities and water saturations, lead the managing general partner to believe that the proposed wells also will be productive.


When reviewing production information for each well offsetting or in the general area of a proposed well to be drilled you should consider the factors set forth below.

     o The length of time that the well has been on-line, and the period for which production information is shown. Generally, the shorter the period for which production information is shown the less reliable this information is, when used for predicting the ultimate recovery of a well.

     o Production from a well declines throughout the life of the well. The rate of decline, the "decline curve," varies based on which geological formation is producing, and may be affected by the operation of the well. For example, the wells in the Clinton/Medina geological formation will have a different decline curve from the wells in the Mississippian/Upper Devonian Sandstone Reservoir in Fayette and Greene Counties. Also, each well in a geological formation or reservoir will have a different rate of decline from the other wells in the same formation or reservoirs.

     o The greatest volume of production ("flush production") from a well usually occurs in the early period of well operations and may indicate a greater reserve volume (generally, the ultimate amount of natural gas and oil recoverable from a well) than the well actually will produce. This period of flush production can vary depending on how the well is operated and the location of the well.

      o The production information for the majority of the wells is incomplete or very limited. The designation "N/A" means:

[START]
          o the production information was not available to the managing general partner for the reasons discussed in "Risk Factors - Risks Related to an Investment In a Partnership - Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of a Partnership's Drilling Program"; or

          o if the managing general partner was the operator, then when the information was prepared the well was:

               o    not completed;

               o    completed, but not on-line to sell production; or

               o    producing for only a short period of time.

     o Production information for wells located close to a proposed well tends to be more relevant than production information for wells located farther away, although performance and volume of production from wells located on contiguous prospects can be much different.

     o Consistency in production among wells tends to confirm the reliability and predictability of the production.

To help you become familiar with the proposed wells the information set forth below is included.


     o    A map of western Pennsylvania and eastern Ohio showing their counties.............................................................5


     o Fayette County, Pennsylvania (Mississippian/Upper Devonian Sandstone Reservoirs)


          o    Lease information for Fayette, Greene and Westmoreland Counties,
               Pennsylvania....................................................7

          o Location and Production Maps for Fayette, Greene and Westmoreland Counties, Pennsylvania showing the proposed wells and the wells in the area....................................................11

          o    Production data for Fayette, Greene and Westmoreland Counties,
               Pennsylvania...................................................19

          o United Energy Development Consultants, Inc.'s geologic evaluation for the currently proposed wells in Fayette, Greene and
               Westmoreland Counties, Pennsylvania............................40


     o    Western Pennsylvania (Clinton/Medina Geological Formation)


          o    Lease information for western Pennsylvania and eastern Ohio....46

          o    Location and Production Maps for western Pennsylvania and eastern
               Ohio showing the proposed wells and the wells in the area......48

          o    Production data for western Pennsylvania and eastern Ohio......51

          o United Energy Development Consultants, Inc.'s geologic evaluation for the currently proposed wells in western Pennsylvania and eastern Ohio...................................................53


     o Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee (Mississippian Carbonate and Devonian Shale Reservoirs)


          o    A map of Tennessee showing its Counties........................59

          o    Lease information for Anderson, Campbell, Morgan, Roane and Scott
               Counties, Tennessee............................................61

          o Location and Production Maps for Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee showing the proposed wells and the wells in the area......................................64

          o    Production data for Anderson, Campbell, Morgan, Roane and Scott
               Counties, Tennessee............................................68

          o United Energy Development Consultants, Inc.'s geologic evaluation for the primary drilling area in Anderson, Campbell, Morgan,
               Roane and Scott Counties, Tennessee............................72

                           MAP OF WESTERN PENNSYLVANIA

                                       AND

                                  EASTERN OHIO

                                [GRAPHIC OMITTED]

                                LEASE INFORMATION

                                       FOR

             FAYETTE, GREENE AND WESTMORELAND COUNTIES, PENNSYLVANIA


                                                                                           OVERRIDING ROYALTY
                                                                                             INTEREST TO THE
                                                  EFFECTIVE     EXPIRATION    LANDOWNER     MANAGING GENERAL
      PROSPECT NAME                 COUNTY          DATE*         DATE*        ROYALTY           PARTNER
      -------------                 ------          -----         -----        -------           -------
1     Benninger # 18            Fayette           4/11/2005        HBP          12.5%              0%
2     Benninger # 19            Fayette           4/11/2005        HBP          12.5%              0%
3     Biddle # 6                Greene            8/30/2000        HBP          12.5%              0%
4     Black # 7                 Fayette           5/13/2002        HBP          12.5%              0%
5     Black # 8                 Fayette           5/13/2002        HBP          12.5%              0%
6     Black # 9                 Fayette           5/13/2002        HBP          12.5%              0%
7     Brazzon # 4               Fayette           3/14/2003        HBP          12.5%              0%
8     Brooks/Hogsett # 3        Fayette           9/27/2004     9/27/2009       12.5%              0%
9     Brooks/Hogsett # 5        Fayette           9/27/2004     9/27/2009       12.5%              0%
10    Bryner Lumber Co. # 2     Fayette           12/22/1914       HBP          12.5%              0%
11    Buday # 3                 Greene             2/5/1999        HBP          12.5%              0%
12    Campbell # 11             Fayette           1/21/2003        HBP          12.5%              0%
13    Campbell # 12             Fayette           1/21/2003        HBP          12.5%              0%
14    Canestrale # 10           Fayette           4/16/2002        HBP          12.5%              0%
15    Canestrale # 11           Fayette           4/16/2002        HBP          12.5%              0%
16    Canestrale # 4            Fayette           4/16/2002        HBP          12.5%              0%
17    Canestrale # 6            Fayette           4/16/2002        HBP          12.5%              0%
18    Canestrale/USX # 11       Fayette           7/24/2003        HBP          12.5%              0%
19    Cannizzaro # 4            Fayette           11/2/2000        HBP          12.5%              0%
20    Captain # 2               Fayette            9/6/2005      9/6/2008       12.5%              0%
21    Celaschi # 1              Fayette            4/3/2002        HBP          12.5%              0%
22    Chellini # 1              Fayette           8/29/2001     8/29/2006       12.5%              0%
23    Chellini # 2              Fayette           8/29/2001     8/29/2006       12.5%              0%
24    Christopher # 3           Fayette            4/8/1998        HBP          12.5%              0%
25    Consol/USX #7             Greene             5/9/2001        HBP          12.5%              0%
26    Consol/USX #8             Greene             5/9/2001        HBP          12.5%              0%
27    Cook/Smith # 4            Fayette            6/3/2003        HBP          12.5%              0%
28    Cook/Smith # 8            Westmoreland       6/3/2003        HBP          12.5%              0%
29    Evans # 3                 Westmoreland      5/16/2005     5/16/2010       12.5%              0%
30    Evans # 4                 Westmoreland      5/16/2005     5/16/2010       12.5%              0%
31    Evans # 5                 Westmoreland      5/16/2005     5/16/2010       12.5%              0%


                                  OVERRIDING                                     ACRES TO BE
                                    ROYALTY        NET                           ASSIGNED TO
                                  INTEREST TO    REVENUE     WORKING     NET         THE
      PROSPECT NAME               3RD PARTIES    INTEREST    INTEREST   ACRES    PARTNERSHIP
      -------------               -----------    --------    --------   -----    -----------
1     Benninger # 18                  0%          87.5%        100%      529          20
2     Benninger # 19                  0%          87.5%        100%      529          20
3     Biddle # 6                      0%          87.5%        100%      310          20
4     Black # 7                       0%          87.5%        100%      278          20
5     Black # 8                       0%          87.5%        100%      278          20
6     Black # 9                       0%          87.5%        100%      278          20
7     Brazzon # 4                     0%          87.5%        100%      112          20
8     Brooks/Hogsett # 3              0%          87.5%        100%       71          20
9     Brooks/Hogsett # 5              0%          87.5%        100%       71          20
10    Bryner Lumber Co. # 2           0%          87.5%        100%      335          20
11    Buday # 3                       0%          87.5%        100%      181          20
12    Campbell # 11                   0%          87.5%        100%      120          20
13    Campbell # 12                   0%          87.5%        100%      120          20
14    Canestrale # 10                 0%          87.5%        100%      554          20
15    Canestrale # 11                 0%          87.5%        100%      554          20
16    Canestrale # 4                  0%          87.5%        100%      245          20
17    Canestrale # 6                  0%          87.5%        100%      554          20
18    Canestrale/USX # 11             0%          87.5%        100%      310          20
19    Cannizzaro # 4                  0%          87.5%        100%      120          20
20    Captain # 2                     0%          87.5%        100%       74          20
21    Celaschi # 1                    0%          87.5%        100%      108          20
22    Chellini # 1                    0%          87.5%        100%      100          20
23    Chellini # 2                    0%          87.5%        100%      100          20
24    Christopher # 3                 0%          87.5%        100%      154          20
25    Consol/USX #7                   0%          87.5%        100%      671          20
26    Consol/USX #8                   0%          87.5%        100%      671          20
27    Cook/Smith # 4                  0%          87.5%        100%      350          20
28    Cook/Smith # 8                  0%          87.5%        100%      350          20
29    Evans # 3                       0%          87.5%        100%       90          20
30    Evans # 4                       0%          87.5%        100%       90          20
31    Evans # 5                       0%          87.5%        100%       90          20


                                                                                           OVERRIDING ROYALTY
                                                                                             INTEREST TO THE
                                                  EFFECTIVE     EXPIRATION    LANDOWNER     MANAGING GENERAL
      PROSPECT NAME                 COUNTY          DATE*         DATE*        ROYALTY           PARTNER
      -------------                 ------          -----         -----        -------           -------
32    Evans # 6                 Westmoreland      5/16/2005     5/16/2010       12.5%              0%
33    Farquhar # 7              Fayette           10/27/2000       HBP          12.5%              0%
34    Gaydos # 5                Greene            11/18/1998    11/18/2008      12.5%              0%
35    Hadenak # 2               Fayette            5/3/2000        HBP          12.5%              0%
36    Hearn # 1                 Fayette            8/4/2005      8/4/2008       12.5%              0%
37    Hendricks # 5             Fayette            1/6/1999        HBP          12.5%              0%
38    Hendricks # 6             Fayette            1/6/1999        HBP          12.5%              0%
39    Holt # 3                  Fayette           7/26/2002        HBP          12.5%              0%
40    Holzapeel # 4             Fayette           1/20/1926        HBP          12.5%              0%
41    Jones # 11                Greene            12/31/2001    12/31/2006      12.5%              0%
42    Jones # 12                Greene            12/31/2001    12/31/2006      12.5%              0%
43    Kerlin/Iulius # 1         Fayette           7/20/2005     7/20/2007       12.5%              0%
44    Kerlin/Iulius # 2         Fayette           7/20/2005     7/20/2007       12.5%              0%
45    Kerlin/Iulius # 3         Fayette           7/20/2005     7/20/2007       12.5%              0%
46    Koltash # 4               Fayette            4/8/2005      4/8/2006       12.5%              0%
47    Kovalic # 11              Fayette           5/10/2004     5/10/2006       12.5%              0%
48    Kovalic # 6               Fayette           5/10/2004        HBP          12.5%              0%
49    Landman # 4               Fayette            1/6/1999        HBP          12.5%              0%
50    Leech # 3                 Fayette           10/12/2004    10/12/2007      12.5%              0%
51    Leech # 5                 Fayette           10/12/2004    10/12/2007      12.5%              0%
52    Martin # 15               Fayette           10/20/2000       HBP          12.5%              0%
53    McCann # 4                Greene            12/12/2001    12/12/2006      12.5%              0%
54    Mood # 2                  Fayette           10/20/2005       HBP          12.5%              0%
55    Mood # 3                  Fayette           10/20/2005       HBP          12.5%              0%
56    Morgan/Orr # 1            Fayette           2/26/2002     2/26/2004       12.5%              0%
57    Mutich # 2                Fayette           4/28/2003     4/28/2008       12.5%              0%
58    Olexa # 1                 Fayette           10/11/2000       HBP          12.5%              0%
59    Olexa # 4                 Fayette           10/11/2000       HBP          12.5%              0%
60    Orr # 20                  Fayette           10/27/2000       HBP          12.5%              0%
61    Orr # 26                  Fayette           10/27/2000       HBP          12.5%              0%
62    Orr # 34                  Fayette           10/27/2000       HBP          12.5%              0%


                                  OVERRIDING                                     ACRES TO BE
                                    ROYALTY        NET                           ASSIGNED TO
                                  INTEREST TO    REVENUE     WORKING     NET        THE
      PROSPECT NAME               3RD PARTIES    INTEREST    INTEREST   ACRES    PARTNERSHIP
      -------------               -----------    --------    --------   -----    -----------
32    Evans # 6                       0%          87.5%        100%       90          20
33    Farquhar # 7                    0%          87.5%        100%       90          20
34    Gaydos # 5                      0%          87.5%        100%      210          20
35    Hadenak # 2                     0%          87.5%        100%       48          20
36    Hearn # 1                       0%          87.5%        100%       17          17
37    Hendricks # 5                   0%          87.5%        100%       85          20
38    Hendricks # 6                   0%          87.5%        100%       85          20
39    Holt # 3                        0%          87.5%        100%       99          20
40    Holzapeel # 4                   0%          87.5%        100%       97          20
41    Jones # 11                      0%          87.5%        100%       21          20
42    Jones # 12                      0%          87.5%        100%       21          20
43    Kerlin/Iulius # 1               0%          87.5%        100%       80          20
44    Kerlin/Iulius # 2               0%          87.5%        100%       80          20
45    Kerlin/Iulius # 3               0%          87.5%        100%       80          20
46    Koltash # 4                     0%          87.5%        100%      105          20
47    Kovalic # 11                    0%          87.5%        100%       48          20
48    Kovalic # 6                     0%          87.5%        100%      252          20
49    Landman # 4                     0%          87.5%        100%       42          20
50    Leech # 3                       0%          87.5%        100%       89          20
51    Leech # 5                       0%          87.5%        100%       89          20
52    Martin # 15                     0%          87.5%        100%       80          20
53    McCann # 4                      0%          87.5%        100%       57          20
54    Mood # 2                        0%          87.5%        100%       82          20
55    Mood # 3                        0%          87.5%        100%       82          20
56    Morgan/Orr # 1                  0%          87.5%        100%       24          20
57    Mutich # 2                      0%          87.5%        100%       65          20
58    Olexa # 1                       0%          87.5%        100%      166          20
59    Olexa # 4                       0%          87.5%        100%      166          20
60    Orr # 20                        0%          87.5%        100%      987          20
61    Orr # 26                        0%          87.5%        100%      987          20
62    Orr # 34                        0%          87.5%        100%      987          20


                                                                                           OVERRIDING ROYALTY
                                                                                             INTEREST TO THE
                                                  EFFECTIVE     EXPIRATION    LANDOWNER     MANAGING GENERAL
      PROSPECT NAME                 COUNTY          DATE*         DATE*        ROYALTY           PARTNER
      -------------                 ------          -----         -----        -------           -------
63    Orr # 35                  Fayette           10/27/2000       HBP          12.5%              0%
64    Patterson # 16            Westmoreland      12/5/2002        HBP          12.5%              0%
65    Piersol/USX # 1           Fayette           10/5/2000        HBP          12.5%              0%
66    Pollock # 1               Fayette           11/9/2004     11/9/2006       12.5%              0%
67    Rich Farms # 1            Fayette            8/1/2001      8/1/2007       12.5%              0%
68    Rich Farms # 2            Fayette            8/1/2001      8/1/2007       12.5%              0%
69    Robinson # 10             Fayette           10/27/2005    10/27/2007      12.5%              0%
70    Robinson # 7              Fayette           10/27/2005    10/27/2007      12.5%              0%
71    Simmons # 2               Fayette           11/1/2005     11/1/2010       12.5%              0%
72    USX 520 # 3               Fayette           11/23/1994       HBP          12.5%              0%
73    Wilkinson # 1             Fayette           10/16/2002       HBP          12.5%              0%
74    Wilkinson # 5             Fayette           10/16/2002       HBP          12.5%              0%
75    Wilkinson # 6             Fayette           10/16/2002       HBP          12.5%              0%
76    Williams # 31             Fayette           11/12/2004    11/12/2007      12.5%              0%
77    Willis # 4                Greene            9/26/2001     9/26/2006       12.5%              0%
78    Wolf # 23                 Fayette           5/27/2004        HBP          12.5%              0%
79    Zinn # 3                  Fayette           9/22/2004        HBP          12.5%              0%
80    Zinn # 4                  Fayette           9/22/2004        HBP          12.5%              0%

*HBP - Held by Production.


                                  OVERRIDING                                     ACRES TO BE
                                    ROYALTY        NET                           ASSIGNED TO
                                  INTEREST TO    REVENUE     WORKING     NET        THE
      PROSPECT NAME               3RD PARTIES    INTEREST    INTEREST   ACRES    PARTNERSHIP
      -------------               -----------    --------    --------   -----    -----------
63    Orr # 35                        0%          87.5%        100%      987          20
64    Patterson # 16                  0%          87.5%        100%      110          20
65    Piersol/USX # 1                 0%          87.5%        100%      2109         20
66    Pollock # 1                     0%          87.5%        100%       20          20
67    Rich Farms # 1                  0%          87.5%        100%       95          20
68    Rich Farms # 2                  0%          87.5%        100%       95          20
69    Robinson # 10                   0%          87.5%        100%      325          20
70    Robinson # 7                    0%          87.5%        100%      325          20
71    Simmons # 2                     0%          87.5%        100%       71          20
72    USX 520 # 3                     0%          87.5%        100%      520          20
73    Wilkinson # 1                   0%          87.5%        100%      198          20
74    Wilkinson # 5                   0%          87.5%        100%      198          20
75    Wilkinson # 6                   0%          87.5%        100%      198          20
76    Williams # 31                   0%          87.5%        100%      184          20
77    Willis # 4                      0%          87.5%        100%      100          20
78    Wolf # 23                       0%          87.5%        100%       47          20
79    Zinn # 3                        0%          87.5%        100%      137          20
80    Zinn # 4                        0%          87.5%        100%      137          20

*HBP - Held by Production.

                        LOCATION AND PRODUCTION MAPS FOR

             FAYETTE, GREENE AND WESTMORELAND COUNTIES, PENNSYLVANIA

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                                       11

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                                       12

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

             FAYETTE, GREENE AND WESTMORELAND COUNTIES, PENNSYLVANIA

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

     7     Greensboro Gas Co.              David Gans #2-427                  11/18/1918   N/A          N/A         2530      N/A
    25     Duquesne Natural Gas Co.        L.L. Robinson #2                   6/14/1930    N/A          N/A         2458      N/A
    26     Duquesne Natural Gas Co.        L.L. Robinson #1                   8/15/1929    N/A          N/A         1692      N/A
    29     Carnegie Natural Gas Co         H.C. Frick (Buffington) #2          9/7/1944    N/A      101,000/1959    3700      N/A
    45     Greensboro Gas Co.              Rebecca Shouffler #2               2/26/1925    N/A          N/A         2971      N/A
    81     Orville Eberly                  Dick #1                            3/10/1945    N/A          N/A          N/A      N/A
    82     N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
    83     N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
    106    Orville Eberly                  Sackett #1                          3/1/1943    N/A          N/A         1268      N/A
    118    Peoples Natural Gas Co          Kovach #1                          12/7/1943    N/A      263,000/1992    3162      N/A
    119    W.Burkland                      Natale #1                          6/19/1944    N/A      267,000/1992    3101      N/A
    120    Peoples Natural Gas Co.         Emery Dziak #1                      4/1/1945    N/A    29,227 / 7 years  3489      N/A
    122    Equitable Gas Co                H.C. Frick (Buffington) #2          2/2/1945    N/A      337,000/1995    3041      N/A
    133    Columbia Gas Transmission Corp  Perl & Mary Hough                  3/23/1923    N/A          N/A         2226      N/A
    134    Atlas                           Ed & Claire Donley #1              10/13/1944   N/A        344,000       3845      N/A
    135    Atlas                           John Palsi #1                      6/15/1915    N/A        147,000       1278      N/A
    136    Atlas                           Bryner Lumber Co. #1               2/12/1916    N/A        564,000       2550      N/A
    140    Atlas                           Lauretta Duff                         1915      N/A      184,000/1990    1361      N/A
    142    Atlas                           A. Grimes #1                       11/16/1924   N/A         1,289        1550      306
    143    Atlas                           Springer #1                         4/4/1901    N/A      181,000/1990    1333      N/A
    179    Atlas                           Whitko, J. #1                         N/A       N/A      858,000/1990     N/A      N/A
    180    Atlas                           Dantonio #1                           N/A       N/A      181,000/1990     N/A      N/A
    181    Atlas                           O'Donnell, W. #2                      N/A       N/A      136,000/1990     N/A      N/A
    182    Atlas                           Holzapeel #1                          N/A       N/A      540,000/1990     N/A      N/A
    190    Columbia Gas Transmission Corp  E.Areford #1                       11/18/1897   N/A      507,000/1990    2147      N/A
    193    Oil & Gas Services Inc          Marine Coal #285                      N/A       N/A          N/A          N/A      N/A
    195    Arthur Huffman                  Miller #1                             N/A       N/A          N/A          N/A      N/A
    210    W.Burkland                      D. Sumey #1                        4/22/1905    N/A          N/A          N/A      N/A
    235    W. Burkland                     C. Bixler #1                          1927      N/A          N/A          N/A      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------
    238    Oil & Gas Services Inc          Naomi #280                            N/A       N/A          N/A          N/A      N/A
    241    Unknown Operator                Morton #1                           1/1/1930    N/A          N/A         2460      N/A
    242    Fox Brothers                    Roy Griffin #1                     5/28/1953    N/A          N/A         3628      N/A
    247    Bernandine Captain              Captain #1                            N/A       N/A          N/A          N/A      N/A
    248    Peoples Natural Gas Co          Arison #1                          1/13/1950    N/A          N/A         3615      N/A
    259    Chalfant, A.                    Chalfant #1                           N/A       N/A          N/A          N/A      N/A
   1380    N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
   20013   William E. Snee & Orville EberlySzabo #1                           8/20/1960    N/A          N/A         2640      N/A
   20034   Peoples Natural Gas Co          G.Emerson Work #1                  6/25/1963    N/A          N/A         1457      N/A
   20101   Greensboro Gas Co.              J.V. Hoover                           N/A       N/A          N/A         2313      N/A
   20107   Orville Eberly                  Bilek #1                           6/21/1903    N/A          N/A         1268      N/A
   20122   R. Taylor Mosier                R. T. Mosier #1                    3/11/1972    N/A          N/A         2642      N/A
   20133   R.T. Mosier                     Mildred M. Thomas #1               11/24/1973   N/A          N/A         2350      N/A
   20137   Orville Eberly                  Sackett #3                         4//2/1946    N/A          N/A         4252      N/A
   20138   Peoples Natural Gas Co          Gray #1 (now Keslar)               9/10/1973    N/A          N/A         4513      N/A
   20147   Peoples Natural Gas Company     Emery Anden #1                     9/16/1974    N/A          N/A         4004      N/A
   20148   Peoples Natural Gas Co.         Michael J. Gillock #1              8/23/1974    N/A          N/A         3902      N/A
   20150   Peoples Natural Gas Co.         John E. Dunay #1                   9/25/1974    N/A          N/A         3815      N/A
   20158   R. Taylor Mosier                Stewart #1                          5/1/1980    N/A          N/A         3840      N/A
   20168   R. Taylor Mosier                R.T. Mosier #2                     1/10/1977    N/A          N/A         2600      N/A
   20174   Louden Properties, Inc.         Newmeyer #1                        6/30/1977    N/A          N/A         4200      N/A
   20180   Go Enterprises                  Reno L. Mosier #1                   8/5/1978    N/A          N/A         2610      N/A
   20188   Adobe Oil & Gas Corp.           L. Warchol #1                       2/4/1978    N/A          N/A         4235      N/A
   20210   Adobe Oil & Gas Corp            Griffin #1                         10/30/1978   N/A          N/A         3829      N/A
   20220   George A. Burgly, Jr.           Lila Gaskill #2                    11/11/1982   N/A          N/A         3084      N/A
   20264   Columbia Gas Transmission Corp  Bryner Lumber Co. #1               10/23/1980   N/A          N/A         3591      N/A
   20265   Peoples Natural Gas Co          Cook #1                             8/8/1980    N/A          N/A         4008      N/A
   20272   Peoples Natural Gas Co          Kovach #3                          12/17/1980   N/A          N/A         3347      N/A
   20288   Peoples Natural Gas Co          Smith #1                            3/9/1982    N/A          N/A         2919      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------
   20295   Atlas                           Sumey, B. #1                       12/7/1981     9          9,397        3998       0
   20313   Ashtola Production Co           D'Isodoro #1                       12/7/1982    N/A          N/A         3863      N/A
   20325   Ashtola Production Co           Best Food Products Inc. #1         11/18/1982   N/A          N/A         3681      N/A
   20332   Ashtola Production Co.          Wilbur W. Hibbs #1                  8/4/1982    N/A          N/A         4211      N/A
   20347   Peoples Natural Gas Co          J. Magerko #1                      7/13/1944    N/A      149,000/1977    3709      N/A
   20351   Questa Petroleum Co             Elliot #1                           2/2/1983    N/A          N/A         3640      N/A
   20361   Carnegie Natural Gas Co.        W.B. Hustead #1                    12/13/1983   N/A   284,358 / 7 years  5422      N/A
   20362   Carnegie Natural Gas Co.        Mike Zahradnik #1                  10/24/1983   N/A          N/A         5574      N/A
   20376   Carnegie Natural Gas Co.        John & Anna Kozel #1               10/15/1983   N/A     3396 / 7 years   5452      N/A
   20380   Elliott, Roy W. Jr.             Roy Elliott #2                     9/24/1983    N/A       120 / 1994     3822      N/A
   20396   Ashtola Production Co           Jarrett #1                         5/18/1984    N/A          N/A         4009      N/A
   20403   Oil & Gas Services Inc          Montgomery #1                         N/A       N/A          N/A         2853      N/A
   20404   Greensboro Gas Co.              Leander Dills #894                    1931      N/A          N/A         1815      N/A
   20418   William Sadowski                Lot 140 #6                         8/16/1984    N/A          N/A         2800      N/A
   20473   Douglas Oil & Gas, Inc.         Paul A. Burd #1                    8/16/1987    N/A          N/A         3701      N/A
   20487   Douglas Oil & Gas, Inc.         Burd #4                             1/7/1988    N/A         0/1991       3720      N/A
   20501   Douglas Oil & Gas, Inc.         Chess #1                           2/11/1989    N/A          N/A         3840      N/A
   20555   Atlas                           Bryner Lumber Co. #1               9/28/1991    71          5,942        4252      84
   20625   Douglas Oil & Gas, Inc.         Dulick #1                          2/14/1992    N/A    14,484 / 7 years  3803      N/A
   20713   Snyder Brothers, Inc.           Hustead Development, Inc. #3        1/8/1994    N/A   291,886/1997-1999  3690      N/A
   20723   Kriebel Gas Inc                 Kovach #1                          3/23/1994    N/A          N/A         4450      N/A
   20726   Snyder Bros Inc                 Klein #1                           6/21/1994    N/A          N/A         3623      N/A
   20742   Kriebel Gas Inc                 Fairbank Rod & Gun #1              11/5/1996    N/A          N/A         3895      N/A
   20747   Atlas                           USX 520 #1                         6/11/1995    92           626         3947       0
   20797   Carnegie Natural Gas Co.        Hustead Development, Inc. #5       11/14/1995   N/A    34,189/1997-1999  3804      N/A
   20810   W. Burkland                     Buncic #1                          3/11/1996    N/A          N/A          N/A      N/A
   20811   Atlas                           USX 520 #2A                        3/12/1996    108         43,391       4043      194
   20961   Atlas                           Prah #1                            12/30/1997   90          41,793       4590      182
   20978   Atlas                           Colucci #1                          2/7/1998    89          70,017       4066      453

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   21009   Mid-Penn Energy Corp.           USX 924 #1                         11/16/1998   N/A          N/A         3793      N/A
   21020   Atlas                           Ralph/USX #1                       11/13/1998   81          88,067       3957      171
   21029   Atlas                           Christopher #1                     10/25/1998   81          11,926       4228      134
   21037   Atlas                           Lindsey #1                         11/4/1998    81          58,987       4227      149
   21061   Atlas                           Jarina Unit #1                     2/25/1999    78          7,700        3650      69
   21062   Oil & Gas Management, Inc.      Uphold #1                          12/29/1998   N/A          N/A         3765      N/A
   21065   Mid-Penn Energy Corp.           USX 924 #2                         1/31/1999    N/A          N/A         3786      N/A
   21068   Atlas                           Skovran #1                         2/15/1999    78         166,786       4098      673
   21072   W.Burkland                      Yoho #1                               N/A       N/A          N/A          N/A      N/A
   21077   W.Burkland                      D'Amico #1                            N/A       N/A          N/A         2500      N/A
   21079   Atlas                           Craig #1                           3/26/1999    78          33,580       4015      203
   21093   Penneco Oil Co., Inc.           Swiantek #1                         7/9/1999    N/A          N/A         3917      N/A
   21099   W.Burkland                      D'Amico #2                         11/10/1999   N/A          N/A         2480      N/A
   21111   Atlas                           Skovran #3                         12/18/1999   69         489,160       4168      781
   21112   Atlas                           Skovran #4                          1/7/2000    66          17,862       4187      164
   21113   Atlas                           Visnich #1                         1/19/2000    66         142,333       3968      83
   21114   Douglas Oil & Gas Inc           Dick W #3                          12/16/1999   N/A          N/A         3582      N/A
   21116   Atlas                           Johnston, E.#1                     3/25/2000    65         106,748       4270      423
   21118   Atlas                           Grant #1                           1/14/2000    66         641,124       3870     1011
   21125   Rejiss Associates               Bertha Grimplin #1                 1/12/2000    N/A          N/A         4209      N/A
   21133   Atlas                           P.Antram #1                        2/18/2000    66          17,266       4203      134
   21135   Atlas                           Skovran #2 (sold to landowner)      3/2/2000    N/A          N/A          N/A      N/A
   21138   Atlas                           Keslar #1                           3/8/2000    66         217,738       4085      527
   21140   Atlas                           Skovran #5                         3/13/2000    66          27,927       4067      293
   21143   Atlas                           Craig #2                           3/19/2000    P/A          N/A         4090      N/A
   21147   Atlas                           Krepps #1                           4/1/2000    66          33,105       4210      279
   21168   Atlas                           Keslar #3                          8/18/2000    62         187,119       4126      621
   21177   Atlas                           Keslar #2                          8/11/2000    61         228,399       3974      711
   21179   Petroleum Development Corp.     Guseman/USX #1                     1/19/2001    N/A          N/A         3910      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   21182   Penneco Oil Co., Inc.           Martin #1A                         11/21/2000   N/A          N/A         3353      N/A
   21191   Atlas                           Antram #2                          10/27/2000   59          27,625        228      239
   21220   Atlas                           Stoken #1                          1/26/2001    56          22,148       4059      262
   21226   Atlas                           Antram #3                          12/2/2000    57          22,643       4121      226
   21232   Atlas                           Fairbank Rod & Gun #2              1/11/2001    56          2,325        3973       0
   21237   Atlas                           Fairbank Rod & Gun #1              1/19/2001    56          13,816       4055      103
   21239   Atlas                           Keslar #4                          3/19/2001    54         352,079       3959      486
   21240   W.Burkland                      Shimko Redmond Unit #1                N/A       N/A          N/A          N/A      N/A
   21248   Atlas                           Bukovitz Tr. 1 #1                   3/2/2001    53          15,317       3907      161
   21251   Atlas                           Deaton Unit #1                      3/8/2001    54          35,013        266      351
   21255   Atlas                           Faverio #1                          7/2/2001    50          4,544        4113       0
   21278   Penneco Oil Co., Inc.           Swiantek #2                         8/3/2001    N/A          N/A         3422      N/A
   21279   Penneco Oil Co., Inc.           Swiantek #3                        7/30/2001    N/A          N/A         3417      N/A
   21289   Atlas                           Cardine #1                         7/18/2001    50          19,102       4110      322
   21292   Atlas                           Skovran #8                          7/7/2001    51         111,532       2152      972
   21302   Atlas                           Keslar #5                          7/23/2001    49          38,809       4005      88
   21304   Atlas                           Swetz #2                           11/3/2001    46          33,707       4260      317
   21320   Atlas                           Hmelyar #1                         8/24/2001    36          10,857       4210      196
   21326   Atlas                           Skovran #7                         9/10/2001    48          47,462       4063      366
   21342   Atlas                           Szuhay #1                          12/10/2001   45          84,523       4550      324
   21343   Atlas                           Szuhay #2                          10/14/2001   47          9,026        4492      76
   21344   Atlas                           Szuhay #3                          4/30/2002    41          34,043       4360      389
   21356   Atlas                           Griffin #1                         10/29/2001   42          26,223       3865      467
   21357   Atlas                           Bashour #1                         12/18/2001   45         303,296       4558      927
   21358   Atlas                           Skovran #10                        12/4/2001    40          30,285       4500      489
   21374   Atlas                           Keslar #6                          12/28/2001   45          36,834       4050      235
   21382   Atlas                           Labash/Myers #3                     9/1/2003    32           130         4389       0
   21393   Kriebel Minerals, Inc.          W. Orr #001                        8/28/2002    N/A          N/A         3914      N/A
   21398   Atlas                           Hall #11                           1/31/2002    P/A          N/A         4230      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   21400   Atlas                           Newcomer #2                        2/28/2002    41          12,263       2175       0
   21401   Atlas                           Newcomer #1                        1/26/2002    41          2,545        4446       0
   21412   Atlas                           Mazzocco #1A                       2/28/2002    43          30,143        414      356
   21433   Great Lakes Energy Partners     Randolph Unit #2                   4/22/2002    N/A          N/A         4146      N/A
   21436   Great Lakes Energy Partners     Misinay #1                         12/23/2002   N/A          N/A         4250      N/A
   21437   Great Lakes Energy Partners     Misinay #2                         10/31/2002   N/A          N/A         4218      N/A
   21445   Turm Oil Inc.                   Michael W. & Donna J. Nelson #1     5/1/2002    N/A          N/A         4342      N/A
   21450   Kriebel Minerals, Inc.          Grimm #1                           8/22/2002    N/A          N/A         4416      N/A
   21453   Atlas                           Rider & Ashton #1                  5/15/2002    40          6,181        4426      127
   21460   Atlas                           Henderson #1                       5/21/2002    38          8,759        3880      127
   21496   Atlas                           Leck #2                            4/11/2003    29          15,657       3860      320
   21502   Atlas                           Rittenhouse #4                     10/23/2002   35          7,111        3710      108
   21503   Atlas                           Rittenhouse #5                     3/29/2003    29          11,222       3450      188
   21504   Atlas                           Rittenhouse #6                     4/12/2003    29          11,457       3970      207
   21514   Great Lakes Energy Partners     Baily #2                           9/18/2002    N/A          N/A         4138      N/A
   21515   Atlas                           New Life Free Methodist Church #1  9/11/2002    36          85,066       3900     1201
   21523   Kriebel Minerals, Inc.          Curfew Grange Unit #1              10/10/2002   N/A          N/A         3900      N/A
   21527   Atlas                           Nichols #1                         8/16/2002    36          14,932       4160      208
   21543   Atlas                           Jackson Farms #8                   11/21/2003   22          31,825       3920      606
   21550   Atlas                           Nichols #3                         12/19/2003   20          7,522        3730      188
   21553   Atlas                           Jackson Farms Unit #4              10/16/2002   35          23,591       4460      350
   21564   Kriebel Minerals, Inc.          Arison #1                          10/7/2002    N/A          N/A         3710      N/A
   21568   Atlas                           Rosa #4                            5/14/2003    28          8,255        4000      163
   21569   Atlas                           Rosa #1                            1/20/2003    32          45,403       4030      735
   21570   Atlas                           Szuhay #4                          12/20/2002   33          8,372         174      156
   21586   Great Lakes Energy Partners     Baily #3                           11/6/2002    N/A          N/A         4008      N/A
   21587   Atlas                           Wivell #3                          1/11/2003    32         100,141       4059     1069
   21588   Atlas                           Wivell #1                          1/25/2003    32          66,884       4030      965
   21619   Atlas                           Jackson Farms #3                   2/17/2003    32         131,212       3805      890

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   21621   W.Burkland                      E. Dziak #2                         1/7/2003    N/A          N/A         4241      N/A
   21622   Atlas                           Griffin #2                         2/27/2003    31          29,005       3660      688
   21653   Atlas                           Bukovitz Tr 1 #2A                  4/15/2003    29          8,692        4000      158
   21654   Kriebel Minerals, Inc.          W. Orr #3                          2/26/2003    N/A          N/A         4466      N/A
   21660   Atlas                           Skovran #14                        3/24/2003    30          17,667       4119      307
   21681   Atlas                           Jackson Farms #19                   4/2/2003    29          12,171       4070      195
   21683   Campbell Oil & Gas, Inc.        Warchol #2                         1/21/2004    N/A          N/A         3430      N/A
   21688   Atlas                           New Life Free Methodist Church #2   4/4/2003    29          44,159       3850      748
   21693   Atlas                           Blaney #1                          3/17/2003    29          9,790        4050      167
   21701   Atlas                           Warhola/Ogle #1                    4/18/2003    29          28,160       3850      474
   21721   Atlas                           Jackson Farms #11                  7/10/2003    27          4,046        4310      63
   21722   Atlas                           Warhola/Ogle #2                    11/1/2003    22          16,583       3860      224
   21743   Atlas                           Allen #4                           7/16/2003    26          21,954       3850      474
   21744   Atlas                           Allen #6                           7/24/2003    25          69,732       3960     1559
   21751   Atlas                           Allen #7                           9/17/2003    25         105,605       3972     2076
   21754   Atlas                           Rosinski #1                         8/9/2003    25          41,929       4010      859
   21755   Atlas                           Rosinski #2                        8/12/2003    25         118,825       4210     2985
   21756   Atlas                           Jackson Farms #9                    8/3/2003    26          11,772       4400      270
   21757   W. Burkland                     E. Siegel #1                       6/11/2004    N/A          N/A         4012      N/A
   21762   Atlas                           Rosa #5                            12/12/2003   24          17,694       3990      479
   21777   Atlas                           Jacobson #1                        7/23/2003    29          3,546        4350      66
   21787   W. Burkland                     R. Jackson #2                      7/24/2003    N/A          N/A         3758      N/A
   21802   Atlas                           Martin #6                           2/9/2004    19          23,667       4050      563
   21803   Atlas                           Martin #7                          9/15/2003    21          24,206       4055      584
   21808   Atlas                           Blaney/USX #4                      12/19/2003   20          21,087       3920      547
   21809   Atlas                           Blaney #3                          12/9/2003    20          26,805       3950      654
   21810   Atlas                           Blaney #2                          12/5/2003    21          13,277       3920      337
   21811   Atlas                           Labash/Myers #2                    9/12/2003    23           890         3850       0
   21816   Atlas                           Kalafut #1                          9/6/2003    25          2,883        3900      60

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   21819   Atlas                           Jackson Farms #12                  9/24/2003    24          88,165       3911     2622
   21825   Kriebel Minerals, Inc.          W. Orr #4                          12/11/2003   N/A          N/A         4481      N/A
   21828   Atlas                           Hendricks #3                       10/11/2003   19          25,845       3912     1030
   21829   Atlas                           Wozniak #1                         9/30/2003    19          3,423        4525      61
   21835   Atlas                           Wivell #2                          9/25/2003    24          55,449       3950     1168
   21840   Atlas                           Free #2                            10/31/2003   22          14,890       3860      375
   21847   Atlas                           Christopher #2                     3/15/2004    17          5,744         301      216
   21849   Atlas                           Colucci #2                         4/26/2004    17          19,157       4050      600
   21856   Atlas                           Cardine #2                         2/14/2004    19          19,143       4710      654
   21875   Atlas                           Brady #1                           12/2/2003    21          10,777       4200      349
   21877   Atlas                           Wivell #4                          11/6/2003    21          27,274       3950      764
   21878   Atlas                           Porter #11                         2/10/2004    17          6,268        4550      183
   21880   W. Burkland                     R. Jackson #3                         N/A       N/A          N/A          N/A      N/A
   21893   Atlas                           Allen/USX #9                       1/13/2004    19          35,281       4020     1088
   21894   Atlas                           Krepps #2                          1/21/2004    19          32,452       4100      891
   21902   Atlas                           Skovran #20                        1/18/2004    19          1,704         86       57
   21908   Atlas                           Lilley #2                          1/18/2004    19         126,811       2550     1978
   21909   Atlas                           Lilley #3                          2/15/2004    19          4,938        4510      137
   21911   Atlas                           Porter #10                         12/29/2003   14          16,593       3950      570
   21917   Atlas                           Lilley #1                          1/27/2004    19          5,318        4210      192
   21944   Atlas                           Brady #2                           4/22/2004    17          14,573       4340      490
   21957   Atlas                           Chubboy #1                          5/8/2004    16          27,323       3880      944
   21958   Atlas                           Chubboy #2                         4/15/2004    16          49,468       3950     1536
   21959   Atlas                           Chubboy #3                          5/4/2004    16          20,946       4020      522
   21966   Atlas                           Langley #6                         12/20/2003   19          58,637       4370      684
   21971   Atlas                           Kmetz #1                            2/2/2004    17          24,720       4050      687
   21984   Atlas                           Veschio/USX #1                     3/13/2004    16          51,692       3855     1838
   22000   Atlas                           Weisman #1                         3/10/2004    16          22,504       4050      929
   22021   Atlas                           Hendricks #4                       1/14/2004    19          37,879       3920     1191

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   22054   Atlas                           Canestrale #1                      3/18/2004    13          12,190       4250      471
   22057   Atlas                           Canestrale #3                       9/3/2004    13          16,132       4460      438
   22074   Atlas                           Kovach #7                           4/7/2004    16          19,383        986      714
   22091   Atlas                           Tercho-Shimko #2                   8/16/2004    13          11,766       1950    Shut-in
   22098   Atlas                           Wilkinson #2                       8/29/2004    13          44,214       3990     1392
   22099   Atlas                           Wilkinson #3                       3/25/2004    13          9,455        4200      447
   22123   Atlas                           Randolph #3                        10/19/2004   P/A          N/A          N/A     4480
   22126   Atlas                           Canestrale #9                      6/22/2004    12          9,591        4410      321
   22138   Atlas                           Jackson Farms #23                  12/14/2004    9          10,534       1532      634
   22170   Atlas                           Canestrale #7                      6/30/2004     8          2,937        4280      240
   22224   Atlas                           USX #7A                            8/28/2004    N/A          N/A         3450      N/A
   22229   Atlas                           Kovach #4                           8/9/2004    13          68,922       6878     3497
   22232   Atlas                           Weisman #2                         8/14/2004    13          7,682        3980      265
   22252   Atlas                           D'Isidoro #2                       9/18/2004    12          13,378       4740      804
   22253   Atlas                           D'Isidoro #3                       9/23/2004    12          40,908       3855     2216
   22261   Atlas                           D'Isidoro #4                       9/28/2004    12          37,865       3950     1554
   22281   Atlas                           O'Donnell #3                       12/16/2004    2          2,102        4300     1439
   22285   Atlas                           Whiteko/Canestrale #2              3/11/2005     1           429         3800      429
   22286   Atlas                           Whiteko/Canestrale #3              10/15/2004    1           360         4480      360
   22287   Atlas                           Canestrale #23                     9/21/2004    N/A          N/A         4270      N/A
   22293   Atlas                           Canestrale #22                     9/30/2004     3          1,977        3900      409
   22303   Atlas                           O'Donnell #5                       12/6/2004     2          1,270        4340      804
   22308   Atlas                           Watson/Higinbotham #2              10/14/2004    9          12,086       4479      859
   22309   Atlas                           Watson #5                          6/19/2005     2           498         3935      187
   22332   Atlas                           Macala #1                          1/27/2005     2          1,280        3780      908
   22333   Atlas                           Whiteko #6                         10/21/2004    2          1,677        4275     1104
   22342   Atlas                           Whiteko #5                         11/3/2004     2          1,220        4460      727
   22343   Atlas                           Whiteko #4                         10/26/2004    2          1,159        4350      712
   22344   Atlas                           Canestrale #17                     10/9/2004    N/A          N/A         4050      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   22348   Atlas                           O'Donnell #4                       10/5/2004     2          1,806        4315     1221
   22354   Rejiss Associates               R. Taylor Mosier #3                11/20/2004   N/A          N/A         4004      N/A
   22358   Atlas                           Savochka/Gross #9                  12/8/2004     2           841         3900      706
   22365   Atlas                           Kontaxes #1                        11/21/2004    3          6,922        4543     1248
   22373   Atlas                           Canestrale #15                     1/20/2005    N/A          N/A         4230      N/A
   22374   Atlas                           Canestrale #16                     4/21/2005    N/A          N/A         1565      N/A
   22375   Atlas                           Canestrale #19                     4/20/2005    N/A          N/A         3870      N/A
   22389   Atlas                           Celaschi #3                        12/16/2004    2           883         4380      598
   22411   Atlas                           Canestrale #20                      3/1/2005     3          4,573        1820     1945
   22424   Atlas                           Bertovich #3                       11/30/2004   N/A          N/A         4190      N/A
   22425   Atlas                           Baily #5                           4/28/2005     2          1,001        3400      595
   22426   Atlas                           Baily #4                           1/15/2004     2          2,155        4460     1483
   22427   Atlas                           Baily #3                           1/25/2005     2          7,685        4450     5308
   22428   Atlas                           Baily #2                           4/14/2005     2          1,399        4000      934
   22429   Atlas                           Baily #1                            1/7/2005     2          1,262        3990      900
   22460   Atlas                           Holzapeel #2                       12/20/2004   N/A          N/A         4440      N/A
   22461   Atlas                           Holzapeel #3                        1/5/2005    N/A          N/A         4440      N/A
   22462   Atlas                           Canestrale #2                      2/27/2005     5          15,215       3750      798
   22463   Atlas                           Canestrale #5                      2/22/2005     5          41,324       1799     4741
   22464   Atlas                           Canestrale #12                     1/24/2005    N/A          N/A         4405      N/A
   22467   Atlas                           Wilkinson #4                        3/8/2005     5          7,944        3900     1009
   22468   Atlas                           Redman #1                          2/18/2005     2          1,568        3650      967
   22469   Atlas                           Redman #2                          2/10/2005     2          2,108        3700     1454
   22470   Atlas                           Redman #3                           2/1/2005     2          2,105        3800     1491
   22471   Atlas                           Redman #4                          2/25/2005     2          1,600        3700     1038
   22474   Atlas                           Paxon/Gross #11                    9/20/2005     2          4,150        3920     3417
   22478   Atlas                           Radishek #1                        1/31/2005     2           643         3900      561
   22480   Atlas                           Redman #5                          1/18/2005     2          2,024        3945     1421
   22489   Atlas                           Canestrale #13                     1/31/2005    N/A          N/A         3810      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   22490   Atlas                           Canestrale #21                     2/26/2005     3          3,631        3950     1289
   22537   Atlas                           Bobbish #1                         6/16/2005     2          7,289        4050     1945
   22559   Atlas                           Chubboy #4                          5/9/2005     4          19,958       3955     3087
   22560   Atlas                           Norman/Chubboy #1                   5/2/2005     4          11,890       3890     2199
   22561   Atlas                           Canestrale #18                     4/13/2005    N/A          N/A         2660      N/A
   22572   Atlas                           Berdar #1                          6/15/2005     4          1,656        4310      654
   22575   Atlas                           Bertovich #4                       3/10/2005    N/A          N/A         3650      N/A
   22576   Atlas                           Bertovich #5                        3/2/2005    N/A          N/A         3750      N/A
   22585   Atlas                           Booker #1                           3/3/2005     1           573         3850      573
   22586   Atlas                           Canestrale #8                      4/28/2005     3          3,699        3950      566
   22589   Atlas                           Lynch #3                           5/10/2005     1           625         4150      625
   22591   Atlas                           Lynch #5                            6/7/2005     1           455         3920      455
   22592   Atlas                           Lynch #6                           5/25/2005     1           243         3800      243
   22646   Atlas                           Delansky #1                        9/29/2005    N/A          N/A         3750      N/A
   22653   Atlas                           Strickler #3                       8/31/2005    N/A          N/A         3805      N/A
   22654   Atlas                           Strickler #4                       10/22/2005   N/A          N/A         3780      N/A
   22656   Atlas                           Anden #5                            6/7/2005    N/A          N/A         3960      N/A
   22659   Atlas                           Christopher #5                     5/23/2005     4          16,639       1960     2076
   22671   Atlas                           Brazzon #3                         8/11/2005    N/A          N/A         3820      N/A
   22688   Atlas                           Christopher #6                     10/9/2005    N/A          N/A         4170      N/A
   22689   Atlas                           Christopher #7                      6/2/2005     2          3,173        4200     1761
   22704   Atlas                           Christopher #4                     9/28/2005    N/A          N/A         4080      N/A
   22706   Atlas                           Bezjak #10                         6/28/2005    N/A          N/A         3590      N/A
   22709   Atlas                           Holt #2                             9/8/2005    N/A          N/A         3500      N/A
   22710   Atlas                           Holt #4                            8/30/2005    N/A          N/A         3600      N/A
   22717   Atlas                           Skovran #17                         6/9/2005     2           611         4200      242
   22719   Atlas                           Gilmore #3                         9/13/2005    N/A          N/A         3650      N/A
   22721   Atlas                           Grimm #10                          10/21/2005   N/A          N/A         5540      N/A
   22728   Atlas                           Sveda #1                            9/9/2005    N/A          N/A         3730      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   22738   Atlas                           Sveda #2                           1/18/2006    N/A          N/A         3870      N/A
   22739   Atlas                           Goff #1                            8/18/2005    N/A          N/A         3800      N/A
   22740   Atlas                           Goff #2                            8/14/2005    N/A          N/A         3710      N/A
   22746   Atlas                           Kubala #2                          7/28/2005    N/A          N/A         3770      N/A
   22747   Atlas                           Lyons #3                           7/29/2005    N/A          N/A         3860      N/A
   22748   Atlas                           Cook/Smith #1                      7/29/2005    N/A          N/A         3770      N/A
   22748   Atlas                           Lyons #5                            8/5/2005    N/A          N/A         3710      N/A
   22750   Atlas                           Cook/Smith #6                       8/3/2005    N/A          N/A         4080      N/A
   22753   Atlas                           Wise #3                            9/24/2005    N/A          N/A         3890      N/A
   22754   Atlas                           Wise #4                            7/20/2005    N/A          N/A         3710      N/A
   22761   Atlas                           Warchol #1                         10/18/2005   N/A          N/A         3790      N/A
   22762   Atlas                           Warchol #2                         8/14/2005    N/A          N/A         3870      N/A
   22767   Atlas                           Fordyce #1                         8/17/2005    N/A          N/A         3770      N/A
   22769   Atlas                           Clemmer #1                         10/12/2005   N/A          N/A         3760      N/A
   22770   Atlas                           Clemmer #2                          8/4/2005    N/A          N/A         4280      N/A
   22772   Atlas                           Kosanko #2                         1/13/2006    N/A          N/A         3780      N/A
   22773   Atlas                           Kosanko #3                         9/24/2005    N/A          N/A         3840      N/A
   22774   Atlas                           Kosanko #4                         9/28/2005    N/A          N/A         3665      N/A
   22779   Atlas                           Triplett #1                        9/11/2005    N/A          N/A         3600      N/A
   22780   Atlas                           Triplett #8                        8/31/2005    N/A          N/A         3600      N/A
   22789   Atlas                           Doty #2                            11/10/2005   N/A          N/A         3700      N/A
   22790   Atlas                           Doty #3                             9/1/2005    N/A          N/A         3620      N/A
   22791   Atlas                           Doty #4                            12/13/2005   N/A          N/A         5523      N/A
   22792   Atlas                           Cannizzaro #1                      8/19/2005    N/A          N/A         1910      N/A
   22795   Atlas                           Triplett #3                        1/14/2006    N/A          N/A         5550      N/A
   22796   Atlas                           Triplett #5                        8/27/2005    N/A          N/A         3600      N/A
   22797   Atlas                           Triplett #6                        9/21/2005    N/A          N/A         3550      N/A
   22799   Atlas                           Orr #19                            9/20/2005    N/A          N/A         3970      N/A
   22801   Atlas                           Orr #29                            9/25/2005    N/A          N/A         3950      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

   22802   Atlas                           Orr #31                            9/28/2005    N/A          N/A         3978      N/A
   22804   Atlas                           Wolf #20                           8/11/2005    N/A          N/A         3530      N/A
   22810   Atlas                           Orr #27                            10/6/2005    N/A          N/A         4000      N/A
   22814   Atlas                           Olexa #3                           8/10/2005    N/A          N/A         3785      N/A
   22817   Atlas                           Novobilsky #3                       8/2/2005    N/A          N/A         3930      N/A
   22824   Atlas                           Benninger #8                       10/6/2005    N/A          N/A         3600      N/A
   22825   Atlas                           Benninger #9                       12/7/2005    N/A          N/A         5500      N/A
   22828   Atlas                           Benninger #14                      11/21/2005   N/A          N/A         5510      N/A
   22829   Atlas                           Benninger #15                      12/1/2005    N/A          N/A         5510      N/A
   22831   Atlas                           Benninger #17                      12/7/2005    N/A          N/A         5510      N/A
   22833   Atlas                           Benninger #20                      12/10/2005   N/A          N/A         5540      N/A
   22834   Atlas                           Trump #1                           10/19/2005   N/A          N/A         3600      N/A
   22843   Atlas                           Olexa #7                           8/27/2005    N/A          N/A         3780      N/A
   22844   Atlas                           Olbrys #1                          9/14/2005     1            22         3880      22
   22845   Atlas                           Martin #14                         12/1/2005    N/A          N/A         3805      N/A
   22850   Atlas                           Keffer #1                          12/21/2005   N/A          N/A         3800      N/A
   22850   Atlas                           Trump #2                           12/5/2005    N/A          N/A         5510      N/A
   22851   Atlas                           Keffer #2                          12/28/2005   N/A          N/A         3750      N/A
   22852   Atlas                           Keffer #5                           9/9/2005    N/A          N/A         3930      N/A
   22853   Atlas                           Keffer #3                           1/5/2006    N/A          N/A         3715      N/A
   22860   Atlas                           Orr #7                             10/23/2005   N/A          N/A         3960      N/A
   22862   Atlas                           Black #5                            1/9/2006    N/A          N/A         5530      N/A
   22866   Atlas                           Shoaf/Haggerty #5                  10/12/2005   N/A          N/A         5540      N/A
   22873   Atlas                           Kovalic #3                         12/19/2005   N/A          N/A         5500      N/A
   22875   Atlas                           Kovalic #1                          1/8/2006    N/A          N/A         5500      N/A
   22877   Atlas                           Kovalic #5                         1/13/2006    N/A          N/A         5500      N/A
   22887   Atlas                           Zinn #5                            10/18/2005   N/A          N/A         3710      N/A
   22893   Atlas                           Dankle #1                          12/13/2005   N/A          N/A         5540      N/A
   22895   Atlas                           Genovese #6                        12/12/2005   N/A          N/A         3110      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------
   22896   Atlas                           Genovese #8                        12/28/2005   N/A          N/A         5510      N/A
   22898   Atlas                           Benninger #12                      1/19/2006    N/A          N/A         5510      N/A
   22900   Atlas                           Bertalan #2                        10/11/2005   N/A          N/A         3880      N/A
   22901   Atlas                           Black #3                            1/3/2006    N/A          N/A         5520      N/A
   22903   Atlas                           Blower #4                          11/16/2005   N/A          N/A         3620      N/A
   22904   Atlas                           Blower #5                          12/17/2005   N/A          N/A         3650      N/A
   22906   Atlas                           Farquhar #9                        10/6/2005    N/A          N/A         3860      N/A
   22912   Atlas                           Holt #5                            11/10/2005   N/A          N/A         3650      N/A
   22915   Atlas                           Mood #4                            12/29/2005   N/A          N/A         3690      N/A
   22917   Atlas                           Wolf #22                           12/1/2005    N/A          N/A         5500      N/A
   22921   Atlas                           Dowler #1                          10/3/2005    N/A          N/A         3900      N/A
   22928   Atlas                           Cannizzaro #2                      1/20/2006    N/A          N/A         3900      N/A
   22935   Atlas                           Campbell #8                        10/17/2005   N/A          N/A         4110      N/A
   22955   Atlas                           Mood #1                            12/21/2005   N/A          N/A         3602      N/A
   22960   Atlas                           Kubitza #1                         12/27/2005   N/A          N/A         3800      N/A
   22961   Atlas                           Kubitza #4                          1/7/2006    N/A          N/A         3710      N/A
   22968   Atlas                           Fayette Beagle Club #1             11/15/2005   N/A          N/A         3940      N/A
   22970   Atlas                           Fayette Beagle Club #3             12/7/2005    N/A          N/A         4210      N/A
   22972   Atlas                           Orr #10                            12/12/2005   N/A          N/A         3850      N/A
   22973   Atlas                           Orr #14                            12/19/2005   N/A          N/A         3900      N/A
   22974   Atlas                           Orr #15                            12/28/2005   N/A          N/A         3990      N/A
   22975   Atlas                           Orr #21                            10/19/2005   N/A          N/A         4000      N/A
   22977   Atlas                           Orr #23                            10/12/2005   N/A          N/A         4000      N/A
   22988   Atlas                           Knight #3                          11/29/2005   N/A          N/A         5500      N/A
   22996   Atlas                           Hutchinson #8                      12/14/2005   N/A          N/A         4050      N/A
   23003   Atlas                           L&J Equipment #1                   12/16/2005   N/A          N/A         3705      N/A
   23004   Atlas                           L&J Equipment #2                   12/27/2005   N/A          N/A         3740      N/A
   23005   Atlas                           L&J Equipment #3                    1/3/2006    N/A          N/A         5500      N/A
   23018   Atlas                           Blower #2                          12/11/2005   N/A          N/A         3680      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------
   23019   Atlas                           Kovach #8                          12/23/2005   N/A          N/A         4510      N/A
   23027   Atlas                           Hadenak #1                          1/4/2006    N/A          N/A         4173      N/A
   23035   Atlas                           Fisher #6                           1/6/2006    N/A          N/A         3890      N/A
   23038   Atlas                           Apicella #1                        11/22/2005   N/A          N/A         1830      N/A
   23040   Atlas                           Kovalic #8                         12/30/2005   N/A          N/A         5500      N/A
   23056   Atlas                           Orr #4                              1/4/2006    N/A          N/A         5520      N/A
   23061   Atlas                           Reicholf #1                        1/19/2006    N/A          N/A         5500      N/A
   23063   Atlas                           Cook/Smith #2                      1/19/2006    N/A          N/A         5515      N/A
   23081   Atlas                           Orr #24                            1/13/2006    N/A          N/A         5515      N/A
   90018   Manufacturers Light & Heat Co.  Alva J. Wolfe #L-4190              1/15/1954    N/A          N/A          542      N/A
   90021   Duquesne Natural Gas Co.        G.W. Weltner #301                  2/11/1938    N/A          N/A         2600      N/A
   90027   Greensboro Gas Co.              G.O. Morris #1-958                 4/23/1943    N/A          N/A         2509      N/A
   90043   Duquesne Natural Gas Co.        Chas. E. Black #2                  10/23/1937   N/A          N/A         2480      N/A
   90048   Duquesne Natural Gas Co.        C.H. Huhn #1                       12/16/1937   N/A          N/A         2460      N/A
   90062   Greensboro Gas Co.              J. H. Horner #788                     1927      N/A          N/A         3084      N/A
   90069   Greensboro Gas Co               Christopher #2                     2/13/1917    N/A          N/A         3065      N/A
   90070   Greensboro Gas Co.              L.W. Ernest #800                      1927      N/A          N/A         3213      N/A
   90071   Greensboro Gas Co.              E.M. Gibson #2                        1920      N/A          N/A         3108      N/A
   90074   Greensboro Gas Co               George Cox #1                      8/27/1917    N/A          N/A         3152      N/A
   90081   Greensboro Gas Co.              Krepps #2                          10/21/1910   N/A          N/A         3106      N/A
   90083   Greensboro Gas Co.              J. C. Miller #1                       1920      N/A          N/A         1790      N/A
   90087   Greensboro Gas Co.              J.W. Porter #1                        1918      N/A          N/A         3212      N/A
   90089   Greensboro Gas Co.              E.M. Robinson #2                      1918      N/A          N/A         3082      N/A
   90090   Greensboro Gas Co.              E. M. Robinson #1                     1918      N/A          N/A         3073      N/A
   90116   Greensboro Gas Co.              L. Dills #894                      2/19/1931    N/A          N/A         1815      N/A
   90121   Greensboro Gas Co.              O.P. Eberhart #35                  12/19/1901   N/A          N/A         1665      N/A
   90123   Greensboro Gas Co.              S.C. Fast #34                       1/1/1901    N/A          N/A         1755      N/A
   90126   Greensboro Gas Co.              C.W. Fox #1                           1923      N/A          N/A         3497      N/A
   90127   Greensboro Gas Co.              John Morris #48                     7/1/1901    N/A          N/A         1797      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------
   90129   Greensboro Gas Co.              J.A. Searights #38                    N/A       N/A          N/A         1693      N/A
   90132   Greensboro Gas Co.              Springer Heirs #45                    1901      N/A          N/A         1351      N/A
   90133   Greensboro Gas Co.              J.K. Dils #43                         1901      N/A          N/A         1856      N/A
   90135   Greensboro Gas Co.              J.K. Dils #3                          1928      N/A          N/A         2656      N/A
   90136   Greensboro Gas Co.              D. Rhodes #418                        1918      N/A          N/A         2831      N/A
   90137   Greensboro Gas Co.              Stoner #27                            N/A       N/A          N/A         2050      N/A
   90138   Greensboro Gas Co.              Ellen Provance #595                   1925      N/A          N/A         1535      N/A
   90140   Greensboro Gas Co.              W.J. Coleman #40                    2/1/1901    N/A          N/A         2644      N/A
   90146   Greensboro Gas Co               Duff #1                             7/8/1910    N/A          N/A         3689      N/A
   90149   Greensboro Gas Co.              E.S. Stephens #724                    1925      N/A          N/A         2935      N/A
   90150   Paul                            Pgh. Coal Co. #1                   12/1/1928    N/A          N/A         3600      N/A
   90151   Duquesne Natural Gas Co.        Mongomery                           7/6/1928    N/A          N/A         2875      N/A
   90152   Greensboro Gas Co.              C.G. & Sarah Lutz                     1930      N/A          N/A         2137      N/A
   90153   Greensboro Gas Co.              J. M. Hare                            1925      N/A          N/A         2945      N/A
   90154   Greensboro Gas Co.              Robert Gilbert #900                   1931      N/A          N/A         3081      N/A
   90156   Greensboro Gas Co.              H. E. Elliott #1                   8/23/1911    N/A          N/A         2876      N/A
   90157   Greensboro Gas Co.              Charles S. Brown #640              7/20/1923    N/A          N/A         2754      N/A
   90158   Greensboro Gas Co.              Andrew Brown #820                     1928      N/A          N/A         3034      N/A
   90159   Greensboro Gas Co.              A. Brown #815                         1928      N/A          N/A         2935      N/A
   90160   Greensboro Gas Co.              Jos. Elliott #1                       1906      N/A          N/A         2960      N/A
   90163   Greensboro Gas Co               J.S. Rittenhouse #1                   1916      N/A          N/A         3788      N/A
   90166   Greensboro Gas Co.              Mary Miller                           1916      N/A          N/A          N/A      N/A
   90167   Greensboro Gas Co.              J.J. Steele #2                      3/1/1911    N/A          N/A         2947      N/A
   90168   Greensboro Gas Co.              Harvey Steele #1                   7/11/1910    N/A          N/A         3017      N/A
   90178   Greensboro Gas Co               Eliza Lyon                            1916      N/A          N/A         3124      N/A
   90179   Greensboro Gas Co               E.C. Smith                            1915      N/A          N/A         1396      N/A
   90181   Greensboro Gas Co               John Croftcheck                       1915      N/A          N/A         4193      N/A
   90185   Greensboro Gas Co               O.L. Byers                            N/A       N/A          N/A         3794      N/A
   90186   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------
   90189   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
  F13934   Mid-Atlantic                    Haggerty #1                           N/A       N/A          N/A         1314      N/A
  F22816   N/A                             Hazen #1                              N/A       N/A          N/A         3768      N/A
  F26787   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
  F27147   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
   FGN5    N/A                             Masontown Boro                      1/1/1935    N/A          N/A         2200      N/A
   G113    Greensboro Gas Co.              Richard Drew #1-113                11/26/1906   N/A          N/A         2449      N/A
   G122    Greensboro Gas Co.              Dils Heirs /W. Hatfield #1-122      6/4/1907    N/A          N/A         1283      N/A
    G18    Greensboro Gas Co.              Josiah Heath #1                     4/7/1900    N/A          N/A         2606      N/A
   G219    Greensboro Gas Co.              Eli Smith #1                       5/11/1911    N/A          N/A         2527      N/A
   G273    Greensboro Gas Co.              W. Townsend #2-273                 8/27/1913    N/A          N/A         2039      N/A
   G333    Greensboro Gas Co               Shanefelter #1                      9/4/1915    N/A          N/A         4040      N/A
 GRE-00513 Greensboro Gas Co               N.M. Biddle #4                     9/24/1941    N/A          N/A         3145      N/A
 GRE-00522 Greensboro Gas Co               Goodwin #1                         12/22/1923   N/A          N/A         3065      N/A
 GRE-00924 Dunn-Marr Oil & Gas Co          Patterson #1-3882                  10/4/1945    N/A          N/A         3067      N/A
 GRE-01204 Equitrans, Inc.                 Hathaway #3577                      6/3/1941    N/A      468,000/1978    1985      N/A
 GRE-01662 Greenridge Oil Co.              Waters #748                         4/8/1905    N/A          N/A         3112      N/A
 GRE-21132 Equitable Gas Co                Gideon #1                          10/28/1925   N/A          N/A         1858      N/A
 GRE-21229 Equitable Gas Co                Crago #1                           12/23/1931   N/A          N/A         2976      N/A
 GRE-21359 Atlas                           Goodwin #1                          6/7/1977    N/A      504,000/1990    2995      N/A
 GRE-21726 Kepco, Inc.                     Hart #1                            10/11/1982   N/A          N/A         5945      N/A
 GRE-21814 Derby Oil & Gas Co              Hathaway #H-1                       1/3/1983    N/A          N/A         6100      N/A
 GRE-21837 Kepco, Inc.                     Hart #2                            5/16/1983    N/A          N/A         5628      N/A
 GRE-21838 Kepco, Inc.                     Hart #4                            5/31/1983    N/A          N/A         5650      N/A
 GRE-21839 Kepco, Inc.                     Edwin F. Luse #5                    5/4/1983    N/A          N/A         5550      N/A
 GRE-21840 Kepco, Inc.                     Hart #1                            4/26/1983    N/A          N/A         5650      N/A
 GRE-21843 Kepco, Inc.                     Hart #3                             6/6/1983    N/A          N/A         4550      N/A
 GRE-23088 Atlas                           Biddle #1                          9/10/2001    45          19,095       4010      130
 GRE-23104 Atlas                           Harbarger #1                       3/12/2002    42          12,841       1371      156

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------
 GRE-23105 Atlas                           Harbarger #2                       10/21/2001   43          13,130        595      135
 GRE-23139 Atlas                           Biddle #3                          3/26/2002    42          2,794        4000      10
 GRE-23144 Atlas                           Jarek #1                           3/18/2002    39          26,683       4420      534
 GRE-23148 Atlas                           Buday #1                            4/5/2002    40          55,533        148      900
 GRE-23154 Atlas                           Consol/USX #2                       4/3/2002    38          17,491       4272      336
 GRE-23155 Atlas                           Consol/USX #1                      3/26/2005    38          28,078       4300      675
 GRE-23357 Atlas                           Biddle #5                          2/15/2004    17          5,671         283      187
 GRE-23682 Atlas                           Buday #2                           12/1/2005    N/A          N/A         4040      N/A
 GRE-90020 Duquesne Natural Gas Co.        J. Race #1                         8/14/1942    N/A          N/A         3419      N/A
 GRE-90021 Equitable Gas Co                O. Hartley #1                      9/10/1943    N/A          N/A         3550      N/A
 GRE-90022 Equitable Gas Co                Hathaway #1                        7/21/1941    N/A          N/A         3067      N/A
 GRE-90075 Equitable Gas Co                Kerr #2929                         8/24/1926    N/A          N/A         3053      N/A
 GRE-90076 Equitable Gas Co                Hathaway #438                      3/26/1926    N/A          N/A         3136      N/A
 GRE-E1201 Manufacturers Light & Heat Co   Oscar Hartley                         N/A       N/A          N/A         3125      N/A
 GRE-E9227 Fred Lough                      Oscar Hartley                         N/A       N/A          N/A         3064      N/A
GRE-EQM337 Philadelphia #M337              M.Fox                               8/7/1917    N/A          N/A         2925      N/A
GRE-P29429 N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
   L2373   Manufacturers Light & Heat Co   H.G. Moore(Skovran) #1             6/18/1919    N/A          N/A         2005      N/A
  P20629   R.Mosier                        R. Mosier #1                          N/A       N/A          N/A          N/A      N/A
  P23857   N/A                             F.M. Lofstead #1                  before 1935   N/A          N/A          N/A      N/A
  P23911   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
  P24459   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
  P24827   N/A                             Cook #1                               N/A       N/A          N/A          N/A      N/A
  P24857   L.J. Houze Glass                Anna B. Emory                         N/A       N/A          N/A          N/A      N/A
  P26448   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
  P27469   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
  P27765   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A
  P28315   N/A                             Haggerty #1                           N/A       N/A          N/A         1341      N/A
  P29321   N/A                             N/A                                   N/A       N/A          N/A          N/A      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------

  P29397   L.V. Zimmers et al              E.H. Diffenbaugh                   6/17/1949    N/A          N/A         2505      N/A
  PNG3359  Peoples Natural Gas Co          D.H. Sangston #1                   10/26/1942   N/A      53,000/1952     3814      N/A
  PNG3426  Peoples Natural Gas Co          J.N. Randolph #1                   1/19/1944    N/A          N/A         3869      N/A
  PNG3491  Peoples Natural Gas Co          Kovach #1                          4/23/1945    N/A          N/A         3750      N/A
  PNG3603  Peoples Natural Gas Co          Republic Colleries #1              7/27/1945    N/A          N/A         2989      N/A
 WAS-02017 N/A                             Ondulick #1                           N/A       N/A          N/A          N/A      N/A
 WAS-1816  Developed Resources, Inc.       Pittsburgh Steel #6                   1948      N/A          N/A         2843      N/A
 WAS-21044 Pominex, Inc.                   Sloan, D.A. #1                     12/28/1976   N/A          N/A         4263      N/A
 WAS-21670 Wheeling Pittsburgh Steel Corp. Wheeling Pittsburgh Steel Corp. #1    N/A       N/A          N/A          N/A      N/A
 WAS-21672 Wheeling Pittsburgh Steel Corp. Wheeling Pittsburgh Steel Corp. #3    N/A       N/A          N/A          N/A      N/A
 WAS-21675 Wheeling Pittsburgh Steel Corp. Wheeling Pittsburgh Steel Corp. #8    N/A       N/A          N/A          N/A      N/A
 WES-00366 Peoples Natural Gas Co          Finley #2                           4/1/1952    N/A          N/A         2850      N/A
 WES-00739 Peoples Natural Gas Co.         J. Kurtak #1                        7/1/1946    N/A    22,093 / 7 years  2930      N/A
 WES-20664 Peoples Natural Gas Co          Leeper #1                          8/13/1973    N/A          N/A         4000      N/A
 WES-20668 Peoples Natural Gas Co          Donald G. Leeper #2                10/7/1973    N/A          N/A         3816      N/A
 WES-20684 Peoples Natural Gas Co.         Charles A. Schue #1                4/18/1974    N/A    29,224 / 8 years  3908      N/A
 WES-20694 Peoples Natural Gas Co          Schue #2                            4/1/1974    N/A          N/A         3909      N/A
 WES-20716 Peoples Natural Gas Co.         Franklin L. Bialon #1               9/6/1974    N/A                      3953      N/A
 WES-21095 Peoples Natural Gas Co.         J. Kurtak #2                       11/10/1977   N/A          N/A         3710      N/A
 WES-21134 Peoples Natural Gas Co.         David H. Wells #1                   6/3/1943    N/A    26,909 / 8 years  2788      N/A
 WES-21370 Peoples Natural Gas Co.         David H. Wells #2                  12/19/1978   N/A    15,053 / 6 years  3750      N/A
 WES-21380 Peoples Natural Gas Co          Eckhert #1                         11/21/1978   N/A          N/A         3889      N/A
 WES-21528 Peoples Natural Gas Co          Schue #3                           9/20/1979    N/A          N/A         3178      N/A
 WES-21572 Peoples Natural Gas Co          Cook #1                            11/19/1979   N/A          N/A         2937      N/A
 WES-21667 Peoples Natural Gas Co          Schue #1                            9/5/1980    N/A          N/A         3229      N/A
 WES-21967 Peoples Natural Gas Co.         John W. Leeper #1                  1/16/1982    N/A   143,018 / 7 years  3228      N/A
 WES-22100 Peoples Natural Gas Co          Leeper #2                          8/18/1982    N/A          N/A         3317      N/A
 WES-23409 Dorso Energy                    Gillock #2                         6/25/1991    N/A          N/A         3095      N/A
 WES-25721 Atlas                           Patterson #14                      9/26/2005    N/A          N/A         4050      N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.


                                                                                                                           LATEST
                                                                                                        TOTAL      TOTAL   30 DAY
     ID                                                                         DATE     MOS ON      MCF THROUGH  LOGGERS   PROD.
   NUMBER  OPERATOR                        WELL NAME                          COMPLT'D    LINE        12/31/05     DEPTH   -12/05
   ------  --------                        ---------                          --------    ----        --------     -----   ------
 WES-25722 Atlas                           Patterson #12                      9/21/2005    N/A          N/A         4010      N/A
 WES-25723 Atlas                           Patterson #11                      11/19/2005   N/A          N/A         2450      N/A



                                     UEDC'S

                               GEOLOGIC EVALUATION

                                     FOR THE

                            CURRENTLY PROPOSED WELLS

                                       IN

             FAYETTE, GREENE AND WESTMORELAND COUNTIES, PENNSYLVANIA

                               GEOLOGIC EVALUATION
                     ATLAS AMERICA PUBLIC #15-2006(B) L. P.
                              FAYETTE PROSPECT AREA
                                  PENNSYLVANIA

                            Dated: February 10, 2006




Program proposed by:                 Report submitted by:

ATLAS RESOURCES, INC.                UEDC
311 Rouser Road                      United Energy Development Consultants, Inc.
P.O. Box 611                         1715 Crafton Blvd.
Moon Township, PA   15108            Pittsburgh, PA   15205






                         LOCATION MAP - AREA OF INTEREST

                                [GRAPHIC OMITTED]

                                TABLE OF CONTENTS

LOCATION MAP  -  AREA OF INTEREST............................................1
TABLE OF CONTENTS............................................................1
INVESTIGATION SUMMARY........................................................2
         OBJECTIVE...........................................................2
         AREA OF INVESTIGATION...............................................2
         METHODOLOGY.........................................................2
PROSPECT AREA HISTORY........................................................2
         DRILLING ACTIVITY...................................................2
         GEOLOGY.............................................................2
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION.......................2
                  RESERVOIR CHARACTERISTICS..................................4
         PRODUCTION..........................................................4
         CONCLUSION..........................................................5
         DISCLAIMER..........................................................5
         NON-INTEREST........................................................5

INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Fayette Prospect Area as proposed by Atlas Resources, Inc. ("Atlas").

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in ATLAS AMERICA PUBLIC #15-2006(B) L.P., contains acreage in Luzerne, Redstone, Menallen, Franklin, Springhill, Nicholson, German, Georges, Washington, Jefferson and Perry Townships of Fayette County; Cumberland Township of Greene County; and Rostraver Township of Westmoreland County; located in southwestern Pennsylvania. Eighty (80) drilling prospects have currently been designated for this program in the prospect area, which will be targeted to produce natural gas from Mississippian and Upper Devonian reservoirs, found at depths from 1900 feet to 5500 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     Atlas provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends

                              PROSPECT AREA HISTORY

DRILLING ACTIVITY

The proposed drilling area lies within a region of southwestern Pennsylvania, which has been active for the past six years in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Fayette Prospect Area has continued steadily since 1996. Over twelve hundred
(1200) wells have been drilled in the area during this period. Atlas has encountered favorable drilling and production results while solidifying a strong acreage position of nearly 90,000 acres, as Atlas continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.

     The area of proposed drilling is situated in portions of Fayette and Greene Counties that have had established production from shallower, historic pay zones. Atlas will drill at least 1000 feet from producing wells, although Atlas may drill a new well or re-enter an existing well closer than 1000 feet from plugged and abandoned wells.

GEOLOGY

     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     The Mississippian reservoirs currently producing in the Fayette Prospect Area are the Burgoon Sandstone (lower Big Injun) and the 2nd Gas Sand. The Burgoon Sandstone is part of the massive Big Injun fluvial-deltaic sand system, which extends from eastern Kentucky through West Virginia into southwestern Pennsylvania. This reservoir is an historic producing zone in this region, with some wells still producing long beyond fifty years. There is not much history of production from the 2nd Gas Sand in this area.

     The Upper Devonian reservoirs consist of three groups of sands, Upper Venango, Lower Venango and Bradford. Each of these "Groups" has multiple reservoirs making up their total rock section. The Upper Venango Group consists of the Gantz Sand and the Fifty Foot Sand. The Lower Venango Group consists of the Fifth Sand and the Bayard Sand. Depositional environments of these Upper and Lower Venango Group sands are of near shore to offshore marine settings related to the last major advance of the Catskill Delta. The Bradford Group consists of the Lower Warren Sand, Upper Speechley Sand, Lower Speechley Sand, Upper Balltown Sand and the First Bradford Sand. Depositional environments of these sands are offshore marine, pro-delta and basin floor settings related to the intermediate advance of the Catskill Delta.

[GRAPHIC OMITTED]\
Stratigraphically, in descending order, the potentially productive units of the Mississippian and Upper Devonian Groups are: Burgoon, 2nd Gas Sand, Gantz, Fifty Foot, Fifth, Bayard, Lower Warren, Upper Speechley, Lower Speechley, Upper Balltown, and First Bradford Sand. Stratigraphic relationships are illustrated in the diagram.

|X| The BURGOON SANDSTONE is a fine to medium grained, medium to massively bedded, light-gray sandstone ranging in thickness from 200-250 feet. Average porosity values for this sand range from 6% to 12% regionally. It is not uncommon to encounter porosities as high as 20% and attendant producible natural open flows from this sand. Tracking these producible natural open flow trends is targeted for further development. Also, this zone does produce water in certain locales within the Fayette Prospect Area. This reservoir is considered a secondary target in the natural open flow trend areas.

|X| The 2ND GAS SAND of this region has limited areal extent and therefore is not discussed in the literature regarding lithology, thickness etc. It can be inferred from underlying and overlying sands that it is probably a fine to very fine grained, light gray sand. Subsurface mapping indicates that the sand can achieve a thickness of twenty (20) feet. Average porosity values for this sand range from 10% to 13% when this zone is present in the area. Peak porosities of 17% have been encountered within the prospect area. This reservoir is considered to be a secondary target when encountered.

|X| The GANTZ SAND is a white to light-gray, medium to coarse-grained sandstone ranging in thickness from a few feet to over sixty (60) feet. Average porosity values for this sand range from 5% to 10% regionally. Within the area of investigation, porosities in excess of 13% occur within localized trends characterized by producible natural open flows. These trends are targeted for future development. This reservoir is considered a primary target in the natural open flow trend areas.

|X| The FIFTY FOOT SAND is a white to light gray, thinly bedded, fine-grained sandstone ranging in thickness from ten (10) to thirty (30) feet. Average porosity values for this sand range from 5% to 8% regionally. Within the prospect area, porosities in excess of 12% occur within localized trends targeted for future development. This sand reservoir is considered a secondary target.

|X| The FIFTH SAND is a white to light gray, very fine to fine grained sandstone ranging in thickness from a few feet to forty (40) feet. Within the main Fifth fairway, porosity values average from 9% to 15%. This sand is considered a primary target and will be exploited in future development.

|X| The BAYARD SAND in the prospect area ranges in thickness from a few feet to more than sixty (60) feet. Average porosity values range from 5% to 12% for this fine to coarse-grained sandstone. Discrete reservoirs within the sand have been identified and mapped. Gas shows in the member sandstones delineate trends within the prospect area and will be targeted for future development. This sand is considered a primary target. |X| The LOWER WARREN SAND is a primary target in the prospect area. Average thickness for this sand ranges from zero (0) feet to over forty (40) feet. Porosities average between 8% and 12% in the area. Gas shows are commonly found in this sand, which is probably a fine-grained, well-sorted sand. This reservoir is targeted for future development.

|X| The UPPER SPEECHLEY SAND is considered a secondary target with average thickness ranging from two (2) feet to ten (10) feet over much of the prospect area. Gas shows from this sand are common throughout the area and the zone is combined with other zones when treated.

|X| The LOWER SPEECHLEY SAND is a primary target in the area with reservoir thickness ranging from zero (0) to over forty (40) feet. Average porosity values range from 5% to 12% where the sand is present. Significant natural and after treatment flows from this sand have been encountered. This sand is being targeted throughout the prospect area.

|X| The UPPER BALLTOWN SAND is currently being produced in a few wells in the prospect area. The zone is a siltstone with fracture-enhanced porosity, based on log interpretation, and has associated gas shows. This sand is considered a secondary target and is usually combined with other zones when treated.

|X| The FIRST BRADFORD SAND, like the Balltown above, is currently being produced in a few wells in the prospect area. This silty-sand does have porosity up to 10% in the area and is considered to be a secondary target when encountered.

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping commercial quantities of natural gas in a more permeable medium. In the Mississippian and Upper Devonian reservoirs, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters impermeable shale or when permeable sand changes gradually into non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.


     Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Mississippian and Upper Devonian reservoirs develop porosity in excess of 8%, or a bulk density of 2.50 or less, the permeability of the reservoir can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability.

     A gamma, bulk density, neutron, induction and temperature log suite showing sand development in both the Mississippian and Upper Devonian reservoirs is illustrated.

     The temperature log shown in the illustration at left identifies where gas is entering the wellbore. Evidence of a temperature "kick" or cooling is also an indication of enhanced permeability and the willingness of the reservoir to produce natural gas.

[GRAPHIC OMITTED]


PRODUCTION

     The Fayette prospect area produces from a number of reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While Atlas anticipates production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to multiple sets of commingled reservoirs exclusively found in this area.

                                   STATEMENTS

CONCLUSION

     UEDC has conducted a geologic feasibility study of the drilling area for ATLAS AMERICA PUBLIC #15-2006(B) L.P., which will consist of developmental drilling of Lower Mississippian and Upper Devonian reservoirs in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania. It is the professional opinion of UEDC that the drilling of the eighty (80) wells by ATLAS AMERICA PUBLIC #15-2006(B) L.P. is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.




                                     Respectfully submitted,

                                     /s/ Robin Anthony
                                     ----------------------------------------
                                     UEDC, INC.

                                LEASE INFORMATION

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO



                                                                        OVERRIDING
                                                                         ROYALTY
                                                                         INTEREST OVERRIDING                              ACRES
                                                                          TO THE    ROYALTY                               TO BE
                                                                         MANAGING  INTEREST      NET                     ASSIGNED
                                        EFFECTIVE  EXPIRATION LANDOWNER  GENERAL    TO 3RD    REVENUE   WORKING   NET    TO THE
    PROSPECT NAME               COUNTY    DATE*      DATE*     ROYALTY   PARTNER   PARTIES    INTEREST  INTEREST ACRES PARTNERSHIP
    -------------               ------    -----      -----     ------- --------- ----------   --------  -------- ----- -----------
1   Riehl Unit #1              Crawford  02/15/05    02/15/15    12.5%      0%       0%         87.5%     100%    114        50
2   Tomer #2                   Crawford  12/01/04    12/01/09    12.5%      0%     1.5625%    85.9375%    100%    63         50
3   Hill #8                    Crawford  01/01/05    01/01/15    12.5%      0%     1.5625%    85.9375%    100%    110        50
4   Ward #3                    Crawford  12/15/04    12/15/09    12.5%      0%     1.5625%    85.9375%    100%    250        50
5   Ward #4                    Crawford  12/15/04    12/15/09    12.5%      0%     1.5625%    85.9375%    100%    250        50
6   Titterington #4            Crawford  01/15/05    01/15/15    12.5%      0%     1.5625%    85.9375%    100%    210        50
7   Meals Unit #1              Crawford  03/01/05    03/01/15    12.5%      0%     1.5625%    85.9375%    100%    23         23
8   Tatalovic Farms #7         Crawford  11/14/04    11/14/09    12.5%      0%     1.5625%    85.9375%    100%    520        50
9   Mumford #5                 Crawford  05/15/04    05/15/14    12.5%      0%     1.5625%    85.9375%    100%    55         50
10  Carpenter #16              Crawford  08/12/04    08/12/09    12.5%      0%     1.5625%    85.9375%    100%    74         50
11  Tatalovic Unit #9          Crawford  05/01/04      HBP       12.5%      0%     1.5625%    85.9375%    100%    337        50
12  Tatalovic Unit #10         Crawford  05/01/04      HBP       12.5%      0%     1.5625%    85.9375%    100%    337        50
13  Grove #3                   Crawford  06/15/04    06/15/09    12.5%      0%     1.5625%    85.9375%    100%    99         50
14  Haregsin Unit #2           Crawford  06/01/04      HBP       12.5%      0%     1.5625%    85.9375%    100%    61         11
15  Tatalovic Unit #5          Crawford  05/15/04    05/15/14    12.5%      0%     1.5625%    85.9375%    100%    320        50
16  Carpenter #17              Crawford  06/01/05      HBP       12.5%      0%     1.5625%    85.9375%    100%    330        50
17  Tatalovic Farms #14        Crawford  11/14/04    11/14/09    12.5%      0%     1.5625%    85.9375%    100%    520        50
18  Tatalovic #15              Crawford  05/15/04    05/15/14    12.5%      0%     1.5625%    85.9375%    100%    320        50
19  Porter #12                 Crawford  08/19/05    08/19/10    12.5%      0%       0%         87.5%     100%   23.5       23.5
20  Tomer #3                   Crawford  12/01/04    12/01/14    12.5%      0%     1.5625%    85.9375%    100%    48         48
21  Bowes #1                   Crawford  01/01/05    01/01/15    12.5%      0%     1.5625%    85.9375%    100%    63         50
22  Blooming Valley Riders #1  Crawford  05/15/05    05/15/15    12.5%      0%       0%         87.5%     100%    100        50
23  DeMaison #1                Crawford  12/01/04    12/01/09    12.5%      0%     1.5625%    85.9375%    100%    64         50
24  Clark Trust #1             Crawford  12/15/04    12/15/09    12.5%      0%     1.5625%    85.9375%    100%    86         50
25  Cox #2                     Crawford  01/01/05    01/01/15    12.5%      0%     1.5625%    85.9375%    100%    112        50
26  Titterington #1            Crawford  01/15/05    01/15/15    12.5%      0%     1.5625%    85.9375%    100%    210        50
27  Mailliard Unit #1          Crawford  12/01/04    12/01/14    12.5%      0%     1.5625%    85.9375%    100%    65         50
28  Merritt #1                 Crawford  05/15/05    05/15/10    12.5%      0%       0%         87.5%     100%    50         50

  *HBP - Held by Production.

                          LOCATION AND PRODUCTION MAPS

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                    TOTAL MCF           TOTAL        LATEST
  ID                                                        DATE       MOS      THROUGH 12/31/05       LOGGERS       30 DAY
NUMBER  OPERATOR                 WELL NAME                COMPLT'D   ON LINE   EXCEPT WHERE NOTED       DEPTH        PROD.
------  --------                 ---------                --------   -------   ------------------       -----        -----
21331   William M. Mohl          William Mohl #1          08/30/81     N/A     Plugged & Abandoned      4991'         N/A
21502   Aola B. & Luigi DeFra    L. & A. DeFrancesco #1   02/01/82     N/A             N/A              5076'         N/A
21802   Berea Oil & Gas Corp.    A. Bellini #1            08/13/82     N/A     Plugged & Abandoned      5044'         N/A
24580   Atlas Resources, Inc.    Mumford #1               11/11/05     N/A             N/A              5210'         N/A
24581   Atlas Resources, Inc.    Haregsin #1              11/23/05     N/A             N/A              4980'         N/A
24584   Atlas Resources, Inc.    Parker #2                11/05/05     N/A             N/A              5178'         N/A
24585   Atlas Resources, Inc.    Carpenter #9             10/09/05     N/A             N/A              5007'         N/A
24597   Atlas Resources, Inc.    Mumford #2               12/08/05     N/A             N/A              5145'         N/A
24598   Atlas Resources, Inc.    Burchard #1              11/30/05     N/A             N/A              4958'         N/A
24603   Atlas Resources, Inc.    Tatalovic #2               N/A        N/A             N/A               N/A          N/A
24608   Atlas Resources, Inc.    Tatalovic #1             01/12/06     N/A             N/A              5073'         N/A
24609   Atlas Resources, Inc.    Parker #3                10/29/05     N/A             N/A              5243'         N/A
24652   Atlas Resources, Inc.    Carpenter #11            01/06/06     N/A             N/A              5069'         N/A
24653   Atlas Resources, Inc.    Carpenter #10            12/28/05     N/A             N/A              4901'         N/A


                                     UEDC'S

                               GEOLOGIC EVALUATION

                                     FOR THE

                            CURRENTLY PROPOSED WELLS

                                       IN

                      WESTERN PENNSYLVANIA AND EASTERN OHIO

                               GEOLOGIC EVALUATION
                     ATLAS AMERICA PUBLIC #15-2006(B) L. P.
                             CRAWFORD PROSPECT AREA
                                  PENNSYLVANIA

                            Dated: February 10, 2006



Program proposed by:                 Report submitted by:

ATLAS RESOURCES, INC.                UEDC
311 Rouser Road                      United Energy Development Consultants, Inc.
P.O. Box 611                         1715 Crafton Blvd.
Moon Township, PA   15108            Pittsburgh, PA   15205





                         LOCATION MAP - AREA OF INTEREST

                               [OBJECT OMITTED]]


                               TABLE OF CONTENTS

LOCATION MAP  -  AREA OF INTEREST.............................................1
TABLE OF CONTENTS.............................................................1
INVESTIGATION SUMMARY.........................................................2
         OBJECTIVE............................................................2
         AREA OF INVESTIGATION................................................2
         METHODOLOGY..........................................................2
PROSPECT AREA HISTORY.........................................................2
         DRILLING ACTIVITY....................................................2
         GEOLOGY..............................................................2
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION........................2
                  RESERVOIR CHARACTERISTICS...................................3
         PRODUCTION...........................................................4
         CONCLUSION...........................................................5
         DISCLAIMER...........................................................5
         NON-INTEREST.........................................................5

                              INVESTIGATION SUMMARY


OBJECTIVE

     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Crawford Prospect Area as proposed by Atlas Resources, Inc. ("Atlas").

AREA OF INVESTIGATION

     A portion of this prospect area, herein identified for drilling in ATLAS AMERICA PUBLIC #15-2006(B) L.P., contains acreage in Randolph and Richmond Townships of Crawford County, located in northwestern Pennsylvania. Twenty-eight
(28) drilling prospects will be designated for this program and will be targeted to produce natural gas from Clinton-Medina Group reservoirs, found at an average depth range of approximately 5,000 to 6,300 feet beneath the earth's surface over the prospect area. These will be the only prospects evaluated for the purposes of this report.

METHODOLOGY

     The data incorporated into this report was provided by Atlas and the in-house archives of UEDC, Inc. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion, and production data on "key" wells within and adjacent to the defined prospect area were utilized to determine productive and depositional trends.

                              PROSPECT AREA HISTORY

DRILLING ACTIVITY

     The proposed drilling area lies within a region of northwestern Pennsylvania which has been very active for the past decade in terms of exploration for, and exploitation of natural gas reserves. Development within and adjacent to the Crawford Prospect Area has escalated since 1986, with Atlas and its affiliates drilling over fourteen hundred (1400) wells during this period. Atlas has encountered favorable drilling and production results while solidifying a strong acreage position, and continues to identify and extend productive trends. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results. Competitive activity has begun east of the prospect area, confirming the Clinton-Medina Group of Lower Silurian age as a viable target for the further development of producible quantities of natural gas.

[GRAPHIC OMITTED]

     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     Regionally, the Clinton-Medina Group was deposited in tide-dominated shoreline, deltaic, and shelf environments and is lithologically comprised of alternating sandstones, siltstones and shales. Productive sandstones are composed of siliceous to dolomitic subarkoses, sublitharenites, and quartz arenites. Reservoir quality sands occur throughout the delta-complex from eastern Ohio through northwestern Pennsylvania and western New York. The Clinton-Medina Group, deposited during the Lower Silurian, overlies the Upper Ordovician age Queenston shale and is capped by the Middle Silurian Reynales Formation. This dolomitic limestone "cap" is known locally to drillers as the "Packer Shell".

     Stratigraphically, in descending order, the potentially productive units of the Clinton-Medina Group consist of the: 1) Thorold, 2) Grimsby, 3) Cabot Head,
4) Whirlpool members. The diagram illustrates these stratigraphic relationships.

     The WHIRLPOOL is a light gray quartzose sandstone to siltstone ranging in thickness from five (5) to twenty (20) feet. Average porosity values for this sand member range from five (5) to ten (10) percent regionally. Within the area of investigation, porosities in excess of twelve (12) percent occur within localized trends targeted for further development.

     The CABOT HEAD is a dark green to black shale, most likely of marine origin. Within the investigated area the CABOT HEAD SANDSTONE has been encountered in numerous wells. This formation has been found to contribute natural gas when reservoir characteristics, including evidence of enhanced permeability, warrant completion. This sand member is considered a secondary target.

     The GRIMSBY is the thickest sandstone member of the Clinton-Medina Group. Sand development ranges from ten (10) to forty-five (45) feet within an interval comprised of fine to very fine, light gray to red sandstones and siltstones broken up by thin dark gray silty shale layers. Average porosity values for the Grimsby are approximately six (6) to (10) percent over the pay interval regionally. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures. Future development focuses on established production trends.

     The THOROLD sandstone is the uppermost producing interval of the Clinton-Medina sequence. This interbedded ferric sand, silt and shale interval averages forty (40) to seventy (70) feet, from west to east in the prospect area. Where pay sand development occurs, porosities are in the typical Clinton-Medina group range of six (6) to (10) percent. Permeability may be enhanced locally by the presence of naturally occurring micro-fractures.

RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping natural gas of commercial quantities in a more permeable medium. In the Clinton-Medina, this occurs either stratigraphically when a permeable sand containing hydrocarbons encounters an impermeable shale or when a permeable sand changes gradually into a non-permeable sand by a cementation process known as "diagenesis". Thus, this type of trap represents cemented-in hydrocarbon accumulations.

     Electric well logs can be used in conjunction with production to interpret reservoir parameters. When sandstones in the Thorold, Grimsby, Cabot Head or Whirlpool develop porosity in excess of 6%, or a bulk density of 2.55 or less, the permeability of the reservoir (which ranges from <0.l to >0.2 mD) can become great enough to allow commercial production of natural gas. Small, naturally occurring cracks in the formation, referred to as micro-fractures, can also enhance permeability. A gamma, bulk density, density porosity and neutron log suite showing sand development in the Grimsby, Cabot Head and Whirlpool is illustrated.

     Two other phenomena detected by well logs can occur which are indicators of enhanced permeability. These indicators used to detect productive intervals are:

     o Mudcake buildup across the zone of interest - after loading the wellbore with brine fluid and circulating, an interval with enhanced permeability will accept fluid, filtering out the solids and leaving behind a buildup (or mudcake) on the formation wall. This is detectable with a caliper log.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

     o Invasion profile - during circulation, a brine that has a high conductivity (or low resistivity) that is accepted into the formation (as described above) will change the electrical conductivity of the reservoir rock near and around the wellbore. The resistivity will be low nearest to the wellbore and will increase away from the wellbore. As shown in the example, a dual laterolog can be used to detect this profile created by a permeable zone - it records resistivity near the wellbore as well as deeper into the formation. A zone with enhanced permeability will show a separation between the shallow and deep laterologs, while a zone with little or no permeability would cause the two resistivity measurements to read exactly the same.


PRODUCTION

     A model decline curve has been created based on the production histories from approximately 900 wells drilled by Atlas and its programs in the adjacent Mercer Fields. This model decline curve is consistent with the average estimated decline curves for over 200 undeveloped well locations in the Mercer Field which were used by Wright & Company, Inc., independent petroleum consultants, in preparing Atlas' year 2000 reserve report. The model decline curve is illustrated in the diagram below:


[GRAPHIC OMITTED]


     It is important to note that the model decline curve is intended only to present how a well's production may decline from year to year, and does not attempt to predict the average recoverable reserves per well.

     Also, the model decline curve is a forward-looking statement based on certain assumptions and analyses of historical trends, current conditions and expected future developments. The model decline curve is subject to a number of risks and uncertainties including the risk that the wells are productive but do not produce enough revenue to return the investment made and uncertainties concerning the price of natural gas and oil. Actual results in this drilling program will vary from the model decline curve, although a rapid decline in production within the first several years can be expected.

                                   STATEMENTS

CONCLUSION

     UEDC has conducted a geologic feasibility study of the drilling area for ATLAS AMERICA PUBLIC #15-2006(B) L.P., which will consist of developmental drilling of the Clinton-Medina Group sands in Crawford County, Pennsylvania. It is the professional opinion of UEDC that the drilling of the twenty-eight (28) wells by ATLAS AMERICA PUBLIC #15-2006(B) L.P. is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.




                                    Respectfully submitted,

                                     /s/ Robin Anthony
                                     ----------------------------------------
                                     UEDC, INC.

                                MAP OF TENNESSEE

                                      [MAP]

                                LEASE INFORMATION

                                       FOR

         ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE



                                                                                OVERRIDING
                                                                             ROYALTY INTEREST
                                                 EXPIRATION    LANDOWNER     TO THE MANAGING
      PROSPECT NAME    COUNTY   EFFECTIVE DATE      DATE        ROYALTY      GENERAL PARTNER
      -------------    ------   --------------      ----        -------      ---------------
1     AD-1001         Anderson    12/1/1998      HBP (5)        12.50%            0.00%
2     AD-1002         Anderson    12/1/1998      HBP (5)        12.50%            0.00%
3     AD-1011         Anderson    12/1/1998      HBP (5)        12.50%            0.00%
4     AD-1012         Anderson    12/1/1998      HBP (5)        12.50%            0.00%
5     AD-1014         Anderson    12/1/1998      HBP (5)        12.50%            0.00%
6     AD-1025         Anderson    12/1/1998      HBP (5)        12.50%            0.00%
7     BR-1035          Scott      10/12/2001     HBP (5)        15.00%            0.00%
8     BR-1041          Scott      10/13/2001     HBP (5)        15.00%            0.00%
9     BR-1042          Scott      10/12/2001     HBP (5)        15.00%            0.00%
10    BR-1043          Scott      10/13/2001     HBP (5)        15.00%            0.00%
11    BR-1046          Scott      10/12/2001     HBP (5)        15.00%            0.00%
12    BR-1053          Scott      10/13/2001     HBP (5)        15.00%            0.00%
13    BR-1054          Scott      10/13/2001     HBP (5)        15.00%            0.00%
14    CC-1074         Anderson     1/1/2001        HBP          12.50%            0.00%
15    CC-1082         Anderson     1/1/2001        HBP          12.50%            0.00%
16    CC-1083         Anderson     1/1/2001        HBP          12.50%            0.00%
17    CC-1084         Anderson     1/1/2001        HBP          12.50%            0.00%
18    CC-1085         Anderson     1/1/2001        HBP          12.50%            0.00%
19    CC-1086         Anderson     1/1/2001        HBP          12.50%            0.00%
20    CC-2017         Anderson     9/1/2001        HBP          12.50%            0.00%
21    CC-2028          Morgan      9/1/2001        HBP          12.50%            0.00%
22    CC-2029          Morgan      9/1/2001        HBP          12.50%            0.00%
23    HW-1040          Morgan     10/1/2001      HBP (5)      12.50% (6)          0.00%
24    HW-1041          Morgan     10/1/2001      HBP (5)      12.50% (6)          0.00%
25    HW-1042          Morgan     10/1/2001      HBP (5)      12.50% (6)          0.00%
26    HW-1044          Morgan     10/1/2001      HBP (5)      12.50% (6)          0.00%
27    HW-1045          Morgan     10/1/2001      HBP (5)      12.50% (6)          0.00%






                       OVERRIDING   OVERRIDING
                        ROYALTY       ROYALTY                                             ACRES TO BE
                        INTEREST    INTEREST TO   NET REVENUE    WORKING                  ASSIGNED TO
      PROSPECT NAME     TO KNOX     3RD PARTIES     INTEREST    INTEREST     NET ACRES    PARTNERSHIP
      -------------     -------     -----------     --------    --------     ---------    -----------
1     AD-1001         3.125% (2)      0.00%         84.375%    100.00% (3)   70,000.00        40
2     AD-1002         3.125% (2)      0.00%         84.375%    100.00% (3)   70,000.00        40
3     AD-1011         3.125% (2)      0.00%         84.375%    100.00% (3)   70,000.00        40
4     AD-1012         3.125% (2)      0.00%         84.375%    100.00% (3)   70,000.00        40
5     AD-1014         3.125% (2)      0.00%         84.375%    100.00% (3)   70,000.00        40
6     AD-1025         3.125% (2)      0.00%         84.375%    100.00% (3)   70,000.00        40
7     BR-1035         3.125% (2)      0.00%        81.87500%   100.00% (3)   45,755.00        40
8     BR-1041         3.125% (2)      0.00%        81.87500%   100.00% (3)   45,755.00        40
9     BR-1042         3.125% (2)      0.00%        81.87500%   100.00% (3)   45,755.00        40
10    BR-1043         3.125% (2)      0.00%        81.87500%   100.00% (3)   45,755.00        40
11    BR-1046         3.125% (2)      0.00%        81.87500%   100.00% (3)   45,755.00        40
12    BR-1053         3.125% (2)      0.00%        81.87500%   100.00% (3)   45,755.00        40
13    BR-1054         3.125% (2)      0.00%        81.87500%   100.00% (3)   45,755.00        40
14    CC-1074         3.125% (2)      3.125%       81.87500%   100.00% (3)   26,776.00        40
15    CC-1082         3.125% (2)      3.125%       81.87500%   100.00% (3)   26,776.00        40
16    CC-1083         3.125% (2)      3.125%       81.87500%   100.00% (3)   26,776.00        40
17    CC-1084         3.125% (2)      3.125%       81.87500%   100.00% (3)   26,776.00        40
18    CC-1085         3.125% (2)      3.125%       81.87500%   100.00% (3)   26,776.00        40
19    CC-1086         3.125% (2)      3.125%       81.87500%   100.00% (3)   26,776.00        40
20    CC-2017         3.125% (2)      3.125%       81.87500%   100.00% (3)   27,639.00        40
21    CC-2028         3.125% (2)      3.125%       81.87500%   100.00% (3)   27,639.00        40
22    CC-2029         3.125% (2)      3.125%       81.87500%   100.00% (3)   27,639.00        40
23    HW-1040         3.125% (2)      0.00%         84.375%    100.00% (3)   28,483.00        40
24    HW-1041         3.125% (2)      0.00%         84.375%    100.00% (3)   28,483.00        40
25    HW-1042         3.125% (2)      0.00%         84.375%    100.00% (3)   28,483.00        40
26    HW-1044         3.125% (2)      0.00%         84.375%    100.00% (3)   28,483.00        40
27    HW-1045         3.125% (2)      0.00%         84.375%    100.00% (3)   28,483.00        40

(1) Subject to maintenance of drilling commitments during the primary term thereof; each well drilled is earned and rights do not expire with the termination of rights to continue development.
(2) Overriding royalty interests to Knox Energy, LLC are reduced when Knox chooses to participate in the development of a well. If Knox participates in a well for a 50% working interest, the well will be burdened by an overriding royalty of 1/64 or 1.5625%. If Knox participates in a well for less than 50% working interest, the overriding royalty to Knox will be determined by subtracting from an overriding royalty of 3.125% an amount determined by multiplying 1.5625% by a fraction, the numerator of which is Knox's working interest and the denominator of which is 50%.

(3) Knox has the right to participate in any or all wells at an amount equal to or less than 50% working interest. Participation by Knox will cause an adjustment to the Net Revenue Intrest and the Working Interest available to the Partnership.
(4)      Forty acres are earned for each well.
(5) Held by production, provided Lessee maintains its annual drilling commitment.
(6) 12.5% of the gross proceeds free of all costs and expenses whatsoever for all gas sold at the price of $3.00 per MMBtu. For all gross proceeds in excess of $3.00 per MMBtu, Heartwood will receive an additional royalty equal to 3% of the gross proceeds received by Lessee in excess of $3.00 per MMBtu. The payment for gas sold at a price of greater than $3.00 per MMBtu will affect the Net Revenue Interest computation.

                          LOCATION AND PRODUCTION MAPS

                                       FOR

         ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                 PRODUCTION DATA

                                       FOR

         ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                          TOTAL        LATEST
  ID                                           DATE        MOS    TOTAL MCF EQUIV.       LOGGERS       30 DAY
NUMBER     OPERATOR            WELL NAME     COMPLT'D    ON LINE  THROUGH 12/31/05        DEPTH         PROD.
------     --------            ---------     --------    -------  ----------------        -----         -----
 1192   N/A                     N/A             N/A         N/A         N/A                N/A           N/A
 9801   Knox Energy             CC 1004      10/03/02        42        46,081              5007          177
 9834   Knox Energy             CC 1005      12/20/01        42       212,284              6171         2,502
 9840   Knox Energy             CC 1006      01/15/02        33        13,032              6159        Shut In
 09851  Knox Energy             BR 1001         N/A         N/A         N/A                6858          N/A
 9855   Knox Energy             CC 1007      02/17/02        42        5,372               5930          19
 9858   Knox Energy             CC 1008      02/28/02        33        4,511               6010        Shut In
 09907  Knox Energy             HW 1009      08/15/02        34        32,124              4713          164
 9921   Knox Energy             HW 1006         N/A         N/A         N/A                N/A           N/A
 09922  Knox Energy             BR 1005         N/A         N/A         N/A                6500          N/A
 10061  Knox Energy             HW 1007      05/15/03        26         692                4588          N/A
 10062  Knox Energy             HW 1004      05/20/03        30        4,902               4591          23
 10081  Knox Energy             CC 1020         N/A         N/A         N/A                5844          N/A
 10086  Knox Energy             CC 2001      06/16/03        20        3,430               6918          16
 10110  Knox Energy             CC 1012      07/11/03        26        12,377              3303          318
 10114  Knox Energy             HW 1010      07/14/03        29        27,654              2557          303
 10123  Knox Energy             CC 2005      07/29/03        26        6,698               6709           8
 10125  Knox Energy             CC 2004      08/10/03        25        11,255              4616          64
 10133  N/A                     N/A             N/A         N/A         N/A                N/A           N/A
 10135  Knox Energy             CC 1011         N/A         N/A         N/A                3324          N/A
 10153  Knox Energy             CC 1021      08/29/03        28        18,814              3464          217
 10156  Knox Energy             HW 1011      09/04/03        26        23,194              2267          324
 10172  Knox Energy             HW 1012      09/09/03        18        6,887               4188          177
 10200  Knox Energy             CC 1014      11/02/03        22        32,328              5883          280
 10208  Knox Energy             CC 1023      11/04/03        22        62,204              4409         1,328
 10218  Knox Energy             CC 1024      10/28/03        22        43,656              3926          376
 10225  Knox Energy             CC 2008      11/11/03        24        5,707               5092          80
 10226  Knox Energy             CC 2009      02/05/04        24        27,073              4418          26
 10241  Knox Energy             CC 1028         N/A         N/A         N/A                4464          N/A
 10438  Atlas Resources, Inc.   BR 1020      10/26/04        5         2,231               4340          195
 10448  Atlas Resources, Inc.   BR 1021      11/03/04        5         2,056               4356          386
 10453  Atlas Resources, Inc.   BR 1022      11/12/04        5         1,143               4356          197
 10472  Atlas Resources, Inc.   HW 1017      12/10/04        8         10,079              2486          637
 10517  Atlas Resources, Inc.   CC 1029      02/21/05       N/A         N/A                4134          N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                          TOTAL        LATEST
  ID                                           DATE         MOS   TOTAL MCF EQUIV.       LOGGERS       30 DAY
NUMBER     OPERATOR            WELL NAME     COMPLT'D    ON LINE  THROUGH 12/31/05        DEPTH         PROD.
------     --------            ---------     --------    -------  ----------------        -----         -----
 10523  Atlas Resources, Inc.   CC 1033      02/24/05        3         7,077               4203         1,388
 10524  Atlas Resources, Inc.   CC 1034      03/04/05       N/A         N/A                4364          N/A
 10525  Atlas Resources, Inc.   CC 1031      03/01/05        8         10,835              4042         9,738
 10527  Atlas Resources, Inc.   CC 1036      03/09/05        6         6,212               4416          486
 10530  Atlas Resources, Inc.   CC 1037      03/18/05        3         5,975               4249         2,636
 10531  Atlas Resources, Inc.   CC 1030      03/07/05       N/A         N/A                3855          N/A
 10535  Atlas Resources, Inc.   CC 1035      03/14/05        8         13,378              4041          729
 10536  Atlas Resources, Inc.   CC 1032      03/19/05        7         11,480              4141          418
 10544  Atlas Resources, Inc.   CC 1038      03/23/05        7         9,543               4036         1,176
 10551  Atlas Resources, Inc.   CC 1041      03/30/05        7         10,573              3956         1,755
 10560  Atlas Resources, Inc.   HW 1019      04/16/05        5         2,682               4492          563
 10613  Atlas Resources, Inc.   BR 1027      06/02/05        5          1912               4090          208
 10632  Atlas Resources, Inc.   CC 2014      08/09/05        3         6,841               4838         1,646
 10673  Atlas Resources, Inc.   BR 1028      08/18/05       N/A         N/A                4350          N/A
 10679  Atlas Resources, Inc.   BR 1029      08/30/05       N/A         N/A                4470          N/A
 10684  Atlas Resources, Inc.   BR 1030      09/07/05       N/A         N/A                6124          N/A
 10687  Atlas Resources, Inc.   BR 1031      09/26/05       N/A         N/A                5730          N/A
 10688  Atlas Resources, Inc.   BR 1032      09/11/05       N/A         N/A                5770          N/A
 10695  Atlas Resources, Inc.   BR 1034      09/13/05       N/A         N/A                4275          N/A
 10701  Atlas Resources, Inc.   HW 1022      10/13/05       N/A         N/A                2550          N/A
 10702  Atlas Resources, Inc.   HW 1023      10/26/05       N/A         N/A                2560          N/A
 10703  Atlas Resources, Inc.   AD 1008      09/20/05       N/A         N/A                4425          N/A
 10719  Atlas Resources, Inc.   AD 1018      10/06/05       N/A         N/A                4370          N/A
 10727  Atlas Resources, Inc.   HW 1025      10/18/05       N/A         N/A                4707          N/A
 10737  Atlas Resources, Inc.   AD 1010      11/16/05       N/A         N/A                4414          N/A
 10738  Atlas Resources, Inc.   HW 1028      10/23/05       N/A         N/A                4670          N/A
 10739  Atlas Resources, Inc.   HW 1031      11/09/05       N/A         N/A                4304          N/A
 10740  Atlas Resources, Inc.   HW 1034      10/19/05       N/A         N/A                2606          N/A
 10748  Atlas Resources, Inc.   HW 1029      11/01/05       N/A         N/A                4805          N/A
 10749  Atlas Resources, Inc.   HW 1035      11/01/05       N/A         N/A                2640          N/A
 10755  Atlas Resources, Inc.   CC 2019      12/07/05       N/A         N/A                4590          N/A
 10763  Atlas Resources, Inc.   CC 1051      11/28/05       N/A         N/A                4470          N/A
 10767  Atlas Resources, Inc.   HW 1027      11/06/02       N/A         N/A                4026          N/A
 10771  Atlas Resources, Inc.   CC 1065      11/29/05       N/A         N/A                4774          N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

                                                                                          TOTAL        LATEST
  ID                                           DATE         MOS   TOTAL MCF EQUIV.       LOGGERS       30 DAY
NUMBER     OPERATOR            WELL NAME     COMPLT'D    ON LINE  THROUGH 12/31/05        DEPTH         PROD.
------     --------            ---------     --------    -------  ----------------        -----         -----

 10791  Atlas Resources, Inc.   CC 2020      12/19/05       N/A         N/A                4620          N/A
 10817  Atlas Resources, Inc.   HW 1038      01/10/06       N/A         N/A                4085          N/A
 10819  Atlas Resources, Inc.   CC 1046      01/11/06       N/A         N/A                4760          NA
 10821  Atlas Resources, Inc.   CC 2020      12/30/05       N/A         N/A                4983          N/A


                                     UEDC'S

                               GEOLOGIC EVALUATION

                                     FOR THE

                              PRIMARY DRILLING AREA

                                       IN

         ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES, TENNESSEE

                               GEOLOGIC EVALUATION
                     ATLAS AMERICA PUBLIC #15-2006(B) L. P.
                       TENNESSEE KNOX ENERGY PROSPECT AREA
                                  PENNSYLVANIA

                            Dated: February 10, 2006

Program proposed by:                 Report submitted by:

ATLAS RESOURCES, INC.                UEDC
311 Rouser Road                      United Energy Development Consultants, Inc.
P.O. Box 611                         1715 Crafton Blvd.
Moon Township, PA 15108              Pittsburgh, PA 15205





                         LOCATION MAP - AREA OF INTEREST



                                [GRAPHIC OMITTED]




                                TABLE OF CONTENTS

LOCATION MAP  -  AREA OF INTEREST.............................................1
TABLE OF CONTENTS.............................................................1
INVESTIGATION SUMMARY.........................................................2
         OBJECTIVE............................................................2
         AREA OF INVESTIGATION................................................2
         METHODOLOGY..........................................................2
TENNESSEE KNOX ENERGY PROSPECT AREA...........................................2
         DRILLING ACTIVITY....................................................2
         GEOLOGY..............................................................3
                  STRATIGRAPHY, LITHOLOGY & DEPOSITION........................3
                  RESERVOIR CHARACTERISTICS...................................4
         PRODUCTION...........................................................4
STATEMENTS....................................................................5
         CONCLUSION...........................................................5
         DISCLAIMER...........................................................5
         NON-INTEREST.........................................................5

                              INVESTIGATION SUMMARY



OBJECTIVE


     The purpose of the following investigation is to evaluate the geologic feasibility and further development of the Tennessee Knox Energy Prospect Area as proposed by Atlas Resources, Inc. ("Atlas").



AREA OF INVESTIGATION


     A portion of this prospect area contains acreage in Scott, Anderson and Morgan Counties of Tennessee. Twenty-seven (27) drilling prospects within this area in ATLAS AMERICA PUBLIC #15-2006(B) L.P. will be targeted to produce natural gas from Mississippian and Devonian reservoirs, found at depths from 1500 feet to 5000 feet beneath the earth's surface. These will be the only prospects evaluated for the purposes of this report.



METHODOLOGY


     Atlas and the in-house archives of UEDC, Inc. provided the data incorporated into this report. Geological mapping and the interpretations by Atlas geologists were also examined. Available "electric" log, completion and production data on "key" wells within and adjacent to the defined prospect area were used to determine productive and depositional trends.




                       TENNESSEE KNOX ENERGY PROSPECT AREA



DRILLING ACTIVITY


     The proposed drilling area lies in the Appalachian Plateau portion of northern Tennessee. This historically oil producing area has seen recent activity targeting zones that have yielded commercial gas production. Knox Energy (KXE) has been actively drilling for natural gas for over three years and has established production in a few locales within this vast area. Drilling is ongoing as of the date of this report with recent wells displaying favorable initial drilling and completion results.

GEOLOGY

     STRATIGRAPHY, LITHOLOGY & DEPOSITION

     The depositional environments for the Mississippian carbonates range from shelf to lagoon and near shore settings. The Devonian or Chattanooga Shale formed in an organic rich sea offshore from the Catskill Delta.

     The Mississippian reservoirs consist of the Monteagle limestone, St. Louis dolomite, Warsaw limey siltstone HIC OMITTED][GRAPHIC OMITTED] and the Ft. Payne cherty limestone. The Chattanooga Shale underlies the Ft. Payne. Diagram illustrates stratigraphic relationships.

     The primary target in all wells in this area is the MONTEAGLE LIMESTONE. This limestone contains thick deposits of Oolites, which provide porosity as high as 20%. Some wells have encountered as much as 30 feet of this reservoir.

     The DEVONIAN SHALE is another primary target in the area. This reservoir underlies the Mississippian carbonates and is found in all wells throughout the area. This formation is not only a reservoir when fractured, but is considered the source of the hydrocarbons found in the overlying carbonates.

     Secondary targets may also show development. The FT. PAYNE is the primary reservoir for the oil in adjacent fields found north and west of the prospect area. The ST. LOUIS and WARSAW reservoirs have been encountered less often, but could be considerable contributors in yet to be developed parts of the vast prospect area.

[GRAPHIC OMITTED]

     RESERVOIR CHARACTERISTICS

     Petroleum reservoirs are formed by the presence of an impermeable barrier trapping commercial quantities of natural gas or oil in a more permeable medium. In the Mississippian carbonate reservoirs this occurs in two ways. One way is when ooids (carbonate sands) are formed and deposited (oolites) and are encased in less permeable limestones. Another way is when limestone changes to dolomite during a change ("diagenesis") at the atomic level of the rock.

     Electric well logs (right) can be used in conjunction with production to interpret reservoir parameters. When the carbonates in the Mississippian reservoirs develop porosity in excess of 5%, the permeability of the reservoir can become great enough to allow commercial production of natural gas. When small, naturally occurring cracks or fractures exist in the Chattanooga Shale, permeability of the reservoir is enhanced. Audio logs can detect the small amounts of natural gas that flow from the shale.

[GRAPHIC OMITTED]


PRODUCTION

     The Tennessee Knox Energy prospect area produces from several reservoirs of different age and type. Each well has a unique combination of these reservoirs yielding different production declines. While Atlas anticipates production from each reservoir to be comparable to like reservoirs historically produced throughout the Appalachian Basin, a model decline curve for this prospect area is not included due to the multiple sets of commingled reservoirs exclusively found in this area.

                                   STATEMENTS


CONCLUSION

     UEDC has conducted a geologic feasibility study of the prospect area for ATLAS AMERICA PUBLIC #15-2006(B) L.P., which will consist of developmental drilling of Mississippian and Devonian reservoirs in Scott, Anderson and Morgan Counties of Tennessee. It is the professional opinion of UEDC that the drilling of the twenty-seven (27) wells by ATLAS AMERICA PUBLIC #15-2006(B) L.P. is supported by sufficient geologic and engineering data.

DISCLAIMER

     For the purpose of this evaluation, UEDC did not visit any leaseholds or inspect any of the associated production equipment. Likewise, UEDC has no knowledge as to the validity of title, liabilities, or corporate matters affecting these properties. UEDC does not warrant individual well performance.

NON-INTEREST

     We hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of it's employees, contract consultants, or officers has, or is committed to acquire any interest, directly or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee, contract consultant, or officer thereof, otherwise affiliated with Atlas Resources, Inc. We also confirm that neither the employment of, nor payment of compensation received by UEDC in connection with this report, is on a contingent basis.


                                    Respectfully submitted,

                                     /s/ Robin Anthony
                                     ----------------------------------------
                                     UEDC, INC.

                                   EXHIBIT (A)

                                     FORM OF

                        AMENDED AND RESTATED CERTIFICATE

                      AND AGREEMENT OF LIMITED PARTNERSHIP

                                       FOR

                      ATLAS AMERICA PUBLIC #15-2006(B) L.P.

           [FORM OF AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP FOR ATLAS AMERICA PUBLIC #15-2006(C) L.P.]

                                TABLE OF CONTENTS

SECTION NO.    DESCRIPTION                                                 PAGE

I.      FORMATION
        1.01   Formation......................................................1
        1.02   Certificate of Limited Partnership.............................1
        1.03   Name, Principal Office and Residence...........................1
        1.04   Purpose........................................................1

II.     DEFINITION OF TERMS
        2.01   Definitions....................................................2

III.    SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS
        3.01   Designation of Managing General Partner and Participants......11
        3.02   Participants..................................................11
        3.03   Subscriptions to the Partnership..............................11
        3.04   Capital Contributions of the Managing General Partner.........13
        3.05   Payment of Subscriptions......................................14
        3.06   Partnership Funds.............................................14

IV.     CONDUCT OF OPERATIONS
        4.01   Acquisition of Leases.........................................15
        4.02   Conduct of Operations.........................................17
        4.03   General Rights and Obligations of the
                  Participants and Restricted and
                  Prohibited Transactions....................................21
        4.04   Designation, Compensation and
                  Removal of Managing General
                  Partner and Removal of Operator............................31
        4.05   Indemnification and Exoneration...............................35
        4.06   Other Activities..............................................37

V.      PARTICIPATION IN COSTS AND REVENUES,
        CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS
        5.01   Participation in Costs and Revenues...........................38
        5.02   Capital Accounts and Allocations Thereto......................41
        5.03   Allocation of Income, Deductions and Credits..................42
        5.04   Elections.....................................................44
        5.05   Distributions.................................................45

VI.     TRANSFER OF UNITS
        6.01   Transferability of Units......................................46
        6.02   Special Restrictions on Transfers of Units by Participants....46
        6.03   Presentment...................................................48

SECTION NO.    DESCRIPTION                                                 PAGE

VII.    DURATION, DISSOLUTION, AND WINDING UP
        7.01   Duration......................................................50
        7.02   Dissolution and Winding Up....................................50

VIII.   MISCELLANEOUS PROVISIONS
        8.01   Notices.......................................................51
        8.02   Time..........................................................52
        8.03   Applicable Law................................................52
        8.04   Agreement in Counterparts.....................................52
        8.05   Amendment.....................................................52
        8.06   Additional Partners...........................................52
        8.07   Legal Effect..................................................52

EXHIBITS

        EXHIBIT (I-A)   -   Form of Managing General Partner Signature Page
        EXHIBIT (I-B)   -   Form of Subscription Agreement

        EXHIBIT (II)    -   Form of Drilling and Operating
                                   Agreement for Atlas America Public
                                   #15-2006(B) L.P. [Atlas America Public
                                   #15-2006(C) L.P.]

            FORM OF AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF
          LIMITED PARTNERSHIP FOR ATLAS AMERICA PUBLIC #15-2006(B) L.P.
           [FORM OF AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF
         LIMITED PARTNERSHIP FOR ATLAS AMERICA PUBLIC #15-2006(C) L.P.]



THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP ("AGREEMENT"), amending and restating the original Certificate of Limited Partnership, is made and entered into as of the date set forth below, by and among Atlas Resources, LLC, referred to as "Atlas" or the "Managing General Partner," and the remaining parties from time to time signing a Subscription Agreement for Limited Partner Units, these parties sometimes referred to as "Limited Partners," or for Investor General Partner Units, these parties sometimes referred to as "Investor General Partners."

                                    ARTICLE I
                                    FORMATION

1.01. FORMATION. The parties have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act on the terms and conditions set forth in this Agreement.

1.02. CERTIFICATE OF LIMITED PARTNERSHIP. This document is not only an agreement among the parties, but also is the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership. This document shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner. Amendments to the certificate of limited partnership shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing General Partner.

1.03. NAME, PRINCIPAL OFFICE AND RESIDENCE.

1.03(a). NAME. The name of the Partnership is Atlas America Public #15-2006(B) L.P. [Atlas America Public #15-2006(C) L.P.].

1.03(b). RESIDENCE. The residence of the Managing General Partner is its principal place of business at 311 Rouser Road, Moon Township, Pennsylvania 15108, which shall also serve as the principal place of business of the Partnership.

The residence of each Participant shall be as set forth on the Subscription Agreement executed by the Participant.

All addresses shall be subject to change on notice to the parties.

1.03(c). AGENT FOR SERVICE OF PROCESS. The name and address of the agent for service of process shall be Andrew M. Lubin at 110 S. Poplar Street, Suite 101, Wilmington, Delaware 19801.

1.04. PURPOSE. The Partnership shall engage in all phases of the natural gas and oil business. This includes, without limitation, exploration for, development and production of natural gas and oil on the terms and conditions set forth below and any other proper purpose under the Delaware Revised Uniform Limited Partnership Act.

The Managing General Partner may not, without the affirmative vote of Participants whose Units equal a majority of the total Units, do the following:

      (i)   change the investment and business purpose of the Partnership; or

      (ii) cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.

                                   ARTICLE II
                               DEFINITION OF TERMS

2.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

      1. "Administrative Costs" means all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: in-house legal, finance, in-house accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative Costs shall be limited as follows:

            (i) no Administrative Costs charged shall be duplicated under any other category of expense or cost; and

            (ii) no portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding 5% or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

      2. "Administrator" means the official or agency administering the securities laws of a state.

      3.    "Affiliate" means with respect to a specific person:

            (i) any person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified person;

            (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the specified person;

            (iii) any person directly or indirectly controlling, controlled by, or under common control with the specified person;

            (iv) any officer, director, trustee or partner of the specified person; and

            (v) if the specified person is an officer, director, trustee or partner, any person for which the person acts in any such capacity.

      4. "Agreement" means this Amended and Restated Certificate and Agreement of Limited Partnership, including all exhibits to this Agreement.

      5. "Anthem Securities" means Anthem Securities, Inc., whose principal executive offices are located at 311 Rouser Road, P.O. Box 926, Moon Township, Pennsylvania 15108-0926.

      6. "Assessments" means additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

      7. "Atlas" means Atlas Resources, LLC, a Pennsylvania limited liability company, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108, and any successor entity to Atlas Resources, LLC, whether by merger or any other form of reorganization, or the acquisition of all, or substantially all, of Atlas Resources, LLC's assets.

      8. "Atlas America Public #15-2005 Program" means the offering of Units in a series of up to three limited partnerships entitled Atlas America Public #15-2005(A) L.P., Atlas America Public #15-2006(B) L.P. and Atlas America Public #15-2006(C) L.P.

      9. "Capital Account" or "account" means the account established for each party, maintained as provided in ss.5.02 and its subsections.

      10. "Capital Contribution" means the amount agreed to be contributed to the Partnership by a Partner pursuant to ss.ss.3.04 and 3.05 and their subsections.

      11. "Carried Interest" means an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

      12.   "Code" means the Internal Revenue Code of 1986, as amended.

      13. "Cost," when used with respect to the sale or transfer of property to the Partnership, means:

            (i) the sum of the prices paid by the seller or transferor to an unaffiliated person for the property, including bonuses;

            (ii) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of the property;

            (iii) a pro rata portion of the seller's or transferor's actual necessary and reasonable expenses for seismic and geophysical services; and

            (iv) rentals and ad valorem taxes paid by the seller or transferor for the property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain the property, and the portion of the seller's or transferor's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months before the sale or transfer to the Partnership.

            "Cost," when used with respect to services, means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing the services, determined in accordance with generally accepted accounting principles.

            As used elsewhere, "Cost" means the price paid by the seller in an arm's-length transaction.

      14. "Dealer-Manager" means Anthem Securities, Inc., an Affiliate of the Managing General Partner, the broker/dealer which will manage the offering and sale of the Units.

      15. "Development Well" means a well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic Horizon known to be productive.

      16. "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs may not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases, but may include the cost of services provided by the Sponsor or its Affiliates if the services are provided pursuant to written contracts and in compliance with ss.4.03(d)(7) or pursuant to the Managing General Partner's role as Tax Matters Partner.

      17. "Distribution Interest" means an undivided interest in the Partnership's assets after payments to the Partnership's creditors or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances). Provided, however, after the Capital Accounts of all of the parties have been reduced to zero, the interest in the remaining Partnership assets shall equal a party's interest in the related Partnership revenues as set forth in ss.5.01 and its subsections.

      18. "Drilling and Operating Agreement" means the proposed Drilling and Operating Agreement between the Managing General Partner or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached to this Agreement as Exhibit
            (II).

      19.   "Exploratory Well" means a well drilled to:

            (i)   find commercially productive hydrocarbons in an unproved area;

            (ii) find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

            (iii) significantly extend a known prospect.

      20. "Farmout" means an agreement by the owner of the leasehold or Working Interest to assign his interest in certain acreage or well to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

      21.   "Final Terminating Event" means any one of the following:

            (i)   the expiration of the Partnership's fixed term;

            (ii) notice to the Participants by the Managing General Partner of its election to terminate the Partnership's affairs;

            (iii) notice by the Participants to the Managing General Partner of
                  their similar election through the affirmative vote of Participants whose Units equal a majority of the total Units; or

            (iv) the termination of the Partnership under ss.708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.

      22. "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

      23. "Independent Expert" means a person with no material relationship to the Sponsor or its Affiliates who is qualified and in the business of rendering opinions regarding the value of natural gas and oil properties based on the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

      24. "Initial Closing Date" means the date after the minimum amount of subscription proceeds has been received when subscription proceeds are first withdrawn from the escrow account.

      25. "Intangible Drilling Costs" or "Non-Capital Expenditures" means those expenditures associated with property acquisition and the drilling and completion of natural gas and oil wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes:

            (i) all expenditures made for any well before production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for drilling the well and preparing the well for production of natural gas or oil, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, and are generally termed "intangible drilling and development costs,";

            (ii) the expense of plugging and abandoning any well before a completion attempt; and

            (iii) the costs (other than Tangible Costs and Lease costs) to re-enter and deepen an existing well, complete the well to deeper reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper reservoirs.

      26. "Interim Closing Date" means those date(s) after the Initial Closing Date, but before the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional subscription proceeds to additional Partnership activities, including drilling activities.

      27.   "Investor General Partners" means:

            (i) the Persons signing the Subscription Agreement as Investor General Partners; and

            (ii) the Managing General Partner to the extent of any optional subscription as an Investor General Partner under ss.3.03(b)(2).

            All Investor General Partners shall be of the same class and have the same rights.

      28. "Landowner's Royalty Interest" means an interest in production, or its proceeds, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner on the creation of a Lease.

      29. "Leases" means full or partial interests in natural gas and oil leases, oil and natural gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or natural gas, and includes any contractual rights to acquire any such interest.

      30.   "Limited Partners" means:

            (i) the Persons signing the Subscription Agreement as Limited Partners;

            (ii) the Managing General Partner to the extent of any optional subscription as a Limited Partner under ss.3.03(b)(2);

            (iii) the Investor General Partners on the conversion of their
                  Investor General Partner Units to Limited Partner Units pursuant to ss.6.01(b); and

            (iv) any other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

            Except as provided in ss.3.05(b), with respect to the required additional Capital Contributions of Investor General Partners, all Limited Partners shall be of the same class and have the same rights.

      31.   "Managing General Partner" means:

            (i)   Atlas; or

            (ii) any Person admitted to the Partnership as a general partner, other than as an Investor General Partner, who is designated to exclusively supervise and manage the operations of the Partnership.

      32. "Managing General Partner Signature Page" means an execution and subscription instrument in the form attached as Exhibit (I-A) to this Agreement, which is incorporated in this Agreement by reference.

      33. "Offering Termination Date" means the date after the minimum amount of subscription proceeds has been received on which the Managing General Partner determines, in its sole discretion, that the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which may be any date up to and including December 31, 2006.

                  Notwithstanding the above, the Offering Termination Date may not extend beyond the time that subscriptions for the maximum number of Units set forth in ss.3.03(c)(1) have been received and accepted by the Managing General Partner.

      34. "Operating Costs" means expenditures made and costs incurred in producing and marketing natural gas or oil from completed wells. These costs include, but are not limited to:

            (i) labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or related to producing and marketing natural gas and oil;

            (ii)  ad valorem and severance taxes;

            (iii) insurance and casualty loss expense; and

            (iv) compensation to well operators or others for services rendered in conducting these operations.

            Operating Costs also include reworking, workover, subsequent equipping, and similar expenses relating to any well, the Managing General Partner's gathering fees set forth in ss.4.04(a)(2)(d) and the reimbursement of the Managing General Partner's Administrative Costs set forth in ss.4.04(a)(2)(c); but do not include the costs to re-enter and deepen an existing well, complete the well to deeper formations or reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper formations or reservoirs.

      35. "Operator" means the Managing General Partner, as operator of Partnership Wells in Pennsylvania, and the Managing General Partner or an Affiliate as Operator of Partnership Wells in other areas of the United States.

      36. "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to:

            (i) total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys);

            (ii) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

            (iii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

            (iv)  other front-end fees.

      37. "Organization Costs" means all costs of organizing the offering including, but not limited to:

            (i) expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts;

            (ii) expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees; and

            (iii) other front-end fees.

      38. "Overriding Royalty Interest" means an interest in the natural gas and oil produced under a Lease, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

      39.   "Participants" means:

            (i) the Managing General Partner to the extent of its optional subscription under ss.3.03(b)(2);

            (ii)  the Limited Partners; and

            (iii) the Investor General Partners.

      40.   "Partners" means:

            (i)   the Managing General Partner;

            (ii)  the Investor General Partners; and

            (iii) the Limited Partners.

      41. "Partnership" means Atlas America Public #15-2006(B) L.P. [Atlas America Public #15-2006(C) L.P.].

      42. "Partnership Net Production Revenues" means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

      43. "Partnership Well" means a well, some portion of the revenues from which is received by the Partnership.

      44. "Person" means a natural person, partnership, corporation, association, trust or other legal entity.

      45. "Production Purchase" or "Income" Program means any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including, but not limited to, working interests, royalties, or production payments. A program which spends at least 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be a production purchase or income program.

      46. "Program" means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of:

            (i) exploring for natural gas, oil and other hydrocarbon substances; or

            (ii) investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or its proceeds.

      47. "Prospect" means an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be:

            (i) designated by the Managing General Partner in writing before the conduct of Partnership operations; and

            (ii) enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein.

            If the well to be drilled by the Partnership is to a Horizon containing Proved Reserves, then a "Prospect" for a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells. Subject to the foregoing sentence, "Prospect" shall be deemed the drilling or spacing unit for the Clinton/Medina geological formation and the Mississippian and/or Upper Devonian Sandstone reservoirs in Ohio, Pennsylvania, and New York and the Mississippian Carbonate or the Devonian Shale reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee.

      48. "Prospectus" means the Prospectus included in the Registration Statement on Form S-1 relating to the offer and sale of the Units which has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the terms "Prospectus" and "Registration Statement" refer solely to the Prospectus and Registration Statement, as amended, described above, except that:

            (i) from and after the date on which any post-effective amendment to the Registration Statement is declared effective by the Commission, the term "Registration Statement" shall refer to the Registration Statement as amended by that post-effective amendment, and the term "Prospectus" shall refer to the Prospectus then forming a part of the Registration Statement; and

            (ii) if the Prospectus filed pursuant to Rule 424(b) or (c) promulgated by the Commission under the Act differs from the Prospectus on file with the Commission at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term "Prospectus" shall refer to the Prospectus filed pursuant thereto from and after the date on which it was filed.

      49. "Proved Developed Oil and Gas Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

      50. "Proved Reserves" means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

            (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

                  (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

                  (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

                  In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

            (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

            (iii) Estimates of proved reserves do not include the following:

                  (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

                  (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

                  (c) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

                  (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

      51. "Proved Undeveloped Reserves" means reserves that are expected to be recovered from either:

            (i)   new wells on undrilled acreage; or

            (ii) from existing wells where a relatively major expenditure is required for recompletion.

            Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

      52. "Reimbursement for Permissible Non-Cash Compensation" means a .5% accountable reimbursement for permissible non-cash compensation, which includes:

            (i) an accountable reimbursement for training and education meetings for associated persons of the Selling Agents;

            (ii) gifts that do not exceed $100 per year and are not preconditioned on achievement of a sales target;

            (iii) an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and

            (iv) contributions to a non-cash compensation arrangement between a Selling Agent and its associated persons, provided that neither the Managing General Partner nor the Dealer-Manager directly or indirectly participates in the Selling Agent's organization of a permissible non-cash compensation arrangement.

      53. "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. The term does not include:

            (i) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

            (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                  (a)   voting rights;

                  (b)   the Partnership's term of existence;

                  (c)   the Managing General Partner's compensation; and

                  (d)   the Partnership's investment objectives.

      54. "Roll-Up Entity" means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

      55. "Sales Commissions" means all underwriting and brokerage discounts and commissions incurred in the sale of Units payable to registered broker/dealers, but excluding the following:

            (i)   the 2.5% Dealer-Manager fee;

            (ii) the .5% accountable Reimbursement for Permissible Non-Cash Compensation; and

            (iii) the up to .5% reimbursement for bona fide due diligence expenses.

      56. "Selling Agents" means the broker/dealers which are selected by the Dealer-Manager to participate in the offer and sale of the Units.

      57. "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. The definition includes:

            (i) the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program; and

            (ii) whenever the context so requires, the term "sponsor" shall be deemed to include its affiliates.

            "Sponsor" does not include wholly independent third-parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

      58. "Subscription Agreement" means an execution and subscription instrument in the form attached as Exhibit (I-B) to this Agreement, which is incorporated in this Agreement by reference.

      59. "Tangible Costs" or "Capital Expenditures" means those costs associated with property acquisition and drilling and completing natural gas and oil wells which are generally accepted as capital expenditures under the Code. This includes all of the following:

            (i) costs of equipment, parts and items of hardware used in drilling and completing a well;

            (ii) the costs (other than Intangible Drilling Costs and Lease costs) to re-enter and deepen an existing well, complete the well to deeper reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper reservoirs; and

            (iii) those items necessary to deliver acceptable natural gas and oil production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

      60.   "Tax Matters Partner" means the Managing General Partner.

      61. "Units" or "Units of Participation" means up to 507.1 Limited Partner interests in the Partnership and up to 14,265.5 Investor General Partner interests in the Partnership, which will be converted to up to 14,265.5 Limited Partner Units as set forth in ss.6.01(b), purchased by Participants in the Partnership under the provisions of ss.3.03 and its subsections, including any rights to profits, losses, income, gain, credits, deductions, cash distributions or returns of capital or other attributes of the Units.

      62. "Working Interest" means an interest in a Lease which is subject to some portion of the cost of development, operation, or maintenance of the Lease.

                                   ARTICLE III
                 SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

3.01. DESIGNATION OF MANAGING GENERAL PARTNER AND PARTICIPANTS. Atlas shall serve as Managing General Partner of the Partnership. Atlas shall further serve as a Participant to the extent of any subscription made by it pursuant to ss.3.03(b)(2).

Limited Partners and Investor General Partners, including the Managing General Partner and its Affiliates to the extent, if any, they purchase Units, shall serve as Participants.

3.02. PARTICIPANTS.

3.02(a). LIMITED PARTNER AT FORMATION. Atlas America, Inc., as Original Limited Partner, has acquired one Unit and has made a Capital Contribution of $100. On the admission of one or more Limited Partners, the Partnership shall return to the Original Limited Partner its Capital Contribution and shall reacquire its Unit. The Original Limited Partner shall then cease to be a Limited Partner in the Partnership with respect to the Unit.

3.02(b). OFFERING OF INTERESTS. The Partnership is authorized to admit to the Partnership at the Initial Closing Date, any Interim Closing Date(s), and the Offering Termination Date additional Participants whose Subscription Agreements are accepted by the Managing General Partner if, after the admission of the additional Participants, the total Units sold do not exceed the maximum number of Units set forth in ss.3.03(c)(1).

3.02(c). ADMISSION OF PARTICIPANTS. No action or consent by the Participants shall be required for the admission of additional Participants pursuant to this Agreement.

All subscribers' funds shall be held in an interest bearing account or accounts by an independent escrow holder and shall not be released to the Partnership until the receipt and acceptance of the minimum amount of subscription proceeds set forth in ss.3.03(c)(2). Thereafter, subscriptions may be paid directly to the Partnership account.

3.03. SUBSCRIPTIONS TO THE PARTNERSHIP.

3.03(a). SUBSCRIPTIONS BY PARTICIPANTS.

3.03(a)(1). SUBSCRIPTION PRICE AND MINIMUM SUBSCRIPTION. The subscription price of a Unit in the Partnership shall be $10,000, except as set forth below, and shall be designated on each Participant's Subscription Agreement and payable as set forth in ss.3.05(b)(1). The minimum subscription per Participant shall be one Unit ($10,000). Larger subscriptions shall be accepted in $1,000 increments, beginning with $11,000, $12,000, etc.

Notwithstanding the foregoing, the subscription price for:

      (i) the Managing General Partner, its officers, directors, and Affiliates, and Participants who buy Units through the officers and directors of the Managing General Partner, shall be reduced by an amount equal to the 2.5% Dealer-Manager fee, the 7% Sales Commission, the .5% accountable Reimbursement for Permissible Non-Cash Compensation, and the .5% reimbursement of the Selling Agents' bona fide due diligence expenses, which shall not be paid with respect to these sales; and

      (ii) Registered Investment Advisors and their clients, and Selling Agents and their registered representatives and principals, shall be reduced by an amount equal to the 7% Sales Commission, which shall not be paid with respect to these sales.

No more than 5% of the total Units in the Partnership shall be sold with the discounts described above.

3.03(a)(2). EFFECT OF SUBSCRIPTION. Execution of a Subscription Agreement shall serve as an agreement by the Participant to be bound by each and every term of this Agreement.

3.03(b). OPTIONAL SUBSCRIPTIONS FOR UNITS BY MANAGING GENERAL PARTNER.

3.03(b)(1). MANAGING GENERAL PARTNER'S OPTIONAL SUBSCRIPTIONS FOR UNITS. In addition to the Managing General Partner's required Capital Contributions under ss.3.04(a), the Managing General Partner may subscribe for up to 5% of the total Units in the Partnership under the provisions of ss.3.03(a) and its subsections, and, subject to the limitations on voting rights set forth in ss.4.03(c)(3), to that extent shall be deemed to be a Participant in the Partnership for all purposes under this Agreement.

3.03(b)(2). EFFECT OF AND EVIDENCING SUBSCRIPTION. The Managing General Partner has executed a Managing General Partner Signature Page which:

      (i) evidences the Managing General Partner's required Capital Contributions under ss.3.04(a); and

      (ii) may be amended, from time-to-time, to reflect the amount of any optional subscriptions for Units as a Participant under ss.3.03(b)(1).

Execution of the Managing General Partner Signature Page serves as an agreement by the Managing General Partner to be bound by each and every term of this Agreement.

3.03(c). MAXIMUM AND MINIMUM NUMBER OF UNITS.

3.03(c)(1). MAXIMUM NUMBER OF UNITS. The maximum number of Units may not exceed 14,772.6 Units, which is up to $147,726,000 of cash subscription proceeds, excluding the subscription discounts permitted under ss.3.03(a)(1). Notwithstanding the foregoing, the maximum number of Units in all of the partnerships in the Atlas America Public #15-2005 Program, in the aggregate, shall not exceed 20,000 Units which is up to $200,000,000 of cash subscription proceeds excluding the subscription discounts permitted under ss.3.03(a)(1).

3.03(c)(2). MINIMUM NUMBER OF UNITS. The minimum number of Units shall equal at least 200 Units, but in any event not less than that number of Units which provides the Partnership with cash subscription proceeds of $2,000,000, excluding the subscription discounts permitted under ss.3.03(a)(1).

If subscriptions for the minimum number of Units have not been received and accepted at the Offering Termination Date, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned on their subscription proceeds from the date the monies were deposited in escrow through the date of refund, without deduction for any fees.

The partnership may break escrow and begin its drilling activities in the Managing General Partner's sole discretion on receipt and acceptance of the minimum subscription proceeds.

3.03(d). ACCEPTANCE OF SUBSCRIPTIONS.

3.03(d)(1). DISCRETION BY THE MANAGING GENERAL PARTNER. Acceptance of subscriptions is discretionary with the Managing General Partner. The Managing General Partner may reject any subscription for any reason it deems appropriate.

3.03(d)(2). TIME PERIOD IN WHICH TO ACCEPT SUBSCRIPTIONS. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt. If a subscription is rejected, then all of the subscriber's funds shall be returned to the subscriber promptly.

3.03(d)(3). ADMISSION TO THE PARTNERSHIP. The Participants shall be admitted to the Partnership as follows:

      (i) not later than 15 days after the release from escrow of Participants' funds to the Partnership; and

      (ii) after the close of the escrow account not later than the last day of the calendar month in which their Subscription Agreements were accepted by the Partnership.

3.04. CAPITAL CONTRIBUTIONS OF THE MANAGING GENERAL PARTNER.

3.04(a). MANAGING GENERAL PARTNER'S REQUIRED CAPITAL CONTRIBUTIONS. The Managing General Partner, as a general partner and not as a Participant, is required to pay the costs or make the other required Capital Contributions charged to it under this Agreement, including contributing to the Partnership the Leases which will be drilled by the Partnership on the terms set forth in ss.4.01(a)(4), in an amount equal to not less than 25%, in the aggregate, of all Capital Contributions to the Partnership, at the time the costs are required to be paid by the Partnership, but no later than December 31, 2007.

3.04(b). ON LIQUIDATION THE MANAGING GENERAL PARTNER MUST CONTRIBUTE DEFICIT BALANCE IN ITS CAPITAL ACCOUNT. The Managing General Partner shall contribute to the Partnership any deficit balance in its Capital Account on the occurrence of either of the following events:

      (i)   the liquidation of the Partnership; or

      (ii) the liquidation of the Managing General Partner's interest in the Partnership.

This shall be determined after taking into account all adjustments for the Partnership's taxable year during which the liquidation occurs, other than adjustments made pursuant to this requirement, by the end of the taxable year in which its interest in the Partnership is liquidated or, if later, within 90 days after the date of the liquidation.

3.04(c). MANAGING GENERAL PARTNER'S PARTNERSHIP INTEREST FOR CAPITAL CONTRIBUTIONS. The interest of the Managing General Partner, as Managing General Partner and not as a Participant, in the capital and profits of the Partnership is fully vested and nonforfeitable as of the date of the formation of the Partnership and is in consideration for, and is the only consideration for, its required Capital Contributions to the Partnership.

3.04(d). MANAGING GENERAL PARTNER'S RIGHT TO ASSIGN ITS PARTNERSHIP INTEREST. Subject to ss.5.01(b)(4)(a) regarding the Managing General Partner's subordination obligation, the Managing General Partner has the right at any time, in its discretion, without the consent of the Participants, and without affecting the allocation of costs and revenues to the Participants or the Managing General Partner's voting rights under this Agreement, to sell, contribute, exchange or otherwise transfer all or any portion of its interest as Managing General Partner or as a Participant (if it purchases Units) in the Partnership, or any interest therein. In that event, except as otherwise may be permitted under this Agreement, if the Affiliated transferee of the Managing General Partner's transferred interest in the Partnership does not become a substituted Managing General Partner in the Partnership, the Affiliated transferee, as a partner in the Partnership for tax purposes only, shall have the right to receive the share of the Partnership's profits, losses, income, gains, deductions, credits and depletion allowances, or items thereof, and cash distributions and returns of capital (including, but not limited to, cash distributions and returns of capital on dissolution and liquidation of the Partnership) to which the Managing General Partner would otherwise be entitled under this Agreement with respect to its transferred interest in the Partnership. Subject to the foregoing, the transfer of the Managing General Partner's transferred interest in the Partnership to any of its Affiliates may be made on any terms and conditions as the Managing General Partner determines, in its discretion, and the Partnership and the Participants shall have no right to receive or otherwise share in any consideration received by the Managing General Partner from its Affiliates for the transfer of the Managing General Partner's transferred interest in the Partnership. No transfer of the Managing General Partner's transferred interest in the Partnership to its Affiliates under this ss.3.04(d) shall require an accounting by the Managing General Partner or the Partnership to the Participants.

3.05. PAYMENT OF SUBSCRIPTIONS.

3.05(a). MANAGING GENERAL PARTNER'S SUBSCRIPTIONS. The Managing General Partner shall pay any optional subscription under ss.3.03(b)(2) as set forth in ss.3.05(b)(1).

3.05(b). PARTICIPANT SUBSCRIPTIONS AND ADDITIONAL CAPITAL CONTRIBUTIONS OF THE INVESTOR GENERAL PARTNERS.

3.05(b)(1). PAYMENT OF SUBSCRIPTION AGREEMENTS. A Participant shall pay the amount designated as the subscription price on the Subscription Agreement executed by the Participant 100% in cash at the time of subscribing. A Participant shall receive interest on the amount he pays from the time his subscription proceeds are deposited in the escrow account, or the Partnership account after the minimum number of Units have been received as provided in ss.3.06(b), until the Offering Termination Date.

3.05(b)(2). ADDITIONAL REQUIRED CAPITAL CONTRIBUTIONS OF THE INVESTOR GENERAL PARTNERS. Investor General Partners must make Capital Contributions to the Partnership when called by the Managing General Partner, in addition to their subscriptions, for their pro rata share of any Partnership obligations and liabilities which are recourse to the Investor General Partners and are represented by their ownership of Units before the conversion of Investor General Units to Limited Partner Units under ss.6.01(b).

3.05(b)(3). DEFAULT PROVISIONS. The failure of an Investor General Partner to timely make a required additional Capital Contribution under this section results in his personal liability to the other Investor General Partners for the amount in default. The remaining Investor General Partners, in proportion to their respective number of Units, must pay the defaulting Investor General Partner's share of Partnership liabilities and obligations called for by the Managing General Partner. In that event, the remaining Investor General
Partners:

      (i) shall have a first and preferred lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate;

      (ii) shall be entitled to receive 100% of the defaulting Investor General Partner's cash distributions, in proportion to their respective number of Units, until the amount in default is recovered in full plus interest at the legal rate; and

      (iii) may commence legal action to collect the amount due plus interest at the legal rate.

3.06. PARTNERSHIP FUNDS.

3.06(a). FIDUCIARY DUTY. The Managing General Partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control. The Managing General Partner shall not employ, or permit another to employ, the funds and assets in any manner except for the exclusive benefit of the Partnership.

Neither this Agreement nor any other agreement between the Managing General Partner and the Partnership shall contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law, except as provided in ss.ss.4.01, 4.02, 4.03, 4.04, 4.05 and 4.06 of this Agreement.

3.06(b). SPECIAL ACCOUNT AFTER THE RECEIPT OF THE MINIMUM PARTNERSHIP SUBSCRIPTIONS. Following the receipt of the minimum number of Units and breaking escrow, the funds of the Partnership shall be held in a separate interest-bearing account maintained for the Partnership and shall not be commingled with funds of any other entity.

3.06(c). INVESTMENT.

3.06(c)(1). INVESTMENTS IN OTHER ENTITIES. Partnership funds shall not be invested in the securities of another person except in the following instances:

      (i) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business;

      (ii)  temporary investments made as set forth in ss.3.06(c)(2);

      (iii) multi-tier arrangements meeting the requirements of ss.4.03(d)(15);

      (iv) investments involving less than 5% of the Partnership's subscription proceeds which are a necessary and incidental part of a property acquisition transaction; and

      (v) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses shall be prohibited.

3.06(c)(2). PERMISSIBLE INVESTMENTS BEFORE INVESTMENT IN PARTNERSHIP ACTIVITIES. After the Initial Closing Date and until proceeds from the offering are invested in the Partnership's operations, the proceeds may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills.

                                   ARTICLE IV
                              CONDUCT OF OPERATIONS

4.01. ACQUISITION OF LEASES.

4.01(a). ASSIGNMENT TO PARTNERSHIP.

4.01(a)(1). IN GENERAL. The Managing General Partner shall select, acquire and assign or cause to have assigned to the Partnership full or partial interests in Leases, by any method customary in the natural gas and oil industry, subject to the terms and conditions set forth below.

The Partnership and the other partnerships in the Atlas America Public #15-2005 Program may acquire and develop interests in Leases covering one or more of the same Prospects, in the Managing General Partner's discretion.

The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale, Farmout, or other disposition unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the Partnership's best interest.

4.01(a)(2). FEDERAL AND STATE LEASES. The Partnership is authorized to acquire Leases on federal and state lands.

4.01(a)(3). MANAGING GENERAL PARTNER'S DISCRETION AS TO TERMS AND BURDENS OF ACQUISITION. Subject to the provisions of ss.4.03(d) and its subsections, the acquisitions of Leases or other property may be made under any terms and obligations, including:

      (i) any limitations as to the Horizons to be assigned to the Partnership; and

      (ii) subject to any burdens as the Managing General Partner deems necessary in its sole discretion.

4.01(a)(4). COST OF LEASES. All Leases shall be:

      (i) contributed to the Partnership by the Managing General Partner or its Affiliates; and

      (ii) credited towards the Managing General Partner's required Capital Contribution set forth in ss.3.04(a) at the Cost of the Lease, unless the Managing General Partner has cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution must be made at a price not in excess of the fair market value.


A determination of fair market value must be:

      (i)   supported by an appraisal from an Independent Expert; and

      (ii) maintained in the Partnership's records for six years along with associated supporting information.

4.01(a)(5). THE MANAGING GENERAL PARTNER, OPERATOR OR THEIR AFFILIATES' RIGHTS IN THE REMAINDER INTERESTS. Subject to the provisions of ss.4.03(d) and its subsections, to the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner or its Affiliates, the remainder of the interest in the Lease may be held by the Managing General Partner or its Affiliates. They may either:

      (i)   retain and exploit the remaining interest for their own account; or

      (ii) sell or otherwise dispose of all or a part of the remaining interest.

Profits from the exploitation and/or disposition of their retained interests in the Leases shall be for the benefit of the Managing General Partner or its Affiliates to the exclusion of the Partnership.

4.01(a)(6). NO BREACH OF DUTY. Subject to the provisions of ss.4.03 and its subsections, acquisition of Leases from the Managing General Partner, the Operator or their Affiliates shall not be considered a breach of any obligation owed by them to the Partnership or the Participants.

4.01(b). NO OVERRIDING ROYALTY INTERESTS. Neither the Managing General Partner, the Operator nor any Affiliate shall retain any Overriding Royalty Interest on the Leases acquired by the Partnership.

4.01(c). TITLE AND NOMINEE ARRANGEMENTS.

4.01(c)(1). LEGAL TITLE. Legal title to all Leases acquired by the Partnership shall be held on a permanent basis in the name of the Partnership. However, Partnership properties may be held temporarily in the name of:

      (i)   the Managing General Partner;

      (ii)  the Operator;

      (iii) their Affiliates; or

      (iv) in the name of any nominee designated by the Managing General Partner to facilitate the acquisition of the properties.

4.01(c)(2). MANAGING GENERAL PARTNER'S DISCRETION. The Managing General Partner shall take the steps which are necessary in its best judgment to render title to the Leases to be acquired by the Partnership acceptable for the purposes of the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements.

The Managing General Partner shall not be liable to the Partnership or to the other parties for any mistakes of judgment; nor shall the Managing General Partner be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Partnership or the extent of the interest covered thereby except as otherwise provided in the Drilling and Operating Agreement.

4.01(c)(3). COMMENCEMENT OF OPERATIONS. The Partnership shall not begin operations on the Leases acquired by the Partnership unless the Managing General Partner is satisfied that necessary title requirements have been satisfied.

4.02. CONDUCT OF OPERATIONS.

4.02(a). IN GENERAL. The Managing General Partner shall establish a program of operations for the Partnership. Subject to the limitations contained in Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Limited Partner, the Managing General Partner, the Limited Partners, and the Investor General Partners agree to participate in the program so established by the Managing General Partner.

4.02(b). MANAGEMENT. Subject to any restrictions contained in this Agreement, the Managing General Partner shall exercise full control over all operations of the Partnership.

4.02(c). GENERAL POWERS OF THE MANAGING GENERAL PARTNER.

4.02(c)(1). IN GENERAL. Subject to the provisions of ss.4.03 and its subsections, and to any authority which may be granted the Operator under ss.4.02(c)(3)(b), the Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership. Without limiting the generality of the foregoing, the Managing General Partner is expressly authorized to engage in:

      (i) the making of all determinations of which Leases, wells and operations will be participated in by the Partnership, which includes:

            (a)   which Leases are developed;

            (b)   which Leases are abandoned; or

            (c) which Leases are sold or assigned to other parties, including other investor ventures organized by the Managing General Partner, the Operator, or any of their Affiliates;

      (ii) the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of the operations or the implementation of the powers granted it under this Agreement, including, without limitation:

            (a) the making of agreements for the conduct of operations, including agreements and financial instruments relating to hedging the Partnership's natural gas and oil;

            (b) the exercise of any options, elections, or decisions under any such agreements; and

            (c) the furnishing of equipment, facilities, supplies and material, services, and personnel;

      (iii) the exercise, on behalf of the Partnership or the parties, as the Managing General Partner in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;

      (iv) the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;

      (v) the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;

      (vi) the maintenance of insurance for the benefit of the Partnership and the parties as it deems necessary, but in no event less in amount or type than the following:

            (a) worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

             (b) liability insurance, including automobile, which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate; and

             (c) liability and excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000 during drilling operations and thereafter, per occurrence or accident and in the aggregate, which includes $1,000,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third-parties, other than a co-owner of the Working Interest, alleging seepage, pollution or contamination damage resulting from a pollution incident. The excess liability insurance shall be in place and effective no later than the date drilling operations begin and, for purposes of satisfying this requirement, the Partnership shall have the benefit of the Managing General Partner's $50,000,000 liability insurance on the same basis as the Managing General Partner and its Affiliates, including the Managing General Partner's other Programs;

      (vii) the use of the funds and revenues of the Partnership, and the borrowing on behalf of, and the loan of money to, the Partnership, on any terms it sees fit, for any purpose, including without limitation:

             (a) the conduct or financing, in whole or in part, of the drilling and other activities of the Partnership;

             (b)  the conduct of additional operations; and

             (c) the repayment of any borrowings or loans used initially to finance these operations or activities;

      (viii) the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Partnership, including without limitation, the Leases, wells, equipment and production therefrom, provided that the sale of all or substantially all of the assets of the Partnership shall only be made as provided in ss.4.03(d)(6);

      (ix) the formation of any further limited or general partnership, tax partnership, joint venture, or other relationship which it deems desirable with any parties who it, in its sole and absolute discretion, selects, including any of its Affiliates;

      (x) the control of any matters affecting the rights and obligations of the Partnership, including:

             (a) the employment of attorneys to advise and otherwise represent the Partnership;

             (b) the conduct of litigation and other incurring of legal expense; and

             (c)  the settlement of claims and litigation;

      (xi) the operation of producing wells drilled on the Leases or on a Prospect which includes any part of the Leases;

      (xii) the exercise of the rights granted to it under the power of attorney created under this Agreement; and

      (xiii) the incurring of all costs and the making of all expenditures in any way related to any of the foregoing.

4.02(c)(2). SCOPE OF POWERS. The Managing General Partner's powers shall extend to any operation participated in by the Partnership or affecting its Leases, or other property or assets, irrespective of whether or not the Managing General Partner is designated operator of the operation by any outside persons participating therein.

4.02(c)(3). DELEGATION OF AUTHORITY.

4.02(c)(3)(a). IN GENERAL. The Managing General Partner may subcontract and delegate all or any part of its duties under this Agreement to any entity chosen by it, including an entity related to it. The party shall have the same powers in the conduct of the duties as would the Managing General Partner. The delegation, however, shall not relieve the Managing General Partner of its responsibilities under this Agreement.

4.02(c)(3)(b). DELEGATION TO OPERATOR. The Managing General Partner is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement. This delegation shall not relieve the Managing General Partner of its responsibilities under this Agreement.

In no event shall any consideration received for operator services be in excess of competitive rates or duplicative of any consideration or reimbursements received under this Agreement. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services.

4.02(c)(4). RELATED PARTY TRANSACTIONS. Subject to the provisions of ss.4.03 and its subsections, any transaction which the Managing General Partner is authorized to enter into on behalf of the Partnership under the authority granted in this section and its subsections, may be entered into by the Managing General Partner with itself or with any other general partner, the Operator, or any of their Affiliates.

4.02(d). ADDITIONAL POWERS. In addition to the powers granted the Managing General Partner under ss.4.02(c) and its subsections or elsewhere in this Agreement, the Managing General Partner, when specified, shall have the following additional express powers.

4.02(d)(1). DRILLING CONTRACTS. All Partnership Wells shall be drilled under the Drilling and Operating Agreement at Cost plus a nonaccountable, fixed payment reimbursement to the Managing General Partner of $15,000 per well for the Participants' share of the Managing General Partner's general and administrative overhead plus 15% of Cost and the nonaccountable, fixed payment reimbursement to the Managing General Partner of $15,000 per well. The Managing General Partner or its Affiliates, as drilling contractor, may not do the following:

      (i) receive a rate that is not competitive with the rates charged by unaffiliated contractors in the same geographic region;

      (ii)  enter into a turnkey drilling contract with the Partnership;

      (iii) profit by drilling in contravention of its fiduciary obligations to the Partnership; or

      (iv) benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

4.02(d)(2). POWER OF ATTORNEY.

4.02(d)(2)(a). IN GENERAL. Each Participant appoints the Managing General Partner his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit, from time to time:

      (i) to create, prepare, complete, execute, file, swear to, deliver, endorse, and record any and all documents, certificates, government reports, or other instruments as may be required by law, or are necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Partnership as a limited partnership or partnership in commendam and to conduct business under the laws of any jurisdiction in which the Managing General Partner elects to qualify the Partnership or conduct business; and

      (ii) to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates, and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

4.02(d)(2)(b). FURTHER ACTION. Each Participant authorizes the attorney-in-fact to take any further action which the attorney-in-fact considers necessary or advisable in connection with any of the foregoing powers and rights granted the Managing General Partner under this section and its subsections. Each party acknowledges that the power of attorney granted under subsection 4.02(d)(2)(a):

      (i) is a special power of attorney coupled with an interest and is irrevocable; and

      (ii) shall survive the assignment by the Participant of the whole or a portion of his Units; except when the assignment is of all of the Participant's Units and the purchaser, transferee, or assignee of the Units is admitted as a successor Participant, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the attorney-in-fact to execute, acknowledge, and file any agreement, certificate, instrument or document necessary to effect the substitution.

4.02(d)(2)(c). POWER OF ATTORNEY TO OPERATOR. The Managing General Partner is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Partnership.

4.02(e). BORROWINGS AND USE OF PARTNERSHIP REVENUES.

4.02(e)(1). POWER TO BORROW OR USE PARTNERSHIP REVENUES.

4.02(e)(1)(a). IN GENERAL. If additional funds over the Participants' Capital Contributions are needed for Partnership operations, then the Managing General Partner may:

      (i)   use Partnership revenues for such purposes; or

      (ii) the Managing General Partner and its Affiliates may advance to the Partnership the funds necessary under ss.4.03(d)(8)(b), although they are not obligated to advance the funds to the Partnership.

4.02(e)(1)(b). LIMITATION ON BORROWING. The borrowings, other than credit transactions on open account customary in the industry to obtain goods and services, shall be subject to the following limitations:

      (i) the borrowings must be without recourse to the Investor General Partners and the Limited Partners except as otherwise provided in this Agreement; and

      (ii) the amount that may be borrowed at any one time may not exceed an amount equal to 5% of the Partnership's subscription proceeds.

4.02(f). TAX MATTERS PARTNER.

4.02(f)(1). DESIGNATION OF TAX MATTERS PARTNER. The Managing General Partner is hereby designated the Tax Matters Partner of the Partnership under Section 6231(a)(7) of the Code. The Managing General Partner is authorized to act in this capacity on behalf of the Partnership and the Participants and to take any action, including settlement or litigation, which it in its sole discretion deems to be in the best interest of the Partnership.

4.02(f)(2). COSTS INCURRED BY TAX MATTERS PARTNER. Costs incurred by the Tax Matters Partner shall be considered a Direct Cost of the Partnership.

4.02(f)(3). NOTICE TO PARTICIPANTS OF IRS PROCEEDINGS. The Tax Matters Partner shall notify all Participants of any partnership administrative or other legal proceedings involving the IRS, and thereafter shall furnish all Participants periodic reports at least quarterly on the status of the proceedings.

4.02(f)(4). PARTICIPANT RESTRICTIONS. Each Participant agrees as follows:

      (i) he will not file the statement described in Section 6224(c)(3)(B) of the Code prohibiting the Managing General Partner as the Tax Matters Partner for the Partnership from entering into a settlement on his behalf with respect to partnership items, as that term is defined in
            Section 6231(a)(3) of Code, of the Partnership;

      (ii) he will not form or become and exercise any rights as a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under Section 6223(b)(2) of the Code; and

      (iii) the Managing General Partner is authorized to file a copy of this Agreement, or pertinent portions of this Agreement, with the IRS under Section 6224(b) of the Code if necessary to perfect the waiver of rights under this subsection.

4.03. GENERAL RIGHTS AND OBLIGATIONS OF THE PARTICIPANTS AND RESTRICTED AND PROHIBITED TRANSACTIONS.

4.03(a)(1). LIMITED LIABILITY OF LIMITED PARTNERS. Limited Partners shall not be bound by the obligations of the Partnership other than as provided under the Delaware Revised Uniform Limited Partnership Act. Limited Partners shall not be personally liable for any debts of the Partnership or any of the obligations or losses of the Partnership beyond the amount of the subscription price designated on the Subscription Agreement executed by each respective Limited Partner unless:

      (i)   they also subscribe to the Partnership as Investor General Partners;
            or

      (ii) in the case of the Managing General Partner, it purchases Limited Partner Units.

4.03(a)(2). NO MANAGEMENT AUTHORITY OF PARTICIPANTS. Participants, other than the Managing General Partner if it buys Units, shall have no power over the conduct of the affairs of the Partnership. No Participant, other than the Managing General Partner if it buys Units, shall take part in the management of the business of the Partnership, or have the power to sign for or to bind the Partnership.

4.03(b). REPORTS AND DISCLOSURES.

4.03(b)(1). ANNUAL REPORTS AND FINANCIAL STATEMENTS. Beginning with the calendar year in which the Partnership had its Offering Termination Date, the Partnership shall provide each Participant an annual report within 120 days after the close of that calendar year, and beginning with the following calendar year, a report within 75 days after the end of the first six months of its calendar year, containing except as otherwise indicated, at least the information set forth below:

      (i) Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow, and Partners' equity, which shall be prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation with respect to information furnished for income tax purposes and accompanied by an auditor's report containing an opinion of an independent public accountant selected by the Managing General Partner stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion the financial statements present fairly the financial position, results of operations, partners' equity, and cash flows in accordance with generally accepted accounting principles. Semiannual reports are not required to be audited.


      (ii) A summary itemization, by type and/or classification of the total fees and compensation, including any nonaccountable, fixed payment reimbursements for Administrative Costs and Operating Costs, paid by, or on behalf of, the Partnership to the Managing General Partner, the Operator, and their Affiliates. In addition, Participants shall be provided the percentage that the annual nonaccountable, fixed fee reimbursement for Administrative Costs bears to annual Partnership revenues.

            Also, the independent certified public accountant shall provide written attestation annually, which will be included in the annual report, that the method used to make allocations of the Partnership's Administrative Costs was consistent with the method described in ss.4.04(a)(2)(c) of this Agreement and that the total amount of Administrative Costs allocated did not materially exceed the amounts actually incurred by the Managing General Partner in providing administrative services to, or on behalf of, the Partnership as described in ss.4.04(a)(2)(c), including administrative services provided to the Partnership by the Managing General Partner's Affiliates or independent third-parties at the sole expense of the Managing General Partner. If the Managing General Partner subsequently decides to allocate Administrative Costs in a manner different from that described in ss.4.04(a)(2)(c) of this Agreement, then the change must be reported to the Participants together with an explanation of the reason for the change and the basis used for determining the reasonableness of the new allocation method.

      (iii) A description of each Prospect in which the Partnership owns an interest, including:

            (a)   the cost, location, and number of acres under Lease; and

            (b)   the Working Interest owned in the Prospect by the Partnership.

            Succeeding reports, however, must only contain material changes, if any, regarding the Prospects.

      (iv) A list of the wells drilled or abandoned by the Partnership during the period of the report, indicating:

            (a)   whether each of the wells has or has not been completed;

            (b)   a statement of the cost of each well completed or abandoned;
                  and

            (c)   justification for wells abandoned after production has begun.

      (v) A description of all Farmouts, farmins, and joint ventures, made during the period of the report, including:

            (a) the Managing General Partner's justification for the arrangement; and

            (b)   a description of the material terms.

      (vi)  A schedule reflecting:

            (a)   the total Partnership costs;

            (b) the costs paid by the Managing General Partner and the costs paid by the Participants;

            (c)   the total Partnership revenues;

            (d) the revenues received or credited to the Managing General Partner and the revenues received and credited to the Participants; and

            (e) a reconciliation of the expenses and revenues in accordance with the provisions of Article V.

Additionally, on request the Managing General Partner will provide the information specified by Form 10-Q (if such report is required to be filed with the SEC) within 45 days after the close of each quarterly fiscal period.

4.03(b)(2). TAX INFORMATION. The Partnership shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Participant the information needed for the Participant to file the following:

            (i)   his federal income tax return;

            (ii)  any required state income tax return; and

            (iii) any other reporting or filing requirements imposed by any governmental agency or authority.

4.03(b)(3). RESERVE REPORT. Beginning with the second calendar year after the Offering Termination Date and every year thereafter, the Partnership shall provide to each Participant the following:

            (i) a summary of the computation of the Partnership's total natural gas and oil Proved Reserves;

            (ii) a summary of the computation of the present worth of the reserves determined using:

                  (a)   a discount rate of 10%;

                  (b)   a constant price for the oil; and

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

                  (c) basing the price of natural gas on the existing natural gas contracts;

            (iii) a statement of each Participant's interest in the reserves;
                  and

            (iv) an estimate of the time required for the extraction of the reserves with a statement that because of the time period required to extract the reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

The reserve computations shall be based on engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert.

Also, if any event reduces the Partnership's Proved Reserves by 10% or more, excluding a reduction of reserves as a result of normal production, sales of reserves, or natural gas or oil price changes, then a computation and estimate of the amount of the reduction in reserves must be sent to each Participant within 90 days after the Managing General Partner determines that such a reduction in reserves has occurred.

4.03(b)(4). COST OF REPORTS. The cost of all reports described in this ss.4.03(b) shall be paid by the Partnership as Direct Costs.

4.03(b)(5). PARTICIPANT ACCESS TO RECORDS. The Participants and/or their representatives shall be permitted access to all Partnership records, provided that access to the list of Participants shall be subject to ss.4.03(b)(7) below. The Participant may inspect and copy any of the records after giving adequate notice to the Managing General Partner at any reasonable time.

Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports, and other drilling and operating data confidential for reasonable periods of time. The Managing General Partner may release information concerning the operations of the Partnership to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

4.03(b)(6). REQUIRED LENGTH OF TIME TO HOLD RECORDS. The Managing General Partner must maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents which include:

      (i) a record that a Participant meets the suitability standards established in connection with an investment in the Partnership; and

      (ii) any appraisal of the fair market value of the Leases as set forth in ss.4.01(a)(4) or fair market value of any producing property as set forth in ss.4.03(d)(3).

4.03(b)(7). PARTICIPANT LISTS. The following provisions apply regarding access to the list of Participants:

      (i) an alphabetical list of the names, addresses, and business telephone numbers of the Participants along with the number of Units held by each of them (the "Participant List") must be maintained as a part of the Partnership's books and records and be available for inspection by any Participant or his designated agent at the home office of the Partnership on the Participant's request;

      (ii) the Participant List must be updated at least quarterly to reflect changes in the information contained in the Participant List;

      (iii) a copy of the Participant List must be mailed to any Participant requesting the Participant List within 10 days of the written request, printed in alphabetical order on white paper, and in a readily readable type size in no event smaller than 10-point type and a reasonable charge for copy work will be charged by the Partnership;

      (iv) the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant's voting rights under this Agreement and the exercise of Participant's rights under the federal proxy laws; and

      (v) if the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of the refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the list of Participants or other information for the purpose of selling the list or information or copies of the list, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing General Partner will require the Participant requesting the Participant List to represent in writing that the list was not requested for a commercial purpose unrelated to the Participant's interest in the Partnership. The remedies provided under this subsection to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law or the laws of any state.

4.03(b)(8). STATE FILINGS. Concurrently with their transmittal to Participants, and as required, the Managing General Partner shall file a copy of each report provided for in this ss.4.03(b) with:

      (i)   the California Commissioner of Corporations;

      (ii)  the Arizona Corporation Commission;

      (iii) the Alabama Securities Commission; and

      (iv)  the securities commissions of other states which request the report.

4.03(c). MEETINGS OF PARTICIPANTS.

4.03(c)(1). PROCEDURE FOR A PARTICIPANT MEETING.

4.03(c)(1)(a). MEETINGS MAY BE CALLED BY MANAGING GENERAL PARTNER OR PARTICIPANTS. Meetings of the Participants may be called as follows:

      (i)   by the Managing General Partner; or

      (ii) by Participants whose Units equal 10% or more of the total Units for any matters for which Participants may vote.

The call for a meeting by Participants shall be deemed to have been made on receipt by the Managing General Partner of a written request from holders of the requisite percentage of Units stating the purpose(s) of the meeting.

4.03(c)(1)(b). NOTICE REQUIREMENT. The Managing General Partner shall deposit in the United States mail within 15 days after the receipt of the request, written notice to all Participants of the meeting and the purpose of the meeting. The meeting shall be held on a date not less than 30 days nor more than 60 days after the date of the mailing of the notice, at a reasonable time and place.

Notwithstanding the foregoing, the date for notice of the meeting may be extended for a period of up to 60 days if, in the opinion of the Managing General Partner, the additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with the meeting by the SEC or other regulatory authorities.

4.03(c)(1)(c). MAY VOTE BY PROXY. Participants shall have the right to vote at any Participant meeting either:

      (i)   in person; or

      (ii)  by proxy.

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

4.03(c)(2). SPECIAL VOTING RIGHTS. At the request of Participants whose Units equal 10% or more of the total Units, the Managing General Partner shall call for a vote by Participants. Each Unit is entitled to one vote on all matters, and each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Participants whose Units equal a majority of the total Units may, without the concurrence of the Managing General Partner or its Affiliates, vote to:

      (i)   dissolve the Partnership;

      (ii) remove the Managing General Partner and elect a new Managing General Partner;

      (iii) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;

      (iv)  remove the Operator and elect a new Operator;

      (v) approve or disapprove the sale of all or substantially all of the assets of the Partnership;

      (vi) cancel any contract for services with the Managing General Partner, the Operator, or their Affiliates without penalty on 60 days notice; and

      (vii) amend this Agreement; provided however:

            (a) any amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General Partner without the approval of the Participant or the Managing General Partner; and

            (b) any amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants.

4.03(c)(3). RESTRICTIONS ON MANAGING GENERAL PARTNER'S VOTING RIGHTS. With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may vote or consent on all matters other than the following:

      (i)   the matters set forth in ss.4.03(c)(2)(ii) and (iv) above; or

      (ii) any transaction between the Partnership and the Managing General Partner or its Affiliates.

In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

4.03(c)(4). RESTRICTIONS ON LIMITED PARTNER VOTING RIGHTS. The exercise by the Limited Partners of the rights granted Participants under ss.4.03(c), except for the special voting rights granted Participants under ss.4.03(c)(2), shall be subject to the prior legal determination that the grant or exercise of the powers will not adversely affect the limited liability of Limited Partners. Notwithstanding the foregoing, if in the opinion of counsel to the Partnership the legal determination is not necessary under Delaware law to maintain the limited liability of the Limited Partners, then it shall not be required. A legal determination under this paragraph may be made either pursuant to:

      (i) an opinion of counsel, the counsel being independent of the Partnership and selected on the vote of Limited Partners whose Units equal a majority of the total Units held by Limited Partners; or

      (ii)  a declaratory judgment issued by a court of competent jurisdiction.

The Investor General Partners may exercise the rights granted to the Participants whether or not the Limited Partners can participate in the vote if the Investor General Partners represent the requisite percentage of Units necessary to take the action.

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

4.03(d). TRANSACTIONS WITH THE MANAGING GENERAL PARTNER.

4.03(d)(1). TRANSFER OF EQUAL PROPORTIONATE INTEREST. When the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) sells, transfers or conveys any natural gas, oil or other mineral interests or property to the Partnership, it must, at the same time, sell, transfer or convey to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the Partnership, which is the minimum area permitted by state law or local practice on which one well may be drilled, if the following two conditions are met:

      (i) the geological feature to which the well will be drilled contains Proved Reserves; and

      (ii)  the drilling or spacing unit protects against drainage.

With respect to a Prospect located in Ohio, Pennsylvania and New York on which a well will be drilled by the Partnership to test the Clinton/Medina geological formation or the Mississippian and/or Upper Devonian Sandstone reservoirs, and with respect to a Prospect located in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee on which a well will be drilled to test the Mississippian carbonate or Devonian Shale reservoirs, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence. Additionally, for a period of five years after the drilling of the Partnership Well neither the Managing General Partner nor its Affiliates may drill any well:

      (i) in the Clinton/Medina geological formation within 1,650 feet of an existing Partnership Well in Pennsylvania or within 1,000 feet of an existing Partnership Well in Ohio; or

      (ii) in the Mississippian and/or Upper Devonian Sandstone reservoirs in Fayette, Greene and Westmoreland Counties, Pennsylvania, within 1,000 feet from a producing Partnership Well, although the Partnership may drill a new well or re-enter an existing well which is closer than 1,000 feet to a plugged and abandoned well.

If the Partnership abandons its interest in a well, then this restriction will continue for one year following the abandonment.

If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area in which the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest and the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves that are attributable to the separate property interest, then the separate property interest or a portion thereof must be sold, transferred, or conveyed to the Partnership as set forth in this section and ss.ss.4.01(a)(4) and 4.03(d)(2).

Notwithstanding the foregoing, Prospects in the Clinton/Medina geological formation, the Mississippian and/or Upper Devonian Sandstone reservoirs, the Mississippian carbonate or Devonian Shale reservoirs, or any other formation or reservoir shall not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the geological formation and the drilling or spacing unit protected against drainage.

4.03(d)(2). TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS AFFILIATES' ENTIRE INTEREST. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) in any Prospect shall not be made unless:

      (i) the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest;

      (ii) the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates; and

      (iii) the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

This section does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

4.03(d)(3). LIMITATIONS ON SALE OF UNDEVELOPED AND DEVELOPED LEASES TO THE MANAGING GENERAL PARTNER. Other than another Program managed by the Managing General Partner and its Affiliates as set forth in ss.ss.4.03(d)(5) and 4.03(d)(9), the Managing General Partner and its Affiliates shall not receive a Farmout or purchase any undeveloped Leases from the Partnership other than at the higher of Cost or fair market value.

The Managing General Partner and its Affiliates, other than an Affiliated Income Program, shall not purchase any producing natural gas or oil property from the Partnership unless:

      (i)   the sale is in connection with the liquidation of the Partnership;
            or

      (ii) the Managing General Partner's well supervision fees under the Drilling and Operating Agreement for the well have exceeded the net revenues of the well, determined without regard to the Managing General Partner's well supervision fees for the well, for a period of at least three consecutive months.

In both (i) and (ii), the sale must be at fair market value supported by an appraisal of an Independent Expert selected by the Managing General Partner.

4.03(d)(4). LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS AFFILIATES ON LEASES ACQUIRED BY THE PARTNERSHIP. During a period of five years after the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire an interest from an unaffiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding the proposed acquisition, then the following conditions shall apply:

      (i) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

      (ii) if the Managing General Partner or the Affiliate (excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect. Provided, however, if cash or financing is not available to the Partnership to enable it to complete a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

4.03(d)(5). TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. The transfer of an undeveloped Lease from the Partnership to another drilling Program sponsored or managed by the Managing General Partner or its Affiliates must be made at fair market value if the undeveloped Lease has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at Cost.

An Affiliated Income Program may purchase a producing natural gas and oil property from the Partnership at any time at:

      (i) fair market value as supported by an appraisal from an Independent Expert if the property has been held by the Partnership for more than six months or significant expenditures have been made in connection with the property; or

      (ii) Cost as adjusted for intervening operations if the Managing General Partner deems it to be in the best interest of the Partnership.

However, these prohibitions shall not apply to joint ventures or Farmouts among Affiliated partnerships, provided that:

      (i) the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

      (ii) the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership or if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

4.03(d)(6). SALE OF ALL ASSETS. The sale of all or substantially all of the assets of the Partnership, including without limitation, Leases, wells, equipment and production therefrom, shall be made only with the consent of Participants whose Units equal a majority of the total Units.

4.03(d)(7). SERVICES.

4.03(d)(7)(a). COMPETITIVE RATES. The Managing General Partner and any Affiliate shall not render to the Partnership any oil field, equipage, or other services nor sell or lease to the Partnership any equipment or related supplies unless:

      (i) the person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and

      (ii) the compensation, price, or rental therefor is competitive with the compensation, price, or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

If the person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the person or the competitive rate which could be obtained in the area, whichever is less.

4.03(d)(7)(b). IF NOT DISCLOSED IN THE PROSPECTUS OR THIS AGREEMENT THEN SERVICES BY THE MANAGING GENERAL PARTNER MUST BE DESCRIBED IN A SEPARATE CONTRACT AND CANCELABLE. Any services for which the Managing General Partner or an Affiliate is to receive compensation other than those described in this Agreement or the Prospectus shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts shall be cancelable without penalty on 60 days written notice by Participants whose Units equal a majority of the total Units.

4.03(d)(8). LOANS.

4.03(d)(8)(a). NO LOANS FROM THE PARTNERSHIP. No loans or advances shall be made by the Partnership to the Managing General Partner or any Affiliate.

4.03(d)(8)(b). LOANS TO THE PARTNERSHIP. Neither the Managing General Partner nor any Affiliate shall loan money to the Partnership if the interest to be charged exceeds either:

      (i)   the Managing General Partner's or the Affiliate's interest cost; or

      (ii) that which would be charged to the Partnership, without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees, by unrelated lenders, on comparable loans for the same purpose.

Neither the Managing General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

4.03(d)(9). FARMOUTS. The Managing General Partner shall not enter into a Farmout to avoid its paying its share of costs related to drilling an undeveloped Lease. The Partnership shall not Farmout an undeveloped Lease or well activity to the Managing General Partner or its Affiliates except as set forth in ss.4.03(d)(3). Notwithstanding, this restriction shall not apply to Farmouts between the Partnership and another partnership managed by the Managing General Partner or its Affiliates, either separately or jointly, provided that the respective obligations and revenue sharing of all parties to the transactions are substantially the same and the compensation arrangement or any other interest or right of the Managing General Partner or its Affiliates is the same in each partnership, or, if different, the aggregate compensation of the Managing General Partner and its Affiliates is reduced to reflect the lower compensation agreement.

The Partnership may Farmout an undeveloped lease or well activity only if the Managing General Partner, exercising the standard of a prudent operator, determines that:

      (i) the Partnership lacks the funds to complete the oil and gas operations on the Lease or well and cannot obtain suitable financing;

      (ii) drilling on the Lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the Partnership;

      (iii) the Leases or well activity have been downgraded by events occurring after assignment to the Partnership so that development of the Leases or well activity would not be desirable; or

      (iv)  the best interests of the Partnership would be served.

If the Partnership Farmouts a Lease or well activity, the Managing General Partner must retain on behalf of the Partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices.

4.03(d)(10). NO COMPENSATING BALANCES. Neither the Managing General Partner nor any Affiliate shall use the Partnership's funds as compensating balances for its own benefit.

4.03(d)(11). FUTURE PRODUCTION. Neither the Managing General Partner nor any Affiliate shall commit the future production of a well developed by the Partnership exclusively for its own benefit.

4.03(d)(12). MARKETING ARRANGEMENTS. Subject to ss.4.06(c), all benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each in the property. The Managing General Partner shall treat all wells in a geographic area equally concerning to whom and at what price the Partnership's natural gas and oil will be sold and to whom and at what price the natural gas and oil of other natural gas and oil Programs which the Managing General Partner has sponsored or will sponsor will be sold. For example, each seller of natural gas and oil in a given area will be paid a weighted average selling price for all natural gas and oil sold in that geographic area. The Managing General Partner, in its sole discretion, shall determine what constitutes a geographic area.

4.03(d)(13). ADVANCE PAYMENTS. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid Intangible Drilling Costs for a business purpose as set forth in the Drilling and Operating Agreement.

4.03(d)(14). NO REBATES. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

4.03(d)(15). PARTICIPATION IN OTHER PARTNERSHIPS. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any of these arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

      (i) there shall be no duplication or increase in Organization and Offering Costs, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

      (ii) there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and

      (iii) there shall be no diminishment in the voting rights of the Participants.

4.03(d)(16). ROLL-UP LIMITATIONS.

4.03(d)(16)(a). REQUIREMENT FOR APPRAISAL AND ITS ASSUMPTIONS. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the SEC and the Administrator as an exhibit to the registration statement for the offering. Thus, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared as set forth in ss.4.03(b)(3), and shall indicate the value of the Partnership's assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12-month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.

4.03(d)(16)(b). RIGHTS OF PARTICIPANTS WHO VOTE AGAINST PROPOSAL. In connection with a proposed Roll-Up, Participants who vote "no" on the proposal shall be offered the choice of:

      (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

      (ii)  one of the following:

            (a) remaining as Participants in the Partnership and preserving their Units in the Partnership on the same terms and conditions as existed previously; or

            (b) receiving cash in an amount equal to the Participants' pro rata share of the appraised value of the net assets of the Partnership based on their respective number of Units.

4.03(d)(16)(c). NO ROLL-UP IF DIMINISHMENT OF VOTING RIGHTS. The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for under ss.ss.4.03(c)(1) and 4.03(c)(2) of this Agreement. If the Roll-Up Entity is a corporation, then the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

4.03(d)(16)(d). NO ROLL-UP IF ACCUMULATION OF SHARES WOULD BE IMPEDED. The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity. The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.

4.03(d)(16)(e). NO ROLL-UP IF ACCESS TO RECORDS WOULD BE LIMITED. The Partnership shall not participate in a Roll-Up in which Participants' rights of access to the records of the Roll-Up Entity will be less than those provided for under ss.ss.4.03(b)(5), 4.03(b)(6) and 4.03(b)(7) of this Agreement.

4.03(d)(16)(f). COST OF ROLL-UP. The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if Participants whose Units equal 66% of the total Units do not vote to approve the proposed Roll-Up.

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

4.03(d)(16)(g). ROLL-UP APPROVAL. The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Units equal 66% of the total Units.

4.03(d)(17). DISCLOSURE OF BINDING AGREEMENTS. Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.

4.03(d)(18). TRANSACTIONS MUST BE FAIR AND REASONABLE. Neither the Managing General Partner nor any Affiliate shall sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except under transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

4.04. DESIGNATION, COMPENSATION AND REMOVAL OF MANAGING GENERAL PARTNER AND REMOVAL OF OPERATOR.

4.04(a). MANAGING GENERAL PARTNER.

4.04(a)(1). TERM OF SERVICE. Atlas shall serve as the Managing General Partner of the Partnership until either it:

      (i)   is removed pursuant to ss.4.04(a)(3); or

      (ii)  withdraws pursuant to ss.4.04(a)(3)(f).

4.04(a)(2). COMPENSATION OF MANAGING GENERAL PARTNER. In addition to the compensation set forth in ss.ss.4.01(a)(4) and 4.02(d)(1), the Managing General Partner shall receive the compensation set forth in ss.ss.4.04(a)(2)(b) through 4.04(a)(2)(g).

4.04(a)(2)(a). CHARGES MUST BE NECESSARY AND REASONABLE. Charges by the Managing General Partner for goods and services must be fully supportable as to:

      (i)   the necessity of the goods and services; and

      (ii)  the reasonableness of the amount charged.

All actual and necessary expenses incurred by the Partnership may be paid out of the Partnership's subscription proceeds and revenues.

4.04(a)(2)(b). DIRECT COSTS. The Managing General Partner and its Affiliates shall be reimbursed for all Direct Costs. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.

4.04(a)(2)(c). ADMINISTRATIVE COSTS. The Managing General Partner shall receive a nonaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month. The nonaccountable, fixed payment reimbursement of $75 per well per month shall be subject to the following:

      (i) it shall not be increased in amount during the term of the Partnership;

      (ii) it shall be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well;

      (iii) it shall be the entire payment to reimburse the Managing General Partner for the Partnership's Administrative Costs; and

      (iv)  it shall not be received for plugged or abandoned wells.

4.04(a)(2)(d). GAS GATHERING. The Managing General Partner, not acting as a Partner, shall be responsible for gathering and transporting the natural gas produced by the Partnership to interstate pipeline systems, local distribution companies, and/or end-users in the area (the "gathering services"). In providing the gathering services, the Managing General Partner may use the gathering system owned by Atlas Pipeline Partners as required in the Prospectus, and gathering systems owned by independent third-parties and/or Affiliates of Atlas America other than Atlas Pipeline Partners.


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

The Partnership shall pay a gathering fee directly to the Managing General Partner at competitive rates for the gathering services. The gathering fee paid by the Partnership to the Managing General Partner may be increased from time-to-time by the Managing General Partner, in its sole discretion, but may not increase beyond competitive rates as determined by the Managing General Partner. Currently, the Managing General Partner has determined that the competitive rate is an amount equal to 10% of the gross sales price received by the Partnership for its natural gas in each of its primary or secondary areas as described in the Prospectus. Gross sales price means the price that is actually received, adjusted to take into account proceeds received or payments made pursuant to hedging arrangements. The payment of a competitive fee to the Managing General Partner for its gathering services shall be subject to the following conditions:

      (i) If the Partnership's natural gas production is gathered and transported through the gathering system owned by Atlas Pipeline Partners, then the Managing General Partner shall apply its gathering fee towards the related gathering fee obligation of Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation (the "Atlas Entities") under their agreement with Atlas Pipeline Partners as described in the Prospectus.

      (ii) If a third-party gathering system is used by the Partnership, then the Managing General Partner will pay a portion or all of the gathering fee it receives from the Partnership to the third-party gathering the natural gas. The Managing General Partner may retain the excess of any gathering fees it receives from the Partnership over the payments it makes to third-party gas gatherers. If the third-party's gathering system charges more than an amount equal to 10% of the gross sales price, then the Managing General Partner's gathering fee charged to the Partnership shall be the actual transportation and compression fees charged by the third-party gathering system with respect to the Partnership's natural gas in the area.

      (iii) If both a third-party gathering system and the Atlas Pipeline Partners gathering system (or a gas gathering system owned by an affiliate of Atlas America other than Atlas Pipeline Partners) are used by the Partnership, then the Managing General Partner shall receive an amount equal to 10% of the gross sales price plus the amount charged by the third-party gathering system. For purposes of illustration, but not limitation, the Partnership will deliver natural gas produced from certain wells drilled by the Partnership in the Upper Devonian Sandstone Reservoirs in the McKean County, Pennsylvania area into a gathering system, a segment of which will be provided by Atlas Pipeline Partners and a segment of which will be provided by a third-party. The third-party shall receive fees of $.35 per mcf for transportation and compression which may be increased from time-to-time, and the Managing General Partner shall receive a gathering fee equal to 10% of the gross sales price.

With respect to the Knox project and natural gas produced from the Mississippian and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee, as discussed in the Prospectus, if the Coalfield Pipeline does not have sufficient capacity to compress and transport the natural gas produced from the Partnership's wells as determined by Atlas America, then Atlas America or an Affiliate other than Atlas Pipeline Partners may construct an additional gathering system and/or enhancements to the Coalfield Pipeline. On completion of the construction, Atlas America will transfer its ownership in the additional gathering system and/or enhancements to the owners of Coalfield Pipeline, which will then pay Atlas America an amount equal to $.12 per mcf of natural gas transported through the newly constructed and/or enhanced gathering system. Coalfield Pipeline will pay this amount of $.12 per mcf to Atlas America from its gathering and compression fees charged to the Partnership.

4.04(a)(2)(e). DEALER-MANAGER FEE. Subject to ss.3.03(a)(1), the Dealer-Manager shall receive on each Unit sold to investors:

      (i)   a 2.5% Dealer-Manager fee;

      (ii)  a 7% Sales Commission;

      (iii) a .5% accountable Reimbursement for Permissible Non-Cash Compensation; and


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


      (iv) an up to .5% reimbursement of the Selling Agents' bona fide due diligence expenses.

4.04(a)(2)(f). DRILLING AND OPERATING AGREEMENT. The Managing General Partner and its Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

4.04(a)(2)(g). OTHER TRANSACTIONS. The Managing General Partner and its Affiliates may enter into transactions pursuant to ss.4.03(d)(7) with the Partnership and shall be entitled to compensation under that section.

4.04(a)(3). REMOVAL OF MANAGING GENERAL PARTNER.

4.04(a)(3)(a). MAJORITY VOTE REQUIRED TO REMOVE THE MANAGING GENERAL PARTNER. The Managing General Partner may be removed at any time on 60 days' advance written notice to the outgoing Managing General Partner by the affirmative vote of Participants whose Units equal a majority of the total Units.

If the Participants vote to remove the Managing General Partner from the Partnership, then Participants must elect by an affirmative vote of Participants whose Units equal a majority of the total Units either to:

      (i)   terminate, dissolve, and wind up the Partnership; or

      (ii) continue as a successor limited partnership under all the terms of this Partnership Agreement as provided in ss.7.01(c).

If the Participants elect to continue as a successor limited partnership, then the Managing General Partner shall not be removed until a substituted Managing General Partner has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

4.04(a)(3)(b). VALUATION OF MANAGING GENERAL PARTNER'S INTEREST IN THE PARTNERSHIP. If the Managing General Partner is removed, then its interest in the Partnership shall be determined by appraisal by a qualified Independent Expert. The Independent Expert shall be selected by mutual agreement between the removed Managing General Partner and the incoming Managing General Partner. The appraisal shall take into account an appropriate discount, to reflect the risk of recovery of natural gas and oil reserves, but not less than that used to calculate the presentment price in the most recent presentment offer under ss.6.03, if any.

The cost of the appraisal shall be borne equally by the removed Managing General Partner and the Partnership.

4.04(a)(3)(c). INCOMING MANAGING GENERAL PARTNER'S OPTION TO PURCHASE. The incoming Managing General Partner shall have the option to purchase 20% of the removed Managing General Partner's interest in the Partnership as Managing General Partner, and not as a Participant, for the value determined by the Independent Expert.

4.04(a)(3)(d). METHOD OF PAYMENT. The method of payment for the removed Managing General Partner's interest must be fair and protect the solvency and liquidity of the Partnership. The method of payment shall be as follows:

      (i) when the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing General Partner otherwise would have received under the Partnership Agreement had the Managing General Partner not been terminated; and

      (ii) when the termination is involuntary, the method of payment shall be an interest bearing promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

4.04(a)(3)(e). TERMINATION OF CONTRACTS. At the time of its removal, the removed Managing General Partner shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations and interests as Managing General Partner of the Partnership in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations and interests as Managing General Partner of the Partnership in any such contract to terminate at the time of its removal.

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

Notwithstanding any other provision in this Agreement, the Partnership or the successor Managing General Partner shall not:

      (i) be a party to any natural gas supply agreement that the Managing General Partner or its Affiliates enters into with a third-party;

      (ii)  have any rights pursuant to such natural gas supply agreement; or

      (iii) receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

4.04(a)(3)(f). THE MANAGING GENERAL PARTNER'S RIGHT TO VOLUNTARILY WITHDRAW. At any time beginning 10 years after the Offering Termination Date and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner on giving 120 days' written notice of withdrawal to the Participants. If the Managing General Partner withdraws, then the following conditions shall apply:

      (i) the Managing General Partner's interest in the Partnership shall be determined as described in ss.4.04(a)(3)(b) above with respect to removal; and

      (ii) the interest shall be distributed to the Managing General Partner as described in ss.4.04(a)(3)(d)(i) above.

Any successor Managing General Partner shall have the option to purchase 20% of the withdrawing Managing General Partner's interest in the Partnership at the value determined as described above with respect to removal.

4.04(a)(3)(g). RIGHT OF MANAGING GENERAL PARTNER TO HYPOTHECATE ITS INTERESTS. The Managing General Partner shall have the authority without the consent of the Participants and without affecting the allocation of costs and revenues received or incurred under this Agreement, to hypothecate, pledge, or otherwise encumber, on any terms it chooses for its own general purposes, either:

      (i)   its Partnership interest; or

      (ii) an undivided interest in the assets of the Partnership equal to or less than its respective interest as Managing General Partner in the revenues of the Partnership.

All repayments of these borrowings and costs, interest or other charges related to the borrowings shall be borne and paid separately by the Managing General Partner. In no event shall the repayments, costs, interest, or other charges related to the borrowing be charged to the account of the Participants.

4.04(a)(3)(h). THE MANAGING GENERAL PARTNER'S RIGHT TO WITHDRAW PROPERTY INTEREST. Subject to a required participation of not less than 1% in the Partnership as Managing General Partner, the Managing General Partner has the right to withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership's Wells equal to or less than its respective interest as Managing General Partner in the revenues of the Partnership if:

      (i) the withdrawal is necessary to satisfy the bona fide request of its creditors; or

      (ii) the withdrawal is approved by Participants whose Units equal a majority of the total Units.

If the Managing General Partner withdraws a property interest from the Partnership as described above, then the Managing General Partner shall:

      (i)   pay the expenses of withdrawing; and

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

      (ii) fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of its interests, including insuring that a greater amount of Direct Costs or Administrative Costs is not allocated to the Participants.

4.04(a)(4). REMOVAL OF OPERATOR. The Operator may be removed and a new Operator may be substituted at any time on 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership on the affirmative vote of Participants whose Units equal a majority of the total Units.

The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Units equal a majority of the total Units and installed as such.

4.05. INDEMNIFICATION AND EXONERATION.

4.05(a)(1). STANDARDS FOR THE MANAGING GENERAL PARTNER NOT INCURRING LIABILITY TO THE PARTNERSHIP OR PARTICIPANTS. The Managing General Partner, the Operator, and their Affiliates shall not have any liability whatsoever to the Partnership, or to any Participant for any loss suffered by the Partnership or Participants which arises out of any action or inaction of the Managing General Partner, the Operator, or their Affiliates if:

      (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

      (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

      (iii) the course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

4.05(a)(2). STANDARDS FOR MANAGING GENERAL PARTNER INDEMNIFICATION. The Managing General Partner, the Operator, and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

      (i) the Managing General Partner, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

      (ii) the Managing General Partner, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Partnership; and

      (iii) the course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator, or their Affiliates.

Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the following:

      (i)   the Partnership's tangible net assets, which include its revenues;
            and

      (ii) any insurance proceeds from the types of insurance for which the Managing General Partner, the Operator and their Affiliates may be indemnified under this Agreement.

4.05(a)(3). STANDARDS FOR SECURITIES LAW INDEMNIFICATION. Notwithstanding anything to the contrary contained in the above, the Managing General Partner, the Operator, and their Affiliates and any person acting as a broker/dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless:

      (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

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

      (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

      (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC, the Massachusetts Securities Division, and any state securities regulatory authority in which plaintiffs claim they were offered or sold Units with respect to the issue of indemnification for violation of securities laws.

4.05(a)(4). STANDARDS FOR ADVANCEMENT OF FUNDS TO THE MANAGING GENERAL PARTNER AND INSURANCE. The advancement of Partnership funds to the Managing General Partner, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

      (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

      (ii) the legal action is initiated by a third-party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

      (iii) the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not bear the cost of that portion of insurance which insures the Managing General Partner, the Operator, or their Affiliates for any liability for which they could not be indemnified pursuant to ss.ss.4.05(a)(1) and 4.05(a)(2).

4.05(b). LIABILITY OF PARTNERS. Under the Delaware Revised Uniform Limited Partnership Act, the Investor General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the Investor General Partners agree that each shall be solely and individually responsible only for his pro rata share of the liabilities and obligations of the Partnership based on his respective number of Units.

In addition, the Managing General Partner agrees to use its corporate assets to indemnify each of the Investor General Partners against all Partnership related liabilities which exceed the Investor General Partner's interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Further, the Managing General Partner agrees to indemnify each Investor General Partner against any personal liability as a result of the unauthorized acts of another Investor General Partner.

If the Managing General Partner provides indemnification, then each Investor General Partner who has been indemnified shall transfer and subrogate his rights for contribution from or against any other Investor General Partner to the Managing General Partner.

4.05(c). ORDER OF PAYMENT OF CLAIMS. Claims shall be paid as follows:

      (i)   first, out of any insurance proceeds;

      (ii)  second, out of Partnership assets and revenues; and

      (iii) last, by the Managing General Partner as provided in ss.ss.3.05(b)(2) and (3) and 4.05(b).

No Limited Partner shall be required to reimburse the Managing General Partner, the Operator, their Affiliates, or the Investor General Partners for any liability in excess of his agreed Capital Contribution, except:

      (i) for a liability resulting from the Limited Partner's unauthorized participation in Partnership management; or

      (ii)  from some other breach by the Limited Partner of this Agreement.

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

4.05(d). AUTHORIZED TRANSACTIONS ARE NOT DEEMED TO BE A BREACH. No transaction entered into or action taken by the Partnership, or the Managing General Partner, the Operator, or their Affiliates, which is authorized by this Agreement shall be deemed a breach of any obligation owed by the Managing General Partner, the Operator, or their Affiliates to the Partnership or the Participants.

4.06. OTHER ACTIVITIES.

4.06(a). THE MANAGING GENERAL PARTNER MAY PURSUE OTHER NATURAL GAS AND OIL ACTIVITIES FOR ITS OWN ACCOUNT. The Managing General Partner, the Operator, and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the natural gas and oil business. This includes without limitation, the evaluation, acquisition, and sale of producing and nonproducing Leases, and the exploration for and production of natural gas, oil and other minerals.

The Managing General Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, the Managing General Partner, the Operator, and their Affiliates may do the following:

      (i) continue their activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Partnership may likewise be active;

      (ii) reserve partial interests in Leases being assigned to the Partnership or any other interests not expressly prohibited by this Agreement;

      (iii) deal with the Partnership as independent parties or through any other entity in which they may be interested;

      (iv) conduct business with the Partnership as set forth in this Agreement; and

      (v) participate in such other investor operations, as investors or otherwise.

The Managing General Partner and its Affiliates shall not be required to permit the Partnership or the Participants to participate in any of the operations in which the Managing General Partner and its Affiliates may be interested or share in any profits or other benefits from the operations. However, except as otherwise provided in this Agreement, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that the opportunity either:

      (i)   cannot be pursued by the Partnership because of insufficient funds;
            or

      (ii) it is not appropriate for the Partnership under the existing circumstances.

4.06(b). MANAGING GENERAL PARTNER MAY MANAGE MULTIPLE PARTNERSHIPS. The Managing General Partner or its Affiliates may manage multiple Programs simultaneously.

4.06(c). PARTNERSHIP HAS NO INTEREST IN NATURAL GAS CONTRACTS OR PIPELINES AND GATHERING SYSTEMS. Notwithstanding any other provision in this Agreement, the Partnership shall not:

      (i) be a party to any natural gas supply agreement that the Managing General Partner, the Operator, or their Affiliates enter into with a third-party or have any rights pursuant to such natural gas supply agreement; or

      (ii) receive any interest in the Managing General Partner's, the Operator's, and their Affiliates' pipeline or gathering system or compression facilities.

                                    ARTICLE V
                      PARTICIPATION IN COSTS AND REVENUES,
                  CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

5.01. PARTICIPATION IN COSTS AND REVENUES. Except as otherwise provided in this Agreement, costs and revenues shall be charged and credited to the Managing General Partner and the Participants as set forth in this section and its subsections.

5.01(a). COSTS. Costs shall be charged as set forth below.

5.01(a)(1). ORGANIZATION AND OFFERING COSTS. Organization and Offering Costs shall be charged 100% to the Managing General Partner. For purposes of sharing in revenues under ss.5.01(b)(4), the Managing General Partner shall be credited with Organization and Offering Costs paid by it and for services provided by it as Organization Costs up to and including 15% of the Partnership's subscription proceeds. Any Organization and Offering Costs paid and/or provided in services by the Managing General Partner in excess of this amount shall not be credited towards the Managing General Partner's required Capital Contribution or revenue share set forth in ss.5.01(b)(4). The Managing General Partner's credit for services provided to the Partnership as Organization Costs shall be determined based on generally accepted accounting principles.

5.01(a)(2). INTANGIBLE DRILLING COSTS. Ninety percent (90%) of the Partnership's subscription proceeds received from the Participants shall be used to pay 100% of the Intangible Drilling Costs.

5.01(a)(3). TANGIBLE COSTS. Ten percent (10%) of the Partnership's subscription proceeds received from the Participants shall be used by the Partnership to pay Tangible Costs. All remaining Tangible Costs in excess of an amount equal to 10% of the Partnership's subscription proceeds shall be charged 100% to the Managing General Partner.

5.01(a)(4). OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating Costs, Direct Costs, Administrative Costs, and all other Partnership costs not specifically allocated shall be charged to the parties in the same ratio as the related production revenues are being credited.

5.01(a)(5). ALLOCATION OF INTANGIBLE DRILLING COSTS AND TANGIBLE COSTS AT PARTNERSHIP CLOSINGS. Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing shall be charged 100% to the Participants who are admitted to the Partnership in that closing and shall not be reallocated to take into account other Partnership closings.

Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, 90% of each Participant's subscription proceeds shall be applied to Intangible Drilling Costs and 10% of each Participant's subscription proceeds shall be applied to Tangible Costs regardless of when he subscribes.

5.01(a)(6). LEASE COSTS. The Leases shall be contributed to the Partnership by the Managing General Partner as set forth in ss.4.01(a)(4).

5.01(b). REVENUES. Revenues shall be credited as set forth below.

5.01(b)(1). ALLOCATION OF REVENUES ON DISPOSITION OF PROPERTY. If the parties' Capital Accounts are adjusted to reflect the simulated depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that represents recovery of its simulated tax basis in the property shall be allocated to the parties in the same proportion as the aggregate adjusted tax basis of the property was allocated to the parties or their predecessors in interest. If the parties' Capital Accounts are adjusted to reflect the actual depletion of a natural gas or oil property of the Partnership, then the portion of the total amount realized by the Partnership on the taxable disposition of the property that equals the parties' aggregate remaining adjusted tax basis in the property shall be allocated to the parties in proportion to their respective remaining adjusted tax bases in the property. Thereafter, any excess shall be allocated to the Managing General Partner in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Partnership and its simulated or actual adjusted tax basis at that time. Finally, any excess shall be credited as provided in ss.5.01(b)(4), below.

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

In the event of a sale of developed natural gas and oil properties with equipment on the properties, the Managing General Partner may make any reasonable allocation of proceeds between the equipment and the Leases.

5.01(b)(2). INTEREST. Interest earned on each Participant's subscription proceeds before the Offering Termination Date under ss.3.05(b)(1) shall be credited to the accounts of the respective subscribers who paid the subscription proceeds to the Partnership. The interest shall be paid to the Participant not later than the Partnership's first cash distribution from operations.

After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's natural gas and oil operations, any interest income from temporary investments shall be allocated pro rata to the Participants providing the subscription proceeds.

All other interest income, including interest earned on the deposit of production revenues, shall be credited as provided in ss.5.01(b)(4), below.

5.01(b)(3). SALE OR DISPOSITION OF EQUIPMENT. Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

5.01(b)(4). OTHER REVENUES. Subject to ss.5.01(b)(4)(a), the Managing General Partner and the Participants shall share in all other Partnership revenues in the same percentage as their respective Capital Contribution bears to the total Partnership Capital Contributions, except that the Managing General Partner shall receive an additional 7% of Partnership revenues. However, the Managing General Partner's total revenue share may not exceed 40% of Partnership revenues. For example, if the Managing General Partner contributes 25% of the total Partnership Capital Contributions and the Participants contribute 75% of the total Partnership Capital Contributions, then the Managing General Partner shall receive 32% of the Partnership revenues and the Participants shall receive 68% of the Partnership revenues. On the other hand, if the Managing General Partner contributes 35% of the total Partnership Capital Contributions and the Participants contribute 65% of the total Partnership Capital Contributions, then the Managing General Partner shall receive 40% of the Partnership revenues, not 42%, because its revenue share cannot exceed 40% of Partnership revenues, and the Participants shall receive 60% of Partnership revenues.

5.01(b)(4)(a). SUBORDINATION. The Managing General Partner shall subordinate up to 50% of its share of Partnership Net Production Revenues to the receipt by Participants of cash distributions from the Partnership equal to $1,000 per Unit (which is 10% per Unit) regardless of their actual subscription price of the Units, in each of the first five 12-month periods. In this regard:

      (i) the 60-month subordination period shall begin with the first cash distribution from operations to the Participants;

      (ii) subsequent subordination distributions, if any, shall be determined and made at the time of each subsequent distribution of revenues to the Participants; and

      (iii) the Managing General Partner shall not subordinate more than 50% of its share of Partnership Net Production Revenues in any subordination period.

The subordination shall be determined by:

      (i) carrying forward to subsequent 12-month periods the amount, if any, by which cumulative cash distributions to Participants, including any subordination payments, are less than:

            (a)   $1,000 per Unit (10% per Unit) in the first 12-month period;

            (b)   $2,000 per Unit (20% per Unit) in the second 12-month period;

            (c)   $3,000 per Unit (30% per Unit) in the third 12-month period;
                  or

            (d) $4,000 per Unit (40% per Unit) in the fourth 12-month period (no carry forward is required if such distributions are less than $5,000 per Unit (50% per Unit) in the fifth 12-month period because the Managing General Partner's subordination obligation terminates on the expiration of the fifth 12-month period); and

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

      (ii) reimbursing the Managing General Partner for any previous subordination payments to the extent cumulative cash distributions to Participants, including any subordination payments, would exceed:

            (a)   $1,000 per Unit (10% per Unit) in the first 12-month period;

            (b)   $2,000 per Unit (20% per Unit) in the second 12-month period;

            (c)   $3,000 per Unit (30% per Unit) in the third 12-month period;

            (d)   $4,000 per Unit (40% per Unit) in the fourth 12-month period;
                  or

            (e)   $5,000 per Unit (50% per Unit) in the fifth 12-month period.

The Managing General Partner's subordination obligation shall be further subject to the following conditions:

      (i) the subordination obligation may be prorated in the Managing General Partner's discretion (e.g. in the case of a monthly distribution, the Managing General Partner will not have any subordination obligation if the distributions to Participants equal $83.33 per Unit (8.333% of $1,000 per Unit per year) or more assuming there is no subordination owed for any preceding period);

      (ii) the Managing General Partner shall not be required to return Partnership distributions previously received by it, even though a subordination obligation arises after the distributions;

      (iii) subject to the foregoing provisions of this section, only Partnership revenues in the current distribution period shall be debited or credited to the Managing General Partner as may be necessary to provide, to the extent possible, subordination distributions to the Participants and reimbursements to the Managing General Partner;

      (iv) no subordination payments to the Participants or reimbursements to the Managing General Partner shall be made after the expiration of the fifth 12-month subordination period; and

      (v) subordination payments to the Participants shall be subject to any lien or priority required by the Managing General Partner's lenders pursuant to agreements previously entered into or subsequently entered into or renewed by the Managing General Partner.

5.01(b)(5). COMMINGLING OF REVENUES FROM ALL PARTNERSHIP WELLS. The revenues from all Partnership wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other Participants.

5.01(c). ALLOCATIONS.

5.01(c)(1). ALLOCATIONS AMONG PARTICIPANTS. Except as provided otherwise in this Agreement, costs (other than Intangible Drilling Costs and Tangible Costs) and revenues charged or credited to the Participants as a group, which includes all revenue credited to the Participants under ss.5.01(b)(4), shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2), in the ratio of their respective Units based on $10,000 per Unit regardless of the actual subscription price for a Participant's Units.

Intangible Drilling Costs and Tangible Costs charged to the Participants as a group shall be allocated among the Participants, including the Managing General Partner to the extent of any optional subscription under ss.3.03(b)(2), in the ratio of the subscription price designated on their respective Subscription Agreements rather than the number of their respective Units.

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

5.01(c)(2). COSTS AND REVENUES NOT DIRECTLY ALLOCABLE TO A PARTNERSHIP WELL. Costs and revenues not directly allocable to a particular Partnership Well or additional operation shall be allocated among the Partnership Wells or additional operations in any manner the Managing General Partner in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to the Partnership Well or additional operation are being charged or credited.

5.01(c)(3). MANAGING GENERAL PARTNER'S DISCRETION IN MAKING ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES. In determining the proper method of allocating charges or credits among the parties, allocating any item of income, gain, loss, deduction or credit which is the result of new laws or new IRS or judicial interpretations of existing law, or which is not otherwise specifically allocated in this Agreement or is clearly inconsistent with a party's economic interest in the Partnership, or making any other allocations under this Agreement, the Managing General Partner may adopt any method of allocation which it, in its reasonable discretion, selects in its sole discretion, after consultation with the Partnership's legal counsel or accountants. Any new allocation provisions shall be made in a manner that is consistent with the parties' economic interests in the Partnership and which would result in the most favorable aggregate consequences to the Participants as nearly as possible consistent with the original allocations described in this Agreement.

5.02. CAPITAL ACCOUNTS AND ALLOCATIONS THERETO.

5.02(a). CAPITAL ACCOUNTS FOR EACH PARTY TO THIS AGREEMENT. A single, separate Capital Account shall be established for each party, regardless of the number of interests owned by the party, the class of the interests and the time or manner in which the interests were acquired.

5.02(b). CHARGES AND CREDITS.

5.02(b)(1). GENERAL STANDARD. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv) and shall be increased by:

      (i)   the amount of money contributed by him to the Partnership;

      (ii) the fair market value of property contributed by him, without regard to ss.7701(g) of the Code, to the Partnership, net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under ss.752 of the Code; and

      (iii) allocations to him of Partnership income and gain, or items thereof, including income and gain exempt from tax and income and gain described in Treas. Reg. ss.1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. ss.1.704-l(b)(4)(i);

and shall be decreased by:

      (iv)  the amount of money distributed to him by the Partnership;

      (v) the fair market value of property distributed to him, without regard to ss.7701(g) of the Code, by the Partnership, net of liabilities secured by the distributed property that he is considered to assume or take subject to under ss.752 of the Code;

      (vi) allocations to him of Partnership expenditures described in ss.705(a)(2)(B) of the Code; and

      (vii) allocations to him of Partnership loss and deduction, or items thereof, including loss and deduction described in Treas. Reg. ss.1.704-l(b)(2)(iv)(g), but excluding items described in (vi) above, and loss or deduction described in Treas. Reg.
            ss.1.704-l(b)(4)(i) or (iii).

5.02(b)(2). EXCEPTION. If Treas. Reg. ss.1.704-l(b)(2)(iv) fails to provide guidance, Capital Account adjustments shall be made in a manner that:

      (i) maintains equality between the aggregate governing Capital Accounts of the parties and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes;

      (ii) is consistent with the underlying economic arrangement of the parties; and

      (iii) is based, wherever practicable, on federal tax accounting principles.

5.02(c). PAYMENTS TO THE MANAGING GENERAL PARTNER. The Capital Account of the Managing General Partner shall be reduced by payments to it pursuant to ss.4.04(a)(2) only to the extent of the Managing General Partner's distributive share of any Partnership deduction, loss, or other downward Capital Account adjustment resulting from the payments. Also, in the event, and to the extent, that the Managing General Partner is treated under the Code as having been transferred an interest in the Partnership in connection with the performance of services for the Partnership (whether before or after the formation of the Partnership):

      (i) any resulting compensation income shall be allocated 100% to the Managing General Partner;

      (ii) any associated increase in Capital Accounts shall be credited 100% to the Managing General Partner; and

      (iii) any associated deduction to which the Partnership is entitled shall be allocated 100% to the Managing General Partner.

5.02(d). DISCRETION OF MANAGING GENERAL PARTNER IN THE METHOD OF MAINTAINING CAPITAL ACCOUNTS. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing General Partner, to take into consideration ss.704 and other provisions of the Code and the related rules, regulations and interpretations as may exist from time to time.

5.02(e). REVALUATIONS OF PROPERTY. In the discretion of the Managing General Partner the Capital Accounts of the parties may be increased or decreased to reflect a revaluation of Partnership property, including intangible assets such as goodwill, on a property-by-property basis except as otherwise permitted under ss.704(c) of the Code and the regulations thereunder, on the Partnership's books, in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv)(f).

5.02(f). AMOUNT OF BOOK ITEMS. In cases where ss.704(c) of the Code or ss.5.02(e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg. ss.1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to the property.

5.03. ALLOCATION OF INCOME, DEDUCTIONS AND CREDITS.

5.03(a). IN GENERAL.

5.03(a)(1). DEDUCTIONS ARE ALLOCATED TO PARTY CHARGED WITH EXPENDITURE. To the extent permitted by law and except as otherwise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extent permitted by law, these parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Also, any Partnership deductions that would be nonrecourse deductions if they were not attributable to a loan made or guaranteed by the Managing General Partner or its Affiliates shall be allocated to the Managing General Partner to the extent required by law.

5.03(a)(2). INCOME AND GAIN ALLOCATED IN ACCORDANCE WITH REVENUES. Except as otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in ss.5.01(b) and its subsections.

5.03(b). TAX BASIS OF EACH PROPERTY. Subject to ss.704(c) of the Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based on the capital interest in the Partnership as to the property and the capital interest in the Partnership for this purpose as to each property shall be considered to be owned by the parties in the ratio in which the expenditure giving rise to the tax basis of the property has been charged as of the end of the year.

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

5.03(c). GAIN OR LOSS ON OIL AND GAS PROPERTIES. Each party shall separately compute its gain or loss on the disposition of each natural gas and oil property in accordance with the provisions of ss.613A(c)(7)(D) of the Code, and the calculation of the gain or loss shall consider the party's adjusted basis in his property interest computed as provided in ss.5.03(b) and the party's allocable share of the amount realized from the disposition of the property.

5.03(d). GAIN ON DEPRECIABLE PROPERTY. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from the sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that the excess bears to the sum of the excesses of all parties having an excess.

5.03(e). LOSS ON DEPRECIABLE PROPERTY. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from the sale, abandonment or other disposition in the proportion that the excess bears to the sum of the excesses of all parties having an excess.

5.03(f). ALLOCATION IF RECAPTURE TREATED AS ORDINARY INCOME. Any recapture treated as an increase in ordinary income by reason of ss.ss.1245, 1250, or 1254 of the Code shall be allocated to the parties in the amounts in which the recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of the party's gain from the disposition of the property, the excess shall be allocated to the other parties but only to the extent of the other parties' gain from the disposition of the property.

5.03(g). TAX CREDITS. If a Partnership expenditure, whether or not deductible, that gives rise to a tax credit in a Partnership taxable year also gives rise to valid allocations of Partnership loss or deduction, or other downward Capital Account adjustments, for the year, then the parties' interests in the Partnership with respect to the credit, or the cost giving rise thereto, shall be in the same proportion as the parties' respective distributive shares of the loss or deduction, and adjustments. If Partnership receipts, whether or not taxable, that give rise to a tax credit, including a marginal well production credit under ss.45I of the Code, in a Partnership taxable year also give rise to valid allocations of Partnership income or gain, or other upward Capital Account adjustments, for the year, then the parties' interests in the Partnership with respect to the credit, or the Partnership's receipts or production of natural gas and oil production giving rise thereto, shall be in the same proportion as the parties' respective shares of the Partnership's production revenues from the sales of its natural gas and oil production as provided in ss.5.01(b)(4).

5.03(h). DEFICIT CAPITAL ACCOUNTS AND QUALIFIED INCOME OFFSET. Notwithstanding any provisions of this Agreement to the contrary, an allocation of loss or deduction which would result in a party having a deficit Capital Account balance as of the end of the taxable year to which the allocation relates, if charged to the party, to the extent the Participant is not required to restore the deficit to the Partnership, taking into account:

      (i) adjustments that, as of the end of the year, reasonably are expected to be made to the party's Capital Account for depletion allowances with respect to the Partnership's natural gas and oil properties;

      (ii) allocations of loss and deduction that, as of the end of the year, reasonably are expected to be made to the party under ss.ss.704(e)(2) and 706(d) of the Code and Treas. Reg. ss.1.751-1(b)(2)(ii); and

      (iii) distributions that, as of the end of the year, reasonably are expected to be made to the party to the extent they exceed offsetting increases to the party's Capital Account, assuming for this purpose that the fair market value of Partnership property equals its adjusted tax basis, that reasonably are expected to occur during or prior to the Partnership taxable years in which the distributions reasonably are expected to be made;

shall be charged to the Managing General Partner. Further, the Managing General Partner shall be credited with an additional amount of Partnership income or gain equal to the amount of the loss or deduction as quickly as possible to the extent such chargeback does not cause or increase deficit balances in the parties' Capital Accounts which are not required to be restored to the Partnership.

Notwithstanding any provisions of this Agreement to the contrary, if a party unexpectedly receives an adjustment, allocation, or distribution described in
(i), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in the party's Capital Account which is not required to be restored to the Partnership, the party shall be allocated items of income and gain, consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the year, in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

5.03(i). MINIMUM GAIN CHARGEBACK. To the extent there is a net decrease during a Partnership taxable year in the minimum gain attributable to a Partner nonrecourse debt, then any Partner with a share of the minimum gain attributable to the debt at the beginning of the year shall be allocated items of Partnership income and gain in accordance with Treas. Reg. ss.1.704-2(i).

5.03(j). PARTNERS' ALLOCABLE SHARES. Except as otherwise provided in this Agreement, each party's allocable share of Partnership income, gain, loss, deductions and credits shall be determined by the use of any method prescribed or permitted by the Secretary of the Treasury by regulations or other guidelines and selected by the Managing General Partner which takes into account the varying interests of the parties in the Partnership during the taxable year. In the absence of such regulations or guidelines, except as otherwise provided in this Agreement, the allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each party's varying interest in the Partnership on each day during the taxable year.

5.03(k). CONTINGENT INCOME. Subject to ss.5.04(d), if it is determined that any taxable income results to any party by reason of its entitlement to a share of capital of the Partnership, or a share of profits or revenues of the Partnership before the profit or revenue has been realized by the Partnership, the resulting deduction as well as any resulting gain, shall not enter into Partnership net income or loss, but shall be separately allocated to that party.

5.04. ELECTIONS.

5.04(a). ELECTION TO DEDUCT INTANGIBLE COSTS. The Partnership's federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

5.04(b). NO ELECTION OUT OF SUBCHAPTER K. No election shall be made by the Partnership, any Partner, or the Operator for the Partnership to be excluded from the application of the partnership provisions of the Code, including Subchapter K of Chapter 1 of Subtitle A of the Code.

5.04(c). SS.754 ELECTION. In the event of the transfer of an interest in the Partnership, or on the death of an individual party hereto, or in the event of the distribution of property to any party, the Managing General Partner may choose for the Partnership to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Partnership's assets to be adjusted for federal income tax purposes as provided by ss.ss.734 and 743 of the Code.

5.04(d). SS.83 ELECTION. The Partnership, the Managing General Partner and each Participant hereby agree to be legally bound by the provisions of this ss.5.04(d) and further agree that, in the Managing General Partner's sole discretion, the Partnership and all of its Partners may elect a safe harbor under which the fair market value of a Partnership interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest for transfers on or after the date final regulations providing the safe harbor are published in the Federal Register. If the Managing General Partner determines that the Partnership and all of its Partners will elect the safe harbor, which determination may be made solely in the best interests of the Managing General Partner, the Partnership, the Managing General Partner and each Participant further agree that:

      (i) the Partnership shall be authorized and directed to elect the safe harbor;

      (ii) the Partnership and each of its Partners (including any Person to whom a Partnership interest is transferred in connection with the performance of services) shall comply with all requirements of the safe harbor with respect to all Partnership interests transferred in connection with the performance of services while the election remains effective; and

      (iii) the Managing General Partner, in its sole discretion, may cause the Partnership to terminate the safe harbor election, which determination may be made in the sole interests of the Managing General Partner.

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

5.05. DISTRIBUTIONS.

5.05(a). IN GENERAL.

5.05(a)(1). MONTHLY REVIEW OF ACCOUNTS. The Managing General Partner shall review the accounts of the Partnership at least monthly to determine whether cash distributions are appropriate and the amount to be distributed, if any.

5.05(a)(2). DISTRIBUTIONS. The Partnership shall distribute funds to the Managing General Partner and the Participants allocated to their accounts which the Managing General Partner deems unnecessary to retain by the Partnership.

5.05(a)(3). NO BORROWINGS. In no event, however, shall funds be advanced or borrowed for distributions if the amount of the distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to the revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

5.05(a)(4). DISTRIBUTIONS TO THE MANAGING GENERAL PARTNER. Cash distributions from the Partnership to the Managing General Partner shall only be made as follows:

      (i)   in conjunction with distributions to Participants; and

      (ii) out of funds properly allocated to the Managing General Partner's account.

5.05(a)(5). RESERVE. At any time after one year from the date each Partnership Well is placed into production, the Managing General Partner shall have the right to deduct each month from the Partnership's proceeds of the sale of the production from the well up to $200 for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All of these funds shall be deposited in a separate interest bearing account for the benefit of the Partnership, and the total amount so retained and deposited shall not exceed the Managing General Partner's reasonable estimate of the costs.

5.05(b). DISTRIBUTION OF UNCOMMITTED SUBSCRIPTION PROCEEDS. Any net subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Partnership within 12 months of the Offering Termination Date, except necessary operating capital, shall be distributed to the Participants in the ratio that the subscription price designated on each Participant's Subscription Agreement bears to the total subscription prices designated on all of the Participants' Subscription Agreements, as a return of capital. The Managing General Partner shall reimburse the Participants for the selling or other offering expenses, if any, allocable to the return of capital.

For purposes of this subsection, "committed for expenditure" shall mean contracted for, actually earmarked for or allocated by the Managing General Partner to the Partnership's drilling operations, and "necessary operating capital" shall mean those funds which, in the opinion of the Managing General Partner, should remain on hand to assure continuing operation of the Partnership.

5.05(c). DISTRIBUTIONS ON WINDING UP. On the winding up of the Partnership distributions shall be made as provided in ss.7.02.

5.05(d). INTEREST AND RETURN OF CAPITAL. No party shall under any circumstances be entitled to any interest on amounts retained by the Partnership. Each Participant shall look only to his share of distributions, if any, from the Partnership for a return of his Capital Contribution.

                                   ARTICLE VI
                                TRANSFER OF UNITS

6.01. TRANSFERABILITY OF UNITS. A Participant's transfer of a portion or all his Units, or any interest in his Units, is subject to all provisions of this
Article VI. For purposes of this Article VI, the term "transfer" shall include any sale, exchange, gift, assignment, pledge, mortgage, hypothecation, redemption or other form of transfer of a Unit, or any interest in a Unit, by a Participant (which may include the Managing General Partner or its Affiliates, if they purchase Units) or by operation of law, including any transfers of Units which a Participant presents to the Managing General Partner for purchase under ss.6.03.

6.01(a). RIGHTS OF ASSIGNEE. Unless a transferee of a Participant's Unit becomes a substitute Participant with respect to that Unit in accordance with the provisions of ss.6.02(a)(3)(a), he shall not be entitled to any of the rights granted to a Participant under this Agreement, other than the right to receive all or part of the share of the profits, losses, income, gains, deductions, credits and depletion allowances, or items thereof, and cash distributions or returns of capital to which his transferor would otherwise be entitled under this Agreement.

6.01(b). CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED PARTNER UNITS.

6.01(b)(1). AUTOMATIC CONVERSION. After all of the Partnership Wells have been drilled and completed, as determined by the Managing General Partner, the Managing General Partner shall file an amended certificate of limited partnership with the Secretary of State of the State of Delaware for the purpose of converting the Investor General Partner Units to Limited Partner Units.

6.01(b)(2). INVESTOR GENERAL PARTNERS SHALL HAVE CONTINGENT LIABILITY. On conversion the Investor General Partners shall be Limited Partners entitled to limited liability; however, they shall remain liable to the Partnership for any additional Capital Contribution required for their proportionate share of any Partnership obligation or liability arising before the conversion of their Units as provided in ss.3.05(b)(2).

6.01(b)(3). CONVERSION SHALL NOT AFFECT ALLOCATIONS. The conversion shall not affect the allocation to any Participant of any item of Partnership income, gain, loss, deduction or credit or other item of special tax significance other than Partnership liabilities, if any. Further, the conversion shall not affect any Participant's interest in the Partnership's natural gas and oil properties and unrealized receivables.

6.01(b)(4). RIGHT TO CONVERT IF REDUCTION OF INSURANCE. Notwithstanding the foregoing, the Managing General Partner shall notify all Participants at least 30 days before the effective date of any adverse material change in the Partnership's insurance coverage. If the insurance coverage is to be materially reduced, then the Investor General Partners shall have the right to convert their Units into Limited Partner Units before the reduction by giving written notice to the Managing General Partner.

6.02. SPECIAL RESTRICTIONS ON TRANSFERS OF UNITS BY PARTICIPANTS.

6.02(a). IN GENERAL. Transfers of Units by Participants are subject to the following general conditions:

      (i)   except as provided by operation of law:

            (a) only whole Units may be transferred unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be transferred; and

            (b) Units may not be transferred to a person who is under the age of 18 or incompetent (unless an attorney-in-fact, guardian, custodian or conservator has been appointed to handle the affairs of that person) without the Managing General Partner's consent;

      (ii) the costs and expenses associated with the transfer must be paid by the assignor Participant;

      (iii) the transfer documents must be in a form satisfactory to the Managing General Partner; and

      (iv) the terms of the transfer must not contravene those of this Agreement.

Transfers of Units by Participants are subject to the following additional restrictions set forth in ss.ss.6.02(a)(1) and 6.02(a)(2).

6.02(a)(1). TAX LAW RESTRICTIONS. Subject to transfers permitted by ss.6.03 and transfers by operation of law, no transfer of a Unit by a Participant shall be made which, in the opinion of counsel to the Partnership, would result in the Partnership being either:

      (i)   terminated for tax purposes under ss.708 of the Code; or

      (ii) treated as a "publicly-traded" partnership for purposes of ss.469(k) of the Code.

6.02(a)(2). SECURITIES LAWS RESTRICTION. Subject to transfers permitted by ss.6.03 and transfers by operation of law, no Unit shall be transferred by a Participant unless there is either:

      (i) an effective registration of the Unit under the Securities Act of 1933, as amended, and qualification under applicable state securities laws; or

      (ii) an opinion of counsel acceptable to the Managing General Partner that the registration and qualification of the Unit is not required.

Transfers of Units by Participants are also subject to any conditions contained in the Subscription Agreement and Exhibit (B) to the Prospectus.

6.02(a)(3). SUBSTITUTE PARTICIPANT.

6.02(a)(3)(a). PROCEDURE TO BECOME SUBSTITUTE PARTICIPANT. Subject to ss.ss.6.02(a)(1) and 6.02(a)(2), a transferee of a Participant's Unit shall become a substitute Participant entitled to all the rights of a Participant if, and only if:

      (i)   the transferor gives the transferee the right;

      (ii) the transferee pays to the Partnership all costs and expenses incurred in connection with the substitution; and

      (iii) the transferee executes and delivers the instruments necessary to establish that a legal transfer has taken place and to confirm the agreement of the transferee to be bound by all of the terms of this Agreement, in a form acceptable to the Managing General Partner.

6.02(a)(3)(b). RIGHTS OF SUBSTITUTE PARTICIPANT. A substitute Participant is entitled to all of the rights attributable to full ownership of the assigned Units including the right to vote.

6.02(b). EFFECT OF TRANSFER.

6.02(b)(1). AMENDMENT OF RECORDS. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substitute Participants.

Any transfer of a Unit by a Participant which is permitted under this Article VI, when the transferee does not become a substitute Participant, shall be effective as follows:

      (i)   midnight of the last day of the calendar month in which it is made;
            or

      (ii) at the Managing General Partner's election, 7:00 A.M. of the following day.

6.02(b)(2). A TRANSFER OF UNITS DOES NOT RELIEVE THE TRANSFEROR OF CERTAIN COSTS. No transfer of a Unit by a Participant, including a transfer of less than all of a Participant's Units or the transfer of a Participant's Units to more than one party, shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities under this Agreement related to the Units so transferred, whether arising before or after the transfer.

6.02(b)(3). A TRANSFER OF UNITS DOES NOT REQUIRE A PARTNERSHIP ACCOUNTING. No transfer of a Unit by a Participant shall require an accounting by the Managing General Partner. Also, no transfer of a Unit shall grant rights under this Agreement, including the exercise of any elections, as between the transferring Participant and the Partnership, the Managing General Partner and the remaining Participants to more than one Person unanimously designated by the transferee(s) of the Unit, and, if he has retained an interest in the transferred Unit, the transferor of the Unit.

6.02(b)(4). REQUIRED NOTICE TO MANAGING GENERAL PARTNER OF TRANSFER OF UNITS. Until the Managing General Partner receives from the transferring Participant a written notice in a form acceptable to the Managing General Partner which designates the transferee(s) of a Unit, the Managing General Partner shall continue to account only to the Person to whom it was furnishing notices pursuant to ss.8.01 and its subsections before the purported transfer of the Unit. This party shall continue to exercise all rights applicable to the Units previously owned by the transferor.

6.03. PRESENTMENT.

6.03(a). IN GENERAL. Participants shall have the right to present their Units to the Managing General Partner for purchase subject to the conditions and limitations set forth in this ss.6.03. A Participant, however, is not obligated to present his Units for purchase.

The Managing General Partner shall not be obligated to purchase more than 5% of the Units in any calendar year and this 5% limit may not be waived. The Managing General Partner shall not purchase less than one Unit unless the lesser amount represents the Participant's entire interest in the Partnership, however, the Managing General Partner may waive this limitation.

A Participant may present his Units in writing to the Managing General Partner every year beginning with the fifth calendar year after the Offering Termination Date subject to the following conditions:

      (i) the presentment must be made within 120 days of the reserve report set forth in ss.4.03(b)(3);

      (ii) in accordance with Treas. Reg. ss.1.7704-1(f), the purchase may not be made until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant's intention to exercise the presentment right; and

      (iii) the purchase shall not be considered effective until the presentment price has been paid in cash to the Participant.

6.03(b). REQUIREMENT FOR INDEPENDENT PETROLEUM CONSULTANT. The amount of the presentment price attributable to Partnership reserves shall be determined based on the last reserve report of the Partnership prepared by the Managing General Partner and reviewed by an Independent Expert. The Managing General Partner shall estimate the present worth of future net revenues attributable to the Partnership's interest in the Proved Reserves as described in ss.4.03(b)(3)(ii). The calculation of the presentment price shall be as set forth in ss.6.03(c).

6.03(c). CALCULATION OF PRESENTMENT PRICE. The presentment price shall be based on the Participant's share of the net assets and liabilities of the Partnership and allocated pro rata to each Participant in the ratio that his number of Units bears to the total number of Units. The presentment price shall include the sum of the following Partnership items:

      (i) an amount based on 70% of the present worth of future net revenues from the Proved Reserves determined as described in ss.6.03(b);

      (ii)  cash on hand;

      (iii) prepaid expenses and accounts receivable less a reasonable amount for doubtful accounts; and

      (iv) the estimated market value of all assets, not separately specified above, determined in accordance with standard industry valuation procedures.

There shall be deducted from the foregoing sum the following items:

      (i) an amount equal to all debts, obligations, and other liabilities, including accrued expenses; and

      (ii) any distributions made to the Participants between the date of the request and the actual payment. However, if any cash distributed was derived from the sale after the presentment request of natural gas, oil or other mineral production, or of a producing property owned by the Partnership, for purposes of determining the reduction of the presentment price, the distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves.

6.03(d). FURTHER ADJUSTMENT MAY BE ALLOWED. The presentment price may be further adjusted by the Managing General Partner for estimated changes therein from the date of the report to the date of payment of the presentment price to the Participants because of the following:

      (i) the production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the request for purchase; and

      (ii) any of the following occurring before payment of the presentment price to the selling Participants:

            (a)   changes in well performance;

            (b) increases or decreases in the market price of natural gas, oil or other minerals;

            (c) revision of regulations relating to the importing of hydrocarbons;

            (d) changes in income, ad valorem, and other tax laws such as material variations in the provisions for depletion; and

            (e)   similar matters.

6.03(e). SELECTION BY LOT. If less than all Units presented at any time are to be purchased, then the Participants whose Units are to be purchased will be selected by lot.

The Managing General Partner's obligation to purchase Units presented may be discharged for its benefit by a third-party or an Affiliate. The Units of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his Units, in a form satisfactory to the Managing General Partner, together with any other documentation as the Managing General Partner may reasonably request.

6.03(f). NO OBLIGATION OF THE MANAGING GENERAL PARTNER TO ESTABLISH A RESERVE. The Managing General Partner shall have no obligation to establish any reserve to satisfy the presentment obligations under this section.

6.03(g). SUSPENSION OF PRESENTMENT FEATURE. The Managing General Partner may suspend this presentment feature by so notifying Participants at any time if it:

      (i)   does not have sufficient cash flow; or

      (ii) is unable to borrow funds for this purpose on terms it deems reasonable.

In addition, the presentment feature may be conditioned, in the Managing General Partner's sole discretion, on the Managing General Partner's receipt of an opinion of counsel that the transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code.

The Managing General Partner shall hold the purchased Units for its own account and not for resale.

                                   ARTICLE VII
                      DURATION, DISSOLUTION, AND WINDING UP

7.01. DURATION.

7.01(a). FIFTY YEAR TERM. The Partnership shall continue in existence for a term of 50 years from the effective date of this Agreement unless sooner terminated as set forth below.

7.01(b). TERMINATION. The Partnership shall terminate following the occurrence of:

      (i)   a Final Terminating Event; or

      (ii) any event which under the Delaware Revised Uniform Limited Partnership Act causes the dissolution of a limited partnership.

7.01(c). CONTINUANCE OF PARTNERSHIP EXCEPT ON FINAL TERMINATING EVENT. Other than the occurrence of a Final Terminating Event, the Partnership or any successor limited partnership shall not be wound up, but shall be continued by the parties and their respective successors as a successor limited partnership under all the terms of this Agreement. The successor limited partnership shall succeed to all of the assets of the Partnership. As used throughout this Agreement, the term "Partnership" shall include the successor limited partnership and the parties to the successor limited partnership.

7.02. DISSOLUTION AND WINDING UP.

7.02(a). FINAL TERMINATING EVENT. On the occurrence of a Final Terminating Event the affairs of the Partnership shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining Partnership assets.

7.02(b). TIME OF LIQUIDATING DISTRIBUTION. To the extent practicable and in accordance with sound business practices in the judgment of the Managing General Partner, liquidating distributions shall be made by:

      (i) the end of the taxable year in which liquidation occurs, determined without regard to ss.706(c)(2)(A) of the Code; or

      (ii)  if later, within 90 days after the date of the liquidation.

Notwithstanding, the following amounts are not required to be distributed within the foregoing time periods so long as the withheld amounts are distributed as soon as practical:

      (i) amounts withheld for reserves reasonably required for liabilities of the Partnership; and

      (ii)  installment obligations owed to the Partnership.

7.02(c). IN-KIND DISTRIBUTIONS. The Managing General Partner shall not be obligated to offer in-kind property distributions to the Participants, but may do so, in its discretion. Any in-kind property distributions to the Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

      (i) the Managing General Partner offers the individual Participants the election of receiving in-kind property distributions and the Participants accept the offer after being advised of the risks associated with direct ownership; or

      (ii) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

If the Managing General Partner has not received a Participant's consent within 30 days after the Managing General Partner mailed the request for consent, then it shall be presumed that the Participant has refused his consent.

7.02(d). SALE IF NO CONSENT. Any Partnership asset which would otherwise be distributed in-kind to a Participant, except for the failure or refusal of the Participant to give his written consent to the distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third-party, who is not an Affiliate of the Managing General Partner or to itself or its Affiliates, including an Affiliated Income Program, at fair market value as determined by an Independent Expert selected by the Managing General Partner.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.01. NOTICES.

8.01(a). METHOD. Any notice required under this Agreement shall be:

      (i)   in writing; and

      (ii) given by mail or overnight courier (although one-day delivery is not required) addressed to the party to receive the notice at the address designated in ss.1.03.

If there is a transfer of Units under this Agreement, no notice to the transferee shall be required, nor shall the transferee have any rights under this Agreement, until notice of the transfer has been given to the Managing General Partner.

Any transfer of Units under this Agreement shall not increase the duty to give notice. If there is a transfer of Units under this Agreement to more than one party, then notice to any owner of any interest in the Units shall be notice to all owners of the Units.

8.01(b). CHANGE IN ADDRESS. The address of any party to this Agreement may be changed by written notice as follows:

      (i) to the Participants if there is a change of address by the Managing General Partner; or

      (ii) to the Managing General Partner if there is a change of address by a Participant.

8.01(c). TIME NOTICE DEEMED GIVEN. If the notice is given by the Managing General Partner, then the notice shall be considered given, and any applicable time shall run, from the date the notice is placed in the mail or delivered to the overnight delivery company.

If the notice is given by any Participant, then the notice shall be considered given and any applicable time shall run from the date the notice is received.

8.01(d). EFFECTIVENESS OF NOTICE. Any notice to a party other than the Managing General Partner, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of the following:

      (i)   whether or not the notice is actually received; or

      (ii) any disability or death on the part of the noticee, even if the disability or death is known to the party giving the notice.

8.01(e). FAILURE TO RESPOND. Except pursuant to ss.7.02(c) or when this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified to a request by the Managing General Partner as set forth below, for approval of, or concurrence, in a proposed action shall be conclusively deemed to have approved the action. Except pursuant to ss.7.02(c), when this Agreement expressly requires affirmative approval of a Participant, the Managing General Partner shall send the first request and the time period shall be not less than 15 business days from the date of mailing of the request. If the Participant does not respond to the first request, then the Managing General Partner shall send a second request. If the Participant does not respond within seven calendar days from the date of the mailing of the second request, then the Participant shall be conclusively deemed to have approved the action.

8.02. TIME. Time is of the essence of each part of this Agreement.

8.03. APPLICABLE LAW. The terms and provisions of this Agreement shall be construed under the laws of the State of Delaware, provided, however, this section shall not be deemed to limit causes of action for violations of federal or state securities law to the laws of the State of Delaware. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Sponsor.

8.04. AGREEMENT IN COUNTERPARTS. This Agreement may be executed in counterpart and shall be binding on all parties executing this or similar agreements from and after the date of execution by each party.

8.05. AMENDMENT.

8.05(a). PROCEDURE FOR AMENDMENT. No changes in this Agreement shall be binding unless:

      (i) proposed in writing by the Managing General Partner, and adopted with the consent of Participants whose Units equal a majority of the total Units; or

      (ii) proposed in writing by Participants whose Units equal 10% or more of the total Units and approved by an affirmative vote of Participants whose Units equal a majority of the total Units.

8.05(b). CIRCUMSTANCES UNDER WHICH THE MANAGING GENERAL PARTNER ALONE MAY AMEND. The Managing General Partner is authorized to amend this Agreement and its exhibits without the consent of Participants in any way deemed necessary or desirable by it to do any or all of the following:

      (i) add, or substitute in the case of an assigning party, additional Participants;

      (ii) enhance the tax benefits of the Partnership to the parties and amend the allocation provisions of this Agreement as provided in ss.5.01(c)(3);

      (iii) satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the SEC, the IRS, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Partnership; or

      (iv) cure any ambiguity, correct or supplement any provision that may be inconsistent in this Agreement with any other provision in this Agreement, or add any other provision to this Agreement with respect to matters, events or issues arising under this Agreement that is not inconsistent with the provisions of this Agreement.

Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interests will be so affected.

8.06. ADDITIONAL PARTNERS. Each Participant hereby consents to the admission to the Partnership of additional Participants as the Managing General Partner, in its discretion, chooses to admit.

8.07. LEGAL EFFECT. This Agreement shall be binding on and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject to this Agreement. The terms "Partnership," "Limited Partner," "Investor General Partner," "Participant," "Partner," "Managing General Partner," "Operator," or "parties" shall equally apply to any successor limited partnership, and any heir, devisee, personal representative, successor or assign of a party.

IN WITNESS WHEREOF, the parties hereto set their hands as of the ________ day of ___________________, 2006.


ATLAS:                               ATLAS RESOURCES, LLC
                                     Managing General Partner



                                     By: _______________________________________

                                  EXHIBIT (I-A)

                                     FORM OF
                     MANAGING GENERAL PARTNER SIGNATURE PAGE

                                  EXHIBIT (I-A)
                     MANAGING GENERAL PARTNER SIGNATURE PAGE




Attached to and made a part of the AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP of ATLAS AMERICA PUBLIC #15-2006(B) L.P.

The undersigned agrees:


      1. to serve as the Managing General Partner of ATLAS AMERICA PUBLIC #15-2006(B) L.P. (the "Partnership"), and hereby executes, swears to, and agrees to all the terms of the Partnership Agreement;

      2. to pay the required subscription of the Managing General Partner under ss.3.04(a)(i) of the Partnership Agreement; and

      3.       to subscribe to the Partnership as follows:

               (a)     $___________________ [________] Unit(s)] under Section
                       3.03(b)(1) of the Partnership Agreement as a Limited Partner; or

               (b)     $___________________ [________] Unit(s)] under Section
                       3.03(b)(1) of the Partnership Agreement as an Investor General Partner.



MANAGING GENERAL PARTNER:

Atlas Resources, LLC                                                   Address:


By:   ______________________________________                           311 Rouser Road
                                                                       Moon Township, Pennsylvania 15108






ACCEPTED this ________ day of __________________ , 2006.




                                                                       ATLAS RESOURCES, LLC
                                                                       MANAGING GENERAL PARTNER


                                                                       By: ____________________________________


                                  EXHIBIT (I-B)

                                     FORM OF
                             SUBSCRIPTION AGREEMENT

                      ATLAS AMERICA PUBLIC #15-2006(B) L.P.

--------------------------------------------------------------------------------
                             SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

I, the undersigned, hereby offer to purchase Units of Atlas America Public #15-2006(B) L.P. in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Atlas America Public #15-2005 Program, as supplemented or amended from time to time. I acknowledge and agree that my execution of this Subscription Agreement also constitutes my execution of the Agreement of Limited Partnership (the "Partnership Agreement") the form of which is attached as Exhibit (A) to the Prospectus and I agree to be bound by all of the terms and conditions of the Partnership Agreement if my subscription is accepted by Atlas Resources, LLC, the Managing General Partner. I understand and agree that I may not assign this offer, nor may it be withdrawn after it has been accepted by the Managing General Partner. I hereby irrevocably constitute and appoint the Managing General Partner, and its duly authorized agents, my agent and attorney-in-fact, in my name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Agreement of Limited Partnership and any certificates related thereto. I further understand that following the Signature Page there are certain representations, warranties and covenants which I must make before the Managing General Partner will accept my subscription.

--------------------------------------------------------------------------------
                    SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

I, the undersigned, agree to purchase ________ Units at $10,000 per Unit in ATLAS AMERICA PUBLIC #15-2006(B) L.P. (the "Partnership") as (check one):

                                                 SUBSCRIPTION AMOUNT
       |_|   INVESTOR GENERAL PARTNER            $__________________________

       |_|   LIMITED PARTNER                     (____________________# Units)

INSTRUCTIONS
================================================================================
Make your check payable to: "Atlas America Public #15-2006(B) L.P., Escrow Agent, National City Bank of PA."
Minimum Subscription: one Unit ($10,000). Additional Subscriptions in $1,000 increments. If you are an individual investor you must personally sign this Signature Page and provide the information requested below.
================================================================================

Subscriber (All individual investors must personally sign this Signature Page.)

NAME OF TRUST, CORPORATION, LLC, PARTNERSHIP: NAME_____________________________ (ENCLOSE SUPPORTING DOCUMENTS.) IF A PARTNERSHIP, CORPORATION OR TRUST, THEN THE MEMBERS, STOCKHOLDERS OR BENEFICIARIES THEREOF ARE CITIZENS OF
_________________________.

Tax I. D. No.:  ____________________________________________          Home Address (Do not use P.O. Box)


____________________________________________________________          ____________________________________________________________
Print Name
                                                                      ____________________________________________________________

____________________________________________________________          ____________________________________________________________
Signature

                                                                      Address for Distributions if Different from Above OR
Tax I. D. No.:  ____________________________________________          Electronic Deposit available, complete attached form

                                                                      ____________________________________________________________

____________________________________________________________          ____________________________________________________________
Print Name

                                                                      ____________________________________________________________

____________________________________________________________          Account No.: _______________________________________________
Signature
                                                                      I received my final prospectus on __________________________

(CHECK ONE): OWNERSHIP OF THE UNITS-                |_|   Tenants-in-Common                              |_| Partnership
                                                    |_|   Joint Tenancy with Right of Survivorship       |_| C Corporation
                                                    |_|   Individual                                     |_| S Corporation
                                                    |_|   Community Property with Survivorship Rights    |_| Trust
                                                    |_|   Limited Liability Company                      |_| Other

Date: _____________________


My Telephone No.: Home _____________________________________                    Business __________________________

My E-mail Address: _________________________________________

(CHECK ONE):                             |_|   I am at least twenty-one years of age    |_| I am not twenty-one years of age

(CHECK ONE):  I am a:                    |_|   Calendar Year Taxpayer                   |_| Fiscal Year Taxpayer

(CHECK IF APPLICABLE):  I am a:          |_|   Farmer (2/3 or more of my gross income in 2005 or 2004 is from farming)

--------------------------------------------------------------------------------
TO BE COMPLETED BY REGISTERED REPRESENTATIVE (FOR COMMISSION AND OTHER PURPOSES)
--------------------------------------------------------------------------------

I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio, and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Investor General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

____________________________________________________________          ____________________________________________________________
Name of Registered Representative and CRD Number                       Name of Broker/Dealer


____________________________________________________________          ____________________________________________________________
Signature of Registered Representative                                 Broker/Dealer CRD Number

Registered Representative Office Address:                              Broker/Dealer Facsimile Number: ___________________________

____________________________________________________________          Broker/Dealer E-mail Address: ______________________________

Phone Number: ______________________________________________

Facsimile Number: __________________________________________

E-mail Address: ____________________________________________


____________________________________________________________
Company Name (if other than Broker/Dealer Name)

NOTICE TO BROKER-DEALER:


Send SUBSCRIPTION DOCUMENTS completed and signed with CHECK MADE PAYABLE TO:
"ATLAS AMERICA PUBLIC #15-2006(B) L.P., ESCROW AGENT, NATIONAL CITY BANK OF PA" to:


Mr. Justin Atkinson
Anthem Securities, Inc.
311 Rouser Road
P.O. Box 926
Moon Township, Pennsylvania 15108-0926
(412) 262-1680 (412) 262-7430 (FAX)

WIRE TRANSFERS are available. Please contact Ms. Tammy Patterson at (412) 262-1680 for information.

--------------------------------------------------------------------------------
                 TO BE COMPLETED BY THE MANAGING GENERAL PARTNER
--------------------------------------------------------------------------------


ACCEPTED THIS __________ day                  ATLAS RESOURCES, LLC,
of ______________________, 2006               MANAGING GENERAL PARTNER



                                              By: ______________________________

In order to induce the Managing General Partner to accept this subscription, I hereby represent, warrant, covenant and agree as follows:

INVESTOR'S        CO-INVESTOR'S
INITIALS          INITIALS
--------          --------

_____             _____             I have received the Prospectus.

_____             _____             I (other than if I am a Minnesota or Maine resident) recognize and understand that before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market, the transferability of the
                                    Units is restricted, and in case of emergency or other change in circumstances I cannot expect to be able to readily liquidate my investment in the Units.

_____             _____             I am purchasing the Units for my own account, for investment purposes and not for the account of others, and with no present intention of reselling them.

_____             _____             If an individual, I am a citizen of the United States of America and at least twenty-one years of age.

_____             _____             If a partnership, corporation or trust, then I am at least twenty-one years of age and empowered and duly authorized under a governing document, trust instrument, charter, certificate of incorporation, by-law provision or the like to enter into this
                                    Subscription Agreement and to perform the transactions contemplated by the Prospectus, including its exhibits.

_____             _____             I (other than if I am a Minnesota or Maine resident) understand that if I am an
                                    Investor General Partner, then I will have unlimited joint and several liability for
                                    Partnership obligations and liabilities including amounts in excess of my subscription to the extent the obligations and liabilities exceed the Partnership's insurance proceeds, the Partnership's assets, and indemnification by the Managing General
                                    Partner. Also, the insurance may be inadequate to cover these liabilities and there is no insurance coverage for certain claims.

_____             _____             I (other than if I am a Minnesota or Maine resident) understand that if I am a
                                    Limited Partner, then I may only use my Partnership losses to the extent of my net passive income from passive activities in the year, with any excess losses being deferred.

_____             _____             I (other than if I am a Minnesota or Maine resident) understand that no state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

_____             _____             I (other than if I am a Minnesota or Maine resident) understand that the Selling
                                    Agent or registered representative is required to inform me and the other potential investors of all pertinent facts relating to the Units, including the following: the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for natural gas and oil; the financial hazards involved in the offering, including the risk of losing my entire investment;
                                    the lack of liquidity of my investment; the restrictions on transferability of my
                                    Units; the background of the Managing General Partner and the Operator; the tax
                                    consequences of my investment; and the unlimited joint and several liability of the
                                    Investor General Partners.

To meet the suitability requirements for an investment in your state, please check and initial either (a), (b), (c) or (d) depending on your state of residence and whether you are buying limited partner units or investor general partner units. Also, initial (e) if you are a fiduciary and you meet the requirement.

INVESTOR'S        CO-INVESTOR'S
INITIALS          INITIALS
----------        --------

_____             _____             (a)   IF I PURCHASE LIMITED PARTNER UNITS AND I AM A RESIDENT OF:


                                          o ALABAMA,                           o KANSAS,                    o OKLAHOMA,

                                          o ALASKA,                            o KENTUCKY,                  o OREGON,

                                          o ARIZONA,                           o LOUISIANA,                 o PENNSYLVANIA,

                                          o ARKANSAS,                          o MAINE,                     o RHODE ISLAND,

                                          o COLORADO,                          o MARYLAND,                  o SOUTH CAROLINA,

                                          o CONNECTICUT,                       o MASSACHUSETTS,             o SOUTH DAKOTA,

                                          o DELAWARE,                          o MINNESOTA,                 o TENNESSEE,

                                          o DISTRICT OF COLUMBIA,              o MISSISSIPPI,               o TEXAS,

                                          o FLORIDA,                           o MISSOURI,                  o UTAH,

                                          o GEORGIA,                           o MONTANA,                   o VERMONT,

                                          o HAWAII,                            o NEBRASKA,                  o VIRGINIA,

                                          o IDAHO,                             o NEVADA,                    o WASHINGTON

                                          o ILLINOIS,                          o NEW MEXICO                 o WEST VIRGINIA,

                                          o INDIANA,                           o NEW YORK,                  o WISCONSIN, OR

                                          o IOWA,                              o NORTH DAKOTA,              o WYOMING,

                                          then I must have either: a minimum net worth of $225,000, exclusive of home, home furnishings, and automobiles, or a minimum net worth of $60,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year or estimate that I will have during the current tax year "taxable income" as defined in Section
                                          63 of the Internal Revenue Code of at least $60,000, without regard to an investment in the partnership. In addition, if I am a resident of PENNSYLVANIA, then I must not make an investment in a partnership which is in excess of 10% of my net worth, exclusive of home, home furnishings and automobiles. Finally, if I am a resident of KANSAS, it is recommended by the Office of the Kansas Securities
                                          Commissioner that I should limit my investment in the partnership and substantially similar programs to no more than 10% of my net worth, excluding home, furnishings and automobiles.

_____             _____             (b)   IF I PURCHASE LIMITED PARTNER UNITS AND I AM A RESIDENT OF:

                                          o CALIFORNIA,                        o NEW HAMPSHIRE,             o NORTH CAROLINA, OR

                                          o MICHIGAN,                          o NEW JERSEY,                o OHIO,


                                          THEN I REPRESENT THAT I AM AWARE OF AND MEET THAT STATE'S QUALIFICATIONS AND
                                          SUITABILITY STANDARDS SET FORTH IN EXHIBIT (B) TO THE PROSPECTUS.


INVESTOR'S        CO-INVESTOR'S
INITIALS          INITIALS
----------        --------

_____             _____             (c)   IF I PURCHASE INVESTOR GENERAL PARTNER UNITS AND I AM A RESIDENT OF:

                                          o ALASKA,                           o ILLINOIS,                   o RHODE ISLAND,

                                          o COLORADO,                         o LOUISIANA,                  o SOUTH CAROLINA,

                                          o CONNECTICUT,                      o MARYLAND,                   o UTAH,

                                          o DELAWARE,                         o MONTANA,                    o VIRGINIA,

                                          o DISTRICT OF COLUMBIA,             o NEBRASKA,                   o WEST VIRGINIA,

                                          o FLORIDA,                          o NEVADA,                     o WISCONSIN, OR

                                          o GEORGIA,                          o NEW YORK,                   o WYOMING,

                                          o HAWAII,                           o NORTH DAKOTA,

                                          o IDAHO,

                                          then I must have either: a net worth of at least $225,000, exclusive of home, furnishings and automobiles, or a net worth, exclusive of home, furnishings and automobiles, of at least $60,000, and had during the last tax year, or estimate that I will have during the current tax year, "taxable income" as defined in
                                          Section 63 of the Code of at least $60,000, without regard to an investment in the
                                          Partnership.

_____             _____             (d)   IF I PURCHASE INVESTOR GENERAL PARTNER UNITS AND I AM A RESIDENT OF:

                                          o ALABAMA,                          o MASSACHUSETTS,              o OHIO,

                                          o ARIZONA,                          o MICHIGAN,                   o OKLAHOMA,

                                          o ARKANSAS,                         o MINNESOTA,                  o OREGON,

                                          o CALIFORNIA,                       o MISSISSIPPI,                o PENNSYLVANIA,

                                          o INDIANA,                          o MISSOURI,                   o SOUTH DAKOTA,

                                          o IOWA,                             o NEW HAMPSHIRE,              o TENNESSEE,

                                          o KANSAS,                           o NEW JERSEY,                 o TEXAS,

                                          o KENTUCKY,                         o NEW MEXICO,                 o VERMONT OR

                                          o MAINE,                            o NORTH CAROLINA,             o WASHINGTON,


                                          THEN I REPRESENT THAT I AM AWARE OF AND MEET THAT STATE'S QUALIFICATIONS AND
                                          SUITABILITY STANDARDS SET FORTH IN EXHIBIT (B) TO THE PROSPECTUS.

 _____            _____             (e)   If I am a fiduciary, then I am purchasing for a person or entity having the appropriate income and/or net worth specified in (a), (b), (c) or (d) above.

THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER THE ACTS ADMINISTERED BY THE SEC OR BY ANY STATE REGULATORY AGENCY ADMINISTERING STATUTES BEARING ON THE SALE OF SECURITIES.

INSTRUCTIONS TO INVESTOR
------------------------
You are required to execute your own Subscription Agreement and the Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given your legal power of attorney to sign on your behalf, and you meet all of the conditions in the Prospectus and this Subscription Agreement. In the case of sales to fiduciary accounts, the minimum standards set forth in the Prospectus and this Subscription Agreement must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Partnership. Once you subscribe you may withdraw your subscription only by providing the Managing General Partner with written notice of your withdrawal before your subscription is accepted by the Managing General Partner. The Managing General Partner has the discretion to refuse to accept your subscription without liability to you. Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your subscription is rejected, then all of your funds will be returned to you immediately. If your subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Partnership. If your subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

The Managing General Partner will not complete a sale of Units to you and send you a confirmation of purchase until at least five business days after the date you receive a final Prospectus.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1), does not require enlarging or contracting the size of the area on the basis of geological data in all cases. If I am a resident of California, I acknowledge the receipt of California Rule 260.141.11 set forth in Exhibit (B) to the Prospectus.

                                    SECTION D

                        TO BE COMPLETED BY ALL INVESTORS
                        --------------------------------

       TAXPAYER IDENTIFICATION NUMBER CERTIFICATION - CHECK THE FIRST BOX BELOW, UNLESS YOU ARE A FOREIGN INVESTOR OR YOU ARE INVESTING AS A U.S. GRANTOR TRUST.

       NOTE: IF THERE IS A CHANGE IN CIRCUMSTANCES WHICH MAKES ANY OF THE INFORMATION PROVIDED BY YOU IN YOUR CERTIFICATION BELOW INCORRECT, THEN YOU ARE UNDER A CONTINUING OBLIGATION SO LONG AS YOU OWN UNITS IN THE PARTNERSHIP TO NOTIFY THE PARTNERSHIP AND FURNISH THE PARTNERSHIP A NEW CERTIFICATE WITHIN THIRTY (30) DAYS OF THE CHANGE.

              UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

              (1) THE NUMBER PROVIDED IN MY SUBSCRIPTION AGREEMENT IS MY CORRECT
                  "TIN" (I.E., SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER);

              (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT
                  FROM BACKUP WITHHOLDING UNDER SS.3406(G)(1) OF THE INTERNAL REVENUE CODE AND THE RELATED REGULATIONS, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING; AND

              (3) I AM A U.S. PERSON (WHICH INCLUDES U.S. CITIZENS, RESIDENT
                  ALIENS, ENTITIES OR ASSOCIATIONS FORMED IN THE U.S. OR UNDER U.S. LAW, AND U.S. ESTATES AND TRUSTS.)

       (NOTE: YOU MUST CROSS OUT ITEM 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN.)

              FOREIGN PARTNER. I HAVE PROVIDED THE PARTNERSHIP WITH THE APPROPRIATE FORM W-8 CERTIFICATION OR, IF A JOINT ACCOUNT, EACH JOINT ACCOUNT OWNER HAS PROVIDED THE PARTNERSHIP THE APPROPRIATE FORM W-8 CERTIFICATION, AND IF ANY ONE OF THE JOINT ACCOUNT OWNERS HAS NOT ESTABLISHED FOREIGN STATUS, THAT JOINT ACCOUNT OWNER HAS PROVIDED THE PARTNERSHIP WITH A CERTIFIED TIN.

              U.S. GRANTOR TRUSTS. UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

              (1) THE TRUST DESIGNATED AS THE INVESTOR ON THE SUBSCRIPTION
                  AGREEMENT IS A UNITED STATES GRANTOR TRUST WHICH I CAN AMEND OR REVOKE DURING MY LIFETIME;

              (2) UNDER SUBPART E OF SUBCHAPTER J OF THE INTERNAL REVENUE CODE
                  (CHECK ONLY ONE OF THE BOXES BELOW):

                   (A)   100% OF THE TRUST IS TREATED AS OWNED BY ME;

                   (B) THE TRUST IS TREATED AS OWNED IN EQUAL SHARES BY ME AND MY SPOUSE; OR

                   (C) ____% OF THE TRUST IS TREATED AS OWNED BY _____________ ___________, AND THE REMAINDER IS TREATED AS
                         OWNED _____% BY ME AND _____% BY MY SPOUSE); AND

              (3) EACH GRANTOR OR OTHER OWNER OF ANY PORTION OF THE TRUST HAS
                  PROVIDED THE PARTNERSHIP WITH THE APPROPRIATE FORM W-8 OR FORM W-9 CERTIFICATION.

     NOTE: IF YOU CHECK THE BOX IN (2)(C), YOU MUST INSERT THE INFORMATION CALLED FOR BY THE BLANKS.

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

                                   (OPTIONAL)

                              ATLAS RESOURCES, LLC
                        DIRECT DEPOSIT AUTHORIZATION FORM


                      ATLAS AMERICA PUBLIC 15-2006(B) L.P.


         Please complete this form to request direct deposit into your checking or savings account. If the account is a brokerage account or a money market account, please indicate whether it is a checking or savings account. ATTACH A VOIDED CHECK OR HAVE THE FINANCIAL INSTITUTION SIGN to confirm your account/routing numbers and send to:

                              Atlas Resources, LLC
                               Attn: Markia Banks
                    311 Rouser Road, Moon Township, PA 15108
      1-800-251-0171. Ext. 186 Fax: 412-262-7430 - Mbanks@atlasamerica.com
                                                   -----------------------

TO BE COMPLETED BY THE INVESTOR
-------------------------------

--------------------------------------------------------------------------------
PERSONAL INFORMATION:  (Individual, Trust, LLC, Corp., etc.)
INVESTOR NAME:
--------------------------------------------------------------------------------
Print Name Above

Social Security Number________________    Atlas Investor Number: ______________
--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                  State                          Zip Code

--------------------------------------------------------------------------------
Home Phone #                        Other Phone                # E-Mail Address

--------------------------------------------------------------------------------
TO BE COMPLETED BY THE FINANCIAL INSTITUTION
--------------------------------------------
(ACH TRANSACTIONS ONLY, NOT FOR WIRE USE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Financial Institution

--------------------------------------------------------------------------------
Routing Number (ABA#) Must be nine digits  (ACH ONLY)

--------------------------------------------------------------------------------
Account Number

--------------------------------------------------------------------------------
Further Reference Information (Optional)

--------------------------------------------------------------------------------
Name on Account
                                                 ___________Checking / Broker
                            PLEASE CHECK ACCOUNT TYPE
                                                 ____________Savings

Financial Institution Signature   _____________________________________________

Phone Number
--------------------------------------------------------------------------------

Investors Signature_____________________________________________________________

Print Signature___________________________________________Date__________________

OFFICE USE ONLY
Date Received: ___________          Date Entered: __________  Initials: ________

                                  EXHIBIT (II)
                                     FORM OF
                        DRILLING AND OPERATING AGREEMENT
                                       FOR

                      ATLAS AMERICA PUBLIC #15-2006(B) L.P.
                     [ATLAS AMERICA PUBLIC #15-2006(C) L.P.]

                                      INDEX

SECTION                                                                                                        PAGE

1.    Assignment of Well Locations; Representations and Indemnification Associated with the Assignment of the
      Lease; Designation of Additional Well Locations; Outside Activities Are Not Restricted......................1

2.    Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations.................2

3.    Operator - Responsibilities in General; Covenants; Term.....................................................3

4.    Operator's Charges for Drilling and Completing Wells; Payment; Completion Determination; Dry Hole
      Determination; Excess Funds and Cost Overruns - Intangible Drilling Costs; Excess Funds and Cost Overruns
      - Tangible Costs............................................................................................5

5.    Title Examination of Well Locations; Developer's Acceptance and Liability; Additional Well Locations........8

6.    Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs; Pipelines; Price
      Determinations; Plugging and Abandonment....................................................................8

7.    Billing and Payment Procedure with Respect to Operation of Wells; Disbursements; Separate Account for Sale
      Proceeds; Records and Reports; Additional Information......................................................10

8.    Operator's Lien; Right to Collect From Oil or Gas Purchaser................................................12

9.    Successors and Assigns; Transfers; Appointment of Agent....................................................12

10.   Operator's Insurance; Subcontractors' Insurance; Operator's Liability......................................13

11.   Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind..................14

12.   Effect of Force Majeure; Definition of Force Majeure; Limitation...........................................15

13.   Term.......................................................................................................15

14.   Governing Law; Invalidity..................................................................................15

15.   Integration; Written Amendment.............................................................................16

16.   Waiver of Default or Breach................................................................................16

17.   Notices....................................................................................................16

18.   Interpretation.............................................................................................16

19.   Counterparts...............................................................................................17

      Signature Page.............................................................................................17

      Exhibit A                          Description of Leases and Initial Well Locations
      Exhibits A-l through A-___         Maps of Initial Well Locations
      Exhibit B                          Form of Assignment
      Exhibit C                          Form of Addendum


                        DRILLING AND OPERATING AGREEMENT

THIS AGREEMENT made this ______ day of _______________, 200____, by and between ATLAS RESOURCES, LLC, a Pennsylvania limited liability company (hereinafter referred to as "Atlas" or "Operator"),

         and


ATLAS AMERICA PUBLIC #15-2006(B) L.P. [Atlas America Public #15-2006(C) L.P.], a Delaware limited partnership, (hereinafter referred to as the "Developer").


                                WITNESSETH THAT:

WHEREAS, the Operator, by virtue of the Oil and Gas Leases (the "Leases") described on Exhibit A attached to and made a part of this Agreement, has certain rights to develop the ____________ (______) initial well locations (the "Initial Well Locations") identified on the maps attached to and made a part of this Agreement as Exhibits A-l through A-______;

WHEREAS, the Developer, subject to the terms and conditions of this Agreement, desires to acquire certain of the Operator's rights to develop the Initial Well Locations and to provide for the development on the terms and conditions set forth in this Agreement of additional well locations ("Additional Well Locations") which the parties may from time to time designate; and

WHEREAS, the Operator is in the oil and gas exploration and development business, and the Developer desires that Operator, as its independent contractor, perform certain services in connection with its efforts to develop the aforesaid Initial and Additional Well Locations (collectively the "Well Locations") and to operate the wells completed on the Well Locations, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. ASSIGNMENT OF WELL LOCATIONS; REPRESENTATIONS AND INDEMNIFICATION ASSOCIATED WITH THE ASSIGNMENT OF THE LEASE; DESIGNATION OF ADDITIONAL WELL LOCATIONS; OUTSIDE ACTIVITIES ARE NOT RESTRICTED.

     (a) ASSIGNMENT OF WELL LOCATIONS. The Operator shall execute an assignment of an undivided percentage of Working Interest in the Well Location acreage for each well to the Developer as shown on Exhibit A attached hereto, which assignment shall be limited to a depth from the surface to the deepest depth penetrated at the cessation of drilling operations.

          The assignment shall be substantially in the form of Exhibit B attached to and made a part of this Agreement. The amount of acreage included in each Initial Well Location and the configuration of the Initial Well Location are indicated on the maps attached as Exhibits A-l through A-______. The amount of acreage included in each Additional Well Location and the configuration of the Additional Well Location shall be indicated on the maps to be attached as exhibits to the applicable addendum to this Agreement as provided in sub-section
          (c) below.

     (b) REPRESENTATIONS AND INDEMNIFICATION ASSOCIATED WITH THE ASSIGNMENT OF THE LEASE. The Operator represents and warrants to the Developer that:

          (i) the Operator is the lawful owner of the Lease and rights and interest under the Lease and of the personal property on the Lease or used in connection with the Lease;

          (ii) the Operator has good right and authority to sell and convey the rights, interest, and property;

          (iii) the rights, interest, and property are free and clear from all liens and encumbrances; and

          (iv) all rentals and royalties due and payable under the Lease have been duly paid.

                  These representations and warranties shall also be included in each recorded assignment of the acreage included in each Initial Well Location and Additional Well Location designated pursuant to sub-section (c) below, substantially in the manner set forth in Exhibit B.

                  The Operator agrees to indemnify, protect and hold the Developer and its successors and assigns harmless from and against all costs (including but not limited to reasonable attorneys' fees), liabilities, claims, penalties, losses, suits, actions, causes of action, judgments or decrees resulting from the breach of any of the above representations and warranties. It is understood and agreed that, except as specifically set forth above, the Operator makes no warranty or representation, express or implied, as to its title or the title of the lessors in and to the lands or oil and gas interests covered by said Leases.


     (c) DESIGNATION OF ADDITIONAL WELL LOCATIONS. If the parties hereto desire to designate Additional Well Locations to be developed in accordance with the terms and conditions of this Agreement, then the parties shall execute an addendum substantially in the form of Exhibit C attached to and made a part of this Agreement (Exhibit "C") specifying:


          (i) the undivided percentage of Working Interest and the Oil and Gas Leases to be included as Leases under this Agreement;

          (ii) the amount and configuration of acreage included in each Additional Well Location on maps attached as exhibits to the addendum; and

          (iii) their agreement that the Additional Well Locations shall be developed in accordance with the terms and conditions of this Agreement.

     (d) OUTSIDE ACTIVITIES ARE NOT RESTRICTED. It is understood and agreed that the assignment of rights under the Leases and the oil and gas development activities contemplated by this Agreement relate only to the Initial Well Locations and the Additional Well Locations. Nothing contained in this Agreement shall be interpreted to restrict in any manner the right of each of the parties to conduct without the participation of the other party any additional activities relating to exploration, development, drilling, production, or delivery of oil and gas on lands adjacent to or in the immediate vicinity of the Well Locations or elsewhere.

2. DRILLING OF WELLS; TIMING; DEPTH; INTEREST OF DEVELOPER; RIGHT TO SUBSTITUTE WELL LOCATIONS.

     (a) DRILLING OF WELLS. Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate ____________ (_____) oil and gas wells on the ____________ (______) Initial Well Locations in accordance with the terms and conditions of this Agreement. Developer, as a minimum commitment, agrees to participate in and pay the Operator's charges for drilling and completing the wells and any extra costs pursuant to Section 4 in proportion to the share of the Working Interest owned by the Developer in the wells with respect to all initial wells. It is understood and agreed that, subject to sub-section (e) below, Developer does not reserve the right to decline participation in the drilling of any of the initial wells to be drilled under this Agreement.

     (b)  TIMING. Operator shall begin drilling the first well within thirty
          (30) days after the date of this Agreement, and shall begin drilling each of the other initial wells for which payment is made pursuant to
          Section 4(b) of this Agreement before the close of the 90th day after the close of the calendar year in which this Agreement is entered into by Operator and the Developer. Subject to the foregoing time limits, Operator shall determine the timing of and the order of drilling the Initial Well Locations.

     (c)  DEPTH. All of the wells to be drilled under this Agreement shall be:

          (i) drilled and completed (or plugged) in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographical area of the Well Locations; and

          (ii) drilled to a depth sufficient to test thoroughly the objective formation or the deepest assigned depth, whichever is less.

     (d) INTEREST OF DEVELOPER. Except as otherwise provided in this Agreement, all costs, expenses, and liabilities incurred in connection with the drilling and other operations and activities contemplated by this Agreement shall be borne and paid, and all wells, gathering lines of up to approximately 2,500 feet on the Well Location in connection with a natural gas well, equipment, materials, and facilities acquired, constructed or installed under this Agreement shall be owned, by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Subject to the payment of lessor's royalties and other royalties and overriding royalties, if any, production of oil and gas from the wells to be drilled under this Agreement shall be owned by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

     (e) RIGHT TO SUBSTITUTE WELL LOCATIONS. Notwithstanding the provisions of sub-section (a) above, if the Operator or Developer determines in good faith, with respect to any Well Location, before operations begin under this Agreement on the Well Location, that it would not be in the best interest of the parties to drill a well on the Well Location, then the party making the determination shall notify the other party of its determination and its basis for its determination and, unless otherwise instructed by Developer, the well shall not be drilled. This determination may be based on:

          (i) the production or failure of production of any other wells which may have been recently drilled in the immediate area of the Well Location;

          (ii)    newly discovered title defects; or

          (iii) any other evidence with respect to the Well Location as may be obtained.

                  If the well is not drilled, then Operator shall promptly propose a new well location (including all information for the Well Location as Developer may reasonably request) to be substituted for the original Well Location. Developer shall then have seven (7) business days to either reject or accept the proposed new well location. If the new well location is rejected, then Operator shall promptly propose another substitute well location pursuant to the provisions of this sub-section.

                  Once the Developer accepts a substitute well location or does not reject it within said seven (7) day period, this Agreement shall terminate as to the original Well Location and the substitute well location shall become subject to the terms and conditions of this Agreement.

3.   OPERATOR - RESPONSIBILITIES IN GENERAL; COVENANTS; TERM.

     (a) OPERATOR - RESPONSIBILITIES IN GENERAL. Atlas shall be the Operator of the wells and Well Locations subject to this Agreement and, as the Developer's independent contractor, shall, in addition to its other obligations under this Agreement do the following:

          (i) arrange for drilling and completing the wells and, if a gas well, installing the necessary gas gathering line systems and connection facilities;

          (ii) make the technical decisions required in drilling, testing, completing, and operating the wells;

          (iii) manage and conduct all field operations in connection with the drilling, testing, completing, equipping, operating, and producing the wells;

          (iv) maintain all wells, equipment, gathering lines if a gas well, and facilities in good working order during their useful lives; and

          (v)     perform the necessary administrative and accounting functions.

                  In performing the work contemplated by this Agreement, Operator is an independent contractor with authority to control and direct the performance of the details of the work.

     (b)  COVENANTS. Operator covenants and agrees that under this Agreement:

          (i) it shall perform and carry on (or cause to be performed and carried on) its duties and obligations in a good, prudent, diligent, and workmanlike manner using technically sound, acceptable oil and gas field practices then prevailing in the geographical area of the Well Locations;

          (ii) all drilling and other operations conducted by, for and under the control of Operator shall conform in all respects to federal, state and local laws, statutes, ordinances, regulations, and requirements;

          (iii) unless otherwise agreed in writing by the Developer, all work performed pursuant to a written estimate shall conform to the technical specifications set forth in the written estimate and all equipment and materials installed or incorporated in the wells and facilities shall be new or used and of good quality;

          (iv) in the course of conducting operations, it shall comply with all terms and conditions, other than any minimum drilling commitments, of the Leases (and any related assignments, amendments, subleases, modifications and supplements);

          (v) it shall keep the Well Locations and all wells, equipment and facilities located on the Well Locations free and clear of all labor, materials and other liens or encumbrances arising out of operations;

          (vi) it shall file all reports and obtain all permits and bonds required to be filed with or obtained from any governmental authority or agency in connection with the drilling or other operations and activities; and

          (vii) it will provide competent and experienced personnel to supervise drilling, completing (or plugging), and operating the wells and use the services of competent and experienced service companies to provide any third party services necessary or appropriate in order to perform its duties.

     (c) TERM. Atlas shall serve as Operator under this Agreement until the earliest of:

          (i)     the termination of this Agreement pursuant to Section 13;

          (ii) the termination of Atlas as Operator by the Developer at any time in the Developer's discretion, with or without cause on sixty (60) days' advance written notice to the Operator; or

          (iii) the resignation of Atlas as Operator under this Agreement which may occur on ninety (90) days' written notice to the Developer at any time after five (5) years from the date of this Agreement, it being expressly understood and agreed that Atlas shall have no right to resign as Operator before the expiration of the five-year period.

          Any successor Operator shall be selected by the Developer. Nothing contained in this sub-section shall relieve or release Atlas or the Developer from any liability or obligation under this Agreement which accrued or occurred before Atlas' removal or resignation as Operator under this Agreement. On any change in Operator under this provision, the then present Operator shall deliver to the successor Operator possession of all records, equipment, materials and appurtenances used or obtained for use in connection with operations under this Agreement and owned by the Developer.

4. OPERATOR'S CHARGES FOR DRILLING AND COMPLETING WELLS; PAYMENT; COMPLETION DETERMINATION; DRY HOLE DETERMINATION; EXCESS FUNDS AND COST
     OVERRUNS-INTANGIBLE DRILLING COSTS; EXCESS FUNDS AND COST OVERRUNS-TANGIBLE COSTS.


     (a) OPERATOR'S CHARGES FOR DRILLING AND COMPLETING WELLS. Each oil and gas well which is drilled and completed under this Agreement shall be drilled and completed on a Cost basis plus a nonaccountable, fixed payment reimbursement of $15,000 per well for Developer's Participants' share of Operator's general and administrative overhead plus 15% of Cost and the nonaccountable fixed payment reimbursement of $15,000 per well for Developer's Participants' share of Operator's general and administrative overhead. "Cost," when used with respect to services, shall mean the reasonable, necessary, and actual expenses incurred by Operator on behalf of Developer in providing the services under this Agreement, determined in accordance with generally accepted accounting principles. As used elsewhere, "Cost" shall mean the price paid by Operator in an arm's-length transaction.


          The estimated price for each of the wells shall be set forth in an Authority for Expenditure ("AFE") which shall be attached to this Agreement as an Exhibit, and shall cover all ordinary costs which may be incurred in drilling and completing each well. This includes without limitation, site preparation, permits and bonds, roadways, surface damages, power at the site, water, Operator's overhead and profit, rights-of-way, drilling rigs, equipment and materials, costs of title examinations, logging, cementing, fracturing, casing, meters (other than utility purchase meters), connection facilities, salt water collection tanks, separators, siphon string, rabbit, tubing, an average of 2,500 feet of gathering line per well in connection with a gas well, and geological and engineering services.

     (b) PAYMENT. The Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs, as those terms are defined below, for drilling and completing all initial wells on execution of this Agreement. Notwithstanding, Atlas' payments for its share of the estimated Tangible Costs, as that term is defined below, of drilling and completing all initial wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer's payment shall be nonrefundable in all events in order to enable Operator to do the following:

          (i)     commence site preparation for the initial wells;

          (ii) obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

          (iii)   insure the availability of equipment and materials.

          For purposes of this Agreement, "Intangible Drilling Costs" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes:

          (i) all expenditures made with respect to any well before the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of the well and the preparation of the well for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs";

          (ii) the expense of plugging and abandoning any well before a completion attempt; and

          (iii) the costs (other than Tangible Costs and Lease costs) to re-enter and deepen an existing well, complete the well to deeper formations or reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper formations or reservoirs.

          "Tangible Costs" shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code. This includes:

          (i) all costs of equipment, parts and items of hardware used in drilling and completing a well;

          (ii) the costs (other than Intangible Drilling Costs and Lease costs) to re-enter and deepen an existing well, complete the well to deeper formations or reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper formations or reservoirs; and

          (iii) those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

          With respect to each additional well drilled on the Additional Well Locations, if any, the Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs for drilling and completing the well on execution of the applicable addendum pursuant to Section l(c) above. Notwithstanding, Atlas' payments for its share of the estimated Tangible Costs of drilling and completing all additional wells as the Managing General Partner of the Developer shall be paid within five
          (5) business days of notice from Operator that the costs have been incurred. The Developer's payment shall be nonrefundable in all events in order to enable Operator to do the following:

          (i)     commence site preparation;

          (ii) obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

          (iii)   insure the availability of equipment and materials.

          Developer shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, any extra costs incurred for each well pursuant to sub-section (a) above within ten (10) business days of its receipt of Operator's statement for the extra costs.

     (c) COMPLETION DETERMINATION. Operator shall determine whether or not to run the production casing for an attempted completion or to plug and abandon any well drilled under this Agreement. However, a well shall be completed only if Operator has made a good faith determination that there is a reasonable possibility of obtaining commercial quantities of oil and/or gas.

     (d DRY HOLE DETERMINATION. If Operator determines at any time during the drilling or attempted completion of any well drilled under this Agreement, in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the Well Location that the well should not be completed, then it shall promptly and properly plug and abandon the well.

     (e) EXCESS FUNDS AND COST OVERRUNS-INTANGIBLE DRILLING COSTS. Any estimated Intangible Drilling Costs (which are the Intangible Drilling Costs set forth on the AFE) prepaid by Developer with respect to any well which exceed Operator's price specified in sub-section (a) above for the Intangible Drilling Costs of the well shall be retained by Operator and shall be applied, in proportion to the share of the Working Interest owned by the Developer in the wells, to:

          (i) the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations; or

          (ii) any cost overruns owed by the Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations.

          Conversely, if Operator's price specified in sub-section (a) above for the Intangible Drilling Costs of any well exceeds the estimated Intangible Drilling Costs (which are the Intangible Drilling Costs set forth on the AFE) prepaid by Developer for the well, then:

          (i) Developer shall pay the additional price to Operator within five (5) business days after notice from Operator that the additional amount is due and owing; or

          (ii) Developer and Operator may agree to delete or reduce Developer's Working Interest in one or more wells to be drilled under this Agreement which have not yet been spudded to provide funds to pay the additional amounts owed by Developer to Operator. If doing so results in any excess prepaid Intangible Drilling Costs, then these funds shall be applied, in proportion to the share of the Working Interest owned by the Developer in the wells, to:

                  (a) the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations; or

                  (b) any cost overruns owed by the Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations.

          The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

     (f) EXCESS FUNDS AND COST OVERRUNS - TANGIBLE COSTS. Any estimated Tangible Costs (which are the Tangible Costs set forth on the AFE) prepaid by Developer with respect to any well which exceed Operator's price specified in sub-section (a) above for the Tangible Costs of the well shall be retained by Operator and shall be applied, in proportion to the share of the Working Interest owned by the Developer in the wells, to:

          (i) the Developer's Participants' share of the Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

          (ii) any cost overruns owed by the Developer to Operator for the Developer's Participants' share of the Tangible Costs on one or more of the other wells on the Well Locations.

          Conversely, if Operator's price specified in sub-section (a) above for the Developer's Participants' share of Tangible Costs of any well exceeds the estimated Tangible Costs (which are the Tangible Costs set forth on the AFE) prepaid by Developer for the Developer's Participants' share of the Tangible Costs for the well, then:

          (i) Developer shall pay the additional price to Operator within ten (10) business days after notice from Operator that the additional price is due and owing; or

          (ii) Developer and Operator may agree to delete or reduce Developer's Working Interest in one or more wells to be drilled under this Agreement which have not yet been spudded to provide funds to pay the additional amounts owed by Developer to Operator. If doing so results in any excess prepaid Tangible Costs, then these funds shall be applied, in proportion to the share of the Working Interest owed by the Developer in the wells, to:

                  (a) the Developer's Participants' share of the Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

                  (b) any cost overruns owed by the Developer to Operator for the Developer's Participants' share of the Tangible Costs on one or more of the other wells on the Well Locations.

          (iii) The Developer's Participants' share of the Tangible Costs of all of the wells drilled under this Agreement and any additional wells to be drilled on the Additional Well Locations under any Addendum to this Agreement is ten percent (10%) of the total price prepaid by Developer to Operator pursuant to Section 4(b) of this Agreement or any Addendum hereto. The Developer's Participants' share of the Tangible Costs of any one well drilled under this Agreement shall be determined subject to the preceding sentence, taking into account the Developer's share of all of the Tangible Costs of all of the wells to be drilled under this Agreement and any Addendum hereto.

               The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

5. TITLE EXAMINATION OF WELL LOCATIONS, DEVELOPER'S ACCEPTANCE AND LIABILITY; ADDITIONAL WELL LOCATIONS.

          (a) TITLE EXAMINATION OF WELL LOCATIONS, DEVELOPER'S ACCEPTANCE AND LIABILITY. The Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A, and other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the Initial Well Locations and leased premises subject to this Agreement. The Developer accepts the title to the Initial Well Locations and leased premises and acknowledges and agrees that, except for any loss, expense, cost, or liability caused by the breach of any of the warranties and representations made by the Operator in Section l(b), any loss, expense, cost or liability whatsoever caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer.

          (b) ADDITIONAL WELL LOCATIONS. Before beginning drilling of any well on any Additional Well Location, Operator shall conduct, or cause to be conducted, a title examination of the Additional Well Location, in order to obtain appropriate abstracts, opinions and certificates and other information necessary to determine the adequacy of title to both the applicable Lease and the fee title of the lessor to the premises covered by the Lease. The results of the title examination and such other information as is necessary to determine the adequacy of title for drilling purposes shall be submitted to the Developer for its review and acceptance. No drilling on the Additional Well Locations shall begin until the title has been accepted in writing by the Developer. After any title has been accepted by the Developer, any loss, expense, cost, or liability whatsoever, caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer, unless such loss, expense, cost, or liability was caused by the breach of any of the warranties and representations made by the Operator in Section l(b).

6.        OPERATIONS SUBSEQUENT TO COMPLETION OF THE WELLS; FEE ADJUSTMENTS;
          EXTRAORDINARY COSTS; PIPELINES; PRICE DETERMINATIONS; PLUGGING AND ABANDONMENT.

          (a) OPERATIONS SUBSEQUENT TO COMPLETION OF THE WELLS. Beginning with the month in which a well drilled under this Agreement begins to produce, Operator shall be entitled to an operating fee of $285 per month for each well being operated under this Agreement, proportionately reduced to the extent the Developer owns less than 100% of the Working Interest in the wells. This fee shall be in lieu of any direct charges by Operator for its services or the provision by Operator of its equipment for normal superintendence and maintenance of the wells and related pipelines and facilities.

               The operating fees shall cover all normal, regularly recurring operating expenses for the production, delivery and sale of natural gas, including without limitation:

               (i)   well tending, routine maintenance and adjustment;

               (ii) reading meters, recording production, pumping, maintaining appropriate books and records;

               (iii) preparing reports to the Developer and government
                     agencies; and

               (iv)  collecting and disbursing revenues.

               The operating fees shall not cover costs and expenses related to the following:

               (i)   the production and sale of oil;

               (ii) the collection and disposal of salt water or other liquids produced by the wells;

               (iii) the rebuilding of access roads; and

               (iv) the purchase of equipment, materials or third party services;

               which, subject to the provisions of sub-section (c) of this
               Section 6, shall be paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

               Any well which is temporarily abandoned or shut-in continuously for the entire month shall not be considered a producing well for purposes of determining the number of wells in the month subject to the operating fee.


          (b) FEE ADJUSTMENTS. The monthly operating fee set forth in sub-section (a) above may be adjusted by Operator annually, as of the first day of January (the "Adjustment Date") of each year, beginning January 1, 2008. Such adjustment, if any, shall not exceed the percentage increase in the average weekly earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, and shown in Employment and Earnings Publication, Monthly Establishment Data, Hours and Earning Statistical Table C-2, Index Average Weekly Earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, SIC Code #131-2, or any successor index thereto, since January l, 2006, in the case of the first adjustment, and since the previous Adjustment Date, in the case of each subsequent adjustment. In addition, the monthly operating fee set forth in sub-section (a) above for any given well or wells being operated under this Agreement may be adjusted at any time in the Operator's discretion to an amount equal to a competitive rate in the area in which the well(s) are situated.


          (c) EXTRAORDINARY COSTS. Without the prior written consent of the Developer, pursuant to a written estimate submitted by Operator, Operator shall not undertake any single project or incur any extraordinary cost with respect to any well being produced under this Agreement reasonably estimated to result in an expenditure of more than $5,000, unless the project or extraordinary cost is necessary for the following:

               (i)     to safeguard persons or property; or

               (ii) to protect the well or related facilities in the event of a sudden emergency.

               In no event, however, shall the Developer be required to pay for any project or extraordinary cost arising from the negligence or misconduct of Operator, its agents, servants, employees, contractors, licensees, or invitees.

               All extraordinary costs incurred and the cost of projects undertaken with respect to a well being produced shall be billed at the invoice cost of third-party services performed or materials purchased together with a reasonable charge by Operator for services performed directly by it, in proportion to the share of the Working Interest owned by the Developer in the wells. Operator shall have the right to require the Developer to pay in advance of undertaking any project all or a portion of the estimated costs of the project in proportion to the share of the Working Interest owned by the Developer in the wells.

          (d) PIPELINES. Developer shall have no interest in the pipeline gathering system, which gathering system shall remain the sole property of Operator or its Affiliates and shall be maintained at their sole cost and expense.

          (e) PRICE DETERMINATIONS. Notwithstanding anything herein to the contrary, the Developer shall pay all costs in proportion to the share of the Working Interest owned by the Developer in the wells with respect to obtaining price determinations under and otherwise complying with the Natural Gas Policy Act of 1978 and the implementing state regulations. This responsibility shall include, without limitation, preparing, filing, and executing all applications, affidavits, interim collection notices, reports and other documents necessary or appropriate to obtain price certification, to effect sales of natural gas, or otherwise to comply with the Act and the implementing state regulations.

          Operator agrees to furnish the information and render the assistance as the Developer may reasonably request in order to comply with the Act and the implementing state regulations without charge for services performed by its employees.

     (f) PLUGGING AND ABANDONMENT. The Developer shall have the right to direct Operator to plug and abandon any well that has been completed under this Agreement as a producer. In addition, Operator shall not plug and abandon any well that has been drilled and completed as a producer before obtaining the written consent of the Developer. However, if the Operator in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, determines that any well should be plugged and abandoned and makes a written request to the Developer for authority to plug and abandon the well and the Developer fails to respond in writing to the request within forty-five (45) days following the date of the request, then the Developer shall be deemed to have consented to the plugging and abandonment of the well.

          All costs and expenses related to plugging and abandoning the wells which have been drilled and completed as producing wells shall be borne and paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Also, at any time after one (1) year from the date each well drilled and completed is placed into production, Operator shall have the right to deduct each month from the proceeds of the sale of the production from the well up to $200, in proportion to the share of the Working Interest owned by the Developer in the well, for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All of these funds shall be deposited in a separate interest bearing escrow account for the account of the Developer, and the total amount so retained and deposited shall not exceed Operator's reasonable estimate of Developer's share of the costs of plugging and abandoning the well.

7. BILLING AND PAYMENT PROCEDURE WITH RESPECT TO OPERATION OF WELLS; DISBURSEMENTS; SEPARATE ACCOUNT FOR SALE PROCEEDS; RECORDS AND REPORTS; ADDITIONAL INFORMATION.

     (a) BILLING AND PAYMENT PROCEDURE WITH RESPECT TO OPERATION OF WELLS. Operator shall promptly and timely pay and discharge on behalf of the Developer, in proportion to the share of the Working Interest owned by the Developer in the wells the following:

          (i) all expenses and liabilities payable and incurred by reason of its operation of the wells in accordance with this Agreement , such as severance taxes, royalties, overriding royalties, operating fees, and pipeline gathering charges; and

          (ii) any third-party invoices rendered to Operator with respect to costs and expenses incurred in connection with the operation of the wells.

          Operator, however, shall not be required to pay and discharge any of the above costs and expenses which are being contested in good faith by Operator.

          Operator shall:

          (i) deduct the foregoing costs and expenses from the Developer's share of the proceeds of the oil and/or gas sold from the wells; and

          (ii) keep an accurate record of the Developer's account, showing expenses incurred and charges and credits made and received with respect to each well.

          If the proceeds are insufficient to pay the costs and expenses, then Operator shall promptly and timely pay and discharge the costs and expenses, in proportion to the share of the Working Interest owned by the Developer in the wells, and prepare and submit an invoice to the Developer each month for the costs and expenses. The invoice shall be accompanied by the form of statement specified in sub-section (b) below, and shall be paid by the Developer within ten (10) business days of its receipt.

     (b) DISBURSEMENTS. Operator shall disburse to the Developer, on a monthly basis, the Developer's share of the proceeds received from the sale of oil and/or gas sold from the wells operated under this Agreement, less:

          (i)  the amounts charged to the Developer under sub-section (a); and

          (ii) the amount, if any, withheld by Operator for future plugging costs pursuant to sub-section (f) of Section 6.

          Each disbursement made and/or invoice submitted pursuant to sub-section (a) above shall be accompanied by a statement itemizing with respect to each well:

          (i) the total production of oil and/or gas since the date of the last disbursement or invoice billing period, as the case may be, and the Developer's share of the production;

          (ii) the total proceeds received from any sale of the production, and the Developer's share of the proceeds;

          (iii) the costs and expenses deducted from the proceeds and/or being billed to the Developer pursuant to sub-section (a) above;

          (iv)    the amount withheld for future plugging costs; and

          (v) any other information as Developer may reasonably request, including without limitation copies of all third-party invoices listed on the statement for the period.

     (c) SEPARATE ACCOUNT FOR SALE PROCEEDS. Operator agrees to deposit all proceeds from the sale of oil and/or gas sold from the wells operated under this Agreement in a separate checking account maintained by Operator. This account shall be used solely for the purpose of collecting and disbursing funds constituting proceeds from the sale of production under this Agreement.

     (d) RECORDS AND REPORTS. In addition to the statements required under sub-section (b) above, Operator, within seventy-five (75) days after the completion of each well drilled, shall furnish the Developer with a detailed statement itemizing with respect to the well the total costs and charges under Section 4(a) and the Developer's share of the costs and charges, and any information as is necessary to enable the
          Developer:

          (i) to allocate any extra costs incurred with respect to the well between Tangible Costs and Intangible Drilling Costs; and

          (ii) to determine the amount of investment tax credit or marginal well production tax credit, if applicable.

     (e) ADDITIONAL INFORMATION. Operator shall promptly furnish the Developer with any additional information as it may reasonably request, including without limitation geological, technical, and financial information, in the form as may reasonably be requested, pertaining to any phase of the operations and activities governed by this Agreement. The Developer and its authorized employees, agents and consultants, including independent accountants shall, at Developer's sole cost and expense:

          (i) on at least ten (10) days' written notice have access during normal business hours to all of Operator's records pertaining to operations, including without limitation, the right to audit the books of account of Operator relating to all receipts, costs, charges, expenses and disbursements under this Agreement, including information regarding the separate account required under sub-section (c); and

          (ii) have access, at its sole risk, to any wells drilled by Operator under this Agreement at all times to inspect and observe any machinery, equipment and operations.

8.   OPERATOR'S LIEN; RIGHT TO COLLECT FROM OIL OR GAS PURCHASER.

     (a) OPERATOR'S LIEN. To secure the payment of all sums due from Developer to Operator under the provisions of this Agreement the Developer grants Operator a first and preferred lien on and security interest in the following:

          (i) the Developer's interest in the Leases covered by this Agreement;

          (ii) the Developer's interest in oil and gas produced under this Agreement and its proceeds from the sale of the oil and gas; and

          (iii) the Developer's interest in materials and equipment under this Agreement.

     (b) RIGHT TO COLLECT FROM OIL OR GAS PURCHASER. If the Developer fails to timely pay any amount owing under this Agreement by it to the Operator, then Operator, without prejudice to other existing remedies, may collect and retain from any purchaser or purchasers of oil or gas the Developer's share of the proceeds from the sale of the oil and gas until the amount owed by the Developer, plus twelve percent (12%) interest on a per annum basis, and any additional costs (including without limitation actual attorneys' fees and costs) resulting from the delinquency, has been paid. Each purchaser of oil or gas shall be entitled to rely on Operator's written statement concerning the amount of any default.

9.   SUCCESSORS AND ASSIGNS; TRANSFERS; APPOINTMENT OF AGENT.

     (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the undersigned parties and their respective successors and permitted assigns. However, without the prior written consent of the Developer, the Operator may not assign, transfer, pledge, mortgage, hypothecate, sell or otherwise dispose of any of its interest in this Agreement, or any of the rights or obligations under this Agreement. Notwithstanding, this consent shall not be required in connection with:

          (i) the assignment of work to be performed for Operator by subcontractors, it being understood and agreed, however, that any assignment to Operator's subcontractors shall not in any manner relieve or release Operator from any of its obligations and responsibilities under this Agreement;

          (ii) any lien, assignment, security interest, pledge or mortgage arising under Operator's present or future financing arrangements; or

          (iii) the liquidation, merger, consolidation, or other corporate reorganization or sale of substantially all of the assets of Operator.

          Further, in order to maintain uniformity of ownership in the wells, production, equipment, and leasehold interests covered by this Agreement, and notwithstanding any other provisions to the contrary, the Developer shall not, without the prior written consent of Operator, sell, assign, transfer, encumber, mortgage or otherwise dispose of any of its interest in the wells, production, equipment or leasehold interests covered by this Agreement unless the disposition encompasses either:

          (i) the entire interest of the Developer in all wells, production, equipment and leasehold interests subject to this Agreement; or

          (ii) an equal undivided interest in all such wells, production, equipment, and leasehold interests.

     (b) TRANSFERS. Subject to the provisions of sub-section (a) above, any sale, encumbrance, transfer or other disposition made by the Developer of its interests in the wells, production, equipment, and/or leasehold interests covered by this Agreement shall be made:

          (i)     expressly subject to this Agreement;

          (ii)    without prejudice to the rights of the Operator; and

          (iii)   in accordance with and subject to the provisions of the Lease.

     (c) APPOINTMENT OF AGENT. If at any time the interest of the Developer is divided among or owned by co-owners, Operator may, at its discretion, require the co-owners to appoint a single trustee or agent with full authority to do the following:

          (i) receive notices, reports and distributions of the proceeds from production;

          (ii)    approve expenditures;

          (iii) receive billings for and approve and pay all costs, expenses and liabilities incurred under this Agreement;

          (iv) exercise any rights granted to the co-owners under this Agreement;

          (v) grant any approvals or authorizations required or contemplated by this Agreement;

          (vi) sign, execute, certify, acknowledge, file and/or record any agreements, contracts, instruments, reports, or documents whatsoever in connection with this Agreement or the activities contemplated by this Agreement; and

          (vii) deal generally with, and with power to bind, the co-owners with respect to all activities and operations contemplated by this Agreement.

          However, all the co-owners shall continue to have the right to enter into and execute all contracts or agreements for their respective shares of the oil and gas produced from the wells drilled under this Agreement in accordance with sub-section (c) of Section 11.

10.  OPERATOR'S INSURANCE; SUBCONTRACTORS' INSURANCE; OPERATOR'S LIABILITY.

     (a) OPERATOR'S INSURANCE. Operator shall obtain and maintain at its own expense so long as it is Operator under this Agreement all required Workmen's Compensation Insurance and comprehensive general public liability insurance in amounts and coverage not less than $1,000,000 per person per occurrence for personal injury or death and $1,000,000 for property damage per occurrence, which shall include coverage for blow-outs and total liability coverage of not less than $10,000,000.

          Subject to the above limits, the Operator's general public liability insurance shall be in all respects comparable to that generally maintained in the industry with respect to services of the type to be rendered and activities of the type to be conducted under this Agreement. Operator's general public liability insurance shall, if permitted by Operator's insurance carrier:

          (i)     name the Developer as an additional insured party; and

          (ii) provide that at least thirty (30) days' prior notice of cancellation and any other adverse material change in the policy shall be given to the Developer.

          However, the Developer shall reimburse Operator for the additional cost, if any, of including it as an additional insured party under the Operator's insurance.

          Current copies of all policies or certificates of the Operator's insurance coverage shall be delivered to the Developer on request. It is understood and agreed that Operator's insurance coverage may not adequately protect the interests of the Developer and that the Developer shall carry at its expense the excess or additional general public liability, property damage, and other insurance, if any, as the Developer deems appropriate.

     (b) SUBCONTRACTORS' INSURANCE. Operator shall require all of its subcontractors to carry all required Workmen's Compensation Insurance and to maintain such other insurance, if any, as Operator in its discretion may require.

     (c) OPERATOR'S LIABILITY. Operator's liability to the Developer as Operator under this Agreement shall be limited to, and Operator shall indemnify the Developer and hold it harmless from, claims, penalties, liabilities, obligations, charges, losses, costs, damages, or expenses (including but not limited to reasonable attorneys' fees) relating to, caused by or arising out of:

          (i) the noncompliance with or violation by Operator, its employees, agents, or subcontractors of any local, state or federal law, statute, regulation, or ordinance;

          (ii) the negligence or misconduct of Operator, its employees, agents or subcontractors; or

          (iii) the breach of or failure to comply with any provisions of this Agreement.

11. INTERNAL REVENUE CODE ELECTION; RELATIONSHIP OF PARTIES; RIGHT TO TAKE PRODUCTION IN KIND.

     (a) INTERNAL REVENUE CODE ELECTION. With respect to this Agreement, each of the parties elects under Section 761(a) of the Internal Revenue Code of 1986, as amended, to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended. If the income tax laws of the state or states in which the property covered by this Agreement is located contain, or may subsequently contain, a similar election, each of the parties agrees that the election shall be exercised.

          Beginning with the first taxable year of operations under this Agreement, each party agrees that the deemed election provided by
          Section 1.761-2(b)(2)(ii) of the Regulations under the Internal Revenue Code of 1986, as amended, will apply; and no party will file an application under Section 1.761-2 (b)(3)(i) of the Regulations to revoke the election. Each party agrees to execute the documents and make the filings with the appropriate governmental authorities as may be necessary to effect the election.

     (b) RELATIONSHIP OF PARTIES. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association or to render the parties liable as partners or joint venturers for any purpose. Operator shall be deemed to be an independent contractor and shall perform its obligations as set forth in this Agreement or as otherwise directed by the Developer.

     (c) RIGHT TO TAKE PRODUCTION IN KIND. Subject to the provisions of Section 8 above, the Developer shall have the exclusive right to sell or dispose of its proportionate share of all oil and gas produced from the wells to be drilled under this Agreement, exclusive of production:

          (i)     that may be used in development and producing operations;

          (ii)    unavoidably lost; and

          (iii) used to fulfill any free gas obligations under the terms of the applicable Lease or Leases.

                  Operator shall not have any right to sell or otherwise dispose of the oil and gas. The Developer shall have the exclusive right to execute all contracts relating to the sale or disposition of its proportionate share of the production from the wells drilled under this Agreement.

                  Developer shall have no interest in any gas supply agreements of Operator, except the right to receive Developer's share of the proceeds received from the sale of any gas or oil from wells developed under this Agreement. The Developer agrees to designate Operator or Operator's designated bank agent as the Developer's collection agent in any contracts. On request, Operator shall assist Developer in arranging the sale or disposition of Developer's oil and gas under this Agreement and shall promptly provide the Developer with all relevant information which comes to Operator's attention regarding opportunities for sale of production.

                  If Developer fails to take in kind or separately dispose of its proportionate share of the oil and gas produced under this Agreement, then Operator shall have the right, subject to the revocation at will by the Developer, but not the obligation, to purchase the oil and gas or sell it to others at any time and from time to time, for the account of the Developer at the best price obtainable in the area for the production. Notwithstanding, Operator shall have no liability to Developer should Operator fail to market the production.

                  Any purchase or sale by Operator shall be subject always to the right of the Developer to exercise at any time its right to take in-kind, or separately dispose of, its share of oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil and gas shall be only for reasonable periods of time as are consistent with the minimum needs of the oil and gas industry under the particular circumstances, but in no event for a period in excess of one (1) year.

12.  EFFECT OF FORCE MAJEURE; DEFINITION OF FORCE MAJEURE; LIMITATION.

     (a) EFFECT OF FORCE MAJEURE. If Operator is rendered unable, wholly or in part, by force majeure (as defined below) to carry out any of its obligations under this Agreement, including but not limited to beginning the drilling of one or more wells by the applicable times set forth in Section 2(b), or any Addendum to this Agreement, the obligations of the Operator, so far as it is affected by the force majeure, shall be suspended during but no longer than, the continuance of the force majeure. The Operator shall give to the Developer prompt written notice of the force majeure with reasonably full particulars concerning it. Operator shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the same is within reasonable control.

     (b) DEFINITION OF FORCE MAJEURE. The term "force majeure" shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of drilling rigs, equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly preclude Operator's performance under this Agreement and is not reasonably within the control of the Operator including, but not limited to, the inability of Operator to begin the drilling of the wells subject to this Agreement by the applicable times set forth in Section 2(b) or in any Addendum to this Agreement due to decisions of third-party operators to delay drilling the wells, poor weather conditions, inability to obtain drilling permits, access right to the drilling site or title problems.

     (c) LIMITATION. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty affecting the Operator, contrary to its wishes. The method of handling these difficulties shall be entirely within the discretion of the Operator.

13.  TERM.

     This Agreement shall become effective when executed by Operator and the Developer. Except as provided in sub-section (c) of Section 3, this Agreement shall continue and remain in full force and effect for the productive lives of the wells being operated under this Agreement.

14.  GOVERNING LAW; INVALIDITY.

     (a) GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     (b) INVALIDITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

15.  INTEGRATION; WRITTEN AMENDMENT.

     (a) INTEGRATION. This Agreement, including the Exhibits to this Agreement, constitutes and represents the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, and representations relating to the subject matter of this Agreement.

     (b) WRITTEN AMENDMENT. No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by the party against which the change, waiver, modification, or amendment is sought to be enforced.

16.  WAIVER OF DEFAULT OR BREACH.

     No waiver by any party to any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

17.  NOTICES.

     Unless otherwise provided in this Agreement, all notices, statements, requests, or demands which are required or contemplated by this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, postage prepaid, to the following addresses until changed by certified or registered letter so addressed to the other party:

         (i)      If to the Operator, to:
                  Atlas Resources, LLC
                  311 Rouser Road
                  Moon Township, Pennsylvania 15108
                  Attention: President

          (ii)    If to Developer, to:
                  Atlas America Public #15-2006(B) L.P.
                  [Atlas America Public #15-2006(C) L.P.]
                  c/o Atlas Resources, LLC
                  311 Rouser Road
                  Moon Township, Pennsylvania 15108

     Notices which are served by registered or certified mail on the parties in the manner provided in this Section shall be deemed sufficiently served or given for all purposes under this Agreement at the time the notice is mailed in any post office or branch post office regularly maintained by the United States Postal Service or any successor. All payments shall be hand-delivered or sent by United States mail, postage prepaid to the addresses set forth above until changed by certified or registered letter so addressed to the other party.

18.  INTERPRETATION.

     The titles of the Sections in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions of this Agreement. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

19.  COUNTERPARTS.

     The parties may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the parties, shall have the force and effect of an original; but all such counterparts shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              ATLAS RESOURCES, LLC.


                              By:     __________________________________________
                                      Frank P. Carolas, Executive Vice President



                              ATLAS AMERICA PUBLIC #15-2006(B) L.P.
                              [ATLAS AMERICA PUBLIC #15-2006(C) L.P.]



                              By its Managing General Partner:
                              ATLAS RESOURCES, LLC


                              By:     __________________________________________
                                      Frank P. Carolas, Executive Vice President

                DESCRIPTION OF LEASES AND INITIAL WELL LOCATIONS

               [To be completed as information becomes available]



1.   WELL LOCATION

     (a)  Oil and Gas Lease from ______________________________________ dated
          _____________________ and recorded in Deed Book Volume __________,
          Page __________ in the Recorder's Office of County, ____________, covering approximately _________ acres in ____________________________
          Township, ___________________ County, _________________________.

     (b) The portion of the leasehold estate constituting the ____________________________________________ No. __________ Well
          Location is described on the map attached hereto as Exhibit A-l.

     (c)  Title Opinion of ______________________________, ____________________,
          ________________________________________, _____________________, dated
          ___________________, 200___.

     (d) The Developer's interest in the leasehold estate constituting this Well Location is an undivided % Working Interest to those oil and gas rights from the surface to the deepest depth penetrated at the cessation of drilling activities (which is ___________ feet), subject to the landowner's royalty interest and overriding royalty interests.






















                                    Exhibit A

                                                                 Well Name, Twp.
                                                                   County, State


ASSIGNMENT OF OIL AND GAS LEASE



STATE OF _______________________________

COUNTY OF _____________________________

KNOW ALL MEN BY THESE PRESENTS:


         THAT the undersigned ______________ (hereinafter called "Assignor"), for and in consideration of One Dollar and other valuable consideration ($1.00 ovc), the receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over unto_________________________________________ (hereinafter called "Assignee"), an undivided _____________________________ in, and to, the oil and gas lease described as follows:







together with the rights incident thereto and the personal property thereto, appurtenant thereto, or used, or obtained, in connection therewith.

         And for the same consideration, the assignor covenants with the said assignee his or its heirs, successors, or assigns that assignor is the lawful owner of said lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that the undersigned has good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties due and payable thereunder have been duly paid.

         In Witness Whereof, the undersigned owner ______ and assignor ______ ha___ signed and sealed this instrument the ______ day of _______________, 200___.



Signed and acknowledged in the presence of  ____________________________________

_____________________________________       ____________________________________

_____________________________________       ____________________________________

_____________________________________       ____________________________________

















                                    Exhibit B
                                    (Page 1)

                          ACKNOWLEDGMENT BY INDIVIDUAL


STATE OF _____________________
                                 BEFORE ME, a Notary Public, in and for said
COUNTY OF ____________________


         County and State, on this day personally appeared __ who acknowledged to me that ____ he ____ did sign the foregoing instrument and that the same is _____________ free act and deed.

         In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.


                                                         _______________________
                                                         Notary Public




                           CORPORATION ACKNOWLEDGMENT


STATE OF _________________________
                                    BEFORE ME, a Notary Public, in and for said
COUNTY OF ________________________


         County and State, on this day personally appeared __ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged that the same was the act of the said
______________________________________________, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.


                                                         _______________________
                                                         Notary Public



This instrument prepared by:

Atlas Resources, LLC
311 Rouser Road
P.O. Box 611 Moon Township, PA 15108








                                    Exhibit B
                                    (Page 2)

                             ADDENDUM NO. __________

                       TO DRILLING AND OPERATING AGREEMENT
                       DATED ___________________ , 200___

THIS ADDENDUM NO. __________ made and entered into this ______ day of ________________, 200___, by and between ATLAS RESOURCES, LLC, a Pennsylvania limited liability company (hereinafter referred to as "Operator"),

                                       and

ATLAS AMERICA PUBLIC #15-2006(B) L.P. [ATLAS AMERICA PUBLIC #15-2006(C) L.P.], a Delaware limited partnership, (hereinafter referred to as the Developer).

                                WITNESSETH THAT:

WHEREAS, Operator and the Developer have entered into a Drilling and Operating Agreement dated ___________________, 200___, (the "Agreement"), which relates to the drilling and operating of ________________ (______)wells on the ________________ (______) Initial Well Locations identified on the maps attached as Exhibits A-l through A-______ to the Agreement, and provides for the development on the terms and conditions set forth in the Agreement of Additional Well Locations as the parties may from time to time designate; and

WHEREAS, pursuant to Section l(c) of the Agreement, Operator and Developer presently desire to designate ________________ Additional Well Locations described below to be developed in accordance with the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Addendum and intending to be legally bound, the parties agree as follows:

 1. Pursuant to Section l(c) of the Agreement, the Developer hereby authorizes Operator to drill, complete (or plug) and operate, on the terms and conditions set forth in the Agreement and this Addendum No.__________, ________________ additional wells on the ________________ Additional Well Locations described on Exhibit A to this Addendum and on the maps attached to this Addendum as Exhibits A-______ through A-______.

 2. Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate the additional wells on the Additional Well Locations in accordance with the terms and conditions of the Agreement and further agrees to begin drilling the first additional well within thirty (30) days after the date of this Addendum and to begin drilling all of the additional wells before the close of the 90th day after the close of the calendar year in which the Agreement was entered into by Operator and the Developer, or, if this Addendum is dated after that 90 day period, to begin drilling the first additional well within thirty (30) days after the date of this Addendum and to drill and complete (or plug) all of the remaining additional wells by the end of the calendar year in which this Addendum is dated.

 3. Developer acknowledges that:

    (a) Operator has furnished Developer with the title opinions identified on Exhibit A to this Addendum; and

    (b) such other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the above Additional Well Locations.

The Developer accepts the title to the Additional Well Locations and leased premises in accordance with the provisions of Section 5 of the Agreement.









                                    Exhibit C
                                    (Page 1)

 4. The drilling and operation of the additional wells on the Additional Well Locations shall be in accordance with and subject to the terms and conditions set forth in the Agreement as supplemented by this Addendum No. __________ and except as previously supplemented, all terms and conditions of the Agreement shall remain in full force and effect as originally written.

5. This Addendum No. __________ shall be legally binding on, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

 WITNESS the due execution of this Addendum on the day and year first above written.

                               ATLAS RESOURCES, LLC


                               By    __________________________________________




                               ATLAS AMERICA PUBLIC #15-2006(B) L.P.
                               [ATLAS AMERICA PUBLIC #15-2006(C) L.P.]


                               By its Managing General Partner:

                               ATLAS RESOURCES, LLC


                               By   ___________________________________________














                                    Exhibit C
                                    (Page 2)

                                   EXHIBIT (B)
                        SPECIAL SUITABILITY REQUIREMENTS
                          AND DISCLOSURES TO INVESTORS

          SPECIAL SUITABILITY REQUIREMENTS AND DISCLOSURES TO INVESTORS

If you are a resident of one of the following states, then you must meet that state's qualification and suitability standards as set forth below.

    SPECIAL SUITABILITY REQUIREMENTS IF YOU ARE BUYING LIMITED PARTNER UNITS.
    -------------------------------------------------------------------------

I. If you are a resident of CALIFORNIA or NEW JERSEY and you purchase limited partners units, then you must meet any one of the following special suitability requirements:

     o a net worth of not less than $250,000, exclusive of home, home furnishings and automobiles, and expect to have gross income in the current year of $65,000 or more; or

     o a net worth of not less than $500,000, exclusive of home, home furnishings and automobiles; or

     o    a net worth of not less than $1 million; or

     o expected gross income in the current tax year of not less than $200,000.

II. If you are a resident of MICHIGAN OR NORTH CAROLINA and you purchase limited partner units, then you must meet any one of the following special suitability requirements:

     o a net worth of not less than $225,000, exclusive of home, home furnishings and automobiles; or

     o a net worth of not less than $60,000, exclusive of home, home furnishings and automobiles, and estimated CURRENT year taxable income as defined in Section 63 of the Internal Revenue Code of $60,000 or more without regard to an investment in the partnership.

     In addition, if you are a resident of MICHIGAN, then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

III. If you are a resident of NEW HAMPSHIRE and you purchase limited partner units, then you must meet any one of the following:

     o a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, or

     o a net worth of not less than $125,000, exclusive of home, home furnishings, and automobiles, and $50,000 of taxable income.

IV. If you are a resident of OHIO and you subscribe for limited partner units, then you must meet, without regard to your investment in a partnership, either of the following special suitability requirements:

     o a net worth of not less than $330,000, exclusive of home, home furnishings, and automobiles; or

     o a net worth of not less than $85,000, exclusive of home, home furnishings, and automobiles, and an annual gross income during the current tax year of at least $85,000.

     Additionally, if you are a resident of OHIO you must not make an investment in a partnership which would, after including your previous investments in prior Atlas Resources programs, if any, and any other similar natural gas and oil drilling programs, exceed 10% of your net worth, exclusive of home, home furnishings and automobiles.

           SPECIAL SUITABILITY REQUIREMENTS IF YOU ARE BUYING INVESTOR
           -----------------------------------------------------------
                             GENERAL PARTNER UNITS.
                             ----------------------

I. If you are a resident of CALIFORNIA or NEW JERSEY and you purchase investor general partner units, then you must meet any one of the following special suitability requirements:

     o a net worth of not less than $250,000, exclusive of home, home furnishings and automobiles, and expect to have annual gross income in the current year of $120,000 or more; or

     o a net worth of not less than $500,000, exclusive of home, home furnishings and automobiles; or

     o    a net worth of not less than $1 million; or

     o    expected gross income in the current year of not less than $200,000.

II.  If you are a resident of any of the following states:


     o    ALABAMA;             o    MASSACHUSETTS;        o    PENNSYLVANIA;

     o    ARKANSAS;            o    MINNESOTA;            o    TENNESSEE;

     o    INDIANA;             o    NORTH CAROLINA;       o    TEXAS; OR

     o    MAINE;               o    OKLAHOMA;             o    WASHINGTON.

and you purchase investor general partner units, then you must meet any one of the following special suitability requirements:

     o an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and A COMBINED GROSS INCOME OF $100,000 OR MORE FOR THE CURRENT YEAR AND FOR THE TWO PREVIOUS YEARS; or

     o an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

     o an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

     o a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

III. If you are a resident of any of the following states:


     o    ARIZONA;             o    MICHIGAN;             o    OREGON;

     o    IOWA;                o    MISSISSIPPI;          o    SOUTH DAKOTA; OR

     o    KANSAS;              o    MISSOURI;             o    VERMONT;

     o    KENTUCKY;            o    NEW MEXICO;


and you purchase investor general partner units, then you must meet any one of the following special suitability requirements:

     o an individual or joint net worth with your spouse of $225,000 or more, without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, AND A COMBINED "TAXABLE INCOME" OF $60,000 OR MORE FOR THE PREVIOUS YEAR AND EXPECT TO HAVE A COMBINED "TAXABLE INCOME" OF $60,000 OR MORE FOR THE CURRENT YEAR AND FOR THE SUCCEEDING YEAR; or

     o an individual or joint net worth with your spouse in excess of $1 million, inclusive of home, home furnishings and automobiles; or

     o an individual or joint net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or

     o a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

IV. In addition, if you are a resident of any of the following states:


     o    IOWA;               o    PENNSYLVANIA;

     o    MICHIGAN; OR


then you must not make an investment in the partnership in excess of 10% of your net worth, exclusive of home, furnishings and automobiles.

Also, if you are a resident of KANSAS, it is recommended by the Office of the Kansas Securities Commissioner that you should limit your investment in the program and substantially similar programs to no more than 10% of your net worth, excluding home, furnishings and automobiles.

V. If you are a resident of NEW HAMPSHIRE and you purchase investor general partner units, then you must meet any one of the following special suitability requirements:

     o a net worth of not less than $250,000, exclusive of home, home furnishings, and automobiles, or

     o a net worth of not less than $125,000, exclusive of home, home furnishings, and automobiles, and $50,000 of taxable income.

VI. If you are a resident of OHIO and you subscribe for investor general partner units, then you must meet, without regard to your investment in a partnership, either of the following special suitability requirements:

     o a net worth of not less than $750,000, exclusive of home, home furnishings, and automobiles; or

     o a net worth of not less than $330,000, exclusive of home, home furnishings, and automobiles, and an annual gross income of at least $150,000 for the current year and the two previous years.

     Additionally, if you are a resident of OHIO you must not make an investment in a partnership which would, after including your previous investments in prior Atlas Resources programs, if any, and any other similar natural gas and oil drilling programs, exceed 10% of your net worth, exclusive of home, home furnishings and automobiles.

                    SPECIAL REPRESENTATIONS OF SUBSCRIBERS IN
                    -----------------------------------------
               CALIFORNIA, IOWA, NORTH CAROLINA AND PENNSYLVANIA.
               --------------------------------------------------

I. If a resident of CALIFORNIA, I am aware that:

                  IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

As a condition of qualification of the units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

CALIFORNIA ADMINISTRATIVE CODE, TITLE 10, CH. 3, RULE 260.141.11.
 RESTRICTION ON TRANSFER.


     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.


     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

          (i)     to the issuer;

          (ii)    pursuant to the order or process of any court;

          (iii) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

          (iv) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse, or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (v)     to holders of securities of the same class of the same issuer;

          (vi)    by way of gift or donation inter vivos or on death;

          (vii) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

          (viii) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (ix) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (x) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (xi) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

          (xii) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (xiii) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

          (xiv) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (xv) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (xvi) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (xvii) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

                  provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

II.  If a resident of IOWA or NORTH CAROLINA, I am aware that:

          IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

III. PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than 10% of the maximum closing amount allowed to a partnership in this offering, you are cautioned to carefully evaluate the partnership's ability to fully accomplish its stated objectives and inquire as to the current dollar volume of partnership subscriptions.

TABLE OF CONTENTS

                                                               Page
Summary of the Offering...........................................1
Risk Factors......................................................8
Additional Information...........................................21
Forward Looking Statements and Associated
   Risks.........................................................22
Investment Objectives............................................22
Actions to be Taken by Managing General
   Partner to Reduce Risks of Additional
   Payments by Investor General Partners.........................24
Capitalization and Source of Funds and Use of
   Proceeds......................................................26
Compensation.....................................................29
Terms of the Offering............................................36
Prior Activities.................................................43
Management.......................................................54
Management's Discussion and Analysis of Financial Condition,
     Results of Operations, Liquidity and Capital Resources......62
Proposed Activities..............................................63
Competition, Markets and Regulation..............................78
Participation in Costs and Revenues..............................82
Conflicts of Interest............................................89
Fiduciary Responsibility of the Managing
   General Partner..............................................100
Federal Income Tax Consequences.................................102
Summary of Partnership Agreement................................127
Summary of Drilling and Operating Agreement.....................129
Reports to Investors............................................130
Presentment Feature.............................................132
Transferability of Units........................................133
Plan of Distribution............................................134
Sales Material..................................................138
Legal Opinions..................................................139
Experts.........................................................139
Litigation......................................................139

Financial Information Concerning the Managing General Partner
     and Atlas America Public #15-2006(B) L.P. [Atlas
     America Public #15-2006(C) L.P.]...........................139

Index to Financial Statements...................................140


EXHIBIT (A) - Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2006(B) L.P. [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2006(C) L.P.]

EXHIBIT (I-A) - Form of Managing General Partner
   Signature Page
EXHIBIT (I-B) - Form of Subscription Agreement

EXHIBIT (II) - Form of Drilling and Operating Agreement for Atlas
     America Public #15-2006(B) L.P. [Atlas America Public
     #15-2006(C)L.P.]

EXHIBIT (B) - Special Suitability Requirements and Disclosures to
     Investors

No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the managing general partner. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted.

                                  ATLAS AMERICA

                             PUBLIC #15-2005 PROGRAM












                                   PROSPECTUS

















Until December 31, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses to be incurred in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts, commissions and expense allowances, are estimated to be as follows:

     Accounting Fees and Expenses...................................$60,000*
     Legal Fees (including Blue Sky) and Expenses...................200,000*
     Printing.......................................................345,000*
     SEC Registration Fee............................................17,655
     Blue Sky Filing Fees (excluding legal fees)....................181,690*
     NASD Filing Fee.................................................15,500
     Miscellaneous..................................................370,000*
                                                                 ----------
                                           Total.................$1,189,845*
                                                                 ==========

-----------
*Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Title 15, Section 8945 of the Pennsylvania Consolidated Statutes provides for indemnification of members and managers by a limited liability company subject to certain limitations.

Under Section 4.05 of the Amended and Restated Certificate and Agreement of Limited Partnership, the Participants, within the limits of their Capital Contributions, and the Partnership, generally agree to indemnify and exonerate the Managing General Partner, the Operator and their Affiliates from claims of liability to any third party arising out of operations of the Partnership provided that:

     o they determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership;

     o they were acting on behalf of or performing services for the Partnership; and

     o the course of conduct was not the result of their negligence or misconduct.


Section 11 of the Dealer-Manager Agreement provides for the indemnification of the Managing General Partner, the Partnership and control persons under specified conditions by the Dealer-Manager and/or Selling Agent.


ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.
None by the Registrant.

Atlas Resources, LLC ("Atlas"), an Affiliate of the Registrant, has made sales of unregistered and registered securities within the last three years. See the section of the Prospectus captioned "Prior Activities" regarding the sale of limited and general partner interests. In the opinion of Atlas, the foregoing unregistered securities in each case have been and/or are being offered and sold in compliance with exemptions from registration provided by the Securities Act of 1933, as amended, including the exemptions provided by Section 4(2) of that Act and certain rules and regulations promulgated thereunder. The securities in each case have been and/or are being offered and sold to a limited number of persons who had the sophistication to understand the merits and risks of the investment and who had the financial ability to bear such risks. The units of limited and general partner interests were sold to persons who were Accredited Investors, as that term is defined in Regulation D (17 CFR 230.501(a)), or who had, at the time of purchase, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or a net worth (exclusive of home, furnishings and automobiles) of at least $125,000 and gross income of at least $75,000, or otherwise satisfied Atlas that the investment was suitable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits


          1(a) 3Proposed form of Dealer-Manager Agreement with Anthem Securities, Inc.**

          3(a)    Certificate of Organization of Atlas Resources, LLC

          3(b)    Operating Agreement of Atlas Resources, LLC

          4(a) Certificate of Limited Partnership for Atlas America Public #15-2005(A) L.P.*

          4(b) Certificate of Limited Partnership for Atlas America Public #15-2006(B) L.P.*

          4(c) Certificate of Limited Partnership for Atlas America Public #15-2006(C) L.P.*

          4(d) Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2006(B) L.P. [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2006(C) L.P.] (See Exhibit (A) to Prospectus)

          5 Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units***

          8       Opinion of Kunzman & Bollinger, Inc. as to federal tax matters


          10(a)   Escrow Agreement for Atlas America Public #15-2005(A) L.P.**

          10(b) Form of Drilling and Operating Agreement for Atlas America Public #15-2006(B) L.P. [Atlas America Public #15-2006(C) L.P.] (See Exhibit (II) to the Form of Limited Partnership Agreement, Exhibit (A) to Prospectus)


          10(c) Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc.*

          10(d) Guaranty dated August 12, 2003 between First Energy Corp. and Atlas Resources, Inc. to Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc.*

          10(e) Master Natural Gas Gathering Agreement dated February 2, 2000 among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation*

          10(f) Omnibus Agreement dated February 2, 2000 among Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation, and Atlas Pipeline Operating Partnership, L.P., and Atlas Pipeline Partners, L.P.*

          10(g) Natural Gas Gathering Agreement dated January 1, 2002 among Atlas Pipeline Partners, L.P., and Atlas Pipeline Operating Partnership, L.P. and Atlas Resources, Inc., and Atlas Energy Group, Inc. and Atlas Noble Corporation, and Resource Energy Inc., and Viking Resources Corporation*

          10(h) Base Contract for Sale and Purchase of Natural Gas dated November 13, 2002 Between UGI Energy Services, Inc. and Viking Resources Corp.*

          10(i) Guaranty dated June 1, 2004 between UGI Corporation and Viking Resources Corp.*


          10(j) Guaranty as of December 7, 2004 between FirstEnergy Corp. and Atlas Resources, Inc.**


          10(k) Confirmation of Gas Purchase and Sales Agreement dated November 17, 2004 between Atlas Resources, Inc. et. al. and First Energy Solutions Corp. for the period from April 1, 2006 through March 31, 2007 production/calendar periods*

          10(l) Transaction Confirmation dated December 14, 2004 between Atlas America, Inc. and UGI Energy Services, Inc. d/b/a GASMARK*

          10(m) Drilling and Operating Agreement Dated September 15, 2004 by and between Atlas America, Inc. and Knox Energy, LLC*

          10(n) Guaranty dated January 1, 2005 between UGI Corporation and Viking Resources Corp.*


          10(o)   Escrow Agreement for Atlas America Public #15-2006(B) L.P.

          10(p)   Escrow Agreement for Atlas America Public #15-2006(C) L.P.

          23(a)   Consent of Independent Registered Public Accounting Firm

          23(b)   Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

          23(c)   Consent of Wright & Company, Inc.***

          23(d)   Consent of United Energy Development Consultants, Inc.***

          24      Power of Attorney

------------

          *       Previously filed in the Registration Statement dated August 9,
                  2005.
          ** Previously filed in the Pre-Effective Amendment No. 1 dated October 3, 2005.

         ***     Previously filed in the Post-Effective Amendment No. 1 dated
                  March 1, 2006.


     (b)  Financial Statement Schedules

         All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, That:

                           (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss. 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

                           (B)      Paragraphs (a)(1)(i), (a)(1)(ii) and
                                    (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (ss. 239.13 of this chapter) or Form F-3 (ss. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) that is part of the registration statement.

                           (C)      Provided further, however, that paragraphs
                                    (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1
                                    (ss. 239.11 of this chapter) or Form S-3
                                    (ss. 239.13 of this chapter), and the
                                    information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss. 229.1100(c)).

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
                           Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3
                           (ss. 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                  (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                           (i) If the registrant is relying on Rule 430B (ss. 230.430B of this chapter):

                                    (A)      Each prospectus filed by the
                                             registrant pursuant to Rule
                                             424(b)(3) (ss. 230.424(b)(3) of
                                             this chapter) shall be deemed to be
                                             part of the registration statement
                                             as of the date the filed prospectus
                                             was deemed part of and included in
                                             the registration statement; and

                                    (B)      Each prospectus required to be
                                             filed pursuant to Rule 424(b)(2),
                                             (b)(5), or (b)(7) (ss.
                                             230.424(b)(2), (b)(5), or (b)(7) of
                                             this chapter) as part of a
                                             registration statement in reliance
                                             on Rule 430B relating to an
                                             offering made pursuant to Rule
                                             415(a)(1)(i), (vii), or (x)
                                             (ss. 230.415(a)(1)(i), (vii), or
                                             (x) of this chapter) for the
                                             purpose of providing the
                                             information required by section
                                             10(a) of the Securities Act of 1933
                                             shall be deemed to be part of and
                                             included in the registration
                                             statement as of the earlier of the
                                             date such form of prospectus is
                                             first used after effectiveness or
                                             the date of the first contract of
                                             sale of securities in the offering
                                             described in the prospectus. As
                                             provided in Rule 430B, for
                                             liability purposes of the issuer
                                             and any person that is at that date
                                             an underwriter, such date shall be
                                             deemed to be a new effective date
                                             of the registration statement
                                             relating to the securities in the
                                             registration statement to which
                                             that prospectus relates, and the
                                             offering of such securities at that
                                             time shall be deemed to be the
                                             initial bona fide offering thereof.
                                             Provided, however, that no
                                             statement made in a registration
                                             statement or prospectus that is
                                             part of the registration statement
                                             or made in a document incorporated
                                             or deemed incorporated by reference
                                             into the registration statement or
                                             prospectus that is part of the
                                             registration statement will, as to
                                             a purchaser with a time of contract
                                             of sale prior to such effective
                                             date, supersede or modify any
                                             statement that was made in the
                                             registration statement or
                                             prospectus that was part of the
                                             registration statement or made in
                                             any such document immediately prior
                                             to such effective date; or

                           (ii) If the registrant is subject to Rule 430C (ss. 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                  (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                           The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

                           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                           (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

         (d) The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (g)(1)   The undersigned registrant hereby undertakes as follows:
                  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (h) (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss. 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (i)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

         (k) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (l) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania on April 7, 2006.


                                             ATLAS AMERICA PUBLIC #15-2005 PROGRAM
                                             (Registrant)

                                             By:    Atlas Resources, LLC,
                                                    Managing General Partner


Jack L. Hollander, pursuant                  By:    /s/ Jack L. Hollander
to the Registration Statement, has                  -----------------------------------------
been granted Power of Attorney and is               Jack L. Hollander, Senior Vice President -
signing on behalf of the names shown                Direct Participation Programs
below, in the capacities indicated.

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                                                                Date
---------                     -----                                                                                ----
Freddie M. Kotek        President, Chief Executive Officer and Chairman of the Board of Directors             April 7, 2006
Frank P. Carolas        Executive Vice President - Land and Geology and a Director                            April 7, 2006
Jeffrey C. Simmons      Executive Vice President - Operations and a Director                                  April 7, 2006
Nancy J. McGurk         Senior Vice President, Chief Financial Officer and Chief Accounting Officer           April 7, 2006


      As filed with the Securities and Exchange Commission on April 7, 2006

                                                  Registration Number 333-127355
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------


                                    EXHIBITS
                                       TO
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                      ATLAS AMERICA PUBLIC #15-2005 PROGRAM
             (Exact name of Registrant as Specified in its Charter)

                     --------------------------------------

    JACK L. HOLLANDER, SENIOR VICE PRESIDENT - DIRECT PARTICIPATION PROGRAMS
                              ATLAS RESOURCES, LLC
               311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
                                 (412) 262-2830
            (Name, Address and Telephone Number of Agent for Service)

                     --------------------------------------

                                   Copies to:

       WALLACE W. KUNZMAN, JR., ESQ.           JACK L. HOLLANDER
       KUNZMAN & BOLLINGER, INC.               ATLAS RESOURCES, LLC
       5100 N. BROOKLINE, SUITE 600            311 ROUSER ROAD
       OKLAHOMA CITY, OKLAHOMA 73112           MOON TOWNSHIP, PENNSYLVANIA 15108

--------------------------------------------------------------------------------

                                  EXHIBIT INDEX

  Exhibit No.                                  Description
  -----------                                  -----------

    1(a)           Proposed form of Dealer-Manager Agreement with Anthem
                   Securities, Inc.**

    3(a)           Certificate of Organization of Atlas Resources, LLC

    3(b)           Operating Agreement of Atlas Resources, LLC

    4(a) Certificate of Limited Partnership for Atlas America Public #15-2005(A) L.P.*

    4(b) Certificate of Limited Partnership for Atlas America Public #15-2006(B) L.P.*

    4(c) Certificate of Limited Partnership for Atlas America Public #15-2006(C) L.P.*

    4(d) Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2006(B) L.P. [Form of Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public #15-2006(C) L.P.] (See Exhibit (A) to Prospectus)

    5 Opinion of Kunzman & Bollinger, Inc. as to the legality of the Units***

    8 Opinion of Kunzman & Bollinger, Inc. as to federal tax matters

    10(a)          Escrow Agreement for Atlas America Public #15-2005(A) L.P.**

    10(b) Form of Drilling and Operating Agreement for Atlas America Public #15-2006(B) L.P. [Atlas America Public #15-2006(C) L.P.] (See Exhibit (II) to the Form of Limited Partnership Agreement, Exhibit (A) to Prospectus)

    10(c) Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc.*

    10(d) Guaranty dated August 12, 2003 between First Energy Corp. and Atlas Resources, Inc. to Gas Purchase Agreement dated March 31, 1999 between Northeast Ohio Gas Marketing, Inc., and Atlas Energy Group, Inc., Atlas Resources, Inc., and Resource Energy, Inc.*

    10(e) Master Natural Gas Gathering Agreement dated February 2, 2000 among Atlas Pipeline Partners, L.P. and Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation*

    10(f) Omnibus Agreement dated February 2, 2000 among Atlas America, Inc., Resource Energy, Inc., and Viking Resources Corporation, and Atlas Pipeline Operating Partnership, L.P., and Atlas Pipeline Partners, L.P.*

    10(g) Natural Gas Gathering Agreement dated January 1, 2002 among Atlas Pipeline Partners, L.P., and Atlas Pipeline Operating Partnership, L.P. and Atlas Resources, Inc., and Atlas Energy Group, Inc. and Atlas Noble Corporation, and Resource Energy Inc., and Viking Resources Corporation*

    10(h) Base Contract for Sale and Purchase of Natural Gas dated November 13, 2002 Between UGI Energy Services, Inc. and Viking Resources Corp.*

    10(i) Guaranty dated June 1, 2004 between UGI Corporation and Viking Resources Corp.*

    10(j) Guaranty as of December 7, 2004 between FirstEnergy Corp. and Atlas Resources, Inc.*

    10(k) Confirmation of Gas Purchase and Sales Agreement dated November 17, 2004 between Atlas Resources, Inc. et. al. and First Energy Solutions Corp. for the period from April 1, 2006 through March 31, 2007 production/calendar periods*

    10(l) Transaction Confirmation dated December 14, 2004 between Atlas America, Inc. and UGI Energy Services, Inc. d/b/a GASMARK*

    10(m) Drilling and Operating Agreement Dated September 15, 2004 by and between Atlas America, Inc. and Knox Energy, LLC*

    10(n) Guaranty dated January 1, 2005 between UGI Corporation and Viking Resources Corp.*

  Exhibit No.                                  Description
  -----------                                  -----------

    10(o)          Escrow Agreement for Atlas America Public #15-2006(B) L.P.

    10(p)          Escrow Agreement for Atlas America Public #15-2006(C) L.P.

    23(a)          Consent of Independent Registered Public Accounting Firm

    23(b)          Consent of Kunzman & Bollinger, Inc. (See Exhibits 5 and 8)

    23(c)          Consent of Wright & Company, Inc.***

    23(d)          Consent of United Energy Development Consultants, Inc.***

    24             Power of Attorney

--------------------------
*   Previously filed in the Registration Statement dated August 9, 2005.
**  Previously filed in the Pre-Effective Amendment No. 1 dated October 3, 2005.

*** Previously filed in the Post-Effective Amendment No. 1 dated March 1, 2006.






                                       ii